                                             Filed Pursuant to Rule 424(b)(5)
                                             Registration File No. 333-130684-05
PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED MARCH 14, 2006)

                                  $781,803,100
                                  (APPROXIMATE)

                   MORGAN STANLEY MORTGAGE LOAN TRUST 2006-8AR
                                (ISSUING ENTITY)

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-8AR

                          MORGAN STANLEY CAPITAL I INC.
                                   (DEPOSITOR)

                      MORGAN STANLEY MORTGAGE CAPITAL INC.
                              (SPONSOR AND SELLER)

                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                                (MASTER SERVICER)

                                ----------------

MORGAN STANLEY MORTGAGE LOAN TRUST 2006-8AR IS ISSUING FORTY-TWO CLASSES OF
CERTIFICATES, BUT IS OFFERING ONLY THIRTY-THREE OF THESE CLASSES OF CERTIFICATES
THROUGH THIS PROSPECTUS SUPPLEMENT.

EACH CLASS OF CERTIFICATES WILL RECEIVE MONTHLY DISTRIBUTIONS OF INTEREST,
PRINCIPAL OR BOTH, COMMENCING JUNE 26, 2006.

-------------------------------------------------------------------------------
YOU SHOULD READ THE SECTION ENTITLED "RISK FACTORS" STARTING ON PAGE S-20 OF
THIS PROSPECTUS SUPPLEMENT AND PAGE 6 OF THE ACCOMPANYING PROSPECTUS AND
CONSIDER THESE FACTORS BEFORE MAKING A DECISION TO INVEST IN THE CERTIFICATES.

THE CERTIFICATES REPRESENT INTERESTS IN THE ASSETS OF THE ISSUING ENTITY ONLY
AND ARE NOT INTERESTS IN OR OBLIGATIONS OF ANY OTHER PERSON.

NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS WILL BE INSURED OR
GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALLY.

THIS PROSPECTUS SUPPLEMENT MAY BE USED TO OFFER AND SELL THE OFFERED
CERTIFICATES ONLY IF ACCOMPANIED BY THE PROSPECTUS.

--------------------------------------------------------------------------------

THE ASSETS OF THE ISSUING ENTITY--

o    THE ASSETS OF THE ISSUING ENTITY WILL CONSIST PRIMARILY OF ONE LOAN GROUP
     OF ADJUSTABLE-RATE AND HYBRID ADJUSTABLE-RATE MORTGAGE LOANS AND FIVE LOAN
     GROUPS OF HYBRID ADJUSTABLE-RATE MORTGAGE LOANS, ALL OF WHICH ARE SECURED
     BY FIRST-LIEN MORTGAGES ON RESIDENTIAL REAL PROPERTIES WITH ORIGINAL TERMS
     TO MATURITY OF UP TO 30 YEARS. THERE ARE ADJUSTABLE-RATE AND HYBRID
     ADJUSTABLE-RATE MORTGAGE LOANS IN LOAN GROUP 1, AND THERE ARE HYBRID
     ADJUSTABLE-RATE MORTGAGE LOANS IN LOAN GROUP 2, LOAN GROUP 3, LOAN GROUP 4,
     LOAN GROUP 5 AND LOAN GROUP 6.

THE CERTIFICATES--

o    THE CERTIFICATES WILL REPRESENT BENEFICIAL INTERESTS IN SPECIFIED ASSETS OF
     THE ISSUING ENTITY, AS DESCRIBED IN THIS PROSPECTUS SUPPLEMENT.

CREDIT ENHANCEMENT--

o    FOR THE CERTIFICATES RELATED TO LOAN GROUP 1 - SUBORDINATION, EXCESS
     INTEREST AND OVERCOLLATERALIZATION AS DESCRIBED IN THIS PROSPECTUS
     SUPPLEMENT.

o    FOR THE CERTIFICATES RELATED TO LOAN GROUP 2 AND LOAN GROUP 3 -
     SUBORDINATION AND CROSS-COLLATERALIZATION AS DESCRIBED IN THIS PROSPECTUS
     SUPPLEMENT.

o    FOR THE CERTIFICATES RELATED TO LOAN GROUP 4, LOAN GROUP 5 AND LOAN GROUP 6
     - SUBORDINATION AND CROSS-COLLATERALIZATION AS DESCRIBED IN THIS
     PROSPECTUS SUPPLEMENT.

INTEREST ENHANCEMENT--

o    FOR THE CERTIFICATES RELATED TO LOAN GROUP 1 - AN INTEREST RATE SWAP
     AGREEMENT AS DESCRIBED IN THIS PROSPECTUS SUPPLEMENT.

     THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS
HAVE NOT APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED IF
THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS TRUTHFUL OR
COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     MORGAN STANLEY CAPITAL I INC. WILL NOT LIST THE OFFERED CERTIFICATES ON
ANY SECURITIES EXCHANGES OR ON ANY AUTOMATED QUOTATION SYSTEM OF ANY SECURITIES
ASSOCIATION.

     THE CERTIFICATES OFFERED BY THIS PROSPECTUS SUPPLEMENT WILL BE PURCHASED
BY MORGAN STANLEY & CO. INCORPORATED AND OFFERED FROM TIME TO TIME TO THE
PUBLIC IN NEGOTIATED TRANSACTIONS OR OTHERWISE AT VARYING PRICES TO BE
DETERMINED AT THE TIME OF SALE. PROCEEDS TO THE DEPOSITOR FROM THE SALE OF THE
OFFERED CERTIFICATES ARE ANTICIPATED TO BE APPROXIMATELY 99.71% OF THE
PRINCIPAL BALANCE OF THESE CLASSES OF CERTIFICATES (EXCLUDING ACCRUED INTEREST)
BEFORE THE DEDUCTION OF EXPENSES PAYABLE BY THE DEPOSITOR, ESTIMATED TO BE
APPROXIMATELY $750,000. THE OFFERED CERTIFICATES, OTHER THAN THE CLASS A-R
CERTIFICATES, WILL BE AVAILABLE FOR DELIVERY TO INVESTORS IN BOOK-ENTRY FORM
THROUGH THE FACILITIES OF THE DEPOSITORY TRUST COMPANY, CLEARSTREAM, LUXEMBOURG
AND THE EUROCLEAR SYSTEM ON OR ABOUT MAY 31, 2006.

                                ----------------

                                 MORGAN STANLEY

May 25, 2006

   IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT
                         AND THE ACCOMPANYING PROSPECTUS

          We provide information to you about the certificates in two separate documents that provide more detail in progression: (1) the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates, and (2) this prospectus supplement, which describes the specific terms of your series of certificates. IF THE ACCOMPANYING
PROSPECTUS CONTEMPLATES MULTIPLE OPTIONS, YOU SHOULD RELY ON THE INFORMATION IN
THIS PROSPECTUS SUPPLEMENT AS TO THE APPLICABLE OPTION.

          You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

          We are not offering the Mortgage Pass-Through Certificates, Series
2006-8AR in any state or other jurisdiction where the offer is not permitted.

          For 90 days following the date of this prospectus supplement, all dealers selling certificates will deliver a prospectus supplement and prospectus. This requirement is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters of the certificates with respect to their unsold allotments or subscriptions.

          We cannot sell the certificates to you unless you have received both this prospectus supplement and the accompanying prospectus.

          We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further information concerning a particular topic. The table of contents in this prospectus supplement and the table of contents in the accompanying prospectus provide the pages on which these captions are located.

          Some of the terms used in this prospectus supplement are capitalized.
These capitalized terms have specified definitions, which can be located using the "Index of Certain Definitions" at the end of this prospectus supplement.

          In this prospectus supplement, the terms "depositor," "we," "us" and
"our" refer to Morgan Stanley Capital I Inc.

          Morgan Stanley Capital I Inc.'s principal offices are located at 1585
Broadway, New York, New York 10036, and its phone number is (212) 761-4000.

                             EUROPEAN ECONOMIC AREA

          In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "RELEVANT MEMBER STATE"), the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member
State (the "RELEVANT IMPLEMENTATION DATE") it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the
Prospectus Directive, except that it may, with effect from and including the
Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

          (a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

                                      iii

          (b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than
(euro)50,000,000, as shown in its last annual or consolidated accounts; or

          (c) in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

          For the purposes of this provision, the expression an "offer of certificates to the public" in relation to any certificates in any Relevant
Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the
Prospectus Directive in that Member State and the expression "PROSPECTUS
DIRECTIVE" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                       iv

                        THE SERIES 2006-8AR CERTIFICATES

                                                                                                  INITIAL RATING OF
                           INITIAL                                                   INTEREST   THE CERTIFICATES (2)
                          PRINCIPAL    PASS-THROUGH    PRINCIPAL                      ACCRUAL   --------------------
       CLASS             BALANCE(1)        RATE          TYPES      ACCRUAL PERIOD  CONVENTION       S&P  MOODY'S
----------------------  ------------  -------------  -------------  --------------  ----------      ----  -------

OFFERED CERTIFICATES

Class 1-A-1...........  $ 50,000,000  Floating Rate  Senior         Distribution    Actual/360       AAA    Aaa
                                         (3), (4)                   Date to         (6)
                                                                    Distribution
                                                                    Date (5)

Class 1-A-2...........  $ 97,317,000  Floating Rate  Senior,        Distribution    Actual/360       AAA     Aaa
                                         (3), (7)    Sequential     Date to         (6)
                                                                    Distribution
                                                                    Date (5)

Class 1-A-3...........  $ 43,781,000  Floating Rate  Senior,        Distribution    Actual/360       AAA     Aaa
                                         (3), (8)    Sequential     Date to         (6)
                                                                    Distribution
                                                                    Date (5)

Class 1-A-4...........  $ 20,400,000  Floating Rate  Senior,        Distribution    Actual/360       AAA     Aaa
                                         (3), (9)    Sequential     Date to         (6)
                                                                    Distribution
                                                                    Date (5)

Class 1-A-5...........  $  2,311,000  Floating Rate  Senior,        Distribution    Actual/360       AAA     Aaa
                                        (3), (10)    Sequential     Date to         (6)
                                                                    Distribution
                                                                    Date (5)

Class 2-A-1...........  $ 35,238,000  Variable (11)  Senior,        Calendar month  30/360 (13)      AAA     Aaa
                                                     Pass-Through,  (12)
                                                     Super Senior

Class 2-A-2...........  $  3,106,000  Variable (11)  Senior,        Calendar month  30/360 (13)      AAA     Aa1
                                                     Pass-Through,  (12)
                                                     Support

Class 3-A.............  $ 94,740,000  Variable (14)  Senior,        Calendar month  30/360 (13)      AAA     Aaa
                                                     Pass-Through   (12)

Class 4-A-1...........  $ 58,109,000  Variable (15)  Senior,        Calendar month  30/360 (13)      AAA     Aaa
                                                     Pass-Through,  (12)
                                                     Super Senior

Class 4-A-2...........  $  3,285,000  Variable (15)  Senior,        Calendar month  30/360 (13)      AAA     Aa1
                                                     Pass-Through,  (12)
                                                     Support

Class 5-A-1...........  $ 50,000,000  Variable (16)  Senior,        Calendar month  30/360 (13)      AAA     Aaa
                                                     Pass-Through   (12)

Class 5-A-2...........  $ 54,700,000  Variable (16)  Senior,        Calendar month  30/360 (13)      AAA     Aaa
                                                     Sequential,    (12)
                                                     Super Senior

Class 5-A-3...........  $ 15,300,000  Variable (16)  Senior,        Calendar month  30/360 (13)      AAA     Aaa
                                                     Sequential,    (12)
                                                     Super Senior

Class 5-A-4...........  $140,935,000  Variable (16)  Senior,        Calendar month  30/360 (13)      AAA     Aaa
                                                     Pass-Through,  (12)
                                                     Super Senior

Class 5-A-5...........  $ 11,923,000  Variable (16)  Senior,        Calendar month  30/360 (13)      AAA     Aa1
                                                     Pass-Through,  (12)
                                                     Support

Class 6-A-1...........  $ 57,074,000  Variable (17)  Senior,        Calendar month  30/360 (13)      AAA     Aaa
                                                     Pass-Through,  (12)
                                                     Super Senior

Class 6-A-2...........  $  3,227,000  Variable (17)  Senior,        Calendar month  30/360 (13)      AAA     Aa1
                                                     Pass-Through,  (12)
                                                     Support

Class 1-M-1...........  $  2,878,000  Floating Rate  Subordinate    Distribution    Actual/360       AA+     Aa1
                                        (3), (18)                   Date to         (6)
                                                                    Distribution
                                                                    Date (5)

Class 1-M-2...........  $  2,993,000  Floating Rate  Subordinate    Distribution    Actual/360       AA+     Aa2
                                        (3), (19)                   Date to         (6)
                                                                    Distribution
                                                                    Date (5)

Class 1-M-3...........  $  1,612,000  Floating Rate  Subordinate    Distribution    Actual/360       AA+     Aa3
                                        (3), (20)                   Date to         (6)
                                                                    Distribution
                                                                    Date (5)

                                        v

                                                                                                  INITIAL RATING OF
                           INITIAL                                                   INTEREST   THE CERTIFICATES (2)
                          PRINCIPAL    PASS-THROUGH    PRINCIPAL                      ACCRUAL   --------------------
       CLASS             BALANCE(1)        RATE          TYPES      ACCRUAL PERIOD  CONVENTION       S&P  MOODY'S
----------------------  ------------  -------------  -------------  --------------  ----------      ----  -------

Class 1-M-4...........  $  1,612,000  Floating Rate  Subordinate    Distribution    Actual/360       AA       A1
                                        (3), (21)                   Date to         (6)
                                                                    Distribution
                                                                    Date (5)

Class 1-M-5...........  $  1,152,000  Floating Rate  Subordinate    Distribution    Actual/360       AA-      A2
                                       (3), (22)                    Date to         (6)
                                                                    Distribution
                                                                    Date (5)

Class 1-M-6...........  $  1,151,000  Floating Rate  Subordinate    Distribution    Actual/360        A+      A3
                                       (3), (23)                    Date to         (6)
                                                                    Distribution
                                                                    Date (5)

Class 1-B-1...........  $    806,000  Floating Rate  Subordinate    Distribution    Actual/360        A     Baa1
                                        (3), (24)                   Date to         (6)
                                                                    Distribution
                                                                    Date (5)

Class 1-B-2...........  $    806,000  Floating Rate  Subordinate    Distribution    Actual/360        A-     Baa2
                                        (3), (25)                   Date to         (6)
                                                                    Distribution
                                                                    Date (5)

Class 1-B-3...........  $  1,150,000  Floating Rate  Subordinate    Distribution    Actual/360      BBB+    Baa3
                                        (3), (26)                   Date to         (6)
                                                                    Distribution
                                                                    Date (5)

Class II-B-1..........  $  3,693,000  Variable (27)  Subordinate    Calendar month  30/360 (13)      AA      Aa2
                                                                    (12)

Class II-B-2..........  $  2,824,000  Variable (27)  Subordinate    Calendar month  30/360 (13)       A       A2
                                                                    (12)

Class II-B-3..........  $  2,172,000  Variable (27)  Subordinate    Calendar month  30/360 (13)      BBB    Baa2
                                                                    (12)

Class III-B-1.........  $ 11,464,000  Variable (28)  Subordinate    Calendar month  30/360 (13)      AA     (31)
                                                                    (12)

Class III-B-2.........  $  3,960,000  Variable (28)  Subordinate    Calendar month  30/360 (13)      A      (31)
                                                                    (12)

Class III-B-3.........  $  2,084,000  Variable (28)  Subordinate    Calendar month  30/360 (13)      BBB    (31)
                                                                    (12)

Class A-R.............  $        100  Variable (11)  Senior,        Calendar month  30/360 (13)      AAA     Aaa
                                                     Residual       (12)

NON-OFFERED CERTIFICATES

Class OC..............           (29)      N/A       Subordinate    N/A             N/A             (31)    (31)

Class II-B-4..........  $  1,375,000  Variable (27)  Subordinate    Calendar month  30/360 (13)      BB     (31)
                                                                    (12)

Class II-B-5..........  $  1,014,000  Variable (27)  Subordinate    Calendar month  30/360 (13)       B     (31)
                                                                    (12)

Class II-B-6..........  $    652,471   Variable (27) Subordinate    Calendar month  30/360 (13)     (31)    (31)
                                                                    (12)

Class III-B-4.........  $  2,084,000  Variable (28)  Subordinate    Calendar month  30/360 (13)      BB     (31)
                                                                    (12)

Class III-B-5.........  $  1,668,000  Variable (28)  Subordinate    Calendar month  30/360 (13)       B     (31)
                                                                    (12)

Class III-B-6.........  $  1,042,474  Variable (28)  Subordinate    Calendar month  30/360 (13)     (31)    (31)
                                                                    (12)

Class P-1.............  $      1,000       N/A (30)         N/A     N/A             N/A             (31)    (31)
Class P-2.............  $      1,000       N/A (30)         N/A     N/A             N/A             (31)    (31)

(1)  Approximate, subject to adjustment as described in this prospectus supplement.

(2)  A description of the ratings of the offered certificates is set forth under the heading "Ratings" in this prospectus supplement. The ratings of the group 1 certificates do not address the likelihood that any prepayment interest shortfalls, relief act interest shortfalls, or basis risk carry forward amounts, each as described in this prospectus supplement, will be paid to certificateholders.

(3)  The pass-through rate for each class of group 1 certificates will be subject to the weighted average adjusted net rate of the group 1 mortgage loans, minus any net payments payable to the swap counterparty (the "Net
     WAC Cap") as described in this prospectus supplement under "Description of the Certificates--The Group 1 Certificates--Glossary" and "--Interest
     Distributions on the Group 1 Certificates." The "Optional Termination Date"
     for the group 1 certificates is the first distribution date on which the aggregate stated principal balance of the group 1 mortgage loans is less than or equal to 10% of the aggregate stated principal balance of the group
     1 mortgage loans as of the cut-off date.

                                       vi

(4)  The pass-through rate for the Class 1-A-1 Certificates for the interest accrual period related to any distribution date on or prior to the first related Optional Termination Date will be a per annum rate equal to the lesser of (i) one-month LIBOR + 0.16% and (ii) the Net WAC Cap. Beginning with the interest accrual period related to the distribution date immediately following the first related Optional Termination Date, the pass-through rate for the Class 1-A-1 Certificates will be a per annum rate equal to the lesser of (i) one-month LIBOR + 0.32% and (ii) the Net WAC
     Cap.

(5)  For the June 2006 distribution date, the interest accrual period for this class of certificates will be the period commencing on the closing date and ending on the day immediately preceding that distribution date. For any distribution date thereafter, the interest accrual period for this class of certificates will be the period commencing on the distribution date in the prior calendar month and ending on the day immediately preceding that distribution date.

(6)  Interest will accrue on this class of certificates at the rate described in this table on the basis of a 360 day year and the actual number of days that elapsed in the related interest accrual period.

(7)  The pass-through rate for the Class 1-A-2 Certificates for the interest accrual period related to any distribution date on or prior to the first related Optional Termination Date will be a per annum rate equal to the lesser of (i) one-month LIBOR + 0.07% and (ii) the Net WAC Cap. Beginning with the interest accrual period related to the distribution date immediately following the first related Optional Termination Date, the pass-through rate for the Class 1-A-2 Certificates will be a per annum rate equal to the lesser of (i) one-month LIBOR + 0.14% and (ii) the Net WAC
     Cap.

(8)  The pass-through rate for the Class 1-A-3 Certificates for the interest accrual period related to any distribution date on or prior to the first related Optional Termination Date will be a per annum rate equal to the lesser of (i) one-month LIBOR + 0.16% and (ii) the Net WAC Cap. Beginning with the interest accrual period related to the distribution date immediately following the first related Optional Termination Date, the pass-through rate for the Class 1-A-3 Certificates will be a per annum rate equal to the lesser of (i) one-month LIBOR + 0.32% and (ii) the Net WAC
     Cap.

(9)  The pass-through rate for the Class 1-A-4 Certificates for the interest accrual period related to any distribution date on or prior to the first related Optional Termination Date will be a per annum rate equal to the lesser of (i) one-month LIBOR + 0.25% and (ii) the Net WAC Cap. Beginning with the interest accrual period related to the distribution date immediately following the first related Optional Termination Date, the pass-through rate for the Class 1-A-4 Certificates will be a per annum rate equal to the lesser of (i) one-month LIBOR + 0.50% and (ii) the Net WAC
     Cap.

(10) The pass-through rate for the Class 1-A-5 Certificates for the interest accrual period related to any distribution date on or prior to the first related Optional Termination Date will be a per annum rate equal to the lesser of (i) one-month LIBOR + 0.29% and (ii) the Net WAC Cap. Beginning with the interest accrual period related to the distribution date immediately following the first related Optional Termination Date, the pass-through rate for the Class 1-A-5 Certificates will be a per annum rate equal to the lesser of (i) one-month LIBOR + 0.58% and (ii) the Net WAC
     Cap.

(11) The pass-through rate for the Class 2-A-1, Class 2-A-2 and Class A-R
     Certificates for any distribution date will be a per annum rate equal to the weighted average net mortgage rate on the group 2 mortgage loans. The pass-through rate for the Class 2-A-1, Class 2-A-2 and Class A-R
     Certificates for the first distribution date will be a per annum rate of approximately 6.29849%.

(12) The interest accrual period for this class of certificates and any distribution date will be the calendar month before the month of that distribution date.

(13) Interest will accrue for this class of certificates at the rate described in this table on the basis of a 360 day year divided into twelve 30 day months.

(14) The pass-through rate for the Class 3-A Certificates for any distribution date will be a per annum rate equal to the weighted average net mortgage rate on the group 3 mortgage loans. The pass-through rate for the Class 3-A
     Certificates for the first distribution date will be a per annum rate of approximately 6.48683%.

(15) The pass-through rate for the Class 4-A-1 and Class 4-A-2 Certificates for any distribution date will be a per annum rate equal to the weighted average net mortgage rate on the group 4 mortgage loans. The pass-through rate for the Class 4-A-1 and Class 4-A-2 Certificates for the first distribution date will be a per annum rate of approximately 5.45151%.

(16) The pass-through rate for the Class 5-A-1, Class 5-A-2, Class 5-A-3, Class
     5-A-4 and Class 5-A-5 Certificates for any distribution date will be a per annum rate equal to the weighted average net mortgage rate on the group 5 mortgage loans. The pass-through rate for the Class 5-A-1, Class 5-A-2,
     Class 5-A-3, Class 5-A-4 and Class 5-A-5 Certificates for the first distribution date will be a per annum rate of approximately 5.43980%.

(17) The pass-through rate for the Class 6-A-1 and Class 6-A-2 Certificates for any distribution date will be a per annum rate equal to the weighted average net mortgage rate on the group 6 mortgage loans. The pass-through rate for the Class 6-A-1 and Class 6-A-2 Certificates for the first distribution date will be a per annum rate of approximately 5.63665%.

(18) The pass-through rate for the Class 1-M-1 Certificates for the interest accrual period related to any distribution date on or prior to the first related Optional Termination Date will be a per annum rate equal to the lesser of (i) one-month LIBOR + 0.290% and (ii) the Net WAC Cap. Beginning with the interest accrual period related to the distribution date immediately following the first related Optional Termination Date, the pass-through rate for the Class 1-M-1 Certificates will be a per annum rate equal to the lesser of (i) one-month LIBOR + 0.435% and (ii) the Net WAC
     Cap.

(19) The pass-through rate for the Class 1-M-2 Certificates for the interest accrual period related to any distribution date on or prior to the first related Optional Termination Date will be a per annum rate equal to the lesser of (i) one-month LIBOR + 0.310% and (ii) the Net WAC Cap. Beginning with the interest accrual period related to the distribution date immediately following the first related Optional

                                       vii

     Termination Date, the pass-through rate for the Class 1-M-2 Certificates will be a per annum rate equal to the lesser of (i) one-month LIBOR +
     0.465% and (ii) the Net WAC Cap.

(20) The pass-through rate for the Class 1-M-3 Certificates for the interest accrual period related to any distribution date on or prior to the first related Optional Termination Date will be a per annum rate equal to the lesser of (i) one-month LIBOR + 0.330% and (ii) the Net WAC Cap. Beginning with the interest accrual period related to the distribution date immediately following the first related Optional Termination Date, the pass-through rate for the Class 1-M-3 Certificates will be a per annum rate equal to the lesser of (i) one-month LIBOR + 0.495% and (ii) the Net WAC
     Cap.

(21) The pass-through rate for the Class 1-M-4 Certificates for the interest accrual period related to any distribution date on or prior to the first related Optional Termination Date will be a per annum rate equal to the lesser of (i) one-month LIBOR + 0.350% and (ii) the Net WAC Cap. Beginning with the interest accrual period related to the distribution date immediately following the first related Optional Termination Date, the pass-through rate for the Class 1-M-4 Certificates will be a per annum rate equal to the lesser of (i) one-month LIBOR + 0.525% and (ii) the Net WAC
     Cap.

(22) The pass-through rate for the Class 1-M-5 Certificates for the interest accrual period related to any distribution date on or prior to the first related Optional Termination Date will be a per annum rate equal to the lesser of (i) one-month LIBOR + 0.380% and (ii) the Net WAC Cap. Beginning with the interest accrual period related to the distribution date immediately following the first related Optional Termination Date, the pass-through rate for the Class 1-M-5 Certificates will be a per annum rate equal to the lesser of (i) one-month LIBOR + 0.570% and (ii) the Net WAC
     Cap.

(23) The pass-through rate for the Class 1-M-6 Certificates for the interest accrual period related to any distribution date on or prior to the first related Optional Termination Date will be a per annum rate equal to the lesser of (i) one-month LIBOR + 0.460% and (ii) the Net WAC Cap. Beginning with the interest accrual period related to the distribution date immediately following the first related Optional Termination Date, the pass-through rate for the Class 1-M-6 Certificates will be a per annum rate equal to the lesser of (i) one-month LIBOR + 0.690% and (ii) the Net WAC
     Cap.

(24) The pass-through rate for the Class 1-B-1 Certificates for the interest accrual period related to any distribution date on or prior to the first related Optional Termination Date will be a per annum rate equal to the lesser of (i) one-month LIBOR + 0.850% and (ii) the Net WAC Cap. Beginning with the interest accrual period related to the distribution date immediately following the first related Optional Termination Date, the pass-through rate for the Class 1-B-1 Certificates will be a per annum rate equal to the lesser of (i) one-month LIBOR + 1.275% and (ii) the Net WAC
     Cap.

(25) The pass-through rate for the Class 1-B-2 Certificates for the interest accrual period related to any distribution date on or prior to the first related Optional Termination Date will be a per annum rate equal to the lesser of (i) one-month LIBOR + 1.050% and (ii) the Net WAC Cap. Beginning with the interest accrual period related to the distribution date immediately following the first related Optional Termination Date, the pass-through rate for the Class 1-B-2 Certificates will be a per annum rate equal to the lesser of (i) one-month LIBOR + 1.575% and (ii) the Net WAC
     Cap.

(26) The pass-through rate for the Class 1-B-3 Certificates for the interest accrual period related to any distribution date on or prior to the first related Optional Termination Date will be a per annum rate equal to the lesser of (i) one-month LIBOR + 1.870% and (ii) the Net WAC Cap. Beginning with the interest accrual period related to the distribution date immediately following the first related Optional Termination Date, the pass-through rate for the Class 1-B-3 Certificates will be a per annum rate equal to the lesser of (i) one-month LIBOR + 2.805% and (ii) the Net WAC
     Cap.

(27) The pass-through rate for each class of aggregate group II subordinated certificates for any distribution date will be a per annum rate equal to the sum of: (1) the weighted average net mortgage rate on the group 2 mortgage loans multiplied by the excess of the aggregate stated principal balance of the group 2 mortgage loans as of the due date in the month preceding the month of that distribution date (after giving effect to prepayments received in the prepayment period related to such prior due date) over the aggregate of the class principal balances of the group 2 certificates immediately prior to that distribution date and (2) the weighted average net mortgage rate on the group 3 mortgage loans multiplied by the excess of the aggregate stated principal balance of the group 3 mortgage loans as of the due date in the month preceding the month of that distribution date (after giving effect to prepayments received in the prepayment period related to such prior due date) over the aggregate of the class principal balances of the group 3 certificates immediately prior to that distribution date; divided by the aggregate of the class principal balances of the aggregate group II subordinated certificates immediately prior to that distribution date. The pass-through rate for each class of aggregate group II subordinated certificates for the first distribution date will be a per annum rate of approximately 6.43256%.

(28) The pass-through rate for each class of aggregate group III subordinated certificates for any distribution date will be a per annum rate equal to the sum of: (1) the weighted average net mortgage rate on the group 4 mortgage loans multiplied by the excess of the aggregate stated principal balance of the group 4 mortgage loans as of the due date in the month preceding the month of that distribution date (after giving effect to prepayments received in the prepayment period related to such prior due date) over the aggregate of the class principal balances of the group 4 certificates immediately prior to that distribution date, (2) the weighted average net mortgage rate on the group 5 mortgage loans multiplied by the excess of the aggregate stated principal balance of the group 5 mortgage loans as of the due date in the month preceding the month of that distribution date (after giving effect to prepayments received in the prepayment period related to such prior due date) over the aggregate of the class principal balances of the group 5 certificates immediately prior to that distribution date, and (3) the weighted average net mortgage rate on the group 6 mortgage loans multiplied by the excess of the aggregate stated
     principal balance of the group 6 mortgage loans as of the due date in the month preceding the month of that distribution date (after giving effect to prepayments received in the prepayment period related to such prior due date) over the aggregate of the class principal balances of the group 6 certificates immediately prior to that distribution date; divided by the aggregate of the class principal balances of the aggregate group III subordinated certificates immediately prior to that distribution date. The pass-through rate for each class of aggregate group III subordinated certificates for the first distribution date will be a per annum rate of approximately 5.47171%.

                                      viii

(29) The class principal balance of the Class OC Certificates for any distribution date will be equal to the aggregate stated principal balance of the group 1 mortgage loans minus the aggregate of the class principal balance of the group 1 certificates as of that distribution date. As of the closing date, the class principal balance of the Class OC Certificates is expected to equal approximately $2,304,584. The Class OC Certificates are not entitled to receive any distributions of interest.

(30) The Class P-1 and Class P-2 Certificates will receive all payments in respect of prepayment penalties on the mortgage loans in loan group 1 and aggregate loan group II, respectively, and are not entitled to receive any distributions of interest.

(31) The depositor has not requested that this class of certificates be rated by this rating agency.

                                       ix

                          TRANSACTION PARTIES OVERVIEW

The  following  diagram   illustrates  the  various  parties  involved  in  this
transaction and their respective functions:

       ---------------------      ----------------      ------------------------
       Morgan Stanley Credit      Wachovia Mortgage     Originators of less than
               Corp.                Corporation           10% of the Mortgage
           (Originator)             (Originator)          Loans by Loan Group
       ---------------------      ----------------      ------------------------
                |                         |                        |
                ----------------------------------------------------
                                          |   |
                           Mortgage Loans |   |
                                          |   | $
                         ------------------------------------
                         Morgan Stanley Mortgage Capital Inc.
                               (Originator and Sponsor)
                         ------------------------------------
                                            |
                                            |
                                   Mortgage |                                                -----------------
----------------------                Loans |                                                Wells Fargo Bank,
Morgan Stanley Capital                      |                                                     National
    Services Inc.           ------------------------------                            |------   Association
        (Swap                Morgan Stanley Capital I Inc.                            |         (Custodian)
    Counterparty)                     (Depositor)                                     |       ----------------
----------------------       -----------------------------                            |
                |                        |                  |                         |        --------------
Net Swap        |Net Swap                | Mortgage Loans   |Certificates             |        LaSalle Bank
Receipts to the |Payments                |                  |                         |           National
Group 1         |to the Swap             |                  |                         |------   Association
Certificates    |Counterparty            |                  |             Custody of  |            (Custodian)
                |            -------------------------------------------- mortgage    |        ---------------
                |----------- Morgan Stanley Mortgage Loan Trust 2006-8 AR loan files  |
                                          (Issuing Entity)                ----------- |         -----------------
                                 LaSalle Bank National Association                    |         J.P. Morgan Trust
                       |----                 (Trustee)                                |------     Company, N.A.
                       |     --------------------------------------------             |            (Custodian)
                       |                 |                  |                         |         -----------------
  Master Servicer pays |     Master      |                  | Master Servicing                        |
    Trustee fee out of |     Servicing   |                  | and Securities          | Master Servicer pays
      master servicing |     Compensation|                  | Administration          | Custodians fees out of
          compensation |    ------------------------------------------------          | master servicing
                       |-----             Wells Fargo Bank, N.A.             ---------| compensation
                              (Master Servicer and Securities Administrator)
                              ----------------------------------------------

          Servicing Fee           |                                    |
          (payable out of         |                                    |
          interest paid on        |                                    |     Primary Mortgage
          the mortgage loans)     |                                    |     Loan Servicing
      --------------------------------------------------------------------------------
      |                   |                 |                   |                     |
-------------   -------------------   --------------   ---------------------   -----------------
GMAC Mortgage      American Home      The Hemisphere   Morgan Stanley Credit   Wachovia Mortgage
 Corporation    Mortgage Servicing,   National Bank       Corp. (Servicer)        Corporation
  (Servicer)      Inc. (Servicer)       (Servicer)                                 (Servicer)
-------------   -------------------   --------------   ---------------------    ----------------

                              PROSPECTUS SUPPLEMENT

   There Are Risks Involving Unpredictability of Prepayments
      and the Effect of Prepayments on Yields ..........................   S-25
   Your Yield Will Be Affected By The Interest-Only Feature Of
      Some Of The Mortgage Loans .......................................   S-26
   Your Yield May Be Affected By Changes In Interest Rates .............   S-27
   Your Yield Will Be Affected By How Mortgage Loan Interest
      Rate Adjustments Are Limited .....................................   S-27
   The Pass-Through Rates on the Group 1 Certificates Are
      Subject to a Weighted Average Net Rate Cap and Are

   Payments in Full of a Balloon Loan Depend on the Borrower's
      Ability to Refinance the Balloon Loan or Sell the
      Mortgaged Property ...............................................   S-29
   Inadequacy of Value of Properties Could Affect Severity of Losses ...   S-30
   Bankruptcy of Borrowers May Adversely Affect Distributions on the
      Certificates .....................................................   S-30
   There Are Risks in Holding Subordinated Certificates ................   S-30
   Excess Interest from the Group 1 Mortgage Loans May Not Provide
      Adequate Credit Enhancement to the Group 1 Certificates ..........   S-32
   Geographic Concentration Could Increase Losses on The
      Mortgage Loans ...................................................   S-32
   Hurricane Katrina And Its Aftermath May Pose Special Risks ..........   S-33
   Cross-Collateralization Among the Mortgage Loans in Aggregate Loan
      Group II and Among the Mortgage Loans in Aggregate Loan
      Group III.........................................................   S-33
   Recourse on Defective Mortgage Loans Is Limited; Limited Recourse ...   S-34
   Bankruptcy or Insolvency May Affect the Timing and Amount of
      Distributions on the Certificates ................................   S-34
   You Could be Adversely Affected by Violations of Consumer
      Protection Laws ..................................................   S-35
   Failure of Servicers and Master Servicer to Perform May
      Adversely Affect Distributions on Certificates ...................   S-35
   The Servicing Compensation May Be Insufficient To Engage
      Replacement Servicers or Master Servicer .........................   S-36
   Your Yield May be Affected if There is a Transfer of
      Servicing of Certain Mortgage Loans ..............................   S-36
   Limited Liquidity May Adversely Affect Market Value of
      Certificates .....................................................   S-36
   Rights of Beneficial Owners May Be Limited by

   Assignment of the Mortgage Loans; Representations and

   Servicing Compensation and Payment of Expenses; Master
      Servicing Compensation; Administrative Fees ......................   S-108
   Adjustment to Servicing Fees in Connection with Certain
      Prepaid Mortgage Loans ...........................................   S-112

                                       xi

   Resignation of the Master Servicer or a Servicer;
      Assignment and Merger ............................................   S-114
   Eligibility Requirements for Trustee and Securities
      Administrator; Resignation and Removal of Trustee or

   Forms and Denominations of Offered Certificates;

   Net Monthly Excess Cashflow and Overcollateralization

   Subordination and Allocation of Losses on the Group 1 Certificates ..   S-153
   The Aggregate Group II Certificates and Aggregate Group III
      Certificates -Priority of Distributions ..........................   S-154
   Interest Distributions on the Aggregate Group II Certificates
      and the Aggregate Group III Certificates .........................   S-155
   Principal Distributions on the Aggregate Group II Certificates

   Aggregate Group II Certificates and Aggregate Group III
      Certificates Glossary ............................................   S-161
   Allocation of Losses on the Aggregate Group II Certificates
      and the Aggregate Group III Certificates .........................   S-169
   Allocation of Subsequent Recoveries to the Aggregate Group II
      Certificates and Aggregate Group III Certificates ................   S-171
   Credit Enhancement for the Aggregate Group II Certificates

   Auction and Optional Termination of the Group 1 Certificates
      and Optional Termination of the Aggregate Group II and

   Certain Matters Regarding the Depositor, the Master
      Servicer, the Securities Administrator, the Servicers,

                                       xii

   Hypothetical Available Funds and Supplemental Interest

ANNEX I  GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION
   PROCEDURES...........................................................   I-1
ANNEX II  SWAP AGREEMENT SCHEDULE FOR THE GROUP 1 CERTIFICATES .........   II-1

                                      xiii

                                   PROSPECTUS

   Indices Applicable to Floating Rate and Inverse Floating

                                       xiv

   Tax Related Restrictions on Transfers of REMIC Residual

                                       xv

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

--------------------------------------------------------------------------------

                                     SUMMARY

          THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND
DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING AN
INVESTMENT DECISION. TO UNDERSTAND THE TERMS OF THE OFFERING OF THE OFFERED
CERTIFICATES, YOU SHOULD READ CAREFULLY THIS ENTIRE DOCUMENT AND THE
ACCOMPANYING PROSPECTUS.

          WHILE THIS SUMMARY CONTAINS AN OVERVIEW OF CERTAIN CALCULATIONS,
DISTRIBUTION PRIORITIES AND OTHER INFORMATION TO AID YOUR UNDERSTANDING, YOU
SHOULD CAREFULLY READ THE FULL DESCRIPTIONS OF THE CALCULATIONS, DISTRIBUTION
PRIORITIES AND OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE
PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION.

RELEVANT PARTIES

                                 See "Transaction Parties Overview" in this
                                 prospectus supplement for a diagram that
                                 illustrates the various parties involved in the
                                 transaction and their functions.

   Issuing Entity.............   Morgan Stanley Mortgage Loan Trust 2006-8AR.
                                 The issuing entity will be established under a
                                 pooling and servicing agreement, dated as of
                                 the cut-off date, among Morgan Stanley Capital
                                 I Inc., as depositor, Morgan Stanley Mortgage
                                 Capital Inc., as seller, Wells Fargo Bank,
                                 National Association, as master servicer and
                                 securities administrator, and LaSalle Bank
                                 National Association, as trustee. The issuing
                                 entity will be a common law trust formed under
                                 the laws of the State of New York.

   Depositor..................   Morgan Stanley Capital I Inc., a Delaware
                                 corporation. The depositor's address is 1585
                                 Broadway, New York, New York 10036, telephone
                                 number (212) 761-4000. See "The Depositor" in
                                 this prospectus supplement and in the
                                 accompanying prospectus.

   Sponsor and Seller.........   Morgan Stanley Mortgage Capital Inc., a New
                                 York corporation. The sponsor and seller is an
                                 affiliate of the depositor, of Morgan Stanley &
                                 Co. Incorporated, the underwriter, of Morgan
                                 Stanley Credit Corporation, an originator and
                                 servicer, and of the swap counterparty. The
                                 sponsor's and seller's address is 1221 Avenue
                                 of the Americas, New York, New York 10020. See
                                 "Description of the Mortgage Loans--Assignment
                                 of the Mortgage Loans; Representations and
                                 Warranties Relating to the Mortgage Loans" and
                                 "The Sponsor" in this prospectus supplement.

   Master Servicer,
      Securities Administrator
      and Auction
      Administrator...........   Wells Fargo Bank, National Association, a
                                 national banking association will act as master
                                 servicer, securities administrator, and in its
                                 capacity as securities administrator, as
                                 auction administrator under the pooling and
                                 servicing agreement. Wells Fargo's offices are
                                 located at Sixth Street and Marquette Avenue,
                                 Minneapolis, Minnesota 55479 for certificate
                                 transfer purposes, and for all other purposes
                                 at 9062 Old Annapolis Road, Columbia, Maryland,
                                 21045. See "Servicing of the Mortgage Loans"
                                 and "The Master Servicer and Securities
                                 Administrator" in this prospectus supplement.

--------------------------------------------------------------------------------

                                      S-1

--------------------------------------------------------------------------------

   Originators................   The sponsor previously acquired the mortgage
                                 loans from various qualified correspondent
                                 lenders, other mortgage loan sellers who
                                 originated less than 10% of the mortgage loans
                                 and the following originators, each of which
                                 originated 10% or more of the mortgage loans in
                                 one or more of the loan groups:

                                 o    Morgan Stanley Credit Corp.
                                      2500 Lake Cook Road
                                      Riverwoods, Illinois 60015

                                 See "Description of the Mortgage
                                 Loans--Underwriting Standards--Morgan Stanley
                                 Credit Corp." in this prospectus supplement.

                                 o    Wachovia Mortgage Corporation
                                      1100 Corporate Center Drive
                                      Raleigh, North Carolina  27607

                                 On the closing date, the sponsor will sell all
                                 of its interest in the mortgage loans (other
                                 than the servicing rights on the mortgage loans
                                 serviced by GMAC Mortgage Corporation) to the
                                 depositor.

   Servicers..................   The following entities will initially act as
                                 the direct servicers of the mortgage loans:

                                 o    GMAC Mortgage Corporation
                                      100 Witmer Road
                                      Horsham, Pennsylvania 19044

                                 See "The Servicers--GMAC Mortgage Corporation"
                                 in this prospectus supplement.

                                 o    Morgan Stanley Credit Corp.
                                      2500 Lake Cook Road
                                      Riverwoods, Illinois 60015

                                 See "The Servicers--Morgan Stanley Credit
                                 Corp." in this prospectus supplement.

                                 o    American Home Mortgage Servicing, Inc.
                                      4600 Regent Blvd, Suite 200
                                      Irving, Texas 75063

                                 o    The Hemisphere National Bank
                                      8600 N. W. 36th Street, Suite 800
                                      Miami, Florida 33166

                                 o    Wachovia Mortgage Corporation
                                      1100 Corporate Center Drive
                                      Raleigh, North Carolina 27607

                                 We refer you to "Servicing of the Mortgage
                                 Loans" in this prospectus supplement for more
                                 information.

--------------------------------------------------------------------------------

                                      S-2

--------------------------------------------------------------------------------

   Trustee....................   LaSalle Bank National Association having an
                                 address at 135 South LaSalle Street, Suite
                                 1625, Chicago, Illinois 60603; Attn:
                                 Global-Securities and Trust Services MSM
                                 2006-8AR. See "The Trustee" in this prospectus
                                 supplement.

   Custodians.................   J.P. Morgan Trust Company, N.A. having an
                                 address at 2200 Chemsearch Boulevard, Suite
                                 150, Irving, Texas 75062.

                                 LaSalle Bank National Association having an
                                 address at 2571 Busse Road, Suite 200, Elk
                                 Grove Village Illinois 60007.

                                 Wells Fargo Bank, National Association having
                                 an address at 24 Executive Park, Suite 100,
                                 Irvine, California 92614.

                                 See "The Custodians" in this prospectus
                                 supplement.

   Rating Agencies............   Standard & Poor's Ratings Services, a division
                                 of The McGraw-Hill Companies, Inc. and Moody's
                                 Investors Service, Inc. will issue ratings with
                                 respect to the offered certificates.

   Swap Counterparty..........   Morgan Stanley Capital Services Inc. See
                                 "Description of the Certificates--Description
                                 of the Swap Counterparty" in this prospectus
                                 supplement

RELEVANT DATES

   Cut-off Date...............   May 1, 2006.

   Closing Date...............   On or about May 31, 2006.

   Distribution Date..........   The 25th day of each month or, if that day is
                                 not a business day, the next business day,
                                 beginning June 26, 2006.

   Interest Accrual Period....   For the group 1 certificates and the June 2006
                                 distribution date, the period commencing on the
                                 closing date and ending on the day immediately
                                 preceding that distribution date. For the group
                                 1 certificates and any distribution date
                                 thereafter, the period commencing on the
                                 distribution date in the prior calendar month
                                 and ending on the day immediately preceding
                                 that distribution date. For each other class of
                                 certificates and any distribution date, the
                                 calendar month immediately prior to the month
                                 in which the relevant distribution date occurs.
                                 Interest is required to be calculated on the
                                 group 1 certificates on the basis of a 360-day
                                 year and the actual number of days that elapsed
                                 in that interest accrual period and on all
                                 other classes of certificates on the basis of a
                                 360-day year consisting of twelve 30-day
                                 months.

   Record Date................   For the group 1 certificates and any
                                 distribution date, the business day immediately
                                 preceding that distribution date, or if the
                                 group 1 certificates are no longer book-entry
                                 certificates, the last business day of the
                                 calendar month preceding the month of that
                                 distribution date. For each other class of
                                 certificates and any distribution date, the
                                 last business day of the calendar month
                                 immediately prior to the month in which that
                                 distribution date occurs.

   Last Scheduled
      Distribution Date.......   The last scheduled distribution date for the
                                 group 1 certificates, the aggregate group II
                                 certificates and the aggregate group III
                                 certificates is the distribution date occurring
                                 in June 2036 which is the distribution date in
                                 the month following the scheduled maturity date
                                 for the latest maturing mortgage loan in the
                                 assets of the Issuing Entity. The actual final
                                 distribution date of any class of certificates
                                 may be earlier or later, and could be
                                 substantially earlier, than such class' last
                                 scheduled distribution date.

--------------------------------------------------------------------------------

                                       S-3

   OFFERED CERTIFICATES.......   We are offering the classes of certificates in
                                 the approximate original principal balance set
                                 forth on pages v and vi of this prospectus
                                 supplement, subject to a permitted variance of
                                 plus or minus 5%.

                                 The certificates will consist of a total of
                                 forty-two classes. The Class OC, Class II-B-4,
                                 Class II-B-5, Class II-B-6, Class III-B-4,
                                 Class III-B-5, Class III-B-6, Class P-1 and
                                 Class P-2 Certificates are not being offered
                                 through this prospectus supplement and the
                                 accompanying prospectus.

      Interest Distributions..   The offered certificates will bear interest at
                                 the per annum rates calculated as set forth or
                                 described on pages vi, vii, viii and ix of this
                                 prospectus supplement.

                                 The actual amount of interest you receive on
                                 your certificates on each distribution date
                                 will depend on:

                                 o    the amount of interest accrued on your
                                      certificates;

                                 o    the total amount of funds available for
                                      distribution to your certificates;

                                 o    the amount of any interest accrued at the
                                      related pass-through rate not paid on your
                                      certificates on earlier distribution
                                      dates.

                                 See "Description of the Certificates" in this
                                 prospectus supplement.

      Principal
      Distributions...........   On each distribution date, one or more classes
                                 of the offered certificates will be entitled to
                                 distributions of principal. See "Description of
                                 the Certificates--Principal Distributions on
                                 the Group 1 Certificates" and "--Principal
                                 Distributions on the Aggregate Group II
                                 Certificates and the Aggregate Group III
                                 Certificates" in this prospectus supplement for
                                 a detailed discussion of the amount and timing
                                 of principal distributions.

      Distribution
      Priorities..............

          Group 1 Certificates

          As more fully described in this prospectus supplement, distributions on the Group 1 Certificates and payments to the swap counterparty will be made on each Distribution Date primarily from the Available
          Distribution Amount of Loan Group 1 for such Distribution Date in the following order of priority:

          1. Distributions of Interest

--------------------------------------------------------------------------------
from the interest remittance amount, to the swap account for certain payments to the swap counterparty;
--------------------------------------------------------------------------------
                                        |
                                        |
--------------------------------------------------------------------------------
  from the remaining interest remittance amount, to current interest and unpaid interest from prior Distribution Dates (other than any basis risk carry forward amounts) on each Class of Group 1 Senior Certificates, pro rata, in each case up to the maximum amount of interest to be distributed to those Classes on that
                               Distribution Date;
--------------------------------------------------------------------------------
                                        |
                                        |
--------------------------------------------------------------------------------
     from the remaining interest remittance amount, sequentially, to current interest on the Group 1 Subordinated Certificates, in the order of their priorities of payment, in each case up to the maximum amount of interest to be distributed to those Classes on that Distribution Date;
--------------------------------------------------------------------------------

                                       S-4

          2. Distributions of Principal

--------------------------------------------------------------------------------
from the group 1 principal distribution amount, to the swap account for certain payments to the swap counterparty remaining unpaid;

--------------------------------------------------------------------------------
                                        |
                                        |
--------------------------------------------------------------------------------
  from the remaining group 1 principal distribution amount, to principal of the
Classes of Group 1 Senior Certificates then entitled to receive distributions of principal, in each case up to the maximum amount of principal to be distributed to those Classes on that Distribution Date;
--------------------------------------------------------------------------------
                                        |
                                        |
--------------------------------------------------------------------------------
   from the remaining group 1 principal distribution amount, sequentially, to principal on the Group 1 Subordinated Certificates, in the order of their priorities of payment, in each case up to the maximum amount of principal to be distributed to those Classes on that Distribution Date;
--------------------------------------------------------------------------------

                 3. Distributions of Net Monthly Excess Cashflow

--------------------------------------------------------------------------------
 from net monthly excess cashflow, to the swap account held by the supplemental interest trust for certain payments to the swap counterparty remaining unpaid;
--------------------------------------------------------------------------------
                                        |
                                        |
--------------------------------------------------------------------------------
  from the remaining net monthly excess cashflow, to unpaid interest shortfall amounts (other than any basis risk carry forward amounts) and allocated unreimbursed realized loss amounts, in that order, sequentially, to the Group 1
     Subordinated Certificates, in the order of their priorities of payment;
--------------------------------------------------------------------------------
                                        |
                                        |
--------------------------------------------------------------------------------
   from the remaining net monthly excess cashflow, to basis risk carry forward amounts on each Class of Group 1 Senior Certificates, pro rata;
--------------------------------------------------------------------------------
                                        |
                                        |
--------------------------------------------------------------------------------
   from the remaining net monthly excess cashflow, to basis risk carry forward amounts sequentially, to the Group 1 Subordinated Certificates, in the order of their priorities of payment;
--------------------------------------------------------------------------------
                                        |
                                        |
--------------------------------------------------------------------------------
   from the remaining net monthly excess cashflow, to prepayment interest and
  Relief Act shortfalls on each Class of Group 1 Senior Certificates, pro rata;
--------------------------------------------------------------------------------
                                        |
                                        |
--------------------------------------------------------------------------------
   from the remaining net monthly excess cashflow, to prepayment interest and
Relief Act shortfalls sequentially, to the Group 1 Subordinated Certificates, in the order of their priorities of payment;
--------------------------------------------------------------------------------
                                        |
                                        |
--------------------------------------------------------------------------------
  from the remaining net monthly excess cashflow, to the Class OC Certificates;
--------------------------------------------------------------------------------

                                       S-5

          4. Distributions of Amounts on Deposit in the Swap Account

--------------------------------------------------------------------------------
    from amounts on deposit in the swap account, to the swap counterparty for certain amounts owed to the swap counterparty remaining unpaid;
--------------------------------------------------------------------------------
                                        |
                                        |
--------------------------------------------------------------------------------
  from the remaining amounts on deposit in the swap account, to unpaid interest shortfall amounts (other than any basis risk carry forward amounts) on each
                 Class of Group 1 Senior Certificates, pro rata;
--------------------------------------------------------------------------------
                                        |
                                        |
--------------------------------------------------------------------------------
 from the remaining amounts on deposit in the swap account, to distributions of principal in accordance with the distribution priorities in effect on that
  Distribution Date, sequentially, to the Group 1 Certificates, in the order of their priorities of payment, in an amount up to the amount necessary to maintain the required level of overcollateralization for that Distribution Date;
--------------------------------------------------------------------------------
                                        |
                                        |
--------------------------------------------------------------------------------
  from the remaining amounts on deposit in the swap account, to remaining basis risk carry forward amounts on the Group 1 Senior Certificates, concurrently, in an amount up to their pro rata portion of amounts remaining on deposit in the swap account;
--------------------------------------------------------------------------------
                                        |
                                        |
--------------------------------------------------------------------------------
  from the remaining amounts on deposit in the swap account, to remaining basis risk carry forward amounts on the Group 1 Subordinated Certificates, sequentially, in each case in an amount up to their pro rata portion of amounts remaining on deposit in the swap account;
--------------------------------------------------------------------------------
                                        |
                                        |
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  from the remaining amounts on deposit in the swap account, to remaining basis risk carry forward amounts, concurrently, to the Group 1 Certificates, pro rata;
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                                        |
                                        |
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     from the remaining amounts on deposit in the swap account, to the swap counterparty for certain amounts owed to the swap counterparty remaining unpaid;
                                       and
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                                        |
                                        |
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   from the remaining amounts on deposit in the swap account, to the Class OC
                                  Certificates.
-------------------------------------------------------------------------------

          Aggregate Group II Certificates

          Distributions on the Group 2 Senior Certificates and Group 3 Senior
          Certificates will be made on each Distribution Date primarily from
          Available Funds of the related Loan Group for such Distribution Date and under certain circumstances from any Available Funds from the other Loan Group in Aggregate Loan Group II remaining after distributions to the other Classes of Senior Certificates related to
          Aggregate Loan Group II. Remaining Available Funds for Aggregate Loan
          Group II will then be used to make distributions on the Aggregate
          Group II Subordinated Certificates. These distributions will be made in the following order of priority:

                                       S-6

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--------------------------------------------------------------------------------
  from Available Funds for the related Loan Group, to interest on each Class of
    Senior Certificates related to that Loan Group, pro rata, based on their respective interest distribution amounts;
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                                       |
                                       |
--------------------------------------------------------------------------------
from Available Funds for the related Loan Group, to principal of the Classes of
    Senior Certificates relating to that Loan Group then entitled to receive distributions of principal, in each case up to the maximum amount of principal to be distributed to those Classes on that Distribution Date;
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                                       |
                                       |
--------------------------------------------------------------------------------
from remaining Available Funds for Aggregate Loan Group II, to distributions of interest on and principal solely in respect of cross-collateralization to the
      Classes of the Senior Certificates in Aggregate Certificate Group II;
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                                       |
                                       |
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from remaining Available Funds for Aggregate Loan Group II, sequentially, first to interest on and then to principal of the Aggregate Group II Subordinated
Certificates, each in the order of numerical class designations, in each case up to the maximum amount of interest and principal to be distributed to those
                     Classes on that Distribution Date; and
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                                       |
                                       |
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              any remaining amounts to the Class A-R Certificates.
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                        Aggregate Group III Certificates

Distributions on the Group 4 Senior Certificates, Group 5 Senior Certificates
and Group 6 Senior Certificates will be made on each Distribution Date primarily from Available Funds of the related Loan Group for such Distribution Date and under certain circumstances from any Available Funds from the other Loan Groups in Aggregate Loan Group III remaining after distributions to the other Classes of Senior Certificates related to Aggregate Loan Group III. Remaining Available
Funds for Aggregate Loan Group III will then be used to make distributions on the Aggregate Group III Subordinated Certificates. These distributions will be made in the following order of priority:

--------------------------------------------------------------------------------
  from Available Funds for the related Loan Group, to interest on each Class of
    Senior Certificates related to that Loan Group, pro rata, based on their respective interest distribution amounts;
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                                       |
                                       |
--------------------------------------------------------------------------------
from Available Funds for the related Loan Group, to principal of the Classes of
    Senior Certificates relating to that Loan Group then entitled to receive distributions of principal, in each case up to the maximum amount of principal to be distributed to those Classes on that Distribution Date;
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                                       |
                                       |
--------------------------------------------------------------------------------
from remaining Available Funds for Aggregate Loan Group III, to distributions of interest on and principal solely in respect of cross-collateralization to the
     Classes of the Senior Certificates in Aggregate Certificate Group III;
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                                       |
                                       |
--------------------------------------------------------------------------------
  from remaining Available Funds for Aggregate Loan Group III, sequentially, to interest on and then principal of the Aggregate Group III Subordinated
 Certificates, in the order of numerical class designations, in each case up to the maximum amount of interest and principal to be distributed to those Classes on that Distribution Date; and
--------------------------------------------------------------------------------

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                                       S-7

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                                       |
                                       |
--------------------------------------------------------------------------------
              any remaining amounts to the Class A-R Certificates.
--------------------------------------------------------------------------------

AMOUNTS AVAILABLE FOR
   DISTRIBUTIONS ON THE
   CERTIFICATES ..............   The amount available for distributions on the
                                 offered certificates on any distribution date
                                 will generally consist of the following amounts
                                 (subject to fees and expenses to be netted as
                                 described below):

                                 o    all scheduled installments of interest
                                      (net of the related fees and expenses and,
                                      in the case of the group 1 certificates,
                                      net of net swap payments paid to the swap
                                      counterparty) and principal due and
                                      received on the mortgage loans in the
                                      applicable period, together with any
                                      advances with respect to them;

                                 o    all proceeds of any primary mortgage
                                      guaranty insurance policies and any other
                                      insurance policies with respect to the
                                      mortgage loans, to the extent the proceeds
                                      are not applied to the restoration of the
                                      related mortgaged property or released to
                                      the borrower in accordance with the
                                      applicable servicer's normal servicing
                                      procedures;

                                 o    net proceeds from the liquidation of
                                      defaulted mortgage loans during the
                                      applicable period, by foreclosure or
                                      otherwise during the calendar month
                                      preceding the month of the distribution
                                      date (to the extent the amounts do not
                                      exceed the unpaid principal balance of the
                                      mortgage loan, plus accrued interest);

                                 o    subsequent recoveries with respect to
                                      mortgage loans;

                                 o    partial or full prepayments collected
                                      during the applicable period, together
                                      with interest paid in connection with the
                                      prepayment and the compensating interest
                                      payable by the related servicer;

                                 o    any substitution adjustment amounts or
                                      purchase price in respect of a deleted
                                      mortgage loan or a mortgage loan
                                      repurchased by the depositor, the seller
                                      or the related originator; and

                                 o    with respect to the group 1 certificates,
                                      any net swap receipts received from the
                                      swap counterparty.

RELATIONSHIP BETWEEN LOAN
   GROUPS AND CERTIFICATE.
   GROUPS ....................   The certificates generally receive
                                 distributions based on principal and interest
                                 collected from the mortgage loans in the
                                 corresponding loan group or loan groups as
                                 described below:

                                 The certificates with a "1" prefix are
                                 sometimes referred to in this prospectus
                                 supplement as the group 1 certificates and
                                 they, together with the Class OC Certificates,
                                 correspond to the mortgage loans in loan group
                                 1.

                                 The certificates with a "2" prefix and the
                                 Class A-R Certificates are sometimes referred
                                 to in this prospectus supplement as the group 2
                                 certificates and they correspond to the
                                 mortgage loans in loan group 2. The
                                 certificates with a "3" prefix are sometimes
                                 referred to in this prospectus supplement as
                                 the group 3 certificates and they correspond to
                                 the mortgage loans in loan group 3. The

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                                       S-8

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                                 aggregate group II subordinated certificates
                                 correspond to the mortgage loans in loan group
                                 2 and loan group 3. The aggregate group II
                                 subordinated certificates, together with the
                                 group 2 and group 3 certificates, are sometimes
                                 referred to in this prospectus supplement as
                                 the aggregate group II certificates, and the
                                 group 2 and group 3 mortgage loans in the
                                 aggregate are sometimes referred to in this
                                 prospectus supplement as the aggregate group II
                                 mortgage loans or the aggregate group II loan
                                 group.

                                 The certificates with a "4" prefix are
                                 sometimes referred to in this prospectus
                                 supplement as the group 4 certificates and they
                                 correspond to the mortgage loans in loan group
                                 4. The certificates with a "5" prefix are
                                 sometimes referred to in this prospectus
                                 supplement as the group 5 certificates and they
                                 correspond to the mortgage loans in loan group
                                 5. The certificates with a "6" prefix are
                                 sometimes referred to in this prospectus
                                 supplement as the group 6 certificates and they
                                 correspond to the mortgage loans in loan group
                                 6. The aggregate group III subordinated
                                 certificates correspond to the mortgage loans
                                 in loan group 4, loan group 5 and loan group 6.
                                 The aggregate group III subordinated
                                 certificates, together with the group 4, group
                                 5 and group 6 certificates, are sometimes
                                 referred to in this prospectus supplement as
                                 the aggregate group III certificates, and the
                                 group 4, group 5 and group 6 mortgage loans in
                                 the aggregate are sometimes referred to in this
                                 prospectus supplement as the aggregate group
                                 III mortgage loans or the aggregate group III
                                 loan group.

                                 See "Description of the Certificates--General"
                                 and "--Book-Entry Certificates" in this
                                 prospectus supplement, "Description of the
                                 Mortgage Loans--General" in this prospectus
                                 supplement and "Description of the Trust
                                 Funds--Mortgage Loans" in the accompanying
                                 prospectus.

THE MORTGAGE LOANS............   The assets of the issuing entity will be
                                 comprised primarily of one group of adjustable
                                 -rate and hybrid adjustable-rate mortgage loans
                                 ("loan group 1"), two groups of hybrid
                                 adjustable-rate mortgage loans ("loan group 2"
                                 and "loan group 3"), which are together
                                 referred to in this prospectus supplement as
                                 "aggregate loan group II," and three other
                                 groups of hybrid adjustable-rate mortgage loans
                                 ("loan group 4," "loan group 5" and "loan group
                                 6") which are together referred to in this
                                 prospectus supplement as "aggregate loan group
                                 III." Each of loan group 1, aggregate loan
                                 group II and aggregate loan group III are
                                 referred to as an "aggregate loan group". All
                                 of the mortgage loans are secured by first
                                 priority mortgages or deeds of trust on
                                 residential one- to four- family properties and
                                 that have original terms to maturity of up to
                                 approximately 30 years.

                                 The mortgage loans to be deposited into the
                                 trust on the closing date are expected to have
                                 the following approximate characteristics based
                                 on the stated principal balances of the
                                 mortgage loans as of May 1, 2006:

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                                       S-9

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                                 Loan Group 1

                                 Number of Mortgage Loans:...................................................699
                                 Aggregate Scheduled Principal Balance:.............................$230,273,584
                                 Range of Scheduled Principal Balances:....................$44,376 to $1,884,300
                                 Average Scheduled Principal Balance:...................................$329,433
                                 Range of Current Mortgage Interest Rates:......................4.375% to 9.250%
                                 Aggregate Original Principal Balance:..............................$231,681,823
                                 Weighted Average Current Mortgage Interest Rate:.........................7.064%
                                 Weighted Average Maximum Mortgage Interest Rate
                                    (adjustable rate mortgage loans):....................................12.736%
                                 Weighted Average Gross Margin (adjustable rate mortgage loans):..........2.738%
                                 Weighted Average Months to Roll (adjustable rate mortgage loans):.....59 months
                                 Weighted Average Original Term to Maturity:..........................360 months
                                 Weighted Average Remaining Scheduled
                                    Term to Maturity:.................................................357 months
                                 Weighted Average Original Loan-to-Value Ratio:...........................74.58%
                                 Weighted Average Original Effective Loan-to-Value Ratio:.................74.58%
                                 Owner-Occupied:..........................................................72.68%
                                 Weighted Average Credit Score:..............................................699
                                 Geographic Concentration of Mortgaged Properties
                                    Securing Mortgage Loans in Excess of 5% of the
                                    Aggregate Scheduled Principal Balance:               California.......27.56%
                                                                                         Florida..........17.38%
                                                                                         New York..........6.67%
                                                                                         Virginia..........6.35%
                                                                                         Nevada............5.14%

                                 Loan Group 2

                                 Number of Mortgage Loans:....................................................68
                                 Aggregate Scheduled Principal Balance:..............................$41,723,946
                                 Range of Scheduled Principal Balances:...................$224,656 to $1,755,000
                                 Average Scheduled Principal Balance:...................................$613,587
                                 Range of Current Mortgage Interest Rates:......................5.500% to 7.125%
                                 Aggregate Original Principal Balance:...............................$41,734,268
                                 Weighted Average Current Mortgage Interest Rate:.........................6.673%
                                 Weighted Average Maximum Mortgage Interest Rate
                                    (adjustable rate mortgage loans):....................................12.582%
                                 Weighted Average Gross Margin (adjustable rate mortgage loans):..........2.275%
                                 Weighted Average Months to Roll (adjustable rate mortgage loans):.....82 months
                                 Weighted Average Original Term to Maturity:..........................360 months
                                 Weighted Average Remaining Scheduled
                                    Term to Maturity:.................................................358 months
                                 Weighted Average Original Loan-to-Value Ratio:...........................72.80%
                                 Weighted Average Original Effective Loan-to-Value Ratio:.................72.80%
                                 Owner-Occupied:..........................................................91.91%
                                 Weighted Average Credit Score:..............................................712
                                 Geographic Concentration of Mortgaged Properties
                                    Securing Mortgage Loans in Excess of 5% of the
                                    Aggregate Scheduled Principal Balance:               California.......76.57%
                                                                                         Florida...........6.43%
                                                                                         New Jersey........5.95%

                                 Loan Group 3

                                 Number of Mortgage Loans:...................................................184
                                 Aggregate Scheduled Principal Balance:.............................$103,090,625
                                 Range of Scheduled Principal Balances:...................$150,500 to $1,690,000
                                 Average Scheduled Principal Balance:...................................$560,275
                                 Range of Current Mortgage Interest Rates:......................5.625% to 7.375%
                                 Aggregate Original Principal Balance:..............................$103,099,271
                                 Weighted Average Current Mortgage Interest Rate:.........................6.862%
                                 Weighted Average Maximum Mortgage Interest Rate
                                    (adjustable rate mortgage loans):....................................12.858%
                                 Weighted Average Gross Margin (adjustable rate mortgage loans):..........2.258%
                                 Weighted Average Months to Roll (adjustable rate mortgage loans):....119 months
                                 Weighted Average Original Term to Maturity:..........................360 months
                                 Weighted Average Remaining Scheduled
                                    Term to Maturity:.................................................359 months
                                 Weighted Average Original Loan-to-Value Ratio:...........................74.98%

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                                      S-10

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                                 Weighted Average Original Effective Loan-to-Value Ratio:.................74.98%
                                 Owner-Occupied:..........................................................89.54%
                                 Weighted Average Credit Score:..............................................701
                                 Geographic Concentration of Mortgaged Properties
                                    Securing Mortgage Loans in Excess of 5% of the
                                    Aggregate Scheduled Principal Balance:               California.......77.09%
                                                                                         New York.........14.66%

                                 Loan Group 4

                                 Number of Mortgage Loans:....................................................87
                                 Aggregate Scheduled Principal Balance:..............................$64,864,434
                                 Range of Scheduled Principal Balances:.....................$2,729 to $3,000,000
                                 Average Scheduled Principal Balance:...................................$745,568
                                 Range of Current Mortgage Interest Rates:......................5.125% to 7.125%
                                 Aggregate Original Principal Balance:...............................$65,489,128
                                 Weighted Average Current Mortgage Interest Rate:.........................5.702%
                                 Weighted Average Maximum Mortgage Interest Rate
                                    (adjustable rate mortgage loans):....................................11.702%
                                 Weighted Average Gross Margin (adjustable rate mortgage loans):..........2.000%
                                 Weighted Average Months to Roll (adjustable rate mortgage loans):.....32 months
                                 Weighted Average Original Term to Maturity:..........................360 months
                                 Weighted Average Remaining Scheduled
                                    Term to Maturity:.................................................356 months
                                 Weighted Average Original Loan-to-Value Ratio:...........................66.60%
                                 Weighted Average Original Effective Loan-to-Value Ratio:.................64.18%
                                 Owner-Occupied:..........................................................61.32%
                                 Weighted Average Credit Score:..............................................739
                                 Geographic Concentration of Mortgaged Properties
                                    Securing Mortgage Loans in Excess of 5% of the
                                    Aggregate Scheduled Principal Balance:               California.......27.92%
                                                                                         Florida..........16.88%
                                                                                         New York..........7.65%
                                                                                         Connecticut.......5.00%

                                 Loan Group 5

                                 Number of Mortgage Loans:...................................................351
                                 Aggregate Scheduled Principal Balance:.............................$288,281,525
                                 Range of Scheduled Principal Balances:....................$58,800 to $4,635,000
                                 Average Scheduled Principal Balance:...................................$821,315
                                 Range of Current Mortgage Interest Rates:......................4.750% to 6.750%
                                 Aggregate Original Principal Balance:..............................$289,823,193
                                 Weighted Average Current Mortgage Interest Rate:.........................5.690%
                                 Weighted Average Maximum Mortgage Interest Rate
                                    (adjustable rate mortgage loans):....................................11.690%
                                 Weighted Average Gross Margin (adjustable rate mortgage loans):..........2.000%
                                 Weighted Average Months to Roll (adjustable rate mortgage loans):.....56 months
                                 Weighted Average Original Term to Maturity:..........................360 months
                                 Weighted Average Remaining Scheduled
                                    Term to Maturity:.................................................356 months
                                 Weighted Average Original Loan-to-Value Ratio:...........................67.83%
                                 Weighted Average Original Effective Loan-to-Value Ratio:.................65.81%
                                 Owner-Occupied:..........................................................72.98%
                                 Weighted Average Credit Score:..............................................730
                                 Geographic Concentration of Mortgaged Properties
                                    Securing Mortgage Loans in Excess of 5% of the
                                    Aggregate Scheduled Principal Balance:               California.......23.70%
                                                                                         Florida..........13.12%
                                                                                         New York..........7.61%
                                                                                         Massachusetts.....7.09%
                                                                                         New Jersey........6.71%
                                                                                         Arizona...........5.09%

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                                      S-11

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                                 Loan Group 6

                                 Number of Mortgage Loans:....................................................80
                                 Aggregate Scheduled Principal Balance:..............................$63,709,515
                                 Range of Scheduled Principal Balances:...................$154,795 to $2,500,000
                                 Average Scheduled Principal Balance:...................................$796,369
                                 Range of Current Mortgage Interest Rates:......................5.250% to 6.625%
                                 Aggregate Original Principal Balance:...............................$63,802,379
                                 Weighted Average Current Mortgage Interest Rate:.........................5.887%
                                 Weighted Average Maximum Mortgage Interest Rate
                                    (adjustable rate mortgage loans):....................................11.887%
                                 Weighted Average Gross Margin (adjustable rate mortgage loans):..........2.000%
                                 Weighted Average Months to Roll (adjustable rate mortgage loans):.....81 months
                                 Weighted Average Original Term to Maturity:..........................360 months
                                 Weighted Average Remaining Scheduled
                                    Term to Maturity:.................................................357 months
                                 Weighted Average Original Loan-to-Value Ratio:...........................65.74%
                                 Weighted Average Original Effective Loan-to-Value Ratio:.................62.82%
                                 Owner-Occupied:..........................................................85.91%
                                 Weighted Average Credit Score:..............................................732
                                 Geographic Concentration of Mortgaged Properties
                                    Securing Mortgage Loans in Excess of 5% of the
                                    Aggregate Scheduled Principal Balance:               Florida..........25.65%
                                                                                         California.......21.57%
                                                                                         North Carolina....8.95%
                                                                                         Georgia...........5.59%
                                                                                         New York..........5.50%

                                 See "Description of the Mortgage Loans" in this
                                 prospectus supplement.

SERVICING OF THE
   MORTGAGE LOANS.............   The master servicer will supervise the
                                 performance of each servicer under the related
                                 underlying servicing agreement to the extent
                                 required by the pooling and servicing
                                 agreement.

                                 Under the underlying servicing agreements, each
                                 servicer is generally obligated to make monthly
                                 advances of cash (to the extent such advances
                                 are deemed recoverable), which will be included
                                 with mortgage principal and interest
                                 collections, in an amount equal to any
                                 delinquent monthly payments due on the related
                                 mortgage loans serviced by that servicer on the
                                 immediately preceding determination date. The
                                 master servicer will be obligated to make any
                                 required advance if a servicer fails in its
                                 obligation to do so, to the extent described in
                                 this prospectus supplement and required by the
                                 pooling and servicing agreement. The master
                                 servicer and the servicers will be entitled to
                                 reimburse themselves for any such advances from
                                 future payments and collections (including
                                 insurance or liquidation proceeds) with respect
                                 to the related mortgage loans. However, neither
                                 the master servicer nor the servicers will be
                                 obligated to make advances which it determines
                                 to be nonrecoverable from future payments and
                                 collections on the related mortgage loans, and
                                 such parties will be entitled to reimbursement
                                 for advances subsequently determined to be
                                 nonrecoverable prior to any distributions to
                                 certificateholders.

                                 The servicers will also make interest payments
                                 out of their servicing fees to compensate in
                                 part for any shortfall in interest payments on
                                 the certificates which results from a mortgagor
                                 prepaying a related mortgage loan. If a
                                 servicer fails to make required payments in
                                 respect of such shortfalls, the master servicer
                                 will be obligated to reduce a portion of its
                                 master servicing compensation to the extent
                                 necessary to fund any such shortfalls.

                                 Each servicer is entitled with respect to each
                                 mortgage loan serviced by it to a monthly
                                 servicing fee, which will be retained by the
                                 applicable servicer from such mortgage loan or
                                 payable monthly from amounts on deposit in the

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                                      S-12

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                                 collection account. The servicing fee will be
                                 an amount equal to interest at one twelfth of a
                                 rate equal to between 0.250% and 0.375% on the
                                 stated principal balance of each mortgage loan.
                                 As of the cut-off date the weighted average
                                 servicing fee is approximately 0.302% per
                                 annum.

                                 For its compensation the master servicer will
                                 receive reinvestment income on amounts on
                                 deposit for the period from between the
                                 servicer remittance date and the Distribution
                                 Date. From its compensation, the master
                                 servicer will pay the fees of the Securities
                                 Administrator, the Trustee and any Custodians
                                 ongoing (safekeeping and loan file release
                                 only) fees.

                                 See "Servicing of the Mortgage Loans" and
                                 "--Advances" in this prospectus supplement.

RETENTION OF CERTAIN
   SERVICING RIGHTS...........   The sponsor, as the original owner of the
                                 mortgage loans to be sold to the issuing entity
                                 will retain certain rights relating to the
                                 servicing by GMAC Mortgage Corporation of
                                 certain of the mortgage loans, including the
                                 right to terminate GMAC Mortgage Corporation as
                                 servicer at any time, without cause, as further
                                 specified in the pooling and servicing
                                 agreement. The seller may, at its option, sell
                                 those servicing rights in the future.

                                 See "Servicing of the Mortgage Loans--Seller's
                                 Retention of Servicing Rights" in this
                                 prospectus supplement.

REQUIRED REPURCHASES
   OR SUBSTITUTIONS OF
   MORTGAGE LOANS.............   The originators and the sponsor have each made
                                 or will make certain representations and
                                 warranties relating to the mortgage loans. If
                                 with respect to any mortgage loan any of the
                                 representations and warranties made by the
                                 originators or the sponsor are breached in any
                                 material respect as of the date made, or there
                                 exists any uncured material document defect,
                                 the related originator or the sponsor will be
                                 obligated to repurchase, or substitute for, the
                                 mortgage loan as further described in this
                                 prospectus supplement under "Description of the
                                 Mortgage Loans--Assignment of the Mortgage
                                 Loans; Representations and Warranties Relating
                                 to the Mortgage Loans."

CREDIT ENHANCEMENT............   Credit enhancement provides limited protection
                                 to holders of the certificates related to one
                                 or more loan groups against shortfalls in
                                 payments received on the related mortgage
                                 loans. This transaction employs the following
                                 forms of credit enhancement for the offered
                                 certificates:

   Subordination..............   The issuance of senior certificates and
                                 subordinated certificates by the issuing entity
                                 is designed to increase the likelihood that
                                 senior certificateholders will receive regular
                                 payments of interest and principal.

                                 Within each aggregate certificate group, the
                                 related senior certificates will have a payment
                                 priority over the related subordinated
                                 certificates. Within the classes of
                                 subordinated certificates in certificate group
                                 1, the Class 1-M Certificates will have payment
                                 priority over the Class 1-B Certificates. The
                                 payment priority within the Class 1-M and Class
                                 1-B Certificates is in numerical order, with
                                 the class of certificates with the lowest
                                 numerical designation having the highest
                                 priority of payment. The Class OC Certificates,
                                 which are not being offered to the public, are
                                 also subordinated to all of the classes of
                                 group 1 certificates. Similarly, within the
                                 classes of subordinated certificates in
                                 aggregate certificate group II and aggregate
                                 certificate group III, the payment priority
                                 within the

--------------------------------------------------------------------------------

                                      S-13

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                                 related classes of Class B Certificates is in
                                 numerical order, with the related class of
                                 Class B Certificates with the lowest numerical
                                 designation having the highest priority of
                                 payment.

                                 Subordination is designed to provide the
                                 holders of certificates in a certificate group
                                 having a higher payment priority with
                                 protection against losses realized when the
                                 remaining unpaid principal balance on a
                                 mortgage loan in a related loan group exceeds
                                 the amount of proceeds recovered upon the
                                 liquidation of that mortgage loan.

                                 With respect to the aggregate group II and
                                 aggregate group III certificates, this loss
                                 protection is accomplished by allocating the
                                 realized losses among the aggregate group II
                                 subordinated certificates and aggregate group
                                 III subordinated certificates respectively, in
                                 each case beginning with the class of
                                 subordinated certificates in that aggregate
                                 certificate group then outstanding with the
                                 lowest payment priority, before realized losses
                                 on the mortgage loans in the related loan group
                                 are allocated to the related class or classes
                                 of senior certificates. However, some losses
                                 such as special hazard losses, bankruptcy
                                 losses, and fraud losses on the mortgage loans
                                 that are aggregate group II mortgage loans or
                                 aggregate group III mortgage loans in excess of
                                 the respective amounts set forth in this
                                 prospectus supplement are, in general,
                                 allocated pro rata to each class of
                                 certificates related to the affected loan group
                                 instead of first being allocated to the
                                 subordinated certificates in the related
                                 aggregate certificate group.

                                 The pooling and servicing agreement does not
                                 permit the allocation of realized losses to the
                                 Group 1 Senior Certificates or the Class P-1 or
                                 Class P-2 Certificates.

                                 See "Description of the
                                 Certificates--Allocation of Losses on the
                                 Aggregate Group II Certificates and the
                                 Aggregate Group III Certificates" in this
                                 prospectus supplement.

   Shifting of Interests......   Except under the circumstances described in
                                 "Description of the Certificates--Principal
                                 Distributions on the Group 1 Certificates" in
                                 this prospectus supplement, the Class 1-A-1,
                                 Class 1-A-2, Class 1-A-3, Class 1-A-4 and Class
                                 1-A-5 Certificates will receive 100% of
                                 principal payments received on the mortgage
                                 loans in loan group 1 for the first three years
                                 following the closing date, and if certain loss
                                 and delinquency levels are exceeded thereafter,
                                 the Class 1-A-1, Class 1-A-2, Class 1-A-3,
                                 Class 1-A-4 and Class 1-A-5 Certificates may
                                 once again receive 100% of principal payments
                                 received on the mortgage loans in loan group 1.

                                 However, if certain mortgage loan performance
                                 triggers are failed, and for so long as those
                                 trigger tests are failed, the Class 1-A-5
                                 Certificates will not receive any distributions
                                 of principal until the class principal balance
                                 of the Class 1-A-4 Certificates has been
                                 reduced to zero. See "Description of the
                                 Certificates --Allocation of Principal Payments
                                 to Class 1-A Certificates" in this prospectus
                                 supplement.

                                 Similarly, except under the circumstances
                                 described in "Description of the
                                 Certificates--Principal Distributions on the
                                 Aggregate Group II Certificates and the
                                 Aggregate Group III Certificates" in this
                                 prospectus supplement, the aggregate group II
                                 senior certificates and aggregate group III
                                 senior certificates will receive 100% of
                                 principal prepayments received on the aggregate
                                 group II mortgage loans and the aggregate group
                                 III mortgage loans, respectively, until

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                                      S-14

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                                 the seventh anniversary of the first
                                 distribution date, although the subordinated
                                 certificates in the related aggregate
                                 certificate group will generally be entitled to
                                 receive their pro rata portion of scheduled
                                 principal payments on the aggregate group II
                                 mortgage loans and the aggregate group III
                                 mortgage loans, respectively, on each
                                 distribution date. During the next four years,
                                 except under the circumstances described in
                                 this prospectus supplement, the aggregate group
                                 II senior certificates and aggregate group III
                                 senior certificates will generally receive a
                                 disproportionately large, but decreasing, share
                                 of the principal prepayments on the mortgage
                                 loans in the related aggregate loan group. This
                                 shifting interest feature will result in a
                                 quicker return of principal to the senior
                                 certificates and increases the likelihood that
                                 holders of the senior certificates related to
                                 aggregate loan group II and aggregate loan
                                 group III will be paid the full amount of
                                 principal to which they are entitled.

   Cross-Collateralization....   With respect to the aggregate group II
                                 certificates and aggregate group III
                                 certificates, in certain circumstances relating
                                 to a loan group in that aggregate loan group
                                 experiencing disproportionately high realized
                                 losses, principal and interest collected from
                                 one or more of the other loan groups in that
                                 aggregate loan group loans may be applied to
                                 pay principal or interest, or both, to the
                                 senior certificates related to the loan group
                                 in the aggregate loan group experiencing such
                                 realized losses.

                                 There is no cross-collateralization between the
                                 group 1 certificates and the aggregate group II
                                 certificates or the aggregate group III
                                 certificates. There is also no
                                 cross-collateralization between the aggregate
                                 group II certificates and the aggregate group
                                 III certificates.

   Overcollateralization
      in Loan Group 1.........   The amount by which the aggregate stated
                                 principal balance of the group 1 mortgage loans
                                 is greater than the aggregate class principal
                                 balance of the group 1 certificates is referred
                                 to as "overcollateralization." On the closing
                                 date the aggregate stated principal balance of
                                 the mortgage loans in loan group 1 is expected
                                 to exceed the aggregate class principal balance
                                 of the group 1 certificates by approximately
                                 $2,304,584. In other words, it is expected that
                                 there will be approximately 1.00%
                                 overcollateralization as of the closing date.
                                 In addition, the mortgage loans in loan group 1
                                 are expected to generate more interest than is
                                 needed to pay interest on the group 1
                                 certificates and related expenses of the trust
                                 fund because the weighted average interest rate
                                 of the mortgage loans in loan group 1 is
                                 expected to be higher than the weighted average
                                 pass-through rate on the group 1 certificates,
                                 plus the related weighted average expense fee
                                 rate. Any interest payments received in respect
                                 of the mortgage loans in loan group 1 in excess
                                 of the amount that is needed to pay interest on
                                 the group 1 certificates and related trust
                                 expense fees will be used to reduce the total
                                 class principal balance of the group 1
                                 certificates creating and/or maintaining
                                 overcollateralization at the level of
                                 overcollateralization required by the pooling
                                 and servicing agreement.

                                 We refer you to "Description of the
                                 Certificates--Net Monthly Excess Cashflow and
                                 Overcollateralization Provisions on the Group 1
                                 Certificates" in this prospectus supplement for
                                 more information.

SUBORDINATION.................   With respect to the group 1 certificates, if
                                 there is no overcollateralization or excess
                                 interest when realized losses occur, loss
                                 protection is accomplished by allocating
                                 realized losses on the mortgage loans in loan
                                 group 1 among the group 1 certificates that are
                                 subordinated, beginning with the class of group
                                 1 certificates then outstanding with the lowest
                                 payment priority, before realized

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                                      S-15

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                                 losses are allocated to the classes of group 1
                                 certificates with higher priorities of payment.
                                 The pooling and servicing agreement does not
                                 permit the allocation of realized losses on the
                                 group 1 mortgage loans to the Class 1-A-1,
                                 Class 1-A-2, Class 1-A-3, Class 1-A-4 or Class
                                 1-A-5 Certificates; however, investors in the
                                 Class 1-A-1, Class 1-A-2, Class 1-A-3, Class
                                 1-A-4 and Class 1-A-5 Certificates should
                                 realize that under certain loss scenarios,
                                 there will not be enough principal and interest
                                 on the mortgage loans in loan group 1 to pay
                                 the Class 1-A-1, Class 1-A-2, Class 1-A-3,
                                 Class 1-A-4 and Class 1-A-5 Certificates all
                                 interest and principal amounts to which such
                                 classes of certificates are then entitled.

                                 With respect to the aggregate group II
                                 certificates and aggregate group III
                                 certificates, on each distribution date, the
                                 amount of any realized loss on the related
                                 mortgage loans will be allocated in the
                                 following order or priority:

                                 o    to the subordinated certificates in the
                                      related aggregate certificate group in the
                                      reverse order of their priority of
                                      payment, beginning with the most junior
                                      class of subordinated certificates in that
                                      aggregate certificate group then
                                      outstanding, until their respective class
                                      principal balances are reduced to zero,
                                      and

                                 o    to the aggregate group II senior
                                      certificates and aggregate group III
                                      senior certificates in the manner, order
                                      and priority described in "Description of
                                      the Certificates--Priority of
                                      Distributions Among Certificates" and
                                      "--Allocation of Losses on the Aggregate
                                      Group II Certificates and the Aggregate
                                      Group III Certificates" in this prospectus
                                      supplement.

                                 In addition, if, on any distribution date,
                                 following all distributions and the allocation
                                 of realized losses with respect to the
                                 aggregate group II mortgage loans and aggregate
                                 group III mortgage loans, the aggregate class
                                 principal balance of all classes of
                                 certificates in the related aggregate
                                 certificate group exceeds the aggregate stated
                                 principal balance of the mortgage loans in the
                                 related aggregate loan group, then the class
                                 principal balance of the class of subordinated
                                 certificates in that aggregate certificate
                                 group then outstanding with the lowest priority
                                 of payment will be reduced by the amount of the
                                 excess.

                                 Notwithstanding the foregoing, certain realized
                                 losses on the aggregate group II mortgage loans
                                 and the aggregate group III mortgage loans will
                                 be allocated to the classes of senior
                                 certificates in the related certificate group
                                 in the manner, order and priority described in
                                 the "Description of the
                                 Certificates--Allocation of Losses on the
                                 Aggregate Group II Certificates and the
                                 Aggregate Group III Certificates" in this
                                 prospectus supplement.

THE SWAP
   AGREEMENT..................   The holders of the group 1 certificates will
                                 have the benefit of a swap agreement entered
                                 into with Morgan Stanley Capital Services Inc.,
                                 as swap counterparty. The swap counterparty's
                                 payment obligations are 100% guaranteed by
                                 Morgan Stanley. Morgan Stanley is rated "Aa3"
                                 by Moody's Investors Service, Inc., "A+" by
                                 Standard & Poor's Ratings Services, a division
                                 of The McGraw-Hill Companies, Inc., and "AA-"
                                 by Fitch, Inc.

                                 For further information regarding the Swap
                                 Counterparty, see "Description of the
                                 Certificates--Description of the Swap
                                 Counterparty" in this prospectus supplement.

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                                      S-16

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                                 Under the swap agreement, with respect to each
                                 distribution date to and including the
                                 distribution date in May 2011, the supplemental
                                 interest trust will pay to the swap
                                 counterparty a fixed payment at a rate of 5.36%
                                 per annum, determined on a "30/360" basis from
                                 the 25th day of the month preceding that
                                 distribution date to the 24th day of the month
                                 in which the distribution date occurs (or, in
                                 the case of the first distribution date, the
                                 number of days in the period from the closing
                                 date to the day immediately preceding the first
                                 distribution date), and the swap counterparty
                                 will agree to pay to the supplemental interest
                                 trust a floating payment at a rate of one-month
                                 LIBOR (as determined pursuant to the interest
                                 rate swap agreement), determined on an
                                 "actual/360" basis from distribution date to
                                 distribution date (or, in the case of the first
                                 distribution date, the number of days in the
                                 period from the closing date to the day
                                 immediately preceding the first distribution
                                 date), in each case calculated on the product
                                 of the scheduled notional amount and the
                                 multiplier set forth on annex II to this
                                 prospectus supplement for that distribution
                                 date. To the extent that the fixed payment
                                 payable by the supplemental interest trust
                                 exceeds the floating payment payable by the
                                 swap counterparty, amounts otherwise available
                                 for payments on the group 1 certificates will
                                 be applied on or prior to such distribution
                                 date to make a net payment to the swap
                                 counterparty (such payment by the issuing
                                 entity, a "net swap payment"), and to the
                                 extent that the floating payment payable by the
                                 swap counterparty exceeds the fixed payment
                                 payable by the supplemental interest trust, the
                                 swap counterparty will make a net payment to
                                 the supplemental interest trust (such payment
                                 by the swap counterparty to the supplemental
                                 interest trust, a "net swap receipt") on or
                                 prior to such distribution date. Since amounts
                                 payable with respect to the swap agreement will
                                 be paid prior to making any distributions to
                                 holders of the group 1 certificates, net swap
                                 receipts will increase and net swap payments
                                 will reduce the amount available to make
                                 payments on the group 1 certificates.

                                 For further information regarding the swap
                                 agreement, see "Description of the
                                 Certificates--The Swap Agreement" in this
                                 prospectus supplement.

REGISTRATION AND DENOMINATIONS
   OF THE CERTIFICATES........   The offered certificates, other than the Class
                                 A-R Certificates, initially will be issued in
                                 book-entry form. The Class A-R Certificates are
                                 expected to be issued in fully registered,
                                 certificated form. No person acquiring an
                                 interest in the book-entry certificates will be
                                 entitled to receive a definitive certificate
                                 representing that person's interest in the
                                 assets of the issuing entity, except under
                                 limited circumstances as described in this
                                 prospectus supplement. Beneficial owners may
                                 elect to hold their interests through The
                                 Depository Trust Company. Transfers within DTC
                                 will be in accordance with the usual rules and
                                 operating procedures of DTC.

                                 The offered certificates (other than the Class
                                 A-R Certificates) will be issued and available
                                 only in book entry form, in denominations of
                                 $25,000 initial principal balance and integral
                                 multiples of $1,000 in excess of $25,000,
                                 except that one certificate of each class may
                                 be issued in an amount less than $25,000. One
                                 certificate of each class of offered
                                 certificates may be issued in an amount less
                                 than the amount described above. The Class A-R
                                 Certificates will be issued as two certificates
                                 in the denominations specified in the pooling
                                 and servicing agreement.

                                 See "Description of the Certificates--Forms and
                                 Denominations of Offered Certificates;
                                 Distributions to Certificates" in this
                                 prospectus supplement.

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                                      S-17

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DEPOSITOR'S OPTION TO PURCHASE
   BREACHED MORTGAGE LOANS....   The Depositor has the option, but is not
                                 obligated, to purchase from the Issuing Entity
                                 any Breached Mortgage Loan at the Purchase
                                 Price provided that certain conditions are met.

                                 See "Description of the
                                 Certificates--Depositor's Option to Purchase
                                 Breached Mortgage Loans" in this prospectus
                                 supplement.

OPTIONAL TERMINATION
   OR AUCTION.................   With respect to the group 1 certificates, on
                                 any distribution date on or after the
                                 distribution date in the month in which the
                                 aggregate stated principal balance of the group
                                 1 mortgage loans declines to 10% or less of the
                                 aggregate stated principal balance of the group
                                 1 mortgage loans as of the cut-off date, the
                                 auction administrator shall solicit bids for
                                 the purchase of the group 1 mortgage loans in
                                 accordance with the procedures set forth under
                                 "Description of the Certificates--Auction and
                                 Optional Termination of the Group 1
                                 Certificates and Optional Termination of the
                                 Aggregate Group II and Aggregate Group III
                                 Certificates" in this prospectus supplement,
                                 and, to the extent the auction is successful,
                                 thereby effect the early retirement of the
                                 group 1 certificates. In the event that the
                                 auction is unsuccessful, then, beginning on the
                                 subsequent distribution date, the master
                                 servicer shall have the right, at its option,
                                 to purchase all of the group 1 mortgage loans
                                 and any related REO properties owned by the
                                 issuing entity and thereby effect the early
                                 retirement of the group 1 certificates.

                                 With respect to the aggregate group II
                                 certificates, on any distribution date on or
                                 after the distribution date following the month
                                 in which the aggregate stated principal balance
                                 of the aggregate group II mortgage loans
                                 declines to 1% or less of the aggregate stated
                                 principal balance of the aggregate group II
                                 mortgage loans as of the cut-off date, the
                                 master servicer shall have the right to
                                 purchase all of the aggregate group II mortgage
                                 loans and any related REO properties owned by
                                 the issuing entity and thereby effect the early
                                 retirement of the aggregate group II
                                 certificates.

                                 With respect to the aggregate group III
                                 certificates, on any distribution date on or
                                 after the distribution date following the month
                                 in which the aggregate stated principal balance
                                 of the aggregate group III mortgage loans
                                 declines to 1% or less of the aggregate stated
                                 principal balance of the aggregate group III
                                 mortgage loans as of the cut-off date, the
                                 master servicer shall have the right to
                                 purchase all of the aggregate group III
                                 mortgage loans and any related REO properties
                                 owned by the issuing entity and thereby effect
                                 the early retirement of the aggregate group III
                                 certificates.

TAX STATUS....................   For federal income tax purposes, the Assets of
                                 the Issuing Entity (exclusive of certain
                                 additional collateral, the swap agreement and
                                 the assets held in the swap account) will
                                 comprise one or more REMICs: one or more
                                 underlying REMICs and the master REMIC. Each
                                 underlying REMIC (if any) will hold the
                                 mortgage loans (or uncertificated regular
                                 interests) and will issue several classes of
                                 uncertificated regular interests and a single
                                 uncertificated residual interest. The master
                                 REMIC will hold as assets regular interests
                                 issued by one or more underlying REMICs (or if
                                 there are no underlying REMICs, the mortgage
                                 loans) and will issue the several classes of
                                 certificates, which, other than the Class A-R
                                 Certificates, will represent the regular
                                 interests in the master REMIC. In addition, the
                                 group 1 certificates (other than the Class OC
                                 Certificates) will represent a beneficial
                                 interest in the right to receive payments of
                                 basis risk carry

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                                      S-18

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                                 forward amounts. The Class A-R Certificates
                                 will represent ownership of both the residual
                                 interest in the master REMIC and the residual
                                 interests in any underlying REMICs.

                                 The swap agreement and the assets held in the
                                 swap account will be held by the supplemental
                                 interest trust and will not constitute any part
                                 of any REMIC created under the pooling and
                                 servicing agreement.

                                 See "Material Federal Income Tax Consequences"
                                 in this prospectus supplement and "Federal
                                 Income Tax Consequences" in the accompanying
                                 prospectus.

ERISA CONSIDERATIONS..........   If you are a fiduciary of any employee benefit
                                 plan or other retirement arrangement subject to
                                 the Employee Retirement Income Security Act of
                                 1974, as amended, or Section 4975 of the
                                 Internal Revenue Code of 1986, as amended, you
                                 should consult with counsel as to whether you
                                 can buy or hold an offered certificate. Subject
                                 to a number of conditions, it is expected that
                                 offered certificates (other than the Class A-R
                                 Certificates) will be eligible for purchase by
                                 such investors. See "ERISA Matters" in this
                                 prospectus supplement.

                                 In making a decision regarding investing in any
                                 class of group 1 certificates, fiduciaries of
                                 such plans or arrangements should consider the
                                 additional requirements resulting from the swap
                                 agreement as discussed under "ERISA
                                 Considerations" in this prospectus supplement.

LEGAL INVESTMENT..............   The offered certificates (other than the Class
                                 1-M-6, Class 1-B-1, Class 1-B-2, Class 1-B-3,
                                 Class II-B-2, Class II-B-3, Class III-B-2 and
                                 Class III-B-3 Certificates) will constitute
                                 "mortgage-related securities" for purposes of
                                 the Secondary Mortgage Market Enhancement Act
                                 of 1984, as amended, so long as they are rated
                                 in one of the two highest rating categories by
                                 at least one nationally recognized statistical
                                 rating agency.

                                 The Class 1-M-6, Class 1-B-1, Class 1-B-2,
                                 Class 1-B-3, Class II-B-2, Class II-B-3, Class
                                 III-B-2 and Class III-B-3 Certificates will not
                                 constitute "mortgage-related securities." See
                                 "Legal Investment" in the accompanying
                                 prospectus.

CERTIFICATE RATINGS...........   On the closing date, the offered certificates
                                 must have ratings not lower than those set
                                 forth on pages v and vi of this prospectus
                                 supplement by Standard & Poor's Ratings
                                 Services, a division of The McGraw-Hill
                                 Companies, Inc., and by Moody's Investors
                                 Service, Inc.

                                 The depositor has requested that S&P and
                                 Moody's maintain ongoing surveillance of the
                                 ratings assigned to the offered certificates in
                                 accordance with their respective policies, but
                                 we cannot assure you that either S&P or Moody's
                                 will continue its surveillance of the ratings
                                 assigned to the offered certificates.

                                 A security rating is not a recommendation to
                                 buy, sell or hold securities and the assigning
                                 rating organization may revise or withdraw a
                                 rating at any time. The ratings do not address
                                 the possibility that holders of the offered
                                 certificates may suffer a lower than
                                 anticipated yield.

                                 See "Ratings" in this prospectus supplement for
                                 a discussion of the primary factors on which
                                 the ratings are based.

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                                      S-19

                                  RISK FACTORS

          Before making an investment decision, you should carefully consider the following risks which we believe describe the principal factors that make an investment in the certificates speculative or risky. In particular, payments on your certificates will depend on payments received on, and other recoveries with respect to, the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans.

          The certificates are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation and tolerance for risk.

          You should carefully consider, among other things, the factors described below and under "Yield, Prepayment and Weighted Average Life" in this prospectus supplement and "Risk Factors" in the accompanying prospectus before purchasing the certificates.

CERTIFICATES MAY NOT BE APPROPRIATE FOR INDIVIDUAL INVESTORS

          The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand the prepayment, credit, liquidity and market risks associated with that class because:

          o    The amounts you receive on your certificates will depend on the amount of the payments borrowers make on the related mortgage loans. Because we cannot predict the rate at which borrowers will repay their loans, you may receive distributions on your
               certificates in amounts that are larger or smaller than you expect. In addition, the life of your certificates may be longer or shorter than anticipated. Because of this, we cannot guarantee that you will receive distributions at any specific future date or in any specific amount. You bear the reinvestment risks resulting from a rate of principal payments that is faster or slower than you expect.

          o    The yield to maturity on your certificates will depend primarily on the purchase price of your certificates and the rate of principal payments and realized losses on the mortgage loans related to your certificates.

          o    Rapid prepayment rates on the mortgage loans are likely to coincide with periods of low prevailing interest rates. During these periods, the yield at which you may be able to reinvest amounts received as payments on your certificates may be lower than the yield on your certificates. Conversely, slow prepayment rates on the mortgage loans are likely to coincide with periods of high interest rates. During these periods, the amount of payments available to you for reinvestment at high rates may be relatively low.

          o    Approximately 5.19%, 13.31%, 66.72%, 4.96% and 9.82%,
               respectively, of the mortgage loans in loan group 1, in each case by aggregate stated principal balance of the mortgage loans in that loan group, have fixed interest rates for less than 3 years,
               3 years, 5 years, 7 years and 10 years from the date of
               origination and then adjust based upon a specified index either monthly, semi-annually or annually, depending on the terms of the related mortgage note. These group 1 mortgage loans may have higher prepayments as they approach their first adjustment dates because the related mortgagors may want to avoid periodic changes to their monthly payments.

          o    The mortgage loans in loan group 2 and loan group 3 have fixed interest rates for 7 years and 10 years, respectively, from the date of origination and then adjust based upon a specified index either semi-annually or annually, depending on the terms of the related mortgage note. These mortgage loans may have higher prepayments as they approach their first adjustment dates because the related mortgagors may want to avoid periodic changes to their monthly payments.

                                      S-20

          o    The mortgage loans in loan group 4, loan group 5 and loan group 6 have fixed interest rates for 3 years, 5 years and 7 years, respectively, from the date of origination and then adjust based upon a specified index either semi-annually or annually,
               depending on the terms of the related mortgage note. These mortgage loans may have higher prepayments as they approach their first adjustment dates because the related mortgagors may want to avoid periodic changes to their monthly payments.

          o    All of the pass-through rates of the certificates are based to some extent on the weighted average of the net mortgage rates of the mortgage loans. If the mortgage loans in a loan group in aggregate loan group II or aggregate loan group III prepay, the pass-through rates on the related classes of certificates may be reduced and your yield may be lower than you anticipate. If the mortgage loans in loan group 1 with relatively higher mortgage rates prepay, the Net WAC Cap will be reduced and this could affect both the yield on the group 1 certificates and the amount of excess interest generated by the group 1 mortgage loans.

CREDIT ENHANCEMENT MAY NOT BE ADEQUATE

          Risks Related to the Offered Certificates. A decline in real estate values or in economic conditions generally could increase the rates of delinquencies, foreclosures and losses on the mortgage loans to a level that is significantly higher than those experienced currently. This in turn will reduce the yield on your certificates, particularly if the credit enhancement described in this prospectus supplement is not enough to protect your certificates from these losses.

          The certificates are not insured by any financial guaranty insurance policy. The subordination and loss allocation features, with respect to all of the offered certificates, the overcollateralization features, with respect to the group 1 certificates, and the shifting interest features, with respect to the aggregate group II certificates and the aggregate group III certificates, described in this prospectus supplement are intended to enhance the likelihood that holders of more senior classes of certificates in a certificate group will receive regular payments of interest and principal, but are limited in nature and may be insufficient to cover all losses on the mortgage loans in the related loan group or loan groups.

          Risks Related to the Group 1 Certificates. The group 1 senior certificates will generally receive 100% of principal payments received on the related mortgage loans for three years following the closing date and if the loss and delinquency levels described in "Description of the Certificates--The
Group 1 Certificates--Glossary" are exceeded thereafter, the group 1 senior certificates may once again receive 100% of principal payments received on the group 1 mortgage loans and as a result the group 1 subordinated certificates may continue (unless the aggregate class principal balance of the group 1 senior certificates has been reduced to zero) to receive no portion of the amount of principal then payable to the group 1 certificates. After taking into account certain payments by the issuing entity pursuant to the swap agreement, the weighted average lives of the group 1 subordinated certificates will therefore be longer than would otherwise be the case. The effect on the market value of the group 1 subordinated certificates of changes in market interest rates or market yields for similar securities may be greater than for the group 1 senior certificates.

          If, as a result of losses on the mortgage loans in loan group 1, the certificate principal balance of the Class OC Certificates is reduced to zero and there is no excess interest on the group 1 mortgage loans, the yield on each class of group 1 subordinated certificates will be extremely sensitive to losses on the group 1 mortgage loans since such losses will then be allocated to the
Class 1-B-3, Class 1-B-2, Class 1-B-1, Class 1-M-6, Class 1-M-5, Class 1-M-4,
Class 1-M-3, Class 1-M-2 and Class 1-M-1 Certificates, in that order, until their respective certificate principal balances are reduced to zero.

          Delinquencies on the group 1 mortgage loans that are not covered by amounts advanced by the servicers or the master servicer, as applicable, because the servicers or the master servicer believe the amounts, if advanced, would not be recoverable, will adversely affect the yield on the Class OC Certificates, the Class 1-B-3, Class 1-B-2, Class 1-B-1, Class 1-M-6, Class 1-M-5, Class
1-M-4, Class 1-M-3, Class 1-M-2 and Class 1-M-1 Certificates, in that order.
Because of the priority of distributions, shortfalls resulting from delinquencies on the group 1 mortgage loans after taking into account certain payments received or paid by the issuing entity pursuant to the swap

                                      S-21

agreement will be borne first by the Class OC Certificates and then by the group
1 subordinated certificates, in the reverse order of their priority of payment.
Realized losses will be allocated to a class of group 1 subordinated certificates by reducing or "writing down" the principal balance thereof. Such written down amounts will not accrue interest, nor, except under certain circumstances, will such amounts be reinstated. However, if funds are available after all payments of interest and principal required to be made on a distribution date to the group 1 certificates are paid to the certificateholders, the holders of group 1 subordinated certificates may receive a payment in respect of such written down principal in order of their seniority.

          The yield on the group 1 subordinated certificates, in decreasing order of their seniority, will be progressively more sensitive to the rate and timing of defaults and the severity of losses on the group 1 mortgage loans. In general, losses on the group 1 mortgage loans and the resulting reduction in the principal balance of the group 1 subordinated certificates will mean that less interest will accrue on such certificates than would otherwise be the case. The earlier a loss and resulting reduction in principal balance occurs, the greater the effect on an investor's yields.

          The amount of any realized losses experienced on the mortgage loans in loan group 1, to the extent not covered by either excess interest, or prior to the distribution date in June 2011, any net swap receipts received from the swap counterparty, will be applied to reduce the class principal balance of the Class
OC Certificates, the Class 1-B-3, Class 1-B-2, Class 1-B-1, Class 1-M-6, Class
1-M-5, Class 1-M-4, Class 1-M-3, Class 1-M-2 and Class 1-M-1 Certificates, in
that order, until the principal balance of each such class has been reduced to zero. If subordination is insufficient to absorb losses, then holders of more senior classes will incur realized losses and may never receive all of their principal payments. The pooling and servicing agreement does not permit the allocation of realized losses on the group 1 mortgage loans to the Class 1-A-1,
Class 1-A-2, Class 1-A-3, Class 1-A-4 or Class 1-A-5 Certificates; however, investors in the Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4 and Class
1-A-5 Certificates should realize that under certain loss scenarios, there will not be enough principal and interest on the mortgage loans in loan group 1 to pay the Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4 and Class 1-A-5
Certificates all interest and principal amounts to which these classes of certificates are then entitled. You should consider the following:

               o    if you buy a Class 1-B-3 Certificate and losses on the
                    mortgage loans in loan group 1 exceed the total principal
                    balance of the Class OC Certificates, the excess interest in that period and, prior to the distribution date in June
                    2011, any net swap receipts received from the swap
                    counterparty, the principal balance of your certificate will be reduced proportionately with the principal balance of the other Class 1-B-3 Certificates by the amount of that excess;

               o    if you buy a Class 1-B-2 Certificate and losses on the
                    mortgage loans in loan group 1 exceed the total principal
                    balance of the Class 1-B-3, Class OC Certificates, the
                    excess interest in that period and, prior to the
                    distribution date in June 2011, any net swap receipts
                    received from the swap counterparty, the principal balance of your certificate will be reduced proportionately with the principal balance of the other Class 1-B-2 Certificates by the amount of that excess;

               o    if you buy a Class 1-B-1 Certificate and losses on the
                    mortgage loans in loan group 1 exceed the total principal
                    balance of the Class 1-B-2, Class 1-B-3, Class OC
                    Certificates, the excess interest in that period and, prior to the distribution date in June 2011, any net swap receipts received from the swap counterparty, the principal balance of your certificate will be reduced proportionately with the principal balance of the other Class 1-B-1 Certificates by the amount of that excess;

               o    if you buy a Class 1-M-6 Certificate and losses on the
                    mortgage loans in loan group 1 exceed the total principal
                    balance of the Class 1-B-1, Class 1-B-2, Class 1-B-3 and
                    Class OC Certificates, the excess interest in that period
                    and, prior to the distribution date in June 2011, any net
                    swap receipts received from the swap counterparty, the
                    principal balance of your certificate will be reduced
                    proportionately with the principal balance of the other
                    Class 1-M-6 Certificates by the amount of that excess;

                                      S-22

               o    if you buy a Class 1-M-5 Certificate and losses on the
                    mortgage loans in loan group 1 exceed the total principal
                    balance of the Class 1-M-6, Class 1-B-1, Class 1-B-2, Class
                    1-B-3 and Class OC Certificates, the excess interest in that period and, prior to the distribution date in June 2011, any net swap receipts received from the swap counterparty, the principal balance of your certificate will be reduced
                    proportionately with the principal balance of the other
                    Class 1-M-5 Certificates by the amount of that excess;

               o    if you buy a Class 1-M-4 Certificate and losses on the
                    mortgage loans in loan group 1 exceed the total principal
                    balance of the Class 1-M-5, Class 1-M-6, Class 1-B-1, Class
                    1-B-2, Class 1-B-3 and Class OC Certificates, the excess
                    interest in that period and, prior to the distribution date in June 2011, any net swap receipts received from the swap counterparty, the principal balance of your certificate will be reduced proportionately with the principal balance of the other Class 1-M-4 Certificates by the amount of that excess;

               o    if you buy a Class 1-M-3 Certificate and losses on the
                    mortgage loans in loan group 1 exceed the total principal
                    balance of the Class 1-M-4, Class 1-M-5, Class 1-M-6, Class
                    1-B-1, Class 1-B-2, Class 1-B-3 and Class OC Certificates,
                    the excess interest in that period and, prior to the
                    distribution date in June 2011, any net swap receipts
                    received from the swap counterparty, the principal balance of your certificate will be reduced proportionately with the principal balance of the other Class 1-M-3 Certificates by the amount of that excess;

               o    if you buy a Class 1-M-2 Certificate and losses on the
                    mortgage loans in loan group 1 exceed the total principal
                    balance of the Class 1-M-3, Class 1-M-4, Class 1-M-5, Class
                    1-M-6, Class 1-B-1, Class 1-B-2, Class 1-B-3 and Class OC
                    Certificates, the excess interest in that period and, prior to the distribution date in June 2011, any net swap receipts received from the swap counterparty, the principal balance of your certificate will be reduced proportionately with the principal balance of the other Class 1-M-2 Certificates by the amount of that excess; and

               o    if you buy a Class 1-M-1 Certificate and losses on the
                    mortgage loans in loan group 1 exceed the total principal
                    balance of the Class 1-M-2, Class 1-M-3, Class 1-M-4, Class
                    1-M-5, Class 1-M-6, Class 1-B-1, Class 1-B-2, Class 1-B-3
                    and Class OC Certificates, the excess interest in that
                    period and, prior to the distribution date in June 2011, any net swap receipts received from the swap counterparty, the principal balance of your certificate will be reduced
                    proportionately with the principal balance of the other
                    Class 1-M-1 Certificates by the amount of that excess.

          Risks relating to the Class 1-A-5 Certificates. The Class 1-A-5
Certificates are entitled to receive distributions of interest concurrently with the Class 1-A-4 Certificates on a pro rata basis, and the Class 1-A-5
Certificates are supported by the subordination of the group 1 subordinated certificates and the Class OC Certificates. However, the Class 1-A-5
Certificates will not receive any principal distributions until the class principal balance of the Class 1-A-4 Certificates has been reduced to zero, if:

               o    with respect to any distribution date occurring before June
                    2008, the aggregate amount of realized losses on the group 1 mortgage loans since the cut-off date, as a percentage of
                    the aggregate stated principal balance of the group 1
                    mortgage loans as of the cut-off date, exceeds 0.25%, or

               o    with respect to any distribution date occurring in or after
                    June 2008, delinquencies and/or cumulative realized losses on the group 1 mortgage loans exceed certain specified
                    levels as described under "Description of the Certificates
                    --Principal Distributions on the Group 1 Certificates" and
                    "--Allocation of Principal Payments to Class 1-A
                    Certificates" in this prospectus supplement.

          The allocation described above will increase the risk that shortfalls in principal from the group 1 mortgage loans will be borne by the Class 1-A-5
Certificates. If such shortfalls are borne by the Class 1-A-5 Certificates, the yield to investors in the Class 1-A-5 Certificates will be adversely affected.

                                      S-23

          Risks Related to the Aggregate Group II Certificates. The amount of any realized losses, other than excess losses, experienced on the aggregate group II mortgage loans will be applied to reduce the class principal balance of the class of aggregate group II subordinated certificates with the highest numerical class designation, until the principal balance of that class has been reduced to zero. If subordination is insufficient to absorb losses on the aggregate group II mortgage loans, then holders of more senior classes of aggregate group II certificates will incur realized losses and may never receive all of their principal payments. You should consider the following:

               o    if you buy a Class II-B-3 Certificate and losses on the
                    aggregate group II mortgage loans exceed the total principal balance of the Class II-B-4, Class II-B-5 and Class II-B-6
                    Certificates, the principal balance of your certificate will be reduced proportionately with the principal balance of the other Class II-B-3 Certificates by the amount of that
                    excess;

               o    if you buy a Class II-B-2 Certificate and losses on the
                    aggregate group II mortgage loans exceed the total principal balance of the Class II-B-3, Class II-B-4, Class II-B-5 and
                    Class II-B-6 Certificates, the principal balance of your
                    certificate will be reduced proportionately with the
                    principal balance of the other Class II-B-2 Certificates by the amount of that excess; and

               o    if you buy a Class II-B-1 Certificate and losses on the
                    aggregate group II mortgage loans exceed the total principal balance of the Class II-B-2, Class II-B-3, Class II-B-4,
                    Class II-B-5 and Class II-B-6 Certificates, the principal
                    balance of your certificate will be reduced proportionately with the principal balance of the other Class II-B-1
                    Certificates by the amount of that excess.

          Risks with respect to the Aggregate Group II Senior Certificates

               o    after the aggregate class principal balance of the aggregate group II subordinated certificates has been reduced to zero, realized losses on the aggregate group II mortgage loans in a related loan group will reduce the class principal
                    balances of the related senior certificates, in the manner, order and priority described in "Description of the
                    Certificates--Priority of Distributions Among Certificates"
                    and "--Allocation of Losses on the Aggregate Group II
                    Certificates and the Aggregate Group III Certificates" in
                    this prospectus supplement.

          Furthermore, the aggregate group II subordinated certificates will provide only limited protection against some categories of losses on the aggregate group II mortgage loans such as bankruptcy losses, fraud losses and special hazard losses on the aggregate group II loan group in excess of the amounts specified in this prospectus supplement. Any losses on the mortgage loans in loan group 2 or loan group 3, as applicable, in excess of those amounts will be allocated pro rata among each class of senior certificates related to that loan group and each class of aggregate group II subordinated certificates, even if the principal balance of each class of aggregate group II subordinated certificates has not been reduced to zero. You should note that it is possible that a disproportionate amount of coverage for these types of losses may be experienced by one loan group which could make certificates related to the other loan group more likely to suffer a loss.

          Risks Related to the Aggregate Group III Certificates. The amount of any realized losses, other than excess losses, experienced on the aggregate group III mortgage loans will be applied to reduce the class principal balance of the class of aggregate group III subordinated certificates with the highest numerical class designation, until the principal balance of that class has been reduced to zero. If subordination is insufficient to absorb losses on the aggregate group III mortgage loans, then holders of more senior classes of aggregate group III certificates will incur realized losses and may never receive all of their principal payments. You should consider the following:

               o    if you buy a Class III-B-3 Certificate and losses on the
                    aggregate group III mortgage loans exceed the total
                    principal balance of the Class III-B-4, Class III-B-5 and
                    Class III-B-6 Certificates, the principal balance of your
                    certificate will be reduced proportionately with the
                    principal balance of the other Class III-B-3 Certificates by the amount of that excess;

                                      S-24

               o    if you buy a Class III-B-2 Certificate and losses on the
                    aggregate group III mortgage loans exceed the total
                    principal balance of the Class III-B-3, Class III-B-4, Class
                    III-B-5 and Class III-B-6 Certificates, the principal
                    balance of your certificate will be reduced proportionately with the principal balance of the other Class III-B-2
                    Certificates by the amount of that excess; and

               o    if you buy a Class III-B-1 Certificate and losses on the
                    aggregate group III mortgage loans exceed the total
                    principal balance of the Class III-B-2, Class III-B-3, Class
                    III-B-4, Class III-B-5 and Class III-B-6 Certificates, the
                    principal balance of your certificate will be reduced
                    proportionately with the principal balance of the other
                    Class III-B-1 Certificates by the amount of that excess.

          Risks with respect to the Aggregate Group III Senior Certificates

               o    after the aggregate class principal balance of the aggregate group III subordinated certificates has been reduced to
                    zero, realized losses on the aggregate group III mortgage
                    loans in a related loan group will reduce the class
                    principal balances of the related senior certificates, in
                    the manner, order and priority described in "Description of the Certificates--Priority of Distributions Among
                    Certificates" and "--Allocation of Losses on the Aggregate
                    Group II and the Aggregate Group III Certificates" in this prospectus supplement.

          Furthermore, the aggregate group III subordinated certificates will provide only limited protection against some categories of losses on the aggregate group III mortgage loans such as bankruptcy losses, fraud losses and special hazard losses on the aggregate group III loan group in excess of the amounts specified in this prospectus supplement. Any losses on the mortgage loans in loan group 4, loan group 5 or loan group 6, as applicable, in excess of those amounts will be allocated pro rata among each class of senior certificates related to that loan group and each class of aggregate group III subordinated certificates, even if the principal balance of each class of aggregate group III subordinated certificates has not been reduced to zero. You should note that it is possible that a disproportionate amount of coverage for these types of losses may be experienced by one loan group which could make certificates related to the other loan group more likely to suffer a loss.

THERE ARE RISKS INVOLVING UNPREDICTABILITY OF PREPAYMENTS AND THE EFFECT OF
PREPAYMENTS ON YIELDS

          The rate of principal distributions and yield to maturity on the certificates will be directly related to the rate of principal payments on the mortgage loans in the related loan group, in the case of the group 1 certificates, the aggregate group II senior certificates or the aggregate group
III senior certificates, or all of the mortgage loans in the related aggregate loan group, in the case of the aggregate group II subordinated certificates or the aggregate group III subordinated certificates. For example, the rate of principal payments on the mortgage loans will be affected by the following:

o    the amortization schedules of the mortgage loans; and

o    the rate of principal prepayments, including partial prepayments and full prepayments resulting from:

                         o    refinancing by borrowers;

                         o    liquidations of defaulted loans by a servicer; and

                         o    repurchases of mortgage loans by an originator or
                              the seller as a result of defective documentation
                              or breaches of representations and warranties.

          The yield to maturity of the certificates will also be affected by the exercise of the optional termination of the issuing entity by the master servicer or, with respect to the group 1 mortgage loans, if a successful auction occurs.

                                      S-25

          With the exception of approximately 32.41% of the mortgage loans in loan group 1 and approximately 51.13% of the aggregate group II mortgage loans, in each case by aggregate stated principal balance of the mortgage loans in the related aggregate loan group as of the cut-off date, all of the mortgage loans may be prepaid in whole or in part at any time without payment of a prepayment penalty. The rate of principal payments on mortgage loans is influenced by a wide variety of economic, geographic, social and other factors, including general economic conditions, the level of prevailing interest rates, the availability of alternative financing and homeowner maturity. For example, if interest rates for similar loans fall below the interest rates on the mortgage loans, the rate of prepayment would generally be expected to increase.
Conversely, if interest rates on similar loans rise above the interest rates on the mortgage loans, the rate of prepayment would generally be expected to decrease. We cannot predict the rate at which borrowers will repay their mortgage loans. Please consider the following:

          o    if you are purchasing any offered certificate at a discount, your yield may be lower than expected if principal payments on the related mortgage loans occur at a slower rate than you expected;

          o    if you are purchasing an offered certificate at a premium, your yield may be lower than expected if principal payments on the related mortgage loans occur at a faster rate than you expected;

          o    if the rate of default and the amount of losses on the related mortgage loans are higher than you expect, then your yield may be lower than you expect;

          o    the earlier a payment of principal occurs, the greater the impact on your yield. For example, if you purchase any offered
               certificate at a premium, although the average rate of principal payments is consistent with your expectations, if the rate of principal payments occurs initially at a rate higher than
               expected, which would adversely impact your yield, a subsequent reduction in the rate of principal payments will not offset any adverse yield effect; and

          o    the priorities governing payments of scheduled and unscheduled principal on the mortgage loans in each aggregate loan group will have the effect of accelerating the rate of principal payments to holders of the classes of the related senior certificates
               relative to the classes of the related subordinated certificates.

          Prepayment penalties on the mortgage loans in a loan group will be distributed to the related class of Class P Certificates and will not be available to the holders of other classes of certificates. See "Yield,
Prepayment and Weighted Average Life," "Description of the
Certificates--Principal Distributions on the Group 1 Certificates" and
"Description of the Certificates--Principal Distributions on the Aggregate Group
II Certificates and the Aggregate Group III Certificates" in this prospectus supplement for a description of the factors that may influence the rate and timing of prepayments on the mortgage loans.

YOUR YIELD WILL BE AFFECTED BY THE INTEREST-ONLY FEATURE OF SOME OF THE MORTGAGE
LOANS

          Approximately 85.94%, 89.50% and 89.20% of the mortgage loans in loan group 1, loan group 2 and loan group 3, respectively, in each case by aggregate stated principal balance of the mortgage loans in that loan group as of the cut-off date, and all of the mortgage loans in loan group 4, loan group 5 and loan group 6 require monthly payments of only accrued interest for a substantial period of time after origination. During the interest-only period, less principal will be available for distribution to the holders of the related certificates than otherwise would be the case. In addition, these loans may have a higher risk of default after the interest-only period due to the larger outstanding balance and the increased monthly payment necessary to amortize fully the mortgage loan. In addition, during the interest-only period, these mortgage loans may be less likely to prepay since the perceived benefits from refinancing may be less than if the mortgage loans were fully amortizing. As the interest-only period approaches its end, however, these mortgage loans may be more likely to be refinanced in order to avoid higher monthly payments necessary to amortize fully the mortgage loans.

          Investors should consider the fact that interest-only loans reduce the monthly payment required by borrowers during the interest-only period and consequently the monthly housing expense used to qualify borrowers

                                      S-26

pursuant to originators' underwriting guidelines. As a result, interest-only loans may allow some borrowers to qualify for a mortgage loan who would not otherwise qualify for a fully-amortizing mortgage loan or may allow them to qualify for a larger loan than would otherwise be the case.

YOUR YIELD MAY BE AFFECTED BY CHANGES IN INTEREST RATES

          After their respective initial fixed-rate periods, if any, the mortgage rate on each mortgage loan adjusts based upon one-month LIBOR, six-month LIBOR or one-year LIBOR, depending on the terms of the related mortgage note. No prediction can be made as to future levels of any of these indices or as to the timing of any changes therein, each of which will directly affect the yields of the related classes of certificates.

          See "Description of the Certificates--Interest Distributions on the
Group 1 Certificates" and "Description of the Certificates--Interest
Distributions on the Aggregate Group II Certificates and the Aggregate Group III
Certificates" in this prospectus supplement.

YOUR YIELD WILL BE AFFECTED BY HOW MORTGAGE LOAN INTEREST RATE ADJUSTMENTS ARE
LIMITED

          The certificates will accrue interest at a pass-through rate based on or subject to the weighted average of the interest rates on the mortgage loans in the related loan group, in the case of the group 1 certificates, the aggregate group II senior certificates and the aggregate group III senior certificates, and in all of the aggregate group II mortgage loans and the aggregate group III mortgage loans, in the case of the aggregate group II subordinated certificates and the aggregate group III subordinated certificates, respectively, net of certain expenses of the issuing entity. A majority of the mortgage loans that have adjustable mortgage rates have periodic and maximum limitations on adjustments to the interest rate on the mortgage loans.
Consequently, the operation of these interest rate caps may limit increases in one or more pass-through rates for extended periods in a rising interest rate environment.

THE PASS-THROUGH RATES ON THE GROUP 1 CERTIFICATES ARE SUBJECT TO A WEIGHTED
AVERAGE NET RATE CAP AND ARE SENSITIVE TO ONE-MONTH LIBOR

          The pass-through rates on the group 1 certificates are subject to a cap (the "NET WAC CAP") equal to the weighted average of the mortgage rates of the group 1 mortgage loans, net of certain expenses of the issuing entity and any net swap payments required to be made to the swap counterparty. Therefore, the prepayment of the group 1 mortgage loans with higher mortgage rates may result in a lower pass-through rate on the group 1 certificates.

          In addition, the pass-through rates on the group 1 certificates for any distribution date will be equal to the value of one-month LIBOR plus the related margin, but subject to the Net WAC Cap. Your yield on the group 1 certificates will be sensitive to:

          (1)  the level of one-month LIBOR, and

          (2)  the imposition of the Net WAC Cap.

          The group 1 certificates accrue interest at pass-through rates based on the one-month LIBOR index plus specified margins, but are subject to certain limitations. Those limitations on the pass-through rates for the group 1 certificates are, in part, based on the weighted average of the interest rates on the mortgage loans reduced for net payments to the swap provider and net of certain fees and expenses of the issuing entity. To the extent the pass-through rate for any class of group 1 certificates is limited on any distribution date by the application of the Net WAC Cap, the difference between that rate and the pass-through rate that would otherwise have been paid to that class of certificates absent such cap will create a shortfall. That shortfall will carry forward with interest thereon. These shortfalls may remain unpaid on the optional termination date or in the event of a successful auction or, if the optional termination is not exercised and a successful auction does not occur, on the final payment date.

          In addition, when the Net WAC Cap applies, there may be little or no excess cash flow or amounts paid by the swap counterparty to the issuing entity to cover losses and to maintain the required level of overcollateralization.

                                      S-27

No assurance can be given that the excess cash flow that may be available and/or amounts paid by the swap counterparty to the issuing entity to cover the shortfalls resulting from the Net WAC Cap will be sufficient for that purpose.

          Although holders of each class of group 1 certificates will be entitled to receive any basis risk carry forward from and to the limited extent of amounts paid by the swap counterparty to the issuing entity and any net monthly excess cashflow, there is no assurance that those funds will be available or sufficient to pay such basis risk carry forward amount. There can be no assurance that available net monthly excess cashflow will be sufficient to cover these shortfalls, particularly because in a situation where the pass-through rate on a class of group 1 certificates is limited by the Net WAC
Cap, there will be little or no net monthly excess cashflow on the group 1 mortgage loans.

          See "Description of the Certificates--Interest Distributions on the
Group 1 Certificates," "Description of the Certificates--The Swap Agreement",
"Description of the Certificates--The Swap Account" and "Yield, Prepayment and
Weighted Average Life" in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

THE SWAP AGREEMENT WILL BE SUBJECT TO COUNTERPARTY RISK

          The group 1 certificates will have the benefit of a supplemental interest trust, which will hold the swap agreement entered into by the securities administrator for the benefit of the group 1 certificates that will either require the swap counterparty to make certain payments for the benefit of the group 1 certificates or the Securities Administrator to make certain payments to the swap counterparty out of funds otherwise distributable to the group 1 certificates. To the extent that payments on the group 1 certificates depend in part on payments to be received by the supplemental interest trust, under the swap agreement, the ability of the securities administrator to make such payments on the group 1 certificates will be subject to the credit risk of the counterparty. Payments from the swap counterparty will only be available to cover certain shortfalls or losses on the group 1 certificates, as described in this prospectus supplement under "Description of the Certificates--The Swap
Account" and "Description of the Certificates--The Swap Agreement".

          Any net payments payable under the swap agreement by the swap counterparty will only be payable if the amount owed by the swap counterparty on a distribution date, which is equal to one-month LIBOR, exceeds the amount owed to the swap counterparty, which is a fixed payment of 5.36% per annum, on such distribution date. No assurance can be made that any amounts will be received under the swap agreement, or that any such amounts that are received will be sufficient for their intended purpose. Any net swap payment payable to the swap counterparty under the terms of the swap agreement will reduce amounts available for distribution to the group 1 certificateholders, and may reduce the amounts distributed to the group 1 certificates. In addition, any swap termination payment payable to the swap counterparty in the event of early termination of the swap agreement (other than certain swap termination payments resulting from an event of default or certain termination events with respect to the swap counterparty, as described in this prospectus supplement under "Description of the Certificates--The Swap Account" and "--The Swap Agreement") will reduce amounts available for distribution to the group 1 certificateholders. The swap agreement will terminate on or prior to the distribution date in May 2011.

          Upon early termination of a swap agreement, a payment may be owed by either the swap counterparty or the supplemental interest trust, regardless of which party caused the termination. The swap termination payment will be computed in accordance with the procedures set forth in the swap agreement described in this prospectus supplement under "Description of the
Certificates--The Swap Account" and "--The Swap Agreement". In the event that the swap counterparty is entitled under the swap agreement to receive a swap termination payment, the issuing entity, through the supplemental interest trust, will be required to make that payment on the related distribution date, and on any subsequent distribution dates until the swap counterparty has been paid in full, prior to distributions to the group 1 certificateholders (other than certain swap termination payments resulting from an event of default or certain termination events with respect to the swap counterparty, which swap termination payments generally will be subordinated to distributions to the holders of the group 1 certificates, as described in this prospectus supplement under "Description of the Certificates--The Swap Account" and "--The Swap
Agreement"). This feature may result in losses on the group 1 subordinated certificates. Due to the priority of the

                                      S-28

applications of the available distribution amount, any classes of group 1 certificates that are subordinated in right of payment to payments made to the swap counterparty will bear the effects of any shortfalls resulting from a net swap payment or swap termination payment before such effects are borne by the group 1 certificates that are senior in right of payment to the swap counterparty.

          Investors in the group 1 certificates should also be aware that the provisions of the swap agreement provide that the swap counterparty can be terminated if it does not provide to the depositor agreed-upon financial information.

HIGH BALANCE MORTGAGE LOANS POSE SPECIAL RISKS

          Approximately 39.88%, 75.14%, 65.93%, 83.09%, 86.38% and 86.48% of the
mortgage loans in loan group 1, loan group 2, loan group 3, loan group 4, loan group 5 and loan group 6, respectively, in each case by aggregate stated
principal balance of the mortgage loans in that loan group as of the cut-off date, had principal balances greater than $500,000. You should consider the risk that the loss and delinquency experience on these high balance mortgage loans may have a disproportionate effect on the related loan group and the pool of mortgage loans as a whole.

HIGH LOAN-TO-VALUE RATIOS INCREASE RISK OF LOSS

          Loans with higher loan-to-value ratios may present a greater risk of loss than loans with loan-to-value ratios of 80.00% or below. Approximately
2.72%, 0.81%, 8.97%, 8.32% and 10.52% of the mortgage loans in loan group 1, loan group 3, loan group 4, loan group 5 and loan group 6, respectively, in each case by aggregate stated principal balance of the mortgage loans in that loan group as of the cut-off date, had loan-to-value ratios at origination in excess of 80.00%. Additionally, the determination of the value of a mortgaged property used in the calculation of the loan-to-value ratios or effective loan-to-value ratios of the loans may differ from the appraised value of such mortgaged properties or the actual value of such mortgaged properties.

PAYMENTS IN FULL OF A BALLOON LOAN DEPEND ON THE BORROWER'S ABILITY TO REFINANCE
THE BALLOON LOAN OR SELL THE MORTGAGED PROPERTY

          Approximately 0.30% and 0.73% of the mortgage loans in loan group 1 and loan group 3, respectively, in each case by aggregate stated principal balance of the mortgage loans in that loan group as of the cut-off date, are balloon loans. Mortgage loans that are balloon loans may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments, i.e., balloon payments, at their stated maturity. Mortgage loans with balloon payments involve a greater degree of risk because the ability of a borrower to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related mortgaged property.
The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including:

          o    the level of available mortgage interest rates at the time of sale or refinancing;

          o    the borrower's equity in the related mortgaged property;

          o    the financial condition of the mortgagor;

          o    tax laws;

          o    prevailing general economic conditions; and

          o    the availability of credit for single family real properties generally.

                                      S-29

INADEQUACY OF VALUE OF PROPERTIES COULD AFFECT SEVERITY OF LOSSES

          Assuming that the related mortgaged properties provide adequate security for the mortgage loans, substantial delays in recoveries may occur from the foreclosure or liquidation of defaulted loans. We cannot assure you that the values of the properties have remained or will remain at the levels in effect on the dates of origination of the related loans. Further, liquidation expenses, including legal fees, real estate taxes, and maintenance and preservation expenses will reduce the proceeds payable on the mortgage loans and thereby reduce the security for the mortgage loans. As a result, the risk that you will suffer losses could increase. If any of the properties fail to provide adequate security for the related loan, you may experience a loss. See "Legal Aspects of
Mortgage Loans--Foreclosure" in the accompanying prospectus.

BANKRUPTCY OF BORROWERS MAY ADVERSELY AFFECT DISTRIBUTIONS ON THE CERTIFICATES

          The application of federal and state laws, including bankruptcy and debtor relief laws, may interfere with or adversely affect the ability to realize on the properties, enforce deficiency judgments or pursue collection litigation with respect to defaulted loans. As a consequence, borrowers who have defaulted on their loans and sought, or are considering seeking, relief under bankruptcy or debtor relief laws will have substantially less incentive to repay their loans. As a result, these loans will likely experience more severe losses, which may be total losses and could therefore increase the risk that you will suffer losses. See "--Credit Enhancement May Not Be Adequate" above.

THERE ARE RISKS IN HOLDING SUBORDINATED CERTIFICATES

          The protections afforded the senior certificates create risks for the related subordinated certificates. Prior to any purchase of any class of subordinated certificates, consider the following factors that may adversely impact your yield:

               o    Because the subordinated certificates generally receive
                    interest and principal distributions after the related
                    senior certificates receive those distributions, there is a greater likelihood that those subordinated certificates will not receive the distributions to which they are entitled on any distribution date.

               o    If the servicer of a mortgage loan determines not to advance a delinquent payment on that mortgage loan because the
                    servicer determines the amount is not recoverable from a
                    borrower, there may be a shortfall in distributions on the related certificates which will impact the related
                    subordinated certificates.

               o    With respect to the group 1 certificates as a result of the absorption of realized losses on the mortgage loans by
                    excess interest, after taking into account certain payments received or paid by the group 1 issuing entity pursuant to the swap agreement, and overcollateralization as described in this prospectus supplement, liquidations of defaulted
                    mortgage loans in loan group 1, whether or not realized
                    losses are incurred upon the liquidations, are likely to
                    result in an earlier return of principal to the offered
                    certificates and are likely to influence the yield on the
                    group 1 certificates in a manner similar to the manner in
                    which principal prepayments on the group 1 mortgage loans
                    would influence the yield on the group 1 certificates. The overcollateralization provisions are intended to result in an accelerated rate of principal distributions to holders of the group 1 certificates then entitled to principal
                    distributions at any time that the overcollateralization
                    provided by the mortgage loan pool falls below the required level. An earlier return of principal to the holders of the group 1 certificates as a result of the
                    overcollateralization provisions will influence the yield on the offered certificates in a manner similar to the manner in which principal prepayments on the group 1 mortgage loans will influence the yield on the group 1 certificates. In
                    addition, losses resulting from the liquidation of defaulted loans that are group 1 mortgage loans that are not covered by excess interest, overcollateralization or net swap
                    receipts paid by the counterparty to the issuing entity will be allocated to the group 1 subordinated certificates. A
                    loss

                                      S-30

                    allocation results in a reduction in a certificate balance, potentially to zero, without a corresponding distribution of cash to the holder. A lower certificate balance will result in less interest accruing on the certificate.

               o    With respect to the aggregate group II certificates and the aggregate group III certificates, losses resulting from the liquidation of defaulted loans that are aggregate group II mortgage loans or aggregate group III mortgage loans will be directly allocated to the aggregate group II subordinated
                    certificates and the aggregate group III subordinated
                    certificates, respectively. A loss allocation results in a reduction in a certificate balance, potentially to zero,
                    without a corresponding distribution of cash to the holder.
                    A lower certificate balance will result in less interest
                    accruing on the certificate.

               o    The earlier in the transaction that a loss on a mortgage
                    loan occurs, the greater the impact on your yield on the
                    related subordinated certificates.

          The pooling and servicing agreement does not permit the allocation of realized losses on any of the mortgage loans to any class of Class P
Certificates or the group 1 senior certificates. See "Description of the
Certificates" and "Yield, Prepayment and Weighted Average Life" in this prospectus supplement.

          Unless the aggregate class principal balance of the group 1 senior certificates has been reduced to zero, the group 1 subordinated certificates will not be entitled to any principal distributions until at least June 2009 or a later date as provided in this prospectus supplement, or during any period in which delinquencies and/or realized losses on the group 1 mortgage loans exceed certain levels set forth in this prospectus supplement. Additionally, if losses on the group 1 mortgage loans exceed certain levels set forth in this prospectus supplement, the Class 1-A-5 Certificates will no longer receive distributions of principal on a pro rata basis with the Class 1-A-4 Certificates and instead the
Class 1-A-5 Certificates will not receive any distributions of principal until the class principal balance of the Class 1-A-4 Certificates has been reduced to zero, as described under "Description of the Certificates --Allocation of
Principal Payments to Class 1-A Certificates" in this prospectus supplement.

          Similarly, except under the circumstances described in this prospectus supplement, the aggregate group II subordinated certificates are not entitled to a full proportionate share of principal prepayments on the aggregate group II mortgage loans until the beginning of the twelfth year after the closing date.
In addition, if certain losses on the aggregate group II mortgage loans exceed stated levels, a portion of the principal distribution payable to classes of the aggregate group II subordinated certificates with lower priorities of payment will be paid to the classes of aggregate group II subordinated certificates with higher priorities of payment. Accordingly, the weighted average lives of the subordinated certificates will be longer than would be the case if distributions of principal were allocated among all of the related classes of certificates at the same time. As a result of the longer weighted average lives of the subordinated certificates, the holders of these classes of certificates have a greater risk of suffering a loss on their investments.

          Similarly, except under the circumstances described in this prospectus supplement, the aggregate group III subordinated certificates are not entitled to a full proportionate share of principal prepayments on the aggregate group
III mortgage loans until the beginning of the twelfth year after the closing date. In addition, if certain losses on the aggregate group III mortgage loans exceed stated levels, a portion of the principal distribution payable to classes of the aggregate group III subordinated certificates with lower priorities of payment will be paid to the classes of aggregate group III subordinated certificates with higher priorities of payment. Accordingly, the weighted average lives of the subordinated certificates will be longer than would be the case if distributions of principal were allocated among all of the related classes of certificates at the same time. As a result of the longer weighted average lives of the subordinated certificates, the holders of these classes of certificates have a greater risk of suffering a loss on their investments.

                                      S-31

EXCESS INTEREST FROM THE GROUP 1 MORTGAGE LOANS MAY NOT PROVIDE ADEQUATE CREDIT
ENHANCEMENT TO THE GROUP 1 CERTIFICATES

          After taking into account certain payments received or paid by the issuing entity pursuant to the swap agreement, the mortgage loans in loan group
1 are expected to generate more interest than is needed to pay interest on the group 1 certificates and the related expenses of the issuing entity because the weighted average interest rate on the group 1 mortgage loans is expected to be higher than is needed to make distributions of interest on the group 1 certificates plus the related weighted average expense fee rate. If the group 1 mortgage loans generate more interest than is needed to pay interest on the group 1 certificates and make any payments to the swap counterparty as required by the swap agreement, such "excess interest" will be used to make additional principal payments on the group 1 certificates to the extent described in this prospectus supplement. The use of excess interest to make additional distributions of principal on the group 1 certificates will reduce the aggregate class principal balance of the group 1 certificates below the aggregate stated
principal balance of the group 1 mortgage loans, thereby maintaining the required level of "overcollateralization." Overcollateralization is intended to provide limited protection to the holders of the group 1 certificates by absorbing these certificates' share of losses from liquidated mortgage loans.
However, we cannot assure you that enough excess interest will be generated on the group 1 mortgage loans to maintain the required level of overcollateralization.

          The excess interest available on any distribution date will be affected by the actual amount of interest received, collected or advanced in respect of the group 1 mortgage loans during the preceding month. Such amount will be influenced by changes in the weighted average of the mortgage rates resulting from prepayments and liquidations of the group 1 mortgage loans. If on any distribution date, the pass-through rate of one or more classes of group 1 certificates is limited by the Net WAC Cap, it may be necessary to apply all or a portion of the interest funds available after taking into account certain payments received or paid by the issuing entity pursuant to the interest rate swap agreement, to distribute interest at the pass-through rates for such classes of certificates. As a result, interest may be unavailable for any other purpose.

          In addition, when a borrower makes a full or partial prepayment on a mortgage loan, the amount of interest that the borrower is required to pay may be less than the amount of interest certificateholders would otherwise be entitled to receive with respect to the mortgage loan. The related servicer and, in certain circumstances, the master servicer, are each required to reduce its servicing fee or master servicing compensation, as applicable, to offset this shortfall (such reduction is a payment of "COMPENSATING INTEREST"), but the reduction for any distribution date is limited. If the aggregate amount of interest shortfalls resulting from prepayments on the group 1 mortgage loans exceeds the amount of the related reduction in the master servicing compensation and the servicing fee, the amount of interest available to make distributions of interest to the group 1 certificates and to build or maintain overcollateralization will be reduced.

          If the protection afforded by overcollateralization is insufficient, then the holders of the group 1 certificates could experience a loss on their investment.

GEOGRAPHIC CONCENTRATION COULD INCREASE LOSSES ON THE MORTGAGE LOANS

          The yield to maturity on your certificates may be affected by the geographic concentration of the mortgaged properties securing the mortgage loans. Any concentration of the mortgaged properties securing the mortgage loans in particular geographic regions might magnify the effect on the pool of mortgage loans of adverse economic conditions or of special hazards in these areas, such as earthquakes or tornadoes, and might increase the rate of delinquencies, defaults and losses on the mortgage loans. Consequently, the geographic concentration could result in shortfalls in distributions due on your certificates more than would be the case if the mortgaged properties were more geographically diversified.

          Approximately 27.56%, 76.57%, 77.09%, 27.92%, 23.70% and 21.57% of the
mortgage loans in loan group 1, loan group 2, loan group 3, loan group 4, loan group 5 and loan group 6, respectively, in each case by aggregate stated
principal balance of the mortgage loans in that loan group as of the cut-off date, are secured by properties located in California. Property in California may be more susceptible than homes located in other parts

                                      S-32

of the country to some types of uninsurable hazards, such as wildfires, earthquakes, floods, mudslides and other natural disasters.

          In addition, certain Mortgage Loans are secured by properties located on the Gulf Coast of Texas, and in Louisiana, Mississippi, Alabama, Florida,
Georgia, South Carolina and other states that frequently experience hurricanes and other significant storms during the hurricane season.

          See "Description of the Mortgage Loans" in this prospectus supplement.

HURRICANE KATRINA AND ITS AFTERMATH MAY POSE SPECIAL RISKS

          At the end of August 2005, Hurricane Katrina and related windstorms, floods and tornadoes caused extensive and catastrophic physical damage to coastal and inland areas located in the Gulf Coast region of the United States
(parts of Louisiana, Mississippi, Alabama and Florida) and may have adversely affected mortgaged properties located in certain other parts of the United
States. The seller or the related originator, as applicable, will represent and warrant as of the closing date that no mortgaged property has been damaged so as to materially affect the value of the mortgaged property. In the event of a breach of that representation and warranty, the seller or the related originator, as applicable, will be obligated to repurchase or substitute for the related mortgage loan. Any damage to a mortgaged property that secures a mortgage loan in the assets of the issuing entity occurring after the closing date as a result of any other hurricane, windstorm, flood, tornado or casualty will not cause a breach of this representation and warranty. Any repurchase would have the effect of increasing the rate of principal payment on the certificates.

          The full economic impact of Hurricane Katrina and its aftermath is uncertain. Initial economic effects appear to include nationwide decreases in petroleum availability with a corresponding increase in price, decreases in chemical production and availability and regional interruptions in travel and transportation, tourism and economic activity generally. It is not possible to determine how long these effects may last or whether other effects will subsequently arise or become apparent in connection with Hurricane Katrina and its aftermath. No assurance can be given as to the effect of any of these events on consumer confidence and the performance of the mortgage loans. Any adverse impact resulting from any of these events would be borne by the holders of the certificates.

CROSS-COLLATERALIZATION AMONG THE MORTGAGE LOANS IN AGGREGATE LOAN GROUP II AND
AMONG THE MORTGAGE LOANS IN AGGREGATE LOAN GROUP III

          Except as described in "Description of the Certificates--Aggregate
Group II Certificates" and "Aggregate Group III Certificates," interest and principal on the aggregate group II senior certificates and the aggregate group
III senior certificates will be allocated based on amounts collected in respect of the mortgage loans in the related loan group. In the case of the aggregate group II senior certificates and the aggregate group III senior certificates, the mortgage loans in the related aggregate loan group will generally not be
"cross-collateralized." In other words, interest and principal collections received from the aggregate group II mortgage loans in a loan group will only be available for distribution to the related aggregate group II senior certificates and not to the aggregate group II senior certificates related to the other loan group of aggregate group II mortgage loans. Similarly, interest and principal collections received from the aggregate group III mortgage loans in a loan group will only be available for distribution to the related aggregate group III senior certificates and not to the aggregate group III senior certificates related to the other loan groups of aggregate group III mortgage loans. On the other hand, collections from all of the aggregate group II mortgage loans will be available to make distributions to the aggregate group II subordinated certificates and collections from all of the aggregate group III mortgage loans will be available to make distributions to the aggregate group III subordinated certificates.

          Because the aggregate group II subordinated certificates represent interests in all of the aggregate group II mortgage loans, the class principal balances of the aggregate group II subordinated certificates could be reduced to zero as a result of realized losses on the aggregate group II mortgage loans in any one loan group. Therefore, the allocation of realized losses on the aggregate group II mortgage loans in any loan group to the aggregate group II subordinated certificates will reduce the subordination provided by the aggregate group II subordinated certificates to all of the aggregate group II senior certificates, including the aggregate group II senior certificates related to the

                                      S-33

loan group of aggregate group II mortgage loans that did not suffer any losses.
This will increase the likelihood that future realized losses may be allocated to the aggregate group II senior certificates related to the loan group of aggregate group II mortgage loans that did not suffer those previous losses.

          Similarly, because the aggregate group III subordinated certificates represent interests in all of the aggregate group III mortgage loans, the class principal balances of the aggregate group III subordinated certificates could be reduced to zero as a result of realized losses on the aggregate group III mortgage loans in any one loan group. Therefore, the allocation of realized losses on the aggregate group III mortgage loans in any loan group to the aggregate group III subordinated certificates will reduce the subordination provided by the aggregate group III subordinated certificates to all of the aggregate group III senior certificates, including the aggregate group III senior certificates related to the loan groups of aggregate group III mortgage loans that did not suffer any losses. This will increase the likelihood that future realized losses may be allocated to the aggregate group III senior certificates related to the loan groups of aggregate group III mortgage loans that did not suffer those previous losses.

          There is no cross-collateralization between the group 1 certificates and the aggregate group II certificates or the aggregate group III certificates.
There is no cross-collateralization between the aggregate group II certificates and the aggregate group III certificates

RECOURSE ON DEFECTIVE MORTGAGE LOANS IS LIMITED; LIMITED RECOURSE

          The seller or an originator may be required to purchase mortgage loans from the assets of the issuing entity in the event certain breaches of representations and warranties made by it have not been cured. These purchases will have the same effect on the holders of the offered certificates as a prepayment of the mortgage loans. If the seller or the originator that made the breached representation or warranty fails to repurchase that mortgage loan, it will remain in the assets of the issuing entity.

          Neither the certificates nor the assets of the issuing entity will be guaranteed by the depositor, the seller, the master servicer, the servicers, the securities administrator, the trustee or any of their respective affiliates or insured by any governmental agency. Consequently, with respect to the group 1 certificates, if collections on the group 1 mortgage loans and net swap receipts received from the swap counterparty are insufficient to make all payments required on the group 1 certificates and the protection against losses provided by subordination, overcollateralization and excess spread is exhausted, you may incur a loss on your investment. Similarly, with respect to the aggregate group
II certificates and the aggregate group III certificates, if collections on the related aggregate group II mortgage loans or aggregate group III mortgage loans, as applicable, are insufficient to make all payments required on the related certificates and the protection against losses provided by subordination and limited cross-collateralization is exhausted, you may incur a loss on your investment.

BANKRUPTCY OR INSOLVENCY MAY AFFECT THE TIMING AND AMOUNT OF DISTRIBUTIONS ON
THE CERTIFICATES

          The seller and the depositor will treat the transfer of the mortgage loans held by the issuing entity by the seller to the depositor as a sale for accounting purposes. The depositor and the issuing entity will treat the transfer of the mortgage loans from the depositor to the issuing entity as a sale for accounting purposes. If these characterizations are correct, then if the seller were to become bankrupt, the mortgage loans would not be part of the seller's bankruptcy estate and would not be available to the seller's creditors.
If the seller becomes bankrupt, its bankruptcy trustee or one of the seller's creditors may attempt to recharacterize the sale of the mortgage loans as a borrowing by the seller, secured by a pledge of the mortgage loans. Presenting this position to a bankruptcy court could prevent timely payments on the certificates and even reduce the payments on the certificates. Similarly, if the characterizations of the transfers as sales are correct, then if the depositor were to become bankrupt, the mortgage loans would not be part of the depositor's bankruptcy estate and would not be available to the depositor's creditors. On the other hand, if the depositor becomes bankrupt, its bankruptcy trustee or one of the depositor's creditors may attempt to recharacterize the sale of the mortgage loans as a borrowing by the depositor, secured by a pledge of the mortgage loans. Presenting this position to a bankruptcy court could prevent timely payments on the certificates and even reduce the payments on the certificates.

                                      S-34

          If the master servicer becomes bankrupt, the bankruptcy trustee may have the power to prevent the appointment of a successor to the master servicer.
If the master servicer becomes bankrupt and cash collections have been commingled with the master servicer's own funds, the issuing entity may not have a perfected interest in those collections. In this case the issuing entity might be an unsecured creditor of the master servicer as to the commingled funds and could recover only its share as a general creditor, which might be nothing.
Collections that are not commingled but still in an account of the master servicer might also be included in the bankruptcy estate of the master servicer even though the issuing entity may have a perfected security interest in them.
Their inclusion in the bankruptcy estate of the master servicer may result in delays in payment and failure to pay amounts due on the certificates.

          Federal and state statutory provisions affording protection or relief to distressed borrowers may affect the ability of the secured mortgage lender to realize upon its security in other situations as well. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. And in certain instances a bankruptcy court may allow a borrower to reduce the monthly payments, change the rate of interest, and alter the mortgage loan repayment schedule for under-collateralized mortgage loans. The effect of these types of proceedings can be to cause delays in receiving payments on the mortgage loans and even to reduce the aggregate amount of payments on the mortgage loans.

YOU COULD BE ADVERSELY AFFECTED BY VIOLATIONS OF CONSUMER PROTECTION LAWS

          Applicable state laws generally regulate interest rates and other charges and require certain disclosures. In addition, state and federal consumer protection laws, unfair and deceptive practices acts and debt collection practices acts may apply to the origination or collection of the mortgage loans.
Depending on the provisions of the applicable law, violations of these laws may limit the ability of the servicers to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of related amounts previously paid and, in addition, could subject the master servicer (in its capacity as successor servicer) or the related servicer to damages and administrative enforcement.

          The Federal Home Ownership and Equity Protection Act of 1994, commonly known as HOEPA, prohibits inclusion of some provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and requires that borrowers be given certain disclosures prior to the consummation of such mortgage loans. Some states, as in the case of Georgia, with respect to
Georgia's Fair Lending Act of 2002, have enacted, or may enact, similar laws or regulations, which in some case impose restrictions and requirements greater than those in HOEPA. Failure to comply with these laws, to the extent applicable to any of the mortgage loans, could subject the issuing entity as an assignee of the mortgage loans, to monetary penalties and could result in the borrowers rescinding such mortgage loans against the issuing entity. Lawsuits have been brought in various states making claims against assignees of high cost loans for violations of state law. Named defendants in these cases have included numerous participants within the secondary mortgage market, including some securitization trusts. The originators and the seller have warranted that the mortgage loans do not include any mortgage loan in violation of HOEPA or similar state laws.
However, if the assets of the issuing entity should include loans subject to
HOEPA or in material violation of similar state laws, it will have repurchase remedies against the related originator or the seller, as applicable. See "Legal
Aspects of Mortgage Loans" in the accompanying prospectus.

FAILURE OF SERVICERS AND MASTER SERVICER TO PERFORM MAY ADVERSELY AFFECT
DISTRIBUTIONS ON CERTIFICATES

          The amount and timing of distributions on the certificates generally will be dependent on servicers performing their respective servicing obligations and on the master servicer performing its master servicing obligations in an adequate and timely manner. See "Servicing of the Mortgage Loans--Servicing and
Collection Procedures" in this prospectus supplement. If a servicer or the master servicer fails to perform its respective servicing or master servicing obligations, this failure may result in the termination of that servicer or master servicer. That termination, with its corresponding transfer of daily collection activities, will likely increase the rates of delinquencies, defaults and losses on the mortgage loans. As a result, shortfalls in the distributions due on your certificates could occur.

                                      S-35

THE SERVICING COMPENSATION MAY BE INSUFFICIENT TO ENGAGE REPLACEMENT SERVICERS
OR MASTER SERVICER

          The fees and expenses, including the servicing fee and master servicing compensation, payable by that issuing entity are described in this prospectus supplement under "Servicing of the Mortgage Loans--Servicing
Compensation and Payment of Expenses; Master Servicing Compensation;
Administrative Fees." In the event it becomes necessary to replace a servicer or master servicer, no assurance can be made that the servicing fee or master servicing compensation, as applicable, will be sufficient to attract replacement servicers or a replacement master servicer to accept an appointment for the related issuing entity. In addition, to the extent the loans of any series have amortized significantly at the time that a replacement servicer or a replacement master servicer is sought, the compensation that would be payable to any such replacement may not be sufficient to attract a replacement to accept an appointment for the issuing entity.

YOUR YIELD MAY BE AFFECTED IF THERE IS A TRANSFER OF SERVICING OF CERTAIN
MORTGAGE LOANS

          The seller retained the right, subject to certain conditions, to terminate GMAC Mortgage Corporation as servicer with respect to the related mortgage loans and cause the transfer of the servicing of those mortgage loans to be transferred to third parties. All transfers of servicing involve the risk of disruption in collections due to data input errors, misapplied or misdirected payments, system incompatibilities and other reasons. As a result, if the servicing of these mortgage loans is transferred, the rates of delinquencies, defaults and losses are likely to increase, at least for a period of time. There can be no assurance as to the extent or duration of any disruptions associated with the transfer of any servicing or as to what affect on the yield on your certificates will be. In addition, even though a servicing transfer cannot occur unless certain conditions set forth in the pooling and servicing agreement are met, there can be no guarantee that a servicing transfer will not have an adverse impact on the rates of delinquency, default and losses on the related mortgage loans.

LIMITED LIQUIDITY MAY ADVERSELY AFFECT MARKET VALUE OF CERTIFICATES

          A secondary market for the offered certificates may not develop or, if it does develop, it may not provide you with liquidity of investment or continue while your certificates are outstanding. Lack of liquidity could result in a substantial decrease in the market value of your certificates. See "Risk
Factors--Lack of a Secondary Market May Make it Difficult for You to Resell Your
Certificates" in the accompanying prospectus.

          The secondary market for mortgage-backed securities has experienced periods of illiquidity and can be expected to do so in the future. Illiquidity means that there may not be any purchasers for your class of certificates.
Although any class of certificates may experience illiquidity, it is more likely that classes of certificates that are more sensitive to prepayment, credit or interest rate risk will experience illiquidity.

RIGHTS OF BENEFICIAL OWNERS MAY BE LIMITED BY BOOK-ENTRY SYSTEM

          Unless you are the purchaser of a Class A-R Certificate, your ownership of the offered certificates will be registered electronically with
DTC. The lack of physical certificates could:

          o    result in payment delays on your certificates because the
               securities administrator will be sending distributions on the certificates to DTC instead of directly to you;

          o    make it difficult for you to pledge your certificates if physical certificates are required by the party demanding the pledge; and

          o    hinder your ability to resell your certificates because some investors may be unwilling to buy certificates that are not in physical form. See "Description of the Certificates--Book-Entry
               Certificates" in this prospectus supplement and "Description of the Certificates--Book-Entry Registration and Definitive
               Certificates" in the accompanying prospectus.

                                      S-36

MILITARY ACTION AND TERRORIST ATTACKS

          The effects that military action by U.S. forces in Iraq and
Afghanistan or other regions and terrorist attacks in the United States or other incidents and related military action may have on the performance of the mortgage loans or on the values of mortgaged properties cannot be determined at this time. Investors should consider the possible effects on delinquency, default and prepayment experience of the mortgage loans. Federal agencies and non-government lenders have and may continue to defer, reduce or forgive payments and delay foreclosure proceedings in respect of loans to borrowers affected in some way by recent and possible future events. In addition, activation of a substantial number of U.S. military reservists or members of the
National Guard may significantly increase the proportion of mortgage loans whose mortgage rates are reduced by application of the Servicemembers' Civil Relief
Act (formerly known as the Soldiers' and Sailors' Civil Relief Act of 1940), or
similar state laws, and neither the master servicer nor the servicers will be required to advance for any interest shortfall caused by any such reduction.
Shortfalls in interest may result from the application of the Servicemembers'
Civil Relief Act or similar state laws. Interest payable to senior and subordinated certificateholders will be reduced on a pro rata basis by any reductions in the amount of interest collectible as a result of application of the Servicemembers' Civil Relief Act or similar state laws. See "Legal Aspects of Mortgage Loans--Servicemembers' Civil Relief Act" in the accompanying prospectus.

RISKS RELATED TO THE CLASS A-R CERTIFICATES

          The holders of the Class A-R Certificates must include the taxable income or loss of each REMIC created by the issuing entity in determining its federal taxable income. It is not anticipated that the residual certificateholders will receive distributions from the issuing entity. As such, prospective investors are cautioned that the residual certificateholders' REMIC taxable income and the tax liability associated therewith may be substantial during certain periods, in which event the holders of those certificates must have sufficient sources of funds to pay such tax liability. Furthermore, it is anticipated that all or a substantial portion of the taxable income of the
REMICs includible by the holders of the residual certificates will be treated as
"excess inclusion" income. As such, the holder will (i) be unable to use net operating losses to offset such income, (ii) treat such income as "unrelated business taxable income" (if applicable), and (iii) if such holder is a foreign person, be subject to 30% withholding tax to certain non-U.S. investors, with no exemption or treaty reduction.

          Under the provisions of the Internal Revenue Code relating to REMICs, it is likely that the residual certificates will be considered to be a
"non-economic residual interest." As such, a transfer of those certificates would be disregarded if it had a significant purpose to impede the assessment or collection of tax. Accordingly, the transferee affidavit used for transfers of the residual certificates will require each transferee to affirm that it (i)
historically has paid its debts as they have come due and intends to do so in the future, (ii) understands that it may incur tax liabilities with respect to the residual certificate in excess of cash flows generated by it, (iii) intends to pay taxes associated with holding such residual certificates as such taxes become due, (iv) will not cause the income from the residual certificates to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other person and (v) will not transfer the residual certificates to any person or entity that does not provide a similar affidavit. Each transferor must certify in writing to the securities administrator that, as of the date of transfer, it had no knowledge or reason to know that the affirmations made by the transferee pursuant to the preceding sentence were false. Under the regulations, any transfer of the Class A-R Certificate will be disregarded for federal tax purposes if a significant purpose of the transfer was to enable the seller to impede the assessment or collection of tax. A significant purpose to impede the assessment or collection of tax exists if the seller, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of each
REMIC created by the issuing entity. Notwithstanding the above, a transfer will be respected if (a) the transferor has performed reasonable investigations of the transferee and has no knowledge or no reason to know that a transferee intended to impede the assessment or collection of taxes, (b) the transfer is not made to a foreign permanent establishment or fixed base of a U.S. taxpayer
(an "Offshore Location"), (c) the transferee represents that it will not cause income from the Class A-R Certificate to be attributable to an Offshore Location and (d) one of the two tests set forth in Treasury regulations issued on July
19, 2002 is satisfied. See "Material Federal Income Tax Consequences--The Class
A-R Certificates" and "ERISA Matters" in this prospectus supplement and "Federal
Income Tax Consequences--REMICs-Taxation of Owners of REMIC Residual
Certificates," and "Federal Income

                                      S-37

Tax Consequences--Tax Related Restrictions on Transfers of REMIC Residual
Certificates" in the accompanying prospectus.

          An individual, trust or estate that holds a Class A-R Certificate
(whether the residual certificate is held directly or indirectly through certain pass-through entities) also would have additional gross income with respect to, but may be subject to limitations or disallowance of deductions for servicing fees on the mortgage loans and other administrative expenses properly allocable to such residual certificate in computing such holder's regular tax liability, and may not be able to deduct such fees or expenses at all in computing such holder's alternative minimum tax liability. As a result, the Class A-R
Certificates generally are not suitable investments for individuals or for partnerships, estates or S corporations with individuals as partners, beneficiaries or shareholders. The pooling and servicing agreement will require that any such gross income and such fees and expenses will be allocable to holders of the Class A-R Certificates in proportion to their respective ownership interests. See "Federal Income Tax Consequences--REMICS-Taxation of
Owners of REMIC Residual Certificates" in the accompanying prospectus.
Furthermore, the federal income tax consequences of any consideration paid to a transferee on a transfer of a Class A-R Certificate are unclear. Any transferee of a Class A-R Certificate receiving such consideration should consult its tax advisors.

          Due to the special tax treatment of residual interests, the effective after-tax return of the Class A-R Certificates may be significantly lower than would be the case if the Class A-R Certificates were taxed as debt instruments and could be negative.

                           FORWARD-LOOKING STATEMENTS

          In this prospectus supplement and the accompanying prospectus, we use certain forward-looking statements. These forward-looking statements are found in the material, including each of the tables set forth under "Yield, Prepayment and Weighted Average Life" in this prospectus supplement. Forward-looking statements are also found elsewhere in this prospectus supplement and the accompanying prospectus and include words like "expects," "intends,"
"anticipates," "estimates" and other similar words. These statements are intended to convey our projections or expectations as of the date of this prospectus supplement. These statements are inherently subject to a variety of risks and uncertainties. Actual results could differ materially from those we anticipate due to changes in, among other things:

          (1)  economic conditions and industry competition;

          (2)  political and/or social conditions; and

          (3)  the law and government regulatory initiatives.

          We will not update or revise any forward-looking statement to reflect changes in our expectations or changes in the conditions or circumstances on which these statements were originally based.

                        DESCRIPTION OF THE MORTGAGE LOANS

GENERAL

          On the Closing Date, Morgan Stanley Mortgage Loan Trust 2006-8AR (the
"ISSUING ENTITY") will own approximately 1,469 mortgage loans (the "MORTGAGE
LOANS" or the "MORTGAGE POOL") with an aggregate unpaid principal balance of approximately $791,943,630 (the "AGGREGATE CUT-OFF DATE POOL PRINCIPAL BALANCE,"
and the aggregate cut-off date stated principal balance of the Mortgage Loans in any Loan Group is referred to as the "AGGREGATE CUT-OFF DATE LOAN GROUP
BALANCE") as of May 1, 2006 (the "CUT-OFF DATE"), after deducting payments due on or before the Cut-off Date. The Mortgage Loans are secured by first liens on fee simple interests in one- to four-family residential properties (each, a
"MORTGAGED PROPERTY"). At the Cut-off Date, the Mortgage Loans have been segregated into six loan groups ("LOAN GROUP 1", "LOAN GROUP 2", "LOAN GROUP 3",
"LOAN GROUP 4", "LOAN GROUP 5" and "LOAN GROUP 6", respectively, and each, a
"LOAN Group"), each having the characteristics set forth below as of the Cut-off
Date:

                                      S-38

                                                                 APPROXIMATE AGGREGATE
                                            NUMBER OF MORTGAGE     CUT-OFF DATE LOAN
                LOAN GROUP                        LOANS              GROUP BALANCE
-----------------------------------------   ------------------   ---------------------

Loan Group 1
   (the "GROUP 1 MORTGAGE LOANS")........           699               $230,273,584
Loan Group 2
   (the "GROUP 2 MORTGAGE LOANS")........            68               $ 41,723,946
Loan Group 3
   (the "GROUP 3 MORTGAGE LOANS")........           184               $103,090,625
Loan Group 4
   (the "GROUP 4 MORTGAGE LOANS")........            87               $ 64,864,434
Loan Group 5
   (the "GROUP 5 MORTGAGE LOANS")........           351               $288,281,525
Loan Group 6
   (the "GROUP 6 MORTGAGE LOANS")........            80               $ 63,709,515

          The Mortgage Loans were selected for the inclusion in the mortgage pool from among mortgage loans purchased by the Sponsor from correspondent lenders and mortgage loan originators based on the Sponsor's assessment of investor preferences and rating agency criteria and not based upon Morgan
Stanley Mortgage Capital Inc.'s ("MSMC") loan purchase guidelines.

          All of the Mortgage Loans have original terms to maturity of up to approximately 30 years and have Mortgage Rates that adjust (the "ADJUSTABLE-RATE
MORTGAGE LOANS"), as described further below.

          The "ASSETS OF THE ISSUING ENTITY" will include, in addition to the
Mortgage Pool, (i) the amounts held from time to time in one or more accounts maintained in the name of the Trustee pursuant to the Pooling and Servicing
Agreement, (ii) the amounts held from time to time in the Custodial Accounts and the Distribution Account maintained in the name of the Trustee pursuant to the
Pooling and Servicing Agreement, (iii) any property which initially secured a
Mortgage Loan and which is acquired by foreclosure or deed in lieu of foreclosure, (iv) all insurance policies related to the Mortgage Loans and any insurance proceeds, (v) the pledge agreements or guaranty agreements, as applicable, in respect of the Additional Collateral Mortgage Loans, as described below and (vi) all of the right, title and interest of the Depositor to the mortgage loan purchase agreement, the underlying mortgage loan purchase agreements and the underlying servicing agreements as described under
"Assignment of the Mortgage Loans; Representations and Warranties Relating to
the Mortgage Loans" below. The Group 1 Certificates also have the right to receive payments from the Supplemental Interest Trust which holds the Swap
Agreement and the amounts on deposit in the Swap Account (in each case, as defined below). The rights in respect of the Additional Collateral, the Swap
Agreement and amounts on deposit in the Swap Account will not be part of any
REMIC.

          The following is a summary description of the Mortgage Loans in each
Loan Group as of the Cut-off Date. The information presented herein does not take into account any Mortgage Loans that have or may prepay in full or have been or may be removed because of incomplete documentation or otherwise for the period from the Cut-off Date to the Closing Date, or other Mortgage Loans that may be substituted therefor. As a result, the information regarding the Mortgage
Loans may vary from comparable information based upon the actual composition of the Loan Groups as of the Closing Date, although such variance will not be material.

          Whenever reference is made herein to a percentage of some or all of the Mortgage Loans or some or all of a Loan Group, such percentage is determined on the basis of the Stated Principal Balance (as defined below at "Description of the Certificates--Aggregate Group II Certificates and Aggregate Group III
Certificates Glossary") of the Mortgage Loans in the aggregate or in a particular Loan Group as of the Cut-off Date.

          Each of MSMC, Morgan Stanley Credit Corp. ("MSCC"), Wachovia Mortgage
Corporation ("WACHOVIA") and the various other mortgage loan sellers who originated Mortgage Loans that account for less than 10% of the Mortgage Loans in any Loan Group (in each case by Aggregate Cut-off Date Loan Group Balance) is referred to herein as an "ORIGINATOR". The MSMC Mortgage Loans are Mortgage
Loans purchased by MSMC that were

                                      S-39

underwritten by various correspondents generally in accordance with MSMC's loan purchasing guidelines. The following table sets forth, by Aggregate Cut-off Date
Loan Group Balance, the Originators for the Mortgage Loans:

                                          PERCENT       PERCENT      PERCENT     PERCENT       PERCENT      PERCENT
                                         ORIGINATED   ORIGINATED   ORIGINATED   ORIGINATED   ORIGINATED   ORIGINATED
                                          IN LOAN       IN LOAN      IN LOAN     IN LOAN       IN LOAN      IN LOAN
ORIGINATOR                                GROUP 1       GROUP 2      GROUP 3     GROUP 4       GROUP 5      GROUP 6
--------------------------------------   ----------   ----------   ----------   ----------   ----------   ----------

MSMC
   (the "MSMC MORTGAGE LOANS")........     71.19%       99.24%        100%         N/A           N/A          N/A
MSCC
   (the "MSCC MORTGAGE LOANS")........       N/A          N/A         N/A          100%          100%         100%
Wachovia Mortgage Corporation
   (the "WACHOVIA MORTGAGE LOANS")....     23.62%         N/A         N/A          N/A           N/A          N/A
Other
   (the "OTHER MORTGAGE LOANS").......      5.19%        0.76%        N/A          N/A           N/A          N/A

          Additional Collateral Mortgage Loans. Certain of the Mortgage Loans
with loan-to-value ratios in excess of 80% are "ADDITIONAL COLLATERAL MORTGAGE
LOANS," which, in addition to being secured by real property, are secured by a security interest in a limited amount of additional collateral owned by the borrower or are supported by a third-party guarantee (together, the "ADDITIONAL
COLLATERAL"). In connection with the liquidation of an Additional Collateral
Mortgage Loan, the related Servicer will attempt to realize for the benefit of the issuing entity on the security interest in the Additional Collateral of a defaulted Additional Collateral Mortgage Loan that is in liquidation. Such
Additional Collateral may no longer be required when the principal balance of such Additional Collateral Mortgage Loan is reduced to a predetermined amount set forth in the related pledge agreement or guaranty agreement, as applicable, or when the loan-to-value ratio for such Additional Collateral Mortgage Loan is reduced to the related Servicer's applicable loan-to-value ratio limit for such
Mortgage Loan by virtue of an increase in the appraised value of the mortgaged property as determined by that servicer.

          On or prior to the Closing Date, the Depositor will have assigned to the Trust Fund its rights under a limited purpose surety bond issued to the related Originator by AMBAC Assurance Corporation (the "LIMITED PURPOSE SURETY
BOND"), which is intended to guarantee the receipt by the Trust Fund of certain shortfalls in the net proceeds realized from the liquidation of any required
Additional Collateral (such amount not to exceed 30% of the original principal amount of the related Additional Collateral Mortgage Loan) to the extent that any such shortfall results in a loss of principal as an Additional Collateral
Mortgage Loan that becomes a Liquidated Mortgage Loan, as more particularly described in, and as limited by, the terms and provisions of the Limited Purpose
Surety Bond.

          Certain general information with respect to the Mortgage Loans as of the Cut-off Date is set forth below. Prior to the Closing Date, Mortgage Loans may be removed from the Assets of the Issuing Entity and other mortgage loans may be substituted therefor. The Depositor believes that the information set forth herein with respect to the Mortgage Loans as presently constituted is representative of the characteristics of the Mortgage Loans as they will be constituted at the Closing Date, although the numerical data and certain other characteristics of the Mortgage Loans described herein may vary within a range of plus or minus 5%.

          None of the Mortgage Loans will be guaranteed by any governmental agency. Pursuant to assignment, assumption and recognition agreements (the
"ASSIGNMENT AGREEMENTS"), each among the Depositor, the Seller, the related
Originator or Servicer, as applicable, and the Trustee, on behalf of the Issuing
Entity, the Seller and the Depositor will assign to the Trustee, on behalf of the Issuing Entity, their respective interests in the underlying mortgage loan purchase agreements (each, an "UNDERLYING MORTGAGE LOAN PURCHASE AGREEMENT")
and/or the underlying servicing agreements (each, an "UNDERLYING SERVICING
AGREEMENT") with respect to the Mortgage Loans originally entered into between the Seller and the Originators. With respect to the MSMC Mortgage Loans, the
Seller will assign its interests in those Mortgage Loans, other than any retained servicing rights, to the Depositor and the Trustee under a mortgage loan purchase agreement (the "MORTGAGE LOAN PURCHASE AGREEMENT").

                                      S-40

          The Mortgage Loans other than the MSMC Mortgage Loans have been acquired by the Seller from the Originators in the ordinary course of its business. The Seller purchased the MSMC Mortgage Loans directly from correspondent lenders on its behalf. See "--Loan Purchasing Guidelines and/or
Underwriting Standards" below. MSCC, American Home Mortgage Servicing, Inc.
("AMERICAN HOME SERVICING"), The Hemisphere National Bank ("HEMISPHERE") and
Wachovia will service the MSCC Mortgage Loans, the American Home Mortgage Loans,
the Hemisphere Mortgage Loans and certain of the Wachovia Mortgage Loans, respectively, pursuant to existing underlying servicing agreements with the
Seller, which agreements, as they relate to the Mortgage Loans, have been assigned to the Trustee, on behalf of the Issuing Entity. GMAC Mortgage
Corporation ("GMAC") will service the remainder of the Mortgage Loans. Wells
Fargo Bank, National Association, as master servicer ("WELLS FARGO" or, in such capacity, the "MASTER SERVICER") will master service the Mortgage Loans.

          All of the Mortgage Loans provide for payments due on the first day of each month (the "DUE DATE"). Due to the provisions for monthly advances by the applicable Servicer, scheduled payments made by the borrowers either earlier or later than the scheduled Due Dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest.
Approximately 14.06%, 10.50% and 10.80% of the Group 1 Mortgage Loans, Group 2
Mortgage Loans, Group 3 Mortgage Loans, respectively, in each case by Aggregate
Cut-off Date Loan Group Balance, will provide for the amortization of the amount financed over a series of substantially equal monthly payments. Approximately
85.94%, 89.50% and 89.20% of the Group 1 Mortgage Loans, Group 2 Mortgage Loans
and Group 3 Mortgage Loans, respectively, in each case by Aggregate Cut-off Date
Loan Group Balance, and all of the Group 4 Mortgage Loans, Group 5 Mortgage
Loans and Group 6 Mortgage Loans will provide that the related mortgagors pay only interest on the principal balances of these Mortgage Loans for up to 36,
60, 84 or 120 months (with respect to Loan Group 1), up to 84 or 120 months
(with respect to Loan Group 2), 120 months (with respect to Loan Group 3), 36 months (with respect to Loan Group 4), up to 60 months (with respect to Loan
Group 5) and up to 84 months (with respect to Loan Group 6) after their origination, but require the entire principal balances of these Mortgage Loans to be fully amortized over the related remaining term of the Mortgage Loans (the
"INTEREST ONLY LOANS"). Except for approximately 32.41%, 63.81% and 46.00% of the Group 1 Mortgage Loans, Group 2 Mortgage Loans and Group 3 Mortgage Loans,
respectively, in each case by Aggregate Cut-off Date Loan Group Balance, the mortgagors may prepay their Mortgage Loans at any time without penalty. Any prepayment penalties received on these Mortgage Loans will be distributed to the related class of Class P Certificates and will not be available for distribution to the Offered Certificates.

          The mortgage rate (the "MORTGAGE RATE") of each of the Mortgage Loans will be fixed for a certain period of time after the origination of that
Mortgage Loan, which may be as short as 1 month. Thereafter, each mortgage note for the Adjustable-Rate Mortgage Loans will provide for adjustments to the
Mortgage Rate thereon at the end of the initial fixed-rate period and monthly, semi-annually or annually thereafter, depending on the terms of the related mortgage note (each such date, an "ADJUSTMENT DATE"), to equal the sum of, rounded to the nearest 0.125% of (1):

               o    if such Mortgage Rate adjusts based upon the One-Month LIBOR
                    Index, the average of the London interbank offered rates for one-month U.S. dollar deposits in the London market,
                    generally as set forth in either The Wall Street Journal or some other source generally accepted in the residential
                    mortgage loan origination business and specified in the
                    related mortgage note, or, if such rate ceases to be
                    published in The Wall Street Journal or becomes unavailable for any reason, then based upon a new index selected by the
                    Master Servicer, based on comparable information, in each
                    case, as most recently announced as of either 45 days prior to, or the first business day of the month immediately
                    preceding the month of, such Adjustment Date (the "ONE-MONTH
                    LIBOR INDEX"); or

               o    if such Mortgage Rate adjusts based upon the Six-Month LIBOR
                    Index, the average of the London interbank offered rates for six-month U.S. dollar deposits in the London market,
                    generally as set forth in either The Wall Street Journal or some other source generally accepted in the residential
                    mortgage loan origination business and specified in the
                    related mortgage note, or, if such rate ceases to be
                    published in The Wall Street Journal or becomes unavailable for any reason, then based upon a new index selected by the
                    Master Servicer, based on comparable information, in each
                    case, as most recently announced as of either 45 days prior to, or the first business day of

                                      S-41

                    the month immediately preceding the month of, such
                    Adjustment Date (the "SIX-MONTH LIBOR INDEX"); or

               o    if such Mortgage Rate adjusts based upon the One-Year LIBOR
                    Index, the average of the London interbank offered rates for one-year U.S. dollar deposits in the London market,
                    generally as set forth in either The Wall Street Journal or some other source generally accepted in the residential
                    mortgage loan origination business and specified in the
                    related mortgage note, or, if such rate ceases to be
                    published in The Wall Street Journal or becomes unavailable for any reason, then based upon a new index selected by the
                    Master Servicer, based on comparable information, in each
                    case, as most recently announced as of either 45 days prior to, or the first business day of the month immediately
                    preceding the month of, such Adjustment Date (the "ONE-YEAR
                    LIBOR INDEX"),

and (2) a fixed percentage amount specified in the related mortgage note (the
"GROSS MARGIN"); provided, however, that the Mortgage Rate for the
Adjustable-Rate Mortgage Loans will not increase or decrease by more than a certain amount specified in the mortgage note (each limit on adjustments in the
Mortgage Rate is referred to as a "SUBSEQUENT PERIODIC RATE CAP"), with the exception of the initial Adjustment Date for which the Mortgage Rate on the
Adjustable-Rate Mortgage Loans will not increase or decrease by more the certain amount specified in the related mortgage note (each limit on initial adjustments in the Mortgage Rate is referred to as a "INITIAL PERIODIC RATE CAP").
Adjustments to the Mortgage Rate for each Adjustable-Rate Mortgage Loan are subject to a lifetime maximum interest rate (the "MAXIMUM MORTGAGE RATE"). Each
Adjustable-Rate Mortgage Loan specifies a lifetime minimum interest rate (the
"MINIMUM MORTGAGE RATE"), which in some cases is equal to the Gross Margin for that Mortgage Loan.

          Approximately 0.12% of the Group 1 Mortgage Loans, by Aggregate
Cut-off Date Loan Group Balance, have Mortgage Rates that adjust monthly beginning at the origination of such Mortgage Loans. Approximately 1.21% of the
Group 1 Mortgage Loans, by Aggregate Cut-off Date Loan Group Balance, have
Mortgage Rates that adjust semi-annually beginning at the origination of such
Mortgage Loans. Approximately 3.86% of the Group 1 Mortgage Loans, by Aggregate
Cut-off Date Loan Group Balance, are 2/6 Month Mortgage Loans. Approximately
13.31% of the Group 1 Mortgage Loans, by Aggregate Cut-off Date Loan Group
Balance, are 3/1 Mortgage Loans or 3/6 Month Mortgage Loans. All of the Group 4
Mortgage Loans, by Aggregate Cut-off Date Loan Group Balance, are 3/6 Month
Mortgage Loans. Approximately 66.72% of the Group 1 Mortgage Loans, by Aggregate
Cut-off Date Loan Group Balance, are 5/1 Mortgage Loans or 5/6 Month Mortgage
Loans. All of the Group 5 Mortgage Loans, by Aggregate Cut-off Date Loan Group
Balance, are 5/6 Month Mortgage Loans. Approximately 4.96% of the Group 1
Mortgage Loans, by Aggregate Cut-off Date Loan Group Balance, and all of the
Group 2 Mortgage Loans are 7/1 Mortgage Loans or 7/6 Month Mortgage Loans. All
of the Group 6 Mortgage Loans, by Aggregate Cut-off Date Loan Group Balance, are
7/6 Month Mortgage Loans. Approximately 9.82% of the Group 1 Mortgage Loans, by
Aggregate Cut-off Date Loan Group Balance, and all of the Group 3 Mortgage Loans
are 10/1 Mortgage Loans or 10/6 Month Mortgage Loans. A "3/1 MORTGAGE LOAN," a
"5/1 MORTGAGE LOAN", a "7/1 MORTGAGE LOAN" and a "10/1 MORTGAGE LOAN" has a
mortgage rate that is fixed for approximately 36, 60, 84 and 120 months, respectively, after origination thereof before the Mortgage Rate for that
Mortgage Loan becomes subject to annual adjustment based on a Mortgage Index described in the preceding paragraph. A "2/6 MONTH MORTGAGE LOAN," a "3/6 MONTH
MORTGAGE LOAN," a "5/6 MONTH MORTGAGE LOAN", a "7/6 MONTH MORTGAGE LOAN" and
"10/6 MONTH MORTGAGE LOAN" has a mortgage rate that is fixed for approximately
24, 36, 60, 84 and 120 months, respectively, after origination thereof before the Mortgage Rate for that Mortgage Loan becomes subject to semi-annual adjustment based on a Mortgage Index described in the preceding paragraph.

                                      S-42

          The earliest first payment date, earliest stated maturity date and latest stated maturity date of any Mortgage Loan in each Loan Group is set forth in the following table:

                     EARLIEST FIRST     EARLIEST STATED    LATEST STATED
                      PAYMENT DATE       MATURITY DATE     MATURITY DATE
                   -----------------   -----------------   -------------
Loan Group 1....    January 1, 2005    December 1, 2034     May 1, 2036
Loan Group 2....      July 1, 2005       June 1, 2035       May 1, 2036
Loan Group 3....    November 1, 2005    October 1, 2035     May 1, 2036
Loan Group 4....    October 1, 2005    September 1, 2035    May 1, 2036
Loan Group 5....    December 1, 2004   November 1, 2034     May 1, 2036
Loan Group 6....   September 1, 2005    August 1, 2035      May 1, 2036

          As calculated using the MBA methodology, as of the Cut-off Date, none of the Mortgage Loans were more than 30 days' delinquent. No more than 5% of the
Mortgage Loans, by aggregate Stated Principal Balance as of the Cut-off Date, have been delinquent 30 days or more at least once since they were originated.
The Servicer of some of these Mortgage Loans has changed at least one time since they were originated. A servicing transfer in some cases may have contributed to the delinquency of the mortgage loan. None of the Mortgage Loans have been 60 or more days delinquent since they were originated. According to the MBA methodology, a mortgage loan increases its delinquency status if a scheduled monthly payment with respect to that mortgage loan is not received by the end of the day immediately preceding that mortgage loan's next due date.

          No Mortgage Loan had a Loan-to-Value Ratio at origination of more than approximately 100%. Except with respect to the Additional Collateral Mortgage
Loans and approximately 0.08% of Mortgage Loans by Aggregate Cut-off Date Pool
Principal Balance, each Mortgage Loan with a Loan-to-Value Ratio at origination of greater than 80% will be covered by a primary mortgage guaranty insurance policy issued by a mortgage insurance company acceptable to Fannie Mae or
Freddie Mac. The policy provides coverage in an amount equal to a specified percentage times the sum of the remaining principal balance of the related
Mortgage Loan, the accrued interest thereon and the related foreclosure expenses.

          The "LOAN-TO-VALUE RATIO" of a Mortgage Loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the related Mortgage Loan at the date of determination and the denominator of which is (a) in the case of a purchase, the lesser of the selling price of the Mortgaged Property and its appraised value determined in an appraisal obtained by the originator at origination of such Mortgage Loan, or
(b) in the case of a refinance, the appraised value of the Mortgaged Property at the time of such refinance. The "EFFECTIVE LOAN-TO-VALUE RATIO" of a Mortgage
Loan at any given time is a fraction, expressed as a percentage, the numerator of which is the original principal amount of the related Mortgage Loan, less the amount secured by the Additional Collateral required at the time of origination, if any, and the denominator of which is the appraised value of the related
Mortgaged Property at such time or, in the case of a Mortgage Loan financing the acquisition of the Mortgaged Property, the sales price of the Mortgaged
Property, if such sales price is less than such appraised value. No assurance can be given that the value of any Mortgaged Property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the
Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to such
Mortgage Loans.

          As set forth in the "Credit Scores" tables below, credit scores have been supplied with respect to the mortgagors. Credit scores are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower's credit-worthiness. Credit scores are generated by models developed by a third party which analyzed data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default.
The credit score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of

                                      S-43

default probability over a two-year period which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general.
Therefore, a credit score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that a credit score will be an accurate predictor of the likely risk or quality of the related mortgage loan.

TABULAR CHARACTERISTICS OF THE MORTGAGE LOANS

          The following information sets forth in tabular format certain information, as of the Cut-off Date, as to the Mortgage Loans. Other than with respect to rates of interest, percentages (approximate) are stated by Stated
Principal Balance of the Mortgage Loans both in the related Mortgage and in each
Loan Group as of the Cut-off Date and, due to rounding, may not total 100%. In addition, the Weighted Average Credit Score in the following tables is derived using the Mortgage Loans where a Credit Score is available.

                                      S-44

                     TABULAR CHARACTERISTICS OF LOAN GROUP 1

                            CURRENT MORTGAGE RATES(1)

                                                               PERCENT OF                           WEIGHTED
                                  NUMBER       AGGREGATE       AGGREGATE                             AVERAGE
                                    OF         PRINCIPAL       PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
RANGE OF CURRENT                 MORTGAGE       BALANCE         BALANCE       AVERAGE     AVERAGE    SUBJECT
MORTGAGE RATES (%)                 LOANS      OUTSTANDING     OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   ---------------   -----------   ----------   --------   --------

4.001 - 4.500.................        1     $    503,200.00       0.22%        4.375        662       80.00
4.501 - 5.000.................        2        1,143,000.00       0.50         4.837        743       69.57
5.001 - 5.500.................       12        2,773,362.38       1.20         5.463        727       65.91
5.501 - 6.000.................       61       20,461,008.22       8.89         5.848        711       71.32
6.001 - 6.500.................      123       39,713,411.61      17.25         6.364        718       73.10
6.501 - 7.000.................      146       50,501,092.44      21.93         6.809        708       71.85
7.001 - 7.500.................      151       60,225,923.85      26.15         7.337        693       76.62
7.501 - 8.000.................       93       33,541,757.88      14.57         7.811        675       77.30
8.001 - 8.500.................       49       11,991,923.69       5.21         8.290        672       77.77
8.501 - 9.000.................       43        6,247,517.15       2.71         8.831        689       78.81
9.001 - 9.500.................       18        3,171,386.87       1.38         9.168        714       77.74
                                    ---     ---------------     ------
   TOTAL/WEIGHTED
      AVERAGE.................      699     $230,273,584.09     100.00%        7.064        699       74.58
                                    ===     ===============     ======

----------
(1)  As of the Cut-off Date, the weighted average mortgage rate of the Mortgage
     Loans in Loan Group 1 is expected to be approximately 7.064% per annum.

                  CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                               PERCENT OF                           WEIGHTED
RANGE OF CURRENT                               AGGREGATE       AGGREGATE                             AVERAGE
MORTGAGE LOAN                    NUMBER OF     PRINCIPAL       PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
PRINCIPAL BALANCES               MORTGAGE       BALANCE         BALANCE       AVERAGE     AVERAGE    SUBJECT
($)                                LOANS      OUTSTANDING     OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   ---------------   -----------   ----------   --------   --------

0.01 - 100,000.00.............       51     $  3,840,945.86       1.67%        8.039        693       76.78
100,000.01 - 200,000.00.......      201       30,430,663.85      13.22         7.229        697       77.12
200,000.01 - 300,000.00.......      161       39,596,697.51      17.20         7.040        691       76.34
300,000.01 - 400,000.00.......       85       29,702,316.07      12.90         6.806        695       76.47
400,000.01 - 500,000.00.......       76       34,862,982.64      15.14         7.115        699       76.32
500,000.01 - 600,000.00.......       52       28,323,739.99      12.30         6.982        701       76.19
600,000.01 - 700,000.00.......       25       16,131,576.17       7.01         6.987        714       71.36
700,000.01 - 800,000.00.......       19       14,207,000.49       6.17         7.053        689       73.16
800,000.01 - 900,000.00.......        6        5,186,910.89       2.25         6.810        706       70.55
900,000.01 - 1,000,000.00.....       13       12,764,141.99       5.54         6.977        716       69.64
1,000,000.01 - 1,500,000.00...        5        6,351,427.73       2.76         7.005        697       59.46
1,500,000.01 and above........        5        8,875,180.90       3.85         7.576        718       67.06
                                    ---     ---------------     ------
   TOTAL/WEIGHTED
      AVERAGE.................      699     $230,273,584.09     100.00%        7.064        699       74.58
                                    ===     ===============     ======

----------
(1)  As of the Cut-off Date, the average current Mortgage Loan principal balance of the Mortgage Loans in Loan Group 1 is approximately $329,432.88.

                                      S-45

                              DOCUMENTATION PROGRAM

                                                               PERCENT OF                           WEIGHTED
                                  NUMBER       AGGREGATE       AGGREGATE                             AVERAGE
                                    OF         PRINCIPAL       PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
                                 MORTGAGE       BALANCE         BALANCE       AVERAGE     AVERAGE    SUBJECT
DOCUMENTATION LEVEL                LOANS      OUTSTANDING     OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   ---------------   -----------   ----------   --------   --------

Limited.......................      364     $122,250,785.05      53.09%        7.066        696       76.63
No Ratio......................      104       41,244,555.92      17.91         7.102        703       71.89
Full/Alternative..............      110       29,958,188.14      13.01         6.709        708       75.07
No Documentation..............       69       19,425,453.23       8.44         6.945        712       67.12
Stated Documentation..........       52       17,394,601.75       7.55         7.699        686       73.99
                                    ---     ---------------     ------
   TOTAL/WEIGHTED
      AVERAGE.................      699     $230,273,584.09     100.00%        7.064        699       74.58
                                    ===     ===============     ======

                       ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)

                                                               PERCENT OF                           WEIGHTED
                                  NUMBER       AGGREGATE       AGGREGATE                             AVERAGE
RANGE OF ORIGINAL                   OF         PRINCIPAL       PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
LOAN-TO-VALUE                    MORTGAGE       BALANCE         BALANCE       AVERAGE     AVERAGE    SUBJECT
RATIOS (%)                         LOANS      OUTSTANDING     OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   ---------------   -----------   ----------   --------   --------

30.00 and below...............        6     $  2,539,418.88       1.10%        6.564        722       27.90
30.01 - 35.00.................        2          550,000.00       0.24         5.818        721       31.60
35.01 - 40.00.................        1          204,308.58       0.09         5.375        724       38.52
40.01 - 45.00.................        3        1,333,979.28       0.58         7.511        628       43.39
45.01 - 50.00.................       10        5,375,062.48       2.33         6.503        742       47.36
50.01 - 55.00.................       11        5,059,783.83       2.20         6.199        733       52.97
55.01 - 60.00.................       18        6,961,306.38       3.02         6.596        722       57.58
60.01 - 65.00.................       21       12,262,117.54       5.33         7.008        721       63.88
65.01 - 70.00.................       68       27,968,311.49      12.15         7.006        701       69.62
70.01 - 75.00.................       56       19,116,761.13       8.30         7.167        688       74.13
75.01 - 80.00.................      479      142,640,671.71      61.94         7.145        694       79.84
80.01 - 85.00.................        3          987,599.70       0.43         7.148        704       84.92
85.01 - 90.00.................       18        4,762,988.57       2.07         7.279        732       89.80
90.01 - 95.00.................        3          511,274.52       0.22         7.116        679       94.99
                                    ---     ---------------     ------
   TOTAL/WEIGHTED
      AVERAGE.................      699     $230,273,584.09     100.00%        7.064        699       74.58
                                    ===     ===============     ======

----------
(1)  The weighted average original Loan-to-Value Ratio of the Mortgage Loans in
     Loan Group 1 by Aggregate Cut-off Date Loan Balance is approximately
     74.58%.

(2)  Does not take into account any secondary financing on the Mortgage Loans in
     Loan Group 1 that may exist at the time of origination or any Additional
     Collateral.

                  ORIGINAL EFFECTIVE LOAN-TO-VALUE RATIOS(1)(2)

                                                               PERCENT OF                           WEIGHTED
RANGE OF ORIGINAL                 NUMBER       AGGREGATE       AGGREGATE                             AVERAGE
EFFECTIVE                           OF         PRINCIPAL       PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
LOAN-TO-VALUE                    MORTGAGE       BALANCE         BALANCE       AVERAGE     AVERAGE   SUBJECT
RATIOS (%)                         LOANS      OUTSTANDING     OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   ---------------   -----------   ----------   --------   --------

10.01 - 20.00.................        1     $    150,000.00       0.07%        6.375        632       11.54
20.01 - 30.00.................        5        2,389,418.88       1.04         6.576        728       28.93
30.01 - 40.00.................        3          754,308.58       0.33         5.698        722       33.47
40.01 - 50.00.................       13        6,709,041.76       2.91         6.703        719       46.57
50.01 - 60.00.................       29       12,021,090.21       5.22         6.429        726       55.64
60.01 - 70.00.................       89       40,230,429.03      17.47         7.007        707       67.87
70.01 - 80.00.................      535      161,757,432.84      70.25         7.147        693       79.16
80.01 - 90.00.................       21        5,750,588.27       2.50         7.257        728       88.96
90.01 - 100.00................        3          511,274.52       0.22         7.116        679       94.99
                                    ---     ---------------     ------
   TOTAL/WEIGHTED
      AVERAGE.................      699     $230,273,584.09     100.00%        7.064        699       74.58
                                    ===     ===============     ======

----------
(1)  The weighted average original effective Loan-to-Value Ratio of the Mortgage
     Loans in Loan Group 1 by Aggregate Cut-off Date Loan Balance is
     approximately 74.58%.

(2)  Does not take into account any secondary financing on the Mortgage Loans in
     Loan Group 1 that may exist at the time of origination.

                                 CREDIT SCORE(1)

                                                               PERCENT OF                           WEIGHTED
                                  NUMBER       AGGREGATE       AGGREGATE                             AVERAGE
                                    OF         PRINCIPAL       PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
RANGE OF CREDIT                  MORTGAGE       BALANCE         BALANCE       AVERAGE     AVERAGE   SUBJECT
SCORES                             LOANS      OUTSTANDING     OUTSTANDING   COUPON (%)     FICO     LTV (%)
------------------------------   --------   ---------------   -----------   ----------   --------   --------

576 - 600.....................        6     $  1,099,070.79       0.48%        7.855        593       64.50
601 - 625.....................       24        7,699,939.31       3.34         7.598        618       76.26
626 - 650.....................      102       29,124,867.93      12.65         7.246        640       75.58
651 - 675.....................      124       45,558,963.43      19.78         7.239        663       77.04
676 - 700.....................      141       44,734,893.74      19.43         7.130        688       75.11
701 - 725.....................      116       37,629,761.93      16.34         6.879        713       72.55
726 - 750.....................       82       25,292,120.69      10.98         6.910        736       75.31
751 - 775.....................       57       17,962,444.60       7.80         6.893        763       76.17
776 - 800.....................       37       15,782,712.35       6.85         6.648        789       68.81
801 - 825.....................       10        5,388,809.32       2.34         6.929        807       65.79
                                    ---     ---------------     ------
   TOTAL/WEIGHTED
      AVERAGE.................      699     $230,273,584.09     100.00%        7.064        699       74.58
                                    ===     ===============     ======

----------
(1)  As of the Cut-off Date, the weighted average Credit Score of the Mortgagors related to the Mortgage Loans in Loan Group 1 is approximately 699.

                                      S-46

                  STATE DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                               PERCENT OF                           WEIGHTED
                                  NUMBER       AGGREGATE       AGGREGATE                           AVERAGE
                                    OF         PRINCIPAL       PRINCIPAL     WEIGHTED    WEIGHTED  ORIGINAL
                                 MORTGAGE       BALANCE         BALANCE      AVERAGE     AVERAGE   SUBJECT
STATE                              LOANS      OUTSTANDING     OUTSTANDING   COUPON (%)     FICO     LTV (%)
------------------------------   --------   ---------------   -----------   ----------   --------   --------

California....................      141     $ 63,471,321.40      27.56%        6.965        702       75.28
Florida.......................      118       40,010,702.76      17.38         6.979        711       70.00
New York......................       30       15,358,644.71       6.67         7.409        670       73.05
Virginia......................       31       14,614,194.68       6.35         6.904        687       76.72
Nevada........................       38       11,827,196.58       5.14         7.208        702       76.47
Arizona.......................       39        9,826,300.57       4.27         7.139        701       73.74
Maryland......................       17        6,880,565.04       2.99         6.774        690       77.61
New Jersey....................       18        6,545,804.56       2.84         6.898        713       71.44
Illinois......................       25        5,988,284.45       2.60         7.729        679       75.97
Colorado......................       20        5,683,509.06       2.47         6.905        674       76.91
Other.........................      222       50,067,060.28      21.74         7.150        702       76.46
                                    ---     ---------------     ------
   TOTAL/WEIGHTED
      AVERAGE.................      699     $230,273,584.09     100.00%        7.064        699       74.58
                                    ===     ===============     ======

----------
(1)  The Other row in the preceding table includes 29 other states and the
     District of Columbia. No more than approximately 0.82% of the Mortgage
     Loans in Loan Group 1 will be secured by mortgaged properties located in any one postal zip code area.

                            PURPOSE OF MORTGAGE LOANS

                                                               PERCENT OF                           WEIGHTED
                                  NUMBER       AGGREGATE       AGGREGATE                             AVERAGE
                                    OF         PRINCIPAL       PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
                                 MORTGAGE       BALANCE         BALANCE       AVERAGE     AVERAGE    SUBJECT
LOAN PURPOSE                       LOANS      OUTSTANDING     OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   ---------------   -----------   ----------   --------   --------

Purchase........ .............      456     $140,438,282.58      60.99%        7.161        705       76.81
Refinance - Cashout...........      189       71,830,566.42      31.19         6.927        692       70.34
Refinance - Rate Term.........       54       18,004,735.09       7.82         6.852        686       74.09
                                    ---     ---------------     ------
   TOTAL/WEIGHTED
      AVERAGE.................      699     $230,273,584.09     100.00%        7.064        699       74.58
                                    ===     ===============     ======

                          TYPES OF MORTGAGED PROPERTIES

                                                               PERCENT OF                           WEIGHTED
                                  NUMBER       AGGREGATE       AGGREGATE                             AVERAGE
                                    OF         PRINCIPAL       PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
                                 MORTGAGE       BALANCE         BALANCE       AVERAGE     AVERAGE    SUBJECT
PROPERTY TYPE                      LOANS      OUTSTANDING     OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   ---------------   -----------   ----------   --------   --------

Single Family
Residence.....................      406     $133,408,812.43      57.93%        7.010        699       74.56
Planned Unit
Development...................      177       61,106,530.05      26.54         7.069        695       75.19
Condominium...................       58       18,314,165.54       7.95         6.913        726       71.02
2-4 Family....................       55       17,196,985.35       7.47         7.615        688       76.29
Townhouse.....................        2          125,250.00       0.05         9.000        700       75.00
Cooperative...................        1          121,840.72       0.05         6.500        667       80.00
                                    ---     ---------------     ------
   TOTAL/WEIGHTED
      AVERAGE.................      699     $230,273,584.09     100.00%        7.064        699       74.58
                                    ===     ===============     ======

                               OCCUPANCY TYPES(1)

                                                               PERCENT OF                           WEIGHTED
                                  NUMBER       AGGREGATE       AGGREGATE                             AVERAGE
                                    OF         PRINCIPAL       PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
                                 MORTGAGE       BALANCE         BALANCE       AVERAGE     AVERAGE    SUBJECT
OCCUPANCY TYPES                    LOANS      OUTSTANDING     OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   ---------------   -----------   ----------   --------   --------

Primary.......................      426     $167,365,964.27      72.68%        6.910        695       74.58
Investment....................      223       44,756,144.91      19.44         7.607        706       76.06
Second Home...................       50       18,151,474.91       7.88         7.145        725       70.92
                                    ---     ---------------     ------
   TOTAL/WEIGHTED
      AVERAGE.................      699     $230,273,584.09     100.00%        7.064        699       74.58
                                    ===     ===============     ======

----------
(1)  Based upon representations of the related mortgagors at the time of origination.

                                      S-47

                         REMAINING TERMS TO MATURITY(1)

                                                               PERCENT OF                           WEIGHTED
RANGE OF                          NUMBER        AGGREGATE      AGGREGATE                             AVERAGE
REMAINING TERMS                     OF          PRINCIPAL      PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
TO MATURITY                      MORTGAGE       BALANCE         BALANCE       AVERAGE     AVERAGE    SUBJECT
(MONTHS)                           LOANS      OUTSTANDING     OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   ---------------   -----------   ----------   --------   --------

331 - 360.....................      699     $230,273,584.09     100.00%        7.064        699       74.58
                                    ---     ---------------     ------
   TOTAL/WEIGHTED AVERAGE.....      699     $230,273,584.09     100.00%        7.064        699       74.58
                                    ===     ===============     ======

----------
(1)  As of the Cut-off Date, the weighted average remaining term to maturity of the Mortgage Loans in Loan Group 1 is approximately 357 months.

                                  SEASONING(1)

                                                               PERCENT OF                           WEIGHTED
                                  NUMBER       AGGREGATE       AGGREGATE                             AVERAGE
                                    OF         PRINCIPAL       PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
RANGE OF                         MORTGAGE       BALANCE         BALANCE       AVERAGE     AVERAGE    SUBJECT
SEASONING (MONTHS)                 LOANS      OUTSTANDING     OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   ---------------   -----------   ----------   --------   --------

0.............................       12     $  4,535,500.00       1.97%        7.786        661       76.48
1 - 3.........................      511      177,508,191.23      77.09         7.225        699       74.31
4 - 6.........................       82       20,856,893.18       9.06         6.891        703       76.54
7 - 9.........................       53       15,619,674.43       6.78         6.139        709       75.67
10 - 12.......................       30        9,343,295.68       4.06         5.890        698       71.52
13 - 15.......................        7        1,483,075.23       0.64         5.868        714       77.76
16 - 18.......................        4          926,954.34       0.40         5.832        728       80.00
                                    ---     ---------------     ------
   TOTAL/WEIGHTED AVERAGE.....      699     $230,273,584.09     100.00%        7.064        699       74.58
                                    ===     ===============     ======

----------
(1)  As of the Cut-off Date, the weighted average seasoning of the Mortgage
     Loans in Loan Group 1 is approximately 3 months.

                                  PRODUCT TYPE

                                                               PERCENT OF                           WEIGHTED
                                  NUMBER       AGGREGATE       AGGREGATE                             AVERAGE
                                    OF         PRINCIPAL       PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
                                 MORTGAGE       BALANCE         BALANCE       AVERAGE     AVERAGE   SUBJECT
PRODUCT TYPE                       LOANS      OUTSTANDING     OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   ---------------   -----------   ----------   --------   --------

1 Month Arms - IO 10 Years....        1     $    284,000.00       0.12%        6.875        774       80.00
10 Year Arms..................        4        2,394,065.01       1.04         7.683        667       79.74
10 Year Arms - IO 10 Years....       31       20,226,990.00       8.78         7.701        677       75.04
2 Year Arms...................       11        1,738,437.12       0.75         8.003        658       77.44
2 Year Arms - IO 10 Years.....       27        6,568,713.68       2.85         7.217        693       76.98
2 Year Arms - IO 5 Years......        3          570,050.00       0.25         7.275        664       68.21
3 Year Arms...................       21        4,279,613.37       1.86         7.213        700       76.02
3 Year Arms - IO 10 Years.....       85       21,143,068.83       9.18         7.059        686       77.33
3 Year Arms - IO 3 Years......       12        3,491,000.08       1.52         5.984        739       73.18
3 Year Arms - IO 5 Years......        9        1,735,487.81       0.75         7.768        676       77.34
5 Year Arms...................       70       20,352,499.10       8.84         7.183        704       72.43
5 Year Arms - IO 10 Years.....      287       95,446,871.22      41.45         6.933        713       73.93
5 Year Arms - IO 5 Years......      108       37,153,541.91      16.13         6.911        688       74.74
5-6 Arm Baln 30/40............        4          687,161.59       0.30         8.016        616       57.10
6 Month Arms - IO 10 Years....        8        2,791,449.49       1.21         5.695        699       79.81
7 Year Arms...................        4        2,936,179.97       1.28         7.320        747       70.93
7 Year Arms - IO 10 Years.....       12        6,999,454.91       3.04         7.387        673       73.92
7 Year Arms - IO 7 Years......        2        1,475,000.00       0.64         7.604        638       79.73
                                    ---     ---------------     ------
   TOTAL/WEIGHTED AVERAGE.....      699     $230,273,584.09     100.00%        7.064        699       74.58
                                    ===     ===============     ======

                                      S-48

              MORTGAGE INDEX OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                                               PERCENT OF                           WEIGHTED
                                  NUMBER       AGGREGATE       AGGREGATE                             AVERAGE
                                    OF         PRINCIPAL       PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
                                 MORTGAGE       BALANCE         BALANCE       AVERAGE     AVERAGE    SUBJECT
MORTGAGE INDEX                     LOANS      OUTSTANDING     OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   ---------------   -----------   ----------   --------   --------

One-Month LIBOR...............        1     $    284,000.00       0.12%        6.875        774       80.00
Six-Month LIBOR...............      513      154,498,214.31      67.09         7.260        691       76.53
One-Year LIBOR................      185       75,491,369.78      32.78         6.663        717       70.56
                                    ---     ---------------     ------
   TOTAL/WEIGHTED
      AVERAGE.................      699     $230,273,584.09     100.00%        7.064        699       74.58
                                    ===     ===============     ======

             GROSS MARGINS OF THE ADJUSTABLE RATE MORTGAGE LOANS(1)

                                                               PERCENT OF                           WEIGHTED
                                  NUMBER       AGGREGATE       AGGREGATE                             AVERAGE
                                    OF         PRINCIPAL       PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
RANGE OF GROSS                   MORTGAGE       BALANCE          BALANCE      AVERAGE     AVERAGE    SUBJECT
MARGINS (%)                        LOANS      OUTSTANDING     OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   ---------------   -----------   ----------   --------   --------

2.001 - 2.500.................      371     $155,970,929.05      67.73%        6.909        703       73.07
2.501 - 3.000.................      167       37,817,170.85      16.42         7.549        698       77.97
3.001 - 3.500.................       10        4,248,761.34       1.85         6.598        686       76.83
3.501 - 4.000.................        1          116,553.40       0.05         5.875        717       80.00
4.501 - 5.000.................      150       32,120,169.45      13.95         7.309        683       77.56
                                    ---     ---------------     ------
   TOTAL/WEIGHTED
      AVERAGE.................      699     $230,273,584.09     100.00%        7.064        699       74.58
                                    ===     ===============     ======

----------
(1)  As of the Cut-off Date, the weighted average Gross Margin of the Adjustable
     Rate Mortgage Loans in Loan Group 1 is approximately 2.738%.

         INITIAL PERIODIC CAPS OF THE ADJUSTABLE RATE MORTGAGE LOANS (1)

                                                               PERCENT OF                           WEIGHTED
                                  NUMBER       AGGREGATE       AGGREGATE                             AVERAGE
                                    OF         PRINCIPAL       PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
RANGE OF INITIAL                 MORTGAGE       BALANCE         BALANCE       AVERAGE     AVERAGE    SUBJECT
PERIODIC CAPS (%)                  LOANS      OUTSTANDING     OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   ---------------   -----------   ----------   --------   --------

0.501 - 1.000.................        8     $  2,836,249.49       1.23%        5.693        710       79.81
1.501 - 2.000.................      136       28,952,668.52      12.57         7.243        684       77.28
2.501 - 3.000.................       14        4,452,782.03       1.93         7.157        705       75.48
4.501 - 5.000.................      188       74,011,847.74      32.14         6.755        717       71.21
5.501 - 6.000.................      353      120,020,036.31      52.12         7.240        692       75.84
                                    ---     ---------------     ------
   TOTAL/WEIGHTED
      AVERAGE.................      699     $230,273,584.09     100.00%        7.064        699       74.58
                                    ===     ===============     ======

----------
(1)  As of the Cut-off Date, the weighted average Initial Periodic Cap of the
     Adjustable Rate Mortgage Loans in Loan Group 1 is approximately 5.056%.

       SUBSEQUENT PERIODIC CAPS OF THE ADJUSTABLE RATE MORTGAGE LOANS (1)

                                                               PERCENT OF                           WEIGHTED
RANGE OF                          NUMBER       AGGREGATE       AGGREGATE                             AVERAGE
SUBSEQUENT                          OF         PRINCIPAL       PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
PERIODIC                         MORTGAGE       BALANCE         BALANCE       AVERAGE     AVERAGE    SUBJECT
CAPS (%)                           LOANS      OUTSTANDING     OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   ---------------   -----------   ----------   --------   --------

0.501 - 1.000.................      109     $ 33,450,682.06       14.53%       6.828        695       75.79
1.501 - 2.000.................      589      196,497,929.03       85.33        7.106        700       74.38
2.001 - 2.500.................        1          324,973.00        0.14        6.125        781       65.00
                                    ---     ---------------     ------
   TOTAL/WEIGHTED
      AVERAGE.................      699     $230,273,584.09     100.00%        7.064        699       74.58
                                    ===     ===============     ======

----------
(1)  As of the Cut-off Date, the weighted average Subsequent Periodic Cap of the
     Adjustable Rate Mortgage Loans in Loan Group 1 is approximately 1.855%.

                                      S-49

         MAXIMUM MORTGAGE RATES OF THE ADJUSTABLE RATE MORTGAGE LOANS(1)

                                                               PERCENT OF                           WEIGHTED
                                  NUMBER       AGGREGATE       AGGREGATE                             AVERAGE
                                    OF         PRINCIPAL       PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
RANGE OF MAXIMUM                 MORTGAGE       BALANCE         BALANCE       AVERAGE     AVERAGE    SUBJECT
MORTGAGE RATES (%)                LOANS       OUTSTANDING     OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   ---------------   -----------   ----------   --------   --------

9.001 - 10.000................        1     $    399,000.00       0.17%        5.000        790       50.13
10.001 - 11.000...............       23        9,665,589.74       4.20         5.820        719       67.76
11.001 - 12.000...............      165       60,613,197.21      26.32         6.405        722       69.89
12.001 - 13.000...............      205       64,389,725.77      27.96         6.841        698       77.21
13.001 - 14.000...............      196       74,257,243.66      32.25         7.544        684       76.10
14.001 - 15.000...............       92       18,239,440.84       7.92         8.475        678       78.13
15.001 - 16.000...............       17        2,709,386.87       1.18         9.175        710       79.06
                                    ---     ---------------     ------
   TOTAL/WEIGHTED AVERAGE.....      699     $230,273,584.09     100.00%        7.064        699       74.58
                                    ===     ===============     ======

----------
(1)  As of the Cut-off Date, the weighted average maximum mortgage rate of the
     Adjustable Rate Mortgage Loans in Loan Group 1 is expected to be approximately 12.736% per annum.

              MONTHS TO NEXT RATE ADJUSTMENT OF THE ADJUSTABLE RATE
                                MORTGAGE LOANS(1)

                                                               PERCENT OF                           WEIGHTED
                                  NUMBER       AGGREGATE       AGGREGATE                             AVERAGE
RANGE OF MONTHS                     OF         PRINCIPAL       PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
TO NEXT RATE                     MORTGAGE       BALANCE         BALANCE       AVERAGE     AVERAGE    SUBJECT
ADJUSTMENT                        LOANS       OUTSTANDING     OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   ---------------   -----------   ----------   --------   --------

0 - 5.........................        8     $  2,793,049.49       1.21%        5.848        708       79.81
6 - 11........................        1          282,400.00       0.12         5.375        690       80.00
18 - 23.......................       43        9,363,200.80       4.07         7.284        686       76.69
24 - 29.......................       18        5,176,709.60       2.25         5.936        710       75.75
30 - 35.......................      104       24,447,460.49      10.62         7.228        690       76.76
36 - 41.......................        3          539,000.00       0.23         8.039        642       78.75
42 - 47.......................        9        1,924,029.57       0.84         5.911        723       78.27
48 - 53.......................       61       17,994,011.02       7.81         6.178        704       73.09
54 - 59.......................      396       133,300,133.23     57.89         7.086        706       73.98
60 - 65.......................        3          421,900.00       0.18         7.358        616       45.67
78 - 83.......................       17       10,774,634.88       4.68         7.399        687       73.54
84 - 89.......................        1          636,000.00       0.28         7.375        687       80.00
114 - 119.....................       30       19,682,455.01       8.55         7.670        678       74.92
120 - 125.....................        5        2,938,600.00       1.28         7.890        666       79.73
                                    ---     ---------------     ------
   TOTAL/WEIGHTED AVERAGE.....      699     $230,273,584.09     100.00%        7.064        699       74.58
                                    ===     ===============     ======

----------
(1)  As of the Cut-off Date, the weighted average number of months to the next rate adjustment of the Adjustable Rate Mortgage Loans in Loan Group 1 is
     approximately 59 months.

                                      S-50

               TABULAR CHARACTERISTICS OF AGGREGATE LOAN GROUP II

                            CURRENT MORTGAGE RATES(1)

                                                               PERCENT OF                           WEIGHTED
                                  NUMBER        AGGREGATE      AGGREGATE                             AVERAGE
RANGE OF CURRENT                    OF         PRINCIPAL       PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
MORTGAGE RATES                   MORTGAGE        BALANCE        BALANCE       AVERAGE    AVERAGE     SUBJECT
(%)                                LOANS       OUTSTANDING    OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   ---------------   -----------   ----------   --------   --------

5.001 - 5.500.................        1     $    530,000.00       0.37%        5.500        707       60.85
5.501 - 6.000.................        6        3,163,803.92       2.18         5.855        744       72.95
6.001 - 6.500.................       51       27,839,375.55      19.22         6.414        727       75.50
6.501 - 7.000.................      139       79,943,642.11      55.20         6.811        702       73.46
7.001 - 7.500.................       55       33,337,749.69      23.02         7.239        687       75.88
                                    ---     ---------------     ------
   TOTAL/WEIGHTED AVERAGE.....      252     $144,814,571.27     100.00%        6.808        705       74.35
                                    ===     ===============     ======

----------
(1)  As of the Cut-off Date, the weighted average mortgage rate of the Mortgage
     Loans in Aggregate Loan Group II is expected to be approximately 6.808% per annum.

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                               PERCENT OF                           WEIGHTED
RANGE OF CURRENT                  NUMBER       AGGREGATE       AGGREGATE                             AVERAGE
MORTGAGE LOAN                       OF         PRINCIPAL       PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
PRINCIPAL BALANCES               MORTGAGE       BALANCE         BALANCE       AVERAGE     AVERAGE    SUBJECT
($)                               LOANS       OUTSTANDING     OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   ---------------   -----------   ----------   --------   --------

100,000.01 - 200,000.00.......        3     $    504,421.36       0.35%        6.820        697       50.39
200,000.01 - 300,000.00.......        6        1,550,765.83       1.07         6.737        672       75.95
300,000.01 - 400,000.00.......       12        4,288,352.97       2.96         6.728        670       75.04
400,000.01 - 500,000.00.......       86       39,146,891.62      27.03         6.797        705       77.46
500,000.01 - 600,000.00.......       71       38,958,805.51      26.90         6.748        712       76.10
600,000.01 - 700,000.00.......       31       20,030,271.12      13.83         6.806        706       72.98
700,000.01 - 800,000.00.......       14       10,499,318.57       7.25         6.803        704       74.79
800,000.01 - 900,000.00.......        9        7,753,199.69       5.35         6.849        699       72.78
900,000.01 - 1,000,000.00.....       15       14,676,580.19      10.13         6.927        706       68.92
1,000,000.01 - 1,500,000.00...        3        3,960,964.41       2.74         6.882        688       65.19
1,500,000.01 and above........        2        3,445,000.00       2.38         7.064        686       65.00
                                    ---     ---------------     ------
   TOTAL/WEIGHTED AVERAGE.....      252     $144,814,571.27     100.00%        6.808        705       74.35
                                    ===     ===============     ======

----------
(1)  As of the Cut-off Date, the average current Mortgage Loan principal balance of the Mortgage Loans in Aggregate Loan Group II is approximately
     $574,661.00.

                                      S-51

                              DOCUMENTATION PROGRAM

                                                               PERCENT OF                           WEIGHTED
                                  NUMBER       AGGREGATE       AGGREGATE                             AVERAGE
                                    OF         PRINCIPAL       PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
                                 MORTGAGE       BALANCE         BALANCE       AVERAGE     AVERAGE   SUBJECT
DOCUMENTATION LEVEL                LOANS      OUTSTANDING     OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   ---------------   -----------   ----------   --------   --------

Limited.......................      171     $100,252,600.34      69.23%        6.807        706       75.65
No Ratio......................       34       17,394,116.43      12.01         6.922        698       76.67
Full/Alternative..............       22       12,970,687.90       8.96         6.557        698       73.90
No Documentation..............       16        8,825,147.08       6.09         6.794        719       57.45
Stated Documentation..........        9        5,372,019.52       3.71         7.077        694       71.49
                                    ---     ---------------     ------
   TOTAL/WEIGHTED
      AVERAGE.................      252     $144,814,571.27     100.00%        6.808        705       74.35
                                    ===     ===============     ======

                       ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)

                                                               PERCENT OF                           WEIGHTED
                                  NUMBER       AGGREGATE       AGGREGATE                            AVERAGE
RANGE OF ORIGINAL                   OF         PRINCIPAL       PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
LOAN-TO-VALUE                    MORTGAGE       BALANCE         BALANCE      AVERAGE      AVERAGE   SUBJECT
RATIOS (%)                         LOANS      OUTSTANDING     OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   ---------------   -----------   ----------   --------   --------

30.00 and below...............        1     $    194,000.00       0.13%        6.750        677       10.78
30.01 - 35.00.................        1          648,877.57       0.45         6.750        677       32.50
35.01 - 40.00.................        1          649,426.52       0.45         6.625        680       39.16
40.01 - 45.00.................        2        1,135,000.00       0.78         6.808        726       42.92
45.01 - 50.00.................        2        1,026,087.93       0.71         6.594        738       48.69
50.01 - 55.00.................        1          999,080.19       0.69         6.625        721       54.35
55.01 - 60.00.................        6        4,928,199.69       3.40         6.771        692       58.11
60.01 - 65.00.................       25       19,809,178.48      13.68         6.743        706       63.96
65.01 - 70.00.................       17        9,203,011.22       6.36         6.867        705       68.34
70.01 - 75.00.................       30       17,722,300.42      12.24         6.790        695       74.12
75.01 - 80.00.................      164       87,662,259.25      60.53         6.825        707       79.81
80.01 - 85.00.................        1          424,150.00       0.29         7.375        703       85.00
85.01 - 90.00.................        1          413,000.00       0.29         7.000        653       89.98
                                    ---     ---------------     ------
   TOTAL/WEIGHTED
      AVERAGE.................      252     $144,814,571.27     100.00%        6.808        705       74.35
                                    ===     ===============     ======

----------
(1)  The weighted average original Loan-to-Value Ratio of the Mortgage Loans in
     Aggregate Loan Group II by Aggregate Cut-off Date Loan Balance is
     approximately 74.35%.

(2)  Does not take into account any secondary financing on the Mortgage Loans in
     Aggregate Loan Group II that may exist at the time of origination or any
     Additional Collateral.

                  ORIGINAL EFFECTIVE LOAN-TO-VALUE RATIOS(1)(2)

                                                               PERCENT OF                           WEIGHTED
RANGE OF ORIGINAL                 NUMBER       AGGREGATE       AGGREGATE                             AVERAGE
EFFECTIVE                           OF         PRINCIPAL       PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
LOAN-TO-VALUE                    MORTGAGE       BALANCE         BALANCE       AVERAGE     AVERAGE   SUBJECT
RATIOS (%)                         LOANS      OUTSTANDING     OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   ---------------   -----------   ----------   --------   --------

10.01 - 20.00.................        1     $    194,000.00       0.13%        6.750        677       10.78
30.01 - 40.00.................        2        1,298,304.09       0.90         6.687        679       35.83
40.01 - 50.00.................        4        2,161,087.93       1.49         6.707        732       45.66
50.01 - 60.00.................        7        5,927,279.88       4.09         6.746        697       57.48
60.01 - 70.00.................       42       29,012,189.70      20.03         6.782        706       65.35
70.01 - 80.00.................      194      105,384,559.67      72.77         6.819        705       78.85
80.01 - 90.00.................        2          837,150.00       0.58         7.190        678       87.46
                                    ---     ---------------     ------
   TOTAL/WEIGHTED
      AVERAGE.................      252     $144,814,571.27     100.00%        6.808        705       74.35
                                    ===     ===============     ======

----------
(1)  The weighted average original effective Loan-to-Value Ratio of the Mortgage
     Loans in Aggregate Loan Group II by Aggregate Cut-off Date Loan Balance is
     approximately 74.35%.

(2)  Does not take into account any secondary financing on the Mortgage Loans in
     Aggregate Loan Group II that may exist at the time of origination.

                                 CREDIT SCORE(1)

                                                               PERCENT OF                           WEIGHTED
                                  NUMBER       AGGREGATE       AGGREGATE     WEIGHTED                AVERAGE
                                    OF         PRINCIPAL       PRINCIPAL     AVERAGE     WEIGHTED   ORIGINAL
RANGE OF CREDIT                  MORTGAGE       BALANCE         BALANCE      COUPON       AVERAGE    SUBJECT
SCORES                             LOANS      OUTSTANDING     OUTSTANDING      (%)         FICO      LTV (%)
------------------------------   --------   ---------------   -----------   ----------   --------   --------

601 - 625.....................        6     $  2,828,914.65       1.95%        6.938        622       70.84
626 - 650.....................       21        9,595,969.77       6.63         6.892        641       73.69
651 - 675.....................       48       26,740,284.74      18.47         6.928        665       77.27
676 - 700.....................       59       37,822,495.29      26.12         6.910        688       71.79
701 - 725.....................       37       22,180,187.68      15.32         6.712        713       74.68
726 - 750.....................       38       22,071,281.34      15.24         6.741        739       75.30
751 - 775.....................       27       15,534,000.64      10.73         6.597        762       75.99
776 - 800.....................       12        5,799,224.77       4.00         6.614        786       72.74
801 - 825.....................        4        2,242,212.39       1.55         6.671        806       70.19
                                    ---     ---------------     ------
   TOTAL/WEIGHTED
      AVERAGE.................      252     $144,814,571.27     100.00%        6.808        705       74.35
                                    ===     ===============     ======

----------
(1)  As of the Cut-off Date, the weighted average Credit Score of the Mortgagors related to the Mortgage Loans in Aggregate Loan Group II is approximately
     705.

                                      S-52

                  STATE DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                               PERCENT OF                           WEIGHTED
                                  NUMBER       AGGREGATE       AGGREGATE                             AVERAGE
                                    OF         PRINCIPAL       PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
                                 MORTGAGE       BALANCE         BALANCE       AVERAGE     AVERAGE    SUBJECT
STATE                              LOANS      OUTSTANDING     OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   ---------------   -----------   ----------   --------   --------

California....................      191     $111,418,653.49      76.94%        6.806        707       74.28
New York......................       29       15,118,091.62      10.44         6.969        674       76.76
Florida.......................        6        3,718,000.00       2.57         6.635        738       71.88
New Jersey....................        3        2,484,656.10       1.72         6.610        701       67.43
Arizona.......................        4        2,121,721.36       1.47         6.706        736       75.84
Illinois......................        3        1,634,000.00       1.13         6.547        729       73.79
Maryland......................        3        1,508,000.00       1.04         7.053        705       79.58
Minnesota.....................        2        1,094,104.52       0.76         6.146        725       64.91
Hawaii........................        1          999,080.19       0.69         6.625        721       54.35
Connecticut...................        1          940,000.00       0.65         7.250        695       80.00
Other.........................        9        3,778,263.99       2.61         6.718        694       77.70
                                    ---     ---------------     ------
   TOTAL/WEIGHTED AVERAGE.....      252     $144,814,571.27     100.00%        6.808        705       74.35
                                    ===     ===============     ======

----------
(1)  The Other row in the preceding table includes 6 other states. No more than approximately 1.66% of the Mortgage Loans in Aggregate Loan Group II will be secured by mortgaged properties located in any one postal zip code area.

                            PURPOSE OF MORTGAGE LOANS

                                                               PERCENT OF                           WEIGHTED
                                  NUMBER       AGGREGATE       AGGREGATE     WEIGHTED                AVERAGE
                                    OF         PRINCIPAL       PRINCIPAL      AVERAGE    WEIGHTED   ORIGINAL
                                 MORTGAGE       BALANCE         BALANCE       COUPON      AVERAGE    SUBJECT
LOAN PURPOSE                       LOANS      OUTSTANDING     OUTSTANDING       (%)        FICO      LTV (%)
------------------------------   --------   ---------------   -----------   ----------   --------   --------

Purchase......................      143     $ 76,997,889.31      53.17%        6.768        711       78.23
Refinance - Cashout...........       93       57,922,152.16      40.00         6.879        697       70.51
Refinance - Rate Term.........       16        9,894,529.80       6.83         6.700        697       66.57
                                    ---     ---------------     ------
   TOTAL/WEIGHTED AVERAGE.....      252     $144,814,571.27     100.00%        6.808        705       74.35
                                    ===     ===============     ======

                          TYPES OF MORTGAGED PROPERTIES

                                                               PERCENT OF                           WEIGHTED
                                  NUMBER       AGGREGATE       AGGREGATE     WEIGHTED                AVERAGE
                                    OF         PRINCIPAL       PRINCIPAL      AVERAGE    WEIGHTED   ORIGINAL
                                 MORTGAGE       BALANCE         BALANCE       COUPON      AVERAGE    SUBJECT
PROPERTY TYPE                      LOANS      OUTSTANDING     OUTSTANDING       (%)        FICO      LTV (%)
------------------------------   --------   ---------------   -----------   ----------   --------   --------

Single Family Residence.......      154     $ 86,450,508.91      59.70%        6.784        706       75.02
Planned Unit Development......       46       28,375,296.31      19.59         6.820        711       73.70
2-4 Family....................       37       21,620,477.38      14.93         6.945        685       72.93
Condominium...................       15        8,368,288.67       5.78         6.661        721       73.29
                                    ---     ---------------     ------
   TOTAL/WEIGHTED AVERAGE.....      252     $144,814,571.27     100.00%        6.808        705       74.35
                                    ===     ===============     ======

                               OCCUPANCY TYPES(1)

                                                               PERCENT OF                           WEIGHTED
                                  NUMBER       AGGREGATE       AGGREGATE     WEIGHTED                AVERAGE
                                    OF         PRINCIPAL       PRINCIPAL      AVERAGE    WEIGHTED   ORIGINAL
                                 MORTGAGE       BALANCE         BALANCE       COUPON      AVERAGE    SUBJECT
OCCUPANCY TYPES                    LOANS      OUTSTANDING     OUTSTANDING       (%)        FICO      LTV (%)
------------------------------   --------   ---------------   -----------   ----------   --------   --------

Primary.......................      229     $130,656,163.08      90.22%        6.806        703       75.15
Investment....................       20       12,232,830.25       8.45         6.854        720       67.04
Second Home...................        3        1,925,577.94       1.33         6.632        691       66.18
                                    ---     ---------------     ------
   TOTAL/WEIGHTED AVERAGE.....      252     $144,814,571.27     100.00%        6.808        705       74.35
                                    ===     ===============     ======

----------
(1)  Based upon representations of the related mortgagors at the time of origination.

                                      S-53

                         REMAINING TERMS TO MATURITY(1)

                                                               PERCENT OF                           WEIGHTED
RANGE OF                          NUMBER       AGGREGATE       AGGREGATE                             AVERAGE
REMAINING TERMS                     OF         PRINCIPAL       PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
TO MATURITY                      MORTGAGE       BALANCE         BALANCE       AVERAGE     AVERAGE    SUBJECT
(MONTHS)                           LOANS      OUTSTANDING     OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   ---------------   -----------   ----------   --------   --------

331 - 360.....................      252     $144,814,571.27     100.00%        6.808        705       74.35
                                    ---     ---------------     ------
   TOTAL/WEIGHTED
      AVERAGE.................      252     $144,814,571.27     100.00%        6.808        705       74.35
                                    ===     ===============     ======

----------
(1)  As of the Cut-off Date, the weighted average remaining term to maturity of the Mortgage Loans in Aggregate Loan Group II is approximately 359 months.

                                  SEASONING(1)

                                                               PERCENT OF                           WEIGHTED
                                  NUMBER        AGGREGATE      AGGREGATE                             AVERAGE
                                    OF          PRINCIPAL      PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
RANGE OF                         MORTGAGE        BALANCE        BALANCE       AVERAGE     AVERAGE    SUBJECT
SEASONING (MONTHS)                 LOANS      OUTSTANDING     OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   ---------------   -----------   ----------   --------   --------

0.............................       23     $ 15,092,750.00      10.42%        6.964        694       74.76
1 - 3.........................      218      125,169,979.82      86.43         6.795        706       74.39
4 - 6.........................        6        2,768,921.36       1.91         6.604        682       70.02
7 - 9.........................        4        1,464,606.15       1.01         6.763        708       73.63
10 - 12.......................        1          318,313.94       0.22         6.500        732       80.00
                                    ---     ---------------     ------
   TOTAL/WEIGHTED
      AVERAGE.................      252     $144,814,571.27     100.00%        6.808        705       74.35
                                    ===     ===============     ======

----------
(1)  As of the Cut-off Date, the weighted average seasoning of the Mortgage
     Loans in Aggregate Loan Group II is approximately 1 month.

                                  PRODUCT TYPE

                                                               PERCENT OF                           WEIGHTED
                                  NUMBER       AGGREGATE       AGGREGATE                             AVERAGE
                                    OF         PRINCIPAL       PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
                                 MORTGAGE       BALANCE         BALANCE       AVERAGE     AVERAGE    SUBJECT
PRODUCT TYPE                       LOANS      OUTSTANDING     OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   ---------------   -----------   ----------   --------   --------

10 Year Arms..................       18     $ 10,373,487.18       7.16%        6.864        707       71.27
10 Year Arms - IO
10 Year.......................      164       91,961,059.55      63.50         6.862        701       75.38
10-6 Arm Baln 30/40...........        2          756,078.68       0.52         6.820        680       77.20
7 Year Arms...................        7        4,380,541.57       3.02         6.744        693       59.04
7 Year Arms - IO
10 Years......................       56       34,484,648.19      23.81         6.672        713       74.71
7 Year Arms - IO 7
Years.........................        5        2,858,756.10       1.97         6.585        736       70.74
                                    ---     ---------------     ------
   TOTAL/WEIGHTED
      AVERAGE.................      252     $144,814,571.27     100.00%        6.808        705       74.35
                                    ===     ===============     ======

                                      S-54

              MORTGAGE INDEX OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                                               PERCENT OF                           WEIGHTED
                                  NUMBER       AGGREGATE       AGGREGATE                             AVERAGE
                                    OF         PRINCIPAL       PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
                                 MORTGAGE       BALANCE         BALANCE       AVERAGE     AVERAGE    SUBJECT
MORTGAGE INDEX                     LOANS      OUTSTANDING     OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   ---------------   -----------   ----------   --------   --------

Six-Month LIBOR...............      221     $128,701,601.94      88.87%        6.824        704       74.50
One-Year LIBOR................       31       16,112,969.33      11.13         6.675        712       73.15
                                    ---     ---------------     ------
   TOTAL/WEIGHTED
      AVERAGE.................      252     $144,814,571.27     100.00%        6.808        705       74.35
                                    ===     ===============     ======

             GROSS MARGINS OF THE ADJUSTABLE RATE MORTGAGE LOANS(1)

                                                               PERCENT OF                           WEIGHTED
                                  NUMBER       AGGREGATE       AGGREGATE                             AVERAGE
                                    OF         PRINCIPAL       PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
RANGE OF GROSS                   MORTGAGE       BALANCE         BALANCE       AVERAGE     AVERAGE   SUBJECT
MARGINS (%)                        LOANS      OUTSTANDING     OUTSTANDING   COUPON (%)      FICO     LTV (%)
------------------------------   --------   ---------------   -----------   ----------   --------   --------

2.001 - 2.500.................      248     $142,022,149.89      98.07%        6.802        705       74.51
2.501 - 3.000.................        3        1,586,456.97       1.10         7.234        656       70.60
3.001 - 3.500.................        1        1,205,964.41       0.83         6.875        680       60.40
                                    ---     ---------------     ------
   TOTAL/WEIGHTED
      AVERAGE.................      252     $144,814,571.27     100.00%        6.808        705       74.35
                                    ===     ===============     ======

----------
(1)  As of the Cut-off Date, the weighted average Gross Margin of the Adjustable
     Rate Mortgage Loans in Aggregate Loan Group II is approximately 2.263%.

        INITIAL PERIODIC CAPS OF THE ADJUSTABLE RATE MORTGAGE LOANS (1)

                                                               PERCENT OF                           WEIGHTED
                                  NUMBER       AGGREGATE       AGGREGATE                             AVERAGE
                                    OF         PRINCIPAL       PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
RANGE OF INITIAL                 MORTGAGE       BALANCE         BALANCE       AVERAGE     AVERAGE    SUBJECT
PERIODIC CAPS (%)                  LOANS      OUTSTANDING     OUTSTANDING   COUPON (%)     FICO     LTV (%)
------------------------------   --------   ---------------   -----------   ----------   --------   --------

4.501 - 5.000.................       17     $  8,963,899.31       6.19%        6.599        722       73.75
5.501 - 6.000.................      235      135,850,671.96      93.81         6.821        703       74.39
                                    ---     ---------------     ------
   TOTAL/WEIGHTED
      AVERAGE.................      252     $144,814,571.27     100.00%        6.808        705       74.35
                                    ===     ===============     ======

----------
(1)  As of the Cut-off Date, the weighted average Initial Periodic Cap of the
     Adjustable Rate Mortgage Loans in Aggregate Loan Group II is approximately
     5.938%.

       SUBSEQUENT PERIODIC CAPS OF THE ADJUSTABLE RATE MORTGAGE LOANS (1)

                                                               PERCENT OF                           WEIGHTED
RANGE OF                          NUMBER       AGGREGATE       AGGREGATE                             AVERAGE
SUBSEQUENT                          OF         PRINCIPAL       PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
PERIODIC                         MORTGAGE       BALANCE          BALANCE      AVERAGE     AVERAGE    SUBJECT
CAPS (%)                           LOANS      OUTSTANDING     OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   ---------------   -----------   ----------   --------   --------

0.501 - 1.000.................        2     $  1,735,964.41       1.20%        6.455        688       60.54
1.501 - 2.000.................      250      143,078,606.86      98.80         6.812        705       74.52
                                    ---     ---------------     ------
   TOTAL/WEIGHTED
      AVERAGE.................      252     $144,814,571.27     100.00%        6.808        705       74.35
                                    ===     ===============     ======

----------
(1)  As of the Cut-off Date, the weighted average Subsequent Periodic Cap of the
     Adjustable Rate Mortgage Loans in Aggregate Loan Group II is approximately
     1.988%.

                                      S-55

         MAXIMUM MORTGAGE RATES OF THE ADJUSTABLE RATE MORTGAGE LOANS(1)

                                                               PERCENT OF                           WEIGHTED
                                  NUMBER       AGGREGATE       AGGREGATE                             AVERAGE
RANGE OF MAXIMUM                    OF         PRINCIPAL       PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
MORTGAGE RATES                   MORTGAGE       BALANCE         BALANCE       AVERAGE     AVERAGE    SUBJECT
(%)                                LOANS      OUTSTANDING     OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   ---------------   -----------   ----------   --------   --------

10.001 - 11.000...............        2     $  1,065,000.00       0.74%        5.563        734       70.45
11.001 - 12.000...............       18        9,647,593.65       6.66         6.459        729       73.33
12.001 - 13.000...............      179      101,644,337.51      70.19         6.716        707       74.00
13.001 - 14.000...............       52       31,807,640.11      21.96         7.240        687       76.06
20.001 - 21.000...............        1          650,000.00       0.45         7.125        698       67.36
                                    ---     ---------------     ------
   TOTAL/WEIGHTED
      AVERAGE.................      252     $144,814,571.27     100.00%        6.808        705       74.35
                                    ===     ===============     ======

----------
(1)  As of the Cut-off Date, the weighted average maximum mortgage rate of the
     Adjustable Rate Mortgage Loans in Aggregate Loan Group II is expected to be approximately 12.779% per annum.

              MONTHS TO NEXT RATE ADJUSTMENT OF THE ADJUSTABLE RATE
                                MORTGAGE LOANS(1)

                                                               PERCENT OF                           WEIGHTED
                                  NUMBER       AGGREGATE       AGGREGATE                             AVERAGE
RANGE OF MONTHS                     OF         PRINCIPAL       PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
TO NEXT RATE                     MORTGAGE       BALANCE         BALANCE       AVERAGE     AVERAGE   SUBJECT
ADJUSTMENT                         LOANS      OUTSTANDING     OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   ---------------   -----------   ----------   --------   --------

72 - 77.......................        2     $    542,970.04       0.37%        6.655        693       77.93
78 - 83.......................       65       40,701,975.82      28.11         6.677        713       72.73
84 - 89.......................        1          479,000.00       0.33         6.375        677       72.58
108 - 113.....................        3        1,239,950.05       0.86         6.742        721       73.39
114 - 119.....................      159       87,236,925.36      60.24         6.843        702       75.02
120 - 125.....................       22       14,613,750.00      10.09         6.983        695       74.83
                                    ---     ---------------     ------
   TOTAL/WEIGHTED
      AVERAGE.................      252     $144,814,571.27     100.00%        6.808        705       74.35
                                    ===     ===============     ======

----------
(1)  As of the Cut-off Date, the weighted average number of months to the next rate adjustment of the Adjustable Rate Mortgage Loans in Aggregate Loan
     Group II is approximately 108 months.

                                      S-56

                     TABULAR CHARACTERISTICS OF LOAN GROUP 2

                            CURRENT MORTGAGE RATES(1)

                                                              PERCENT OF                           WEIGHTED
                                  NUMBER       AGGREGATE      AGGREGATE                             AVERAGE
                                    OF         PRINCIPAL      PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
RANGE OF CURRENT                 MORTGAGE       BALANCE        BALANCE       AVERAGE     AVERAGE   SUBJECT
MORTGAGE RATES (%)                 LOANS      OUTSTANDING    OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   --------------   -----------   ----------   --------   --------

5.001 - 5.500.................       1      $   530,000.00       1.27%        5.500        707       60.85
5.501 - 6.000.................       2        1,187,500.00       2.85         5.891        763       70.43
6.001 - 6.500.................      17       10,393,434.36      24.91         6.394        732       75.57
6.501 - 7.000.................      44       26,119,379.36      62.60         6.784        706       72.24
7.001 - 7.500.................       4        3,493,632.14       8.37         7.125        688       71.32
                                   ---      --------------     ------
   TOTAL/WEIGHTED
      AVERAGE.................      68      $41,723,945.86     100.00%        6.673        712       72.80
                                   ===      ==============     ======

----------
(1)  As of the Cut-off Date, the weighted average mortgage rate of the Mortgage
     Loans in Loan Group 2 is expected to be approximately 6.673% per annum.

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                              PERCENT OF                           WEIGHTED
RANGE OF CURRENT                  NUMBER       AGGREGATE      AGGREGATE                             AVERAGE
MORTGAGE LOAN                       OF         PRINCIPAL      PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
PRINCIPAL BALANCES               MORTGAGE       BALANCE        BALANCE       AVERAGE     AVERAGE   SUBJECT
($)                                LOANS      OUTSTANDING    OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   --------------   -----------   ----------   --------   --------

200,000.01 -
300,000.00....................       2      $   524,364.52       1.26%        6.446        697       70.24
300,000.01 -
400,000.00....................       2          718,313.94       1.72         6.639        688       72.58
400,000.01 -
500,000.00....................      20        9,128,938.14      21.88         6.760        711       78.40
500,000.01 -
600,000.00....................      19       10,466,650.00      25.09         6.614        720       76.75
600,000.01 -
700,000.00....................      10        6,460,316.09      15.48         6.572        711       68.74
700,000.01 -
800,000.00....................       5        3,678,318.57       8.82         6.603        703       77.17
800,000.01 -
900,000.00....................       3        2,527,000.00       6.06         6.703        718       71.74
900,000.01 -
1,000,000.00..................       4        3,999,080.19       9.58         6.594        736       61.28
1,000,000.01 -
1,500,000.00..................       2        2,465,964.41       5.91         6.811        693       65.31
1,500,000.01
and above.....................       1        1,755,000.00       4.21         7.125        677       65.00
                                   ---      --------------     ------
   TOTAL/WEIGHTED
      AVERAGE.................      68      $41,723,945.86     100.00%        6.673        712       72.80
                                   ===      ==============     ======

----------
(1)  As of the Cut-off Date, the average current Mortgage Loan principal balance of the Mortgage Loans in Loan Group 2 is approximately $613,587.44.

                                      S-57

                              DOCUMENTATION PROGRAM

                                                              PERCENT OF                           WEIGHTED
                                  NUMBER       AGGREGATE      AGGREGATE                             AVERAGE
                                    OF         PRINCIPAL      PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
                                 MORTGAGE       BALANCE        BALANCE       AVERAGE     AVERAGE    SUBJECT
DOCUMENTATION LEVEL                LOANS      OUTSTANDING    OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   --------------   -----------   ----------   --------   --------

Limited.......................      50      $30,442,906.65      72.96%        6.702        714       74.94
Full/Alternative..............       7        4,367,600.00      10.47         6.511        722       75.28
No Documentation..............       4        2,641,304.09       6.33         6.430        684       47.08
No Ratio......................       5        2,606,538.57       6.25         6.682        717       74.12
Stated Documentation..........       2        1,665,596.55       3.99         6.944        698       65.81
                                   ---      --------------     ------
   TOTAL/WEIGHTED
      AVERAGE.................      68      $41,723,945.86     100.00%        6.673        712       72.80
                                   ===      ==============     ======

                       ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)

                                                              PERCENT OF                           WEIGHTED
                                  NUMBER       AGGREGATE      AGGREGATE                             AVERAGE
RANGE OF ORIGINAL                   OF         PRINCIPAL      PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
LOAN-TO-VALUE                    MORTGAGE       BALANCE        BALANCE       AVERAGE     AVERAGE    SUBJECT
RATIOS (%)                         LOANS      OUTSTANDING    OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   --------------   -----------   ----------   --------   --------

30.01 - 35.00.................       1      $   648,877.57       1.56%        6.750        677       32.50
35.01 - 40.00.................       1          649,426.52       1.56         6.625        680       39.16
50.01 - 55.00.................       1          999,080.19       2.39         6.625        721       54.35
55.01 - 60.00.................       1          813,000.00       1.95         6.625        679       56.07
60.01 - 65.00.................       8        7,547,214.41      18.09         6.634        720       63.41
65.01 - 70.00.................       5        3,073,708.42       7.37         6.715        712       67.90
70.01 - 75.00.................       9        4,915,474.67      11.78         6.695        678       73.98
75.01 - 80.00.................      42       23,077,164.08      55.31         6.679        720       79.73
                                   ---      --------------     ------
   TOTAL/WEIGHTED
      AVERAGE.................      68      $41,723,945.86     100.00%        6.673        712       72.80
                                   ===      ==============     ======

----------
(1)  The weighted average original Loan-to-Value Ratio of the Mortgage Loans in
     Loan Group 2 by Aggregate Cut-off Date Loan Balance is approximately
     72.80%.

(2)  Does not take into account any secondary financing on the Mortgage Loans in
     Loan Group 2 that may exist at the time of origination or any Additional
     Collateral.

                  ORIGINAL EFFECTIVE LOAN-TO-VALUE RATIOS(1)(2)

                                                              PERCENT OF                           WEIGHTED
RANGE OF ORIGINAL                 NUMBER       AGGREGATE      AGGREGATE                             AVERAGE
EFFECTIVE                           OF         PRINCIPAL      PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
LOAN-TO-VALUE                    MORTGAGE       BALANCE        BALANCE       AVERAGE     AVERAGE    SUBJECT
RATIOS (%)                         LOANS      OUTSTANDING    OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   --------------   -----------   ----------   --------   --------

30.01 - 40.00.................       2      $ 1,298,304.09       3.11%        6.687        679       35.83
50.01 - 60.00.................       2        1,812,080.19       4.34         6.625        702       55.12
60.01 - 70.00.................      13       10,620,922.83      25.46         6.658        718       64.71
70.01 - 80.00.................      51       27,992,638.75      67.09         6.682        713       78.72
                                   ---      --------------     ------
   TOTAL/WEIGHTED
      AVERAGE.................      68      $41,723,945.86     100.00%        6.673        712       72.80
                                   ===      ==============     ======

----------
(1)  The weighted average original effective Loan-to-Value Ratio of the Mortgage
     Loans in Loan Group 2 by Aggregate Cut-off Date Loan Balance is
     approximately 72.80%.

(2)  Does not take into account any secondary financing on the Mortgage Loans in
     Loan Group 2 that may exist at the time of origination.

                                 CREDIT SCORE(1)

                                                              PERCENT OF                           WEIGHTED
                                  NUMBER       AGGREGATE      AGGREGATE                             AVERAGE
                                    OF         PRINCIPAL      PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
RANGE OF CREDIT                  MORTGAGE       BALANCE        BALANCE       AVERAGE     AVERAGE    SUBJECT
SCORES                             LOANS      OUTSTANDING    OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   --------------   -----------   ----------   --------   --------

601 - 625.....................       1      $   445,000.00       1.07%        7.125        620       74.17
626 - 650.....................       3        1,361,056.10       3.26         6.822        645       76.87
651 - 675.....................      11        5,921,794.57      14.19         6.755        666       77.43
676 - 700.....................      12        8,926,330.50      21.39         6.791        681       65.00
701 - 725.....................      13        9,241,680.19      22.15         6.675        714       72.48
726 - 750.....................      14        7,281,614.50      17.45         6.642        738       74.98
751 - 775.....................       9        5,942,220.00      14.24         6.426        760       76.18
776 - 800.....................       4        2,168,250.00       5.20         6.544        788       72.69
801 - 825.....................       1          436,000.00       1.04         6.750        804       80.00
                                   ---      --------------     ------
   TOTAL/WEIGHTED
      AVERAGE.................      68      $41,723,945.86     100.00%        6.673        712       72.80
                                   ===      ==============     ======

----------
(1)  As of the Cut-off Date, the weighted average Credit Score of the Mortgagors related to the Mortgage Loans in Loan Group 2 is approximately 712.

                                      S-58

                 STATE DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                              PERCENT OF                           WEIGHTED
                                  NUMBER       AGGREGATE      AGGREGATE                             AVERAGE
                                    OF         PRINCIPAL      PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
                                 MORTGAGE       BALANCE        BALANCE       AVERAGE     AVERAGE   SUBJECT
STATE                              LOANS      OUTSTANDING    OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   --------------   -----------   ----------   --------   --------

California....................      53      $31,948,395.63      76.57%        6.716        708       73.76
Florida.......................       4        2,684,000.00       6.43         6.626        738       70.56
New Jersey....................       3        2,484,656.10       5.95         6.610        701       67.43
Illinois......................       2        1,122,000.00       2.69         6.225        754       70.95
Hawaii........................       1          999,080.19       2.39         6.625        721       54.35
Minnesota.....................       1          667,500.00       1.60         6.000        752       74.66
Texas.........................       1          580,000.00       1.39         6.500        746       80.00
Maryland......................       1          520,000.00       1.25         6.750        779       80.00
Virginia......................       1          400,000.00       0.96         6.750        653       66.67
South Carolina................       1          318,313.94       0.76         6.500        732       80.00
                                   ---      --------------     ------
   TOTAL/WEIGHTED
      AVERAGE.................      68      $41,723,945.86     100.00%        6.673        712       72.80
                                   ===      ==============     ======

----------
(1)  No more than approximately 4.21% of the Mortgage Loans in Loan Group 2 will be secured by mortgaged properties located in any one postal zip code area.

                            PURPOSE OF MORTGAGE LOANS

                                                              PERCENT OF                           WEIGHTED
                                  NUMBER       AGGREGATE      AGGREGATE                             AVERAGE
                                    OF         PRINCIPAL      PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
                                 MORTGAGE       BALANCE        BALANCE       AVERAGE     AVERAGE   SUBJECT
LOAN PURPOSE                       LOANS      OUTSTANDING    OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   --------------   -----------   ----------   --------   --------

Purchase......................      37      $20,743,622.50      49.72%        6.641        721       77.48
Refinance - Cashout...........      24       16,017,698.08      38.39         6.722        704       69.70
Refinance - Rate Term.........       7        4,962,625.28      11.89         6.655        706       63.20
                                   ---      --------------     ------
   TOTAL/WEIGHTED
      AVERAGE.................      68      $41,723,945.86     100.00%        6.673        712       72.80
                                   ===      ==============     ======

                          TYPES OF MORTGAGED PROPERTIES

                                                              PERCENT OF                           WEIGHTED
                                  NUMBER       AGGREGATE      AGGREGATE                             AVERAGE
                                    OF         PRINCIPAL      PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
                                 MORTGAGE       BALANCE        BALANCE       AVERAGE     AVERAGE   SUBJECT
PROPERTY TYPE                      LOANS      OUTSTANDING    OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   --------------   -----------   ----------   --------   --------

Single Family
Residence.....................      44      $25,895,504.02      62.06%        6.647        707       73.07
Planned Unit
Development...................      16       11,116,235.71      26.64         6.759        722       71.68
Condominium...................       6        3,606,206.13       8.64         6.639        712       72.89
2-4 Family....................       2        1,106,000.00       2.65         6.552        761       77.40
                                   ---      --------------     ------
   TOTAL/WEIGHTED
      AVERAGE.................      68      $41,723,945.86     100.00%        6.673        712       72.80
                                   ===      ==============     ======

                               OCCUPANCY TYPES(1)

                                                              PERCENT OF                           WEIGHTED
                                  NUMBER       AGGREGATE      AGGREGATE                             AVERAGE
                                    OF         PRINCIPAL      PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
                                 MORTGAGE       BALANCE        BALANCE       AVERAGE     AVERAGE   SUBJECT
OCCUPANCY TYPES                    LOANS      OUTSTANDING    OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   --------------   -----------   ----------   --------   --------

Primary.......................      63      $38,350,301.73      91.91%        6.695        710       73.70
Investment....................       3        2,055,330.19       4.93         6.436        755       59.82
Second Home...................       2        1,318,313.94       3.16         6.405        715       66.73
                                   ---      --------------     ------
   TOTAL/WEIGHTED
      AVERAGE.................      68      $41,723,945.86     100.00%        6.673        712       72.80
                                   ===      ==============     ======

----------
(1)  Based upon representations of the related mortgagors at the time of origination.

                                      S-59

                         REMAINING TERMS TO MATURITY(1)

                                                              PERCENT OF                           WEIGHTED
RANGE OF                          NUMBER      AGGREGATE       AGGREGATE                             AVERAGE
REMAINING TERMS                     OF        PRINCIPAL       PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
TO MATURITY                      MORTGAGE      BALANCE         BALANCE       AVERAGE     AVERAGE    SUBJECT
(MONTHS)                          LOANS      OUTSTANDING     OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   --------------   -----------   ----------   --------   --------

331 - 360.....................      68      $41,723,945.86     100.00%        6.673        712       72.80
                                   ---      --------------     ------
   TOTAL/WEIGHTED
      AVERAGE.................      68      $41,723,945.86     100.00%        6.673        712       72.80
                                   ===      ==============     ======

----------
(1)  As of the Cut-off Date, the weighted average remaining term to maturity of the Mortgage Loans in Loan Group 2 is approximately 358 months.

                                  SEASONING(1)

                                                             PERCENT OF                            WEIGHTED
                                  NUMBER      AGGREGATE       AGGREGATE                             AVERAGE
                                    OF        PRINCIPAL       PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
RANGE OF                         MORTGAGE      BALANCE         BALANCE       AVERAGE     AVERAGE    SUBJECT
SEASONING (MONTHS)                 LOANS     OUTSTANDING     OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   --------------   -----------   ----------   --------   --------

0.............................       1      $   479,000.00       1.15%        6.375        677       72.58
1 - 3.........................      64       39,701,975.82      95.15         6.685        713       72.99
4 - 6.........................       1        1,000,000.00       2.40         6.375        709       62.50
7 - 9.........................       1          224,656.10       0.54         6.875        638       75.00
10 - 12.......................       1          318,313.94       0.76         6.500        732       80.00
                                   ---      --------------     ------
   TOTAL/WEIGHTED
      AVERAGE.................      68      $41,723,945.86     100.00%        6.673        712       72.80
                                   ===      ==============     ======

----------
(1)  As of the Cut-off Date, the weighted average seasoning of the Mortgage
     Loans in Loan Group 2 is approximately 2 months.

                                  PRODUCT TYPE

                                                              PERCENT OF                           WEIGHTED
                                  NUMBER       AGGREGATE      AGGREGATE                             AVERAGE
                                    OF         PRINCIPAL      PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
                                 MORTGAGE       BALANCE        BALANCE       AVERAGE     AVERAGE    SUBJECT
PRODUCT TYPE                       LOANS      OUTSTANDING    OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   --------------   -----------   ----------   --------   --------

7 Year Arms...................       7      $ 4,380,541.57      10.50%        6.744        693       59.04
7 Year Arms - IO 10
Years.........................      56       34,484,648.19      82.65         6.672        713       74.71
7 Year Arms - IO 7
Years.........................       5        2,858,756.10       6.85         6.585        736       70.74
                                   ---      --------------     ------
   TOTAL/WEIGHTED
      AVERAGE.................      68      $41,723,945.86     100.00%        6.673        712       72.80
                                   ===      ==============     ======

                                      S-60

              MORTGAGE INDEX OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                                              PERCENT OF                           WEIGHTED
                                  NUMBER       AGGREGATE      AGGREGATE                             AVERAGE
                                    OF         PRINCIPAL      PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
                                 MORTGAGE       BALANCE        BALANCE       AVERAGE     AVERAGE    SUBJECT
MORTGAGE INDEX                     LOANS      OUTSTANDING    OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   --------------   -----------   ----------   --------   --------

Six-Month LIBOR...............      54      $34,048,975.82      81.61%        6.696        711       72.62
One-Year LIBOR................      14        7,674,970.04      18.39         6.573        718       73.58
                                   ---      --------------     ------
   TOTAL/WEIGHTED
      AVERAGE.................      68      $41,723,945.86     100.00%        6.673        712       72.80
                                   ===      ==============     ======

            GROSS MARGINS OF THE ADJUSTABLE RATE MORTGAGE LOANS(1)

                                                              PERCENT OF                           WEIGHTED
                                  NUMBER       AGGREGATE      AGGREGATE                             AVERAGE
                                    OF         PRINCIPAL      PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
RANGE OF GROSS                   MORTGAGE       BALANCE        BALANCE       AVERAGE     AVERAGE    SUBJECT
MARGINS (%)                        LOANS      OUTSTANDING    OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   --------------   -----------   ----------   --------   --------

2.001 - 2.500.................      67      $40,517,981.45      97.11%        6.667        713       73.17
3.001 - 3.500.................       1        1,205,964.41       2.89         6.875        680       60.40
                                   ---      --------------     ------
   TOTAL/WEIGHTED
      AVERAGE.................      68      $41,723,945.86     100.00%        6.673        712       72.80
                                   ===      ==============     ======

----------
(1)  As of the Cut-off Date, the weighted average Gross Margin of the Adjustable
     Rate Mortgage Loans in Loan Group 2 is approximately 2.275%.

         INITIAL PERIODIC CAPS OF THE ADJUSTABLE RATE MORTGAGE LOANS (1)

                                                              PERCENT OF                           WEIGHTED
                                  NUMBER       AGGREGATE      AGGREGATE                             AVERAGE
                                    OF         PRINCIPAL      PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
RANGE OF INITIAL                 MORTGAGE       BALANCE        BALANCE       AVERAGE     AVERAGE    SUBJECT
PERIODIC CAPS (%)                  LOANS      OUTSTANDING    OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   --------------   -----------   ----------   --------   --------

4.501 - 5.000.................       6      $ 3,826,278.35       9.17%        6.479        725       71.17
5.501 - 6.000.................      62       37,897,667.51      90.83         6.693        711       72.96
                                   ---      --------------     ------
   TOTAL/WEIGHTED
      AVERAGE.................      68      $41,723,945.86     100.00%        6.673        712       72.80
                                   ===      ==============     ======

----------
(1)  As of the Cut-off Date, the weighted average Initial Periodic Cap of the
     Adjustable Rate Mortgage Loans in Loan Group 2 is approximately 5.908%.

       SUBSEQUENT PERIODIC CAPS OF THE ADJUSTABLE RATE MORTGAGE LOANS (1)

                                                              PERCENT OF                           WEIGHTED
RANGE OF                          NUMBER       AGGREGATE      AGGREGATE                             AVERAGE
SUBSEQUENT                          OF         PRINCIPAL      PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
PERIODIC                         MORTGAGE       BALANCE        BALANCE       AVERAGE     AVERAGE    SUBJECT
CAPS (%)                           LOANS      OUTSTANDING    OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   --------------   -----------   ----------   --------   --------

0.501 - 1.000.................       2      $ 1,735,964.41       4.16%        6.455        688       60.54
1.501 - 2.000.................      66       39,987,981.45      95.84         6.683        713       73.33
                                   ---      --------------     ------
   TOTAL/WEIGHTED
      AVERAGE.................      68      $41,723,945.86     100.00%        6.673        712       72.80
                                   ===      ==============     ======

----------
(1)  As of the Cut-off Date, the weighted average Subsequent Periodic Cap of the
     Adjustable Rate Mortgage Loans in Loan Group 2 is approximately 1.958%.

                                      S-61

         MAXIMUM MORTGAGE RATES OF THE ADJUSTABLE RATE MORTGAGE LOANS(1)

                                                              PERCENT OF                           WEIGHTED
                                  NUMBER       AGGREGATE      AGGREGATE                             AVERAGE
                                    OF         PRINCIPAL      PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
RANGE OF MAXIMUM                 MORTGAGE       BALANCE        BALANCE       AVERAGE     AVERAGE    SUBJECT
MORTGAGE RATES (%)                 LOANS      OUTSTANDING    OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   --------------   -----------   ----------   --------   --------

10.001 - 11.000...............       1      $   530,000.00       1.27%        5.500        707       60.85
11.001 - 12.000...............       7        4,483,778.35      10.75         6.439        737       72.19
12.001 - 13.000...............      56       33,216,535.37      79.61         6.676        712       73.22
13.001 - 14.000...............       4        3,493,632.14       8.37         7.125        688       71.32
                                   ---      --------------     ------
   TOTAL/WEIGHTED AVERAGE.....      68      $41,723,945.86     100.00%        6.673        712       72.80
                                   ===      ==============     ======

----------
(1)  As of the Cut-off Date, the weighted average maximum mortgage rate of the
     Adjustable Rate Mortgage Loans in Loan Group 2 is expected to be approximately 12.582% per annum.

              MONTHS TO NEXT RATE ADJUSTMENT OF THE ADJUSTABLE RATE
                                MORTGAGE LOANS(1)

                                                              PERCENT OF                           WEIGHTED
                                  NUMBER       AGGREGATE      AGGREGATE                             AVERAGE
RANGE OF MONTHS TO                  OF         PRINCIPAL      PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
NEXT RATE                        MORTGAGE       BALANCE        BALANCE       AVERAGE     AVERAGE    SUBJECT
ADJUSTMENT                         LOANS      OUTSTANDING    OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   --------------   -----------   ----------   --------   --------

72 - 77.......................        2     $   542,970.04       1.30%        6.655        693       77.93
78 - 83.......................       65      40,701,975.82      97.55         6.677        713       72.73
84 - 89.......................        1         479,000.00       1.15         6.375        677       72.58
                                    ---     --------------     ------
   TOTAL/WEIGHTED AVERAGE.....       68     $41,723,945.86     100.00%        6.673        712       72.80
                                    ===     ==============     ======

----------
(1)  As of the Cut-off Date, the weighted average number of months to the next rate adjustment of the Adjustable Rate Mortgage Loans in Loan Group 2 is
     approximately 82 months.

                                      S-62

                     TABULAR CHARACTERISTICS OF LOAN GROUP 3

                            CURRENT MORTGAGE RATES(1)

                                                               PERCENT OF                           WEIGHTED
                                  NUMBER       AGGREGATE       AGGREGATE                             AVERAGE
                                    OF         PRINCIPAL       PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
RANGE OF CURRENT                 MORTGAGE       BALANCE         BALANCE       AVERAGE     AVERAGE    SUBJECT
MORTGAGE RATES (%)                 LOANS      OUTSTANDING     OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   ---------------   -----------   ----------   --------   --------

5.501 - 6.000.................        4     $  1,976,303.92        1.92%       5.834        733       74.47
6.001 - 6.500.................       34       17,445,941.19       16.92        6.426        725       75.45
6.501 - 7.000.................       95       53,824,262.75       52.21        6.824        700       74.05
7.001 - 7.500.................       51       29,844,117.55       28.95        7.253        687       76.41
                                    ---     ---------------      ------
   TOTAL/WEIGHTED AVERAGE.....      184     $103,090,625.41      100.00%       6.862        701       74.98
                                    ===     ===============      ======

----------
(1)  As of the Cut-off Date, the weighted average mortgage rate of the Mortgage
     Loans in Loan Group 3 is expected to be approximately 6.862% per annum.

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                               PERCENT OF                           WEIGHTED
                                  NUMBER       AGGREGATE       AGGREGATE                             AVERAGE
RANGE OF CURRENT                    OF         PRINCIPAL       PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
MORTGAGE LOANENT                 MORTGAGE       BALANCE         BALANCE       AVERAGE     AVERAGE    SUBJECT
PRINCIPAL BALANCES ($)             LOANS      OUTSTANDING     OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   ---------------   -----------   ----------   --------   --------

100,000.01 -
200,000.00....................        3     $    504,421.36       0.49%        6.820        697       50.39
200,000.01 -
300,000.00....................        4        1,026,401.31       1.00         6.885        659       78.87
300,000.01 -
400,000.00....................       10        3,570,039.03       3.46         6.746        666       75.53
400,000.01 -
500,000.00....................       66       30,017,953.48      29.12         6.809        703       77.17
500,000.01 -
600,000.00....................       52       28,492,155.51      27.64         6.797        709       75.86
600,000.01 -
700,000.00....................       21       13,569,955.03      13.16         6.917        704       75.00
700,000.01 -
800,000.00....................        9        6,821,000.00       6.62         6.911        704       73.50
800,000.01 -
900,000.00....................        6        5,226,199.69       5.07         6.919        690       73.28
900,000.01 -
1,000,000.00..................       11       10,677,500.00      10.36         7.051        694       71.78
1,000,000.01 -
1,500,000.00..................        1        1,495,000.00       1.45         7.000        681       65.00
1,500,000.01
and above.....................        1        1,690,000.00       1.64         7.000        696       65.00
                                    ---     ---------------     ------
   TOTAL/WEIGHTED AVERAGE.....      184     $103,090,625.41     100.00%        6.862        701       74.98
                                    ===     ===============     ======

----------
(1)  As of the Cut-off Date, the average current Mortgage Loan principal balance of the Mortgage Loans in Loan Group 3 is approximately $560,275.14.

                                      S-63

                              DOCUMENTATION PROGRAM

                                                               PERCENT OF                           WEIGHTED
                                  NUMBER       AGGREGATE       AGGREGATE                             AVERAGE
                                    OF         PRINCIPAL       PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
                                 MORTGAGE       BALANCE         BALANCE       AVERAGE     AVERAGE    SUBJECT
DOCUMENTATION LEVEL                LOANS      OUTSTANDING     OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   ---------------   -----------   ----------   --------   --------

Limited ......................      121     $ 69,809,693.69      67.72%        6.853        702       75.95
No Ratio .....................       29       14,787,577.86      14.34         6.964        694       77.12
Full/Alternative .............       15        8,603,087.90       8.35         6.579        686       73.20
No Documentation .............       12        6,183,842.99       6.00         6.949        734       61.88
Stated Documentation .........        7        3,706,422.97       3.60         7.136        691       74.04
                                    ---     ---------------     ------
   TOTAL/WEIGHTED AVERAGE ....      184     $103,090,625.41     100.00%        6.862        701       74.98
                                    ===     ===============     ======

                       ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)

                                                               PERCENT OF                           WEIGHTED
                                  NUMBER       AGGREGATE       AGGREGATE                             AVERAGE
RANGE OF ORIGINAL                   OF         PRINCIPAL       PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
LOAN-TO-VALUE RATIOS (%)         MORTGAGE       BALANCE         BALANCE       AVERAGE     AVERAGE    SUBJECT
                                   LOANS      OUTSTANDING     OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   ---------------   -----------   ----------   --------   --------

30.00 and below ..............        1     $    194,000.00       0.19%        6.750        677       10.78
40.01 - 45.00 ................        2        1,135,000.00       1.10         6.808        726       42.92
45.01 - 50.00 ................        2        1,026,087.93       1.00         6.594        738       48.69
55.01 - 60.00 ................        5        4,115,199.69       3.99         6.800        695       58.52
60.01 - 65.00 ................       17       12,261,964.07      11.89         6.810        697       64.29
65.01 - 70.00 ................       12        6,129,302.80       5.95         6.943        702       68.56
70.01 - 75.00 ................       21       12,806,825.75      12.42         6.826        701       74.17
75.01 - 80.00 ................      122       64,585,095.17      62.65         6.876        702       79.84
80.01 - 85.00 ................        1          424,150.00       0.41         7.375        703       85.00
85.01 - 90.00 ................        1          413,000.00       0.40         7.000        653       89.98
                                    ---     ---------------     ------
   TOTAL/WEIGHTED AVERAGE ....      184     $103,090,625.41     100.00%        6.862        701       74.98
                                    ===     ===============     ======

----------
(1)  The weighted average original Loan-to-Value Ratio of the Mortgage Loans in
     Loan Group 3 by Aggregate Cut-off Date Loan Balance is approximately
     74.98%.

(2)  Does not take into account any secondary financing on the Mortgage Loans in
     Loan Group 3 that may exist at the time of origination or any Additional
     Collateral.

                  ORIGINAL EFFECTIVE LOAN-TO-VALUE RATIOS(1)(2)

                                                               PERCENT OF                           WEIGHTED
                                  NUMBER       AGGREGATE       AGGREGATE                            AVERAGE
                                    OF         PRINCIPAL       PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
RANGE OF ORIGINAL EFFECTIVE      MORTGAGE       BALANCE         BALANCE       AVERAGE     AVERAGE    SUBJECT
LOAN-TO-VALUE RATIOS (%)           LOANS      OUTSTANDING     OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   ---------------   -----------   ----------   --------   --------

10.01 - 20.00 ................        1     $    194,000.00       0.19%        6.750        677       10.78
40.01 - 50.00 ................        4        2,161,087.93       2.10         6.707        732       45.66
50.01 - 60.00 ................        5        4,115,199.69       3.99         6.800        695       58.52
60.01 - 70.00 ................       29       18,391,266.87      17.84         6.854        699       65.71
70.01 - 80.00 ................      143       77,391,920.92      75.07         6.868        702       78.90
80.01 - 90.00 ................        2          837,150.00       0.81         7.190        678       87.46
                                    ---     ---------------     ------
   TOTAL/WEIGHTED AVERAGE ....      184     $103,090,625.41     100.00%        6.862        701       74.98
                                    ===     ===============     ======

----------
(1)  The weighted average original effective Loan-to-Value Ratio of the Mortgage
     Loans in Loan Group 3 by Aggregate Cut-off Date Loan Balance is
     approximately 74.98%.

(2)  Does not take into account any secondary financing on the Mortgage Loans in
     Loan Group 3 that may exist at the time of origination.

                                 CREDIT SCORE(1)

                                                               PERCENT OF                           WEIGHTED
                                  NUMBER       AGGREGATE       AGGREGATE                             AVERAGE
                                    OF         PRINCIPAL       PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
                                 MORTGAGE       BALANCE         BALANCE       AVERAGE     AVERAGE    SUBJECT
RANGE OF CREDIT SCORES             LOANS      OUTSTANDING     OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   ---------------   -----------   ----------   --------   --------

601 - 625 ....................        5     $  2,383,914.65       2.31%        6.903        623       70.22
626 - 650 ....................       18        8,234,913.67       7.99         6.904        640       73.16
651 - 675 ....................       37       20,818,490.17      20.19         6.977        665       77.22
676 - 700 ....................       47       28,896,164.79      28.03         6.947        690       73.89
701 - 725 ....................       24       12,938,507.49      12.55         6.738        712       76.25
726 - 750 ....................       24       14,789,666.84      14.35         6.790        740       75.46
751 - 775 ....................       18        9,591,780.64       9.30         6.704        763       75.87
776 - 800 ....................        8        3,630,974.77       3.52         6.656        785       72.77
801 - 825 ....................        3        1,806,212.39       1.75         6.652        806       67.82
                                    ---     ---------------     ------
   TOTAL/WEIGHTED AVERAGE ....      184     $103,090,625.41     100.00%        6.862        701       74.98
                                    ===     ===============     ======

----------
(1)  As of the Cut-off Date, the weighted average Credit Score of the Mortgagors related to the Mortgage Loans in Loan Group 3 is approximately 701.

                                      S-64

                  STATE DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                               PERCENT OF                           WEIGHTED
                                  NUMBER       AGGREGATE       AGGREGATE                             AVERAGE
                                    OF         PRINCIPAL       PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
                                 MORTGAGE       BALANCE         BALANCE       AVERAGE     AVERAGE    SUBJECT
STATE                              LOANS      OUTSTANDING     OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   ---------------   -----------   ----------   --------   --------

California....................      138     $ 79,470,257.86       77.09%       6.842        707       74.49
New York......................       29       15,118,091.62       14.66        6.969        674       76.76
Arizona.......................        4        2,121,721.36        2.06        6.706        736       75.84
Florida.......................        2        1,034,000.00        1.00        6.657        739       75.31
Maryland......................        2          988,000.00        0.96        7.213        666       79.36
Connecticut...................        1          940,000.00        0.91        7.250        695       80.00
Nevada........................        2          789,950.05        0.77        6.952        679       75.76
Colorado......................        2          778,800.00        0.76        6.605        673       80.00
Illinois......................        1          512,000.00        0.50        7.250        674       80.00
Georgia.......................        1          472,800.00        0.46        6.875        661       80.00
Other.........................        2          865,004.52        0.84        6.565        710       65.03
                                    ---     ---------------      ------
   TOTAL/WEIGHTED AVERAGE.....      184     $103,090,625.41      100.00%       6.862        701       74.98
                                    ===     ===============      ======

----------
(1)  The Other row in the preceding table includes 2 other states. No more than approximately 2.15% of the Mortgage Loans in Loan Group 3 will be secured by mortgaged properties located in any one postal zip code area.

                            PURPOSE OF MORTGAGE LOANS

                                                                PERCENT OF                            WEIGHTED
                                                AGGREGATE       AGGREGATE                             AVERAGE
                                 NUMBER OF      PRINCIPAL       PRINCIPAL     WEIGHTED    WEIGHTED    ORIGINAL
                                  MORTGAGE       BALANCE         BALANCE       AVERAGE     AVERAGE    SUBJECT
LOAN PURPOSE                       LOANS       OUTSTANDING     OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   ---------   ---------------   -----------   ----------   --------   ---------

Purchase......................      106      $ 56,254,266.81       54.57%       6.815        707       78.51
Refinance - Cashout...........       69        41,904,454.08       40.65        6.939        695       70.82
Refinance - Rate Term.........        9         4,931,904.52        4.78        6.746        689       69.96
                                    ---      ---------------      ------
   TOTAL/WEIGHTED AVERAGE.....      184      $103,090,625.41      100.00%       6.862        701       74.98
                                    ===      ===============      ======

                          TYPES OF MORTGAGED PROPERTIES

                                                               PERCENT OF                           WEIGHTED
                                  NUMBER       AGGREGATE       AGGREGATE                             AVERAGE
                                   OF          PRINCIPAL       PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
                                 MORTGAGE       BALANCE         BALANCE       AVERAGE     AVERAGE    SUBJECT
PROPERTY TYPE                      LOANS      OUTSTANDING     OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   ---------------   -----------   ----------   --------   --------

Single Family Residence.......      110     $ 60,555,004.89       58.74%       6.842        705       75.85
2-4 Family....................       35       20,514,477.38       19.90        6.966        681       72.69
Planned Unit Development......       30       17,259,060.60       16.74        6.859        705       75.01
Condominium...................        9        4,762,082.54        4.62        6.678        728       73.58
                                    ---     ---------------      ------
   TOTAL/WEIGHTED AVERAGE.....      184     $103,090,625.41      100.00%       6.862        701       74.98
                                    ===     ===============      ======

                                           OCCUPANCY TYPES(1)

                                                                PERCENT OF                           WEIGHTED
                                                AGGREGATE       AGGREGATE                             AVERAGE
                                 NUMBER OF      PRINCIPAL       PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
                                  MORTGAGE       BALANCE         BALANCE       AVERAGE     AVERAGE    SUBJECT
OCCUPANCY TYPES                    LOANS       OUTSTANDING     OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   ---------   ---------------   -----------   ----------   --------   --------

Primary.......................      166      $ 92,305,861.35       89.54%       6.852        701       75.76
Investment....................       17        10,177,500.06        9.87        6.938        713       68.50
Second Home...................        1           607,264.00        0.59        7.125        639       65.00
                                    ---      ---------------      ------
   TOTAL/WEIGHTED AVERAGE.....      184      $103,090,625.41      100.00%       6.862        701       74.98
                                    ===      ===============      ======

----------
(1)  Based upon representations of the related mortgagors at the time of origination.

                                      S-65

                         REMAINING TERMS TO MATURITY(1)

                                                               PERCENT OF                           WEIGHTED
RANGE OF                          NUMBER       AGGREGATE       AGGREGATE                             AVERAGE
REMAINING TERMS                     OF         PRINCIPAL       PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
TO MATURITY                      MORTGAGE       BALANCE         BALANCE       AVERAGE     AVERAGE    SUBJECT
(MONTHS)                           LOANS      OUTSTANDING     OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   ---------------   -----------   ----------   --------   --------

331 - 360.....................      184     $103,090,625.41     100.00%        6.862        701       74.98
                                    ---     ---------------     ------
   TOTAL/WEIGHTED
      AVERAGE.................      184     $103,090,625.41     100.00%        6.862        701       74.98
                                    ===     ===============     ======

----------
(1)  As of the Cut-off Date, the weighted average  remaining term to maturity of the Mortgage Loans in Loan Group 3 is approximately 359 months.

                                  SEASONING(1)

                                                               PERCENT OF                           WEIGHTED
                                  NUMBER       AGGREGATE       AGGREGATE                             AVERAGE
                                    OF         PRINCIPAL       PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
RANGE OF                         MORTGAGE       BALANCE         BALANCE       AVERAGE     AVERAGE    SUBJECT
SEASONING (MONTHS)                 LOANS      OUTSTANDING     OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   ---------------   -----------   ----------   --------   --------

0.............................       22     $ 14,613,750.00      14.18%        6.983        695       74.83
1 - 3.........................      154       85,468,004.00      82.91         6.845        703       75.04
4 - 6.........................        5        1,768,921.36       1.72         6.734        666       74.27
7 - 9.........................        3        1,239,950.05       1.20         6.742        721       73.39
                                    ---     ---------------     ------
   TOTAL/WEIGHTED
      AVERAGE.................      184     $103,090,625.41     100.00%        6.862        701       74.98
                                    ===     ===============     ======

----------
(1)  As of the Cut-off  Date,  the  weighted  average  seasoning of the Mortgage
     Loans in Loan Group 3 is approximately 1 month.

                                  PRODUCT TYPE

                                                               PERCENT OF                           WEIGHTED
                                  NUMBER       AGGREGATE       AGGREGATE                             AVERAGE
                                    OF         PRINCIPAL       PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
                                 MORTGAGE       BALANCE         BALANCE       AVERAGE     AVERAGE    SUBJECT
PRODUCT TYPE                       LOANS      OUTSTANDING     OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   ---------------   -----------   ----------   --------   --------

10 Year Arms..................       18     $ 10,373,487.18      10.06%        6.864        707       71.27
10 Year Arms - IO 10 Years....      164       91,961,059.55      89.20         6.862        701       75.38
10-6 Arm Baln 30/40...........        2          756,078.68       0.73         6.820        680       77.20
                                    ---     ---------------     ------
   TOTAL/WEIGHTED
      AVERAGE.................      184     $103,090,625.41     100.00%        6.862        701       74.98
                                    ===     ===============     ======

                                      S-66

              MORTGAGE INDEX OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                                               PERCENT OF                           WEIGHTED
                                  NUMBER       AGGREGATE       AGGREGATE                             AVERAGE
                                    OF         PRINCIPAL       PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
                                 MORTGAGE       BALANCE         BALANCE       AVERAGE     AVERAGE    SUBJECT
MORTGAGE INDEX                     LOANS      OUTSTANDING     OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   ---------------   -----------   ----------   --------   --------

Six-Month LIBOR...............      167     $ 94,652,626.12      91.81%        6.870       701        75.17
One-Year LIBOR................       17        8,437,999.29       8.19         6.769       705        72.77
                                    ---     ---------------     ------
   TOTAL/WEIGHTED AVERAGE.....      184     $103,090,625.41     100.00%        6.862       701        74.98
                                    ===     ===============     ======

             GROSS MARGINS OF THE ADJUSTABLE RATE MORTGAGE LOANS(1)

                                                               PERCENT OF                           WEIGHTED
                                  NUMBER       AGGREGATE       AGGREGATE                             AVERAGE
                                    OF         PRINCIPAL       PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
RANGE OF GROSS                   MORTGAGE       BALANCE         BALANCE       AVERAGE     AVERAGE    SUBJECT
MARGINS (%)                        LOANS      OUTSTANDING     OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   ---------------   -----------   ----------   --------   --------

2.001 - 2.500.................      181     $101,504,168.44      98.46%        6.856        702       75.05
2.501 - 3.000.................        3        1,586,456.97       1.54         7.234        656       70.60
                                    ---     ---------------     ------
   TOTAL/WEIGHTED AVERAGE.....      184     $103,090,625.41     100.00%        6.862        701       74.98
                                    ===     ===============     ======

----------
(1)  As of the Cut-off Date, the weighted average Gross Margin of the Adjustable
     Rate Mortgage Loans in Loan Group 3 is approximately 2.258%.

         INITIAL PERIODIC CAPS OF THE ADJUSTABLE RATE MORTGAGE LOANS (1)

                                                               PERCENT OF                           WEIGHTED
                                  NUMBER       AGGREGATE       AGGREGATE                             AVERAGE
                                    OF         PRINCIPAL       PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
RANGE OF INITIAL                 MORTGAGE       BALANCE         BALANCE       AVERAGE     AVERAGE    SUBJECT
PERIODIC CAPS (%)                  LOANS      OUTSTANDING     OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   ---------------   -----------   ----------   --------   --------

4.501 - 5.000.................       11     $  5,137,620.96       4.98%        6.688        720       75.67
5.501 - 6.000.................      173       97,953,004.45      95.02         6.871        700       74.94
                                    ---     ---------------     ------
   TOTAL/WEIGHTED AVERAGE.....      184     $103,090,625.41     100.00%        6.862        701       74.98
                                    ===     ===============     ======

----------
(1)  As of the Cut-off Date, the weighted  average  Initial  Periodic Cap of the
     Adjustable Rate Mortgage Loans in Loan Group 3 is approximately 5.950%.

       SUBSEQUENT PERIODIC CAPS OF THE ADJUSTABLE RATE MORTGAGE LOANS (1)

                                                               PERCENT OF                           WEIGHTED
RANGE OF                          NUMBER       AGGREGATE       AGGREGATE                             AVERAGE
SUBSEQUENT                          OF         PRINCIPAL       PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
PERIODIC                         MORTGAGE       BALANCE         BALANCE       AVERAGE     AVERAGE    SUBJECT
CAPS (%)                           LOANS      OUTSTANDING     OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   ---------------   -----------   ----------   --------   --------

1.501 - 2.000.................      184     $103,090,625.41     100.00%        6.862        701       74.98
                                    ---     ---------------     ------
   TOTAL/WEIGHTED AVERAGE.....      184     $103,090,625.41     100.00%        6.862        701       74.98
                                    ===     ===============     ======

----------
(1)  As of the Cut-off Date, the weighted average Subsequent Periodic Cap of the
     Adjustable Rate Mortgage Loans in Loan Group 3 is approximately 2.000%.

                                      S-67

         MAXIMUM MORTGAGE RATES OF THE ADJUSTABLE RATE MORTGAGE LOANS(1)

                                                               PERCENT OF                           WEIGHTED
                                  NUMBER       AGGREGATE       AGGREGATE                             AVERAGE
                                    OF         PRINCIPAL       PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
RANGE OF MAXIMUM                 MORTGAGE       BALANCE         BALANCE       AVERAGE     AVERAGE   SUBJECT
MORTGAGE RATES (%)                 LOANS      OUTSTANDING     OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   ---------------   -----------   ----------   --------   --------

10.001 - 11.000...............        1     $    535,000.00       0.52%        5.625        760       79.97
11.001 - 12.000...............       11        5,163,815.30       5.01         6.476        722       74.32
12.001 - 13.000...............      123       68,427,802.14      66.38         6.736        705       74.37
13.001 - 14.000...............       48       28,314,007.97      27.47         7.254        687       76.64
20.001 - 21.000...............        1          650,000.00       0.63         7.125        698       67.36
                                    ---     ---------------     ------
   TOTAL/WEIGHTED AVERAGE.....      184     $103,090,625.41     100.00%        6.862        701       74.98
                                    ===     ===============     ======

----------
(1)  As of the Cut-off Date, the weighted average maximum mortgage rate of the
     Adjustable Rate Mortgage Loans in Loan Group 3 is expected to be approximately 12.858% per annum.

              MONTHS TO NEXT RATE ADJUSTMENT OF THE ADJUSTABLE RATE
                                MORTGAGE LOANS(1)

                                                               PERCENT OF                           WEIGHTED
                                  NUMBER       AGGREGATE       AGGREGATE                             AVERAGE
RANGE OF MONTHS TO                  OF         PRINCIPAL       PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
NEXT RATE                        MORTGAGE       BALANCE         BALANCE       AVERAGE     AVERAGE   SUBJECT
ADJUSTMENT                         LOANS      OUTSTANDING     OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   ---------------   -----------   ----------   --------   --------

108 - 113.....................        3     $  1,239,950.05       1.20%        6.742        721       73.39
114 - 119.....................      159       87,236,925.36      84.62         6.843        702       75.02
120 - 125.....................       22       14,613,750.00      14.18         6.983        695       74.83
                                    ---     ---------------     ------
   TOTAL/WEIGHTED AVERAGE.....      184     $103,090,625.41     100.00%        6.862        701       74.98
                                    ===     ===============     ======

----------
(1)  As of the Cut-off Date, the weighted average number of months to the next rate adjustment of the Adjustable Rate Mortgage Loans in Loan Group 3 is
     approximately 119 months.

                                      S-68

               TABULAR CHARACTERISTICS OF AGGREGATE LOAN GROUP III

                            CURRENT MORTGAGE RATES(1)

                                                               PERCENT OF                           WEIGHTED
                                  NUMBER       AGGREGATE       AGGREGATE                             AVERAGE
                                    OF         PRINCIPAL       PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
RANGE OF CURRENT                 MORTGAGE       BALANCE         BALANCE       AVERAGE     AVERAGE   SUBJECT
MORTGAGE RATES (%)                 LOANS      OUTSTANDING     OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   ---------------   -----------   ----------   --------   --------

4.501 - 5.000.................        9     $  1,680,793.66       0.40%        4.957        716       77.14
5.001 - 5.500.................      163      122,474,113.96      29.38         5.365        736       64.39
5.501 - 6.000.................      267      231,208,371.54      55.46         5.780        729       67.28
6.001 - 6.500.................       74       58,953,595.48      14.14         6.214        733       73.19
6.501 - 7.000.................        4        2,408,600.00       0.58         6.696        732       69.62
7.001 - 7.500.................        1          130,000.00       0.03         7.125        787       60.47
                                    ---     ---------------     ------
   TOTAL/WEIGHTED AVERAGE.....      518     $416,855,474.64     100.00%        5.722        732       67.32
                                    ===     ===============     ======

----------
(1)  As of the Cut-off Date, the weighted average mortgage rate of the Mortgage
     Loans in Aggregate Loan Group III is expected to be approximately 5.722%
     per annum.

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                               PERCENT OF                           WEIGHTED
                                  NUMBER       AGGREGATE       AGGREGATE                             AVERAGE
                                    OF         PRINCIPAL       PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
RANGE OF CURRENT MORTGAGE LOAN   MORTGAGE       BALANCE         BALANCE       AVERAGE     AVERAGE   SUBJECT
PRINCIPAL BALANCES ($)             LOANS      OUTSTANDING     OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   ---------------   -----------   ----------   --------   --------

0.01 - 100,000.00.............       13      $   956,144.48       0.23%        5.702        727       60.59
100,000.01 - 200,000.00.......       43        6,827,852.39       1.64         5.621        709       72.00
200,000.01 - 300,000.00.......       41       10,220,542.62       2.45         5.581        714       72.38
300,000.01 - 400,000.00.......       25        8,638,962.09       2.07         5.512        698       72.46
400,000.01 - 500,000.00.......       70       32,208,876.58       7.73         5.738        726       67.32
500,000.01 - 600,000.00.......       80       44,189,255.35      10.60         5.815        726       69.89
600,000.01 - 700,000.00.......       36       23,538,385.43       5.65         5.680        727       67.50
700,000.01 - 800,000.00.......       37       27,626,856.34       6.63         5.786        732       67.85
800,000.01 - 900,000.00.......       16       13,597,033.19       3.26         5.699        730       69.39
900,000.01 - 1,000,000.00.....       31       30,426,821.18       7.30         5.754        749       62.61
1,000,000.01 - 1,500,000.00...       56       70,406,274.53      16.89         5.704        741       66.48
1,500,000.01 and above........       70      148,218,470.46      35.56         5.716        732       66.77
                                    ---     ---------------     ------
   TOTAL/WEIGHTED AVERAGE.....      518     $416,855,474.64     100.00%        5.722        732       67.32
                                    ===     ===============     ======

----------
(1)  As of the Cut-off Date, the average current Mortgage Loan principal balance of the Mortgage Loans in Aggregate Loan Group III is approximately
     $804,740.30.

                                      S-69

                              DOCUMENTATION PROGRAM

                                                               PERCENT OF                           WEIGHTED
                                  NUMBER       AGGREGATE       AGGREGATE                             AVERAGE
                                    OF         PRINCIPAL       PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
                                 MORTGAGE       BALANCE         BALANCE       AVERAGE     AVERAGE    SUBJECT
DOCUMENTATION LEVEL                LOANS      OUTSTANDING     OUTSTANDING   COUPON (%)     FICO)     LTV (%)
------------------------------   --------   ---------------   -----------   ----------   --------   --------

Full/Alternative .............      253     $212,725,927.67      51.03%        5.723        723       69.26
Lite .........................      222      186,250,852.83      44.68         5.727        739       65.39
Limited ......................       43       17,878,694.14       4.29         5.648        758       64.20
                                    ---     ---------------     ------
   TOTAL/WEIGHTED AVERAGE ....      518     $416,855,474.64     100.00%        5.722        732       67.32
                                    ===     ===============     ======

                       ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)

                                                               PERCENT OF                           WEIGHTED
                                  NUMBER       AGGREGATE       AGGREGATE                             AVERAGE
                                    OF         PRINCIPAL       PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
RANGE OF ORIGINAL                MORTGAGE       BALANCE         BALANCE       AVERAGE     AVERAGE    SUBJECT
LOAN-TO-VALUE RATIOS (%)           LOANS      OUTSTANDING     OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   ---------------   -----------   ----------   --------   --------

30.00 and below ..............       18     $  8,530,681.05       2.05%        5.639        716       24.91
30.01 - 35.00 ................       10       11,385,727.45       2.73         5.692        765       33.30
35.01 - 40.00 ................       18       14,348,027.03       3.44         5.701        763       37.23
40.01 - 45.00 ................       21       17,751,369.69       4.26         5.786        717       42.51
45.01 - 50.00 ................       21       25,945,924.87       6.22         5.633        754       47.72
50.01 - 55.00 ................       24       24,527,557.64       5.88         5.702        720       52.25
55.01 - 60.00 ................       30       22,467,863.56       5.39         5.681        731       57.08
60.01 - 65.00 ................       33       25,547,505.60       6.13         5.717        722       62.80
65.01 - 70.00 ................       63       60,540,727.47      14.52         5.695        723       68.22
70.01 - 75.00 ................       51       39,799,050.39       9.55         5.689        742       73.37
75.01 - 80.00 ................      182      129,503,433.55      31.07         5.753        728       79.19
80.01 - 85.00 ................        4        5,884,825.00       1.41         5.743        772       81.35
85.01 - 90.00 ................        5        4,439,706.25       1.07         5.680        693       87.60
90.01 - 95.00 ................        3        1,122,650.00       0.27         6.337        695       93.56
95.01 - 100.00  ..............       35       25,060,425.09       6.01         5.808        732       99.59
                                    ---     ---------------     ------
   TOTAL/WEIGHTED AVERAGE ....      518     $416,855,474.64     100.00%        5.722        732       67.32
                                    ===     ===============     ======

----------
(1)  The weighted average original Loan-to-Value Ratio of the Mortgage Loans in
     Aggregate Loan Group III by Aggregate Cut-off Date Loan Balance is
     approximately 67.32%.

(2)  Does not take into account any secondary financing on the Mortgage Loans in
     Aggregate Loan Group III that may exist at the time of origination or any
     Additional Collateral.

                  ORIGINAL EFFECTIVE LOAN-TO-VALUE RATIOS(1)(2)

                                                               PERCENT OF                           WEIGHTED
                                  NUMBER       AGGREGATE       AGGREGATE                             AVERAGE
                                    OF         PRINCIPAL       PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
RANGE OF ORIGINAL EFFECTIVE      MORTGAGE       BALANCE         BALANCE       AVERAGE     AVERAGE    SUBJECT
LOAN-TO-VALUE RATIOS (%)           LOANS      OUTSTANDING     OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   ---------------   -----------   ----------   --------   --------

10.01 - 20.00 ................        2     $    239,198.64       0.06%        5.317        724       16.13
20.01 - 30.00 ................       16        8,291,482.41       1.99         5.649        716       25.17
30.01 - 40.00 ................       28       25,733,754.48       6.17         5.697        764       35.49
40.01 - 50.00 ................       42       43,697,294.56      10.48         5.695        739       45.61
50.01 - 60.00 ................       54       46,995,421.20      11.27         5.692        725       54.56
60.01 - 70.00 ................      148      124,163,643.69      29.79         5.728        726       75.10
70.01 - 80.00 ................      227      167,062,679.66      40.08         5.740        732       77.80
80.01 - 90.00 ................        1          672,000.00       0.16         5.875        693       83.58
                                    ---     ---------------     ------
   TOTAL/WEIGHTED AVERAGE ....      518     $416,855,474.64     100.00%        5.722        732       67.32
                                    ===     ===============     ======

----------
(1)  The weighted average original effective Loan-to-Value Ratio of the Mortgage
     Loans in Aggregate Loan Group III by Aggregate Cut-off Date Loan Balance is
     approximately 65.10%.

(2)  Does not take into account any secondary financing on the Mortgage Loans in
     Aggregate Loan Group III that may exist at the time of origination.

                                 CREDIT SCORE(1)

                                                               PERCENT OF                           WEIGHTED
                                  NUMBER       AGGREGATE       AGGREGATE                             AVERAGE
                                    OF         PRINCIPAL       PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
                                 MORTGAGE       BALANCE         BALANCE       AVERAGE     AVERAGE    SUBJECT
RANGE OF CREDIT SCORES             LOANS      OUTSTANDING     OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   ---------------   -----------   ----------   --------   --------

601 - 625 ....................       18     $  9,906,382.55       2.38%        5.805        613       64.89
626 - 650 ....................       29       16,346,621.69       3.92         5.765        638       72.73
651 - 675 ....................       49       33,138,518.93       7.95         5.754        665       69.77
676 - 700 ....................       79       61,294,350.12      14.70         5.720        689       68.26
701 - 725 ....................       68       56,355,247.01      13.52         5.670        712       67.34
726 - 750 ....................       78       74,809,938.00      17.95         5.678        740       66.67
751 - 775 ....................       82       66,733,698.59      16.01         5.728        764       65.88
776 - 800 ....................       92       80,758,120.94      19.37         5.774        787       66.85
801 - 825 ....................       23       17,512,596.81       4.20         5.669        807       66.01
                                    ---     ---------------     ------
   TOTAL/WEIGHTED AVERAGE ....      518     $416,855,474.64     100.00%        5.722        732       67.32
                                    ===     ===============     ======

----------
(1)  As of the Cut-off Date, the weighted average Credit Score of the Mortgagors related to the Mortgage Loans in Aggregate Loan Group III is approximately
     732.

                                      S-70

                  STATE DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                               PERCENT OF                           WEIGHTED
                                  NUMBER       AGGREGATE       AGGREGATE                             AVERAGE
                                    OF         PRINCIPAL       PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
                                 MORTGAGE       BALANCE         BALANCE       AVERAGE     AVERAGE    SUBJECT
STATE                              LOANS      OUTSTANDING     OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   ---------------   -----------   ----------   --------   --------

California....................      113     $100,187,127.38      24.03%        5.762        741       66.95
Florida.......................       80       65,126,735.27      15.62         5.781        723       66.75
New York......................       29       30,417,318.23       7.30         5.558        729       55.27
New Jersey....................       31       23,978,734.58       5.75         5.811        722       64.57
Massachusetts.................       26       23,828,349.33       5.72         5.659        719       71.36
Arizona.......................       22       19,688,083.26       4.72         5.694        755       72.01
Connecticut...................       16       18,134,961.00       4.35         5.630        739       65.11
Illinois......................       15       13,050,967.90       3.13         5.668        751       78.97
Maryland......................       12       11,933,135.83       2.86         5.610        742       62.88
Pennsylvania..................        9       10,638,914.58       2.55         5.680        701       73.28
Other.........................      165       99,871,147.28      23.96         5.732        727       69.26
                                    ---     ---------------     ------
   TOTAL/WEIGHTED
      AVERAGE.................      518     $416,855,474.64     100.00%        5.722        732       67.32
                                    ===     ===============     ======

----------
(1)  The Other row in the preceding table includes 33 other states and the
     District of Columbia. No more than approximately 2.31% of the Mortgage
     Loans in Aggregate Loan Group III will be secured by mortgaged properties located in any one postal zip code area.

                            PURPOSE OF MORTGAGE LOANS

                                                               PERCENT OF                           WEIGHTED
                                  NUMBER       AGGREGATE       AGGREGATE                             AVERAGE
                                    OF         PRINCIPAL       PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
                                 MORTGAGE       BALANCE         BALANCE       AVERAGE     AVERAGE    SUBJECT
LOAN PURPOSE                       LOANS      OUTSTANDING     OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   ---------------   -----------   ----------   --------   --------

Purchase......................      159     $121,323,117.79      29.10%        5.818        736       78.51
Refinance - Cashout...........      225      187,992,135.68      45.10         5.711        723       64.36
Refinance - Rate Term.........      134      107,540,221.17      25.80         5.632        741       59.86
                                    ---     ---------------     ------
   TOTAL/WEIGHTED
      AVERAGE.................      518     $416,855,474.64     100.00%        5.722        732       67.32
                                    ===     ===============     ======

                          TYPES OF MORTGAGED PROPERTIES

                                                               PERCENT OF                           WEIGHTED
                                  NUMBER       AGGREGATE       AGGREGATE                             AVERAGE
                                    OF         PRINCIPAL       PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
                                 MORTGAGE       BALANCE         BALANCE       AVERAGE     AVERAGE    SUBJECT
PROPERTY TYPE                      LOANS      OUTSTANDING     OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   ---------------   -----------   ----------   --------   --------

Single Family Residence.......      291     $256,059,263.13      61.43%        5.721        732       66.09
Planned Unit Development......      124       98,195,349.07      23.56         5.712        731       69.29
Condominium...................       81       49,594,756.32      11.90         5.743        724       68.39
2-4 Family....................       10        5,827,984.55       1.40         5.808        734       80.34
Cooperative...................        9        3,761,398.28       0.90         5.550        762       59.48
Townhouse.....................        1        3,000,000.00       0.72         5.875        778       75.00
High Rise Condominium.........        2          416,723.29       0.10         5.374        695       61.36
                                    ---     ---------------     ------
   TOTAL/WEIGHTED
      AVERAGE.................      518     $416,855,474.64     100.00%        5.722        732       67.32
                                    ===     ===============     ======

                               OCCUPANCY TYPES(1)

                                                               PERCENT OF                           WEIGHTED
                                  NUMBER       AGGREGATE       AGGREGATE                             AVERAGE
                                    OF         PRINCIPAL       PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
                                 MORTGAGE       BALANCE         BALANCE       AVERAGE     AVERAGE    SUBJECT
OCCUPANCY TYPES                    LOANS      OUTSTANDING     OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   ---------------   -----------   ----------   --------   --------

Primary.......................      389     $304,880,697.52      73.14%        5.710        733       66.11
Second Home...................       95       98,846,158.47      23.71         5.734        729       70.97
Investment....................       34       13,128,618.65       3.15         5.900        727       67.88
                                    ---     ---------------     ------
   TOTAL/WEIGHTED
      AVERAGE.................      518     $416,855,474.64     100.00%        5.722        732       67.32
                                    ===     ===============     ======

----------
(1)  Based upon representations of the related mortgagors at the time of origination.

                                      S-71

                         REMAINING TERMS TO MATURITY(1)

                                                               PERCENT OF                         WEIGHTED
                                  NUMBER       AGGREGATE       AGGREGATE    WEIGHTED               AVERAGE
                                    OF         PRINCIPAL       PRINCIPAL     AVERAGE   WEIGHTED   ORIGINAL
RANGE OF REMAINING TERMS         MORTGAGE       BALANCE         BALANCE      COUPON     AVERAGE    SUBJECT
TO MATURITY (MONTHS)               LOANS      OUTSTANDING     OUTSTANDING      (%)       FICO      LTV (%)
------------------------------   --------   ---------------   -----------   --------   --------   --------

331 - 360.....................      518     $416,855,474.64      100.00%      5.722       732       67.32
                                    ---     ---------------      ------
   TOTAL/WEIGHTED
      AVERAGE.................      518     $416,855,474.64      100.00%      5.722       732       67.32
                                    ===     ===============      ======

----------
(1)  As of the Cut-off Date, the weighted average remaining term to maturity of the Mortgage Loans in Aggregate Loan Group III is approximately 356 months.

                                  SEASONING(1)

                                                               PERCENT OF                         WEIGHTED
                                  NUMBER       AGGREGATE       AGGREGATE    WEIGHTED               AVERAGE
                                    OF         PRINCIPAL       PRINCIPAL     AVERAGE   WEIGHTED   ORIGINAL
RANGE OF                         MORTGAGE       BALANCE         BALANCE      COUPON     AVERAGE    SUBJECT
SEASONING (MONTHS)                 LOANS      OUTSTANDING     OUTSTANDING      (%)       FICO      LTV (%)
------------------------------   --------   ---------------   -----------   --------   --------   --------

0.............................       72     $ 54,015,763.00       12.96%      6.154       735       67.82
1 - 3.........................      166      138,220,089.08       33.16       5.840       727       67.78
4 - 6.........................      194      167,697,648.52       40.23       5.588       734       66.55
7 - 9.........................       78       52,478,424.53       12.59       5.433       733       66.23
10 - 12.......................        6        4,096,752.52        0.98       5.282       719       89.38
13 - 15.......................        1           58,800.00        0.01       5.000       692       70.00
16 - 18.......................        1          287,996.99        0.07       4.750       609       80.00
                                    ---     ---------------      ------
   TOTAL/WEIGHTED
      AVERAGE.................      518     $416,855,474.64      100.00%      5.722       732       67.32
                                    ===     ===============      ======

----------
(1)  As of the Cut-off Date, the weighted average seasoning of the Mortgage
     Loans in Aggregate Loan Group III is approximately 4 months.

                                  PRODUCT TYPE

                                                               PERCENT OF                           WEIGHTED
                                  NUMBER       AGGREGATE       AGGREGATE                             AVERAGE
                                    OF         PRINCIPAL       PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
                                 MORTGAGE       BALANCE         BALANCE       AVERAGE     AVERAGE   SUBJECT
PRODUCT TYPE                       LOANS      OUTSTANDING     OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   ---------------   -----------   ----------   --------   --------

3 Year Arms - IO 3
Years.........................       87     $ 64,864,434.16       15.56%       5.702        739       66.60
5 Year Arms - IO 5
Years.........................      351      288,281,525.09       69.16        5.690        730       67.83
7 Year Arms - IO 7
Years.........................       80       63,709,515.39       15.28        5.887        732       65.74
                                    ---     ---------------      ------
   TOTAL/WEIGHTED
      AVERAGE.................      518     $416,855,474.64      100.00%       5.722        732       67.32
                                    ===     ===============      ======

                                      S-72

              MORTGAGE INDEX OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                                               PERCENT OF                           WEIGHTED
                                  NUMBER       AGGREGATE       AGGREGATE                             AVERAGE
                                    OF         PRINCIPAL       PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
                                 MORTGAGE       BALANCE         BALANCE       AVERAGE     AVERAGE    SUBJECT
MORTGAGE INDEX                     LOANS      OUTSTANDING     OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   ---------------   -----------   ----------   --------   --------

Six-Month LIBOR ..............      518     $416,855,474.64     100.00%        5.722        732       67.32
                                    ---     ---------------     ------
   TOTAL/WEIGHTED AVERAGE ....      518     $416,855,474.64     100.00%        5.722        732       67.32
                                    ===     ===============     ======

             GROSS MARGINS OF THE ADJUSTABLE RATE MORTGAGE LOANS(1)

                                                               PERCENT OF                           WEIGHTED
                                  NUMBER       AGGREGATE       AGGREGATE                             AVERAGE
                                    OF         PRINCIPAL       PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
RANGE OF GROSS                   MORTGAGE       BALANCE         BALANCE       AVERAGE     AVERAGE    SUBJECT
MARGINS (%)                        LOANS      OUTSTANDING     OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   ---------------   -----------   ----------   --------   --------

1.501 - 2.000 ................      518     $416,855,474.64     100.00%        5.722        732       67.32
                                    ---     ---------------     ------
   TOTAL/WEIGHTED AVERAGE ....      518     $416,855,474.64     100.00%        5.722        732       67.32
                                    ===     ===============     ======

----------
(1)  As of the Cut-off Date, the weighted average Gross Margin of the Adjustable
     Rate Mortgage Loans in Aggregate Loan Group III is approximately 2.000%.

         INITIAL PERIODIC CAPS OF THE ADJUSTABLE RATE MORTGAGE LOANS (1)

                                                               PERCENT OF                           WEIGHTED
                                  NUMBER       AGGREGATE       AGGREGATE                             AVERAGE
                                    OF         PRINCIPAL       PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
RANGE OF INITIAL PERIODIC CAPS   MORTGAGE       BALANCE         BALANCE       AVERAGE     AVERAGE    SUBJECT
(%)                                LOANS      OUTSTANDING     OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   ---------------   -----------   ----------   --------   --------

5.501 - 6.000 ................      518     $416,855,474.64     100.00%        5.722        732       67.32
                                    ---     ---------------     ------
   TOTAL/WEIGHTED AVERAGE ....      518     $416,855,474.64     100.00%        5.722        732       67.32
                                    ===     ===============     ======

----------
(1)  As of the Cut-off Date, the weighted average Initial Periodic Cap of the
     Adjustable Rate Mortgage Loans in Aggregate Loan Group III is approximately
     6.000%.

       SUBSEQUENT PERIODIC CAPS OF THE ADJUSTABLE RATE MORTGAGE LOANS (1)

                                                               PERCENT OF                           WEIGHTED
RANGE OF                          NUMBER       AGGREGATE       AGGREGATE                             AVERAGE
SUBSEQUENT                          OF         PRINCIPAL       PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
PERIODIC                         MORTGAGE       BALANCE         BALANCE       AVERAGE     AVERAGE    SUBJECT
CAPS (%)                           LOANS      OUTSTANDING     OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   ---------------   -----------   ----------   --------   --------

1.501 - 2.000 ................      518     $416,855,474.64     100.00%        5.722        732       67.32
                                    ---     ---------------     ------
   TOTAL/WEIGHTED AVERAGE ....      518     $416,855,474.64     100.00%        5.722        732       67.32
                                    ===     ===============     ======

----------
(1)  As of the Cut-off Date, the weighted average Subsequent Periodic Cap of the
     Adjustable Rate Mortgage Loans in Aggregate Loan Group III is approximately
     2.000%.

                                      S-73

         MAXIMUM MORTGAGE RATES OF THE ADJUSTABLE RATE MORTGAGE LOANS(1)

                                                               PERCENT OF                           WEIGHTED
                                  NUMBER       AGGREGATE       AGGREGATE                             AVERAGE
                                    OF         PRINCIPAL       PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
RANGE OF MAXIMUM                 MORTGAGE       BALANCE         BALANCE       AVERAGE     AVERAGE    SUBJECT
MORTGAGE RATES (%)                 LOANS      OUTSTANDING     OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   ---------------   -----------   ----------   --------   --------

10.001 - 11.000...............        9     $  1,680,793.66       0.40%        4.957        716       77.14
11.001 - 12.000...............      430      353,682,485.50      84.85         5.636        731       66.28
12.001 - 13.000...............       78       61,362,195.48      14.72         6.233        733       73.05
13.001 - 14.000...............        1          130,000.00       0.03         7.125        787       60.47
                                    ---     ---------------     ------
   TOTAL/WEIGHTED AVERAGE.....      518     $416,855,474.64     100.00%        5.722        732       67.32
                                    ===     ===============     ======

----------
(1)  As of the Cut-off Date, the weighted average maximum mortgage rate of the
     Adjustable Rate Mortgage Loans in Aggregate Loan Group III is expected to be approximately 11.722% per annum.

              MONTHS TO NEXT RATE ADJUSTMENT OF THE ADJUSTABLE RATE
                                MORTGAGE LOANS(1)

                                                               PERCENT OF                           WEIGHTED
                                  NUMBER       AGGREGATE       AGGREGATE                             AVERAGE
RANGE OF MONTHS                     OF         PRINCIPAL       PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
TO NEXT RATE                     MORTGAGE       BALANCE         BALANCE       AVERAGE     AVERAGE    SUBJECT
ADJUSTMENT                         LOANS      OUTSTANDING     OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   ---------------   -----------   ----------   --------   --------

24 - 29.......................        4     $  1,649,653.21       0.40%        5.653        734       61.98
30 - 35.......................       67       58,811,167.95      14.11         5.673        738       66.45
36 - 41.......................       16        4,403,613.00       1.06         6.106        756       70.28
42 - 47.......................        2          346,796.99       0.08         4.792        623       78.30
48 - 53.......................       70       48,909,002.00      11.73         5.402        726       69.37
54 - 59.......................      233      198,528,576.10      47.63         5.674        730       67.78
60 - 65.......................       46       40,497,150.00       9.71         6.121        733       66.13
72 - 77.......................       10        6,016,521.84       1.44         5.520        777       57.67
78 - 83.......................       60       48,577,993.55      11.65         5.849        727       65.17
84 - 89.......................       10        9,115,000.00       2.19         6.328        731       74.12
                                    ---     ---------------     ------
   TOTAL/WEIGHTED AVERAGE.....      518     $416,855,474.64     100.00%        5.722        732       67.32
                                    ===     ===============     ======

----------
(1)  As of the Cut-off Date, the weighted average number of months to the next rate adjustment of the Adjustable Rate Mortgage Loans in Aggregate Loan
     Group III is approximately 56 months.

                                      S-74

                     TABULAR CHARACTERISTICS OF LOAN GROUP 4

                            CURRENT MORTGAGE RATES(1)

                                                              PERCENT OF                           WEIGHTED
                                  NUMBER       AGGREGATE      AGGREGATE                             AVERAGE
                                    OF         PRINCIPAL      PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
RANGE OF CURRENT                 MORTGAGE       BALANCE        BALANCE       AVERAGE     AVERAGE    SUBJECT
MORTGAGE RATES (%)                 LOANS      OUTSTANDING    OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   --------------   -----------   ----------   --------   --------

5.001 - 5.500.................       30     $21,576,011.87      33.26%        5.372        748       66.18
5.501 - 6.000.................       44      39,097,086.71      60.28         5.818        735       66.30
6.001 - 6.500.................       11       3,502,035.58       5.40         6.216        742       72.23
6.501 - 7.000.................        1         559,300.00       0.86         6.750        711       70.00
7.001 - 7.500.................        1         130,000.00       0.20         7.125        787       60.47
                                    ---     --------------     ------
   TOTAL/WEIGHTED AVERAGE.....       87     $64,864,434.16     100.00%        5.702        739       66.60
                                    ===     ==============     ======

----------
(1)  As of the Cut-off Date, the weighted average mortgage rate of the Mortgage
     Loans in Loan Group 4 is expected to be approximately 5.702% per annum.

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                              PERCENT OF                           WEIGHTED
                                  NUMBER       AGGREGATE      AGGREGATE                             AVERAGE
RANGE OF CURRENT                    OF         PRINCIPAL      PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
MORTGAGE LOAN                    MORTGAGE       BALANCE        BALANCE       AVERAGE     AVERAGE    SUBJECT
PRINCIPAL BALANCES ($)             LOANS      OUTSTANDING    OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   --------------   -----------   ----------   --------   --------

0.01 - 100,000.00.............        3     $   145,229.35       0.22%        6.077        788       34.50
100,000.01 -
200,000.00....................        9       1,440,183.67       2.22         6.001        721       70.65
200,000.01 -
300,000.00....................        7       1,704,788.00       2.63         5.743        734       70.84
300,000.01 -
400,000.00....................        6       2,062,352.79       3.18         5.602        735       69.34
400,000.01 -
500,000.00....................       12       5,612,917.39       8.65         5.731        758       67.91
500,000.01 -
600,000.00....................       11       6,045,977.37       9.32         5.798        737       65.52
600,000.01 -
700,000.00....................        9       5,842,763.54       9.01         5.643        738       61.07
700,000.01 -
800,000.00....................        6       4,439,999.49       6.85         5.669        758       68.51
800,000.01 -
900,000.00....................        2       1,765,000.00       2.72         6.000        704       58.34
900,000.01 -
1,000,000.00..................        4       3,939,770.83       6.07         5.437        742       68.13
1,000,000.01 -
1,500,000.00..................        6       8,162,499.80      12.58         5.589        745       77.11
1,500,000.01 >=...............       12      23,702,951.93      36.54         5.736        734       63.72
                                    ---     --------------     ------
   TOTAL/WEIGHTED AVERAGE.....       87     $64,864,434.16     100.00%        5.702        739       66.60
                                    ===     ==============     ======

----------
(1)  As of the Cut-off Date, the average current Mortgage Loan principal balance of the Mortgage Loans in Loan Group 4 is approximately $745,568.21.

                                      S-75

                              DOCUMENTATION PROGRAM

                                                               PERCENT OF                           WEIGHTED
                                                AGGREGATE      AGGREGATE                             AVERAGE
                                 NUMBER OF      PRINCIPAL      PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
                                  MORTGAGE       BALANCE        BALANCE       AVERAGE     AVERAGE    SUBJECT
DOCUMENTATION LEVEL                LOANS       OUTSTANDING    OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   ---------   --------------   -----------   ----------   --------   --------

Lite..........................       40      $31,443,839.85      48.48%        5.624        749       68.64
Full/Alt......................       37       29,086,965.52      44.84         5.795        725       64.68
Limited.......................       10        4,333,628.79       6.68         5.632        765       64.66
                                    ---      --------------     ------
   TOTAL/WEIGHTED AVERAGE.....       87      $64,864,434.16     100.00%        5.702        739       66.60
                                    ===      ==============     ======

                       ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)

                                                               PERCENT OF                           WEIGHTED
                                                AGGREGATE      AGGREGATE                             AVERAGE
                                 NUMBER OF      PRINCIPAL      PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
RANGE OF ORIGINAL                 MORTGAGE       BALANCE        BALANCE       AVERAGE     AVERAGE    SUBJECT
LOAN-TO-VALUE RATIOS (%)           LOANS       OUTSTANDING    OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   ---------   --------------   -----------   ----------   --------   --------

30.00 and below...............        4      $ 2,348,122.76       3.62%        5.634        743       25.29
30.01 - 35.00.................        2        2,415,829.17       3.72         5.254        718       34.11
35.01 - 40.00.................        2        1,050,000.00       1.62         5.639        725       36.54
40.01 - 45.00.................        8        5,910,988.44       9.11         5.814        765       42.20
45.01 - 50.00.................        2        3,581,000.00       5.52         5.814        788       48.63
50.01 - 55.00.................        2        1,125,000.00       1.73         6.075        775       51.48
55.01 - 60.00.................        5        3,586,681.00       5.53         5.549        719       57.41
60.01 - 65.00.................        6        2,102,729.06       3.24         6.016        756       62.58
65.01 - 70.00.................       15       11,425,808.59      17.61         5.712        736       68.03
70.01 - 75.00.................        9        7,408,916.43      11.42         5.780        736       73.67
75.01 - 80.00.................       26       18,091,003.71      27.89         5.634        729       79.22
85.01 - 90.00.................        1          500,000.00       0.77         6.000        789       88.65
90.01 - 95.00.................        1          415,000.00       0.64         6.500        691       91.13
95.01 - 100.00................        4        4,903,355.00       7.56         5.647        735       98.36
                                    ---      --------------     ------
   TOTAL/WEIGHTED AVERAGE.....       87      $64,864,434.16     100.00%        5.702        739       66.60
                                    ===      ==============     ======

----------
(1)  The weighted average original Loan-to-Value Ratio of the Mortgage Loans in
     Loan Group 4 by Aggregate Cut-off Date Loan Balance is approximately
     66.60%.

(2)  Does not take into account any secondary financing on the Mortgage Loans in
     Loan Group 4 that may exist at the time of origination or any Additional
     Collateral.

                  ORIGINAL EFFECTIVE LOAN-TO-VALUE RATIOS(1)(2)

                                                               PERCENT OF                           WEIGHTED
                                                AGGREGATE      AGGREGATE                             AVERAGE
                                 NUMBER OF      PRINCIPAL      PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
RANGE OF ORIGINAL EFFECTIVE       MORTGAGE       BALANCE        BALANCE       AVERAGE     AVERAGE    SUBJECT
LOAN-TO-VALUE RATIOS (%)           LOANS       OUTSTANDING    OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   ---------   --------------   -----------   ----------   --------   --------

20.01 - 30.00.................        4      $ 2,348,122.76       3.62%        5.634        743       25.29
30.01 - 40.00.................        4        3,465,829.17       5.34         5.371        720       34.84
40.01 - 50.00.................       10        9,491,988.44      14.63         5.814        774       44.63
50.01 - 60.00.................        7        4,711,681.00       7.26         5.675        732       55.99
60.01 - 70.00.................       27       19,346,892.65      29.83         5.753        738       76.15
70.01 - 80.00.................       35       25,499,920.14      39.31         5.677        731       77.61
                                    ---      --------------     ------
   TOTAL/WEIGHTED AVERAGE.....       87      $64,864,434.16     100.00%        5.702        739       66.60
                                    ===      ==============     ======

----------
(1)  The weighted average original effective Loan-to-Value Ratio of the Mortgage
     Loans in Loan Group 4 by Aggregate Cut-off Date Loan Balance is
     approximately 64.18%.

(2)  Does not take into account any secondary financing on the Mortgage Loans in
     Loan Group 4 that may exist at the time of origination.

                                 CREDIT SCORE(1)

                                                               PERCENT OF                           WEIGHTED
                                                AGGREGATE      AGGREGATE                             AVERAGE
                                 NUMBER OF      PRINCIPAL      PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
RANGE OF CREDIT                   MORTGAGE       BALANCE        BALANCE       AVERAGE     AVERAGE    SUBJECT
SCORES                             LOANS       OUTSTANDING    OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   ---------   --------------   -----------   ----------   --------   --------

626 - 650.....................        4      $ 1,608,991.67       2.48%        5.891        639       61.36
651 - 675.....................        6        4,149,200.00       6.40         5.725        668       75.78
676 - 700.....................       11        9,602,029.45      14.80         5.698        693       78.15
701 - 725.....................        9        6,438,581.82       9.93         5.552        715       60.12
726 - 750.....................       19       17,007,058.00      26.22         5.701        740       62.08
751 - 775.....................       16       11,808,471.54      18.20         5.790        764       67.32
776 - 800.....................       16       11,072,976.85      17.07         5.704        788       59.47
801 - 825.....................        6        3,177,124.83       4.90         5.553        809       81.80
                                    ---      --------------     ------
   TOTAL/WEIGHTED AVERAGE.....       87      $64,864,434.16     100.00%        5.702        739       66.60
                                    ===      ==============     ======

----------
(1)  As of the Cut-off Date, the weighted average Credit Score of the Mortgagors related to the Mortgage Loans in Loan Group 4 is approximately 739.

                                      S-76

                  STATE DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                              PERCENT OF                           WEIGHTED
                                  NUMBER       AGGREGATE      AGGREGATE                             AVERAGE
                                    OF         PRINCIPAL      PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
                                 MORTGAGE      BALANCE         BALANCE       AVERAGE     AVERAGE    SUBJECT
STATE                              LOANS     OUTSTANDING     OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   --------------   -----------   ----------   --------   --------

California....................       23     $18,112,351.01       27.92%       5.658        758       64.04
Florida.......................       15      10,948,518.00       16.88        5.815        732       73.33
New York......................        4       4,964,829.17        7.65        5.543        740       36.33
Connecticut...................        2       3,241,500.00        5.00        5.786        748       77.85
Washington....................        3       3,178,239.00        4.90        5.907        737       68.28
New Jersey....................        3       2,545,000.00        3.92        5.575        687       64.41
Arizona.......................        3       2,423,000.00        3.74        5.618        795       81.75
Colorado......................        2       2,333,806.52        3.60        5.740        688       76.30
Virginia......................        4       2,247,683.75        3.47        5.632        737       67.94
Nevada........................        2       1,819,227.00        2.80        5.845        762       70.17
Other.........................       26      13,050,279.71       20.12        5.682        724       67.97
                                    ---     --------------      ------
   TOTAL/WEIGHTED
      AVERAGE.................       87     $64,864,434.16      100.00%       5.702        739       66.60
                                    ===     ==============      ======

----------
(1)  The Other row in the preceding table includes 15 other states and the
     District of Columbia. No more than approximately 4.63% of the Mortgage
     Loans in Loan Group 4 will be secured by mortgaged properties located in any one postal zip code area.

                                     PURPOSE OF MORTGAGE LOANS

                                                              PERCENT OF                           WEIGHTED
                                  NUMBER       AGGREGATE      AGGREGATE                             AVERAGE
                                    OF         PRINCIPAL      PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
                                 MORTGAGE       BALANCE        BALANCE       AVERAGE     AVERAGE    SUBJECT
LOAN PURPOSE                       LOANS      OUTSTANDING    OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   --------------   -----------   ----------   --------   --------

Refinance - Cashout...........       36     $27,250,497.69       42.01%       5.682        746       63.50
Refinance - Rate Term.........       28      21,002,784.58       32.38        5.631        729       58.93
Purchase......................       23      16,611,151.89       25.61        5.822        743       81.39
                                    ---     --------------      ------
   TOTAL/WEIGHTED
      AVERAGE.................       87     $64,864,434.16      100.00%       5.702        739       66.60
                                    ===     ==============      ======

                          TYPES OF MORTGAGED PROPERTIES

                                                              PERCENT OF                           WEIGHTED
                                  NUMBER       AGGREGATE      AGGREGATE                             AVERAGE
                                    OF         PRINCIPAL      PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
                                 MORTGAGE       BALANCE        BALANCE       AVERAGE     AVERAGE    SUBJECT
PROPERTY TYPE                      LOANS      OUTSTANDING    OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   --------------   -----------   ----------   --------   --------

Single Family Residence.......       46     $42,749,826.99       65.91%       5.707        734       63.56
Planned Unit Development......       25      14,069,671.36       21.69        5.617        749       72.38
Condominium...................       14       7,458,435.81       11.50        5.852        749       74.29
Cooperative...................        1         310,000.00        0.48        5.375        796       35.43
High Rise Condominium.........        1         276,500.00        0.43        5.500        736       70.00
                                    ---     --------------      ------
   TOTAL/WEIGHTED
      AVERAGE.................       87     $64,864,434.16      100.00%       5.702        739       66.60
                                    ===     ==============      ======

                               OCCUPANCY TYPES(1)

                                                               PERCENT OF                           WEIGHTED
                                                AGGREGATE      AGGREGATE                             AVERAGE
                                 NUMBER OF      PRINCIPAL      PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
                                  MORTGAGE       BALANCE        BALANCE       AVERAGE     AVERAGE    SUBJECT
OCCUPANCY TYPES                    LOANS       OUTSTANDING    OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   ---------   --------------   -----------   ----------   --------   --------

Primary.......................       62      $39,772,810.36       61.32%       5.676        749       60.75
Second Home...................       19       23,077,505.80       35.58        5.702        725       76.15
Investment....................        6        2,014,118.00        3.11        6.203        719       72.60
                                    ---      --------------      ------
   TOTAL/WEIGHTED
      AVERAGE.................       87      $64,864,434.16      100.00%       5.702        739       66.60
                                    ===      ==============      ======

----------
(1)  Based upon representations of the related mortgagors at the time of origination.

                                      S-77

                         REMAINING TERMS TO MATURITY(1)

                                                              PERCENT OF                         WEIGHTED
                                  NUMBER       AGGREGATE      AGGREGATE    WEIGHTED               AVERAGE
                                    OF         PRINCIPAL      PRINCIPAL     AVERAGE   WEIGHTED   ORIGINAL
RANGE OF REMAINING TERMS TO      MORTGAGE       BALANCE        BALANCE      COUPON     AVERAGE    SUBJECT
MATURITY (MONTHS)                  LOANS      OUTSTANDING    OUTSTANDING      (%)       FICO      LTV (%)
------------------------------   --------   --------------   -----------   --------   --------   --------

331 - 360 ....................       87     $64,864,434.16     100.00%       5.702       739       66.60
                                    ---     --------------     ------
   TOTAL/WEIGHTED AVERAGE ....       87     $64,864,434.16     100.00%       5.702       739       66.60
                                    ===     ==============     ======

----------
(1)  As of the Cut-off Date, the weighted average remaining term to maturity of the Mortgage Loans in Loan Group 4 is approximately 356 months.

                                  SEASONING(1)

                                                              PERCENT OF                         WEIGHTED
                                  NUMBER       AGGREGATE      AGGREGATE    WEIGHTED               AVERAGE
                                    OF         PRINCIPAL      PRINCIPAL     AVERAGE   WEIGHTED   ORIGINAL
                                 MORTGAGE       BALANCE        BALANCE      COUPON     AVERAGE    SUBJECT
RANGE OF SEASONING (MONTHS)        LOANS      OUTSTANDING    OUTSTANDING      (%)       FICO      LTV (%)
------------------------------   --------   --------------   -----------   --------   --------   --------

0 ............................       16     $ 4,403,613.00       6.79%       6.106       756       70.28
1-3 ..........................       19      12,552,381.39      19.35        5.901       726       60.80
4-6 ..........................       48      46,258,786.56      71.32        5.611       741       67.99
7-9 ..........................        4       1,649,653.21       2.54        5.653       734       61.98
                                    ---     --------------     ------
   TOTAL/WEIGHTED AVERAGE ....       87     $64,864,434.16     100.00%       5.702       739       66.60
                                    ===     ==============     ======

----------
(1)  As of the Cut-off Date, the weighted average seasoning of the Mortgage
     Loans in Loan Group 4 is approximately 4 months.

                                  PRODUCT TYPE

                                                              PERCENT OF                         WEIGHTED
                                  NUMBER       AGGREGATE      AGGREGATE    WEIGHTED               AVERAGE
                                    OF         PRINCIPAL      PRINCIPAL     AVERAGE   WEIGHTED   ORIGINAL
                                 MORTGAGE       BALANCE        BALANCE      COUPON     AVERAGE    SUBJECT
PRODUCT TYPE                      LOANS       OUTSTANDING    OUTSTANDING      (%)       FICO      LTV (%)
------------------------------   --------   --------------   -----------   --------   --------   --------

3 Year Arms - IO 3 Years .....       87     $64,864,434.16     100.00%       5.702       739       66.60
                                    ---     --------------     ------
   TOTAL/WEIGHTED AVERAGE ....       87     $64,864,434.16     100.00%       5.702       739       66.60
                                    ===     ==============     ======

                                      S-78

              MORTGAGE INDEX OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                                              PERCENT OF                           WEIGHTED
                                  NUMBER       AGGREGATE      AGGREGATE                             AVERAGE
                                    OF         PRINCIPAL      PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
                                 MORTGAGE       BALANCE        BALANCE       AVERAGE     AVERAGE    SUBJECT
MORTGAGE INDEX                     LOANS      OUTSTANDING    OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   --------------   -----------   ----------   --------   --------

Six-Month LIBOR...............      87      $64,864,434.16     100.00%        5.702        739       66.60
                                   ---      --------------     ------
   TOTAL/WEIGHTED
      AVERAGE.................      87      $64,864,434.16     100.00%        5.702        739       66.60
                                   ===      ==============     ======

             GROSS MARGINS OF THE ADJUSTABLE RATE MORTGAGE LOANS(1)

                                                              PERCENT OF                           WEIGHTED
                                  NUMBER       AGGREGATE      AGGREGATE                             AVERAGE
                                    OF         PRINCIPAL      PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
RANGE OF GROSS                   MORTGAGE       BALANCE        BALANCE       AVERAGE     AVERAGE    SUBJECT
MARGINS (%)                        LOANS      OUTSTANDING    OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   --------------   -----------   ----------   --------   --------

1.501 - 2.000.................      87      $64,864,434.16     100.00%        5.702        739      66.60
                                   ---      --------------     ------
   TOTAL/WEIGHTED
      AVERAGE.................      87      $64,864,434.16     100.00%        5.702        739      66.60
                                   ===      ==============     ======

----------
(1)  As of the Cut-off Date, the weighted average Gross Margin of the Adjustable
     Rate Mortgage Loans in Loan Group 4 is approximately 2.000%.

         INITIAL PERIODIC CAPS OF THE ADJUSTABLE RATE MORTGAGE LOANS (1)

                                                              PERCENT OF                           WEIGHTED
                                  NUMBER       AGGREGATE      AGGREGATE                             AVERAGE
                                    OF         PRINCIPAL      PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
RANGE OF INITIAL                 MORTGAGE       BALANCE        BALANCE       AVERAGE     AVERAGE    SUBJECT
PERIODIC CAPS (%)                  LOANS      OUTSTANDING    OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   --------------   -----------   ----------   --------   --------

5.501 - 6.000.................      87      $64,864,434.16     100.00%        5.702        739       66.60
                                   ---      --------------     ------
   TOTAL/WEIGHTED
      AVERAGE.................      87      $64,864,434.16     100.00%        5.702        739       66.60
                                   ===      ==============     ======

----------
(1)  As of the Cut-off Date, the weighted average Initial Periodic Cap of the
     Adjustable Rate Mortgage Loans in Loan Group 4 is approximately 6.000%.

       SUBSEQUENT PERIODIC CAPS OF THE ADJUSTABLE RATE MORTGAGE LOANS (1)

                                                              PERCENT OF                           WEIGHTED
RANGE OF                          NUMBER       AGGREGATE      AGGREGATE                             AVERAGE
SUBSEQUENT                          OF         PRINCIPAL      PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
PERIODIC                         MORTGAGE       BALANCE        BALANCE       AVERAGE     AVERAGE    SUBJECT
CAPS (%)                           LOANS      OUTSTANDING    OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   --------------   -----------   ----------   --------   --------

1.501 - 2.000.................       87     $64,864,434.16     100.00%        5.702        739       66.60
                                    ---     --------------     ------
   TOTAL/WEIGHTED
      AVERAGE.................       87     $64,864,434.16     100.00%        5.702        739       66.60
                                    ===     ==============     ======

----------
(1)  As of the Cut-off Date, the weighted average Subsequent Periodic Cap of the
     Adjustable Rate Mortgage Loans in Loan Group 4 is approximately 2.000%.

                                      S-79

         MAXIMUM MORTGAGE RATES OF THE ADJUSTABLE RATE MORTGAGE LOANS(1)

                                                              PERCENT OF                           WEIGHTED
                                  NUMBER       AGGREGATE      AGGREGATE                             AVERAGE
                                    OF         PRINCIPAL      PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
RANGE OF MAXIMUM                 MORTGAGE       BALANCE        BALANCE       AVERAGE     AVERAGE    SUBJECT
MORTGAGE RATES (%)                 LOANS      OUTSTANDING    OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   --------------   -----------   ----------   --------   --------

11.001 - 12.000...............       74     $60,673,098.58      93.54%        5.659        739       66.26
12.001 - 13.000...............       12       4,061,335.58       6.26         6.289        738       71.92
13.001 - 14.000...............        1         130,000.00       0.20         7.125        787       60.47
                                    ---     --------------     ------
   TOTAL/WEIGHTED AVERAGE.....       87     $64,864,434.16     100.00%        5.702        739       66.60
                                    ===     ==============     ======

----------
(1)  As of the Cut-off Date, the weighted average maximum mortgage rate of the
     Adjustable Rate Mortgage Loans in Loan Group 4 is expected to be approximately 11.702% per annum.

              MONTHS TO NEXT RATE ADJUSTMENT OF THE ADJUSTABLE RATE
                                MORTGAGE LOANS(1)

                                                              PERCENT OF                           WEIGHTED
                                  NUMBER       AGGREGATE      AGGREGATE                             AVERAGE
RANGE OF MONTHS                     OF         PRINCIPAL      PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
TO NEXT RATE                     MORTGAGE       BALANCE        BALANCE       AVERAGE     AVERAGE    SUBJECT
ADJUSTMENT                         LOANS      OUTSTANDING    OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   --------------   -----------   ----------   --------   --------

24 - 29.......................        4     $ 1,649,653.21       2.54%        5.653        734       61.98
30 - 35.......................       67      58,811,167.95      90.67         5.673        738       66.45
36 - 41.......................       16       4,403,613.00       6.79         6.106        756       70.28
                                    ---     --------------     ------
   TOTAL/WEIGHTED AVERAGE.....       87     $64,864,434.16     100.00%        5.702        739       66.60
                                    ===     ==============     ======

----------
(1)  As of the Cut-off Date, the weighted average number of months to the next rate adjustment of the Adjustable Rate Mortgage Loans in Loan Group 4 is
     approximately 32 months.

                                      S-80

                     TABULAR CHARACTERISTICS OF LOAN GROUP 5

                            CURRENT MORTGAGE RATES(1)

                                                               PERCENT OF                           WEIGHTED
                                  NUMBER       AGGREGATE       AGGREGATE                             AVERAGE
                                    OF         PRINCIPAL       PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
RANGE OF CURRENT                 MORTGAGE       BALANCE         BALANCE       AVERAGE     AVERAGE    SUBJECT
MORTGAGE RATES (%)                 LOANS      OUTSTANDING     OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   ---------------   -----------   ----------   --------   --------

4.501 - 5.000.................        9     $  1,680,793.66       0.58%        4.957        716       77.14
5.001 - 5.500.................      120       91,948,303.03      31.90         5.359        730       65.57
5.501 - 6.000.................      175      154,867,744.49      53.72         5.758        728       67.76
6.001 - 6.500.................       45       38,685,383.91      13.42         6.205        735       72.39
6.501 - 7.000.................        2        1,099,300.00       0.38         6.716        723       91.34
                                    ---     ---------------     ------
   TOTAL/WEIGHTED AVERAGE.....      351     $288,281,525.09     100.00%        5.690        730       67.83
                                    ===     ===============     ======

----------
(1)  As of the Cut-off Date, the weighted average mortgage rate of the Mortgage
     Loans in Loan Group 5 is expected to be approximately 5.690% per annum.

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                               PERCENT OF                           WEIGHTED
                                  NUMBER       AGGREGATE       AGGREGATE                             AVERAGE
RANGE OF CURRENT                    OF         PRINCIPAL       PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
MORTGAGE LOAN                    MORTGAGE       BALANCE         BALANCE       AVERAGE     AVERAGE    SUBJECT
PRINCIPAL BALANCES($)              LOANS      OUTSTANDING     OUTSTANDING   COUPON (%)      FICO     LTV (%)
------------------------------   --------   ---------------   -----------   ----------   --------   --------

0.01 - 100,000.00.............       10     $    810,915.13       0.28%        5.634        717       65.26
100,000.01 - 200,000.00.......       31        4,860,373.42       1.69         5.477        703       74.73
200,000.01 - 300,000.00.......       27        6,734,024.68       2.34         5.542        697       77.18
300,000.01 - 400,000.00.......       16        5,565,009.79       1.93         5.444        683       72.71
400,000.01 - 500,000.00.......       46       21,306,005.16       7.39         5.742        711       66.11
500,000.01 - 600,000.00.......       48       26,494,366.94       9.19         5.772        715       69.75
600,000.01 - 700,000.00.......       22       14,283,627.72       4.95         5.630        729       69.16
700,000.01 - 800,000.00.......       26       19,493,043.44       6.76         5.752        722       66.53
800,000.01 - 900,000.00.......       12       10,131,053.19       3.51         5.607        742       72.11
900,000.01 - 1,000,000.00.....       20       19,587,475.35       6.79         5.812        742       62.62
1,000,000.01 - 1,500,000.00...       46       57,071,874.73      19.80         5.690        739       65.09
1,500,000.01 and above........       47      101,943,755.54      35.36         5.672        736       68.66
                                    ---     ---------------     ------
   TOTAL/WEIGHTED AVERAGE.....      351     $288,281,525.09     100.00%        5.690        730       67.83
                                    ===     ===============     ======

----------
(1)  As of the Cut-off Date, the average current Mortgage Loan principal balance of the Mortgage Loans in Loan Group 5 is approximately $821,314.89.

                                      S-81

                              DOCUMENTATION PROGRAM

                                                               PERCENT OF                           WEIGHTED
                                  NUMBER       AGGREGATE       AGGREGATE                             AVERAGE
                                    OF         PRINCIPAL       PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
                                 MORTGAGE       BALANCE         BALANCE       AVERAGE     AVERAGE    SUBJECT
DOCUMENTATION LEVEL                LOANS      OUTSTANDING     OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   ---------------   -----------   ----------   --------   --------

Full/Alternative..............      179     $151,673,622.10       52.61%       5.669        722       70.06
Lite..........................      148      126,278,671.24       43.80        5.722        737       65.10
Limited.......................       24       10,329,231.75        3.58        5.607        753       68.48
                                    ---     ---------------      ------
   TOTAL/WEIGHTED
      AVERAGE.................      351     $288,281,525.09      100.00%       5.690        730       67.83
                                    ===     ===============      ======

                       ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)

                                                                PERCENT OF                           WEIGHTED
                                                AGGREGATE       AGGREGATE                             AVERAGE
                                 NUMBER OF      PRINCIPAL       PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
RANGE OF ORIGINAL                 MORTGAGE       BALANCE         BALANCE       AVERAGE     AVERAGE    SUBJECT
LOAN-TO-VALUE RATIOS (%)           LOANS       OUTSTANDING     OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   ---------   ---------------   -----------   ----------   --------   --------

30.00 and below                      10      $  4,431,271.13       1.54%        5.755        679       24.94
30.01 - 35.00.................        5         6,374,700.00       2.21         5.920        779       33.05
35.01 - 40.00.................       12         9,416,135.03       3.27         5.608        767       37.33
40.01 - 45.00.................        8         5,196,881.25       1.80         5.513        720       42.93
45.01 - 50.00.................       16        18,771,924.87       6.51         5.566        748       47.52
50.01 - 55.00.................       21        22,517,557.64       7.81         5.677        717       52.36
55.01 - 60.00.................       19        14,777,221.25       5.13         5.674        724       56.82
60.01 - 65.00.................       22        19,448,639.48       6.75         5.709        720       62.81
65.01 - 70.00.................       47        48,149,918.88      16.70         5.692        720       68.24
70.01 - 75.00.................       31        24,542,704.79       8.51         5.589        750       73.49
75.01 - 80.00.................      128        90,665,237.37      31.45         5.711        728       79.18
80.01 - 85.00.................        3         5,463,825.00       1.90         5.762        774       81.22
85.01 - 90.00.................        3         2,570,806.25       0.89         5.646        633       86.12
90.01 - 95.00.................        2           707,650.00       0.25         6.242        698       94.99
95.01 - 100.00................       24        15,247,052.15       5.29         5.833        726       99.99
                                    ---      ---------------     ------
   TOTAL/WEIGHTED
      AVERAGE.................      351      $288,281,525.09     100.00%        5.690        730       67.83
                                    ===      ===============     ======

----------
(1)  The weighted average original Loan-to-Value Ratio of the Mortgage Loans in
     Loan Group 5 by Aggregate Cut-off Date Loan Balance is approximately
     67.83%.

(2)  Does not take into account any secondary financing on the Mortgage Loans in
     Loan Group 5 that may exist at the time of origination or any Additional
     Collateral.

                  ORIGINAL EFFECTIVE LOAN-TO-VALUE RATIOS(1)(2)

                                                                PERCENT OF                           WEIGHTED
                                                AGGREGATE       AGGREGATE                             AVERAGE
RANGE OF ORIGINAL                NUMBER OF      PRINCIPAL       PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
EFFECTIVE LOAN-TO-VALUE           MORTGAGE       BALANCE         BALANCE       AVERAGE     AVERAGE    SUBJECT
RATIOS (%)                         LOANS       OUTSTANDING     OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   ---------   ---------------   -----------   ----------   --------   --------

10.01 - 20.00.................        2      $    239,198.64       0.08%        5.317        724       16.13
20.01 - 30.00.................        8         4,192,072.49       1.45         5.780        677       25.44
30.01 - 40.00.................       17        15,790,835.03       5.48         5.734        772       35.60
40.01 - 50.00.................       24        23,968,806.12       8.31         5.554        742       46.53
50.01 - 60.00.................       40        37,294,778.89      12.94         5.676        720       54.13
60.01 - 70.00.................      104        92,377,696.04      32.04         5.722        722       73.86
70.01 - 80.00.................      155       113,746,137.88      39.46         5.687        733       77.95
80.01 - 90.00.................        1           672,000.00       0.23         5.875        693       83.58
                                    ---      ---------------     ------
   TOTAL/WEIGHTED
      AVERAGE.................      351      $288,281,525.09     100.00%        5.690        730       67.83
                                    ===      ===============     ======

----------
(1)  The weighted average original effective Loan-to-Value Ratio of the Mortgage
     Loans in Loan Group 5 by Aggregate Cut-off Date Loan Balance is
     approximately 65.81%.

(2)  Does not take into account any secondary financing on the Mortgage Loans in
     Loan Group 5 that may exist at the time of origination.

                                 CREDIT SCORE(1)

                                                                PERCENT OF                           WEIGHTED
                                                AGGREGATE       AGGREGATE                             AVERAGE
                                 NUMBER OF      PRINCIPAL       PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
                                  MORTGAGE       BALANCE         BALANCE       AVERAGE     AVERAGE    SUBJECT
RANGE OF CREDIT SCORES             LOANS       OUTSTANDING     OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   ---------   ---------------   -----------   ----------   --------   --------

601 - 625.....................       14      $  5,921,170.94        2.05%       5.724        615       57.07
626 - 650.....................       22        11,228,150.02        3.89        5.703        638       81.47
651 - 675.....................       40        27,665,523.63        9.60        5.736        664       68.59
676 - 700.....................       58        43,397,685.18       15.05        5.665        688       67.91
701 - 725.....................       51        41,908,565.68       14.54        5.658        711       67.04
726 - 750.....................       44        45,369,348.00       15.74        5.633        740       70.31
751 - 775.....................       51        42,856,226.40       14.87        5.682        763       64.45
776 - 800.....................       60        59,575,731.92       20.67        5.766        787       68.27
801 - 825.....................       11        10,359,123.32        3.59        5.611        805       60.59
                                    ---      ---------------      ------
   TOTAL/WEIGHTED
      AVERAGE........ ........      351      $288,281,525.09      100.00%       5.690        730       67.83
                                    ===      ===============      ======

----------
(1)  As of the Cut-off Date, the weighted average Credit Score of the Mortgagors related to the Mortgage Loans in Loan Group 5 is approximately 730.

                                      S-82

                  STATE DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                               PERCENT OF                         WEIGHTED
                                  NUMBER       AGGREGATE       AGGREGATE    WEIGHTED               AVERAGE
                                    OF         PRINCIPAL       PRINCIPAL     AVERAGE   WEIGHTED   ORIGINAL
                                 MORTGAGE       BALANCE         BALANCE      COUPON     AVERAGE    SUBJECT
STATE                              LOANS      OUTSTANDING     OUTSTANDING      (%)       FICO      LTV (%)
------------------------------   --------   ---------------   -----------   --------   --------   --------

California ...................       75     $ 68,331,752.79      23.70%       5.732       735       67.37
Florida ......................       51       37,835,893.71      13.12        5.742       728       69.31
New York .....................       19       21,951,322.03       7.61        5.509       726       60.32
Massachusetts ................       19       20,440,987.17       7.09        5.683       719       71.74
New Jersey ...................       25       19,352,734.58       6.71        5.833       727       63.45
Arizona ......................       17       14,675,083.26       5.09        5.662       753       70.16
Connecticut ..................       12       14,078,461.00       4.88        5.581       740       62.80
Illinois .....................       13       11,958,877.28       4.15        5.684       755       78.69
Pennsylvania .................        9       10,638,914.58       3.69        5.680       701       73.28
Maryland .....................        9       10,295,635.83       3.57        5.563       751       64.05
Other ........................      102       58,721,862.86      20.37        5.688       718       68.37
                                    ---     ---------------     ------
   TOTAL/WEIGHTED
      AVERAGE ................      351     $288,281,525.09     100.00%       5.690       730       67.83
                                    ===     ===============     ======

----------
(1)  The Other row in the preceding table includes 28 other states. No more than approximately 1.94% of the Mortgage Loans in Loan Group 5 will be secured by mortgaged properties located in any one postal zip code area.

                            PURPOSE OF MORTGAGE LOANS

                                                               PERCENT OF                         WEIGHTED
                                  NUMBER       AGGREGATE       AGGREGATE    WEIGHTED               AVERAGE
                                    OF         PRINCIPAL       PRINCIPAL     AVERAGE   WEIGHTED   ORIGINAL
                                 MORTGAGE       BALANCE         BALANCE      COUPON     AVERAGE    SUBJECT
LOAN PURPOSE                       LOANS      OUTSTANDING     OUTSTANDING      (%)       FICO      LTV (%)
------------------------------   --------   ---------------   -----------   --------   --------   --------

Refinance - Cashout ..........      146     $124,766,616.28      43.28%       5.673       723       65.61
Purchase .....................      114       87,085,767.60      30.21        5.773       730       78.12
Refinance - Rate Term ........       91       76,429,141.21      26.51        5.622       741       59.71
                                    ---     ---------------     ------
   TOTAL/WEIGHTED
      AVERAGE ................      351     $288,281,525.09     100.00%       5.690       730       67.83
                                    ===     ===============     ======

                          TYPES OF MORTGAGED PROPERTIES

                                                               PERCENT OF                         WEIGHTED
                                  NUMBER       AGGREGATE       AGGREGATE    WEIGHTED               AVERAGE
                                    OF         PRINCIPAL       PRINCIPAL     AVERAGE   WEIGHTED   ORIGINAL
                                 MORTGAGE       BALANCE         BALANCE      COUPON     AVERAGE    SUBJECT
PROPERTY TYPE                      LOANS      OUTSTANDING     OUTSTANDING      (%)       FICO      LTV (%)
------------------------------   --------   ---------------   -----------   --------   --------   --------

Single Family Residence ......      199     $177,993,429.44      61.74%       5.689       733       67.31
Planned Unit Development .....       80       64,648,006.05      22.43        5.682       726       68.14
Condominium ..................       55       34,066,181.76      11.82        5.681       712       66.99
2-4 Family ...................       10        5,827,984.55       2.02        5.808       734       80.34
Townhouse ....................        1        3,000,000.00       1.04        5.875       778       75.00
Cooperative ..................        5        2,605,700.00       0.90        5.599       752       71.50
High Rise Condominium ........        1          140,223.29       0.05        5.125       614       44.31
                                    ---     ---------------     ------
   TOTAL/WEIGHTED
      AVERAGE ................      351     $288,281,525.09     100.00%       5.690       730       67.83
                                    ===     ===============     ======

                               OCCUPANCY TYPES(1)

                                                               PERCENT OF                         WEIGHTED
                                  NUMBER       AGGREGATE       AGGREGATE    WEIGHTED               AVERAGE
                                    OF         PRINCIPAL       PRINCIPAL     AVERAGE   WEIGHTED   ORIGINAL
                                 MORTGAGE       BALANCE         BALANCE      COUPON     AVERAGE    SUBJECT
OCCUPANCY TYPES                    LOANS      OUTSTANDING     OUTSTANDING      (%)       FICO      LTV (%)
------------------------------   --------   ---------------   -----------   --------   --------   --------

Primary ......................      256     $210,375,624.52      72.98%       5.669       731       67.61
Second Home ..................       67       66,791,399.92      23.17        5.728       726       68.66
Investment ...................       28       11,114,500.65       3.86        5.845       728       67.02
                                    ---     ---------------     ------
   TOTAL/WEIGHTED
      AVERAGE ................      351     $288,281,525.09     100.00%       5.690       730       67.83
                                    ===     ===============     ======

----------
(1)  Based upon representations of the related mortgagors at the time of origination.

                                      S-83

                         REMAINING TERMS TO MATURITY(1)

                                                               PERCENT OF                           WEIGHTED
RANGE OF                          NUMBER       AGGREGATE       AGGREGATE                             AVERAGE
REMAINING TERMS                     OF         PRINCIPAL       PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
TO MATURITY                      MORTGAGE       BALANCE         BALANCE       AVERAGE     AVERAGE    SUBJECT
(MONTHS)                           LOANS      OUTSTANDING     OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   ---------------   -----------   ----------   --------   --------

331 - 360.....................      351     $288,281,525.09     100.00%        5.690        730       67.83
                                    ---     ---------------     ------
   TOTAL/WEIGHTED
      AVERAGE.................      351     $288,281,525.09     100.00%        5.690        730       67.83
                                    ===     ===============     ======

----------
(1)  As of the Cut-off Date, the weighted average remaining term to maturity of the Mortgage Loans in Loan Group 5 is approximately 356 months.

                                  SEASONING(1)

                                                               PERCENT OF                           WEIGHTED
                                  NUMBER       AGGREGATE       AGGREGATE                             AVERAGE
                                    OF         PRINCIPAL       PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
RANGE OF                         MORTGAGE       BALANCE         BALANCE       AVERAGE     AVERAGE    SUBJECT
SEASONING (MONTHS)                 LOANS      OUTSTANDING     OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   ---------------   -----------   ----------   --------   --------

0.............................       46     $ 40,497,150.00      14.05%        6.121        733       66.13
1-3...........................      124      103,499,989.94      35.90         5.812        728       70.22
4-6...........................      109       95,028,586.16      32.96         5.525        732       65.11
7-9...........................       64       44,812,249.48      15.54         5.413        727       67.54
10 - 12.......................        6        4,096,752.52       1.42         5.282        719       89.38
13 - 15.......................        1           58,800.00       0.02         5.000        692       70.00
16 - 18.......................        1          287,996.99       0.10         4.750        609       80.00
                                    ---     ---------------     ------
   TOTAL/WEIGHTED
      AVERAGE.................      351     $288,281,525.09     100.00%        5.690        730       67.83
                                    ===     ===============     ======

----------
(1)  As of the Cut-off Date, the weighted average seasoning of the Mortgage
     Loans in Loan Group 5 is approximately 4 months.

                                  PRODUCT TYPE

                                                               PERCENT OF                           WEIGHTED
                                  NUMBER       AGGREGATE       AGGREGATE                            AVERAGE
                                    OF         PRINCIPAL       PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
                                 MORTGAGE       BALANCE         BALANCE       AVERAGE     AVERAGE   SUBJECT
PRODUCT TYPE                       LOANS      OUTSTANDING     OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   ---------------   -----------   ----------   --------   --------

5 Year Arms - IO 5
Years.........................      351     $288,281,525.09     100.00%        5.690        730       67.83
                                    ---     ---------------     ------
   TOTAL/WEIGHTED
      AVERAGE.................      351     $288,281,525.09     100.00%        5.690        730       67.83
                                    ===     ===============     ======

                                      S-84

              MORTGAGE INDEX OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                                               PERCENT OF                           WEIGHTED
                                  NUMBER       AGGREGATE       AGGREGATE                             AVERAGE
                                    OF         PRINCIPAL       PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
                                 MORTGAGE       BALANCE         BALANCE       AVERAGE     AVERAGE    SUBJECT
MORTGAGE INDEX                     LOANS      OUTSTANDING     OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   ---------------   -----------   ----------   --------   --------

Six-Month LIBOR ..............      351     $288,281,525.09     100.00%        5.690        730       67.83
                                    ---     ---------------     ------
   TOTAL/WEIGHTED
      AVERAGE ................      351     $288,281,525.09     100.00%        5.690        730       67.83
                                    ===     ===============     ======

             GROSS MARGINS OF THE ADJUSTABLE RATE MORTGAGE LOANS(1)

                                                               PERCENT OF                           WEIGHTED
                                  NUMBER       AGGREGATE       AGGREGATE                             AVERAGE
                                    OF         PRINCIPAL       PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
                                 MORTGAGE       BALANCE         BALANCE       AVERAGE     AVERAGE    SUBJECT
RANGE OF GROSS MARGINS (%)         LOANS      OUTSTANDING     OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   ---------------   -----------   ----------   --------   --------

1.501 - 2.000 ................      351     $288,281,525.09     100.00%        5.690        730       67.83
                                    ---     ---------------     ------
   TOTAL/WEIGHTED
      AVERAGE ................      351     $288,281,525.09     100.00%        5.690        730       67.83
                                    ===     ===============     ======

----------
(1)  As of the Cut-off Date, the weighted average Gross Margin of the Adjustable
     Rate Mortgage Loans in Loan Group 5 is approximately 2.000%.

         INITIAL PERIODIC CAPS OF THE ADJUSTABLE RATE MORTGAGE LOANS (1)

                                                               PERCENT OF                           WEIGHTED
                                  NUMBER       AGGREGATE       AGGREGATE                             AVERAGE
                                    OF         PRINCIPAL       PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
RANGE OF INITIAL PERIODIC CAPS   MORTGAGE       BALANCE         BALANCE       AVERAGE     AVERAGE    SUBJECT
(%)                                LOANS      OUTSTANDING     OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   ---------------   -----------   ----------   --------   --------

5.501 - 6.000 ................      351     $288,281,525.09     100.00%        5.690        730       67.83
                                    ---     ---------------     ------
   TOTAL/WEIGHTED
      AVERAGE ................      351     $288,281,525.09     100.00%        5.690        730       67.83
                                    ===     ===============     ======

----------
(1)  As of the Cut-off Date, the weighted average Initial Periodic Cap of the
     Adjustable Rate Mortgage Loans in Loan Group 5 is approximately 6.000%.

       SUBSEQUENT PERIODIC CAPS OF THE ADJUSTABLE RATE MORTGAGE LOANS (1)

                                                               PERCENT OF                           WEIGHTED
                                  NUMBER       AGGREGATE       AGGREGATE                             AVERAGE
                                    OF         PRINCIPAL       PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
RANGE OF SUBSEQUENT PERIODIC     MORTGAGE       BALANCE         BALANCE       AVERAGE     AVERAGE    SUBJECT
CAPS (%)                           LOANS      OUTSTANDING     OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   ---------------   -----------   ----------   --------   --------

1.501 - 2.000 ................      351     $288,281,525.09     100.00%        5.690        730       67.83
                                    ---     ---------------     ------
   TOTAL/WEIGHTED
      AVERAGE ................      351     $288,281,525.09     100.00%        5.690        730       67.83
                                    ===     ===============     ======

----------
(1)  As of the Cut-off Date, the weighted average Subsequent Periodic Cap of the
     Adjustable Rate Mortgage Loans in Loan Group 5 is approximately 2.000%.

                                      S-85

         MAXIMUM MORTGAGE RATES OF THE ADJUSTABLE RATE MORTGAGE LOANS(1)

                                                               PERCENT OF                           WEIGHTED
                                  NUMBER       AGGREGATE       AGGREGATE                             AVERAGE
                                    OF         PRINCIPAL       PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
RANGE OF MAXIMUM                 MORTGAGE       BALANCE         BALANCE       AVERAGE     AVERAGE    SUBJECT
MORTGAGE RATES (%)                 LOANS      OUTSTANDING     OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   ---------------   -----------   ----------   --------   --------

10.001 - 11.000...............        9     $  1,680,793.66       0.58%        4.957        716       77.14
11.001 - 12.000...............      295      246,816,047.52      85.62         5.610        729       66.94
12.001 - 13.000...............       47       39,784,683.91      13.80         6.219        734       72.91
                                    ---     ---------------     ------
   TOTAL/WEIGHTED AVERAGE.....      351     $288,281,525.09     100.00%        5.690        730       67.83
                                    ===     ===============     ======

----------
(1)  As of the Cut-off Date, the weighted average maximum mortgage rate of the
     Adjustable Rate Mortgage Loans in Loan Group 5 is expected to be approximately 11.690% per annum.

              MONTHS TO NEXT RATE ADJUSTMENT OF THE ADJUSTABLE RATE
                                MORTGAGE LOANS(1)

                                                               PERCENT OF                           WEIGHTED
                                  NUMBER       AGGREGATE       AGGREGATE                             AVERAGE
RANGE OF MONTHS                     OF         PRINCIPAL       PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
TO NEXT RATE                     MORTGAGE       BALANCE         BALANCE       AVERAGE     AVERAGE    SUBJECT
ADJUSTMENT                         LOANS      OUTSTANDING     OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   ---------------   -----------   ----------   --------   --------

42 - 47.......................        2     $    346,796.99       0.12%        4.792        623       78.30
48 - 53.......................       70       48,909,002.00      16.97         5.402        726       69.37
54 - 59.......................      233      198,528,576.10      68.87         5.674        730       67.78
60 - 65.......................       46       40,497,150.00      14.05         6.121        733       66.13
                                    ---     ---------------     ------
   TOTAL/WEIGHTED AVERAGE.....      351     $288,281,525.09     100.00%        5.690        730       67.83
                                    ===     ===============     ======

----------
(1)  As of the Cut-off Date, the weighted average number of months to the next rate adjustment of the Adjustable Rate Mortgage Loans in Loan Group 5 is
     approximately 56 months.

                                      S-86

                     TABULAR CHARACTERISTICS OF LOAN GROUP 6

                            CURRENT MORTGAGE RATES(1)

                                                              PERCENT OF                           WEIGHTED
                                  NUMBER       AGGREGATE      AGGREGATE                             AVERAGE
                                    OF         PRINCIPAL      PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
RANGE OF CURRENT                 MORTGAGE       BALANCE        BALANCE       AVERAGE     AVERAGE    SUBJECT
MORTGAGE RATES (%)                 LOANS      OUTSTANDING    OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   --------------   -----------   ----------   --------   --------

5.001 - 5.500.................       13     $ 8,949,799.06      14.05%        5.414        761       47.87
5.501 - 6.000.................       48      37,243,540.34      58.46         5.828        728       66.32
6.001 - 6.500.................       18      16,766,175.99      26.32         6.235        727       75.25
6.501 - 7.000.................        1         750,000.00       1.18         6.625        762       37.50
                                    ---     --------------     ------
   TOTAL/WEIGHTED AVERAGE.....       80     $63,709,515.39     100.00%        5.887        732       65.74
                                    ===     ==============     ======

----------
(1)  As of the Cut-off Date, the weighted average mortgage rate of the Mortgage
     Loans in Loan Group 6 is expected to be approximately 5.887% per annum.

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                              PERCENT OF                           WEIGHTED
                                  NUMBER       AGGREGATE      AGGREGATE                             AVERAGE
RANGE OF CURRENT                    OF         PRINCIPAL      PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
MORTGAGE LOAN                    MORTGAGE       BALANCE        BALANCE       AVERAGE     AVERAGE    SUBJECT
PRINCIPAL BALANCES ($)             LOANS      OUTSTANDING    OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   --------------   -----------   ----------   --------   --------

100,000.01 -
200,000.00....................        3     $   527,295.30       0.83%        5.918        736       50.48
200,000.01 -
300,000.00....................        7       1,781,729.94       2.80         5.575        762       55.72
300,000.01 -
400,000.00....................        3       1,011,599.51       1.59         5.704        700       77.44
400,000.01 -
500,000.00....................       12       5,289,954.03       8.30         5.727        748       71.55
500,000.01 -
600,000.00....................       21      11,648,911.04      18.28         5.921        743       72.48
600,000.01 -
700,000.00....................        5       3,411,994.17       5.36         5.955        701       71.59
700,000.01 -
800,000.00....................        5       3,693,813.41       5.80         6.100        758       74.07
800,000.01 -
900,000.00....................        2       1,700,980.00       2.67         5.935        684       64.69
900,000.01 -
1,000,000.00..................        7       6,899,575.00      10.83         5.772        773       59.45
1,000,000.01 -
1,500,000.00..................        4       5,171,900.00       8.12         6.038        744       65.03
1,500,000.01
and above.....................       11      22,571,762.99      35.43         5.890        711       61.44
                                    ---     --------------     ------
   TOTAL/WEIGHTED AVERAGE.....       80     $63,709,515.39     100.00%        5.887        732       65.74
                                    ===     ==============     ======

----------
(1)  As of the Cut-off Date, the average current Mortgage Loan principal balance of the Mortgage Loans in Loan Group 6 is approximately $796,368.94.

                                      S-87

                              DOCUMENTATION PROGRAM

                                                               PERCENT OF                           WEIGHTED
                                                AGGREGATE      AGGREGATE                             AVERAGE
                                 NUMBER OF      PRINCIPAL      PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
                                  MORTGAGE       BALANCE        BALANCE       AVERAGE     AVERAGE    SUBJECT
DOCUMENTATION LEVEL                LOANS       OUTSTANDING    OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   ---------   --------------   -----------   ----------   --------   --------

Full/Alternative..............       37      $31,965,340.05      50.17%        5.918        728       69.67
Lite..........................       34       28,528,341.74      44.78         5.862        734       63.12
Limited.......................        9        3,215,833.60       5.05         5.799        763       49.86
                                    ---      --------------     ------
   TOTAL/WEIGHTED
      AVERAGE.................       80      $63,709,515.39     100.00%        5.887        732       65.74
                                    ===      ==============     ======

                       ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)

                                                               PERCENT OF                           WEIGHTED
                                                AGGREGATE      AGGREGATE                             AVERAGE
RANGE OF ORIGINAL                NUMBER OF      PRINCIPAL      PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
LOAN-TO-VALUE                     MORTGAGE       BALANCE        BALANCE       AVERAGE     AVERAGE    SUBJECT
RATIOS (%)                         LOANS       OUTSTANDING    OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   ---------   --------------   -----------   ----------   --------   --------

30.00 and below                       4      $ 1,751,287.16       2.75%        5.355        775       24.35
30.01 - 35.00.................        3        2,595,198.28       4.07         5.538        774       33.15
35.01 - 40.00.................        4        3,881,892.00       6.09         5.944        762       37.17
40.01 - 45.00.................        5        6,643,500.00      10.43         5.975        672       42.47
45.01 - 50.00.................        3        3,593,000.00       5.64         5.802        750       47.86
50.01 - 55.00.................        1          885,000.00       1.39         5.875        718       50.57
55.01 - 60.00.................        6        4,103,961.31       6.44         5.818        765       57.71
60.01 - 65.00.................        5        3,996,137.06       6.27         5.599        711       62.82
65.01 - 70.00.................        1          965,000.00       1.51         5.625        724       69.52
70.01 - 75.00.................       11        7,847,429.17      12.32         5.916        724       72.73
75.01 - 80.00.................       28       20,747,192.47      32.57         6.045        730       79.22
80.01 - 85.00.................        1          421,000.00       0.66         5.500        747       83.04
85.01 - 90.00.................        1        1,368,900.00       2.15         5.625        773       90.00
95.01 - 100.00................        7        4,910,017.94       7.71         5.892        748       99.59
                                    ---      --------------     ------
   TOTAL/WEIGHTED
      AVERAGE.................       80      $63,709,515.39     100.00%        5.887        732       65.74
                                    ===      ==============     ======

----------
(1)  The weighted average original Loan-to-Value Ratio of the Mortgage Loans in
     Loan Group 6 by Aggregate Cut-off Date Loan Balance is approximately
     65.74%.

(2)  Does not take into account any secondary financing on the Mortgage Loans in
     Loan Group 6 that may exist at the time of origination or any Additional
     Collateral.

                  ORIGINAL EFFECTIVE LOAN-TO-VALUE RATIOS(1)(2)

                                                               PERCENT OF                           WEIGHTED
RANGE OF ORIGINAL                               AGGREGATE      AGGREGATE                             AVERAGE
EFFECTIVE                        NUMBER OF      PRINCIPAL      PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
LOAN-TO-VALUE                     MORTGAGE       BALANCE        BALANCE       AVERAGE     AVERAGE    SUBJECT
RATIOS (%)                         LOANS       OUTSTANDING    OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   ---------   --------------   -----------   ----------   --------   --------

20.01 - 30.00.................        4      $ 1,751,287.16       2.75%        5.355        775       24.35
30.01 - 40.00.................        7        6,477,090.28      10.17         5.781        767       35.56
40.01 - 50.00.................        8       10,236,500.00      16.07         5.914        699       44.36
50.01 - 60.00.................        7        4,988,961.31       7.83         5.828        757       56.44
60.01 - 70.00.................       17       12,439,055.00      19.52         5.732        736       82.59
70.01 - 80.00.................       37       27,816,621.64      43.66         6.014        728       77.37
                                    ---      --------------     ------
   TOTAL/WEIGHTED
      AVERAGE.................       80      $63,709,515.39     100.00%        5.887        732       65.74
                                    ===      ==============     ======

----------
(1)  The weighted average original effective Loan-to-Value Ratio of the Mortgage
     Loans in Loan Group 6 by Aggregate Cut-off Date Loan Balance is
     approximately 62.82%.

(2)  Does not take into account any secondary financing on the Mortgage Loans in
     Loan Group 6 that may exist at the time of origination.

                                 CREDIT SCORE(1)

                                                               PERCENT OF                           WEIGHTED
                                                AGGREGATE      AGGREGATE                             AVERAGE
                                 NUMBER OF      PRINCIPAL      PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
RANGE OF CREDIT                   MORTGAGE       BALANCE        BALANCE       AVERAGE     AVERAGE    SUBJECT
SCORES                             LOANS       OUTSTANDING    OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   ---------   --------------   -----------   ----------   --------   --------

601 - 625.....................        4      $ 3,985,211.61       6.26%        5.924        610       76.51
626 - 650.....................        3        3,509,480.00       5.51         5.904        636       50.00
651 - 675.....................        3        1,323,795.30       2.08         6.221        669       75.53
676 - 700.....................       10        8,294,635.49      13.02         6.034        689       58.65
701 - 725.....................        8        8,008,099.51      12.57         5.825        713       74.76
726 - 750.....................       15       12,433,532.00      19.52         5.810        743       59.64
751 - 775.....................       15       12,069,000.65      18.94         5.832        768       69.57
776 - 800.....................       16       10,109,412.17      15.87         5.899        789       66.57
801 - 825.....................        6        3,976,348.66       6.24         5.912        808       67.54
                                    ---      --------------     ------
   TOTAL/WEIGHTED
      AVERAGE.................       80      $63,709,515.39     100.00%        5.887        732       65.74
                                    ===      ==============     ======

----------
(1)  As of the Cut-off Date, the weighted average Credit Score of the Mortgagors related to the Mortgage Loans in Loan Group 6 is approximately 732.

                                      S-88

                  STATE DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                               PERCENT OF                                           WEIGHTED
                                  NUMBER       AGGREGATE      AGGREGATE                              AVERAGE
                                    OF         PRINCIPAL      PRINCIPAL     WEIGHTED    WEIGHTED    ORIGINAL
                                 MORTGAGE       BALANCE        BALANCE       AVERAGE     AVERAGE     SUBJECT
STATE                              LOANS      OUTSTANDING    OUTSTANDING   COUPON (%)     FICO       LTV (%)
------------------------------   --------   --------------   -----------   ----------   ---------   --------

Florida.......................      14      $16,342,323.56       25.65%       5.850        707        56.40
California....................      15       13,743,023.58       21.57        6.050        749        68.70
North Carolina................       4        5,699,000.00        8.95        5.925        757        74.55
Georgia.......................       5        3,563,980.00        5.59        5.877        736        68.67
New York......................       6        3,501,167.03        5.50        5.891        734        50.48
Arizona.......................       2        2,590,000.00        4.07        5.943        732        73.39
Massachusetts.................       5        2,495,362.16        3.92        5.510        730        65.56
Washington....................       5        2,212,099.51        3.47        6.060        721        73.06
New Jersey....................       3        2,081,000.00        3.27        5.893        719        75.14
Delaware......................       1        1,624,892.00        2.55        5.500        735        37.16
Other.........................      20        9,856,667.55       15.47        5.804        743        75.50
                                   ---      --------------      ------
   TOTAL/WEIGHTED
      AVERAGE ................      80      $63,709,515.39      100.00%       5.887        732        65.74
                                   ===      ==============      ======

----------
(1)  The Other row in the preceding table includes 12 other states. No more than approximately 12.02% of the Mortgage Loans in Loan Group 6 will be secured by mortgaged properties located in any one postal zip code area.

                            PURPOSE OF MORTGAGE LOANS

                                                              PERCENT OF                           WEIGHTED
                                  NUMBER       AGGREGATE      AGGREGATE                             AVERAGE
                                    OF         PRINCIPAL      PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
                                 MORTGAGE       BALANCE        BALANCE       AVERAGE     AVERAGE    SUBJECT
LOAN PURPOSE                       LOANS      OUTSTANDING    OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   --------------   -----------   ----------   --------   --------

Refinance - Cashout                  43     $35,975,021.71       56.47%       5.864        708       60.67
Purchase......................       22      17,626,198.30       27.67        6.038        763       77.70
Refinance - Rate
Term..........................       15      10,108,295.38       15.87        5.703        765       62.92
                                    ---     --------------      ------
   TOTAL/WEIGHTED
      AVERAGE.................       80     $63,709,515.39      100.00%       5.887        732       65.74
                                    ===     ==============      ======

                          TYPES OF MORTGAGED PROPERTIES

                                                              PERCENT OF                           WEIGHTED
                                  NUMBER       AGGREGATE      AGGREGATE                             AVERAGE
                                    OF         PRINCIPAL      PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
                                 MORTGAGE       BALANCE        BALANCE       AVERAGE     AVERAGE    SUBJECT
PROPERTY TYPE                      LOANS      OUTSTANDING    OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   --------------   -----------   ----------   --------   --------

Single Family Residence.......      46     $35,316,006.70       55.43%       5.897        725       63.01
Planned Unit Development......      19      19,477,671.66       30.57        5.879        734       70.90
Condominium...................      12       8,070,138.75       12.67        5.904        755       68.85
Cooperative...................       3         845,698.28        1.33        5.464        780       31.30
                                   ---     --------------      ------
   TOTAL/WEIGHTED
      AVERAGE.................      80     $63,709,515.39      100.00%       5.887        732       65.74
                                   ===     ==============      ======

                               OCCUPANCY TYPES(1)

                                                              PERCENT OF                           WEIGHTED
                                  NUMBER       AGGREGATE      AGGREGATE                             AVERAGE
                                    OF         PRINCIPAL      PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
                                 MORTGAGE       BALANCE        BALANCE       AVERAGE     AVERAGE    SUBJECT
OCCUPANCY TYPES                    LOANS      OUTSTANDING    OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   --------------   -----------   ----------   --------   --------

Primary.......................      71      $54,732,262.64       85.91%       5.890        729       64.25
Second Home...................       9        8,977,252.75       14.09        5.865        756       74.81
                                   ---      --------------      ------
   TOTAL/WEIGHTED
      AVERAGE.................      80      $63,709,515.39      100.00%       5.887        732       65.74
                                   ===      ==============      ======

----------
(1)  Based upon representations of the related mortgagors at the time of origination.

                                      S-89

                         REMAINING TERMS TO MATURITY(1)

                                                              PERCENT OF                           WEIGHTED
RANGE OF                          NUMBER       AGGREGATE      AGGREGATE                             AVERAGE
REMAINING TERMS                     OF         PRINCIPAL      PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
TO MATURITY                      MORTGAGE       BALANCE        BALANCE       AVERAGE     AVERAGE    SUBJECT
(MONTHS)                           LOANS      OUTSTANDING    OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   --------------   -----------   ----------   --------   --------

331 - 360.....................      80      $63,709,515.39     100.00%         5.887    732        65.74
                                   ---      --------------     ------
   TOTAL/WEIGHTED
      AVERAGE.................      80      $63,709,515.39     100.00%         5.887    732        65.74
                                   ===      ==============     ======

----------
(1)  As of the Cut-off Date, the weighted average remaining term to maturity of the Mortgage Loans in Loan Group 6 is approximately 357 months.

                                  SEASONING(1)

                                                              PERCENT OF                           WEIGHTED
                                  NUMBER       AGGREGATE      AGGREGATE                             AVERAGE
                                    OF         PRINCIPAL      PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
RANGE OF                         MORTGAGE       BALANCE        BALANCE       AVERAGE     AVERAGE    SUBJECT
SEASONING (MONTHS)                 LOANS      OUTSTANDING    OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   --------------   -----------   ----------   --------   --------

0.............................      10      $ 9,115,000.00      14.31%        6.328        731       74.12
1-3...........................      23       22,167,717.75      34.79         5.939        724       60.32
4-6...........................      37       26,410,275.80      41.45         5.774        730       69.23
7-9...........................      10        6,016,521.84       9.44         5.520        777       57.67
                                   ---      --------------     ------
   TOTAL/WEIGHTED
      AVERAGE.................      80      $63,709,515.39     100.00%        5.887        732       65.74
                                   ===      ==============     ======

----------
(1)  As of the Cut-off Date, the weighted average seasoning of the Mortgage
     Loans in Loan Group 6 is approximately 3 months.

                                  PRODUCT TYPE

                                                              PERCENT OF                           WEIGHTED
                                  NUMBER       AGGREGATE      AGGREGATE                             AVERAGE
                                    OF         PRINCIPAL      PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
                                 MORTGAGE       BALANCE        BALANCE       AVERAGE     AVERAGE    SUBJECT
PRODUCT TYPE                      LOANS       OUTSTANDING    OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   --------------   -----------   ----------   --------   --------

7 Year Arms - IO 7 Years......      80      $63,709,515.39     100.00%        5.887        732       65.74
                                   ---      --------------     ------
   TOTAL/WEIGHTED
      AVERAGE.................      80      $63,709,515.39     100.00%        5.887        732       65.74
                                   ===      ==============     ======

                                      S-90

              MORTGAGE INDEX OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                                              PERCENT OF                           WEIGHTED
                                  NUMBER       AGGREGATE      AGGREGATE                             AVERAGE
                                    OF         PRINCIPAL      PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
                                 MORTGAGE       BALANCE        BALANCE       AVERAGE     AVERAGE    SUBJECT
MORTGAGE INDEX                     LOANS      OUTSTANDING    OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   --------------   -----------   ----------   --------   --------

Six-Month LIBOR ..............       80     $63,709,515.39     100.00%        5.887        732       65.74
                                    ---     --------------     ------
   TOTAL/WEIGHTED
      AVERAGE ................       80     $63,709,515.39     100.00%        5.887        732       65.74
                                    ===     ==============     ======

             GROSS MARGINS OF THE ADJUSTABLE RATE MORTGAGE LOANS(1)

                                                              PERCENT OF                           WEIGHTED
                                  NUMBER       AGGREGATE      AGGREGATE                             AVERAGE
                                    OF         PRINCIPAL      PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
                                 MORTGAGE       BALANCE        BALANCE       AVERAGE     AVERAGE    SUBJECT
RANGE OF GROSS MARGINS (%)         LOANS      OUTSTANDING    OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   --------------   -----------   ----------   --------   --------

1.501 - 2.000 ................       80     $63,709,515.39     100.00%        5.887        732       65.74
                                    ---     --------------     ------
   TOTAL/WEIGHTED
      AVERAGE ................       80     $63,709,515.39     100.00%        5.887        732       65.74
                                    ===     ==============     ======

----------
(1)  As of the Cut-off Date, the weighted average Gross Margin of the Adjustable
     Rate Mortgage Loans in Loan Group 6 is approximately 2.000%.

         INITIAL PERIODIC CAPS OF THE ADJUSTABLE RATE MORTGAGE LOANS (1)

                                                              PERCENT OF                           WEIGHTED
                                  NUMBER       AGGREGATE      AGGREGATE                             AVERAGE
                                    OF         PRINCIPAL      PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
RANGE OF INITIAL                 MORTGAGE       BALANCE        BALANCE       AVERAGE     AVERAGE    SUBJECT
PERIODIC CAPS (%)                  LOANS      OUTSTANDING    OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   --------------   -----------   ----------   --------   --------

5.501 - 6.000 ................       80     $63,709,515.39     100.00%        5.887        732       65.74
                                    ---     --------------     ------
   TOTAL/WEIGHTED
      AVERAGE ................       80     $63,709,515.39     100.00%        5.887        732       65.74
                                    ===     ==============     ======

----------
(1)  As of the Cut-off Date, the weighted average Initial Periodic Cap of the
     Adjustable Rate Mortgage Loans in Loan Group 6 is approximately 6.000%.

       SUBSEQUENT PERIODIC CAPS OF THE ADJUSTABLE RATE MORTGAGE LOANS (1)

                                                              PERCENT OF                           WEIGHTED
                                  NUMBER       AGGREGATE      AGGREGATE                             AVERAGE
                                    OF         PRINCIPAL      PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
RANGE OF SUBSEQUENT PERIODIC     MORTGAGE       BALANCE        BALANCE       AVERAGE     AVERAGE    SUBJECT
CAPS (%)                           LOANS      OUTSTANDING    OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   --------------   -----------   ----------   --------   --------

1.501 - 2.000.................       80     $63,709,515.39     100.00%        5.887        732       65.74
                                    ---     --------------     ------
   TOTAL/WEIGHTED
      AVERAGE.................       80     $63,709,515.39     100.00%        5.887        732       65.74
                                    ===     ==============     ======

----------
(1)  As of the Cut-off Date, the weighted average Subsequent Periodic Cap of the
     Adjustable Rate Mortgage Loans in Loan Group 6 is approximately 2.000%.

                                      S-91

         MAXIMUM MORTGAGE RATES OF THE ADJUSTABLE RATE MORTGAGE LOANS(1)

                                                              PERCENT OF                           WEIGHTED
                                  NUMBER       AGGREGATE      AGGREGATE                             AVERAGE
                                    OF         PRINCIPAL      PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
RANGE OF MAXIMUM                 MORTGAGE       BALANCE        BALANCE       AVERAGE     AVERAGE    SUBJECT
MORTGAGE RATES (%)                 LOANS      OUTSTANDING    OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   --------------   -----------   ----------   --------   --------

11.001 - 12.000                     61      $46,193,339.40      72.51%        5.748        734       62.75
12.001 - 13.000                     19       17,516,175.99      27.49         6.252        728       73.63
   TOTAL/WEIGHTED                   --      --------------     ------
   AVERAGE........                  80      $63,709,515.39     100.00%        5.887        732       65.74
                                    ==      ==============     ======

----------
(1)  As of the Cut-off Date, the weighted average maximum mortgage rate of the
     Adjustable Rate Mortgage Loans in Loan Group 6 is expected to be approximately 11.887% per annum.

              MONTHS TO NEXT RATE ADJUSTMENT OF THE ADJUSTABLE RATE
                                MORTGAGE LOANS(1)

                                                              PERCENT OF                           WEIGHTED
                                  NUMBER       AGGREGATE      AGGREGATE                             AVERAGE
RANGE OF MONTHS                     OF         PRINCIPAL      PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
TO NEXT RATE                     MORTGAGE       BALANCE        BALANCE       AVERAGE     AVERAGE   SUBJECT
ADJUSTMENT                         LOANS      OUTSTANDING    OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   --------------   -----------   ----------   --------   --------

72 - 77.......                      10      $ 6,016,521.84       9.44%        5.520        777       57.67
78 - 83.......                      60       48,577,993.55      76.25         5.849        727       65.17
84 - 89.......                      10        9,115,000.00      14.31         6.328        731       74.12
   TOTAL/WEIGHTED                  ---      --------------     ------
   AVERAGE....................      80      $63,709,515.39     100.00%        5.887        732       65.74
                                   ===      ==============     ======

----------
(1)  As of the Cut-off Date, the weighted average number of months to the next rate adjustment of the Adjustable Rate Mortgage Loans in Loan Group 6 is
     approximately 81 months.

                                      S-92

ASSIGNMENT OF THE MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES RELATING TO THE
MORTGAGE LOANS

          Under the Assignment Agreements and the mortgage loan purchase agreement, Morgan Stanley Mortgage Capital Inc. (the "SELLER") will sell the
Mortgage Loans to the Depositor and the Depositor will sell the Mortgage Loans to the Issuing Entity. Pursuant to the Assignment Agreements, the Seller will transfer its rights and obligations under the underlying mortgage loan purchase agreements with respect to certain representations, warranties and covenants made by the Originators relating to, among other things, certain characteristics of the Mortgage Loans. Pursuant to the Pooling and Servicing Agreement and the
mortgage loan purchase agreement, the Seller will make certain representations, warranties and covenants relating to certain characteristics of certain Mortgage
Loans. Subject to the limitations described below, the Originator or the Seller will be obligated as described herein to purchase or substitute a similar mortgage loan for any related Mortgage Loan as to which there exists deficient documentation or as to which there has been an uncured breach of any such representation or warranty relating to the characteristics of the Mortgage Loan that materially and adversely affects the value of such Mortgage Loan or the interests of the Certificateholders in such Mortgage Loan (a "DEFECTIVE MORTGAGE
LOAN"). See "Description of the Agreements--Assignment of Assets; Repurchases"
and "--Representations and Warranties; Repurchases" in the accompanying prospectus.

          Pursuant to a pooling and servicing agreement (the "POOLING AND
SERVICING AGREEMENT"), dated as of the Cut-off Date, among Morgan Stanley
Capital I Inc., as Depositor (the "DEPOSITOR"), Wells Fargo Bank, National
Association ("WELLS FARGO"), as Master Servicer (in such capacity, the "MASTER
SERVICER") and as Securities Administrator (in such capacity, the "SECURITIES
ADMINISTRATOR"), Morgan Stanley Mortgage Capital Inc., as seller, and LaSalle
Bank National Association, as Trustee (the "TRUSTEE") of the Issuing Entity, on
the Closing Date the Depositor will sell, transfer, assign, set over and otherwise convey without recourse to the Trustee, in its capacity as Trustee, all of its rights to the Mortgage Loans and its rights and obligations under the
Assignment Agreements (including the right to enforce the Originators' purchase obligations) and under the mortgage loan purchase agreement. The obligations of the Originators and the Seller with respect to the Certificates are limited to their respective obligations to purchase or substitute for Defective Mortgage
Loans.

          In connection with such transfer and assignment of the Mortgage Loans, the Depositor will deliver or cause to be delivered to the Trustee or its custodian, among other things, the original promissory note or a lost note affidavit and a copy of the promissory note (the "MORTGAGE NOTE") (and any modification or amendment thereto) endorsed in blank without recourse, the original instrument creating a first lien on the related Mortgaged Property (the
"MORTGAGE") with evidence of recording indicated thereon, an assignment in recordable form of the Mortgage, all recorded intervening assignments of the
Mortgage and any modifications to such Mortgage Note and Mortgage (except for any such document other than Mortgage Notes not available on the Closing Date, which will be delivered to or on behalf of the Trustee as soon as the same is available to the Depositor) (collectively, the "MORTGAGE FILE"). Assignments of the Mortgage Loans to the Trustee (or its nominee) will be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel, such recording is not required to protect the Trustee's interest in the Mortgage Loans against the claim of any subsequent transferee or any successor to or creditor of the Depositor.

          The related Originators, pursuant to their respective the Assignment
Agreements, and/or the Sponsor pursuant to the mortgage loan purchase agreement or the Pooling and Servicing Agreement, will make certain representations and warranties regarding the Mortgage Loans which will include, among other things that:

          o    as of the cut-off date, the information about the Mortgage Loans in this prospectus supplement was true and correct in all
               material respects;

          o    except as otherwise described in this prospectus supplement, each
               Mortgage Loan is secured by a first lien on the related mortgaged property is the subject of a primary insurance policy;

          o    the Sponsor and Seller had good title to the Mortgage Loans and, except as otherwise described in this prospectus supplement, no
               Mortgage Loan is subject to offsets, defenses or counterclaims except as may be provided under the Servicemembers Civil Relief
               Act or similar state laws;

                                      S-93

          o    to the best of the Sponsor's or Originator's knowledge, the mortgaged property securing each Mortgage Loan is free of
               material damage and is in good repair;

          o    each Mortgage Loan complied in all material respects with all applicable local, state and federal laws at the time of
               origination; and

          o    to the best of the Sponsor's or Originator's knowledge, there is no delinquent tax or assessment lien against the mortgaged property on any Mortgage Loan.

          The Trustee or a Custodian on its behalf will review each Mortgage
File within the time period specified in the Pooling and Servicing Agreement or promptly after the Trustee's receipt of any document permitted to be delivered after the Closing Date. The Trustee or a Custodian on behalf of the Trustee will hold such Mortgage Files in trust for the benefit of the Certificateholders in accordance with their respective customary procedures, including storing the documents in fire-resistant facilities. If at the end of such specified period, any document in a Mortgage File is found to be missing or not in compliance with the review requirements set forth in the Pooling and Servicing Agreement and the related Originator or the Seller, as applicable, does not cure such omission or noncompliance within the time period required under the applicable underlying mortgage loan purchase agreement or the Mortgage Loan Purchase Agreement, as applicable, and such omission or noncompliance is deemed to have a material and adverse affect on the value of that Mortgage Loan, then the applicable
Originator, pursuant to such underlying mortgage loan purchase agreement, as modified by the related Assignment Agreement, or the Seller pursuant to the
Pooling and Servicing Agreement or the mortgage loan purchase agreement, is obligated to purchase the related Defective Mortgage Loan from the assets of the
Issuing Entity. In addition if one of the above representations or any other representation or warranty with respect to a Mortgage Loan in the mortgage loan purchase agreement or an Assignment Agreement, as applicable, is breached then the applicable Originator, pursuant to such underlying mortgage loan purchase agreement, as modified by the related Assignment Agreement, or the Seller pursuant to the Pooling and Servicing Agreement or the mortgage loan purchase agreement, is obligated to purchase the related Defective Mortgage Loan from the assets of the Issuing Entity. If required to repurchase a Mortgage Loan, the
Seller or the related Originator as applicable will be required to repurchase that Mortgage Loan at a price equal to the sum of (a) 100% of the Stated
Principal Balance thereof and (b) unpaid accrued interest thereon from the Due
Date to which interest was last paid by the mortgagor to the Due Date immediately preceding the repurchase. Rather than purchase the Defective
Mortgage Loan as provided above, the applicable Originator or the Seller may remove such Mortgage Loan (a "DELETED MORTGAGE LOAN") from the Mortgage Pool and substitute in its place one or more mortgage loans of like kind (such loan a
"REPLACEMENT MORTGAGE LOAN"); provided, however, that such substitution is permitted only within two years after the Closing Date and may not be made unless an opinion of counsel is provided to the effect that such substitution would not disqualify any REMIC or result in a prohibited transaction tax under the Code.

          Any Replacement Mortgage Loan generally will, on the date of substitution, among other characteristics set forth in the related underlying servicing agreement, (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the
Stated Principal Balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited in the Distribution Account in the month of substitution (a "SUBSTITUTION ADJUSTMENT AMOUNT")), (ii) have a maximum Mortgage
Rate not less than (and not more than two percentage points greater than) the maximum mortgage rate of the Deleted Mortgage Loan, (iii) have a Loan-to-Value
Ratio equal to or less than that of the Deleted Mortgage Loan, (iv) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (v) is otherwise acceptable to the
Seller, (vi) have the same adjustment date as that of the Deleted Mortgage Loan,
(vii) have a minimum Mortgage Rate not less than that of the Deleted Mortgage
Loan, (viii) have the same Index as that of the Deleted Mortgage Loan and (x)
comply with all of the representations and warranties set forth in the related underlying servicing agreement, as modified by the related Assignment Agreement.
This cure, repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a Mortgage File.

                                      S-94

LOAN PURCHASING GUIDELINES AND/OR UNDERWRITING STANDARDS

          General. Each of the Originators, and in certain circumstances, the
Seller, will represent and warrant that each of the Mortgage Loans sold by it was underwritten in accordance with that Originator's underwriting guidelines.
The Seller's loan purchasing guidelines for the MSMC Mortgage Loans are described below and may not apply to other mortgage loans sold to the Issuing
Entity.

          The following information has been provided by the Seller, and neither the Depositor nor the underwriter makes any representations or warranties as to the accuracy or completeness of such information.

LOAN PURCHASING GUIDELINES - MORGAN STANLEY MORTGAGE CAPITAL INC.

          General. For a description of Morgan Stanley Mortgage Capital Inc.
("MSMC" or the "SPONSOR") please see "The Sponsor" in this prospectus supplement.

          The loan purchasing guidelines below apply to MSMC Mortgage Loans and may not apply to other Mortgage Loans sold by MSMC.

          Loan Purchasing Guidelines. The standards applicable to the purchase of mortgage loans by Morgan Stanley Mortgage Capital Inc. typically differ from, and are, with respect to a substantial number of mortgage loans, generally less stringent than, the underwriting standards established by Fannie Mae or Freddie
Mac primarily with respect to original principal balances, loan-to-value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property and/or property types. To the extent the programs reflect underwriting standards different from those of Fannie Mae and Freddie Mac, the performance of the mortgage loans thereunder may reflect higher delinquency rates and/or credit losses. In addition, on a case-by-case basis, the Seller may determine that, based upon compensating factors, a prospective borrower not strictly qualifying under its loan purchasing guidelines warrants an underwriting exception. Compensating factors may include, but are not limited to, low loan-to-value ratios, low debt-to-income ratios, good credit history, stable employment, financial reserves, and time in residence at the applicant's current address. A significant number of the Mortgage Loans sold by the Seller to the Issuing Entity may represent underwriting exceptions.

          Generally, each mortgagor will have been required to complete an application designed to provide to the original lender pertinent credit information concerning the mortgagor. As part of the description of the mortgagor's financial condition, the mortgagor will have furnished information with respect to its assets, liabilities, income (except as described below), credit history, employment history and personal information, and furnished an authorization to apply for a credit report which summarizes the mortgagor's credit history with local merchants and lenders and any record of bankruptcy.
The mortgagor may also have been required to authorize verifications of deposits at financial institutions where the mortgagor had demand or savings accounts. In the case of investment properties and two- to four-unit dwellings, income derived from the mortgaged property may have been considered for loan purchasing purposes, in addition to the income of the mortgagor from other sources.

          With respect to mortgaged property consisting of vacation or second homes, no income derived from the property generally will have been considered for loan purchasing purposes. In the case of certain borrowers with acceptable payment histories, no income will be required to be stated (or verified) in connection with the loan application.

          Based on the data provided in the application and certain verification
(if required), a determination is made by the original lender that the mortgagor's monthly income (if required to be stated) will be sufficient to enable the mortgagor to meet its monthly obligations on the mortgage loan and other expenses related to the property such as property taxes, utility costs, standard hazard insurance and other fixed obligations other than housing expenses. Generally, scheduled payments on a mortgage loan during the first year of its term plus taxes and insurance and all scheduled payments on obligations that extend beyond ten months equal no more than a specified percentage of the prospective mortgagor's gross income. The percentage applied varies on a case by case basis depending on a number of loan purchasing criteria, including the
Loan-to-Value Ratio of the mortgage loan. The originator may also consider the amount of liquid assets available to the mortgagor after origination.

                                      S-95

          Certain of the mortgage loans have been originated under alternative, reduced documentation, no-stated-income, no-documentation, no-ratio or stated
income/stated assets programs, which require less documentation and verification than do traditional full documentation programs. Generally, under an alternative documentation program, the borrower provides alternate forms of documentation to verify employment, income and assets. Under a reduced documentation program, no verification of one of either a mortgagor's income or a mortgagor's assets is undertaken by the originator. Under a no-stated-income program or a no-ratio program, certain borrowers with acceptable payment histories will not be required to provide any information regarding income and no other investigation regarding the borrower's income will be undertaken. Under a stated income/stated
assets program, no verification of both a mortgagor's income and a mortgagor's assets is undertaken by the originator. Under a no-documentation program, no verification of a mortgagor's income or assets is undertaken by the originator and such information may not even be stated by the mortgagor. The loan purchasing decisions for such mortgage loans may be based primarily or entirely on an appraisal of the mortgaged property and the Loan-to-Value Ratio at origination.

          The adequacy of the mortgaged property as security for repayment of the related mortgage loan will generally have been determined by an appraisal in accordance with pre-established appraisal procedure guidelines for appraisals established by or acceptable to the originator. All appraisals conform to the
Uniform Standards of Professional Appraisal Practice adopted by the Appraisal
Standards Board of the Appraisal Foundation and must be on forms acceptable to
Fannie Mae and/or Freddie Mac. Appraisers may be staff appraisers employed by the originator or independent appraisers selected in accordance with pre-established appraisal procedure guidelines established by the originator.
The appraisal procedure guidelines generally will have required the appraiser or an agent on its behalf to personally inspect the property and to verify whether the property was in good condition and that construction, if new, had been substantially completed. The appraisal generally will have been based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property.

UNDERWRITING STANDARDS - MORGAN STANLEY CREDIT CORP.

          General. Morgan Stanley Credit Corporation ("MSCC") is an indirect wholly-owned subsidiary of Morgan Stanley. MSCC is a retail residential mortgage lender that originates and services loans for borrowers who are clients of
Morgan Stanley. Clients are introduced to MSCC typically through Morgan Stanley brokerage account relationships, and through Discover(R) Card cardmember relationships. MSCC utilizes each of these companies' sales forces to reinforce brand identity and customer relationships, in addition to marketing to these consumers directly through the mail, and via inserts in existing account statements.

          MSCC is structured to operate nationally on a remote basis. Clients are provided toll-free telephone number access to loan officers who will discuss alternative products to meet specific needs. Loan officers take mortgage loan applications, and lead customers through the entire mortgage loan origination process. MSCC's loan origination, servicing, and collection systems are integrated providing a flexible, user-friendly technology foundation and enhanced customer service. In order to provide convenient customer service for all U.S. properties, MSCC maintains corporate licensing/authorization to conduct business in all 50 states. All MSCC loans are serviced and supported by MSCC's servicing center located in Sioux Falls, South Dakota.

          Origination. MSCC's origination guidelines for Mortgage Loans use a combination of automated and judgmental underwriting criteria to evaluate credit risk, and this risk assessment may affect documentation requirements. MSCC's underwriting guidelines are primarily intended to evaluate the prospective borrower's credit standing and ability to repay the loan, as well as the value and adequacy of the proposed mortgaged property as collateral. A prospective borrower applying for a mortgage loan is required to submit an application in writing or via telephone, which elicits pertinent information about the prospective borrower including, the prospective borrower's financial condition
(assets, liabilities, income and expenses), the property being financed and the type of loan desired. MSCC employs underwriters to scrutinize the prospective borrower's credit profile. If required by the underwriting guidelines, employment verification is obtained either from the prospective borrower's employer or through analysis of copies of borrower's federal withholding (IRS
W-2) forms and/or current payroll earnings statements. With respect to every prospective borrower, a credit report summarizing the prospective borrower's credit history is obtained. In the case of investment properties and two- to four-unit dwellings, income derived

                                      S-96

from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the borrower from other sources, if applicable.
With respect to mortgaged property consisting of vacation or second homes, no income derived from the property generally will have been considered for underwriting purposes.

          A potential borrower's ability to make the proposed loan payments is measured by the applicant's income, credit, residence stability and assets. One test to determine this ability is the debt-to-income ratio, which is the borrower's total monthly debt service divided by total monthly gross income.
MSCC typically allows for a debt-to-income ratio of 45%. Debt-to-income exceptions must be approved by the appropriate level underwriter, and supported by compensating factors.

          The adequacy of the mortgaged property as security for the proposed mortgage loan will generally be determined by an appraisal or automated property valuation acceptable to MSCC. Appraisals are conducted by independent appraisers acceptable to MSCC. The appraisal generally will have been based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property. Appraisals over 180 days old will not be sufficient if conducted by an independent appraiser engaged by the potential borrower. If the proposed loan amount exceeds $1,000,000, a second appraisal will be required.

          Exceptions to these policies are typically made when other compensating factors are present, such as high net worth.

UNDERWRITING STANDARDS - WACHOVIA MORTGAGE CORP.

          General. Wachovia Mortgage Corporation ("Wachovia"), a North Carolina
corporation, is a subsidiary of Wachovia Bank, National Association ("Wachovia
Bank"), which is a wholly-owned subsidiary of Wachovia Corporation, a bank holding corporation. Wachovia and its predecessors have originated mortgage loans since 1964. Wachovia is a nationwide mortgage lender with corporate offices located in Charlotte, North Carolina. In 1964, First Union Corporation
("First Union") acquired Raleigh, North Carolina-based Cameron-Brown Company, a national mortgage banking and insurance firm. In 2002, in connection with the
First Union-Wachovia Corporation merger, the mortgage unit of Wachovia Bank was folded into First Union Mortgage Corporation, which then changed its name to
Wachovia Mortgage Corporation. In 2004, Wachovia acquired SouthTrust Mortgage
Corporation ("STMC") and STMC's prime operations were folded into Wachovia.
Wachovia operations include a traditional retail mortgage lending channel
("Retail Lending"), a third party lending channel (including broker and correspondent originations) ("Third Party Lending"), and a direct to consumer lending channel ("Direct Lending"), including internet and corporate relocation programs. Wachovia originates conforming and nonconforming residential mortgage loans as well as home equity loans. The table below sets forth for each of the periods indicated the number and aggregate original principal balance of mortgage loans originated by Wachovia for each of the different "asset types"
set forth in the table:

                                      S-97

                             2002                        2003                        2004                       2005
                  -------------------------   --------------------------   -----------------------   -------------------------
                               AGGREGATE                                               AGGREGATE
                                ORIGINAL                    AGGREGATE                  ORIGINAL                   AGGREGATE
                               PRINCIPAL                    ORIGINAL                   PRINCIPAL                  ORIGINAL
                   NO. OF      BALANCE OF      NO. OF       PRINCIPAL      NO. OF     BALANCE OF     NO. OF       PRINCIPAL
ASSET TYPE         LOANS         LOANS         LOANS    BALANCE OF LOANS    LOANS        LOANS        LOANS   BALANCE OF LOANS
---------------   -------   ---------------   -------   ----------------   ------   --------------   ------   ----------------

Prime
Fixed-Rate
Loans             106,600   $15,949,151,114   112,733    $18,078,507,949   60,620   $9,985,186,412   71,891    $13,556,078,594
Prime
Adjustable-Rate
Loans              17,867   $ 5,659,300,909    12,745    $ 4,081,784,003   13,668   $4,647,773,851   17,221    $ 6,448,502,837

          Wachovia originates, processes, underwrites, and closes conforming and non-conforming, conventional, FHA and VA loans through its Retail Lending and
Direct Lending channels. In addition, Wachovia originates conventional conforming and non-conforming loans as well as government and equity loans through its Third Party Lending channel.

          Wachovia is subject to regulation, supervision and examination by the
Office of the Comptroller of the Currency and has been approved as a mortgagee and seller/servicer by the Department of Housing and Urban Development, the
Veterans Administration, the Government National Mortgage Association, Fannie
Mae and Freddie Mac.

          Production Sources. Wachovia originates Jumbo A Fixed Rate, Jumbo
LIBOR ARM and Jumbo Alt A Fixed Rate/ARM loans through Retail Lending (including
Private Banking), Third Party Lending (Wholesale and Correspondent) and Direct
Lending (Relocation, Employee loans, Wachovia Securities, Banker Channel and
Internet). Retail Lending operates within the footprint of Wachovia Bank, while
Third Party Lending and Direct Lending encompass all fifty states.

          Prime Products. Wachovia manually underwrites every Jumbo A Fixed
Rate, Jumbo LIBOR ARM and Jumbo Alt A Fixed Rate/ARM loan and generally follows
Fannie Mae guidelines. Wachovia uses Custom Desktop Underwriter to supplement the underwriting of the Jumbo A Fixed Rate and the Jumbo LIBOR ARM loans to ensure the consistent and objective application of risk evaluation; however, income/asset documentation, credit requirements, collateral documentation must be met for each product. Third Party Lending is allowed to use Desktop
Underwriter income documentation allowances for the Jumbo A Fixed Rate and Jumbo
LIBOR ARM loans. Correspondent loans originated by correspondents with delegated underwriting authority are not re-underwritten prior to purchase; however, loan files are checked for critical documents. Loans originated by correspondents without delegated underwriting authority are underwritten by Wachovia underwriters as well as mortgage insurance company contract underwriters. Retail
Lending and Direct Lending loans are underwritten in six centralized service centers primarily by full-time underwriters employed by Wachovia; however, in times of increased volume, contract underwriters from Wachovia approved mortgage insurers are used to underwrite overflow. Wholesale underwriting is performed in centralized service centers located throughout the United States by both full-time and mortgage insurance company contract underwriters who are located both on-site and off-site in the respective mortgage insurance company's facility. Condominiums, PUD's, leaseholds and trusts are reviewed and approved by Specialized Underwriting. The Collateral Review Team, consisting of trained appraisers, is available to assist underwriters with reviews of appraisals on more difficult properties. The Investor Relations team supports underwriters by requesting single loan variances from investors and assisting all production channels with underwriting clarification and oversight. The online Products and
Underwriting manual is available to every employee and is updated twice monthly.

          Wachovia's non-conforming (jumbo) guidelines are provided to its whole loan investors on an ongoing basis for review and acceptability. Loans are documented generally in accordance with Fannie Mae guidelines. Jumbo LIBOR ARM loans require one full appraisal report (Fannie Mae Forms 1004, 1025 or 1073)
for loan amounts up to $1,000,000 and two full appraisal reports for loan amounts greater than $1,000,000. Jumbo A Fixed

                                      S-98

Rate loans require one full and one desk review for loan amounts greater than
$1,000,000 when the property is a primary residence or second home. Investment properties and co-ops require two full appraisal reports for loan amounts greater than $650,000. The borrower's capacity to repay, creditworthiness, source of funds for down payment and the adequacy of the collateral securing the mortgage are evaluated per guidelines stated within the Wachovia Mortgage
Corporation online Products and Underwriting Manual. The Jumbo A Fixed Rate and
Jumbo LIBOR ARM loans are subject to the following requirements/restrictions:

          o    Maximum Debt-to-Income ratio 55% (50.01-55% allowed with
               strong compensating factors only).

          o    FICO score floor of 620 (640 for ARM loans) with increases based on occupancy, loan amount, transaction type, interest only and documentation features.

          o    Limits the amount of cash out based on occupancy, Loan-To-Value and loan size.

          There is a stated income feature allowed on 1-4 unit owner occupied and 1-unit second home properties for purchase money and rate/term refinance transactions on Jumbo A Fixed Rate loans. A minimum FICO of 700 is required.
Borrower must have verified liquid assets of the lesser of 50% of stated annual income or $100,000.

          There is a no ratio feature allowed on single family owner occupied and second home properties for purchase money and rate/term refinance transactions on Jumbo LIBOR ARM loans. A minimum FICO of 680 is required.

          The Jumbo Alt A Fixed/ARM product is subject to the following requirements/restrictions:

          o    Maximum Debt-to-Income ratio 55% (50.01-55% allowed with strong compensating factors only).

          o    FICO score floor of 620, but may be adjusted upward for low documentation or higher risk features.

          o    Full/alternative documentation, as well as Stated Income, No
               Ratio and NINA features.

          Secondary financing is available through the General Banking Group
("GBG") as well as the Wachovia Mortgage Equity division.

          Exception loans which are originated outside of stated guidelines are available to customers with demonstrated Wachovia relationships and/or strong compensating factors. Exception loans must be approved by exception officers within Wachovia, GBG or the Wealth Management group.

          Collateral Evaluation/Appraisers: All jumbo loan products originated through Wachovia require the full Uniform Residential Appraisal Report (Fannie
Mae Form 1004 for single-family properties or Fannie Mae Form 1025 for 2-4 family properties or Fannie Mae Form 1073 for all condominiums). The Uniform
Residential Appraisal Report (Fannie Mae Form 1004B), Certification and
Statement of Limiting Conditions is required on all appraisals as well.

          Appraisal reports must be ordered by Wachovia. For loans originated by approved Third Party Lending brokers and correspondents the appraisers do not need to be on the Wachovia approved list; however, they must be licensed in the state where they operate. In addition, they may not be on the Wachovia exclusionary list. Appraisals provided by the borrower or any other interested third party other than Wachovia approved brokers and correspondents are not acceptable. Appraisals cannot be greater than 120 days old at closing. Any appraisal older than 120 days must be supported by an update of value by the appraiser or by a new appraisal.

                                      S-99

          Underwriters review appraisals in accordance with stated guidelines.
Appraisal guidelines for jumbo loans are generally very similar to appraisal guidelines for conforming loans, i.e., standard Fannie Mae/Freddie Mac guidelines.

          Appraisals must be ordered from an appraiser who is approved by
Wachovia. Underwriters must ensure that the appraisal has been provided by an appraiser on the approved appraiser list and that the appraiser does not appear on either the Wachovia Mortgage Corporation Watch or Suspended Appraiser List.

          SubPrime Products: Wachovia does not directly originate sub-prime products. To enable Wachovia's correspondent lending channel to bid in bulk format, Wachovia will allow the purchase of sub-prime loans (defined as loan with FICO's less than 625) on a limited basis. All Wachovia correspondents must adhere to Wachovia's underwriting guidelines. Loans are documented generally in accordance with Fannie Mae guidelines and all require a complete re-underwriting by Wachovia prior to purchase. All loans require evidence of the borrower's capacity to repay, creditworthiness, source of funds for down payment and the adequacy of the collateral securing the mortgage. A compliance review, including high cost testing, is performed by Wachovia on every loan prior to purchase.

          Sub-prime products are subject to the following
requirements/restrictions:

          o    Maximum Debt-to-Income ratio 50% (debt to income ratio of 50.01 -
               55% allowed with strong compensating factors).

          o    FICO score floor of 580. A maximum cap of 10% is placed on the amount of production allowed for FICO scores between 600-624. A maximum cap of 20% is placed on the amount of production allowed for FICO scores less than 600.

          o    Lien position may be one of the following for all eligible real estate:

          o    First lien position (1st mortgage)

          o    Second lien position (2nd mortgage)

          o    FICO scores less than 600 are not eligible for a second lien position

          o    Maximum loan amounts and LTV's are determined by credit grade and lien position.

          o    Each applicant's credit bureau report is reviewed for the
               presence of potentially unacceptable credit information to determine whether an applicant's overall credit history meets
               Wachovia's underwriting guidelines.

          o    Originations may come from throughout the United States; however, all operations are handled in a centralized operations center located in Charlotte, North Carolina.

          o    The appraisal policy for sub-prime loans is consistent with that of all other Wachovia production.

                                  THE SERVICERS

GENERAL

          Each Servicer will initially have primary responsibility for servicing the Mortgage Loans originated and/or sold by it, including, but not limited to, all collection, advancing and loan-level reporting obligations, maintenance of escrow accounts, maintenance of insurance and enforcement of foreclosure proceedings with respect to the Mortgage Loans and related Mortgaged Properties.
All of the Mortgage Loans will be master serviced by Wells Fargo Bank, National
Association.

                                      S-100

          The following information has been provided by the Servicers listed below, and neither the Depositor nor the underwriter makes any representations or warranties as to the accuracy or completeness of such information.

MORGAN STANLEY CREDIT CORPORATION

          General. The Servicer will be responsible for servicing the mortgage loans in a manner consistent with the terms of the Servicing Agreement and in a manner which shall be normal and usual in its general servicing activities. The principal executive offices of the Servicer are located at 2500 Lake Cook Road,
Riverwoods, Illinois 60015, and the principal servicing center is located in
Sioux Falls, South Dakota. The Servicer is an approved mortgage loan servicer for Fannie Mae and is licensed to service mortgage loans in each state where a license is required. The Servicer is an indirect wholly-owned subsidiary of
Morgan Stanley.

          Loan Servicing. The Servicer has established standard policies for the servicing and collection of mortgage loans. Servicing includes, but is not limited to:

          (a)  collecting, aggregating and remitting mortgage loan payments;

          (b)  accounting for principal and interest;

          (c)  holding escrow (impound) funds for payment of taxes and insurance, if applicable;

          (d)  making inspections as required of the mortgaged properties;

          (e)  preparation of tax related information in connection with the mortgage loans;

          (f)  supervision of delinquent mortgage loans;

          (g)  loss mitigation efforts;

          (h)  foreclosure proceedings and, if applicable, the disposition of mortgaged properties; and

          (i)  generally administering the mortgage loans, for which it receives servicing fees.

          Billing statements are mailed monthly by the Servicer. For the
Mortgage Loans with adjustable Loan Rates, notice of changes in the applicable
Loan Rate are provided by the Servicer to the Mortgagor. To the extent permitted by the applicable servicing agreement, the Servicer executes assumption agreements, substitution agreements and instruments of satisfaction or cancellation or of partial or full release or discharge or any other agreement contemplated by such servicing agreement.

          The Servicer is authorized to engage in a wide variety of loss mitigation practices with respect to the mortgage loans, including waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements and capitalization of arrearages; provided, in any case, that the Servicer determines that such action is generally consistent with the Servicer's policies with respect to similar loans; and provided, further, that certain of such modifications (including reductions in the Loan
Rate, partial forgiveness or a maturity extension) may only be taken if the mortgage loan is in default or if default is reasonably foreseeable. With respect to mortgage loans that come into and continue in default, the Servicer may take a variety of actions including foreclosure upon the related Mortgaged
Property, writing off the balance of the mortgage loan as a bad debt, taking a deed in lieu of foreclosure, accepting a short sale, arranging for a repayment plan, modifications as described above or taking an unsecured note.

          Servicing and charge-off policies and collection practices may change over time in accordance with the Servicer's business judgment, changes in the
Servicer's portfolio of real estate secured mortgage loans that it services for its clients, applicable laws and regulations and other considerations.

                                      S-101

          Delinquency and Loss Experience. The following table sets forth certain information concerning the delinquency experience (including pending foreclosures) on mortgage loans that were originated or acquired by MSCC and were being serviced by MSCC on November 30, 2001, November 30, 2002, November
30, 2003, November 30, 2004 and November 30, 2005. The indicated periods of delinquency are based on the number of days past due on a contractual basis. No mortgage loan is considered delinquent for these purposes until, in general, it is one month past due on a contractual basis.

         DELINQUENCY EXPERIENCE OF THE MSCC PORTFOLIO OF MORTGAGE LOANS

                                    NOV. 30,      NOV. 30,      NOV. 30,      NOV. 30,      NOV. 30,
                                      2001          2001          2002          2002          2003
                                 --------------   --------   --------------   --------   --------------
                                                     BY                          BY
                                    BY DOLLAR      NUMBER       BY DOLLAR      NUMBER       BY DOLLAR
                                    AMOUNT OF        OF         AMOUNT OF        OF         AMOUNT OF
                                      LOANS         LOANS         LOANS         LOANS         LOANS
                                 --------------   --------   --------------   --------   --------------

Loan Portfolio................   $2,749,306,000    12,218    $4,944,219,000    19,354    $7,468,471,000
Period of Delinquency(1)
   30 through 59 days.........        1,613,000        12         3,038,000        18         2,599,000
   60 through 89 days.........          459,000         4         1,203,000        10         1,965,000
   90 days or more............        1,132,000        10         2,673,000        12         5,275,000
                                 --------------    ------    --------------    ------    --------------
   Total Delinquent...........   $    3,204,000        26    $    6,914,000        40    $    9,839,000
                                 ==============    ======    ==============    ======    ==============
   Percent of Loan
Portfolio.....................             0.12%     0.21%             0.14%     0.21%             0.13%

                                 NOV. 30,      NOV. 30,      NOV. 30,      NOV. 30,      NOV. 30,
                                   2003          2004          2004          2005          2005
                                 --------   --------------   --------   --------------   --------
                                    BY                          BY                          BY
                                  NUMBER       BY DOLLAR      NUMBER       BY DOLLAR      NUMBER
                                    OF         AMOUNT OF        OF         AMOUNT OF        OF
                                   LOANS         LOANS         LOANS         LOANS         LOANS
                                 --------   --------------   --------   --------------   --------

Loan Portfolio................    27,540    $8,791,708,000    31,013    $7,737,515,000    27,834
Period of Delinquency(1)
   30 through 59 days.........        14         2,296,000        15         4,865,000        20
   60 through 89 days.........         9         1,287,000         4         3,453,000        13
   90 days or more............        22         4,825,000        22         5,439,000        18
                                  ------    --------------    ------    --------------    ------
   Total Delinquent...........        45    $    8,408,000        41    $   13,757,000        51
                                  ======    ==============    ======    ==============    ======
   Percent of Loan
Portfolio.....................      0.16%             0.10%     0.13%             0.18%     0.18%

----------
(1)  Delinquency is based on the number of days payments are contractually past due. Any loans in foreclosure status are included in the respective aging category indicated in the chart.

          The following table sets forth certain information concerning loan loss experience of MSCC for the years ended November 30, 2001, November 30,
2002, November 30, 2003, November 30, 2004 and November 30, 2005 with respect to the mortgage loans referred to above.

          LOAN LOSS EXPERIENCE OF THE MSCC PORTFOLIO OF MORTGAGE LOANS

                                    NOVEMBER         NOVEMBER         NOVEMBER         NOVEMBER         NOVEMBER
                                    30, 2001         30, 2002         30, 2003         30, 2004         30, 2005
                                 --------------   --------------   --------------   --------------   --------------

LOSSES
Average portfolio balance(1)..   $2,295,376,000   $3,761,663,000   $6,276,264,000   $8,198,057,000   $8,351,121,000
Net losses(2).................   $       52,000         $206,000   $      262,000   $      388,000   $      262,000
Net losses as a percentage of
   average portfolio balance..             0.00%            0.01%            0.00%            0.00%           0.00%

----------
(1)  Average portfolio balance is the sum of the prior year-end balance plus the sum of each month-end balance for the year indicated divided by thirteen periods.

(2)  Net losses are stated after giving effect to the recovery of liquidation proceeds.

GMAC MORTGAGE CORPORATION

          The Sponsor has contracted with GMAC to service the Mortgage Loans owned by the Issuing Entity with respect to which the Sponsor owns the servicing rights (the "SPONSOR SERVICING RIGHTS MORTGAGE LOANS"). GMAC did not originate any of the Sponsor Servicing Rights Mortgage Loans. The Sponsor has the right to terminate GMAC as servicer of the Sponsor Servicing Rights Mortgage Loans at any
time, without cause, and sell the servicing rights to a third party as described in "Servicing of the Mortgage Loans -Seller's Retention of Servicing Rights" in
this prospectus supplement.

                                      S-102

          General. GMAC Mortgage Corporation ("GMACM") is a Pennsylvania
corporation and a wholly-owned subsidiary of GMAC Residential Holding
Corporation, which is a wholly owned subsidiary of Residential Capital
Corporation ("RESCAP"). ResCap is a wholly-owned subsidiary of GMAC Mortgage
Group, Inc., which is a wholly-owned subsidiary of General Motors Acceptance
Corporation ("GMAC"). GMAC is a wholly-owned subsidiary of General Motors
Corporation.

          GMAC entered the residential real estate finance business in 1985 through its acquisition of Colonial Mortgage Service Company, which was formed in 1926, and the loan administration, servicing operations and portfolio of
Norwest Mortgage, which entered the residential mortgage loan business in 1906.
These businesses formed the original basis of what is now GMACM.

          GMACM maintains its executive and principal offices at 100 Witmer
Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 682 1000.

          The diagram below illustrates the ownership structure among the parties affiliated with GMACM.

                        ------------------------------
                        |                            |
                        |                            |
                        | General Motors Corporation |
                        |                            |
                        |                            |
                        ------------------------------
                                       |

                        ------------------------------
                        |                            |
                        |  General Motors Acceptance |
                        |         Corporation        |
                        |            (GMAC)          |
                        |                            |
                        ------------------------------
                                       |
                        ------------------------------
                        |                            |
                        |     Residentail Capital    |
                        |          Corporatio        |
                        |           (ResCap)         |
                        |                            |
                        ------------------------------
                                       |
                        ------------------------------
                        |                            |
                        |                            |
                        |  GMAC Mortgage Corporation |
                        |                            |
                        |                            |
                        ------------------------------

          Servicing Activities. GMACM generally retains the servicing rights with respect to loans it sells or securitizes, and also occasionally purchases mortgage servicing rights from other servicers or acts as a subservicer of mortgage loans (and does not hold the corresponding mortgage servicing right asset). The following table sets forth the types of residential mortgage loans comprising GMACM's primary servicing portfolio for which GMACM holds the corresponding mortgage servicing rights.

          As of December 31, 2004, GMACM acted as primary servicer and owned the corresponding servicing rights on approximately 2 million residential mortgage loans having an aggregate unpaid principal balance of $218 billion, and GMACM acted as subservicer (and did not own the corresponding servicing rights) on approximately 99,082 residential mortgage loans having an aggregate principal balance of over $13.9 billion.

                                      S-103

          As servicer, GMACM collects and remits mortgage loan payments, responds to borrower inquiries, accounts for principal and interest, holds custodial and escrow funds for payment of property taxes and insurance premiums, counsels or otherwise works with delinquent borrowers, supervises foreclosures and property dispositions and generally administers the mortgage loans.

          GMAC Mortgage Corporation Servicing Experience. The following tables set forth the mortgage loans serviced by GMAC Mortgage Corporation for the periods indicated, and the annual average number of such loans for the same period. GMAC Mortgage Corporation was the servicer of a residential mortgage loan portfolio of approximately $150.4 billion, $12.5 billion, $21.2 billion and
$6.67 billion during the year ended December 31, 2002 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively. GMAC Mortgage Corporation was the servicer of a residential mortgage loan portfolio of approximately $186.4 billion, $32.4 billion, $18.1 billion and $13.0 billion during the year ended
December 31, 2005 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively. The percentages shown under "Percentage Change from Prior Year" represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

                            GMAC MORTGAGE CORPORATION

                   PRIMARY SERVICING PORTFOLIO ($ IN MILLIONS)

                                             For the Year Ended December 31,
                                    -------------------------------------------------
                                       2005         2004         2003         2002
                                    ----------   ----------   ----------   ----------

Prime Conforming Mortgage Loans
No. of Loans                         1,392,870    1,323,249    1,308,284    1,418,843
Dollar Amount of Loans              $  186,364   $  165,521   $  153,601   $  150,421
Percentage Change from Prior Year        12.59%        7.76%        2.11%      N/A

Prime Non-Conforming Mortgages
Loans
No. of Loans                            69,488       53,119       34,041       36,225
Dollar Amount of Loans              $   32,385   $   23,604   $   13,937   $   12,543
Percentage Change from Prior Year        37.20%       69.36%       11.12%      N/A

Government Mortgage Loans
No. of Loans                           181,679      191,844      191,023      230,085
Dollar Amount of Loans              $   18,098   $   18,328   $   17,594   $   21,174
Percentage Change from Prior Year       -1.25%         4.17%     -16.91%       N/A

Second Lien Mortgage Loans
No. of Loans                           392,261      350,334      282,128      261,416
Dollar Amount of Loans              $   13,034   $   10,374   $    7,023   $    6,666
Percentage Change from Prior Year        25.64%       47.71%        5.36%      N/A

Total Mortgage Loans Serviced
No. of Loans                         2,036,298    1,918,546    1,815,476    1,946,569
Dollar Amount of Loans              $  249,881   $  217,827   $  192,155   $  190,804
Percentage Change from Prior Year        14.72%       13.36%        0.71%      N/A

WACHOVIA MORTGAGE CORP.

          General. Wachovia Mortgage Corporation ("WACHOVIA"), a North Carolina
corporation, is a subsidiary of Wachovia Bank, National Association, which is a wholly-owned subsidiary of Wachovia Corporation, a bank holding corporation.
Wachovia is a nationwide mortgage originator and servicer with its corporate office located in Charlotte, North Carolina, and its loan servicing center located in Raleigh, North Carolina. Wachovia is subject to regulation, supervision and examination by the Office of the Comptroller of the Currency
(the "OCC") and has been approved as a mortgagee and seller/servicer by the
Department of Housing and Urban Development, the Veterans Administration, the
Government National Mortgage Association, Fannie Mae and Freddie Mac.

                                      S-104

          Wachovia and its predecessors, First Union Mortgage Corporation and
Cameron-Brown Mortgage, have serviced residential mortgage loans since 1964, as servicer, interim servicer, or affiliated servicer. Wachovia services residential first lien mortgage loans, including prime 30-year fixed-rate, prime
15-year fixed rate, prime adjustable-rate, home equity, relocation and construction loans. In 2001, Wachovia divested itself of its 762,000 loan servicing portfolio and transferred these asset loans to EverHome Mortgage
Company ("EverHome") for sub-servicing. Between 2001 and 2004, Wachovia acted as interim servicer for mortgage loan purchasers during the period of time between the sale of the loans to the time of servicing transfer (either to a mortgage loan purchaser or a third-party servicer). In mid-2004, Wachovia began to retain all servicing on loans originated through its Retail Lending and Direct Lending channels. In 2005, Wachovia serviced over 200,000 loans with unpaid principal balances of approximately $36 billion.

          Wachovia is not rated as a servicer by a rating agency, but is currently seeking a residential mortgage servicer rating from each of Fitch
Ratings, Standard & Poor's, a division of The McGraw-Hill Companies, Inc. and
Moody's Investors Service, Inc.

          Wachovia utilizes the Mortgage Bankers Association ("MBA") industry standard delinquency model to determine delinquencies. Wachovia generally does not charge-off investor owned loans. For asset loans, Wachovia follows a loss recognition policy established by Wachovia's risk management group and also follows industry standards. The determination to charge-off a loan rather than foreclose is determined by a business model related to property valuations, cost of a foreclosure and lien status. Delinquencies are acknowledged regardless of the existence of a repayment plan. The status continues until the loan becomes current. Re-age agreements are not executed unless the related investor approves a formal loan modification. All loss mitigation activity and delinquency activity follows guidelines for Fannie Mae, Freddie Mac, Ginnie Mae, FHA, VA and
private investor guidelines.

          Wachovia's Servicing Policies and Procedures. Upon boarding of mortgage loans, Wachovia reviews each mortgage loan package for completeness, images the related documents in electronic form and enters mortgage loan information in a software system designed specifically for use by the mortgage lending industry. This software system ensures uniformity of treatment and efficiency of recordkeeping with respect to routine loan servicing procedures, including but not limited to payment application and escrow administration.
Wachovia establishes initial contact with each mortgagor with a welcome package communicating necessary information about the administration of such mortgagor's loan. Wachovia maintains this contact with the mortgagor through monthly statements and correspondence providing regulatory information. In connection with its servicing activities, which include collection of principal and interest payments, payment of taxes, insurance and other charges, maintenance of primary mortgage insurance and hazard insurance with qualified insurers, property inspections, loss mitigation, default administration, release and satisfaction of mortgages, preparation of annual statements and reports,
Wachovia closely monitors its servicing policies and procedures to prevent defaults under applicable servicing agreements or OCC requirements.

          Wachovia maintains escrow accounts for the benefit of mortgagors to pay hazard insurance premiums and taxes. Wachovia provides mortgagors with an analysis of the escrow account activity at least once a year. Wachovia utilizes the services of a vendor to track and ensure that payments are remitted to insurance carriers and tax authorities in a timely manner to minimize costs. In the event the mortgagor does not maintain adequate insurance coverage, Wachovia obtains adequate coverage in accordance with the terms of the loan documents and the related servicing agreement unless otherwise governed by state law. Wachovia administers insurance proceeds with restricted escrow in which the proceeds are held in separate accounts for the benefit of the mortgagors during repair or reconstruction of the collateral until disbursed in accordance with investor guidelines and general industry practice. Upon payment in full of a loan obligation, Wachovia releases excess escrow funds to the related mortgagor within 30 days of receipt of final payment.

          In accordance with the applicable servicing agreement, Wachovia begins to work with mortgagors upon the first indication that they are experiencing difficulty meeting their monthly payment obligation. Wachovia contacts mortgagors by phone as an initial reminder of a missed payment and makes follow-up phone calls until payment is received or an alternative payment arrangement is reached.

                                      S-105

          If a mortgage loan goes into bankruptcy, Wachovia monitors the bankruptcy case until it is closed or a lift of stay is granted. If appropriate and if any required consent is obtained, a vendor will proceed on Wachovia's behalf by referring the foreclosure action to a Wachovia-approved attorney licensed in the applicable jurisdiction. Wachovia monitors all referral files until the mortgage loan is reinstated or paid in full or foreclosure is completed.

          In accordance with investor and state law guidelines, as well as appropriate mortgage insurance guidelines, if applicable, Wachovia proceeds with foreclosure upon delinquency after all loss mitigation efforts have been exhausted. Upon completion of the foreclosure sale and the placement of the related property in REO status, Wachovia will assign the loan back to the institutional investor if so directed by the applicable guidelines. In accordance with private investor agreements, Wachovia works with sub-contractors to facilitate the sale and disposition of REO property. Additionally, Wachovia files claims under any related primary mortgage insurance policy, seeks deficiency judgments where permitted under law and extends recovery efforts on behalf of the investor.

          Vendors provide a variety of services to Wachovia, including the provision of software, call centers, loan status tracking required to obtain escrow information, and payment processing. Wachovia maintains a process of thorough review and due diligence for any vendor who performs mortgage loan administration activities. Each vendor must execute a services agreement with
Wachovia and provide a relationship manager for direct contact with Wachovia in order for Wachovia to closely monitor such vendor's performance under such agreement. Wachovia maintains a fidelity errors and omissions policy for its loan servicing operations and requires that any vendor engaging in loan administration activities on behalf of Wachovia maintains equivalent coverage as required under the applicable servicing agreement.

          There have been no material changes in Wachovia's servicing policies and procedures in the past three years, other than changes mandated by federal or state laws, or investor guidelines. Servicing adjustments that may affect only a segment of the portfolio involved specific assistance for customers affected by disasters such as Hurricane Katrina, or those called to active duty by the President. The changes to servicing procedures involved temporary adjustment of interest rates and/or forbearance on collection activity and credit reporting upon request by the customer for assistance and proof of qualification for such assistance.

          Prior Securitizations. During the three (3) years preceding the date of this Prospectus Supplement, none of the residential mortgage loan securitization portfolios serviced by Wachovia have experienced servicing events of default, termination triggers or early amortization events due to Wachovia's servicing activities. Wachovia has not been terminated as a servicer in a residential mortgage loan securitization due to a servicing default or the application of a servicing performance test or trigger. During such time,
Wachovia has neither failed to make any required advance with respect to any issuance of residential mortgage backed securities nor disclosed material noncompliance with the servicing criteria applicable to any such securitization.

                         SERVICING OF THE MORTGAGE LOANS

SERVICING AND COLLECTION PROCEDURES

          Servicing functions to be performed by each Servicer under the related underlying servicing agreement include collection and remittance of principal and interest payments, administration of mortgage escrow accounts, collection of certain insurance claims and, if necessary, foreclosure. When used in this prospectus supplement with respect to servicing obligations, the term Servicer includes a subservicer.

          Each Servicer will make reasonable efforts to collect all payments called for under each Mortgage Loan serviced by it and will, consistent with the related underlying servicing agreement or the Pooling and Servicing Agreement, as applicable, and any primary mortgage insurance policy, follow such collection procedures as are customary with respect to mortgage loans that are comparable to the Mortgage Loans serviced by it. Consistent with the above, such Servicer may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a Mortgage Loan and (ii) to the extent not consistent with the coverage of such Mortgage Loan by a primary mortgage insurance policy, arrange with a mortgagor a schedule for the liquidation of delinquencies. Prior approval or consent may be required for certain servicing activities such as modification of the terms of any Mortgage Loan and the sale of any defaulted
Mortgage Loan or REO Property.

                                      S-106

          Each Servicer may enter into subservicing agreements with subservicers for the servicing and administration of the mortgage loans. However, no subservicing agreement will take effect until 30 days after written notice is received by both the Master Servicer and the Sponsor. The terms of any subservicing agreement may not be inconsistent with any of the provisions of the
Pooling and Servicing Agreement or the related underlying servicing agreement as modified by the related Assignment Agreement. Any subservicing agreement will include the provision that such agreement may be immediately terminated by the
Sponsor or the Master Servicer without fee, in accordance with the terms of the
Pooling and Servicing Agreement, in the event that the applicable Servicer, for any reason, is no longer a Servicer (including termination due to an event of default).

          Each Servicer will remain obligated and primarily liable to the Master
Servicer for the servicing and administering of the mortgage loans in accordance with the provisions of the Pooling and Servicing Agreement without diminution of such obligation or liability by virtue of the subservicing agreements or arrangements or by virtue of indemnification from the subservicer and to the same extent and under the same terms and conditions as if the applicable servicer alone were servicing and administering the mortgage loans. The applicable servicer will be solely liable for all fees owed by it to any subservicer, regardless of whether the applicable servicer's compensation is sufficient to pay the subservicer fees.

          Pursuant to each underlying servicing agreement, each Servicer will deposit collections on the Mortgage Loans serviced by it into the Custodial
Account established by it. Each Custodial Account is required to be kept segregated from operating accounts of the related Servicer and to meet the eligibility criteria set forth in the related underlying servicing agreement.
Amounts on deposit in the related Custodial Account may be invested by the related Servicer in certain permitted investments unless otherwise prohibited by the related underlying servicing agreement. Any losses resulting from such investments are required to be reimbursed to such Custodial Account by the related Servicer out of its own funds. The Servicers are not permitted to commingle funds in the Custodial Accounts with any other funds or assets.

          Each servicer will be required to act with respect to mortgage loans in default, or as to which default is reasonably foreseeable, in accordance with procedures set forth in the Pooling and Servicing Agreement. These procedures among other things, may result in (i) foreclosing on the mortgage loan, (ii)
accepting the deed to the related mortgaged property in lieu of foreclosure,
(iii) granting the borrower under the mortgage loan a modification or forbearance, which may consist of waiving, modifying or varying any term of such mortgage loan (including modifications that would change the mortgage interest rate, forgive the payment of principal or interest, or extend the final maturity date of such mortgage loan) or (iv) accepting payment from the borrower of an amount less than the principal balance of the mortgage loan in final satisfaction of the mortgage loan. In addition, the final maturity date of any mortgage loan may not be extended beyond the Last Scheduled Distribution Date for the offered certificates.

          On or before the Closing Date, the Securities Administrator, on behalf of the Trustee, will establish the Distribution Account into which each Servicer will remit all amounts required to be deposited therein pursuant to the related underlying servicing agreement (net of such Servicer's servicing compensation)
on, with respect to each Servicer, the 18th day of each month (or, if the 18th is not a Business Day, then no later than the immediately following Business
Day) (such date, the "SERVICER REMITTANCE DATE").

          Events of default under the underlying servicing agreements include, among other things, (i) any failure of the Servicers to remit to the
Distribution Account any required payment which continues unremedied for a specified period; (ii) any failure by the Servicers duly to observe or perform in any material respect any of the covenants or agreements in the related underlying servicing agreement, which continues unremedied for a specified period after the giving of written notice of such failure to the Servicer; and
(iii) certain events of insolvency and certain actions by or on behalf of the
Servicers indicating their insolvency, reorganization or inability to pay their obligations.

          In the event of a default by a Servicer under its underlying servicing agreement, the Master Servicer will have the right to remove such Servicer and will exercise that right if it considers such removal to be in the best interest of the Certificateholders. In the event that the Master Servicer removes a
Servicer, the Master Servicer will, in accordance with the Pooling and Servicing
Agreement, act as successor servicer under the related underlying servicing agreement or will appoint a successor servicer reasonably acceptable to the
Depositor and the Trustee. In

                                      S-107

connection with the removal of a Servicer, the Master Servicer will be entitled to be reimbursed from the assets of the Issuing Entity for all of its reasonable costs associated with the termination of such Servicer and the transfer of servicing to a successor servicer.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES; MASTER SERVICING COMPENSATION;
ADMINISTRATIVE FEES

          All funds collected on the Mortgage Loans that are available for distribution to Certificateholders will be net of the certain fees payable on each Mortgage Loan. On each Distribution Date, the Servicers, the Master
Servicer, each Custodian, the Securities Administrator and the Trustee will be entitled to their fees and reimbursement of certain expenses (including indemnification payments) prior to the Certificateholders receiving any distributions. The Servicing Fee for any Distribution Date and for any Mortgage
Loan will be an amount equal to one-twelfth of the Servicing Fee rate described below on the Stated Principal Balance of such Mortgage Loan. The fees of the
Trustee, each Custodian and the Securities Administrator are payable by the
Master Servicer out if its master servicing compensation.

          The following summarizes the related fees and expenses to be paid from the assets of the Issuing Entity and the source of payments for the fees and expenses:

                                      S-108

    TYPE / RECIPIENT (1)                   AMOUNT                GENERAL PURPOSE              SOURCE (2)                FREQUENCY
---------------------------   -------------------------------   ----------------   -------------------------------   ---------------

FEES

Master Servicing              Reinvestment income on amounts    Compensation       Amounts on deposit in the         Monthly
Compensation/Master           on deposit for the period from                       Distribution Account
Servicer                      between the Servicer Remittance
                              Date and the Distribution Date.
                              (3) (4)

Servicing Fee/MSCC            Equal to 1/12 of the product of   Compensation (5)   Payments made by obligors with    Monthly
                              (1) the principal balance of                         respect to the MSCC Mortgage
                              such Mortgage Loans as of the                        Loans, each a "MSCC SERVICED
                              first day of the related Due                         MORTGAGE LOAN".
                              Period and (2) a per annum rate
                              (the "SERVICING FEE RATE")
                              equal to 0.250%.

Servicing Fee/GMAC            Equal to 1/12 of the product of   Compensation (5)   Payments made by obligors with    Monthly
                              (i) the principal balance of                         respect to the Mortgage Loans
                              such Mortgage Loans as of the                        serviced by GMAC, each, a "GMAC
                              first day of the related Due                         SERVICED MORTGAGE LOAN."
                              Period and (ii) a Servicing Fee
                              Rate which is 0.375% per annum.

Servicing Fee/American Home   Equal to 1/12 of the product of   Compensation (5)   Payments made by obligors with    Monthly
                              (i) the principal balance of                         respect to the Mortgage Loans
                              such Mortgage Loans as of the                        serviced by American Home,
                              first day of the related Due                         each, an "AMERICAN HOME
                              Period and (ii) a Servicing Fee                      SERVICED MORTGAGE LOAN."
                              Rate which is 0.375% per annum.

Servicing Fee/Hemisphere      Equal to 1/12 of the product of   Compensation (5)   Payments made by obligors with    Monthly
                              (i) the principal balance of                         respect to the Mortgage Loans
                              such Mortgage Loans as of the                        serviced by Hemisphere, each,
                              first day of the related Due                         an "HEMISPHERE SERVICED
                              Period and (ii) a Servicing Fee                      MORTGAGE LOAN."
                              Rate which is 0.375% per annum.

Servicing Fee/Wachovia        Equal to 1/12 of the product of   Compensation (5)   Payments made by obligors with    Monthly
                              (1) the principal balance of                         respect to the Wachovia
                              such Mortgage Loans as of the                        Mortgage Loans.
                              first day of the related Due
                              Period and (2) a Servicing Fee
                              Rate which is 0.250% per annum.

Trustee Fee/Trustee           As determined between the         Compensation       Payable by the Master Servicer    As determined
                              Master Servicer and the Trustee                      out of its funds                  between the
                                                                                                                     Master Servicer
                                                                                                                     and the Trustee

                                      S-109

    TYPE / RECIPIENT (1)                   AMOUNT                GENERAL PURPOSE              SOURCE (2)                FREQUENCY
---------------------------   -------------------------------   ----------------   -------------------------------   ---------------

Custodian Fee/Custodian       As determined between the         Compensation       Payable by the Master Servicer    As determined
                              Master Servicer and the                              out of its funds                  between the
                              Custodian                                                                              Master Servicer
                                                                                                                     and the
                                                                                                                     Custodian

Securities Administrator      As determined between the         Compensation       Payable by the Master Servicer    As determined
Fee/Securities                Master Servicer and the                              out of its funds                  between the
Administrator                 Securities Administrator (3)                                                           Master Servicer
                                                                                                                     and the
                                                                                                                     Securities
                                                                                                                     Administrator

Net Swap Payments and Swap    As described in "Description of   Contractual        Payable by the Securities         Monthly in
Termination Payments/         the Certificates--The Swap        Obligation         Administrator out of the          accordance with
Swap Counterparty             Account" and "--The Swap                             Available Distribution Amount     the provisions
                              Agreement" in this prospectus                        for Loan Group 1                  of the Swap
                              supplement.                                                                            Agreement

EXPENSES

Insured expenses/Master       Expenses incurred by the Master   Reimbursement of   To the extent the expenses are    Time to time
Servicer and respective       Servicer and respective           Expenses           covered by an insurance policy
Servicers                     Servicers                                            with respect to the Mortgage
                                                                                   Loan

Servicing Advances/Master     To the extent of funds            Reimbursement of   With respect to each Mortgage     Time to time
Servicer and respective       available, the amount of any      Expenses           Loan, late recoveries of the
Servicers                     Servicing Advances.                                  payments of the costs and
                                                                                   expenses, liquidation proceeds,
                                                                                   Subsequent Recoveries, purchase
                                                                                   proceeds or repurchase proceeds
                                                                                   for that Mortgage Loan (6)

Indemnification expenses/     Amounts for which the             Indemnification    Amounts on deposit on the         Time to time
respective Servicers          respective Servicers are                             Custodial Account prior to the
                              entitled to indemnification.                         transfer to the Distribution
                                                                                   Account

Indemnification expenses/     Amounts for which the Seller,     Indemnification    Amounts on deposit on the         Time to time
the Seller, Master            Master Servicer, Trustee,                            Distribution Account prior to
Servicer, Trustee,            Custodians and Depositor are                         distributions to
Custodians and Depositor      entitled to indemnification.                         Certificateholders

                                      S-110

----------
(1)  If the Trustee succeeds to the position of Master Servicer and/or
     Securities Administrator, it will be entitled to receive the same fees and expenses of the Master Servicer or Securities Administrator, as applicable, described in this prospectus supplement. Any change to the fees and expenses described in this prospectus supplement would require an amendment to the Pooling and Servicing Agreement.

(2)  Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the Master Servicer or the servicers in the case of amounts owed to them) prior to distributions on the certificates.

(3)  If the positions of Securities Administrator and Master Servicer currently occupied by Wells Fargo Bank, National Association are subsequently assumed by multiple entities, then any succeeding entities will be entitled in the aggregate to the Master Servicer Compensation.

(4)  The "SERVICER REMITTANCE DATE" shall be the 18th day of each month (or, if the 18th is not a Business Day, then no later than the immediately following Business Day).

(5)  As further compensation, if permitted under the related underlying servicing agreement, funds credited to the Custodial Account established by a Servicer may be invested at the discretion of such Servicer for its own benefit in permitted investments.

(6)  Reimbursement of Servicing Advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, liquidation proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan.

          The amount of each Servicer's respective Servicing Fees is subject to adjustment with respect to prepaid Mortgage Loans serviced or master serviced thereby, as described below under "--Adjustment to Servicing Fees in Connection with Certain Prepaid Mortgage Loans."

          The "EXPENSE FEE RATE" with respect to each Mortgage Loan and any
Distribution Date will be the related Servicing Fee Rate.

          The net mortgage rate (the "NET MORTGAGE RATE") with respect to any
Mortgage Loan is the related Mortgage Rate minus the related Expense Fee Rate.
The weighted average net mortgage rate (the "WEIGHTED AVERAGE NET MORTGAGE
RATE") for any Loan Group and Distribution Date is the weighted average of the
Net Mortgage Rates of each Mortgage Loan in that Loan Group, weighted on the basis of their respective Stated Principal Balances as of the Due Date in the
month preceding the month of the applicable Distribution Date.

                                      S-111

ADJUSTMENT TO SERVICING FEES IN CONNECTION WITH CERTAIN PREPAID MORTGAGE LOANS

          When a borrower prepays a Mortgage Loan in full or in part between Due
Dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter. Principal prepayments by borrowers received by a Servicer or the Master Servicer during the related Prepayment
Period for a Distribution Date will be distributed to Certificateholders on the related Distribution Date. Thus, less than one month's interest may have been collected on Mortgage Loans that have been prepaid with respect to any
Distribution Date. Pursuant to each underlying servicing agreement, the related
Servicer, or the Master Servicer, pursuant to the Pooling and Servicing
Agreement, will be required to make payments in respect of certain prepayment interest shortfalls from its own funds with respect to Mortgage Loans serviced by such Servicer or the Master Servicer, as applicable.

          The Servicers are each obligated to compensate the Assets of the
Issuing Entity for prepayment interest shortfalls on the Mortgage Loans that they service. The amount of the compensation may be limited by their Servicing
Fees for that Prepayment Period or by the provisions of the underlying servicing agreements. The Master Servicer is obligated to reduce a portion of its master servicing compensation for the related Distribution Date to the extent necessary to fund any prepayment interest shortfalls required to be paid but not paid by the Servicers. The amount of interest available to be paid to Certificateholders will be reduced by any uncompensated prepayment interest shortfalls (referred to as "NET PREPAYMENT INTEREST SHORTFALLS").

ADVANCES

          Subject to the limitations described in the following paragraph, each
Servicer will be required to advance prior to each Distribution Date, from its own funds, or funds in its Custodial Account that are not otherwise required to be remitted to the Distribution Account for such Distribution Date, an amount equal to the scheduled payment of interest at the related Net Mortgage Rate and scheduled principal payment on each Mortgage Loan serviced by it which were due on the related Due Date and which were not received prior to the 15th calendar day of each month or such other date as may be specified in the related underlying servicing agreement (each such date, the "DETERMINATION DATE" and any such advance, a "MONTHLY ADVANCE"). The Master Servicer will be obligated to make any required Monthly Advance if a Servicer fails in its obligation to do so, to the extent provided in the Pooling and Servicing Agreement and the related underlying servicing agreement.

          Monthly Advances are intended to maintain a regular flow of scheduled interest and principal payments on the Certificates rather than to guarantee or insure against losses. Each Servicer is obligated to make Monthly Advances with respect to delinquent payments of interest and principal on each Mortgage Loan serviced by it, to the extent that such Monthly Advances are, in its good faith judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loans. If a Servicer fails to make a Monthly Advance as required under the related underlying servicing agreement, the Master Servicer will be required to make, or shall cause the successor servicer to make, a Monthly Advance in accordance with the terms of the Pooling and Servicing Agreement; provided, however, that in no event will the Master Servicer be required to make a Monthly Advance that is not, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loans. If a Servicer determines on any Determination Date to make a Monthly Advance, such
Monthly Advance will be included with the payment to Certificateholders on the related Distribution Date. Any failure by the Master Servicer to make a Monthly
Advance, as required under the Pooling and Servicing Agreement, will constitute a Master Servicer Default thereunder, in which case the successor Master
Servicer (which may be the Trustee) will be obligated to make such Monthly
Advance.

EVIDENCE AS TO COMPLIANCE

          Each Servicer and the other transaction parties specified in the
Pooling and Servicing Agreement, is required to deliver to the Depositor, the
Master Servicer and the rating agencies in March of each year, starting in 2007, an officer's certificate stating that:

          o    a review of the activities of that Servicer during the preceding calendar year and of performance under the Pooling and Servicing
               Agreement has been made under such officer's supervision; and

                                     S-112

          o    to the best of such officer's knowledge, based on such review, the servicer has fulfilled all of its obligations under the
               Pooling and Servicing Agreement for such year, or, if there has been a default in the fulfillment of any such obligation,
               specifying each such default known to such officer and the nature and status of such default, including the steps being taken by the servicer to remedy such default.

          In addition, in March of each year, commencing with March 2007, each servicer, each custodian, the Master Servicer, the Securities Administrator and
the Trustee, to the extent they provide a "servicing" function (as defined in
Regulation AB (17 CFR 229.1100 et seq.) ("REG AB") to the Issuing Entity, will be required to deliver to the Depositor an Assessment of Compliance, with respect to each Form 10-K filed, that contains the following:

          o    a statement of the party's responsibility for assessing
               compliance with the servicing criteria applicable to it;

          o    a statement that the party used the criteria in Item 1122(d) of
               Reg AB to assess compliance with the applicable servicing
               criteria;

          o    the party's assessment of compliance with the applicable
               servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identified by the party; and

          o    a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

          Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting
Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria. You may obtain copies of these statements and reports for a particular Issuing Entity without charge upon written request to the Securities
Administrator at the address provided in this prospectus supplement.

MASTER SERVICER DEFAULT; SERVICER DEFAULT

          Events of default by the Master Servicer under the Pooling and
Servicing Agreement (each, a "MASTER SERVICER DEFAULT") include (i) any failure by the Master Servicer to make a Monthly Advance as required under the Pooling and Servicing Agreement, unless cured as specified therein; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Pooling and Servicing Agreement which continues unremedied for a specified period after the giving of written notice of such failure to the Master Servicer; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by on or behalf of the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations.

          If the Master Servicer is in default in its obligations under the
Pooling and Servicing Agreement, the Trustee may, and must if directed to do so by Certificateholders having more than 50% of the Class Principal Balance applicable to each Class of Certificates affected thereby, terminate the Master
Servicer and either appoint a successor Master Servicer in accordance with the
Pooling and Servicing Agreement or succeed to the responsibilities of the Master
Servicer. See "--Resignation of the Master Servicer or a Servicer; Assignment
and Merger" below. In connection with the removal of the Master Servicer, the
Master Servicer will be responsible for the reasonable costs associated with the transfer of master servicing to its successor (which may be the Trustee) and if the Master Servicer does not make such payments, the Trustee will be entitled to be reimbursed from the Assets of the Issuing Entity for all of its reasonable costs associated with the termination of the Master Servicer and the transfer of master servicing to a successor master servicer.

          If a Servicer is in default in its obligations under the applicable underlying servicing agreement, the Master Servicer may, at its option, terminate the defaulting Servicer and either appoint a successor Servicer in accordance with the applicable underlying servicing agreement and the Pooling and Servicing Agreement or succeed to the

                                     S-113

responsibilities of the terminated Servicer. Notwithstanding the foregoing, the
Master Servicer shall terminate any Servicer who fails to make the required
Monthly Advance as required under the underlying servicing agreement and assume
(or appoint a successor servicer to assume) the role of the successor servicer to that Servicer. The successor servicer will then make all required Monthly
Advances.

RESIGNATION OF THE MASTER SERVICER OR A SERVICER; ASSIGNMENT AND MERGER

          Neither the Master Servicer nor any Servicer may resign from its obligations and duties under the Pooling and Servicing Agreement or its underlying servicing agreement, as applicable, or assign or transfer its rights, duties or obligations except (i) upon a determination that its duties thereunder are no longer permissible under applicable law or (ii) with the approval of the
Depositor, which approval may not be unreasonably withheld. No such resignation will become effective until a successor servicer or master servicer has assumed the related Servicer's or the Master Servicer's respective obligations and duties under such underlying servicing agreement or the Pooling and Servicing
Agreement, as applicable. The Pooling and Servicing Agreement provides that, if
Wells Fargo is removed in its capacity as either Master Servicer or Securities
Administrator, it will be required to resign or be removed in its other capacity.

          Any person into which the Master Servicer or a Servicer may be merged or consolidated, any person resulting from any merger or consolidation which the
Master Servicer or a Servicer is a party, any person succeeding to the business of the Master Servicer or a Servicer or any person to whom the Master Servicer or a Servicer assigns or transfers its duties and obligations, will be the successor of the Master Servicer or such Servicer under the Pooling and
Servicing Agreement or the related underlying servicing agreement, as applicable.

          Each Servicer has agreed that, after that Servicer has received notice of termination, the Master Servicer may execute and deliver, on behalf of the terminated Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and do or accomplish all other acts or things necessary or appropriate to effect the termination of the Servicer, including the transfer and endorsement or assignment of the Mortgage Loans and related documents. Each
Servicer has agreed to cooperate with the Master Servicer in effecting its termination, including the transfer to the Master Servicer for all cash amounts that shall at the time be credited to the related Custodial Accounts, or thereafter be received with respect to the Mortgage Loans. Upon request of the
Master Servicer, each Servicer has also agreed, at its expense, to deliver to the assuming party all documents and records relating to any subservicing arrangement and the Mortgage Loans being serviced by it and an accounting of amounts collected held by it and otherwise us its best efforts to effect the orderly and efficient transfer of the servicing of those Mortgage Loans to the assuming party. No additional funds have been reserved to pay for any expenses not paid by the Servicer in connection with a servicing transfer but will then be required to be paid by the Issuing Entity.

ELIGIBILITY REQUIREMENTS FOR TRUSTEE AND SECURITIES ADMINISTRATOR; RESIGNATION
AND REMOVAL OF TRUSTEE OR SECURITIES ADMINISTRATOR

          Each of the Trustee and the Securities Administrator must be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers. The Trustee must have a combined capital and surplus of at least $50,000,000, be subject to supervision or examination by federal or state authority and have a credit rating that would not cause any of the rating agencies to reduce their respective then current ratings of the certificates. In case at any time the Trustee or the Securities Administrator ceases to be eligible, the Trustee or the Securities Administrator, as applicable, will resign in the manner and with the effect as specified below.

          The Trustee or the Securities Administrator may at any time resign its position by giving written notice of resignation to the Depositor, the Master
Servicer, the Sponsor, each servicer and each rating agency not less than 60 days before the date specified in such notice, when such resignation is to take effect, and acceptance by a successor Trustee or Securities Administrator meeting the above eligibility requirements. If no successor Trustee or
Securities Administrator meeting the eligibility requirements has been so appointed and has accepted appointment within 30 days after the giving of such notice or resignation, the resigning Trustee or Securities Administrator may petition

                                     S-114

any court of competent jurisdiction for the appointment of a successor Trustee or Securities Administrator, as applicable.

          If at any time the Trustee or the Securities Administrator ceases to meet the eligibility requirements and fails to resign after written request by the Depositor, or if at any time the Trustee or the Securities Administrator becomes incapable of acting, or is adjudged as bankrupt or insolvent, or a receiver of the Trustee or the Securities Administrator or of its property is appointed, or any public officer takes charge or control of the Trustee or the
Securities Administrator or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or a tax is imposed with respect to the Issuing Entity by any state in which the Trustee or the Issuing Entity is located and the imposition of such tax would be avoided by the appointment of a different Trustee, then the Depositor or the applicable servicer may remove the
Trustee or the Securities Administrator and appoint a successor Trustee or a successor Securities Administrator, as applicable. The Pooling and Servicing
Agreement provides that, if Wells Fargo is removed in its capacity as either
Master Servicer or Securities Administrator, it will be required to resign or be removed in its other capacity.

          The holders of certificates entitled to a majority of the voting rights may at any time remove the Trustee or the Securities Administrator and appoint a successor Trustee or Securities Administrator by written instrument or instruments, signed by such holders or their attorneys-in-fact duly authorized.

          Any resignation or removal of the Trustee or the Securities
Administrator and appointment of a successor Trustee or Securities Administrator will become effective upon acceptance of appointment by the successor Trustee or
Securities Administrator, as applicable.

SELLER'S RETENTION OF SERVICING RIGHTS

          Although the Seller is selling the Mortgage Loans to the Issuing
Entity on the Closing Date, with respect to certain of the Mortgage Loans, the
Seller may have retained the right to terminate GMAC as servicer of those
Mortgage Loans without cause and transfer the servicing to a third party. Should the Seller choose to do so, the transfer must meet certain conditions set forth in the Pooling and Servicing Agreement, including that the Seller must provide
30 days' notice, the terminated Servicer must be reimbursed for any unreimbursed
Monthly Advances, Servicing Fees and any related expenses, and the replacement
Servicer must be qualified to service mortgage loans for Fannie Mae and Freddie
Mac. Any such successor must be reasonably acceptable to the Master Servicer and the Seller shall have received prior confirmation from the Rating Agencies that the transfer of the servicing of these Mortgage Loans will not result in a downgrade, qualification or withdrawal of the then current rating of the
Certificates. The preceding sentence notwithstanding, the Seller shall not be required to get a no-downgrade letter from the Rating Agencies if: (i) the
Rating Agencies received prior written notice of the transfer of the servicing rights and the name of the successor Servicer, (ii) such successor Servicer has a servicing rating in the highest category of Fitch or Moody's to the extent that Fitch or Moody's, respectively, is a Rating Agency, and such successor
Servicer has a servicer evaluation ranking in one of the two highest categories of S&P to the extent that S&P is a Rating Agency, and (iii) such successor
Servicer shall service the related Mortgage Loans under either the Purchase and
Servicing Agreement together with the related Assignment Agreement under which such Mortgage Loans are currently being serviced or under another Servicing
Agreement together with a related Assignment Agreement that have already been reviewed and approved by the Rating Agencies.

                                   THE SPONSOR

          The sponsor is Morgan Stanley Mortgage Capital Inc., a New York corporation ("MSMC"). MSMC is an affiliate, through common parent ownership, of
Morgan Stanley Capital Services Inc., Morgan Stanley Derivative Products Inc.
and Morgan Stanley & Co. Incorporated, one of the underwriters. MSMC is also an affiliate of the depositor and a direct, wholly-owned subsidiary of Morgan
Stanley (NYSE:MS). The executive offices of MSMC are located at 1585 Broadway,
New York, New York 10036, telephone number (212) 761-4000. Morgan Stanley
Mortgage Capital Inc. provides warehouse and repurchase financing to mortgage lenders and purchases closed, first- and subordinate-lien residential mortgage loans for securitization or resale, or for its own investment. MSMC also originates commercial mortgage loans. Morgan Stanley Mortgage Capital Inc. does not currently service loans.

                                     S-115

Instead, MSMC contracts with other entities (including its affiliate Morgan
Stanley Credit Corp.) to service the loans on its behalf.

          MSMC acquires residential mortgage loans through bulk purchases and also through purchases of single loans through MSMC's conduit loan purchase program. The mortgage loans purchased through its conduit program generally conform to the conduit origination standards.

          Prior to acquiring any residential mortgage loans, MSMC conducts a review of the related mortgage loan seller that is based upon the credit quality of the selling institution. MSMC's review process may include reviewing select financial information for credit and risk assessment and conducting an underwriting guideline review, senior level management discussion and/or background checks. The scope of the loan due diligence varies based on the credit quality of the mortgage loans.

          The underwriting guideline review entails a review of the mortgage loan origination processes and systems. In addition, such review may involve a consideration of corporate policy and procedures relating to state and federal predatory lending, origination practices by jurisdiction, historical loan level loss experience, quality control practices, significant litigation and/or material investors.

          As mentioned above, MSMC currently contracts with its affiliate and with third party servicers for servicing the mortgage loans that it originates or acquires. Third party servicers are also assessed based upon the servicing rating and the credit quality of the servicing institution. The servicers may be reviewed for their systems and reporting capabilities, review of collection procedures and confirmation of servicers' ability to provide loan-level data. In addition, MSMC may conduct background checks, meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis.

          MSMC has been the sponsor of securitizations backed by residential mortgage loans, including prime and alt-a mortgage loans, since 2004. The following table describes the approximate volume of prime and alt-a mortgage loan securitizations (first-lien mortgage loans) sponsored by MSMC since 2004:

Year   Approximate Volume
----   ------------------
2004      $7.44 billion
2005      $7.51 billion

          As a sponsor, Morgan Stanley Mortgage Capital Inc. acquires mortgage loans and initiates their securitization by transferring the mortgage loans to the depositor or another entity that acts in a similar capacity as the depositor, which loans will ultimately be transferred to the issuing entity for the related securitization. In coordination with Morgan Stanley & Co.
Incorporated, Morgan Stanley Mortgage Capital Inc. works with rating agencies, loan sellers and servicers in structuring the securitization transaction.

                             STATIC POOL INFORMATION

          Information concerning the Sponsor's prior residential mortgage loan securitizations involving fixed- and adjustable-rate mortgage loans secured by first-mortgages or deeds of trust in residential real properties issued by the
Depositor is available on the internet at
http://www.morganstanley.com/institutional/abs_spi/Prime_AltA.html. On this website, you can view for each of these securitizations, summary pool information as of the applicable securitization cut-off date and delinquency, cumulative loss, and prepayment information as of each distribution date by securitization for the past two years, or since the applicable securitization closing date if the applicable securitization closing date occurred less than two years from the date of this prospectus supplement. These prior transactions include, among other transactions, prior securitizations of the sponsor of mortgage loans purchased from the Originators. Each of the mortgage loan securitizations identified on this website is unique, and the characteristics of each securitized mortgage loan pool varies from each other as well as from the mortgage loans to be included in the Issuing Entity. In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the Sponsor's control, such as housing prices and market interest rates. Therefore, the performance of these prior mortgage loan securitizations is likely not to be indicative of the future performance of the mortgage loans to be included in the Issuing Entity.

                                     S-116

          In the event any changes or updates are made to the information available on the website, the Depositor will provide to any person a copy of the information as it existed as of the date of this prospectus supplement upon request who writes or calls the Depositor at 1585 Broadway, New York, New York
10036, Attention: Prospectus Department, telephone number (212) 761-4000.

          In addition, information concerning the performance of the Mortgage
Loans originated and serviced by MSCC in the sponsor's prior residential mortgage loan securitizations involving fixed- and adjustable-rate mortgage loans secured by first-mortgages or deeds of trust in residential real properties issued by the depositor is available on the internet at
http://www.morganstanley.com/institutional/abs_spi/MSCC.html. On this website, you can view delinquency, cumulative loss, and prepayment information by vintage year for these Mortgage Loans for the past two years or if originated less than two years ago, since origination. In addition, the performance information relating to the Mortgage Loans described above may have been influenced by factors beyond MSCC's control, such as housing prices and market interest rates.
Therefore, the performance of these prior mortgage loans securitizations is likely not to be indicative of the future performance of the mortgage loans to be included in the trust related to this offering.

          The information available on the websites above relating to any mortgage loan securitizations issued prior to January 1, 2006 and mortgage loans originated prior to January 1, 2006 is not deemed to be part of this prospectus supplement, the accompanying prospectus or the Depositor's registration statement.

                                  THE DEPOSITOR

          Morgan Stanley Capital I Inc., the Depositor, is an affiliate, through common parent ownership, of the Sponsor, Morgan Stanley Capital Services Inc.
(the Swap Counterparty) and Morgan Stanley & Co. Incorporated, and is a direct, wholly-owned subsidiary of Morgan Stanley (NYSE:MS) and was incorporated in the
State of Delaware on January 28, 1985. The principal executive offices of Morgan
Stanley Capital I Inc. are located at 1585 Broadway, 37th Floor, New York, New
York 10036. Its telephone number is (212) 761-4000.

          Morgan Stanley Capital I Inc. does not have, nor is it expected in the future to have, any significant assets.

          The Depositor has been engaged since its incorporation in the securitization of loans and other asset types included within the description of the assets of the Issuing Entity in this prospectus. The Depositor is engaged in the business of acting as Depositor of trusts that issue series of certificates that represent interests in, the assets of the Issuing Entity. The Depositor acquires assets specifically for inclusion in a securitization from the sellers in privately negotiated transactions.

          The certificate of incorporation of the Depositor limits its activities to those necessary or convenient to carry out its securitization activities. The Depositor will have limited obligations with respect to a series of certificates. The Depositor will obtain representations and warranties from the Sponsor or other sellers or originators regarding the loans or other assets of the Issuing Entity. The Depositor will also assign to the Trustee for the related series the Depositor's rights with respect to those representations and warranties. In addition, after the issuance of a series of certificates, the
Depositor may have limited obligations with respect to that series which may include making filings necessary to maintain the perfected status of a Trustee's securities interest or lien on the related assets, appointing a successor Master
Servicer, Securities Administrator or other transaction participant that resigns or is otherwise removed and preparation of reports filed under the Exchange Act.

          Neither the Depositor nor any of the Depositor's affiliates will insure or guarantee distributions on the certificates of any series.

                               THE ISSUING ENTITY

          Morgan Stanley Mortgage Loan Trust 2006-8AR, the Issuing Entity, will be formed on the closing date pursuant to the Pooling and Servicing Agreement.
The Issuing Entity will be a New York common law trust with no officers or directors and no continuing duties other than to hold and service the mortgage loans and related assets

                                     S-117

and issue the certificates. The fiscal year end for the Issuing Entity will be
December 31, commencing with December 31, 2006.

          The Issuing Entity's activities are limited to the transactions and activities entered into in connection with the securitization described in this prospectus supplement, and except for those activities, the Issuing Entity is not authorized and has no power to borrow money or issue debt, merge with another entity, reorganize, liquidate or sell assets or engage in any business or activities. Consequently, the Issuing Entity is not permitted to hold any assets, or incur any liabilities, other than those described in this prospectus supplement. Since the Issuing Entity is created pursuant to the Pooling and
Servicing Agreement, the Issuing Entity and its permissible activities can only be amended or modified by amending the Pooling and Servicing Agreement.

          Since the Issuing Entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a "business trust" for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the Issuing Entity would be characterized as a "business trust."

                                   THE TRUSTEE

          LaSalle Bank National Association will be the Trustee and a Custodian under the Pooling and Servicing Agreement. LaSalle Bank National Association is
a national banking association formed under the federal laws of the United
States of America. Its parent company, LaSalle Bank Corporation, is a subsidiary of ABN AMRO Bank N.V., a Netherlands banking corporation. LaSalle has extensive experience serving as Trustee on securitizations of residential mortgage loans.
Since January 1994, LaSalle has served as trustee or paying agent on over 400 residential mortgage-backed security transactions involving assets similar to the mortgage loans. As of April 30, 2006, LaSalle's portfolio of residential mortgage-backed security transactions for which it serves as trustee numbers 323 with an outstanding certificate balance of approximately $110.5 billion. The
Depositor and Master Servicer may maintain other banking relationships in the ordinary course of business with the Trustee. The Trustee's corporate trust office is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois,
60603. Attention: Global Securities and Trust Services - MSM 2006-8AR or at such other address as the Trustee may designate from time to time.

          In its capacity as Custodian, LaSalle will hold the mortgage loan files exclusively for the use and benefit of the trust. The Custodian will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the mortgage loans delivered to it to determine that the same are valid. The disposition of the mortgage loan files will be governed by the Pooling and Servicing Agreement.
LaSalle provides custodial services on over 1000 residential, commercial and asset-backed securitization transactions and maintains almost 2.5 million custodial files in its two vault locations in Elk Grove, Illinois and Irvine,
California. LaSalle's two vault locations can maintain a total of approximately
6 million custody files. All custody files are segregated and maintained in secure and fire resistant facilities in compliance with customary industry standards. The vault construction complies with Fannie Mae/Ginnie Mae guidelines applicable to document custodians. LaSalle maintains disaster recovery protocols to ensure the preservation of custody files in the event of force majeure and maintains, in full force and effect, such fidelity bonds and/or insurance policies as are customarily maintained by banks which act as custodians. LaSalle uses unique tracking numbers for each custody file to ensure segregation of collateral files and proper filing of the contents therein and accurate file labeling is maintained through a monthly quality assurance process. LaSalle uses a licensed collateral review system to track and monitor the receipt and movement internally or externally of custody files and any release or reinstatement of collateral.

          LaSalle Bank National Association and Morgan Stanley Mortgage Capital
Inc. ("MSMC") are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to MSMC for certain residential mortgage loans purchased by it. Pursuant to this custodial agreement, LaSalle is currently providing custodial services for most of the mortgage loans to be sold by MSMC to the Depositor in connection with this securitization. The terms of the custodial agreement are customary for the residential mortgage-backed securitization industry providing for the delivery, receipts, review and safekeeping of mortgage loan files.

                                     S-118

                THE MASTER SERVICER AND SECURITIES ADMINISTRATOR

          Wells Fargo Bank, National Association ("WELLS FARGO") will act as
Securities Administrator and Master Servicer under the Pooling and Servicing
Agreement. Wells Fargo is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $482 billion in assets, 23 million customers and 153,000 employees as of December 31, 2005, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Sponsor and Seller and the
Servicers may maintain banking and other commercial relationships with Wells
Fargo and its affiliates. Wells Fargo maintains principal corporate trust offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at
Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

          Securities Administrator. Under the terms of the Pooling and Servicing
Agreement, Wells Fargo is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As Securities Administrator, Wells
Fargo is responsible for the preparation of all REMIC tax returns on behalf of the Issuing Entity and the preparation of monthly reports on Form 10-D, periodic reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the Issuing
Entity. Wells Fargo has been engaged in the business of securities administration since June 30, 1995. As of March 31, 2006, Wells Fargo was acting as Securities Administrator with respect to more than $829,726,924,092 of outstanding residential mortgage-backed securities.

          Master Servicer. Wells Fargo acts as Master Servicer pursuant to the
Pooling and Servicing Agreement. The Master Servicer is responsible for the aggregation of monthly Servicer reports and remittances and for the oversight of the performance of the Servicers under the terms of their respective underlying servicing agreements. In particular, the Master Servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the servicers.
The Master Servicer also reviews the servicing of defaulted loans for compliance with the terms of the Pooling and Servicing Agreement. In addition, upon the occurrence of certain Servicer events of default under the terms of any underlying servicing agreement, the Master Servicer may be required to enforce certain remedies on behalf of the Issuing Entity against such defaulting
Servicer. Wells Fargo has been engaged in the business of master servicing since
June 30, 1995. As of March 31, 2006, Wells Fargo was acting as Master Servicer for approximately 1155 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $593,256,087,420.

          The Master Servicer will not be ultimately responsible for the performance of the servicing activities by a Servicer under its supervision as
Master Servicer, except as described under "Servicing of the Mortgage
Loans--Servicing Compensation and Payment of Expenses; Master Servicing
Compensation; Administrative Fees," "--Adjustment to Servicing Fees in
Connection with Certain Prepaid Mortgage Loans" and "--Advances" above.

          In particular, upon the failure of any Servicer to make a required advance of delinquent monthly payments on the Mortgage Loans serviced by it, the
Master Servicer will be required to terminate that defaulting Servicer and to make such advance to the extent that the Master Servicer determines that such advance is recoverable from subsequent payments or recoveries on the related
Mortgage Loan.

          Wells Fargo may also act as a custodian with respect to the mortgage files related to certain of the mortgage loans owned by the Issuing Entity pursuant to a custodial agreement. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders. Wells Fargo
Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains document custody facilities in its
Minneapolis, Minnesota headquarters and in three regional offices located in
Richfield, Minnesota, Irvine, California, and Salt

                                     S-119

Lake City, Utah. As of March 31, 2006, Wells Fargo Bank maintains mortgage custody vaults in each of those locations with an aggregate capacity of over eleven million files.

          Wells Fargo serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the assets of the Issuing Entity. The terms of any custodial agreement under which those services are provided by Wells Fargo are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

                                 THE CUSTODIANS

          LaSalle Bank National Association, J.P. Morgan Trust Company, N.A. and
Wells Fargo Bank, National Association (each, a "Custodian" and together, the
"CUSTODIANS") will each act as a Custodian of the mortgage loan files. J.P.
Morgan Trust Company, N.A. and Wells Fargo Bank, National Association will each as a Custodian under their respective custody agreement. LaSalle Bank National
Association will act as a Custodian pursuant to the Pooling and Servicing
Agreement.

          The principal executive office of LaSalle Bank National Association as
Custodian is located at 2571 Busse Road, Suite 200, Elk Grove Village Illinois
60007, and its telephone number is (847) 766-6429.

          The principal executive office of J.P. Morgan Trust Company, N.A. is located at 1111 Fannin Street, 12th Floor, Houston, Texas 77002, and its
telephone number is (713) 427-6401.

          The principal executive office of Wells Fargo Bank, National
Association is located at 24 Executive Park, Suite 100, Irvine, California
92614, and its telephone number is (949) 757-5100.

          Each of the above Custodians will act as custodian of the mortgage loan files pursuant to their respective custody agreement. The Custodians will be responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the certificateholders. The Custodians segregates files for which they act as custodian by boarding each file in an electronic tracking system, which identifies the owner of the file and the file's specific location in the Custodians' vault.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          The sponsor and the depositor are each affiliates of the underwriter and of Morgan Stanley Credit Corp. who is an originator and servicer of certain of the mortgage loans sold to the issuing entity, and of Morgan Stanley Capital
Services Inc., the swap counterparty. Wells Fargo Bank, National Association has been the Master Servicer and Securities Administrator on mortgage-backed securitizations that were sponsored by the Seller and by Morgan Stanley Credit
Corp. LaSalle Bank National Association has been the trustee on mortgage-backed securitizations sponsored by the Seller. JPMorgan Chase Bank has been a custodian on mortgage-backed securitizations sponsored by the Seller. Each of the sponsor, the depositor, Morgan Stanley Credit Corp. and the counterparty may maintain other banking relationships in the ordinary course with Wells Fargo
Bank, National Association, LaSalle Bank National Association and JPMorgan Chase
Bank.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

          On or about May 31, 2006 (the "CLOSING DATE"), the Certificates will be issued pursuant to the Pooling and Servicing Agreement. Set forth below are summaries of the specific terms and provisions of the Pooling and Servicing
Agreement. The following summaries are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement.
When particular provisions or terms used in the Pooling and Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated herein by reference.

                                     S-120

SENIOR CERTIFICATES

The Morgan Stanley Mortgage Loan Trust 2006-8AR, Mortgage Pass-Through
Certificates, Series 2006-8AR will include the following eighteen Classes of
Certificates (the "SENIOR CERTIFICATES") which are offered hereby:

o    Class 1-A-1 Certificates;

o    Class 1-A-2 Certificates;

o    Class 1-A-3 Certificates;

o    Class 1-A-4 Certificates;

o    Class 1-A-5 Certificates;

o    Class 2-A-1 Certificates;

o    Class 2-A-2 Certificates;

o    Class 3-A Certificates;

o    Class 4-A-1 Certificates;

o    Class 4-A-2 Certificates;

o    Class 5-A-1 Certificates;

o    Class 5-A-2 Certificates;

o    Class 5-A-3 Certificates;

o    Class 5-A-4 Certificates;

o    Class 5-A-5 Certificates;

o    Class 6-A-1 Certificates;

o    Class 6-A-2 Certificates; and

o    Class A-R Certificates.

SUBORDINATED CERTIFICATES

          In addition to the Senior Certificates, the Morgan Stanley Mortgage
Loan Trust 2006-8AR, Mortgage Pass-Through Certificates, Series 2006-8AR, will also include the following twenty-two Classes of Subordinated Certificates (the
"SUBORDINATED CERTIFICATES"):

The Subordinated Certificates related to Loan Group 1 (which are together the
"GROUP 1 SUBORDINATED CERTIFICATES") will include

               (a) the Class 1-M-1 Certificates, which are subordinate to the
          Group 1 Senior Certificates,

               (b) the Class 1-M-2 Certificates, which are subordinate to the
          Group 1 Senior Certificates and the Class 1-M-1 Certificates,

               (c) the Class 1-M-3 Certificates, which are subordinate to the
          Group 1 Senior Certificates, the Class 1-M-1 and Class 1-M-2
          Certificates,

               (d) the Class 1-M-4 Certificates, which are subordinate to the
          Group 1 Senior Certificates, the Class 1-M-1, Class 1-M-2 and Class
          1-M-3 Certificates,

               (e) the Class 1-M-5 Certificates, which are subordinate to the
          Group 1 Senior Certificates, the Class 1-M-1, Class 1-M-2, Class 1-M-3
          and Class 1-M-4 Certificates,

               (f) the Class 1-M-6 Certificates, which are subordinate to the
          Group 1 Senior Certificates, the Class 1-M-1, Class 1-M-2, Class
          1-M-3, Class 1-M-4 and Class 1-M-5 Certificates,

               (g) the Class 1-B-1 Certificates, which are subordinate to the
          Group 1 Senior Certificates, the Class 1-M-1, Class 1-M-2, Class
          1-M-3, Class 1-M-4, Class 1-M-5 and Class 1-M-6 Certificates,

               (h) the Class 1-B-2 Certificates, which are subordinate to the
          Group 1 Senior Certificates, the Class 1-M-1, Class 1-M-2, Class
          1-M-3, Class 1-M-4, Class 1-M-5, Class 1-M-6 and Class 1-B-1
          Certificates,

               (i) the Class 1-B-3 Certificates, which are subordinate to the
          Group 1 Senior Certificates, the Class 1-M-1, Class 1-M-2, Class
          1-M-3, Class 1-M-4, Class 1-M-5, Class 1-M-6, Class 1-B-1 and Class
          1-B-2 Certificates, and

               (j) the Class OC Certificates, which are subordinate to all of the Group 1 Certificates.

                                      S-121

The Subordinated Certificates related to Aggregate Loan Group II (which are together the "AGGREGATE GROUP II SUBORDINATED CERTIFICATES") will include:

               (a) the Class II-B-1 Certificates, which are subordinate to the
          Group 2 and Group 3 Senior Certificates,

               (b) the Class II-B-2 Certificates, which are subordinate to the
          Group 2 and Group 3 Senior Certificates and the Class II-B-1
          Certificates,

               (c) the Class II-B-3 Certificates, which are subordinate to the
          Group 2 and Group 3 Senior Certificates and the Class II-B-1 and Class
          II-B-2 Certificates,

               (d) the Class II-B-4 Certificates, which are subordinate to the
          Group 2 and Group 3 Senior Certificates and the Class II-B-1, Class
          II-B-2 and Class II-B-3 Certificates,

               (e) the Class II-B-5 Certificates, which are subordinate to the
          Group 2 and Group 3 Senior Certificates and the Class II-B-1, Class
          II-B-2, Class II-B-3 and Class II-B-4 Certificates, and

               (f) the Class II-B-6 Certificates, which are subordinate to the
          Group 2 and Group 3 Senior Certificates and the Class II-B-1, Class
          II-B-2, Class II-B-3, Class II-B-4 and Class II-B-5 Certificates.

The Subordinated Certificates related to Aggregate Loan Group III (which are together the "AGGREGATE GROUP III SUBORDINATED Certificates") will include:

               (a) the Class III-B-1 Certificates, which are subordinate to the
          Group 4, Group 5 and Group 6 Senior Certificates,

               (b) the Class III-B-2 Certificates, which are subordinate to the
          Group 4, Group 5 and Group 6 Senior Certificates and the Class III-B-1
          Certificates,

               (c) the Class III-B-3 Certificates, which are subordinate to the
          Group 4, Group 5 and Group 6 Senior Certificates and the Class III-B-1
          and Class III-B-2 Certificates,

               (d) the Class III-B-4 Certificates, which are subordinate to the
          Group 4, Group 5 and Group 6 Senior Certificates and the Class
          III-B-1, Class III-B-2 and Class III-B-3 Certificates,

               (e) the Class III-B-5 Certificates, which are subordinate to the
          Group 4, Group 5 and Group 6 Senior Certificates and the Class
          III-B-1, Class III-B-2, Class III-B-3 and Class III-B-4 Certificates,
          and

               (f) the Class III-B-6 Certificates, which are subordinate to the
          Group 4, Group 5 and Group 6 Senior Certificates and the Class
          III-B-1, Class III-B-2, Class III-B-3, Class III-B-4 and Class III-B-5
          Certificates.

CLASS P CERTIFICATES

          In addition to the Senior Certificates and the Subordinated
Certificates, the Morgan Stanley Mortgage Loan Trust 2006-8AR will also issue the Class P-1 and Class P-2 Certificates, which are together referred to in this prospectus supplement as the "CLASS P CERTIFICATES." Each class of Class P
Certificates will have an initial certificate principal balance of $1,000 and will not be entitled to distributions in respect of interest. The Class P-1
Certificates will be entitled to all prepayment charges received in respect of all of the Group 1 Mortgage Loans. The Class P-2 Certificates will be entitled to all prepayment charges received in respect of all of the Aggregate Group II
Mortgage Loans. Such amounts will not be available for distribution to the
Holders of the Offered Certificates.

          All Classes of Subordinated Certificates, other than the Class OC,
Class II-B-4, Class II-B-5, Class II-B-6, Class III-B-4, Class III-B-5, Class
III-B-6, Class P-1 and Class P-2 Certificates (together, the "PRIVATELY OFFERED
CERTIFICATES"), are offered by this prospectus supplement. The Privately Offered
Certificates are not offered under

                                      S-122

this prospectus supplement. Accordingly, the description of the Privately
Offered Certificates provided in this prospectus supplement is solely for informational purposes.

DESIGNATIONS

          When describing the certificates in this prospectus supplement we use the following terms:

o    The Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4 and Class 1-A-5
     Certificates are referred to as the "GROUP 1 SENIOR CERTIFICATES" and are also referred to as the "CLASS 1-A CERTIFICATES."

o    The Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5 and
     Class 1-M-6 Certificates are referred to as the "CLASS 1-M CERTIFICATES."

o    The Class 1-M-1, Class 1-M-2 and Class 1-M-3 Certificates are referred to as the "CLASS 1-M SENIOR CERTIFICATES."

o    The Class 1-B-1, Class 1-B-2 and Class 1-B-3 Certificates are referred to as the "CLASS 1-B CERTIFICATES."

o    The Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5, Class
     1-M-6, Class 1-B-1, Class 1-B-2 and Class 1-B-3 Certificates are referred to as the "GROUP 1 SUBORDINATED CERTIFICATES."

o    The Group 1 Senior Certificates and the Group 1 Subordinated Certificates
     are referred to as the "GROUP 1 CERTIFICATES."

o    The Class 2-A-1, Class 2-A-2 and Class A-R Certificates are referred to as the "GROUP 2 CERTIFICATES."

o    The Class 3-A Certificates are referred to as the "GROUP 3 CERTIFICATES."

o    The Class 4-A-1 and Class 4-A-2 Certificates are referred to as the "GROUP
     4 CERTIFICATES."

o    The Class 5-A-1, Class 5-A-2, Class 5-A-3, Class 5-A-4 and Class 5-A-5
     Certificates are referred to as the "GROUP 5 Certificates."

o    The Class 6-A-1 and Class 6-A-2 Certificates are referred to as the "GROUP
     6 CERTIFICATES."

o    The Group 2 Certificates and Group 3 Certificates are together referred to as the "AGGREGATE GROUP II SENIOR CERTIFICATES," and each of these groups of certificates is referred to as a "AGGREGATE GROUP II SENIOR CERTIFICATE
     GROUP."

o    The Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4, Class II-B-5
     and Class II-B-6 Certificates are referred to as the "AGGREGATE GROUP II
     SUBORDINATED CERTIFICATES."

o    The Aggregate Group II Senior Certificates and the Aggregate Group II
     Subordinated Certificates are together referred to as the "AGGREGATE GROUP
     II CERTIFICATES."

o    The Group 4 Certificates, Group 5 Certificates and Group 6 Certificates are
     together referred to as the "AGGREGATE GROUP III SENIOR CERTIFICATES" and
     each of these groups of certificates is referred to as a "AGGREGATE GROUP
     III SENIOR CERTIFICATE GROUP."

o    The Class III-B-1, Class III-B-2, Class III-B-3, Class III-B-4, Class
     III-B-5 and Class III-B-6 Certificates are referred to as the "AGGREGATE
     GROUP III SUBORDINATED CERTIFICATES."

o    The Aggregate Group III Senior Certificates and the Aggregate Group III
     Subordinated Certificates are together referred to as the "AGGREGATE GROUP
     III CERTIFICATES."

                                      S-123

o    The Aggregate Group II Subordinated Certificates and the Aggregate Group
     III Subordinated Certificates are together referred to as the "CLASS B
     CERTIFICATES" and each class of the Aggregate Group II Subordinated
     Certificates and the Aggregate Group III Subordinated Certificates is
     referred to as a class of Class B Certificates.

o    The Group 1 Senior Certificates and each of the Aggregate Group II Senior
     Certificate Groups and each of the Aggregate Group III Senior Certificate
     Groups are each referred to as a "SENIOR CERTIFICATE GROUP."

o    The Group 1 Subordinated Certificates, Aggregate Group II Subordinated
     Certificates and Aggregate Group III Subordinated Certificates are together referred to as the "SUBORDINATED CERTIFICATES."

o    Each of the Group 1 Certificates, the Aggregate Group II Certificates and
     the Aggregate Group III Certificates is referred to as an "AGGREGATE
     CERTIFICATE GROUP."

o    The Class A-R Certificates are also referred to as the "RESIDUAL
     CERTIFICATES."

o    The Group 1 Certificates are also referred to as "LIBOR CERTIFICATES."

          The "OFFERED CERTIFICATES" will be issued by the Issuing Entity in the initial Class Principal Balances set forth set forth on pages v and vi in the table under "The Series 2006-8AR Certificates." The Privately Offered
Certificates will be issued in the approximate initial Class Principal Balances set forth on page vi of this prospectus supplement. The initial Class Principal
Balances of each Class of Certificates may be increased or decreased by up to 5%
to the extent that the Stated Principal Balance of the Mortgage Loans is increased or decreased as described under "Description of the Mortgage Loans."

          The "CLASS PRINCIPAL BALANCE" of any Class of Certificates as of any
Distribution Date is the initial Class Principal Balance of the Class listed on pages v and vi of this prospectus supplement reduced by the sum of:

          o    all amounts previously distributed to holders of Certificates of the Class as payments of principal, and

          o    with respect to the Group 1 Subordinated Certificates only, the amount of Realized Losses on the Group 1 Mortgage Loans allocated to the Class, and

          o    with respect to the Aggregate Group II Certificates and the
               Aggregate Group III Certificates, the amount of Realized Losses
               (including Excess Losses) on the related Mortgage Loans allocated to the Class;

provided, however, that the Class Principal Balance of each Class of
Certificates to which Realized Losses have been allocated as described in the second and third bullet points above will be increased, sequentially in the order of payment priority, by the amount of Subsequent Recoveries on the
Mortgage Loans in a related Loan Group distributed as principal to any related
Class of Certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Class Principal Balance of such Class of
Certificates.

          In addition, the Class Principal Balance of the Class of Subordinated
Certificates then outstanding with the lowest priority of payment and, in the case of the Group 1 Certificates, if the Class Principal Balance of the Class OC
Certificates is equal to zero, will be reduced if and to the extent that the aggregate of the Class Principal Balances of all Classes of Certificates in the
related Certificate Group, following all distributions and the allocation of
Realized Losses on the related Mortgage Loans on any Distribution Date exceeds the aggregate Stated Principal Balance of the related Mortgage Loans as of the
Due Date occurring in the month of the Distribution Date.

          The initial Class Principal Balance of each of the Class P-1 and Class
P-2 Certificates is equal to $1,000. The Pooling and Servicing Agreement does not permit the allocation of Realized Losses to any class of Class P
Certificates or the Group 1 Senior Certificates.

                                      S-124

          The Group 1 Senior Certificates will have an initial aggregate Class
Principal Balance of $213,809,000, and will evidence in the aggregate an initial beneficial ownership interest in the Mortgage Loans in Loan Group 1 of approximately 92.85%. The Aggregate Group II Senior Certificates will have an initial aggregate Class Principal Balance of $133,084,100, and will evidence in the aggregate an initial beneficial ownership interest in Aggregate Loan Group
II of approximately 91.90%. The Aggregate Group III Senior Certificates will have an initial aggregate Class Principal Balance of $394,553,000, and will evidence in the aggregate an initial beneficial ownership interest in Aggregate
Loan Group III of approximately 94.65%. The initial beneficial ownership of each
Class of Subordinated Certificates in the related Aggregate Loan Group is approximately as follows:

THE GROUP 1                                                           BENEFICIAL
SUBORDINATED CERTIFICATES                                              INTEREST
-------------------------------------------------------------------   ----------
Class 1-M-1........................................................      1.25%
Class 1-M-2........................................................      1.30%
Class 1-M-3........................................................      0.70%
Class 1-M-4........................................................      0.70%
Class 1-M-5........................................................      0.50%
Class 1-M-6........................................................      0.50%
Class 1-B-1........................................................      0.35%
Class 1-B-2........................................................      0.35%
Class 1-B-3........................................................      0.50%

THE AGGREGATE LOAN GROUP II                                           BENEFICIAL
SUBORDINATED CERTIFICATES                                              INTEREST
-------------------------------------------------------------------   ----------
Class II-B-1.......................................................      2.55%
Class II-B-2.......................................................      1.95%
Class II-B-3.......................................................      1.50%
Class II-B-4.......................................................      0.95%
Class II-B-5.......................................................      0.70%
Class II-B-6.......................................................      0.45%

          Distributions of interest and principal on the Aggregate Group II
Subordinated Certificates will be based on interest and principal, as applicable, received on, or advanced with respect to Aggregate Loan Group II.

THE AGGREGATE LOAN GROUP III                                          BENEFICIAL
SUBORDINATED CERTIFICATES                                              INTEREST
-------------------------------------------------------------------   ----------
Class III-B-1......................................................      2.75%
Class III-B-2......................................................      0.95%
Class III-B-3......................................................      0.50%
Class III-B-4......................................................      0.50%
Class III-B-5......................................................      0.40%
Class III-B-6......................................................      0.25%

          Distributions of interest and principal on the Aggregate Group III
Subordinated Certificates will be based on interest and principal, as applicable, received on, or advanced with respect to Aggregate Loan Group III.

          There is no cross-collateralization between the Group 1 Certificates and the Aggregate Group II Certificates or the Aggregate Group III Certificates.
There is also no cross-collateralization between the Aggregate Group II
Certificates and the Aggregate Group III Certificates.

                                     S-125

FORMS AND DENOMINATIONS OF OFFERED CERTIFICATES; DISTRIBUTIONS TO CERTIFICATES

          The Offered Certificates, other than the Class A-R Certificates, will be issued in book-entry form as described below. The Offered Certificates will be issued in the minimum dollar denominations described in the table below, except that one Certificate of each Class may be issued in a different denomination.

                                              ORIGINAL
                 CLASS                    CERTIFICATE FORM   MINIMUM DENOMINATION   DENOMINATION
---------------------------------------   ----------------   --------------------   ------------

Offered Certificates
(other than the Class A-R Certificates)      Book-Entry             $25,000            $1,000
Class A-R Certificates                        Physical              $   100               N/A

          Distributions on the Certificates will be made by the Securities
Administrator, on behalf of the Trustee, on the 25th day of each month, or if such day is not a Business Day, on the first Business Day thereafter, commencing in June 2006 (each, a "DISTRIBUTION DATE"), to the persons in whose names such
Certificates are registered on the applicable Record Date. For this purpose, a
"BUSINESS DAY" is any day other than (i) a Saturday or Sunday, or (ii) a day on which banking institutions in the City of New York, New York, the states of
Maryland or Minnesota or the city in which the Corporate Trust Office of the
Trustee is located are authorized or obligated by law or executive order to be closed. The "RECORD DATE" for the LIBOR Certificates and any Distribution Date
will be the Business Day immediately preceding that Distribution Date, or if the
LIBOR Certificates are no longer Book-Entry Certificates, the Record Date will be the last Business Day of the calendar month preceding the month of that
Distribution Date. For each other Class of Offered Certificates and any
Distribution Date, the Record Date will be the last Business Day of the calendar month immediately prior to the month in which that Distribution Date occurs.

          On each Distribution Date distributions on the Certificates will be made by check mailed to the address of the holder of the certificate (the
"CERTIFICATEHOLDER") entitled thereto as it appears on the applicable certificate register or, in the case of a Certificateholder who holds the Class
A-R Certificate or who holds Certificates with an aggregate initial Class
Principal Balance of $1,000,000 or more and who has so notified the Securities
Administrator in writing in accordance with the Pooling and Servicing Agreement, by wire transfer in immediately available funds to the account of such
Certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final payment in retirement of the Certificates will be made only upon presentment and surrender of such Certificates at the Corporate Trust Office of the Securities
Administrator. See "--Book-Entry Certificates" below for the method of payment to beneficial owners of Book-Entry Certificates.

BOOK-ENTRY CERTIFICATES

          The Offered Certificates of each Class, other than the Class A-R
Certificates, will be issued as "BOOK-ENTRY CERTIFICATES." Persons acquiring beneficial ownership interests in the offered certificates will hold certificates through The Depository Trust Company ("DTC") or indirectly through organizations which are participants in that system. The book-entry certificates of each Class will be issued in one or more certificates which equal the aggregate Certificate Principal Balance of that class and will initially be registered in the name of Cede & Co., the nominee of DTC. Except as described below, no person acquiring a book-entry certificate will be entitled to receive a physical certificate. Unless and until Definitive Certificates are issued, it is anticipated that the only Certificateholder of the Offered Certificates will be Cede & Co., as nominee of DTC. Beneficial owners will not be
Certificateholders as that term is used in the Pooling and Servicing Agreement.
Beneficial owners are only permitted to exercise their rights indirectly through
DTC and participants of DTC.

          The beneficial owner's ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for that purpose. In turn, the financial intermediary's ownership of the book-entry certificate will be recorded on the

                                     S-126

records of DTC or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant.

          Beneficial owners will receive all distributions of principal of and interest on the book-entry certificates from the Securities Administrator through DTC and the participants of DTC. While the book-entry certificates are outstanding, except under the circumstances described below, under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among the DTC participants on whose behalf it acts with respect to the book-entry certificates and is required to receive and transmit distributions of principal of, and interest on, the book-entry certificates. Participants and indirect participants of DTC with whom beneficial owners have accounts with respect to book-entry certificates are similarly required to make book-entry transfers and receive and transmit the distributions on behalf of their respective beneficial owners. Accordingly, although beneficial owners will not possess certificates representing their respective interests in the book-entry certificates, the rules of DTC provide a mechanism by which beneficial owners will receive distributions and will be able to transfer their interest.

          Certificateholders will not receive or be entitled to receive certificates representing their respective interests in the book-entry certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificateholders who are not participants of DTC may transfer ownership of book-entry certificates only through participants of DTC and indirect participants of DTC by instructing the participants and indirect participants to transfer book-entry certificates, by book-entry transfer, through DTC for the account of the purchasers of the book-entry certificates, which account is maintained with their respective participants of DTC. Under the rules of DTC and in accordance with DTC's normal procedures, transfers of ownership of book-entry certificates will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and indirect participants of
DTC will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificateholders.

          For information with respect to tax documentation procedures relating to the certificates, see "Federal Income Tax Consequences--REMICs-Taxation of
Owners of REMIC Regular Certificates" in the accompanying prospectus.

          Transfers between participants of DTC will occur in accordance with
DTC rules.

          In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry certificates will be subject to the rules of
DTC, as in effect from time to time.

          Distributions on the book-entry certificates will be made on each
Distribution Date by the Securities Administrator to Cede & Co., as nominee of
DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the book-entry certificates that it represents and to each financial intermediary for which it acts as agent. Each financial intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry certificates that it represents.

          Under a book-entry format, beneficial owners of the book-entry certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Securities Administrator to Cede & Co. Because
DTC can only act on behalf of DTC participants, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of the book-entry certificates, may be limited due to the lack of physical certificates for the book-entry certificates. In addition, issuance of the book-entry certificates in book-entry form may reduce the liquidity of those certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

                                     S-127

          Monthly and annual reports relating to the Issuing Entity will be provided to Cede & Co., as nominee of DTC. These reports may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the DTC participants to whose
DTC accounts the book-entry certificates of such beneficial owners are credited.

          DTC has advised the Securities Administrator that, unless and until
Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the book-entry certificates under the Pooling and
Servicing Agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry certificates are credited, to the extent that such actions are taken on behalf of financial intermediaries whose holdings include the book-entry certificates. DTC may take actions, at the direction of the related participants of DTC, with respect to some book-entry certificates which conflict with actions taken with respect to other book-entry certificates.

          Definitive Certificates will be issued to beneficial owners of the book-entry certificates, or their nominees, rather than to DTC, only if:

          (1) DTC or the Depositor advises the Trustee or Securities
Administrator in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry certificates and the Depositor is unable to locate a qualified successor; or

          (2) beneficial owners having percentage interests aggregating not less than 51% of the book-entry certificates advise the Trustee or Securities
Administrator and DTC through the financial intermediaries and the DTC participants in writing that the continuation of a book-entry system through
DTC, or a successor to it, is no longer in the best interests of the beneficial owners.

          Upon the occurrence of any of the events described in the immediately preceding paragraph, the Securities Administrator will be required to notify all beneficial owners of the occurrence of the event and the availability through
DTC of Definitive Certificates. Upon surrender by DTC of the certificates representing the book-entry certificates and instructions for re-registration, the Securities Administrator will issue Definitive Certificates. The Securities
Administrator will then recognize the holders of the Definitive Certificates as
Certificateholders under the Pooling and Servicing Agreement.

          Although DTC has agreed to the foregoing procedures in order to facilitate transfers of book-entry certificates among participants of DTC, it is under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

          None of the Depositor, the Master Servicer, the Servicers, the
Securities Administrator or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or the transfer thereof.

PHYSICAL CERTIFICATES

          The Residual Certificates will be issued in fully-registered, certificated form. The Residual Certificates will be transferable and exchangeable on a certificate register to be maintained at the Corporate Trust
Office of the Securities Administrator. Under the Pooling and Servicing
Agreement, the Securities Administrator will be required to maintain, or cause to be maintained, a register of certificates. No service charge will be made for any registration of transfer or exchange of the Residual Certificates but payment of a sum sufficient to cover any tax or other governmental charge may be required by the Securities Administrator. The Residual Certificates will be subject to certain restrictions on transfer. See "Material Federal Income Tax
Consequences--The Class A-R Certificates," and "ERISA Matters" below.

          Distributions of principal and interest, if any, on each Distribution
Date on the Residual Certificates will be made to the persons in whose names such certificates are registered at the close of business on the Record Date.
Distributions will be made by check or money order mailed to the person entitled to them at the address appearing

                                     S-128

in the certificate register or, to the extent permitted in the Pooling and
Servicing Agreement, upon written request by the Certificateholder to the
Securities Administrator, by wire transfer to a United States depository institution designated by such Certificateholder and acceptable to the
Securities Administrator or by such other means of payment as such
Certificateholder and the Securities Administrator may agree; provided, however, that the final distribution in retirement of the Residual Certificates will be made only upon presentation and surrender of such certificates at the office or agency of the Securities Administrator specified in the notice to the holders of the Residual Certificates of such final distribution.

CALCULATION OF ONE-MONTH LIBOR

          One-month LIBOR ("LIBOR") shall be established by the Securities
Administrator, except in the case of the initial Interest Accrual Period. As to any Interest Accrual Period for the Group 1 Certificates, one-month LIBOR will equal the rate for United States dollar deposits for one month which appears on the Telerate Screen Page 3750 as of 11:00 A.M., London time, on the second LIBOR
Business Day prior to the first day of such Interest Period. "TELERATE SCREEN
PAGE 3750" means the display designated as page 3750 on the Bridge Telerate
Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying one-month LIBOR or comparable rates as may be selected by the
Securities Administrator after consultation with the Seller), the rate will be the Reference Bank Rate. The "REFERENCE BANK RATE" for any Interest Accrual
Period will be determined on the basis of the rates at which deposits in U.S.
Dollars are offered by the reference banks (which shall be three major banks that are engaged in transactions in the London interbank market, selected by the
Securities Administrator after consultation with the Seller) as of 11:00 A.M.,
London time, on the second LIBOR Business Day prior to the first day of such
Interest Accrual Period to prime banks in the London interbank market for a period of one month. "LIBOR BUSINESS DAY" means any day other than (i) a
Saturday or a Sunday or (ii) a day on which banking institutions in the city of
London, England and New York, New York are required or authorized by law to be closed. The Securities Administrator will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations. If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Securities Administrator after consultation with the Seller, as of 11:00 A.M., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month.
If no such quotations can be obtained, LIBOR will remain the same as the prior
Distribution Date.

          The establishment of LIBOR as to each Interest Accrual Period by the
Securities Administrator and the Securities Administrator's calculation of the rate of interest applicable to the Group 1 Certificates for the related Interest
Accrual Period shall (in the absence of manifest error) be final and binding.

PAYMENTS ON MORTGAGE LOANS; ACCOUNTS

          On or prior to the Closing Date, each Servicer will establish and maintain or cause to be established and maintained an account or accounts for the collection of payments on the Mortgage Loans which will be separate from such Servicer's or Master Servicer's (in its capacity as successor servicer)
other assets (each, a "CUSTODIAL ACCOUNT"). Each of the Servicers will be required to deposit into their respective Custodial Accounts the following:

               o    all payments on account of principal on the Mortgage Loans, including principal prepayments;

               o    all payments on account of interest on the Mortgage Loans, net of the related Servicing Fee and any lender paid
                    mortgage insurance premiums;

               o    all payments on account of Prepayment Penalties on the
                    Mortgage Loans;

               o    all insurance proceeds, Subsequent Recoveries and
                    liquidation proceeds, other than proceeds to be

                                     S-129

                    applied to the restoration or repair of a mortgaged property or released to the mortgagor in accordance with that
                    Servicer's normal servicing procedures;

               o    any amount required to be deposited by that Servicer
                    pursuant to the related underlying servicing agreement in
                    connection with any losses on permitted investments for
                    which it is responsible;

               o    any amounts received by that Servicer with respect to
                    primary mortgage insurance and in respect of net monthly
                    rental income from REO Property;

               o    all Substitution Adjustment Amounts; and

               o    all Advances made by that Servicer.

          On or prior to the Closing Date, the Securities Administrator will establish an account (the "DISTRIBUTION ACCOUNT"), which will be maintained with the Securities Administrator in trust for the benefit of the Certificateholders.
On the 18th day of each month (or, if such 18th day is not a Business Day, on the immediately following Business Day), each Servicer will remit all amounts on deposit in the related Custodial Account to the Distribution Account. On each
Distribution Date, to the extent of the Available Distribution Amount on deposit in the Distribution Account, the Securities Administrator will withdraw the
Available Funds related to each Loan Group to pay the Certificateholders.

INVESTMENTS OF AMOUNTS HELD IN ACCOUNTS

          The Custodial Accounts and the Distribution Account. All funds in the
Custodial Accounts and the Distribution Account will be invested in permitted investments at the direction of the related servicer and the Master Servicer, respectively. All income and gain net of any losses realized from the investment will be for the benefit of the Master Servicer as compensation and will be remitted to it monthly as described herein.

          The amount of any losses incurred in a Custodial Account or the
Distribution Account in respect of the investments will be deposited by the related servicer in its Custodial Account or, with respect to the Distribution
Account, deposited by the Master Servicer into the Distribution Account out of their own funds immediately as realized.

PRIORITY OF DISTRIBUTIONS AMONG CERTIFICATES

          As more fully described in this prospectus supplement, distributions on the Group 1 Certificates will be made on each Distribution Date primarily from the Available Distribution Amount of Loan Group 1 for such Distribution
Date.

          Distributions on the Group 2 Senior Certificates and Group 3 Senior
Certificates will be made on each Distribution Date primarily from Available
Funds of the related Loan Group for such Distribution Date and, as described below under "--Aggregate Group II Certificates," from any Available Funds from the other Loan Group in Aggregate Loan Group II remaining after distributions to the Senior Certificates related to the other Loan Group in Aggregate Certificate
Group II. Distributions on the Aggregate Group II Subordinated Certificates will be based on any remaining Available Funds for Aggregate Loan Group II for such
Distribution Date, in each case after giving effect to distributions on all
Classes of Aggregate Group II Senior Certificates as described in the preceding two sentences.

          Distributions on the Group 4 Senior Certificates, Group 5 Senior
Certificates and Group 6 Senior Certificates will be made on each Distribution
Date primarily from Available Funds of the related Loan Group for such
Distribution Date and, as described below under "The Aggregate Group III
Certificates," from any Available Funds from the other Loan Groups in Aggregate
Loan Group III remaining after distributions to the Senior Certificates related to the other Loan Groups in Aggregate Certificate Group III. Distributions on
the Aggregate Group III Subordinated Certificates will be based on any remaining
Available Funds for Aggregate Loan Group III

                                     S-130

for such Distribution Date, in each case after giving effect to distributions on all Classes of Aggregate Group III Senior Certificates as described in the preceding two sentences.

          The following chart illustrates generally the distribution priorities and subordination features applicable to the Offered Certificates.

GROUP 1 CERTIFICATES

          As more fully described in this Prospectus Supplement, distributions on the Group 1 Certificates and payments to the Swap Counterparty will be made on each Distribution Date primarily from the Available Distribution Amount of
Loan Group 1 for such Distribution Date in the following order of priority:

          1. Distributions of Interest

--------------------------------------------------------------------------------
from the interest remittance amount, to the swap account for certain payments to the swap counterparty;
--------------------------------------------------------------------------------
                                        |
--------------------------------------------------------------------------------
  from the remaining interest remittance amount, to current interest and unpaid interest from prior Distribution Dates (other than any basis risk carry forward amounts) on each Class of Group 1 Senior Certificates, pro rata, in each case up to the maximum amount of interest to be distributed to those Classes on that
                               Distribution Date;
--------------------------------------------------------------------------------
                                        |
--------------------------------------------------------------------------------
from the remaining interest remittance amount, sequentially, to current interest on the Group 1 Subordinated Certificates, in the order of their priorities of payment, in each case up to the maximum amount of interest to be distributed to those Classes on that Distribution Date;
--------------------------------------------------------------------------------

          2. Distributions of Principal

--------------------------------------------------------------------------------
from the group 1 principal distribution amount, to the swap account for certain payments to the swap counterparty remaining unpaid;
--------------------------------------------------------------------------------
                                        |
--------------------------------------------------------------------------------
  from the remaining group 1 principal distribution amount, to principal of the
Classes of Group 1 Senior Certificates then entitled to receive distributions of principal, in each case up to the maximum amount of principal to be distributed to those Classes on that Distribution Date;
--------------------------------------------------------------------------------
                                        |
--------------------------------------------------------------------------------
   from the remaining group 1 principal distribution amount, sequentially, to principal on the Group 1 Subordinated Certificates, in the order of their priorities of payment, in each case up to the maximum amount of principal to be distributed to those Classes on that Distribution Date;
--------------------------------------------------------------------------------

                                      S-131

          3. Distributions of Net Monthly Excess Cashflow

--------------------------------------------------------------------------------
 from net monthly excess cashflow, to the swap account held by the supplemental interest trust for certain payments to the swap counterparty remaining unpaid;
--------------------------------------------------------------------------------
                                        |
--------------------------------------------------------------------------------
  from the remaining net monthly excess cashflow, to unpaid interest shortfall amounts (other than any basis risk carry forward amounts) and allocated unreimbursed realized loss amounts, in that order, sequentially, to the Group 1
     Subordinated Certificates, in the order of their priorities of payment;
--------------------------------------------------------------------------------
                                        |
--------------------------------------------------------------------------------
   from the remaining net monthly excess cashflow, to basis risk carry forward amounts on each Class of Group 1 Senior Certificates, pro rata;
--------------------------------------------------------------------------------
                                        |
--------------------------------------------------------------------------------
   from the remaining net monthly excess cashflow, to basis risk carry forward amounts sequentially, to the Group 1 Subordinated Certificates, in the order of their priorities of payment;
--------------------------------------------------------------------------------
                                       |
--------------------------------------------------------------------------------
   from the remaining net monthly excess cashflow, to prepayment interest and
  Relief Act shortfalls on each Class of Group 1 Senior Certificates, pro rata;
--------------------------------------------------------------------------------
                                        |
--------------------------------------------------------------------------------
   from the remaining net monthly excess cashflow, to prepayment interest and
Relief Act shortfalls sequentially, to the Group 1 Subordinated Certificates, in the order of their priorities of payment;
--------------------------------------------------------------------------------
                                        |
--------------------------------------------------------------------------------
  from the remaining net monthly excess cashflow, to the Class OC Certificates;
--------------------------------------------------------------------------------

          4. Distributions of Amounts on Deposit in the Swap Account

--------------------------------------------------------------------------------
    from amounts on deposit in the swap account, to the swap counterparty for certain amounts owed to the swap counterparty remaining unpaid;
--------------------------------------------------------------------------------
                                       |
--------------------------------------------------------------------------------
  from the remaining amounts on deposit in the swap account, to unpaid interest shortfall amounts (other than any basis risk carry forward amounts) on each
                 Class of Group 1 Senior Certificates, pro rata;
--------------------------------------------------------------------------------
                                        |
--------------------------------------------------------------------------------
 from the remaining amounts on deposit in the swap account, to distributions of principal in accordance with the distribution priorities in effect on that
  Distribution Date, sequentially, to the Group 1 Certificates, in the order of their priorities of payment, in an amount up to the amount necessary to maintain the required level of overcollateralization for that Distribution Date;
--------------------------------------------------------------------------------
                                        |
--------------------------------------------------------------------------------
  from the remaining amounts on deposit in the swap account, to remaining basis risk carry forward amounts on the Group 1 Senior Certificates, concurrently, in an amount up to their pro rata portion of amounts remaining on deposit in the swap account;
--------------------------------------------------------------------------------

                                      S-132

--------------------------------------------------------------------------------
  from the remaining amounts on deposit in the swap account, to remaining basis risk carry forward amounts on the Group 1 Subordinated Certificates, sequentially, in each case in an amount up to their pro rata portion of amounts remaining on deposit in the swap account;
--------------------------------------------------------------------------------
                                        |
--------------------------------------------------------------------------------
  from the remaining amounts on deposit in the swap account, to remaining basis risk carry forward amounts, concurrently, to the Group 1 Certificates, pro rata;
--------------------------------------------------------------------------------
                                        |
--------------------------------------------------------------------------------
     from the remaining amounts on deposit in the swap account, to the swap counterparty for certain amounts owed to the swap counterparty remaining unpaid;
                                       and
--------------------------------------------------------------------------------
                                        |
--------------------------------------------------------------------------------
   from the remaining amounts on deposit in the swap account, to the Class OC
                                  Certificates.
--------------------------------------------------------------------------------

AGGREGATE GROUP II CERTIFICATES

          Distributions on the Group 2 Senior Certificates and Group 3 Senior
Certificates will be made on each Distribution Date primarily from Available
Funds of the related Loan Group for such Distribution Date and under certain circumstances from any Available Funds from the other Loan Group in Aggregate
Loan Group II remaining after distributions to the other Classes of Senior
Certificates related to Aggregate Loan Group II. Remaining Available Funds for
Aggregate Loan Group II will then be used to make distributions on the Aggregate
Group II Subordinated Certificates. These distributions will be made in the following order of priority:

--------------------------------------------------------------------------------
  from Available Funds for the related Loan Group, to interest on each Class of
    Senior Certificates related to that Loan Group, pro rata, based on their respective interest distribution amounts;
--------------------------------------------------------------------------------
                                        |
--------------------------------------------------------------------------------
from Available Funds for the related Loan Group, to principal of the Classes of
    Senior Certificates relating to that Loan Group then entitled to receive distributions of principal, in each case up to the maximum amount of principal to be distributed to those Classes on that Distribution Date;
--------------------------------------------------------------------------------
                                        |
--------------------------------------------------------------------------------
from remaining Available Funds for Aggregate Loan Group II, to distributions of interest on and principal solely in respect of cross-collateralization to the
      Classes of the Senior Certificates in Aggregate Certificate Group II;
--------------------------------------------------------------------------------
                                        |
--------------------------------------------------------------------------------
from remaining Available Funds for Aggregate Loan Group II, sequentially, first to interest on and then to principal of the Aggregate Group II Subordinated
Certificates, each in the order of numerical class designations, in each case up to the maximum amount of interest and principal to be distributed to those
                     Classes on that Distribution Date; and
--------------------------------------------------------------------------------
                                        |
--------------------------------------------------------------------------------
              any remaining amounts to the Class A-R Certificates.
--------------------------------------------------------------------------------

                                      S-133

AGGREGATE GROUP III CERTIFICATES

          Distributions on the Group 4 Senior Certificates, Group 5 Senior
Certificates and Group 6 Senior Certificates will be made on each Distribution
Date primarily from Available Funds of the related Loan Group for such
Distribution Date and under certain circumstances from any Available Funds from the other Loan Groups in Aggregate Loan Group III remaining after distributions to the other Classes of Senior Certificates related to Aggregate Loan Group III.
Remaining Available Funds for Aggregate Loan Group III will then be used to make distributions on the Aggregate Group III Subordinated Certificates. These
distributions will be made in the following order of priority:

--------------------------------------------------------------------------------
 from Available Funds for the related Loan Group, to interest on each Class of
    Senior Certificates related to that Loan Group, pro rata, based on their respective interest distribution amounts;
--------------------------------------------------------------------------------
                                        |
--------------------------------------------------------------------------------
from Available Funds for the related Loan Group, to principal of the Classes of
    Senior Certificates relating to that Loan Group then entitled to receive distributions of principal, in each case up to the maximum amount of principal to be distributed to those Classes on that Distribution Date;
--------------------------------------------------------------------------------
                                        |
--------------------------------------------------------------------------------
from remaining Available Funds for Aggregate Loan Group III, to distributions of interest on and principal solely in respect of cross-collateralization to the
     Classes of the Senior Certificates in Aggregate Certificate Group III;
--------------------------------------------------------------------------------
                                        |
--------------------------------------------------------------------------------
from remaining Available Funds for Aggregate Loan Group III, sequentially, first to interest on and then to principal of the Aggregate Group III Subordinated
Certificates, each in the order of numerical class designations, in each case up to the maximum amount of interest and principal to be distributed to those
                     Classes on that Distribution Date; and
--------------------------------------------------------------------------------
                                        |
--------------------------------------------------------------------------------
              any remaining amounts to the Class A-R Certificates.
--------------------------------------------------------------------------------

THE GROUP 1 CERTIFICATES--PRIORITY OF DISTRIBUTIONS

          Available Distribution Amount. The Available Distribution Amount (as
defined below) for any Distribution Date will be distributed on each
Distribution Date by the Securities Administrator to the Group 1
Certificateholders, as specified in this prospectus supplement. The "DUE DATE"
related to each Group 1 Mortgage Loan and Distribution Date will be the first day of the month in which such Distribution Date occurs. The "DUE PERIOD"
related to each Distribution Date and Group 1 Mortgage Loans will be the month preceding the month in which such Distribution Date occurs.

          "PREPAYMENT PERIOD" means for any Group 1 Mortgage Loan, the calendar month preceding that Distribution Date.

          The "AVAILABLE DISTRIBUTION AMOUNT" for any Distribution Date and the
Group 1 Certificates will equal the sum of the following amounts:

          (1) the total amount of all cash received by or on behalf of each
Servicer with respect to the Group 1 Mortgage Loans serviced by it and received by the Master Servicer by the related Servicer Remittance Date and not previously distributed (including Liquidation Proceeds, condemnation proceeds,
Subsequent Recoveries and insurance proceeds), except:

                                      S-134

          o    all scheduled payments of principal and related interest
               collected on the Group 1 Mortgage Loans but due on a date after the related Due Date;

          o    all partial principal prepayments received with respect to the
               Group 1 Mortgage Loans after the related Prepayment Period, together with all related interest accrued on such Mortgage
               Loans;

          o    all prepayment penalties received in connection with the Group 1
               Mortgage Loans;

          o    all prepayments in full received with respect to the Group 1
               Mortgage Loans after the related Prepayment Period, together with all related interest accrued on such Mortgage Loans;

          o    Liquidation Proceeds, condemnation proceeds, insurance proceeds and Subsequent Recoveries received on such Group 1 Mortgage Loans after the previous calendar month;

          o    all amounts reimbursable to a Servicer pursuant to the terms of the related servicing agreement or the Pooling and Servicing
               Agreement, as applicable, or to the Master Servicer, the
               Securities Administrator, the Trustee and/or any Custodian
               pursuant to the terms of the Pooling and Servicing Agreement or the custody agreements, in each case with respect to the Group 1
               Mortgage Loans or otherwise allocable to the Group 1
               Certificates;

          o    reinvestment income on the balance of funds, if any, in the custodial accounts or distribution account; and

          o    amounts as to which the Servicers are entitled to reimbursement from the Custodial Accounts pursuant to the underlying servicing agreements, and as to which the Master Servicer, the Securities
               Administrator, the Trustee and/or any custodian, as applicable, are entitled with respect to the Mortgage Loans in the Loan Group
               1 or otherwise allocable to the Group 1 Certificates to be reimbursed from the Distribution Account or otherwise pursuant to the Pooling and Servicing Agreement, the underlying servicing agreements or the custody agreements, as applicable;

          (2) all Monthly Advances on the Group 1 Mortgage Loans made by each
Servicer and/or the Master Servicer for that Distribution Date;

          (3) any amounts paid as "Compensating Interest" with respect to the
Group 1 Mortgage Loans by each Servicer and/or the Master Servicer for that
Distribution Date; and

          (4) the total amount of any cash deposited in the distribution account in connection with the repurchase of any Group 1 Mortgage Loans by the Depositor pursuant to the Pooling and Servicing Agreement, the Seller pursuant to the
Pooling and Servicing Agreement or the Mortgage Loan Purchase Agreement or the
related Originator pursuant to the related Assignment Agreement.

THE GROUP 1 CERTIFICATES--GLOSSARY

          Certain additional definitions are necessary to understand the priority of interest and principal distributions to the Group 1 Certificates.
These terms are defined below and highlighted within the various definitions:

          "BASIC PRINCIPAL DISTRIBUTION AMOUNT" for the Group 1 Certificates and
any Distribution Date will equal the excess of the Group 1 Principal Remittance
Amount over the Excess Subordinated Amount.

          "BASIS RISK CARRY FORWARD AMOUNT" with respect to any Class of Group 1
Certificates and any Distribution Date, an amount equal to the sum of (i) the excess, if any, of (x) the amount of interest such Class of Certificates would have been entitled to receive on such Distribution Date if the Net WAC Cap had not been applicable to such Class on such Distribution Date over (y) the amount of interest accrued on such Distribution Date at the Net WAC Cap and (ii) the related Basis Risk Carry Forward Amount for the previous Distribution Date not

                                      S-135

previously distributed together with interest thereon at a rate equal to the related Pass-Through Rate for such Class of Certificates for the most recently ended Interest Accrual Period.

          "CLASS 1-A INTEREST DISTRIBUTION AMOUNT" will be, with respect to any
Class of Group 1 Senior Certificates and any Distribution Date, interest accrued during the related Interest Accrual Period on the related Class Principal
Balance of that Class immediately prior to the Distribution Date at the
Pass-Through Rate for that Class reduced (to an amount not less than zero), in the case of such Class, by the allocable share, if any, for that Class of
Prepayment Interest Shortfalls to the extent not covered by Compensating
Interest paid by the Master Servicer or the Servicers and Relief Act Interest
Shortfalls, together with the Interest Carry Forward Amount, if any, for such
Distribution Date for such Class of Group 1 Senior Certificates.

          "CLASS 1-A PRINCIPAL DISTRIBUTION AMOUNT" will be, with respect to the
Group 1 Senior Certificates and any Distribution Date (i) prior to the Stepdown
Date or on or after the Stepdown Date if a Trigger Event is in effect, the Group
1 Principal Distribution Amount or (ii) on or after the Stepdown Date if a
Trigger Event is not in effect for that Distribution Date, the lesser of:

          o    the Group 1 Principal Distribution Amount for that Distribution
               Date; and

          o    the excess (if any) of (A) the aggregate Class Principal Balance of the Class 1-A Certificates immediately prior to that
               Distribution Date over (B) the lesser of (i) the aggregate Stated
               Principal Balance of the Group 1 Mortgage Loans as of the last day of the related Due Period multiplied by approximately 85.70%
               and (ii) the amount, if any, by which (x) the aggregate Stated
               Principal Balance of the Group 1 Mortgage Loans as of the last day of the related Due Period exceeds (y) $805,958.

          "CLASS 1-M-1 PRINCIPAL DISTRIBUTION AMOUNT" will be, with respect to the Class 1-M-1 Certificates and any Distribution Date (i) prior to the Stepdown
Date or on or after the Stepdown Date if a Trigger Event is in effect for that
Distribution Date, the Group 1 Principal Distribution Amount for that
Distribution Date remaining after distribution of the Class 1-A Principal
Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

          o    the Group 1 Principal Distribution Amount for that Distribution
               Date remaining after distribution of the Class 1-A Principal
               Distribution Amount; and

          o    the excess (if any) of (A) the sum of (1) the Class Principal
               Balance of the Class 1-M-1 Certificates immediately prior to that
               Distribution Date and (2) the aggregate Class Principal Balance of the Class 1-A Certificates (after taking into account the payment of the Class 1-A Principal Distribution Amount for such
               Distribution Date) over (B) the lesser of (i) the aggregate
               Stated Principal Balance of the Group 1 Mortgage Loans as of the
               last day of the related Due Period multiplied by approximately
               88.20% and (ii) the amount, if any, by which (x) the aggregate
               Stated Principal Balance of the Group 1 Mortgage Loans as of the
               last day of the related Due Period exceeds (y) $805,958.

          "CLASS 1-M-2 PRINCIPAL DISTRIBUTION AMOUNT" will be, with respect to the Class 1-M-2 Certificates and any Distribution Date (i) prior to the Stepdown
Date or on or after the Stepdown Date if a Trigger Event is in effect for that
Distribution Date, the Group 1 Principal Distribution Amount for that
Distribution Date remaining after distribution of the Class 1-A Principal
Distribution Amount and the Class 1-M-1 Principal Distribution Amount or (ii) on
or after the Stepdown Date if a Trigger Event is not in effect for that
Distribution Date, the lesser of:

          o    the Group 1 Principal Distribution Amount for that Distribution
               Date remaining after distribution of the Class 1-A Principal
               Distribution Amount and the Class 1-M-1 Principal Distribution
               Amount; and

          o    the excess (if any) of (A) the sum of (1) the Class Principal
               Balance of the Class 1-M-2 Certificates immediately prior to that
               Distribution Date and (2) the aggregate Class Principal Balance of the Class 1-A Certificates and the Class 1-M-1 Certificates
               (after taking into account the payment of the Class 1-A and Class
               1-M-1 Principal Distribution Amounts for such Distribution Date)
               over (B) the lesser of

                                     S-136

               (i) the aggregate Stated Principal Balance of the Group 1
               Mortgage Loans as of the last day of the related Due Period multiplied by approximately 90.80% and (ii) the amount, if any, by which (x) the aggregate Stated Principal Balance of the Group
               1 Mortgage Loans as of the last day of the related Due Period exceeds (y) $805,958.

          "CLASS 1-M-3 PRINCIPAL DISTRIBUTION AMOUNT" will be, with respect to the Class 1-M-3 Certificates and any Distribution Date (i) prior to the Stepdown
Date or on or after the Stepdown Date if a Trigger Event is in effect for that
Distribution Date, the Group 1 Principal Distribution Amount for that
Distribution Date remaining after distribution of the Class 1-A Principal
Distribution Amount, the Class 1-M-1 Principal Distribution Amount and the Class
1-M-2 Principal Distribution Amount or (ii) on or after the Stepdown Date if a
Trigger Event is not in effect for that Distribution Date, the lesser of:

          o    the Group 1 Principal Distribution Amount for that Distribution
               Date remaining after distribution of the Class 1-A Principal
               Distribution Amount, the Class 1-M-1 Principal Distribution
               Amount and the Class 1-M-2 Principal Distribution Amount; and

          o    the excess (if any) of (A) the sum of (1) the Class Principal
               Balance of the Class 1-M-3 Certificates immediately prior to that
               Distribution Date and (2) the aggregate Class Principal Balance of the Class 1-A Certificates and the Class 1-M-1 and Class 1-M-2
               Certificates (after taking into account the payment of the Class
               1-A, Class 1-M-1 and Class 1-M-2 Principal Distribution Amounts
               for such Distribution Date) over (B) the lesser of(i) the
               aggregate Stated Principal Balance of the Group 1 Mortgage Loans
               as of the last day of the related Due Period multiplied by approximately 92.20% and (ii) the amount, if any, by which (x)
               the aggregate Stated Principal Balance of the Group 1 Mortgage
               Loans as of the last day of the related Due Period exceeds (y)
               $805,958.

          "CLASS 1-M-4 PRINCIPAL DISTRIBUTION AMOUNT" will be, with respect to the Class 1-M-4 Certificates and any Distribution Date (i) prior to the Stepdown
Date or on or after the Stepdown Date if a Trigger Event is in effect for that
Distribution Date, the Group 1 Principal Distribution Amount for that
Distribution Date remaining after distribution of the Class 1-A Principal
Distribution Amount, the Class 1-M-1 Principal Distribution Amount, the Class
1-M-2 Principal Distribution Amount and the Class 1-M-3 Principal Distribution
Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

          o    the Group 1 Principal Distribution Amount for that Distribution
               Date remaining after distribution of the Class 1-A Principal
               Distribution Amount, the Class 1-M-1 Principal Distribution
               Amount, the Class 1-M-2 Principal Distribution Amount and the
               Class 1-M-3 Principal Distribution Amount; and

          o    the excess (if any) of (A) the sum of (1) the Class Principal
               Balance of the Class 1-M-4 Certificates immediately prior to that
               Distribution Date and (2) the aggregate Class Principal Balance of the Class 1-A Certificates and the Class 1-M Senior
               Certificates (after taking into account the payment of the Class
               1-A, Class 1-M-1, Class 1-M-2 and Class 1-M-3 Principal
               Distribution Amounts for such Distribution Date) over (B) the lesser of (i) the aggregate Stated Principal Balance of the Group
               1 Mortgage Loans as of the last day of the related Due Period multiplied by approximately 93.60% and (ii) the amount, if any, by which (x) the aggregate Stated Principal Balance of the Group
               1 Mortgage Loans as of the last day of the related Due Period exceeds (y) $805,958.

          "CLASS 1-M-5 PRINCIPAL DISTRIBUTION AMOUNT" will be, with respect to the Class 1-M-5 Certificates and any Distribution Date (i) prior to the Stepdown
Date or on or after the Stepdown Date if a Trigger Event is in effect for that
Distribution Date, the Group 1 Principal Distribution Amount for that
Distribution Date remaining after distribution of the Class 1-A Principal
Distribution Amount, the Class 1-M-1 Principal Distribution Amount, the Class
1-M-2 Principal Distribution Amount, the Class 1-M-3 Principal Distribution
Amount and the Class 1-M-4 Principal Distribution Amount or (ii) on or after the
Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

                                     S-137

          o    the Group 1 Principal Distribution Amount for that Distribution
               Date remaining after distribution of the Class 1-A Principal
               Distribution Amount, the Class 1-M-1 Principal Distribution
               Amount, the Class 1-M-2 Principal Distribution Amount, the Class
               1-M-3 Principal Distribution Amount and the Class 1-M-4 Principal
               Distribution Amount; and

          o    the excess (if any) of (A) the sum of (1) the Class Principal
               Balance of the Class 1-M-5 Certificates immediately prior to that
               Distribution Date and (2) the aggregate Class Principal Balance of the Class 1-A Certificates, the Class 1- M Senior Certificates
               and the Class 1-M-4 Certificates (after taking into account the payment of the Class 1-A, Class 1-M-1, Class 1-M-2, Class 1-M-3
               and Class 1-M-4 Principal Distribution Amounts for such
               Distribution Date) over (B) the lesser of (i) the aggregate
               Stated Principal Balance of the Group 1 Mortgage Loans as of the
               last day of the related Due Period multiplied by approximately
               94.60% and (ii) the amount, if any, by which (x) the aggregate
               Stated Principal Balance of the Group 1 Mortgage Loans as of the
               last day of the related Due Period exceeds (y) $805,958.

          "CLASS 1-M-6 PRINCIPAL DISTRIBUTION AMOUNT" will be, with respect to the Class 1-M-6 Certificates and any Distribution Date (i) prior to the Stepdown
Date or on or after the Stepdown Date if a Trigger Event is in effect for that
Distribution Date, the Group 1 Principal Distribution Amount for that
Distribution Date remaining after distribution of the Class 1-A Principal
Distribution Amount, the Class 1-M-1 Principal Distribution Amount, the Class
1-M-2 Principal Distribution Amount, the Class 1-M-3 Principal Distribution
Amount, the Class 1-M-4 Principal Distribution Amount and the Class 1-M-5
Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger
Event is not in effect for that Distribution Date, the lesser of:

          o    the Group 1 Principal Distribution Amount for that Distribution
               Date remaining after distribution of the Class 1-A Principal
               Distribution Amount, the Class 1-M-1 Principal Distribution
               Amount, the Class 1-M-2 Principal Distribution Amount, the Class
               1-M-3 Principal Distribution Amount, the Class 1-M-4 Principal
               Distribution Amount and the Class 1-M-5 Principal Distribution
               Amount; and

          o    the excess (if any) of (A) the sum of (1) the Class Principal
               Balance of the Class 1-M-6 Certificates immediately prior to that
               Distribution Date and (2) the aggregate Class Principal Balance of the Class 1-A Certificates, the Class 1-M Senior Certificates
               and the Class 1-M-4 and Class 1-M-5 Certificates (after taking into account the payment of the Class 1-A, Class 1-M-1, Class
               1-M-2, Class 1-M-3, Class 1-M-4 and Class 1-M-5 Principal
               Distribution Amounts for such Distribution Date) over (B) the lesser of (i) the aggregate Stated Principal Balance of the Group
               1 Mortgage Loans as of the last day of the related Due Period multiplied by approximately 95.60% and (ii) the amount, if any, by which (x) the aggregate Stated Principal Balance of the Group
               1 Mortgage Loans as of the last day of the related Due Period exceeds (y) $805,958.

          "CLASS 1-B-1 PRINCIPAL DISTRIBUTION AMOUNT" will be, with respect to the Class 1-B-1 Certificates and any Distribution Date (i) prior to the Stepdown
Date or on or after the Stepdown Date if a Trigger Event is in effect for that
Distribution Date, the Group 1 Principal Distribution Amount for that
Distribution Date remaining after distribution of the Class 1-A Principal
Distribution Amount, the Class 1-M-1 Principal Distribution Amount, the Class
1-M-2 Principal Distribution Amount, the Class 1-M-3 Principal Distribution
Amount, the Class 1-M-4 Principal Distribution Amount, the Class 1-M-5 Principal
Distribution Amount and the Class 1-M-6 Principal Distribution Amount or (ii) on
or after the Stepdown Date if a Trigger Event is not in effect for that
Distribution Date, the lesser of:

          o    the Group 1 Principal Distribution Amount for that Distribution
               Date remaining after distribution of the Class 1-A Principal
               Distribution Amount, the Class 1-M-1 Principal Distribution
               Amount, the Class 1-M-2 Principal Distribution Amount, the Class
               1-M-3 Principal Distribution Amount, the Class 1-M-4 Principal
               Distribution Amount, the Class 1-M-5 Principal Distribution
               Amount and the Class 1-M-6 Principal Distribution Amount; and

                                     S-138

          o    the excess (if any) of (A) the sum of (1) the Class Principal
               Balance of the Class 1-B-1 Certificates immediately prior to that
               Distribution Date and (2) the aggregate Class Principal Balance of the Class 1-A Certificates and the Class 1-M Certificates
               (after taking into account the payment of the Class 1-A, Class
               1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5 and
               Class 1-M-6 Principal Distribution Amounts for such Distribution
               Date) over (B) the lesser of (i) the aggregate Stated Principal
               Balance of the Group 1 Mortgage Loans as of the last day of the related Due Period multiplied by approximately 96.30% and (ii)
               the amount, if any, by which (x) the aggregate Stated Principal
               Balance of the Group 1 Mortgage Loans as of the last day of the related Due Period exceeds (y) $805,958.

          "CLASS 1-B-2 PRINCIPAL DISTRIBUTION AMOUNT" will be, with respect to the Class 1-B-2 Certificates and any Distribution Date (i) prior to the Stepdown
Date or on or after the Stepdown Date if a Trigger Event is in effect for that
Distribution Date, the Group 1 Principal Distribution Amount for that
Distribution Date remaining after distribution of the Class 1-A Principal
Distribution Amount, the Class 1-M-1 Principal Distribution Amount, the Class
1-M-2 Principal Distribution Amount, the Class 1-M-3 Principal Distribution
Amount, the Class 1-M-4 Principal Distribution Amount, the Class 1-M-5 Principal
Distribution Amount, the Class 1-M-6 Principal Distribution Amount and the Class
1-B-1 Principal Distribution Amount or (ii) on or after the Stepdown Date if a
Trigger Event is not in effect for that Distribution Date, the lesser of:

          o    the Group 1 Principal Distribution Amount for that Distribution
               Date remaining after distribution of the Class 1-A Principal
               Distribution Amount, the Class 1-M-1 Principal Distribution
               Amount, the Class 1-M-2 Principal Distribution Amount, the Class
               1-M-3 Principal Distribution Amount, the Class 1-M-4 Principal
               Distribution Amount, the Class 1-M-5 Principal Distribution
               Amount, the Class 1-M-6 Principal Distribution Amount and the
               Class 1-B-1 Principal Distribution Amount; and

          o    the excess (if any) of (A) the sum of (1) the Class Principal
               Balance of the Class 1-B-2 Certificates immediately prior to that
               Distribution Date and (2) the aggregate Class Principal Balance of the Class 1-A Certificates, the Class 1-M Certificates and the
               Class 1-B-1 Certificates (after taking into account the payment of the Class 1-A, Class 1-M-1, Class 1-M-2, Class 1-M-3, Class
               1-M-4, Class 1-M-5, Class 1-M-6 and Class 1-B-1 Principal
               Distribution Amounts for such Distribution Date) over (B) the lesser of (i) the aggregate Stated Principal Balance of the Group
               1 Mortgage Loans as of the last day of the related Due Period multiplied by approximately 97.00% and (ii) the amount, if any, by which (x) the aggregate Stated Principal Balance of the Group
               1 Mortgage Loans as of the last day of the related Due Period exceeds (y) $805,958.

          "CLASS 1-B-3 PRINCIPAL DISTRIBUTION AMOUNT" will be, with respect to the Class 1-B-3 Certificates and any Distribution Date (i) prior to the Stepdown
Date or on or after the Stepdown Date if a Trigger Event is in effect for that
Distribution Date, the Group 1 Principal Distribution Amount for that
Distribution Date remaining after distribution of the Class 1-A Principal
Distribution Amount, the Class 1-M-1 Principal Distribution Amount, the Class
1-M-2 Principal Distribution Amount, the Class 1-M-3 Principal Distribution
Amount, the Class 1-M-4 Principal Distribution Amount, the Class 1-M-5 Principal
Distribution Amount, the Class 1-M-6 Principal Distribution Amount, the Class
1-B-1 Principal Distribution Amount and the Class 1-B-2 Principal Distribution
Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

          o    the Group 1 Principal Distribution Amount for that Distribution
               Date remaining after distribution of the Class 1-A Principal
               Distribution Amount, the Class 1-M-1 Principal Distribution
               Amount, the Class 1-M-2 Principal Distribution Amount, the Class
               1-M-3 Principal Distribution Amount, the Class 1-M-4 Principal
               Distribution Amount, the Class 1-M-5 Principal Distribution
               Amount, the Class 1-M-6 Principal Distribution Amount, the Class
               1-B-1 Principal Distribution Amount and the Class 1-B-2 Principal
               Distribution Amount; and

          o    the excess (if any) of (A) the sum of (1) the Class Principal
               Balance of the Class 1-B-3 Certificates immediately prior to that
               Distribution Date and (2) the aggregate Class Principal Balance of the Class

                                     S-139

               1-A Certificates, the Class 1-M Certificates and the Class 1-B-1
               and Class 1-B-2 Certificates (after taking into account the payment of the Class 1-A, Class 1-M-1, Class 1-M-2, Class 1-M-3,
               Class 1-M-4, Class 1-M-5, Class 1-M-6, Class 1-B-1 and Class
               1-B-2 Principal Distribution Amounts for such Distribution Date)
               over (B) the lesser of (i) the aggregate Stated Principal Balance of the Group 1 Mortgage Loans as of the last day of the related
               Due Period multiplied by approximately 98.00% and (ii) the amount, if any, by which (x) the aggregate Stated Principal
               Balance of the Group 1 Mortgage Loans as of the last day of the related Due Period exceeds (y) $805,958.

          "CLASS P-1 DISTRIBUTION AMOUNT" for each Distribution Date and the
Group 1 Mortgage Loans is an amount equal to the total of all prepayment penalties received on the Group 1 Mortgage Loans in the prior Due Period. The
Class P-1 Distribution Amount is not part of the Available Distribution Amount and is therefore not available for distributions to the Classes of Group 1
Certificates.

          A "DEFAULTED SWAP TERMINATION PAYMENT" is any termination payment required to be made by the Issuing Entity to the Swap Counterparty pursuant to the Swap Agreement as a result of an event of default under the Swap Agreement with respect to which the Swap Counterparty is the defaulting party or a termination event under that agreement (other than illegality or a tax event of the Swap Counterparty) with respect to which the Swap Counterparty is the sole affected party.

          A "DEFICIENT VALUATION" is a bankruptcy proceeding whereby the bankruptcy court may establish the value of the Mortgaged Property at an amount less than the then outstanding principal balance of the Group 1 Mortgage Loan secured by the Mortgaged Property or may reduce the outstanding principal balance of a Mortgage Loan. In the case of a reduction in that value of the related Mortgaged Property, the amount of the secured debt could be reduced to that value, and the holder of the Group 1 Mortgage Loan thus would become an unsecured creditor to the extent the outstanding principal balance of the Group
1 Mortgage Loan exceeds the value so assigned to the Mortgaged Property by the bankruptcy court.

          In addition, other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction (a "DEBT SERVICE
REDUCTION") of the amount of the monthly payment on the related Mortgage Loan.
However, none of these shall be considered a Debt Service Reduction or Deficient
Valuation so long as the related Servicer is pursuing any other remedies that may be available with respect to the related Mortgage Loan and either the Group
1 Mortgage Loan has not incurred payment default or scheduled monthly payments of principal and interest are being advanced by the related Servicer without giving effect to any Debt Service Reduction or Deficient Valuation.

          "EXCESS SUBORDINATED AMOUNT" for any Distribution Date and the Group 1
Certificates will equal the excess, if any, of (i) the Overcollateralized Amount on that Distribution Date over (ii) the Overcollateralization Target Amount for such Distribution Date.

          "EXTRA PRINCIPAL DISTRIBUTION AMOUNT" for the Group 1 Certificates and
any Distribution Date will be the lesser of the Net Monthly Excess Cashflow for such Distribution Date and the Overcollateralization Increase Amount as of that
Distribution Date.

          "GROUP 1 PRINCIPAL DISTRIBUTION AMOUNT" for the Group 1 Certificates
and any Distribution Date will be the sum of the Basic Principal Distribution
Amount and the Extra Principal Distribution Amount, in each case for that
Distribution Date.

          "GROUP 1 PRINCIPAL REMITTANCE AMOUNT" for the Group 1 Certificates and
any Distribution Date will be the sum of

          (i) the principal portion of all scheduled monthly payments on the
Group 1 Mortgage Loans due during the related Due Period, whether or not received on or prior to the related Determination Date;

                                     S-140

          (ii) the principal portion of all proceeds received in respect of the repurchase of a Group 1 Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment as required by the Pooling and Servicing Agreement) during the related Prepayment Period; and

          (iii) the principal portion of all other unscheduled collections, including insurance proceeds, condemnation proceeds, Liquidation Proceeds and all full and partial principal prepayments, received during the related
Prepayment Period, to the extent applied as recoveries of principal on the Group
1 Mortgage Loans.

          In no event will the Group 1 Principal Remittance Amount with respect to any Distribution Date be (x) less than zero or (y) greater than the then outstanding aggregate Class Principal Balance of the Group 1 Certificates.

          "INTEREST ACCRUAL PERIOD" For any Class of Group 1 Certificates and
the June 2006 Distribution Date will be the 26-day period commencing on the
Closing Date and ending on the day immediately preceding that Distribution Date.
The Interest Accrual Period for any Distribution Date thereafter and any Class of Group 1 Certificates shall be the one-month period commencing on the
Distribution Date in the month prior to the month in which that Distribution
Date occurs and ending on the day immediately preceding that Distribution Date.
With respect to each Class of Group 1 Certificates, interest will be calculated on the basis of a 360-day year and the actual number of days that elapsed in the related Interest Accrual Period.

          "INTEREST CARRY FORWARD AMOUNT" with respect to any Class of Group 1
Certificates and any Distribution Date will be equal to the amount, if any, by which the Interest Distribution Amount for that Class of Certificates for the immediately preceding Distribution Date exceeded the actual amount distributed on such Class in respect of interest on the immediately preceding Distribution
Date, together with any Interest Carry Forward Amount with respect to such Class remaining unpaid from the previous Distribution Date, plus interest accrued thereon at the related Pass-Through Rate for the most recently ended Interest
Accrual Period.

          "INTEREST DISTRIBUTION AMOUNT" for the Group 1 Certificates and any
Distribution Date will be the aggregate of the Class 1-A and Subordinated
Interest Distribution Amounts for that Distribution Date.

          "INTEREST REMITTANCE AMOUNT" for the Group 1 Certificates and any
Distribution Date will be that portion of the Available Distribution Amount for such Distribution Date that represents interest received or advanced on the
Group 1 Mortgage Loans.

          "LIQUIDATED LOAN" will be a Mortgage Loan as to which the related
Servicer has determined that all amounts which it expects to recover from or on account of such Mortgage Loan, whether from insurance proceeds, Liquidation
Proceeds or otherwise, have been recovered.

          "LIQUIDATION PROCEEDS" will be amounts received by the related
Servicer or the Master Servicer in connection with the liquidation of a defaulted Mortgage Loan whether through foreclosure or otherwise, other than insurance proceeds, other than any Subsequent Recoveries.

          "NET MONTHLY EXCESS CASHFLOW" for the Group 1 Certificates and any
Distribution Date will be equal to the excess, if any, of (x) the Available
Distribution Amount for the Distribution Date over (y) the sum of the aggregate of the Class 1-A Interest Distribution Amounts payable to the holders of the
Group 1 Senior Certificates, the Subordinated Interest Distribution Amounts
payable to the holders of the Group 1 Subordinated Certificates and the Group 1
Principal Distribution Amount.

          "NET MORTGAGE RATE" for each Mortgage Loan will be equal to the mortgage interest rate thereon less the Expense Fee Rate.

          "NET WAC CAP" for the Group 1 Certificates and any Distribution Date
will be a per annum rate equal to (i) the weighted average of the Net Mortgage
Rates of the Group 1 Mortgage Loans as of the first day of the month preceding the month in which such Distribution Date occurs, minus (ii) the Swap Payment
Rate, adjusted, in each case, to accrue on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period,

                                     S-141

except that with respect to the June 2006 Distribution Date, the number of days in the related Interest Accrual Period will be 26.

          "OVERCOLLATERALIZED AMOUNT" with respect to the Group 1 Certificates as of the Closing Date will be an amount equal to approximately $2,304,584. In other words, it is expected that there will be approximately 1.00%
overcollateralization of the Group 1 Certificates as of the Closing Date. With
respect to any Distribution Date following the Closing Date, the
Overcollateralized Amount is the amount by which the aggregate Stated Principal
Balance of the Group 1 Mortgage Loans as of the last day of the related Due
Period exceeds the aggregate Class Principal Balances of the Group 1
Certificates after taking into account all payments of principal on such
Distribution Date.

          "OVERCOLLATERALIZATION INCREASE AMOUNT" with respect to the Group 1
Certificates and any Distribution Date will be the amount, if any, by which the
Overcollateralization Target Amount exceeds the Overcollateralized Amount for such Distribution Date (calculated for this purpose only after assuming that
100% of the Group 1 Principal Remittance Amount on such Distribution Date has been distributed).

          "OVERCOLLATERALIZATION TARGET AMOUNT" for the Group 1 Certificates and
any Distribution Date (i) prior to the Stepdown Date, the product of (x) 1.00%
and (y) the aggregate Stated Principal Balance of the Group 1 Mortgage Loans as
of the Cut-off Date, (ii) on and after the Stepdown Date, provided that a
Trigger Event is not in effect, the lesser of (a) the product of (x) 2.00% and
(y) the aggregate Stated Principal Balance of the Group 1 Mortgage Loans as of
the related Due Date and (b) the product of (x) 1.00% and (y) the aggregate
Stated Principal Balance of the Group 1 Mortgage Loans as of the Cut-off Date
and (iii) on and after the Stepdown Date, if a Trigger Event is in effect, the
Overcollateralization Target Amount for the immediately preceding Distribution
Date; provided, however, that on each Distribution Date the
Overcollateralization Target Amount shall not be lower than approximately
$805,958.

          "PASS-THROUGH RATE" with respect to the Group 1 Certificates and any
Distribution Date will be the lesser of (i) the per annum rate applicable to such Distribution Date calculated as described on pages vi, vii, viii and ix of this prospectus supplement and (ii) the Net WAC Cap.

          "PREPAYMENT INTEREST SHORTFALL" for the Group 1 Certificates and any
Distribution Date will be the sum of all interest shortfalls resulting from prepayments in full or in part on the Group 1 Mortgage Loans during the related
Prepayment Period.

          "REALIZED LOSS" with respect to any Distribution Date and any Group 1
Mortgage Loan that became a Liquidated Loan during the related Prepayment Period will be the sum of (i) the principal balance of such Group 1 Mortgage Loan remaining outstanding (after all recoveries of principal have been applied thereto) and the principal portion of Advances made by the related Servicer or the Master Servicer with respect to such Group 1 Mortgage Loan which have been reimbursed from Liquidation Proceeds, and (ii) the accrued interest on such
Group 1 Mortgage Loan remaining unpaid and the interest portion of Advances made by the related Servicer or the Master Servicer with respect to such Group 1
Mortgage Loan which have been reimbursed from Liquidation Proceeds. The amounts set forth in clause (i) are the principal portion of Realized Losses and the amounts set forth in clause (ii) are the interest portion of Realized Losses.
With respect to any Group 1 Mortgage Loan that is not a Liquidated Loan, the amount of any Debt Service Reduction or Deficient Valuation incurred with respect to such Group 1 Mortgage Loan as of the related Due Date will be treated as a Realized Loss.

          "RELIEF ACT INTEREST SHORTFALL" for any Distribution Date and a
Mortgage Loan will be the reduction in the amount of interest collectible on such Mortgage Loan for the most recently ended calendar month immediately preceding the related Distribution Date as a result of the application of the
Soldier's and Sailors' Civil Relief Act of 1940, as amended, or similar state laws.

          "REPLACEMENT SWAP COUNTERPARTY PAYMENT" with respect to the Swap
Agreement, any payments received by the Issuing Entity as a result of entering into a replacement Swap Agreement following an additional termination event resulting from a ratings downgrade of the Swap Counterparty in accordance with the terms of the Swap Agreement.

                                     S-142

          "SENIOR DEFAULTED SWAP TERMINATION PAYMENT" means the lesser of (i)
any Replacement Swap Counterparty Payment, and (ii) any Swap Termination Payment
owed to the Swap Counterparty.

          "SENIOR ENHANCEMENT PERCENTAGE" for any Distribution Date, the
percentage obtained by dividing (x) the aggregate Class Principal Balance of the
Group 1 Subordinate Certificates (together with the Overcollateralized Amount and taking into account the distributions of the Group 1 Principal Distribution
Amount and all payments of principal from the Swap Account, if any, for such
Distribution Date) by (y) the aggregate principal balance of the Group 1
Mortgage Loans as of the last day of the related Due Period.

          "STATED PRINCIPAL BALANCE" means for any Mortgage Loan and Due Date, the unpaid principal balance of the Group 1 Mortgage Loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to (i) the payment of principal due on that Due Date, irrespective of any delinquency in payment by the related mortgagor, and (ii)
prepayments of principal and the principal portion of liquidation proceeds received with respect to that Mortgage Loan through the last day of the related
Prepayment Period.

          "STEPDOWN DATE" with respect to the Group 1 Certificates will be the later to occur of:

          (1) the earlier to occur of

               (x) the Distribution Date in June 2009, and

               (y) the Distribution Date on which the aggregate Class Principal
          Balance of the Class 1-A Certificates is reduced to zero; and

          (2) the first Distribution Date on which the Class 1-A Credit
Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Group 1 Mortgage Loans, but prior to any distribution of the Group 1 Principal Distribution Amount to the holders of the Group 1 Certificates then entitled to distributions of principal on the
Distribution Date) is greater than or equal to approximately 14.30%.

          "SUBORDINATED INTEREST DISTRIBUTION AMOUNT" will be, with respect to any Class of Group 1 Subordinated Certificates and any Distribution Date,
interest accrued during the related Interest Accrual Period on the related Class
Principal Balance of that Class immediately prior to the Distribution Date at the Pass-Through Rate for that Class reduced (to an amount not less than zero), in the case of such Class, by the allocable share, if any, for that Class of
Prepayment Interest Shortfalls to the extent not covered by Compensating
Interest paid by the Master Servicer or the Servicers and Relief Act Interest
Shortfalls.

          "SUBSEQUENT RECOVERIES" are unexpected recoveries, net of reimbursable expenses, received by the related Servicer and remitted by it to the Securities
Administrator, with respect to a Liquidated Mortgage Loan that resulted in a
Realized Loss in a month prior to the month of receipt of such recoveries.

          With respect to any Distribution Date, a "TRIGGER EVENT" is in effect if

               (x) the Three Month Rolling Average with respect to the Group 1
          Mortgage Loans exceeds 40.00% of the Senior Enhancement Percentage for the prior Distribution Date, or

               (y) the aggregate amount of Realized Losses on the Group 1
          Mortgage Loans incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate outstanding principal balance of the Group 1 Mortgage Loans as of the Cut-off exceeds the applicable percentages set forth below with respect to such
          Distribution Date:

                                     S-143

DISTRIBUTION DATE             PERCENTAGE
-----------------             ----------
June 2008 --May 2009.......   0.25% for the first month, plus an additional
                              1/12th of 0.40% for each month thereafter

June 2009 --May 2010.......   0.65% for the first month, plus an additional
                              1/12th of 0.50% for each month thereafter

June 2010 --May 2011.......   1.15% for the first month, plus an additional
                              1/12th of 0.50% for each month thereafter

June 2011 --May 2012.......   1.65% for the first month, plus an additional
                              1/12th of 0.30% for each month thereafter

June 2012 --May 2013.......   1.95% for the first month, plus an additional
                              1/12th of 0.05% for each month thereafter

June 2013 and thereafter...   2.00%

          "SWAP PAYMENT ALLOCATION" for any Class of Group 1 Certificates and
any Distribution Date is that Class's pro rata share of the Net Swap Receipts, if any, for that Distribution Date, based on the respective Class Principal
Balances of the Group 1 Certificates.

          "SWAP PAYMENT RATE" for any Distribution Date is a fraction expressed as a percentage, the numerator of which is any Net Swap Payment or swap termination payment (other than any Defaulted Swap Termination Payment) owed to the Swap Counterparty for such Distribution Date, and the denominator of which is the Stated Principal Balance of the Group 1 Mortgage Loans as of the first day of the related Due Period, multiplied by 12.

          "THREE MONTH ROLLING AVERAGE" with respect to the Group 1 Mortgage
Loans and the end of the Due Period related to any Distribution Date, will equal the rolling 3 month average percentage of the aggregate Stated Principal Balance of the Group 1 Mortgage Loans that are 60 or more days delinquent (including
Mortgage Loans in foreclosure, REO Properties or discharged in bankruptcy).

          "UNPAID INTEREST SHORTFALL AMOUNT" for any Class of Group 1
Certificates, the sum of Relief Act Interest Shortfalls and net prepayment interest shortfalls on the Group 1 Mortgage Loans allocated to such Class of
Certificates on that Distribution Date and such amounts from any prior
Distribution Date remaining unpaid.

          "UNPAID REALIZED LOSS AMOUNT" for any Class of Group 1 Certificates,
the portion of any Realized Losses previously allocated to that Class remaining unpaid from prior Distribution Dates.

INTEREST DISTRIBUTIONS ON THE GROUP 1 CERTIFICATES

          The Interest Remittance Amount allocable to each such Class of Group 1
Certificates will be distributed to the Group 1 Certificates and the Swap
Counterparty, sequentially, as follows:

          o    first, to the Swap Account, the sum of (x) all Net Swap Payments
               and (y) any Swap Termination Payment owed to the Swap
               Counterparty, including, without limitation, any Senior Defaulted
               Swap Termination Payment, but not including any other Defaulted
               Swap Termination Payment owed to the Swap Counterparty, if any;

          o    second, concurrently, to the Class 1-A-1, Class 1-A-2, Class
               1-A-3, Class 1-A-4 and Class 1-A-5 Certificates their respective
               Class 1-A Interest Distribution Amounts for such Distribution
               Date, pro rata based on their respective Class 1-A Interest
               Distribution Amounts for such Distribution Date;

          o    third, sequentially, to the Class 1-M-1, Class 1-M-2, Class
               1-M-3, Class 1-M-4, Class 1-M-5, Class 1-M-6, Class 1-B-1, Class
               1-B-2 and Class 1-B-3 Certificates, in that order, their
               respective Subordinated Interest Distribution Amounts, in each case, to the extent of the Interest Remittance Amount remaining after distributions of interest to the Classes of Group 1
               Certificates with a higher payment priority; and

                                     S-144

          o    fourth, any remaining Interest Remittance Amount on any
               Distribution Date will be distributed as part of Net Monthly
               Excess Cashflow as described under "--Net Monthly Excess Cashflow and Overcollateralization Provisions on the Group 1 Certificates"
               below.

PRINCIPAL DISTRIBUTIONS ON THE GROUP 1 CERTIFICATES

          1. On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the holders of each Class of Group 1
Certificates shall be entitled to receive distributions in respect of principal from the Group 1 Principal Distribution Amount and the Swap Counterparty shall be entitled to the payments described below, in each case to the extent of the
Available Distribution Amount available therefor after payment of the Interest
Distribution Amount, sequentially, as follows:

          o    first, to the Swap Account, the sum of (x) all Net Swap Payments
               and (y) any Swap Termination Payment owed to the Swap
               Counterparty, including, without limitation, any Senior Defaulted
               Swap Termination Payment, but not including any other Defaulted
               Swap Termination Payment owed to the Swap Counterparty, if any, remaining unpaid on that Distribution Date after distributions of the Interest Distribution Amount for that Distribution Date;

          o    second, to the holders of the Group 1 Senior Certificates, as described under "--Allocation of Principal Payments to Class 1-A
               Certificates" below, until their respective Class Principal
               Balances are reduced to zero;

          o    third, to the holders of the Class 1-M-1, Class 1-M-2, Class
               1-M-3, Class 1-M-4, Class 1-M-5, Class 1-M-6, Class 1-B-1, Class
               1-B-2 and Class 1-B-3 Certificates, in that order, until their respective Class Principal Balances are reduced to zero; and

          o    fourth, any remaining Group 1 Principal Distribution Amount on any Distribution Date will be will be distributed as part of Net
               Monthly Excess Cashflow as described under "--Net Monthly Excess
               Cashflow and Overcollateralization Provisions on the Group 1
               Certificates" below.

          2. On each Distribution Date (a) on or after the Stepdown Date and (b)
on which a Trigger Event is not in effect, the holders of each Class of Group 1
Certificates and the Swap Counterparty shall be entitled to receive distributions from the Group 1 Principal Distribution Amount sequentially, in the following order of priority:

               (A) to the Swap Account, the sum of (x) all Net Swap Payments and
          (y) any Swap Termination Payment owed to the Swap Counterparty, including, without limitation, any Senior Defaulted Swap Termination
          Payment, but not including any other Defaulted Swap Termination
          Payment owed to the Swap Counterparty, if any, remaining unpaid on that Distribution Date after distributions of the Interest
          Distribution Amount for that Distribution Date;

               (B) to the holders of (i) the Group 1 Senior Certificates, in an amount up to the Class 1-A Principal Distribution Amount, as described under "--Allocation of Principal Payments to Class 1-A Certificates"
          below, until their respective Class Principal Balances are reduced to zero;

               (C) to the Class 1-M-1 Certificates, in an amount up to the Class
          1-M-1 Principal Distribution Amount, until its Class Principal Balance is reduced to zero;

               (D) to the Class 1-M-2 Certificates, in an amount up to the Class
          1-M-2 Principal Distribution Amount, until its Class Principal Balance is reduced to zero;

               (E) to the Class 1-M-3 Certificates, in an amount up to the Class
          1-M-3 Principal Distribution Amount, until its Class Principal Balance is reduced to zero;

                                     S-145

               (F) to the Class 1-M-4 Certificates, in an amount up to the Class
          1-M-4 Principal Distribution Amount, until its Class Principal Balance is reduced to zero;

               (G) to the Class 1-M-5 Certificates, in an amount up to the Class
          1-M-5 Principal Distribution Amount, until its Class Principal Balance is reduced to zero;

               (H) to the Class 1-M-6 Certificates, in an amount up to the Class
          1-M-6 Principal Distribution Amount, until its Class Principal Balance is reduced to zero;

               (I) to the Class 1-B-1 Certificates, in an amount up to the Class
          1-B-1 Principal Distribution Amount, until its Class Principal Balance is reduced to zero;

               (J) to the Class 1-B-2 Certificates, in an amount up to the Class
          1-B-2 Principal Distribution Amount, until its Class Principal Balance is reduced to zero;

               (K) to the Class 1-B-3 Certificates, in an amount up to the Class
          1-B-3 Principal Distribution Amount, until its Class Principal Balance is reduced to zero; and

               (L) any remaining Group 1 Principal Distribution Amount on any
          Distribution Date will be distributed as part of Net Monthly Excess
          Cashflow as described under "--Net Monthly Excess Cashflow and
          Overcollateralization Provisions on the Group 1 Certificates" below.

          The allocation of distributions in respect of principal to the Group 1
Senior Certificates on each Distribution Date (a) prior to the Stepdown Date or
(b) on which a Trigger Event has occurred, will have the effect of accelerating the amortization of the Group 1 Senior Certificates while, in the absence of
Realized Losses, increasing the respective percentage interest in the aggregate
Stated Principal Balance of the Group 1 Mortgage Loans evidenced by the Group 1
Subordinated Certificates. Increasing the respective percentage interest in the trust of the Group 1 Subordinated Certificates relative to that of the Group 1
Senior Certificates is intended to preserve the availability of the subordination provided by the Group 1 Subordinated Certificates.

ALLOCATION OF PRINCIPAL PAYMENTS TO CLASS 1-A CERTIFICATES

          Any principal distributions allocated to the Class 1-A Certificates are required to be allocated concurrently as follows:

               (a) 23.3853579597% to the Class 1-A-1 Certificates, until its
          Class Principal Balance is reduced to zero; and

               (b) 76.6146420403% sequentially, to the Class 1-A-2, Class 1-A-3,
          Class 1-A-4 and Class 1-A-5 Certificates, in the following order of priority:

                    1. sequentially, to the Class 1-A-2 and Class 1-A-3
               Certificates, in that order, until their respective Class
               Principal Balances are reduced to zero; and

                    2. concurrently, to the Class 1-A-4 and Class 1-A-5
               Certificates, pro rata, until their respective Class Principal
               Balances are reduced to zero; provided, however that if a Group
               1-A Sequential Trigger Event is in effect, the principal
               distributions to the Class 1-A-4 and Class 1-A-5 Certificates
               will be allocated sequentially, to the Class 1-A-4 and Class
               1-A-5 Certificates, in that order, until their respective Class
               Principal Balances are reduced to zero.

          Notwithstanding the allocation of principal to the Class 1-A
Certificates described above, from and after the Distribution Date on which the aggregate Class Principal Balances of the Group 1 Subordinated Certificates and
the Class Principal Balance of the Class OC Certificates have been reduced to zero, any principal distributions allocated to the Class 1-A Certificates are required to be allocated pro rata among the Class 1-A-1, Class 1-A-2, Class
1-A-3, Class 1-A-4 and Class 1-A-5 Certificates, until their respective Class
Principal Balances have been

                                     S-146

reduced to zero, with the exception that if a Sequential Trigger Event is in effect, principal distributions to the Class 1-A-4 and Class 1-A-5 Certificates
will be allocated sequentially, to the Class 1-A-4 and Class 1-A-5 Certificates,
in that order, until their respective Class Principal Balances are reduced to zero.

          A "GROUP 1-A SEQUENTIAL TRIGGER EVENT" means (a) with respect to any
Distribution Date occurring before June 2008, the circumstances in which the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Prepayment Period divided by the aggregate Stated
Principal Balance of the Group 1 Mortgage Loans as of the Cut-off Date exceeds
0.25% and (b) with respect to any Distribution Date occurring in or after June
2008, a Trigger Event.

NET MONTHLY EXCESS CASHFLOW AND OVERCOLLATERALIZATION PROVISIONS ON THE GROUP 1
CERTIFICATES

          The weighted average of the Net Mortgage Rates for the Group 1
Mortgage Loans is generally expected to be higher than the sum of the weighted average of the Pass-Through Rates on the Group 1 Certificates and the amount payable to the Swap Counterparty. As a result, interest collections on the Group
1 Mortgage Loans are generally expected to be generated in excess of the amount of interest payable to the holders of the Group 1 Certificates, the fees and expenses payable by the Issuing Entity in respect of the Group 1 Mortgage Loans and the amount payable to the Swap Counterparty. On each Distribution Date, the remaining Net Monthly Excess Cashflow, after giving effect to the distribution of the Extra Principal Distribution Amount for that Distribution Date, will be distributed to the Group 1 Certificates and the Swap Counterparty in the
following order of priority:

               (i) to the Swap Account, the sum of (x) all Net Swap Payments and
          (y) any Swap Termination Payment owed to the Swap Counterparty, including, without limitation, any Senior Defaulted Swap Termination
          Payment, but not including any other Defaulted Swap Termination
          Payment owed to the Swap Counterparty, if any, remaining unpaid on that Distribution Date after distributions of the Interest
          Distribution Amount and the Group 1 Principal Distribution Amount for
          that Distribution Date;

               (ii) to the Class 1-M-1 Certificates, the related Interest Carry
          Forward Amount;

               (iii) to the Class 1-M-1 Certificates, the related Unpaid
          Realized Loss Amount;

               (iv) to the Class 1-M-2 Certificates, the related Interest Carry
          Forward Amount;

               (v) to the Class 1-M-2 Certificates, the related Unpaid Realized
          Loss Amount;

               (vi) to the Class 1-M-3 Certificates, the related Interest Carry
          Forward Amount;

               (vii) to the Class 1-M-3 Certificates, the related Unpaid
          Realized Loss Amount;

               (viii) to the Class 1-M-4 Certificates, the related Interest
          Carry Forward Amount;

               (ix) to the Class 1-M-4 Certificates, the related Unpaid Realized
          Loss Amount;

               (x) to the Class 1-M-5 Certificates, the related Interest Carry
          Forward Amount;

               (xi) to the Class 1-M-5 Certificates, the related Unpaid Realized
          Loss Amount;

               (xii) to the Class 1-M-6 Certificates, the related Interest Carry
          Forward Amount;

               (xiii) to the Class 1-M-6 Certificates, the related Unpaid
          Realized Loss Amount;

               (xiv) to the Class 1-B-1 Certificates, the related Interest Carry
          Forward Amount;

               (xv) to the Class 1-B-1 Certificates, the related Unpaid Realized
          Loss Amount;

                                     S-147

               (xvi) to the Class 1-B-2 Certificates, the related Interest Carry
          Forward Amount;

               (xvii) to the Class 1-B-2 Certificates, the related Unpaid
          Realized Loss Amount;

               (xviii) to the Class 1-B-3 Certificates, the related Interest
          Carry Forward Amount;

               (xix) to the Class 1-B-3 Certificates, the related Unpaid
          Realized Loss Amount;

               (xx) sequentially, first (i) concurrently, to the Class 1-A
          Certificates currently outstanding, first pro rata, based on their respective Class Principal Balances with Basis Risk Carry Forward
          Amounts on that Distribution Date, to the extent needed to pay any
          Basis Risk Carry Forward Amount for each such Class and then, pro rata, based on any Basis Risk Carry Forward Amount for each such
          Class, in an amount up to the amount of any Basis Risk Carry Forward
          Amount remaining unpaid for such Classes of Certificates and then (ii)
          sequentially, to the Class 1-M-1, Class 1-M-2, Class 1-M-3, Class
          1-M-4, Class 1-M-5, Class 1-M-6, Class 1-B-1, Class 1-B-2 and Class
          1-B-3 Certificates, in that order, in an amount up to the amount of any Basis Risk Carry Forward Amount for such Classes of Certificates;

               (xxi) sequentially, first (i) concurrently, to the Class 1-A
          Certificates, first pro rata, based on their respective Class
          Principal Balances to the extent needed to pay any Unpaid Interest
          Shortfall Amount for each such Class and then, pro rata, based on any
          Unpaid Interest Shortfall Amount for each such Class, in an amount up to the amount of any Unpaid Interest Shortfall Amount remaining unpaid for such Classes of Certificates and then (ii) sequentially, to the
          Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5, Class
          1-M-6, Class 1-B-1, Class 1-B-2 and Class 1-B-3 Certificates, in that order, in an amount up to the amount of any Unpaid Interest Shortfall
          Amount for such Classes of Certificates;

               (xxii) to the Swap Account, the amount of any Defaulted Swap
          Termination Payment, other than a Senior Defaulted Swap Termination
          Payment, owed to the Swap Counterparty;

               (xxiii) to the holders of the Class OC Certificates as provided in the Pooling and Servicing Agreement; and

               (xxiv) to the holders of the Class A-R Certificates, any
          remaining amounts; provided that if such Distribution Date is the
          Distribution Date immediately following the expiration of the latest prepayment charge term or any Distribution Date thereafter, then any such remaining amounts, together with the Class P-1 Distribution
          Amount, will be distributed first, to the holders of the Class P-1
          Certificates, until the Class Principal Balance thereof has been reduced to zero; and second, to the holders of the Class A-R
          Certificates.

THE SWAP ACCOUNT

          On or prior to each Distribution Date prior to the Swap Termination
Date, Swap Termination Payments, Net Swap Payments owed to the Swap Counterparty and Net Swap Receipts for that Distribution Date will be deposited into a trust account (the "SWAP ACCOUNT"). The Swap Account will held by a separate trust
(the "SUPPLEMENTAL INTEREST TRUST"). The Supplemental Interest Trust will not be an asset of any REMIC.

          Funds in the Swap Account will be distributed to the Group 1
Certificates and to the Swap Counterparty in the following order of priority:

               (i) to the Swap Counterparty, all Net Swap Payments, if any, owed to the Swap Counterparty for that Distribution Date;

               (ii) to the Swap Counterparty, any Swap Termination Payment,
          including, without limitation, any Senior Defaulted Swap Termination
          Payment but not including any other Defaulted Swap Termination
          Payment, for that Distribution Date;

                                     S-148

               (iii) concurrently, to the Class 1-A-1, Class 1-A-2, Class 1-A-3,
          Class 1-A-4 and Class 1-A-5 Certificates, pro rata, any unpaid
          Interest Carry Forward Amounts;

               (iv) sequentially, to the Class 1-M-1, Class 1-M-2, Class 1-M-3,
          Class 1-M-4, Class 1-M-5, Class 1-M-6, Class 1-B-1, Class 1-B-2 and
          Class 1-B-3 Certificates, in that order, any unpaid Interest Carry
          Forward Amounts;

               (v) to the Group 1 Certificates in accordance with the principal distribution rules in effect for such Distribution Date, in an amount equal to the lesser of: (i) the amount necessary to meet the
          Overcollateralization Target for that Distribution Date and (ii) the aggregate of all prior and current Unpaid Realized Loss Amounts not previously reimbursed;

               (vi) concurrently, to the Class 1-A-1, Class 1-A-2, Class 1-A-3,
          Class 1-A-4 and Class 1-A-5 Certificates, pro rata, in an amount up to their respective Swap Payment Allocations for that Distribution Date, any remaining Basis Risk Carry Forward Amounts;

               (vii) sequentially, to the Class 1-M-1, Class 1-M-2, Class 1-M-3,
          Class 1-M-4, Class 1-M-5, Class 1-M-6, Class 1-B-1, Class 1-B-2 and
          Class 1-B-3 Certificates, in that order, in an amount up to their respective Swap Payment Allocations for that Distribution Date, any remaining Basis Risk Carry Forward Amounts;

               (viii) concurrently, to the Group 1 Certificates, pro rata by need, any remaining Basis Risk Carry Forward Amounts;

               (ix) sequentially to the Class 1-M-1, Class 1-M-2, Class 1-M-3,
          Class 1-M-4, Class 1-M-5, Class 1-M-6, Class 1-B-1, Class 1-B-2 and
          Class 1-B-3 Certificates, in that order, any remaining Unreimbursed
          Realized Loss Amounts;

               (x) to the Swap Counterparty, any Defaulted Swap Termination
          Payment, other than a Senior Defaulted Swap Termination Payment, owed to the Swap Counterparty for that Distribution Date; and; and

               (xi) all remaining amounts to the holder of the Class OC
          Certificates.

          In the event that a replacement Swap Agreement is entered into for the benefit of the Group 1 Certificates following the occurrence of an additional termination event resulting from a ratings downgrade of the Swap Counterparty
(or its guarantor), and the Supplemental Interest Trust for the benefit of the
Group 1 Certificates is entitled to receive a payment from a replacement Swap
Counterparty (or its guarantor), the Securities Administrator will direct the replacement Swap Counterparty (or its guarantor) to make such payment to the
Swap Account. Any Senior Defaulted Swap Termination Payment will be made from the Swap Account to the Swap Counterparty (or its guarantor) immediately upon receipt of such payment, regardless of whether the date of receipt is a
Distribution Date. If any Replacement Swap Counterparty Payment is made to an account other than the Swap Account, then, any Senior Defaulted Swap Termination
Payment will be paid to the Swap Counterparty (or its guarantor) immediately upon receipt of such Replacement Swap Counterparty Payment, regardless of whether the date of receipt is a Distribution Date. The Swap Counterparty (or its guarantor) will have first priority to any Replacement Swap Counterparty
Payment over the payment by the Supplemental Interest Trust to the Group 1
Certificateholders, the master servicer, any servicer, the securities administrator, the trustee, any custodian or any other person.

          In the event that the Supplemental Interest Trust, for the benefit of the Group 1 Certificates, receives a Swap Termination Payment, and a successor
Swap Counterparty (or its guarantor) cannot be obtained, then the Securities
Administrator will be required to deposit any Swap Termination Payment into a reserve account that is a sub-account of the Swap Account. On each subsequent
Distribution Date (so long as funds are available in such reserve account), the
Securities Administrator will be required to withdraw from the reserve account and deposit into the Swap Account an amount equal to the amount of any Net Swap
Receipt due the Supplemental Interest Trust (calculated in accordance with the terms of the original Swap Agreement) and treat such amount as a Net Swap
Receipt for purposes of determining the distributions from the Swap Account. The remaining amount in the reserve

                                      S-149

account will remain in that account and not treated as a Swap Termination
Payment for purposes of determining the distributions from the Swap Account until the final Swap Termination Date.

THE SWAP AGREEMENT

          On the closing date, the Issuing Entity will establish a separate trust (the "SUPPLEMENTAL INTEREST TRUST"), which will enter into an interest rate swap transaction with Morgan Stanley Capital Services, (the "SWAP
COUNTERPARTY"), as evidenced by a confirmation between the Supplemental Interest
Trust and the Swap Counter Counterparty (the "SWAP AGREEMENT"). The payment obligations of the Swap Counterparty will be fully and unconditionally guaranteed by Morgan Stanley. As part of the interest rate swap transaction, on the Closing Date, the Supplemental Interest Trust and the Swap Counterparty will enter into an ISDA Master Agreement. Under the Swap Agreement, with respect to the each Distribution Date to and including the Distribution Date in May 2011
(the "SWAP TERMINATION DATE"), the Supplemental Interest Trust will pay to the
Swap Counterparty fixed payments at a rate of 5.36% per annum, determined on a
"30/360" basis (or, in the case of the first Distribution Date, the number of days in the period from the closing date to the day immediately preceding the first Distribution Date, determined on a "30/360" basis), and the Swap
Counterparty will pay to the Supplemental Interest Trust, floating payments at a rate of one-month LIBOR (as determined pursuant to the Swap Agreement), determined on an "actual/360" basis (or, in the case of the first Distribution
Date, the number of days in the period from the closing date to the day immediately preceding the first Distribution Date, determined on an "actual/360"
basis), in each case calculated on the product of the scheduled notional amount and the multiplier for that Distribution Date, each as set forth on Annex II to this prospectus supplement. On each Distribution Date prior to the Swap
Termination Date, to the extent that the fixed payment payable by the
Supplemental Interest Trust on a Distribution Date exceeds the floating payment payable by the Swap Counterparty on that Distribution Date, amounts otherwise available to the Group 1 Certificateholders will be applied on or prior to such
Distribution Date to make a net payment to the Swap Counterparty (each, a "NET
SWAP PAYMENT"). Conversely, on each Distribution Date prior to the Swap
Termination Date, to the extent that the floating payment payable by the Swap
Counterparty on that Distribution Date exceeds the fixed payment payable by the
Supplemental Interest Trust on a Distribution Date, the Swap Counterparty will owe a net payment to the Supplemental Interest Trust on or prior to such
Distribution Date (each, a "NET SWAP RECEIPT").

          All payments due to the Swap Counterparty under the Swap Agreement shall be paid from the Available Distribution Amount on each applicable
Distribution Date in accordance with the priority of payments described above.
Any Swap Termination Payment other than a Defaulted Swap Termination Payment due to the Swap Counterparty shall be paid on a senior basis on each applicable
Distribution Date in accordance with the priority of payments and any Defaulted
Swap Termination Payment owed by the Supplemental Interest Trust to the Swap
Counterparty shall be paid by the Supplemental Interest Trust on a subordinated basis. However, to the extent any payments are received by the Supplemental
Interest Trust as a result of entering into replacement transaction(s) following a Downgrade Terminating Event (as defined below), the Swap Counterparty that is being replaced shall have first priority to those payments over the Group 1
Certificateholders, the master servicer, the securities administrator, the servicers, the custodians and the trustee (which payments are to be deposited in the Swap Account), and the Supplemental Interest Trust shall pay from the Swap
Account to the Swap Counterparty the lesser of (x) the amount so received and
(y) any Swap Termination Payment owed to the Swap Counterparty (to the extent not already paid by the Supplemental Interest Trust) that is being replaced immediately upon receipt.

          A "SWAP TERMINATION PAYMENT" is a termination payment required to be made by either the Supplemental Interest Trust or the Swap Counterparty pursuant to the Swap Agreement as a result of termination of the Swap Agreement.

          The Swap Agreement can be terminated upon an event of default under that agreement or an early termination event under that agreement. Events of default under the Swap Agreement include, among other things, the following:

          o    failure to make a payment due under the Swap Agreement, two business days after notice of such failure is received,

                                      S-150

          o    certain bankruptcy and insolvency events, and

          o    a merger by the Swap Counterparty without an assumption of its obligations under the Swap Agreement.

          Early termination events under the Swap Agreement include, among other things:

          o    illegality (which generally relates to changes in law causing it to become unlawful for either party (or its guarantor, if
               applicable) to perform its obligations under the Swap Agreement or guaranty, as applicable),

          o    a tax event (which generally relates to either party to the Swap
               Agreement receiving a payment under the Swap Agreement from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an
               indemnifiable tax),

          o    a tax event upon merger (which generally relates to either party receiving a payment under the Swap Agreement from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax, in each case, resulting from a merger),

          o    upon the irrevocable direction to dissolve or otherwise terminate the Issuing Entity following which all assets of the Issuing
               Entity will be liquidated and the proceeds of such liquidation will be distributed to certificateholders,

          o    upon the exercise of the optional termination of the Issuing
               Entity by the master servicer or a successful auction as
               described under "--Auction and Optional Termination of the Group
               1 Certificates and Optional Termination of the Aggregate Group II
               and Aggregate Group III Certificates" below, and

          o    the pooling and servicing agreement is amended without the consent of the Swap Counterparty and such amendment materially and adversely affects the rights or interests of the Swap
               Counterparty.

          "DEFAULTED SWAP TERMINATION PAYMENT" means any termination payment required to be made by the Supplemental Interest Trust to the Swap Counterparty
pursuant to the Swap Agreement as a result of an event of default under the Swap
Agreement with respect to which the Swap Counterparty is the defaulting party or a termination event under that agreement (other than illegality or a tax event of the Swap Counterparty) with respect to which the Swap Counterparty is the sole affected party.

          In addition to the termination events specified above, it shall be an additional termination event under the Swap Agreement (such event, a "DOWNGRADE
TERMINATING EVENT") if (x) any of the rating agencies downgrades the Swap
Counterparty (or its guarantor) below the Required Swap Counterparty Rating or
Moody's withdraws its ratings of the Swap Counterparty (or its guarantor) and
(y) at least one of the following events has not occurred (except to the extent otherwise approved by the rating agencies):

               (1) within the time period specified in the Swap Agreement with respect to such downgrade, the Swap Counterparty (or its guarantor)
          shall transfer the Swap Agreement, in whole, but not in part, to a counterparty that satisfies the Required Swap Counterparty Rating, subject to the satisfaction of the Rating Agency Condition;

               (2) within the time period specified in the Swap Agreement with respect to such downgrade, the Swap Counterparty (or its guarantor)
          shall collateralize its exposure to the Issuing Entity pursuant to an
          ISDA Credit Support Annex, subject to the satisfaction of the Rating
          Agency Condition; provided that such ISDA Credit Support Annex shall be made a credit support document for the Swap Counterparty (or its guarantor) pursuant to an amendment to the Swap Agreement;

                                      S-151

               (3) within the time period specified in the Swap Agreement with respect to such downgrade, the payment obligations of the Swap
          Counterparty (or its guarantor) under the Swap Agreement shall be guaranteed by a person or entity that satisfies the Required Swap
          Counterparty Rating, subject to the satisfaction of the Rating Agency
          Condition; or

               (4) within the time period specified in the Swap Agreement with respect to such downgrade, the Swap Counterparty (or its guarantor)
          shall take such other steps, if any, to enable the Issuing Entity to satisfy the Rating Agency Condition.

          "REQUIRED SWAP COUNTERPARTY RATING" means, with respect to a counterparty or entity guaranteeing the obligations of such counterparty, (x)
either (i) if such counterparty or entity has only a long-term rating by
Moody's, a long-term senior, unsecured debt obligation rating, credit rating or other similar rating (as the case may be, the "LONG-TERM RATING") of at least
"Aa3" by Moody's and if rated "Aa3" by Moody's is not on negative credit watch by Moody's or (ii) if such counterparty or entity has a Long-Term Rating and a short-term rating by Moody's, a Long-Term Rating of at least "A1" by Moody's and a short-term rating of "P-1" by Moody's and, in each case, such rating is not on negative credit watch by Moody's or (y) (i) a short-term rating of at least
"A-1" by S&P or (ii) if such counterparty or entity does not have a short-term rating by S&P, a Long-Term Rating of at least "A+" by S&P. It shall also be an additional termination event under the Swap Agreement if the Swap Counterparty
(or its guarantor) has its rating by S&P withdrawn, has a rating of less than
"BBB-" or "A-3", if applicable, by S&P or has a rating of less than or equal to
"A3" or "P-2", if applicable, by Moody's, and within the time period specified in the Swap Agreement, the Swap Counterparty (or its guarantor), while collateralizing its exposure to the Supplemental Interest Trust, either (A)
fails to transfer the Swap Agreement at its sole cost and expense, in whole, but not in part, to a replacement counterparty that satisfies the Required Swap
Counterparty Rating, subject to satisfaction of the Rating Agency Condition or
(B) fails to obtain a guaranty of, or a contingent agreement of, another person that satisfies the Required Swap Counterparty Rating, subject to satisfaction of the Rating Agency Condition (a "SUBSTITUTION EVENT"). Finally, an additional termination event under the Swap Agreement will exist if the Swap Counterparty has failed to deliver any information, report, certification or accountants'
consent when and as required under Items 1115(b)(1) or (b)(2) of Regulation AB with respect to certain reporting obligations of the Depositor with respect to the Issuing Entity, which continues unremedied for the time period provided in the Swap Agreement, and the Swap Counterparty fails to transfer the Swap
Agreement at its sole cost and expense, in whole, but not in part, to a counterparty that, (i) has agreed to deliver any information, report, certification or accountants' consent when and as required under Items
1115(b)(1) or (b)(2) of Regulation AB with respect to certain reporting obligations of the Depositor with respect to the Issuing Entity and (ii)
satisfies any rating requirement set forth in the Swap Agreement.

          If the Supplemental Interest Trust is unable to or, if applicable, chooses not to obtain a substitute Swap Agreement in the event that the Swap
Agreement is terminated, interest distributable on the certificates will be paid from amounts received on the mortgage loans without the benefit of an Swap
Agreement or a substitute Swap Agreement.

          On or after the closing date and so long as the Rating Agency
Condition has been satisfied, (i) the Supplemental Interest Trust may, with the consent of the Swap Counterparty, assign or transfer all or a portion of the
Swap Agreement, (ii) the Swap Counterparty may assign its obligations under the
Swap Agreement to any institution, (iii) the Swap Agreement may be amended and/or (iv) the Swap Agreement may be terminated or replaced.

          The Swap Agreement is scheduled to terminate by its terms following the Distribution Date in May 2011 and upon termination of the Swap Agreement no further amounts will be paid to the Swap Counterparty by the Supplemental
Interest Trust and no further amounts will be paid to the Supplemental Interest
Trust by the Swap Counterparty.

          The "SIGNIFICANCE PERCENTAGE" of the Swap Agreement will be less than
10% as of the Closing Date (as defined below). The Significance Percentage is calculated by reference to the "SIGNIFICANCE ESTIMATE" of the Swap Agreement
which is determined based on a reasonable good faith estimate of maximum probable exposure represented by the Swap Agreement made in substantially the same manner as that used in the sponsor's internal

                                      S-152

risk management process inrespect of similar instruments. The "Significance
Percentage" is the percentage that the amount of the significance estimate represents of the aggregate Stated Principal Balance of the Mortgage Loans.

DESCRIPTION OF THE SWAP COUNTERPARTY

          The interest rate swap agreement will be provided by Morgan Stanley
Capital Services Inc. ("MSCS" or the "SWAP COUNTERPARTY"), a Delaware
corporation formed in 1985 or upon the occurrence of certain events, a replacement counterparty that satisfies certain credit criteria (together with
MSCS, the "SWAP COUNTERPARTY"). See "Description of the Certificates--The Swap
Agreement" in this prospectus supplement. Morgan Stanley Capital Services Inc.
is an affiliate, through common parent ownership, of the sponsor, the depositor and Morgan Stanley & Co. Incorporated, the underwriter, and is a wholly-owned, unregulated special purpose subsidiary of Morgan Stanley (NYSE:MS). The principal executive offices of Morgan Stanley Capital Services Inc. are located at 1585 Broadway, New York, New York 10036, telephone number (212) 761-4000.

          Morgan Stanley Capital Services Inc. conducts business in the over-the-counter derivatives market, writing a variety of derivative instruments, including interest rate swaps, currency swaps, credit default swaps and interest rate options with institutional clients. The payment obligations of
Morgan Stanley Capital Services Inc. under its derivative instruments are 100%
guaranteed by Morgan Stanley. As of the date hereof, Morgan Stanley has a long-term debt rating of "Aa3" by Moody's, "A+" by S&P and "AA-" by Fitch and a
short-term debt rating of "P-1" by Moody's, "A-1" by S&P and "F1+" by Fitch.

SUBORDINATION AND ALLOCATION OF LOSSES ON THE GROUP 1 CERTIFICATES

          Realized Losses on the Group 1 Mortgage Loans for any Distribution
Date will

               first, cause a reduction in Net Monthly Excess Cashflow for the
          Group 1 Mortgage Loans for that Distribution Date and

               second, cause a reduction in the Overcollateralized Amount for that Distribution Date, until it is reduced to zero.

To the extent that Realized Losses on a Distribution Date cause the aggregate
Class Principal Balance of the Group 1 Certificates, after taking into account all distributions on such Distribution Date (including, for this purpose, distributions from the Swap Account) to exceed the aggregate Stated Principal
Balance of the Group 1 Mortgage Loans as of the last day of the related Due
Period, such excess will be allocated sequentially, to the Class 1-B-3, Class
1-B-2, Class 1-B-1, Class 1-M-6, Class 1-M-5, Class 1-M-4, Class 1-M-3, Class
1-M-2 and Class 1-M-1 Certificates, in that order, in each case to reduce the
Class Principal Balance thereof until it has been reduced to zero.

          The Pooling and Servicing Agreement does not permit the allocation of
Realized Losses on the Group 1 Mortgage Loans to the Group 1 Senior Certificates
or to the Class P-1 Certificates. Investors in the Class 1-A-1, Class 1-A-2,
Class 1-A-3, Class 1-A-4 and Class 1-A-5 Certificates should note that although
Realized Losses cannot be allocated to the Group 1 Senior Certificates, under certain loss scenarios there will not be enough principal and interest on the
Group 1 Mortgage Loans to pay the Class 1-A-1, Class 1-A-2, Class 1-A-3, Class
1-A-4 and Class 1-A-5 Certificates all interest and principal amounts to which they are then entitled.

          Once Realized Losses have been allocated to a Class of Group 1
Subordinated Certificates, such amounts with respect to these Certificates will no longer accrue interest nor, except as provided in the following paragraph, will such amounts be reinstated thereafter. Any allocation of a Realized Loss to a Group 1 Subordinated Certificate will be made by reducing the Class Principal
Balance of that Group 1 Subordinated Certificate by the amount so allocated as of such Distribution Date after all distributions on such Distribution Date have been made. Notwithstanding anything to the contrary described in this prospectus supplement, in no event will the Certificate Principal Balance of any Group 1
Subordinated Certificate be reduced more than once in respect of any particular amount both (i) allocable to the Group 1 Subordinated Certificate in respect of
Realized Losses and (ii) payable as principal to the holder of the Certificate from Net Monthly Excess Cashflow.

                                      S-153

          Notwithstanding the foregoing, the Pooling and Servicing Agreement will provide that the Class Principal Balance of a Class of Group 1 Subordinated
Certificates that has been reduced because of allocations of Realized Losses may also be increased as a result of Subsequent Recoveries. If a final liquidation of a Group 1 Mortgage Loan resulted in a Realized Loss and thereafter the Master
Servicer or the related Servicer receives a recovery specifically related to that Mortgage Loan, such recovery (net of any reimbursable expenses) shall be distributed to the Group 1 Certificateholders on any Distribution Date in the
same manner as prepayments received in the related Prepayment Period. In addition, the Class Principal Balance of each Class of Group 1 Subordinated
Certificates to which Realized Losses have been allocated, will be increased, sequentially in the order of payment priority, to the extent that such
Subsequent Recoveries are distributed as principal to any Class of Group 1
Certificates to the extent that (i) the related Realized Loss was allocated to any Class of Group 1 Subordinated Certificates and (ii) the aggregate Stated
Principal Balance of the Group 1 Mortgage Loans as of immediately preceding Due
Date (after giving effect to unscheduled receipts of principal in the Prepayment
Period related to that prior Due Date) exceeds the aggregate Class Principal
Balance of the Group 1 Senior Certificates immediately prior to that
Distribution Date. However, the Class Principal Balance of each such Class of
Group 1 Subordinated Certificates will not be increased by more than the amount of Realized Losses previously applied to reduce the Class Principal Balance of each such Class of Group 1 Subordinated Certificates. Holders of certificates whose Class Principal Balance is increased in this manner will not be entitled to interest on the increased balance for any interest accrual period preceding the Distribution Date on which the increase occurs. The foregoing provisions will apply even if the Class Principal Balance of a Class of Group 1
Subordinated Certificates was previously reduced to zero. Accordingly, each
Class of Subordinated Certificates will be considered to remain outstanding until the termination of the related trust.

          An increase in a Certificate Balance caused by a Subsequent Recovery should be treated by the Certificateholder as ordinary (or capital) income to the extent that the Certificateholder claimed an ordinary (or capital) deduction for any decrease in the Certificate Balance caused by Realized Losses. Potential investors and holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any income realized with respect to their certificates as a result of Subsequent
Recoveries.

THE AGGREGATE GROUP II CERTIFICATES AND AGGREGATE GROUP III CERTIFICATES
-PRIORITY OF DISTRIBUTIONS

          The Aggregate Group II Certificates will receive distributions based upon Available Funds received from the Aggregate Group II Mortgage Loans. The
Aggregate Group III Certificates will receive distributions based upon Available
Funds received from the Aggregate Group III Mortgage Loans.

          "AVAILABLE FUNDS" for a Loan Group of Aggregate Group II Mortgage
Loans or Aggregate Group III Mortgage Loans for any Distribution Date will be equal to the sum of:

          o    all scheduled installments of interest (net of the related
               Expense Fees) and principal due on the Mortgage Loans in that
               Loan Group on the Due Date in the month in which the Distribution
               Date occurs and received before the related Determination Date, together with any advances with respect to them;

          o    all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the Mortgage
               Loans in that Loan Group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the related
               Servicer's normal servicing procedures and all other cash amounts received and retained in connection with (a) the liquidation of defaulted Mortgage Loans in that Loan Group, by foreclosure or otherwise during the calendar month preceding the month of the
               Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any) and (b) any Subsequent Recoveries with respect to Mortgage Loans in that Loan Group;

          o    all partial or full prepayments with respect to Mortgage Loans in that Loan Group received during the related Prepayment Period;
               and

                                      S-154

          o    amounts received with respect to the Distribution Date as the
               Substitution Adjustment Amount or purchase price in respect of a deleted Mortgage Loan or a Mortgage Loan in that Loan Group repurchased by the Depositor, the Seller or the related
               Originator as of the Distribution Date;

          o    reduced by amounts in reimbursement for Monthly Advances
               previously made and other amounts as to which the Servicers are entitled to reimbursement from the Custodial Accounts pursuant to the underlying servicing agreements, and as to which the Master
               Servicer, the Securities Administrator, the Trustee and/or any
               custodian, as applicable, are entitled with respect to the
               Mortgage Loans in the related Loan Group or otherwise allocable to the Certificates related to that Loan Group to be reimbursed from the Distribution Account or otherwise pursuant to the
               Pooling and Servicing Agreement, the underlying servicing
               agreements or the custody agreements, as applicable;

plus, in the case of a Loan Group in Aggregate Loan Group II or Aggregate Loan
Group III,

          o    Transfer Payments Received, plus interest thereon, for such Loan
               Group and Distribution Date;

minus, in the case of a Loan Group in Aggregate Loan Group II or Aggregate Loan
Group III,

          o    Transfer Payments Made, plus interest thereon, for such Loan
               Group and Distribution Date.

INTEREST DISTRIBUTIONS ON THE AGGREGATE GROUP II CERTIFICATES AND THE AGGREGATE
GROUP III CERTIFICATES

          The Classes of Aggregate Group II Certificates and Aggregate Group III
Certificates will have the respective pass-through rates described on pages vi,
vii, viii and ix of this prospectus supplement.

          On each Distribution Date, to the extent of funds available therefor, each interest-bearing Class of Aggregate Group II Certificates and Aggregate
Group III Certificates will be entitled to receive an amount allocable to interest for the related interest accrual period. This "INTEREST DISTRIBUTION
AMOUNT" for any interest-bearing Class will be equal to the sum of (a) interest at the applicable pass-through rate on the related Class Principal Balance immediately prior to the applicable Distribution Date and (b) the sum of the amounts, if any, by which the amount described in clause (a) above on each prior
Distribution Date exceeded the amount actually distributed as interest on the prior Distribution Dates and not subsequently distributed (which are called unpaid interest amounts).

          With respect to each Distribution Date for all of the Aggregate Group
II Certificates and Aggregate Group III Certificates, the "INTEREST ACCRUAL
PERIOD" will be the calendar month preceding the month of the Distribution Date.
Each Interest Accrual Period will be deemed to consist of 30 days. Interest will be calculated and payable on the Aggregate Group II Certificates and the
Aggregate Group III Certificates on the basis of a 360-day year divided into twelve 30-day months.

          The interest entitlement described above for each Class of Aggregate
Group II Certificates for any Distribution Date will be reduced by the amount of
Net Interest Shortfalls experienced by (a) the related Loan Group, with respect to the Aggregate Group II Senior Certificates and (b) all of the Aggregate Group
II Mortgage Loans, with respect to the Aggregate Group II Subordinated
Certificates. Similarly, the interest entitlement described above for each Class of Aggregate Group III Certificates for any Distribution Date will be reduced by the amount of Net Interest Shortfalls experienced by (a) the related Loan Group, with respect to the Aggregate Group III Senior Certificates and (b) all of the
Aggregate Group III Mortgage Loans, with respect to the Aggregate Group III
Subordinated Certificates.

          With respect to any Distribution Date and Loan Group in Aggregate Loan
Group II or Aggregate Loan Group III, the "NET INTEREST SHORTFALL" is equal to

          o    any net prepayment interest shortfalls for that Loan Group and
               Distribution Date, and

                                      S-155

          o    the amount of interest that would otherwise have been received withrespect to any Mortgage Loan in that Loan Group that was the subject of a Relief Act Reduction or a Special Hazard Loss, Fraud
               Loss, Debt Service Reduction or Deficient Valuation, after the exhaustion of the respective amounts of coverage provided by the
               Aggregate Group II Subordinated Certificates and the Aggregate
               Group III Subordinated Certificates for those types of losses.

          Net Interest Shortfalls for a Loan Group in Aggregate Loan Group II on
any Distribution Date will be allocated pro rata among all interest-bearing
Classes of the related Aggregate Group II Senior Certificates and the Classes of
Aggregate Group II Subordinated Certificates on such Distribution Date, based on the amount of interest each such Class of Aggregate Group II Certificates would otherwise be entitled to receive (or, in the case of the Aggregate Group II
Subordinated Certificates, be deemed to be entitled to receive based on each subordinated Class' share of the Subordinated Portion, as described more fully below) on such Distribution Date, in each case before taking into account any reduction in such amounts from such Net Interest Shortfalls. Similarly, Net
Interest Shortfalls for a Loan Group in Aggregate Loan Group III on any
Distribution Date will be allocated pro rata among all interest-bearing Classes of the related Aggregate Group III Senior Certificates and the Classes of
Aggregate Group III Subordinated Certificates on such Distribution Date, based on the amount of interest each such Class of Aggregate Group III Certificates would otherwise be entitled to receive (or, in the case of the Aggregate Group
III Subordinated Certificates, be deemed to be entitled to receive based on each subordinated Class' share of the Subordinated Portion, as described more fully below) on such Distribution Date, in each case before taking into account any reduction in such amounts from such Net Interest Shortfalls.

          For purposes of allocating Net Interest Shortfalls for a Loan Group to the Aggregate Group II Subordinated Certificates or the Aggregate Group III
Subordinated Certificates on any Distribution Date, the amount of interest each
Class of Aggregate Group II Subordinated Certificates and Aggregate Group III
Subordinated Certificates would otherwise be deemed to be entitled to receive from Available Funds for that Loan Group on such Distribution Date will be equal to an amount of interest at the pass-through rate on a balance equal to that
Class' pro rata share of the related Subordinated Portion for that Distribution
Date and Loan Group in the related Aggregate Loan Group. Notwithstanding the foregoing, on any Distribution Date after a related Senior Termination Date, with respect to the Aggregate Group II Subordinated Certificates, or after the second related Senior Termination Date, with respect to the Aggregate Group III
Subordinated Certificates, Net Interest Shortfalls for a Loan Group will be allocated to the related Classes of Class B Certificates based on the amount of interest each such Class of Class B Certificates would otherwise be entitled to receive on that Distribution Date.

          A "RELIEF ACT REDUCTION" is a reduction in the amount of the monthly interest payment on a Mortgage Loan pursuant to the Servicemembers' Civil Relief
Act. See "Legal Aspects of Mortgage Loans--Servicemembers' Civil Relief Act" in
the accompanying prospectus. With respect to any Distribution Date, a net prepayment interest shortfall for a Loan Group of Aggregate Group II Mortgage
Loans or a Loan Group of Aggregate Group III Mortgage Loans is the amount by which the aggregate of prepayment interest shortfalls experienced by the
Mortgage Loans in that Loan Group during the portion of the related Prepayment
Period occurring in the calendar month preceding the month of the Distribution
Date exceeds the aggregate amount payable on the Distribution Date by the
Servicers and the Master Servicer as described under "Servicing of the Mortgage
Loans--Adjustment to Servicing Fees in Connection with Certain Prepaid Mortgage
Loans" in this prospectus supplement. A prepayment interest shortfall is the amount by which interest paid by a borrower in connection with a prepayment of principal on a Mortgage Loan is less than one month's interest at the related mortgage rate on the Stated Principal Balance of the Mortgage Loan. With respect to each Class of Certificates in Aggregate Certificate Group II and Aggregate
Certificate Group III, each Class' pro rata share of the Net Interest Shortfalls on the related Mortgage Loans will be based on the amount of interest the Class otherwise would have been entitled to receive on such Distribution Date.

          If on a particular Distribution Date, Available Funds for a Loan Group
of Aggregate Group II Mortgage Loans or Aggregate Group III Mortgage Loans in
the Distribution Account applied in the order described above under "--Priority of Distributions Among Certificates" are not sufficient to make a full distribution of the interest entitlement on the Certificates related to that
Loan Group, interest will be distributed on each Class of Certificates in the related Aggregate Certificate Group of equal priority based on the amount of interest it would otherwise have been entitled to receive in the absence of the shortfall. Any unpaid interest amount on the Aggregate Group II Mortgage Loans will be carried forward and added to the amount holders of each Class of
Aggregate Group II

                                      S-156

Certificates will be entitled to receive on the next Distribution Date.
Similarly, any unpaid interest amount on the Aggregate Group III Mortgage Loans will be carried forward and added to the amount holders of each Class of
Aggregate Group III Certificates will be entitled to receive on the next
Distribution Date. A shortfall could occur, for example, if losses realized on the related Mortgage Loans were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest.

PRINCIPAL DISTRIBUTIONS ON THE AGGREGATE GROUP II CERTIFICATES AND THE AGGREGATE
GROUP III CERTIFICATES

          Aggregate Group II Principal Amount. On each Distribution Date, from remaining Available Funds after distributions in respect of interest, the
Principal Amount for Loan Group 2 and Loan Group 3 will be distributed as principal with respect to the related Aggregate Group II Senior Certificates in an amount up to the related Senior Principal Distribution Amount for such Loan
Group and as principal of the Aggregate Group II Subordinated Certificates, as a
portion of the related Subordinated Principal Distribution Amount.

          Aggregate Group III Principal Amount. On each Distribution Date, from remaining Available Funds after distributions in respect of interest, the
Principal Amount for Loan Group 4, Loan Group 5 and Loan Group 6 will be distributed as principal with respect to the related Aggregate Group III Senior
Certificates in an amount up to the related Senior Principal Distribution Amount for such Loan Group and as principal of the Aggregate Group III Subordinated
Certificates, as a portion of the related Subordinated Principal Distribution
Amount.

          The "PRINCIPAL AMOUNT" for any Distribution Date and Loan Group of
Aggregate Group II Mortgage Loans or Loan Group of Aggregate Group III Mortgage
Loans will equal the sum of:

               1.   all monthly payments of principal due on each Mortgage Loan
                    (other than a Liquidated Mortgage Loan) in that Loan Group on the related Due Date,

               2.   the principal portion of the purchase price of each Mortgage
                    Loan in that Loan Group that was repurchased by the
                    Depositor pursuant to the Pooling and Servicing Agreement, the Seller pursuant to the Pooling and Servicing Agreement or the Mortgage Loan Purchase Agreement or the related
                    Originator pursuant to the related underlying mortgage loan purchase agreement as of the Distribution Date,

               3.   the Substitution Adjustment Amount in connection with any
                    deleted Mortgage Loan in that Loan Group received with
                    respect to the Distribution Date,

               4.   any insurance proceeds or liquidation proceeds allocable to recoveries of principal of Mortgage Loans in that Loan Group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution
                    Date,

               5.   with respect to each Mortgage Loan in that Loan Group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation proceeds allocable to principal received
                    with respect to that Mortgage Loan, and, if such Liquidated
                    Mortgage Loan is an Additional Collateral Mortgage Loan, the
                    principal portion of the proceeds of any related Additional
                    Collateral,

               6.   all partial and full principal prepayments by borrowers on the Mortgage Loans in that Loan Group received during the
                    related Prepayment Period, and

               7.   any Subsequent Recoveries on the Mortgage Loans in that Loan
                    Group received during the calendar month preceding the month of the Distribution Date,

plus

          o    any Transfer Payments Received for such Loan Group and
               Distribution Date,

                                      S-157

minus

          o    any Transfer Payments Made for such Loan Group and Distribution
               Date.

SUBORDINATED PORTIONS

          The Aggregate Group II Certificates. A portion of each of Loan Group 2 and Loan Group 3 is related to the Aggregate Group II Subordinated Certificates.
That portion (the related "SUBORDINATED PORTION") for any Distribution Date will be equal to the aggregate Stated Principal Balance of the Mortgage Loans in the
related Loan Group as of the Due Date in the month preceding the month of such
Distribution Date minus the sum of the Class Principal Balances of the related
Aggregate Group II Senior Certificates immediately prior to such Distribution
Date.

          The Aggregate Group III Certificates. A portion of each of Loan Group
4, Loan Group 5 and Loan Group 6 is related to the Aggregate Group III
Subordinated Certificates. That portion (the related "SUBORDINATED PORTION") for any Distribution Date will be equal to the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group as of the Due Date in the month preceding the month of such Distribution Date minus the sum of the Class
Principal Balances of the related Aggregate Group III Senior Certificates immediately prior to such Distribution Date.

TRANSFER PAYMENTS

          The Aggregate Group II Certificates--Transfer Payments due to
disproportionate Realized Losses in one Loan Group in Aggregate Loan Group II.
If on any Distribution Date the aggregate Class Principal Balance of the
Aggregate Group II Senior Certificates related to a Loan Group of Aggregate
Group II Mortgage Loans immediately prior to such Distribution Date is greater than the aggregate Stated Principal Balance of the Mortgage Loans in that Loan
Group of Aggregate Group II Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date (the "UNDERCOLLATERALIZED GROUP"), then the following will occur:

          o    the Available Funds in the other Loan Group of Aggregate Group II
               Mortgage Loans that is not an Undercollateralized Group (each, an
               "OVERCOLLATERALIZED GROUP") will be reduced, after distributions of interest to the Aggregate Group II Senior Certificates of the
               Overcollateralized Group, by an amount equal to one month's interest on the Transfer Payment Received by the
               Undercollateralized Group at the pass-through rate applicable to the Undercollateralized Group and that amount will be added to the Available Funds of the Undercollateralized Group; and

          o    the portion of the Available Funds in respect of principal on the
               Mortgage Loans in the Overcollateralized Group of Aggregate Group
               II Mortgage Loans, after distributions of principal to the
               Aggregate Group II Senior Certificates of each Overcollateralized
               Group, will be distributed, to the extent of the portion of
               Available Funds available therefor, to the Aggregate Group II
               Senior Certificates of the Undercollateralized Group until the
               Class Principal Balance of the Senior Certificates of the
               Undercollateralized Group equals the aggregate Stated Principal
               Balance of the Mortgage Loans in the related Loan Group of
               Aggregate Group II Mortgage Loans.

          Consequently, the Aggregate Group II Subordinated Certificates will not receive any distributions of principal until each Undercollateralized Group of Aggregate Group II Mortgage Loans is no longer undercollateralized.

          On each Distribution Date, the "TRANSFER PAYMENT" for the
Undercollateralized Group of Aggregate Group II Mortgage Loans will equal the excess, if any, of the Class Principal Balance of the Aggregate Group II Senior
Certificates immediately prior to such Distribution Date related to such
Undercollateralized Group of Aggregate Group II Mortgage Loans over the aggregate Stated Principal Balance of the Mortgage Loans in such related Loan
Group of Aggregate Group II Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date. The Transfer Payment received by the related Undercollateralized Group is referred to as a

                                      S-158

"TRANSFER PAYMENTRECEIVED." The Transfer Payment made by the related
Overcollateralized Group is referred to as a "TRANSFER PAYMENT MADE."

          All or a portion of the distributions to the Aggregate Group II Senior
Certificates pursuant to the transfer payment provisions described above may be made on the Distribution Date in the month following the month during which such
Transfer Payment occurs (without any additional distribution of interest or earnings thereon with respect to such delay).

          The Aggregate Group III Certificates--Transfer Payments due to
disproportionate principal payments. On each Distribution Date after the first
Senior Termination Date but prior to the earlier of the Senior Credit Support
Depletion Date and the second Senior Termination Date, all principal on the
Mortgage Loans in a Loan Group of Aggregate Group III Mortgage Loans will be paid on a pro rata basis, based on Class Principal Balance, to the Aggregate
Group III Senior Certificates then outstanding relating to the other Loan Groups of Aggregate Group III Mortgage Loans. However, principal will not be distributed as described above if on that Distribution Date (a) the Aggregate
Subordinated Percentage (as defined in this prospectus supplement) for that
Distribution Date is greater than or equal to 200% of the Aggregate Subordinated
Percentage as of the closing date and (b) the aggregate Stated Principal Balance of all of the Aggregate Group III Mortgage Loans delinquent 60 days or more
(averaged over the preceding six month period), as a percentage of the aggregate
Class Principal Balance of the Aggregate Group III Subordinated Certificates, is
less than 50%. If principal from one Loan Group of Aggregate Group III Mortgage
Loans is distributed to the Aggregate Group III Senior Certificates of another
Loan Group according to this paragraph, the Aggregate Group III Subordinated
Certificates will not receive that principal amount on that Distribution Date.

          Transfer Payments due to disproportionate Realized Losses in one Loan
Group in Aggregate Loan Group III. If on any Distribution Date the aggregate
Class Principal Balance of the Aggregate Group III Senior Certificates related to a Loan Group of Aggregate Group III Mortgage Loans immediately prior to such
Distribution Date is greater than the aggregate Stated Principal Balance of the
Mortgage Loans in that Loan Group of Aggregate Group III Mortgage Loans on the
Due Date in the month preceding the month of such Distribution Date (the
"UNDERCOLLATERALIZED GROUP"), then the following will occur:

          o    the Available Funds in each other Loan Group of Aggregate Group
               III Mortgage Loans that is not an Undercollateralized Group
               (each, an "OVERCOLLATERALIZED GROUP") will be reduced, after distributions of interest to the Aggregate Group III Senior
               Certificates of the Overcollateralized Group, by an amount equal to one month's interest on the Transfer Payment Received by the
               Undercollateralized Group at the pass-through rate applicable to the Undercollateralized Group and that amount will be added to the Available Funds of the Undercollateralized Group; and

          o    the portion of the Available Funds in respect of principal on the
               Mortgage Loans in the Overcollateralized Group of Aggregate Group
               III Mortgage Loans, after distributions of principal to the
               Aggregate Group III Senior Certificates of each
               Overcollateralized Group, will be distributed, to the extent of the portion of Available Funds available therefor, to the
               Aggregate Group III Senior Certificates of each
               Undercollateralized Group until the Class Principal Balance of the Senior Certificates of each Undercollateralized Group equals the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group of Aggregate Group III Mortgage Loans.

          Consequently, the Aggregate Group III Subordinated Certificates will not receive any distributions of principal until each Undercollateralized Group of Aggregate Group III Mortgage Loans is no longer undercollateralized. If more than one Loan Group of Aggregate Group III Mortgage Loans on any Distribution
Date is entitled to a Transfer Payment Received, such Transfer Payments shall be allocated among such Loan Groups, pro rata, on the basis of the amount by which the aggregate Class Principal Balance of the related Aggregate Group III Senior
Certificates immediately prior to such Distribution Date is greater than the aggregate Stated Principal Balance of the Mortgage Loans in that Loan Group on the Due Date in the month preceding the month of such Distribution Date. If more than one Loan Group of Aggregate Group III Mortgage Loans on any Distribution
Date is required to make a Transfer Payment Made, such Transfer Payments shall be allocated among such Loan Groups

                                      S-159

of Aggregate Group III Mortgage Loans, pro rata, on the basis of the Class
Principal Balance of the related Aggregate Group III Senior Certificates.

          On each Distribution Date, the "TRANSFER PAYMENT" for the
Undercollateralized Group of Aggregate Group III Mortgage Loans will equal the excess, if any, of the Class Principal Balance of the Aggregate Group III Senior
Certificates immediately prior to such Distribution Date related to such
Undercollateralized Group of Aggregate Group III Mortgage Loans over the aggregate Stated Principal Balance of the Mortgage Loans in such related Loan
Group of Aggregate Group III Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date. The Transfer Payment received by the related Undercollateralized Group is referred to as a "TRANSFER PAYMENT
RECEIVED." The Transfer Payment made by the related Overcollateralized Group is referred to as a "TRANSFER PAYMENT MADE."

          All or a portion of the distributions to the Aggregate Group III
Senior Certificates pursuant to the transfer payment provisions described above may be made on the Distribution Date in the month following the month during which such Transfer Payment occurs (without any additional distribution of interest or earnings thereon with respect to such delay).

DISTRIBUTIONS OF PRINCIPAL TO THE SENIOR CERTIFICATES

          Senior Principal Distribution Amount for the Aggregate Group II Senior
Certificates. On each Distribution Date, the Principal Amount for a Loan Group
of Aggregate Group II Mortgage Loans, up to the amount of the related Senior
Principal Distribution Amount for the Distribution Date, will be distributed as principal of the following Classes of Aggregate Group II Senior Certificates, in
the following order of priority:

          The Group 2 Certificates

          o    with respect to Loan Group 2, sequentially, in the following order of priority:

          1. to the Class A-R Certificates, until its Class Principal Balance is reduced to zero;

          2. concurrently, to the Class 2-A-1 and Class 2-A-2 Certificates, pro
          rata, until their respective Class Principal Balances are reduced to zero.

          The Group 3 Certificates

          o    with respect to Loan Group 3, to the Class 3-A Certificates, until its Class Principal Balance is reduced to zero.

          In addition, on each Distribution Date, the Class P-2 Distribution
Amount shall be distributed to the Class P-2 Certificates.

          Senior Principal Distribution Amount for the Aggregate Group III
Senior Certificates. On each Distribution Date, the Principal Amount for a Loan
Group of Aggregate Group III Mortgage Loans, up to the amount of the related
Senior Principal Distribution Amount for the Distribution Date, will be distributed as principal of the following Classes of Aggregate Group III Senior
Certificates, in the following order of priority:

          The Group 4 Certificates

          o    with respect to Loan Group 4, concurrently, to the Class 4-A-1 and 4-A-2 Certificates, pro rata, until their respective Class
               Principal Balances are reduced to zero.

          The Group 5 Certificates

          o    with respect to Loan Group 5, principal distributions will be distributed concurrently as follows:

                                      S-160

               a.   74.3456303279%, concurrently, to the Class 5-A-1, Class
                    5-A-4 and Class 5-A-5 Certificates, pro rata, until their
                    respective Class Principal Balances are reduced to zero; and

               b.   25.6543696721%, sequentially, to the Class 5-A-2 and Class
                    5-A-3 Certificates, in that order, until their respective
                    Class Principal Balances are reduced to zero.

          Notwithstanding the foregoing, on each Distribution Date on and after the related Senior Credit Support Depletion Date, the Principal Amount for Loan
Group 5 will be distributed, concurrently, as principal to the Classes of Senior
Certificates in the related Senior Certificate Group, pro rata, in accordance with their respective Class Principal Balances immediately before that
Distribution Date.

          The Group 6 Certificates

          o    with respect to Loan Group 6, concurrently to the Class 6-A-1 and
               6-A-2 Certificates, pro rata, until their respective Class
               Principal Balances are reduced to zero.

AGGREGATE GROUP II CERTIFICATES AND AGGREGATE GROUP III CERTIFICATES GLOSSARY

          The capitalized terms used herein with respect to the Aggregate Group
II Certificates and the Aggregate Group III Certificates shall have the following meanings:

          "CLASS P-2 DISTRIBUTION AMOUNT" for each Distribution Date and the
Aggregate Group II Mortgage Loans is an amount equal to the total of all prepayment penalties received on the Aggregate Group II Mortgage Loans since the
Due Date related to the prior Distribution Date. The Class P-2 Distribution
Amount is not part of the Available Funds and is therefore not available for distributions to the Classes of Aggregate Group II Certificates.

          "DUE DATE" means, with respect to an Aggregate Group II Mortgage Loan or an Aggregate Group III Mortgage Loan, the day of the calendar month on which scheduled payments are due on that Mortgage Loan. With respect to any
Distribution Date, the related Due Date is the first day of the calendar month in which that Distribution Date occurs.

          "PREPAYMENT PERIOD" means (i) for any Aggregate Group II Mortgage Loan or any Aggregate Group III Mortgage Loan and any Distribution Date, the calendar month preceding that Distribution Date.

          The "SENIOR PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date
and Loan Group of Aggregate Group II Mortgage Loans or Loan Group of Aggregate
Group III Mortgage Loans will equal the sum of

          o    the related Senior Percentage of all amounts described in clauses
               1. through 4. of the definition of Principal Amount for that Loan
               Group and that Distribution Date,

          o    for each Mortgage Loan in that Loan Group that became a
               Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the lesser of

                    o    the related Senior Percentage of the Stated Principal
                         Balance of the Mortgage Loan as of the Due Date in the
                         month preceding the month of that Distribution Date and

                    o    either (i) the related Senior Prepayment Percentage of
                         the amount of the liquidation proceeds allocable to
                         principal received on the Mortgage Loan or (ii) if an
                         Excess Loss was sustained on the Liquidated Mortgage
                         Loan during the preceding calendar month, the related
                         Senior Percentage of the amount of the liquidation
                         proceeds allocable to principal received on the
                         Mortgage Loan,

          o    the related Senior Prepayment Percentage of sum of the amounts described in clauses 6. and 7. of the definition of Principal
               Amount for that Loan Group and that Distribution Date, and

                                      S-161

          o    any Transfer Payments Received for that Loan Group and
               Distribution Date;

provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained on a Mortgage Loan in that Loan Group of Aggregate Group II Mortgage Loans or
Aggregate Group III Mortgage Loans that is not a Liquidated Mortgage Loan, that
Senior Principal Distribution Amount will be reduced on the related Distribution
Date by the related Senior Percentage of the principal portion of the Bankruptcy
Loss; provided, further, however, that on any Distribution Date after a related
Senior Termination Date, with respect to the Aggregate Group II Subordinated
Certificates, or after the second related Senior Termination Date, with respect to the Aggregate Group III Subordinated Certificates, the Senior Principal
Distribution Amount for the remaining Aggregate Group II Senior Certificates or
Aggregate Group III Senior Certificates, as applicable, will be calculated pursuant to the above formula based on all of the Mortgage Loans in the related
Aggregate Loan Group, as opposed to only the Mortgage Loans in the related Loan
Group.

          "STATED PRINCIPAL BALANCE" means for any Mortgage Loan and Due Date, the unpaid principal balance of the Mortgage Loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to (i) the payment of principal due on that Due Date, irrespective of any delinquency in payment by the related mortgagor, and (ii)
prepayments of principal and liquidation proceeds received with respect to that
Mortgage Loan through the last day of the related Prepayment Period. The "POOL
PRINCIPAL BALANCE" with respect to the Aggregate Group II Mortgage Loans equals the aggregate of the Stated Principal Balances of the Aggregate Group II
Mortgage Loans and with respect to the Aggregate Group III Mortgage Loans equals the aggregate of the Stated Principal Balances of the Aggregate Group III
Mortgage Loans. The "LOAN GROUP PRINCIPAL BALANCE" with respect to any Loan
Group of Aggregate Group II Mortgage Loans equals the aggregate of the Stated
Principal Balances of the Mortgage Loans in that Loan Group and with respect to any Loan Group of Aggregate Group III Mortgage Loans equals the aggregate of the
Stated Principal Balances of the Mortgage Loans in that Loan Group.

          The "SENIOR PERCENTAGE" for any Aggregate Group II Senior Certificate
Group and Distribution Date is the percentage equivalent of a fraction, the numerator of which is the aggregate of the Class Principal Balances of each
Class of Aggregate Group II Senior Certificates of such Aggregate Group II
Senior Certificate Group immediately before that Distribution Date and the denominator of which is the aggregate of the Stated Principal Balances of the
Mortgage Loans in the related Loan Group of Aggregate Group II Mortgage Loans as of the Due Date occurring in the month prior to the month of that Distribution
Date (after giving effect to prepayments in the Prepayment Period related to such prior Due Date); provided, however, that on any Distribution Date after a related Senior Termination Date, the Senior Percentage of the remaining
Aggregate Group II Senior Certificate Group is the percentage equivalent of a fraction, the numerator of which is the aggregate of the Class Principal
Balances of each Class of Aggregate Group II Senior Certificates of such remaining Aggregate Group II Senior Certificate Group immediately prior to such
Distribution Date and the denominator of which is the aggregate of the Class
Principal Balances of all Classes of Aggregate Group II Certificates immediately prior to such Distribution Date.

          The "SENIOR PERCENTAGE" for any Aggregate Group III Senior Certificate
Group and Distribution Date is the percentage equivalent of a fraction, the numerator of which is the aggregate of the Class Principal Balances of each
Class of Aggregate Group III Senior Certificates of such Aggregate Group III
Senior Certificate Group immediately before that Distribution Date and the denominator of which is the aggregate of the Stated Principal Balances of the
Mortgage Loans in the related Loan Group of Aggregate Group III Mortgage Loans as of the Due Date occurring in the month prior to the month of that
Distribution Date (after giving effect to prepayments in the Prepayment Period related to such prior Due Date); provided, however, that on any Distribution
Date after the second related Senior Termination Date, the Senior Percentage of the remaining Aggregate Group III Senior Certificate Group is the percentage equivalent of a fraction, the numerator of which is the aggregate of the Class
Principal Balances of each Class of Aggregate Group III Senior Certificates of such remaining Aggregate Group III Senior Certificate Group immediately prior to such Distribution Date and the denominator of which is the aggregate of the
Class Principal Balances of all Classes of Aggregate Group III Certificates
immediately prior to such Distribution Date.

          With respect to the Aggregate Group II Certificates, for any
Distribution Date on and prior to a related Senior Termination Date, the
"SUBORDINATED PERCENTAGE" for the portion of the Aggregate Group II Subordinated

                                      S-162

Certificates relating to a Loan Group will be calculated as the difference between 100% and the Senior Percentage of the Aggregate Group II Senior
Certificate Group relating to that Loan Group on such Distribution Date. After a related Senior Termination Date, the Subordinated Percentage will represent the entire interest of the Aggregate Group II Subordinated Certificates in the
Aggregate Group II Mortgage Loans and will be calculated as the difference between 100% and the Senior Percentage for such Distribution Date.

          With respect to the Aggregate Group III Certificates, for any
Distribution Date on and prior to the second Senior Termination Date, the
"SUBORDINATED PERCENTAGE" for the portion of the Aggregate Group III
Subordinated Certificates relating to a Loan Group will be calculated as the difference between 100% and the Senior Percentage of the Aggregate Group III
Senior Certificate Group relating to that Loan Group on such Distribution Date.
After the second related Senior Termination Date, the Subordinated Percentage will represent the entire interest of the Aggregate Group III Subordinated
Certificates in the Aggregate Group III Mortgage Loans and will be calculated as the difference between 100% and the Senior Percentage for such Distribution
Date.

          Aggregate Group II Certificates--Distributions of Principal
Prepayments. The "SENIOR PREPAYMENT PERCENTAGE" of a Aggregate Group II Senior
Certificate Group for any Distribution Date occurring during the seven years beginning on the first Distribution Date will equal 100%. Thereafter, each
Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraph. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the Aggregate Group II Senior Certificates which receive these unscheduled payments of principal while, in the absence of Realized Losses, increasing the interest in the Mortgage Loans evidenced by the Aggregate Group II Subordinated
Certificates. Increasing the respective interest of the Aggregate Group II
Subordinated Certificates relative to that of the Aggregate Group II Senior
Certificates is intended to preserve the availability of the subordination provided by the Aggregate Group II Subordinated Certificates.

          The Senior Prepayment Percentage of a Aggregate Group II Senior
Certificate Group for any Distribution Date occurring on or after the seventh anniversary of the first Distribution Date will be as follows: for any
Distribution Date in the first year thereafter, the related Senior Percentage plus 70% of the related Subordinated Percentage for such Distribution Date; for any Distribution Date in the second year thereafter, the related Senior
Percentage plus 60% of the related Subordinated Percentage for the Distribution
Date; for any Distribution Date in the third year thereafter, the related Senior
Percentage plus 40% of the related Subordinated Percentage for such Distribution
Date; for any Distribution Date in the fourth year thereafter, the related
Senior Percentage plus 20% of the related Subordinated Percentage for such
Distribution Date; and for any Distribution Date thereafter, the related Senior
Percentage for such Distribution Date (unless on any Distribution Date the
Senior Percentage exceeds the Senior Percentage as of the Closing Date, in which case the Senior Prepayment Percentage for each Loan Group in Aggregate Loan
Group II for the Distribution Date will once again equal 100%).

          Notwithstanding the foregoing, no decrease in the Senior Prepayment
Percentage for any Loan Group of Aggregate Group II Mortgage Loans will occur unless both of the step down conditions listed below are satisfied:

          o    the outstanding principal balance of all Mortgage Loans in a Loan
               Group of Aggregate Group II Mortgage Loans delinquent 60 days or more (including Mortgage Loans in foreclosure, real estate owned by the Issuing Entity and Mortgage Loans the mortgagors of which are in bankruptcy) (averaged over the preceding six month
               period), as a percentage of (a) if such date is on or prior to a related Senior Termination Date, the Subordinated Percentage for
               such Loan Group of Aggregate Group II Mortgage Loans of the aggregate Stated Principal Balance of the Mortgage Loans in that
               Loan Group, or (b) if such date is after a related Senior
               Termination Date, the aggregate Class Principal Balance of the
               Aggregate Group II Subordinated Certificates, does not equal or exceed 50% of the aggregate principal balance of the Aggregate
               Group II Subordinated Certificates on that Distribution Date, and

          o    cumulative Realized Losses on all of the Aggregate Group II
               Mortgage Loans do not exceed

               o    commencing with the Distribution Date on the seventh
                    anniversary of the first Distribution Date, 30% of the
                    aggregate Class Principal Balance of the Aggregate Group II
                    Subordinated

                                      S-163

                    Certificates as of the Closing Date (with respect to the
                    Aggregate Group II Subordinated Certificates, the "ORIGINAL
                    SUBORDINATE PRINCIPAL BALANCE"),

               o    commencing with the Distribution Date on the eighth
                    anniversary of the first Distribution Date, 35% of the
                    original subordinate principal balance,

               o    commencing with the Distribution Date on the ninth
                    anniversary of the first Distribution Date, 40% of the
                    original subordinate principal balance,

               o    commencing with the Distribution Date on the tenth
                    anniversary of the first Distribution Date, 45% of the
                    original subordinate principal balance, and

               o    commencing with the Distribution Date on the eleventh
                    anniversary of the first Distribution Date, 50% of the
                    original subordinate principal balance.

          Notwithstanding the preceding paragraph, if (x) on or before the
Distribution Date in June 2009, the Aggregate Subordinated Percentage is at
least 200% of the Aggregate Subordinated Percentage as of the Closing Date, the
delinquency test set forth above is satisfied and cumulative Realized Losses on the Aggregate Group II Mortgage Loans do not exceed 20% of the original subordinate principal balance, the Senior Prepayment Percentage for each Loan
Group of Aggregate Group II Mortgage Loans will equal the related Senior
Percentage for that Distribution Date plus 50% of the amount equal to 100% minus the related Senior Percentage and (y) after the Distribution Date in June 2009, the Aggregate Subordinated Percentage is at least 200% of the Aggregate
Subordinated Percentage as of the Closing Date, the delinquency test set forth above is satisfied and cumulative Realized Losses on the Aggregate Group II
Mortgage Loans do not exceed 30% of the original subordinate principal balance
(the "TWO TIMES TEST"), the Senior Prepayment Percentage for each Loan Group of
Aggregate Group II Mortgage Loans will equal the related Senior Percentage
(unless on any Distribution Date the Senior Percentage of a Aggregate Group II
Senior Certificate Group exceeds the initial Senior Percentage of such Aggregate
Group II Senior Certificate Group as of the Closing Date, in which case the
Senior Prepayment Percentage for each Loan Group of Aggregate Group II Mortgage
Loans for such Distribution Date will once again equal 100%). If on any
Distribution Date the allocation to the Class or Classes of Aggregate Group II
Senior Certificates then entitled to distributions of principal of full and partial principal prepayments and other amounts in the percentage required above would reduce the outstanding Class Principal Balance of the Class or Classes below zero, the distribution to the Class or Classes of Certificates of the related Senior Percentage and/or Senior Prepayment Percentage, as applicable, of the related principal amounts for the Distribution Date will be limited to the percentage necessary to reduce the related Class Principal Balance(s) to zero.

          The "SUBORDINATED PREPAYMENT PERCENTAGE" for a Loan Group of Aggregate
Group II Mortgage Loans as of any Distribution Date will be calculated as the difference between 100% and the related Senior Prepayment Percentage.

          The "SENIOR TERMINATION DATE" for a Aggregate Group II Senior
Certificate Group is the date on which the aggregate Class Principal Balance of the Aggregate Group II Senior Certificates of such Aggregate Group II Senior
Certificate Group is reduced to zero.

          The "AGGREGATE SUBORDINATED PERCENTAGE" for any Distribution Date and
the Aggregate Group II Certificates is a fraction, expressed as a percentage, the numerator of which is equal to the aggregate Class Principal Balance of the
Aggregate Group II Subordinated Certificates immediately prior to such
Distribution Date, and the denominator of which is the aggregate Stated
Principal Balance of all of the Aggregate Group II Mortgage Loans as of the Due
Date in the month preceding the month of such Distribution Date.

          Aggregate Group III Certificates--Distributions of Principal
Prepayments. The "SENIOR PREPAYMENT PERCENTAGE" of a Aggregate Group III Senior
Certificate Group for any Distribution Date occurring during the seven years beginning on the first Distribution Date will equal 100%. Thereafter, each
Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraph. This disproportionate

                                      S-164

allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the Aggregate Group III Senior Certificates which receive these unscheduled payments of principal while, in the absence of
Realized Losses, increasing the interest in the Mortgage Loans evidenced by the
Aggregate Group III Subordinated Certificates. Increasing the respective interest of the Aggregate Group III Subordinated Certificates relative to that of the Aggregate Group III Senior Certificates is intended to preserve the availability of the subordination provided by the Aggregate Group III
Subordinated Certificates.

          The Senior Prepayment Percentage of a Aggregate Group III Senior
Certificate Group for any Distribution Date occurring on or after the seventh anniversary of the first Distribution Date will be as follows: for any
Distribution Date in the first year thereafter, the related Senior Percentage plus 70% of the related Subordinated Percentage for such Distribution Date; for any Distribution Date in the second year thereafter, the related Senior
Percentage plus 60% of the related Subordinated Percentage for the Distribution
Date; for any Distribution Date in the third year thereafter, the related Senior
Percentage plus 40% of the related Subordinated Percentage for such Distribution
Date; for any Distribution Date in the fourth year thereafter, the related
Senior Percentage plus 20% of the related Subordinated Percentage for such
Distribution Date; and for any Distribution Date thereafter, the related Senior
Percentage for such Distribution Date (unless on any Distribution Date the
Senior Percentage exceeds the Senior Percentage as of the Closing Date, in which case the Senior Prepayment Percentage for each Loan Group in Aggregate Loan
Group III for the Distribution Date will once again equal 100%).

          Notwithstanding the foregoing, no decrease in the Senior Prepayment
Percentage for any Loan Group of Aggregate Group III Mortgage Loans will occur unless both of the step down conditions listed below are satisfied:

          o    the outstanding principal balance of all Mortgage Loans in a Loan
               Group of Aggregate Group III Mortgage Loans delinquent 60 days or more (including Mortgage Loans in foreclosure, real estate owned by the Issuing Entity and Mortgage Loans the mortgagors of which are in bankruptcy) (averaged over the preceding six month
               period), as a percentage of (a) if such date is on or prior to the second related Senior Termination Date, the Subordinated
               Percentage for such Loan Group of Aggregate Group III Mortgage
               Loans of the aggregate Stated Principal Balance of the Mortgage
               Loans in that Loan Group, or (b) if such date is after the second related Senior Termination Date, the aggregate Class Principal
               Balance of the Aggregate Group III Subordinated Certificates,
               does not equal or exceed 50% of the aggregate principal balance of the Aggregate Group III Subordinated Certificates on that
               Distribution Date, and

          o    cumulative Realized Losses on all of the Aggregate Group III
               Mortgage Loans do not exceed

               o    commencing with the Distribution Date on the seventh
                    anniversary of the first Distribution Date, 30% of the
                    aggregate Class Principal Balance of the Aggregate Group III
                    Subordinated Certificates as of the Closing Date (with
                    respect to the Aggregate Group III Subordinated
                    Certificates, the "ORIGINAL SUBORDINATE PRINCIPAL BALANCE"),

               o    commencing with the Distribution Date on the eighth
                    anniversary of the first Distribution Date, 35% of the
                    original subordinate principal balance,

               o    commencing with the Distribution Date on the ninth
                    anniversary of the first Distribution Date, 40% of the
                    original subordinate principal balance,

               o    commencing with the Distribution Date on the tenth
                    anniversary of the first Distribution Date, 45% of the
                    original subordinate principal balance, and

               o    commencing with the Distribution Date on the eleventh
                    anniversary of the first Distribution Date, 50% of the
                    original subordinate principal balance.

          Notwithstanding the preceding paragraph, if (x) on or before the
Distribution Date in June 2009, the Aggregate Subordinated Percentage is at
least 200% of the Aggregate Subordinated Percentage as of the Closing

                                      S-165

Date, the delinquency test set forth above is satisfied and cumulative Realized
Losses on the Aggregate Group III Mortgage Loans do not exceed 20% of the original subordinate principal balance, the Senior Prepayment Percentage for each Loan Group of Aggregate Group III Mortgage Loans will equal the related
Senior Percentage for that Distribution Date plus 50% of the amount equal to
100% minus the related Senior Percentage and (y) after the Distribution Date in
June 2009, the Aggregate Subordinated Percentage is at least 200% of the
Aggregate Subordinated Percentage as of the Closing Date, the delinquency test set forth above is satisfied and cumulative Realized Losses on the Aggregate
Group III Mortgage Loans do not exceed 30% of the original subordinate principal balance (the "TWO TIMES TEST"), the Senior Prepayment Percentage for each Loan
Group of Aggregate Group III Mortgage Loans will equal the related Senior
Percentage (unless on any Distribution Date the Senior Percentage of a Aggregate
Group III Senior Certificate Group exceeds the initial Senior Percentage of such
Aggregate Group III Senior Certificate Group as of the Closing Date, in which case the Senior Prepayment Percentage for each Loan Group of Aggregate Group III
Mortgage Loans for such Distribution Date will once again equal 100%). If on any
Distribution Date the allocation to the Class or Classes of Aggregate Group III
Senior Certificates then entitled to distributions of principal of full and partial principal prepayments and other amounts in the percentage required above would reduce the outstanding Class Principal Balance of the Class or Classes below zero, the distribution to the Class or Classes of Certificates of the related Senior Percentage and/or Senior Prepayment Percentage, as applicable, of the related principal amounts for the Distribution Date will be limited to the percentage necessary to reduce the related Class Principal Balance(s) to zero.

          The "SUBORDINATED PREPAYMENT PERCENTAGE" for a Loan Group of Aggregate
Group III Mortgage Loans as of any Distribution Date will be calculated as the difference between 100% and the related Senior Prepayment Percentage.

          The "SENIOR TERMINATION DATE" for a Aggregate Group III Senior
Certificate Group is the date on which the aggregate Class Principal Balance of the Aggregate Group III Senior Certificates of such Aggregate Group III Senior
Certificate Group is reduced to zero.

          The "AGGREGATE SUBORDINATED PERCENTAGE" for any Distribution Date and
the Aggregate Group III Certificates is a fraction, expressed as a percentage, the numerator of which is equal to the aggregate Class Principal Balance of the
Aggregate Group III Subordinated Certificates immediately prior to such
Distribution Date, and the denominator of which is the aggregate Stated
Principal Balance of all of the Aggregate Group III Mortgage Loans as of the Due
Date in the month preceding the month of such Distribution Date.

          Subordinated Principal Distribution Amount for the Aggregate Group II
Subordinated Certificates. On each Distribution Date and with respect to all of the Aggregate Group II Mortgage Loans, to the extent of Available Funds available therefor, the Principal Amount for each such Loan Group, up to the amount of the Subordinated Principal Distribution Amount for each Loan Group of
Aggregate Group II Mortgage Loans for the Distribution Date, will be distributed as principal of the Aggregate Group II Subordinated Certificates. Except as
provided below, each Class of Aggregate Group II Subordinated Certificates will be entitled to receive its pro rata share of the Subordinated Principal
Distribution Amount from all of the Aggregate Group II Mortgage Loans (based on its respective Class Principal Balance), in each case to the extent of the amount available from Available Funds from all of the Aggregate Group II
Mortgage Loans for distribution of principal. Distributions of principal of the
Aggregate Group II Subordinated Certificates will be made sequentially to the
Classes of Aggregate Group II Subordinated Certificates, beginning with the
Class II-B-1 Certificates, in the order of their numerical Class designations, in each case until their respective Class Principal Balances are reduced to zero.

          With respect to each Class of Aggregate Group II Subordinated
Certificates (other than the Class of Aggregate Group II Subordinated
Certificates then outstanding with the highest priority of distribution), if on any Distribution Date the sum of the related Class Subordination Percentages of such Class and all Classes of Aggregate Group II Subordinated Certificates which have higher numerical Class designations than such Class (the "APPLICABLE CREDIT
SUPPORT PERCENTAGE") is less than the Applicable Credit Support Percentage for such Class on the date of issuance of the Certificates (the "ORIGINAL APPLICABLE
CREDIT SUPPORT PERCENTAGE"), no distribution of partial principal prepayments and principal prepayments in full from any Loan Group of Aggregate Group II
Mortgage Loans will be made to any of those Classes of Aggregate Group II
Subordinated Certificates (the "RESTRICTED CLASSES") and the amount of partial principal prepayments and principal prepayments in full otherwise

                                      S-166

distributable to the Restricted Classes will be allocated among the remaining
Classes of Aggregate Group II Subordinated Certificates, pro rata, based upon their respective Class Principal Balances, and distributed in the sequential order described above.

          The "CLASS SUBORDINATION PERCENTAGE" with respect to any Distribution
Date and each Class of Aggregate Group II Subordinated Certificates, will equal the fraction, expressed as a percentage, the numerator of which is the Class
Principal Balance of the Class of Aggregate Group II Subordinated Certificates
immediately before the Distribution Date, and the denominator of which is the aggregate of the Class Principal Balances of all Classes of Aggregate Group II
Certificates immediately before the Distribution Date.

          The approximate Original Applicable Credit Support Percentages for the
Subordinated Certificates in Aggregate Certificate Group II on the date of issuance of the certificates are expected to be as follows:

THE AGGREGATE GROUP II                                    ORIGINAL APPLICABLE
SUBORDINATED CERTIFICATES                              CREDIT SUPPORT PERCENTAGE
----------------------------------------------------   -------------------------
Class II-B-1........................................             8.10%
Class II-B-2........................................             5.55%
Class II-B-3........................................             3.60%
Class II-B-4........................................             2.10%
Class II-B-5........................................             1.15%
Class II-B-6........................................             0.45%

          The "SUBORDINATED PRINCIPAL DISTRIBUTION AMOUNT" for any Loan Group of
Aggregate Group II Mortgage Loans and Distribution Date will equal the sum of

          o    the Subordinated Percentage for that Loan Group of all amounts described in clauses 1. through 4. of the definition of Principal
               Amount for that Loan Group and that Distribution Date,

          o    for each Mortgage Loan in that Loan Group that became a
               Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the liquidation proceeds
               allocable to principal received on the Mortgage Loan, after application of the amounts pursuant to the second bulleted item of the definition of Senior Principal Distribution Amount for that Loan Group up to the related Subordinated Percentage of the
               Stated Principal Balance of the Mortgage Loan as of the Due Date
               in the month preceding the month of that Distribution Date, and

          o    the related Subordinated Prepayment Percentage for that Loan
               Group of the sum of the amounts described in clauses 6. and 7. of the definition of Principal Amount for that Loan Group and that
               Distribution Date

minus

          o    any Transfer Payments Made for that Loan Group;

provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained on a Aggregate Group II Mortgage Loan that is not a Liquidated Mortgage Loan, the Subordinated Principal Distribution Amount will be reduced on the related
Distribution Date by the Subordinated Percentage of the principal portion of the
Bankruptcy Loss.

          On any Distribution Date after a related Senior Termination Date, the
Subordinated Principal Distribution Amount will not be calculated by Loan Group of Aggregate Group II Mortgage Loans but will be calculated pursuant to the formula set forth above based on the applicable Subordinated Percentage or
Subordinated Prepayment Percentage, as applicable, for the Aggregate Group II
Subordinated Certificates for such Distribution Date with respect to all of the
Aggregate Group II Mortgage Loans as opposed to the Mortgage Loans only in the related Loan Group.

                                      S-167

          Subordinated Principal Distribution Amount for the Aggregate Group III
Subordinated Certificates. On each Distribution Date and with respect to all of the Aggregate Group III Mortgage Loans, to the extent of Available Funds available therefor, the Principal Amount for each such Loan Group, up to the amount of the Subordinated Principal Distribution Amount for each Loan Group of
Aggregate Group III Mortgage Loans for the Distribution Date, will be distributed as principal of the Aggregate Group III Subordinated Certificates.
Except as provided below, each Class of Aggregate Group III Subordinated
Certificates will be entitled to receive its pro rata share of the Subordinated
Principal Distribution Amount from all of the Aggregate Group III Mortgage Loans
(based on its respective Class Principal Balance), in each case to the extent of the amount available from Available Funds from all of the Aggregate Group III
Mortgage Loans for distribution of principal. Distributions of principal of the
Aggregate Group III Subordinated Certificates will be made sequentially to the
Classes of Aggregate Group III Subordinated Certificates, beginning with the
Class III-B-1 Certificates, in the order of their numerical Class designations, in each case until their respective Class Principal Balances are reduced to zero.

          With respect to each Class of Aggregate Group III Subordinated
Certificates (other than the Class of Aggregate Group III Subordinated
Certificates then outstanding with the highest priority of distribution), if on any Distribution Date the sum of the related Class Subordination Percentages of such Class and all Classes of Aggregate Group III Subordinated Certificates
which have higher numerical Class designations than such Class (the "APPLICABLE
CREDIT SUPPORT PERCENTAGE") is less than the Applicable Credit Support
Percentage for such Class on the date of issuance of the Certificates (the
"ORIGINAL APPLICABLE CREDIT SUPPORT PERCENTAGE"), no distribution of partial principal prepayments and principal prepayments in full from any Loan Group of
Aggregate Group III Mortgage Loans will be made to any of those Classes of
Aggregate Group III Subordinated Certificates (the "RESTRICTED CLASSES") and the
amount of partial principal prepayments and principal prepayments in full otherwise distributable to the Restricted Classes will be allocated among the remaining Classes of Aggregate Group III Subordinated Certificates, pro rata, based upon their respective Class Principal Balances, and distributed in the sequential order described above.

          The "CLASS SUBORDINATION PERCENTAGE" with respect to any Distribution
Date and each Class of Aggregate Group III Subordinated Certificates, will equal the fraction, expressed as a percentage, the numerator of which is the Class
Principal Balance of the Class of Aggregate Group III Subordinated Certificates
immediately before the Distribution Date, and the denominator of which is the aggregate of the Class Principal Balances of all Classes of Aggregate Group III
Certificates immediately before the Distribution Date.

          The approximate Original Applicable Credit Support Percentages for the
Subordinated Certificates in Aggregate Certificate Group III on the date of issuance of the certificates are expected to be as follows:

THE AGGREGATE GROUP III                                   ORIGINAL APPLICABLE
SUBORDINATED CERTIFICATES                              CREDIT SUPPORT PERCENTAGE
----------------------------------------------------   -------------------------
Class III-B-1.......................................             5.35%
Class III-B-2.......................................             2.60%
Class III-B-3.......................................             1.65%
Class III-B-4.......................................             1.15%
Class III-B-5.......................................             0.65%
Class III-B-6.......................................             0.25%

          The "SUBORDINATED PRINCIPAL DISTRIBUTION AMOUNT" for any Loan Group of
Aggregate Group III Mortgage Loans and Distribution Date will equal the sum of

          o    the Subordinated Percentage for that Loan Group of all amounts described in clauses 1. through 4. of the definition of Principal
               Amount for that Loan Group and that Distribution Date,

          o    for each Mortgage Loan in that Loan Group that became a
               Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the liquidation proceeds
               allocable to principal received on the Mortgage Loan, after application of the amounts pursuant to the second bulleted item of the definition of Senior Principal Distribution Amount for that Loan Group up to the

                                      S-168

          related Subordinated Percentage of the Stated Principal Balance of the
          Mortgage Loan as of the Due Date in the month preceding the month of that Distribution Date, and

     o    the related Subordinated Prepayment Percentage for that Loan Group of the sum of the amounts described in clauses 6. and 7. of the definition of Principal Amount for that Loan Group and that
          Distribution Date

minus

     o    any Transfer Payments Made for that Loan Group;

provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained on a Aggregate Group III Mortgage Loan that is not a Liquidated Mortgage Loan, the Subordinated Principal Distribution Amount will be reduced on the related
Distribution Date by the Subordinated Percentage of the principal portion of the
Bankruptcy Loss.

          On any Distribution Date after the second related Senior Termination
Date, the Subordinated Principal Distribution Amount will not be calculated by
Loan Group of Aggregate Group III Mortgage Loans but will be calculated pursuant to the formula set forth above based on the applicable Subordinated Percentage or Subordinated Prepayment Percentage, as applicable, for the Aggregate Group
III Subordinated Certificates for such Distribution Date with respect to all of the Aggregate Group III Mortgage Loans as opposed to the Mortgage Loans only in the related Loan Group.

ALLOCATION OF LOSSES ON THE AGGREGATE GROUP II CERTIFICATES AND THE AGGREGATE
GROUP III CERTIFICATES

          General. Because principal distributions are paid to some Classes of
Aggregate Group II Certificates before other Classes of Aggregate Group II
Certificates, holders of the certificates that are entitled to receive principal later bear a greater risk of being allocated Realized Losses on the Aggregate
Group II Mortgage Loans than holders of Classes that are entitled to receive principal earlier. Similarly, because principal distributions are paid to some
Classes of Aggregate Group III Certificates before other Classes of Aggregate
Group III Certificates, holders of the certificates that are entitled to receive principal later bear a greater risk of being allocated Realized Losses on the
Aggregate Group III Mortgage Loans than holders of Classes that are entitled to receive principal earlier

          The Pooling and Servicing Agreement does not permit the allocation of
Realized Losses on any of the Mortgage Loans to any class of Class P
Certificates.

          In general, a "REALIZED LOSS" means, for a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of liquidation proceeds (which for this purpose includes the principal portion of the proceeds of any Additional Collateral with respect to any Liquidated Mortgage Loan that is an Additional Collateral Mortgage Loan)
applied to the principal balance of the related Mortgage Loan. "EXCESS LOSSES"
are Special Hazard Losses on the Aggregate Group II Mortgage Loans or the
Aggregate Group III Mortgage Loans in excess of the related Special Hazard Loss
Coverage Amount, Bankruptcy Losses in excess of the related Bankruptcy Loss
Coverage Amount and Fraud Losses in excess of the related Fraud Loss Coverage
Amount. "BANKRUPTCY LOSSES" are losses that are incurred as a result of Debt
Service Reductions and Deficient Valuations. "SPECIAL HAZARD LOSSES" are
Realized Losses in respect of Special Hazard Mortgage Loans. "FRAUD LOSSES" are losses sustained on a Liquidated Mortgage Loan by reason of a default arising from fraud, dishonesty or misrepresentation. See "--Credit Enhancement for the
Aggregate Group II Certificates and the Aggregate Group III Certificates" in
this prospectus supplement and "Description of Credit Support--Subordinate
Certificates" in the accompanying prospectus.

          A "LIQUIDATED MORTGAGE LOAN" is a defaulted Mortgage Loan as to which the related Servicer has determined that all recoverable liquidation and insurance proceeds have been received. A "Special Hazard Mortgage Loan" is a
Liquidated Mortgage Loan as to which the ability to recover the full amount due thereunder was substantially impaired by a hazard not insured against under a standard hazard insurance policy of the type

                                      S-169

described in the accompanying prospectus under "Description of the
Agreements--Hazard Insurance Policies." See "Description of Credit
Support--Subordinate Certificates" in the accompanying prospectus.

          The "SENIOR CREDIT SUPPORT DEPLETION DATE" with respect to the
Aggregate Group II Senior Certificates is the date on which the aggregate Class
Principal Balance of the Aggregate Group II Subordinated Certificates has been reduced to zero and with respect to the Aggregate Group III Senior Certificates is the date on which the aggregate Class Principal Balance of the Aggregate
Group III Subordinated Certificates has been reduced to zero.

          Allocation of Realized Losses to the Aggregate Group II Certificates.
On each Distribution Date, after the allocation of principal, the amount of any
Realized Loss with respect to any Loan Group of Aggregate Group II Mortgage
Loans, other than any Excess Loss, will be allocated first to the Aggregate
Group II Subordinated Certificates, in the reverse order of their numerical
Class designations (beginning with the Class of Aggregate Group II Subordinated
Certificates then outstanding with the highest numerical Class designation), in each case until the Class Principal Balance of the respective Class of
Certificates has been reduced to zero, and then to the Aggregate Group II Senior
Certificates of the related Aggregate Group II Senior Certificate Group, pro rata, based upon their respective Class Principal Balances, except that any
Realized Losses on the Group 2 Mortgage Loans that would otherwise be allocated to the Class 2-A-1 Certificates will instead be allocated to the Class 2-A-2
Certificates, until its Class Principal Balance is reduced to zero. However, the
Class 2-A-1 Certificates will bear its respective proportionate share of any
Excess Losses on the Mortgage Loans in the related Loan Group without any reallocation of those Excess Losses to any other Class of Certificates.

          On each Distribution Date, after the allocation of principal, Excess
Losses on the Mortgage Loans in a Loan Group of Aggregate Group II Mortgage
Loans will be allocated pro rata among the Classes of Aggregate Group II Senior
Certificates of the related Aggregate Group II Senior Certificate Group and the
Aggregate Group II Subordinated Certificates as follows: (i) in the case of the
Aggregate Group II Senior Certificates, the Senior Percentage of such Excess
Loss will be allocated among the Classes of Aggregate Group II Senior
Certificates in the related Aggregate Group II Senior Certificate Group pro rata based on their Class Principal Balances immediately prior to that Distribution
Date and (ii) in the case of the Aggregate Group II Subordinated Certificates, the Subordinated Percentage of such Excess Loss will be allocated among the
Classes of Aggregate Group II Subordinated Certificates pro rata based on each
Class' share of the Subordinated Portion for the related Loan Group. Each Class of Aggregate Group II Subordinated Certificates share of the Subordinated
Portion for a Loan Group will be based on the Class Principal Balance of each
Class of Aggregate Group II Subordinated Certificates; provided, however, on any
Distribution Date after a related Senior Termination Date, such Excess Losses on the Mortgage Loans in the related Loan Group will be allocated to the Aggregate
Group II Senior Certificates and the Aggregate Group II Subordinated
Certificates based upon their respective Class Principal Balances immediately prior to such Distribution Date; provided further, however, on any Distribution
Date on and after the Senior Credit Support Depletion Date, any Excess Loss on
the Aggregate Group II Mortgage Loans will be allocated pro rata among the related Classes of Aggregate Group II Senior Certificates based on their respective Class Principal Balances immediately prior to such Distribution Date.

          Unlike Realized Losses, any Excess Losses on the Group 2 Mortgage
Loans will be allocated proportionately among all related Classes of
Certificates, including the Class 2-A-1 Certificates, without any reallocation of those Excess Losses to the Class 2-A-2 Certificates.

          Allocation of Realized Losses to the Aggregate Group III Certificates.
On each Distribution Date, after the allocation of principal, the amount of any
Realized Loss with respect to any Loan Group of Aggregate Group III Mortgage
Loans, other than any Excess Loss, will be allocated first to the Aggregate
Group III Subordinated Certificates, in the reverse order of their numerical
Class designations (beginning with the Class of Aggregate Group III Subordinated
Certificates then outstanding with the highest numerical Class designation), in each case until the Class Principal Balance of the respective Class of
Certificates has been reduced to zero, and then to the Aggregate Group III
Senior Certificates of the related Aggregate Group III Senior Certificate Group, pro rata, based upon their respective Class Principal Balances, except that:

                                      S-170

               o    any Realized Losses on the Group 4 Mortgage Loans that would otherwise be allocated to the Class 4-A-1 Certificates will instead be allocated to the Class 4-A-2 Certificates, until its Class Principal Balance is reduced to zero.

               o    any Realized Losses on the Group 5 Mortgage Loans that would otherwise be allocated to the Class 5-A-2, Class 5-A-3 or
                    Class 5-A-4 Certificates will instead be allocated to the
                    Class 5-A-5 Certificates, until its Class Principal Balance is reduced to zero.

               o    any Realized Losses on the Group 6 Mortgage Loans that would otherwise be allocated to the Class 6-A-1 Certificates will instead be allocated to the Class 6-A-2 Certificates, until its Class Principal Balance is are reduced to zero.

          However, the Class 4-A-1, Class 5-A-2, Class 5-A-3, Class 5-A-4 and
Class 6-A-1 Certificates will bear their respective proportionate share of any
Excess Losses on the Mortgage Loans in the related Loan Group without any reallocation of those Excess Losses to any other Class of Certificates;

          On each Distribution Date, after the allocation of principal, Excess
Losses on the Mortgage Loans in a Loan Group of Aggregate Group III Mortgage
Loans will be allocated pro rata among the Classes of Aggregate Group III Senior
Certificates of the related Aggregate Group III Senior Certificate Group and the
Aggregate Group III Subordinated Certificates as follows: (i) in the case of the
Aggregate Group III Senior Certificates, the Senior Percentage of such Excess
Loss will be allocated among the Classes of Aggregate Group III Senior
Certificates in the related Aggregate Group III Senior Certificate Group pro rata based on their Class Principal Balances immediately prior to that
Distribution Date and (ii) in the case of the Aggregate Group III Subordinated
Certificates, the Subordinated Percentage of such Excess Loss will be allocated among the Classes of Aggregate Group III Subordinated Certificates pro rata based on each Class' share of the Subordinated Portion for the related Loan
Group. Each Class of Aggregate Group III Subordinated Certificates share of the
Subordinated Portion for a Loan Group will be based on the Class Principal
Balance of each Class of Aggregate Group III Subordinated Certificates;
provided, however, on any Distribution Date after the second related Senior
Termination Date, such Excess Losses on the Mortgage Loans in the related Loan
Group will be allocated to the Aggregate Group III Senior Certificates and the
Aggregate Group III Subordinated Certificates based upon their respective Class
Principal Balances immediately prior to such Distribution Date; provided further, however, on any Distribution Date on and after the Senior Credit
Support Depletion Date, any Excess Loss on the Aggregate Group III Mortgage
Loans will be allocated pro rata among the related Classes of Aggregate Group
III Senior Certificates based on their respective Class Principal Balances immediately prior to such Distribution Date.

          Unlike Realized Losses, any Excess Losses on the Group 4 Mortgage
Loans will be allocated proportionately among all related Classes of
Certificates, including the Class 4-A-1 Certificates, without any reallocation of those Excess Losses to the Class 4-A-2 Certificates, any Excess Losses on the
Group 5 Mortgage Loans will be allocated proportionately among all related
Classes of Certificates, including the Class 5-A-2, Class 5-A-3 and Class 5-A-4
Certificates, without any reallocation of those Excess Losses to the Class 5-A-5
Certificates, and any Excess Losses on the Group 6 Mortgage Loans will be allocated proportionately among all related Classes of Certificates, including the Class 6-A-1 Certificates, without any reallocation of those Excess Losses to the Class 6-A-2 Certificates.

ALLOCATION OF SUBSEQUENT RECOVERIES TO THE AGGREGATE GROUP II CERTIFICATES AND
AGGREGATE GROUP III CERTIFICATES

          The Pooling and Servicing Agreement will provide that Class Principal
Balances of the Aggregate Group II Certificates and Aggregate Group III
Certificates that have been reduced because of allocations of Realized Losses may also be increased as a result of Subsequent Recoveries. If a final liquidation of a Mortgage Loan in a Loan Group in Aggregate Loan Group II or
Aggregate Loan Group III resulted in a Realized Loss and thereafter the related
Servicer receives a recovery specifically related to that Mortgage Loan, such recovery (net of any reimbursable expenses) shall be distributed to the related
Certificateholders in the same manner as prepayments received in the related
Prepayment Period, to the extent that the related Realized Loss was allocated to any Class of Aggregate Group II Certificates or any Class of Aggregate Group III
Certificates, as applicable. In addition, the

                                      S-171

Class Principal Balance of each Class of Aggregate Group II Certificates or
Aggregate Group III Certificates to which Realized Losses have been allocated, will be increased, sequentially in the order of payment priority, to the extent that such Subsequent Recoveries are distributed as principal to any Class of
Aggregate Group II Certificates or Aggregate Group III Certificates, as
applicable. However, the Class Principal Balance of each such Class of
Certificates will not be increased by more than the amount of Realized Losses previously applied to reduce the Class Principal Balance of each such Class of
Certificates. Holders of Certificates whose Class Principal Balance is increased in this manner will not be entitled to interest on the increased balance for any
Interest Accrual Period preceding the Distribution Date on which the increase occurs. The foregoing provisions will apply even if the Class Principal Balance of a Class of Aggregate Group II Certificates or Aggregate Group III
Certificates was previously reduced to zero. Accordingly, each Class of
Aggregate Group II Certificates and Aggregate Group III Certificates will be considered to remain outstanding until the termination of the Issuing Entity.

          "SUBSEQUENT RECOVERIES" are unexpected recoveries, net of reimbursable expenses, received by the related Servicer and remitted by it to the Securities
Administrator, with respect to a Liquidated Mortgage Loan that resulted in a
Realized Loss in a month prior to the month of receipt of such recoveries.

          An increase in a Certificate Balance caused by a Subsequent Recovery should be treated by the Certificateholder as ordinary (or capital) income to the extent that the Certificateholder claimed an ordinary (or capital) deduction for any decrease in the Certificate Balance caused by Realized Losses. Potential investors and holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any income realized with respect to their certificates as a result of Subsequent
Recoveries.

CREDIT ENHANCEMENT FOR THE AGGREGATE GROUP II CERTIFICATES AND THE AGGREGATE
GROUP III CERTIFICATES

          General. Realized Losses and Excess Losses on the Mortgage Loans in a
Loan Group that occur after the related Senior Credit Support Depletion Date will be allocated among the related Classes of Senior Certificates in the manner, order and priority described under "Description of the
Certificates--Allocation of Losses on the Aggregate Group II Certificates and
the Aggregate Group III Certificates" in this prospectus supplement.

          A "DEFICIENT VALUATION" is a bankruptcy proceeding whereby the bankruptcy court may establish the value of the Mortgaged Property at an amount less than the then outstanding principal balance of the Mortgage Loan secured by the Mortgaged Property or may reduce the outstanding principal balance of a
Mortgage Loan. In the case of a reduction in that value of the related Mortgaged
Property, the amount of the secured debt could be reduced to that value, and the holder of the Mortgage Loan thus would become an unsecured creditor to the extent the outstanding principal balance of the Mortgage Loan exceeds the value so assigned to the Mortgaged Property by the bankruptcy court. In addition, other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction (a "DEBT SERVICE REDUCTION") of the amount of the monthly payment on the related Mortgage Loan. However, none of these shall be considered a Debt Service Reduction or Deficient Valuation so long as the related Servicer is pursuing any other remedies that may be available with respect to the related Mortgage Loan and either the Mortgage Loan has not incurred payment default or scheduled monthly payments of principal and interest are being advanced by the related Servicer without giving effect to any Debt
Service Reduction or Deficient Valuation.

          Subordination of Aggregate Group II Subordinated Certificates. The
rights of the holders of the Aggregate Group II Subordinated Certificates to
receive distributions with respect to the Mortgage Loans in the Loan Group in
Aggregate Loan Group II will be subordinated to the rights of the holders of the
Aggregate Group II Senior Certificates and the rights of the holders of each
Class of Aggregate Group II Subordinated Certificates (other than the Class
II-B-1 Certificates) to receive the distributions will be further subordinated to the rights of the Class or Classes of Aggregate Group II Subordinated
Certificates with priorities of payment, in each case only to the extent described in this prospectus supplement. The subordination of the Aggregate
Group II Subordinated Certificates to the Aggregate Group II Senior Certificates
and the subordination of the Classes of Aggregate Group II Subordinated
Certificates with higher numerical class designations to those with lower numerical class designations is intended to increase the likelihood of receipt, respectively, by the Senior Certificateholders and the holders of Aggregate
Group II Subordinated Certificates with lower numerical class designations of the maximum amount to which they are entitled on any Distribution Date and to provide the holders protection against Realized

                                      S-172

Losses, other than Excess Losses. In addition, the Aggregate Group II
Subordinated Certificates will provide limited protection against Special Hazard
Losses, Bankruptcy Losses and Fraud Losses up to the Special Hazard Loss
Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount,
respectively, as described in the following paragraphs. Realized Losses, other than Excess Losses, will be allocated to the Class of Aggregate Group II
Subordinated Certificates then outstanding with the highest numerical class designation.

          The Aggregate Group II Subordinated Certificates will provide limited protection to the Classes of Aggregate Group II Certificates of higher relative priority against

               o    Special Hazard Losses in an initial amount expected to be up to approximately $3,510,000 (the "SPECIAL HAZARD LOSS
                    COVERAGE AMOUNT"),

               o    Bankruptcy Losses in an initial amount expected to be up to approximately $150,000 (the "BANKRUPTCY LOSS COVERAGE
                    AMOUNT") and

               o    Fraud Losses in an initial amount expected to be up to
                    approximately $4,344,437 (the "FRAUD LOSS COVERAGE AMOUNT").

          The Special Hazard Loss Coverage Amount will be reduced, from time to time, to be an amount equal on any Distribution Date to the lesser of

               o    the Special Hazard Loss Coverage Amount as of the closing
                    date less the amount, if any, of losses attributable to
                    Special Hazard mortgage loans that are in the Loan Group in
                    Aggregate Loan Group II incurred since the Closing Date, or

               o    the greatest of

                    o    1% of the aggregate of the principal balances of the
                         Mortgage Loans in the Loan Group in Aggregate Loan
                         Group II,

                    o    twice the principal balance of the largest Mortgage
                         Loan in the Loan Group in Aggregate Loan Group II or

                    o    the aggregate Stated Principal Balance of the Mortgage
                         Loans in the Loan Group in Aggregate Loan Group II
                         secured by mortgaged properties located in the single
                         California postal zip code area having the highest
                         aggregate principal balance of any zip code area.

All principal balances for the purpose of this definition will be calculated as of the first day of the month before the month in which the Distribution Date occurs after giving effect to scheduled installments of principal and interest on the Mortgage Loans in the Loan Group in Aggregate Loan Group II then due, whether or not paid.

          The Fraud Loss Coverage Amount will be reduced, from time to time, by the amount of Fraud Losses allocated to the certificates. In addition, the Fraud
Loss Coverage Amount will be reduced on the fifth anniversary of the cut-off date, to zero and on the first, second, third and fourth anniversaries of the cut-off date, to an amount equal to the lesser of (x) 2%, in the case of the first anniversary, and 1%, in the case of the second, third and fourth anniversaries, of the then current Pool Principal Balance and (y) the excess of the Fraud Loss Coverage Amount as of the preceding anniversary of the Cut-off
Date over the cumulative amount of Fraud Losses allocated to the Aggregate Group
II Certificates since the preceding anniversary.

          The Bankruptcy Loss Coverage Amount will be reduced, from time to time, by the amount of Bankruptcy Losses allocated to the Aggregate Group II
Certificates.

                                      S-173

          The amount of coverage provided by the Aggregate Group II Subordinated
Certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses may
be cancelled or reduced from time to time for each of the risks covered, provided that the then current ratings of the Aggregate Group II Certificates assigned by the Rating Agencies are not adversely affected as a result. In addition, a reserve fund or other form of credit enhancement may be substituted for the protection provided by the Aggregate Group II Subordinated Certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses.

          Subordination of Aggregate Group III Subordinated Certificates. The
rights of the holders of the Aggregate Group III Subordinated Certificates to
receive distributions with respect to the Mortgage Loans in the Loan Group in
Aggregate Loan Group III will be subordinated to the rights of the holders of the Aggregate Group III Senior Certificates and the rights of the holders of each Class of Aggregate Group III Subordinated Certificates (other than the
Class III-B-1 Certificates) to receive the distributions will be further subordinated to the rights of the Class or Classes of Aggregate Group III
Subordinated Certificates with priorities of payment, in each case only to the extent described in this prospectus supplement. The subordination of the
Aggregate Group III Subordinated Certificates to the Aggregate Group III Senior
Certificates and the subordination of the Classes of Aggregate Group III
Subordinated Certificates with higher numerical class designations to those with lower numerical class designations is intended to increase the likelihood of receipt, respectively, by the Senior Certificateholders and the holders of
Aggregate Group III Subordinated Certificates with lower numerical class designations of the maximum amount to which they are entitled on any
Distribution Date and to provide the holders protection against Realized Losses, other than Excess Losses. In addition, the Aggregate Group III Subordinated
Certificates will provide limited protection against Special Hazard Losses,
Bankruptcy Losses and Fraud Losses up to the Special Hazard Loss Coverage
Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount,
respectively, as described in the following paragraphs. Realized Losses, other than Excess Losses, will be allocated to the Class of Aggregate Group III
Subordinated Certificates then outstanding with the highest numerical class designation.

          The Aggregate Group III Subordinated Certificates will provide limited protection to the Classes of Aggregate Group III Certificates of higher relative priority against

               o    Special Hazard Losses in an initial amount expected to be up to approximately $9,270,000 (the "SPECIAL HAZARD LOSS
                    COVERAGE AMOUNT"),

               o    Bankruptcy Losses in an initial amount expected to be up to approximately $150,000 (the "BANKRUPTCY LOSS COVERAGE
                    AMOUNT") and

               o    Fraud Losses in an initial amount expected to be up to
                    approximately $12,505,664 (the "FRAUD LOSS COVERAGE
                    AMOUNT").

          The Special Hazard Loss Coverage Amount will be reduced, from time to time, to be an amount equal on any Distribution Date to the lesser of

               o    the Special Hazard Loss Coverage Amount as of the closing
                    date less the amount, if any, of losses attributable to
                    Special Hazard mortgage loans that are in the Loan Group in
                    Aggregate Loan Group III incurred since the Closing Date, or

               o    the greatest of

                    o    1% of the aggregate of the principal balances of the
                         Mortgage Loans in the Loan Group in Aggregate Loan
                         Group III,

                    o    twice the principal balance of the largest Mortgage
                         Loan in the Loan Group in Aggregate Loan Group III or

                                      S-174

                    o    the aggregate Stated Principal Balance of the Mortgage
                         Loans in the Loan Group in Aggregate Loan Group III
                         secured by mortgaged properties located in the single
                         California postal zip code area having the highest
                         aggregate principal balance of any zip code area.

All principal balances for the purpose of this definition will be calculated as of the first day of the month before the month in which the Distribution Date occurs after giving effect to scheduled installments of principal and interest on the Mortgage Loans in the Loan Group in Aggregate Loan Group III then due, whether or not paid.

          The Fraud Loss Coverage Amount will be reduced, from time to time, by the amount of Fraud Losses allocated to the certificates. In addition, the Fraud
Loss Coverage Amount will be reduced on the fifth anniversary of the cut-off date, to zero and on the first, second, third and fourth anniversaries of the cut-off date, to an amount equal to the lesser of (x) 2%, in the case of the first anniversary, and 1%, in the case of the second, third and fourth anniversaries, of the then current Pool Principal Balance and (y) the excess of the Fraud Loss Coverage Amount as of the preceding anniversary of the Cut-off
Date over the cumulative amount of Fraud Losses allocated to the Aggregate Group
III Certificates since the preceding anniversary.

          The Bankruptcy Loss Coverage Amount will be reduced, from time to time, by the amount of Bankruptcy Losses allocated to the Aggregate Group III
Certificates.

          The amount of coverage provided by the Aggregate Group III
Subordinated Certificates for Special Hazard Losses, Bankruptcy Losses and Fraud
Losses may be cancelled or reduced from time to time for each of the risks covered, provided that the then current ratings of the Aggregate Group III
Certificates assigned by the Rating Agencies are not adversely affected as a result. In addition, a reserve fund or other form of credit enhancement may be substituted for the protection provided by the Aggregate Group III Subordinated
Certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses.

RESIDUAL CERTIFICATES

          The Class A-R Certificates will remain outstanding for so long as the
Issuing Entity shall exist, whether or not they are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holders of the
Class A-R Certificates will be entitled to receive certain amounts as described in the Pooling and Servicing Agreement. It is not anticipated that there will be any significant amounts remaining from any of the Mortgage Loans for that distribution.

REPORTS TO CERTIFICATEHOLDERS

          On each Distribution Date, the Securities Administrator will make available to the Trustee, the Depositor, each Certificateholder, the Swap
Counterparty and the Rating Agencies a statement (based on information received from the Master Servicer and each Servicer) generally setting forth, among other things:

          o    the amount of the distributions, separately identified, with respect to each Class of Certificates;

          o    the amount of the distributions set forth in the first clause above allocable to principal, separately identifying the
               aggregate amount of any principal prepayments, liquidation proceeds or other unscheduled recoveries of principal included in that amount;

          o    the amount of the distributions set forth in the first clause above allocable to interest and how it was calculated;

          o    the amount of any unpaid Interest Shortfall, both distributed and remaining unpaid with respect to each Class of Certificates, and with respect to the LIBOR Certificates, the amount paid under the
               Swap Agreement;

                                      S-175

          o    the Class Principal Balance of each Class of Certificates after giving effect to the distribution of principal on that
               Distribution Date;

          o    if the distribution to the holders of such class of certificates is less than the full amount that would be distributable to such holders if there were sufficient funds available therefor, the amount of the shortfall and the allocation of the shortfall as between principal and interest, to the extent not otherwise reported;

          o    the aggregate Stated Principal Balance of the Mortgage Loans in each Loan Group and in each Aggregate Loan Group at the end of the related Prepayment Period, and the applicable Weighted
               Average Net Mortgage Rate and weighted average remaining term to maturity of each Loan Group, each Aggregate Loan Group and the
               Mortgage Pool at the beginning of the related Due Period;

          o    the Senior Percentage and the Subordinated Percentage for each
               Loan Group and each Aggregate Loan Group for the following
               Distribution Date;

          o    the Senior Prepayment Percentage and Subordinate Prepayment
               Percentage for each Loan Group and for each Aggregate Loan Group for the following Distribution Date;

          o    in the aggregate and with respect to each Loan Group, the amount of the Servicing Fee paid to or retained by the Master Servicer
               (as successor servicer) and by each Servicer;

          o    in the aggregate and with respect to each Loan Group, the amount of Monthly Advances for the related Due Period;

          o    in the aggregate and with respect to each Loan Group, the number and aggregate principal balance of the Mortgage Loans that were
               (A) delinquent (exclusive of Mortgage Loans in foreclosure) using the MBA Method (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days, (B) in foreclosure and delinquent (1) 30 to 59 days,
               (2) 60 to 89 days and (3) 90 or more days and (C) in bankruptcy as of the close of business on the last day of the calendar month preceding that Distribution Date;

          o    in the aggregate and with respect to each Loan Group, the total number, principal balance and market value (if available) of any
               REO Properties as of the close of business on the last day of the preceding Due Period;

          o    in the aggregate and with respect to each Loan Group, the amount of Realized Losses incurred during the preceding calendar month;

          o    in the aggregate and with respect to each Loan Group, the
               cumulative amount of Realized Losses incurred since the Closing
               Date;

          o    the Class Principal Balance of each Class of Certificates after giving effect to the distribution of principal on the
               Distribution Date;

          o    if applicable, the Special Hazard Loss Coverage Amount, each
               Fraud Loss Coverage Amount and the Bankruptcy Loss Coverage
               Amount, in each case as of the related Determination Date;

          o    the Pass-Through Rate for each Class of Certificates for that
               Distribution Date;

          o    in the aggregate and with respect to each Loan Group, the total amount of prepayment penalties received with respect to such
               Distribution Date;

          o    with respect to the Group 1 Certificates, the amount thereof allocable to interest, any Unpaid Interest Amount included in such distribution and any remaining Unpaid Interest Amount after giving effect to

                                      S-176

               such distribution, any Basis Risk Carry Forward Amount for such
               Distribution Date and the amount of all Basis Risk Carry Forward
               Amount covered by withdrawals from the Swap Account and the
               Supplemental Interest Trust on such Distribution Date;

          o    with respect to the Group 1 Certificates, if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall and the allocation thereof as between principal and interest, including any Basis Risk Carry Forward Amount not covered by amounts in the Swap Account and the Supplemental Interest Trust;

          o    with respect to the Group 1 Certificates, whether a Trigger Event has occurred and is continuing (including the calculation
               demonstrating the existence of the Trigger Event);

          o    with respect to the Group 1 Certificates, the amount of any Net
               Monthly Excess Cash Flow on such Distribution Date and the allocation thereof to the Certificateholders with respect to
               Unpaid Interest Amounts;

          o    with respect to the Group 1 Certificates, the amount distributed on the Class OC Certificates and the OC Target Amount;

          o    in the aggregate and with respect to each Loan Group, the amount of any Subsequent Recoveries for such Distribution Date; and

          o    the Record Date for such distribution date.

          The Securities Administrator may make available each month, to any interested party, the monthly statement to Certificateholders via the Securities
Administrator's website. The Securities Administrator's website will be located at www.ctslink.com, and assistance in using the website can be obtained by calling the Securities Administrator's customer service desk at (301) 815-6600.
Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by notifying the
Securities Administrator at the following address: Wells Fargo Bank, National
Association, P.O. Box 98, Columbia, Maryland 21046 (or for overnight deliveries at 9062 Old Annapolis Road, Columbia, Maryland 21045). The Securities
Administrator will have the right to change the way such reports are distributed in order to make such distributions more convenient and/or more accessible, and the Securities Administrator will provide timely and adequate notification to such parties regarding any such changes.

          In addition, within a reasonable period of time after the end of each calendar year, the Securities Administrator will, upon request, prepare and deliver to the Depositor and each holder of a Certificate of record during the previous calendar year a statement containing information necessary to enable holders of the Certificates to prepare their tax returns. These statements will not have been examined and reported upon by an independent public accountant.

          The Securities Administrator will make available on its website statements to the certificateholders containing information with respect to principal and interest payments and the Issuing Entity, as is described above.
Copies of these statements will be filed with the SEC through its EDGAR system located at "http://www.sec.gov" under the name of the Issuing Entity as an exhibit to the monthly distribution reports on Form 10-D for the Certificates for so long as that Issuing Entity is subject to the reporting requirement of the Securities Exchange Act of 1934, as amended. In addition, each Servicer will be required to furnish to the Master Servicer or the Depositor, as applicable, the compliance statements, Assessments of Compliance and Attestation Reports
detailed under "Servicing of the Mortgage Loans--Evidence as to Compliance."
Copies of these statements and reports will be filed with the SEC under the name of the related Issuing Entity as an exhibit to such Issuing Entity's annual statement on Form 10-K for the related series of Certificates.

                                      S-177

          In addition, the Depositor will cause to be filed, on behalf of the
Issuing Entity, the reports required under the Securities Act and under Section
13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934. These reports include (but are not limited to):

          o    Reports on Form 8-K (Current Report), following the issuance of the certificates of the Issuing Entity, including as Exhibits to the Form 8-K the agreements described in this prospectus
               supplement;

          o    Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K related to the type of event;

          o    Reports on Form 10-D (Asset-Backed Issuer Distribution Report),
               containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following each Distribution Date; and

          o    Report on Form 10-K (Annual Report), containing the items
               specified in Form 10-K with respect to a fiscal year and filing or furnishing, as appropriate, the required exhibits.

          Neither the Depositor nor the Master Servicer intends to file with the
SEC any reports required under Section 13(a), 13(c), 14 or 15(d) of the Exchange
Act following completion of the reporting period required by Rule 15d-1 or
Regulation 15D under the Securities Exchange Act of 1934. Unless specifically stated in the report, the reports and any information included in the report will neither be examined nor reported on by an independent public accountant.
The Issuing Entity will have a separate file number assigned by the SEC, which will be available after the Closing Date, and all of the above filings will be made under that file number.

LAST SCHEDULED DISTRIBUTION DATE

          The "LAST SCHEDULED DISTRIBUTION DATE" for the Group 1 Certificates is
the Distribution Date in June 2036, which is the Distribution Date in the month following the scheduled maturity date for the latest maturing Mortgage Loan in
Loan Group 1. The Last Scheduled Distribution Date for the Aggregate Group II
Certificates is the Distribution Date in June 2036, which is the Distribution
Date in the month following the scheduled maturity date for the latest maturing
Mortgage Loan in Aggregate Loan Group II. The Last Scheduled Distribution Date
for the Aggregate Group III Certificates is the Distribution Date in June 2036,
which is the Distribution Date in the month following the scheduled maturity date for the latest maturing Mortgage Loan in Aggregate Loan Group III.

          The actual final Distribution Date of any Class of Certificates may be earlier or later, and could be substantially earlier, than such class' Last
Scheduled Distribution Date.

STRUCTURING ASSUMPTIONS

          Unless otherwise specified, the information in the tables in this prospectus supplement has been prepared on the basis of the following assumed characteristics of the mortgage loans and the following additional assumptions, which combined are the "STRUCTURING ASSUMPTIONS":

                                      S-178

     o    Loan Group 1 consists of 107 Mortgage Loans with the following characteristics:

                                            CURRENT   ORIGINAL   REMAINING    INITIAL   SUBSEQUENT
                                 CURRENT      NET      TERM TO    TERM TO    PERIODIC    PERIODIC
                  PRINCIPAL     MORTGAGE   MORTGAGE   MATURITY    MATURITY     RATE        RATE
    INDEX         BALANCE($)    RATE (%)   RATE (%)   (MONTHS)    (MONTHS)    CAP (%)     CAP (%)
-------------   -------------   --------   --------   --------   ---------   --------   ----------

6 Month LIBOR      687,161.59    8.01612    7.64112        360        359*    6.00000      2.00000
1 Year LIBOR       499,638.11    7.62500    7.25000        360        359     6.00000      2.00000
1 Year LIBOR     1,398,400.00    7.70874    7.33374        360        359     5.00000      2.00000
1 Year LIBOR       210,750.00    8.25000    7.87500        360        359     6.00000      2.00000
1 Year LIBOR       464,000.00    8.00000    7.62500        360        359     6.00000      2.00000
6 Month LIBOR    1,431,277.88    7.76200    7.38700        360        359     6.00000      2.00000
6 Month LIBOR      463,149.02    7.50000    7.12500        360        359     6.00000      2.00000
6 Month LIBOR   10,791,940.00    7.67940    7.30440        360        359     6.00000      2.00000
6 Month LIBOR    3,481,650.00    7.71599    7.34099        360        358     6.00000      2.00000
6 Month LIBOR      680,000.00    8.12500    7.75000        360        359     6.00000      2.00000
6 Month LIBOR    1,624,000.00    7.54002    7.16502        360        359     6.00000      2.00000
6 Month LIBOR    1,576,250.00    7.62500    7.25000        360        359     6.00000      2.00000
6 Month LIBOR    1,375,237.16    7.93861    7.56361        360        358     2.00000      2.00000
6 Month LIBOR      363,199.96    8.24751    7.87251        360        357     2.00000      2.00000
6 Month LIBOR      138,400.00    7.62500    7.25000        360        355     2.00000      2.00000
6 Month LIBOR      151,650.00    7.00000    6.62500        360        356     2.00000      2.00000
6 Month LIBOR      280,000.00    7.25000    6.87500        360        359     3.00000      1.00000
6 Month LIBOR    3,367,845.14    7.35000    6.97500        360        358     2.00000      2.00000
6 Month LIBOR      252,150.00    7.37500    7.00000        360        358     2.00000      2.00000
6 Month LIBOR      327,200.00    7.12500    6.75000        360        358     2.00000      2.00000
6 Month LIBOR      994,330.00    7.13823    6.76323        360        359     2.00000      2.00000
6 Month LIBOR      371,250.00    7.37500    7.00000        360        356     3.00000      1.00000
6 Month LIBOR      227,339.00    6.50000    6.12500        360        356     3.00000      1.00000
6 Month LIBOR      628,599.54    6.84048    6.46548        360        355     3.00000      1.00000
6 Month LIBOR      400,000.00    7.12500    6.75000        360        359     6.00000      2.00000
1 Year LIBOR       341,373.99    7.50000    7.12500        360        356     2.00000      2.00000
1 Year LIBOR       258,238.76    5.87500    5.50000        360        353     3.00000      2.00000
1 Year LIBOR     1,357,658.66    5.78658    5.41158        360        349     6.00000      2.00000
1 Year LIBOR       831,352.66    5.68681    5.31181        360        350     6.00000      2.00000
1 Year LIBOR       882,600.00    6.57367    6.19867        360        359     2.00000      2.00000
1 Year LIBOR       451,843.79    6.33278    5.95778        360        352     6.00000      2.00000
6 Month LIBOR      797,515.06    7.40317    7.02817        360        358     2.00000      2.00000
6 Month LIBOR    2,246,164.35    7.03458    6.65958        360        357     2.00000      2.00000
6 Month LIBOR      555,251.39    8.00000    7.62500        360        358     3.00000      1.00000
6 Month LIBOR      204,308.58    5.37500    5.00000        360        348     5.80000      2.00000
6 Month LIBOR      135,000.00    7.87500    7.50000        360        360     6.00000      2.00000
6 Month LIBOR    1,043,750.00    6.50614    6.13114        360        357     6.00000      2.00000
6 Month LIBOR      579,230.66    8.51477    8.13977        360        354     2.00000      2.00000
6 Month LIBOR      694,257.15    6.24264    5.86764        360        353     2.00000      2.00000
6 Month LIBOR      462,000.00    9.12500    8.75000        360        357     3.00000      1.00000
6 Month LIBOR    3,242,920.21    7.59805    7.22305        360        358     2.00000      2.00000
6 Month LIBOR    1,170,943.37    7.35692    6.98192        360        358     2.00000      2.00000
6 Month LIBOR    1,755,200.00    6.70881    6.33381        360        358     2.00000      2.00000
6 Month LIBOR   10,272,451.47    7.13342    6.75842        360        358     2.00000      2.00000
6 Month LIBOR      486,000.00    5.63066    5.25566        360        343     3.00000      1.00000
6 Month LIBOR       62,399.99    7.75000    7.37500        360        357     3.00000      1.00000

                                                                         REMAINING
                                                                RATE      INTEREST
                 GROSS     MAXIMUM    MINIMUM    MONTHS TO     RESET       -ONLY
                 MARGIN   MORTGAGE   MORTGAGE    NEXT RATE   FREQUENCY     PERIOD
    INDEX         (%)     RATE (%)   RATE (%)   ADJUSTMENT    (MONTHS)    (MONTHS)
-------------   -------   --------   --------   ----------   ---------   ---------

6 Month LIBOR   3.77207   14.01612    6.61342           59           6         N/A
1 Year LIBOR    2.75000   13.62500    2.75000          119          12         N/A
1 Year LIBOR    2.25000   12.70874    2.33152          119          12         119
1 Year LIBOR    2.75000   14.25000    2.75000          119          12         119
1 Year LIBOR    2.75000   14.00000    2.75000          119          12         119
6 Month LIBOR   2.25000   13.76200    2.25000          119           6         N/A
6 Month LIBOR   2.25000   13.50000    2.25000          119           6         N/A
6 Month LIBOR   2.25000   13.67940    2.25000          119           6         119
6 Month LIBOR   2.25000   13.71599    2.25000          118           6         118
6 Month LIBOR   2.75000   14.12500    2.75000          119           6         119
6 Month LIBOR   2.75000   13.54002    2.75000          119           6         119
6 Month LIBOR   2.25000   13.62500    2.25000          119           6         119
6 Month LIBOR   5.00000   13.93861    7.93861           22           6         N/A
6 Month LIBOR   5.00000   14.24751    8.24751           21           6         N/A
6 Month LIBOR   5.00000   13.62500    7.62500           19           6          55
6 Month LIBOR   5.00000   13.00000    7.00000           20           6          56
6 Month LIBOR   5.00000   13.25000    7.25000           23           6          59
6 Month LIBOR   4.92368   13.35000    7.35000           22           6         118
6 Month LIBOR   5.00000   13.37500    7.37500           22           6         118
6 Month LIBOR   5.00000   13.12500    7.12500           22           6         118
6 Month LIBOR   5.00000   13.13823    7.13823           23           6         119
6 Month LIBOR   2.25000   12.37500    2.25000           20           6         116
6 Month LIBOR   2.25000   11.50000    2.25000           20           6         116
6 Month LIBOR   3.00947   11.84048    3.00947           19           6         115
6 Month LIBOR   5.00000   13.12500    5.00000           23           6         119
1 Year LIBOR    2.25000   13.50000    2.25000           32          12         N/A
1 Year LIBOR    2.75000   11.87500    2.75000           29          12          29
1 Year LIBOR    2.25000   11.78658    2.25000           25          12          25
1 Year LIBOR    2.25000   11.68681    2.25000           26          12          26
1 Year LIBOR    3.25000   12.57367    3.25000           35          12         119
1 Year LIBOR    2.25000   12.33278    2.25000           28          12         112
6 Month LIBOR   5.00000   13.40317    7.40317           34           6         N/A
6 Month LIBOR   5.00000   13.03458    6.72891           33           6         N/A
6 Month LIBOR   2.75000   11.00000    8.00000           34           6         N/A
6 Month LIBOR   2.25000   11.37500    2.25000           24           6         N/A
6 Month LIBOR   5.00000   13.87500    7.87500           36           6         N/A
6 Month LIBOR   2.25000   12.50614    2.25000           33           6          33
6 Month LIBOR   5.00000   14.51477    8.51477           30           6          54
6 Month LIBOR   5.00000   12.24264    6.24264           29           6          53
6 Month LIBOR   2.75000   12.12500    9.12500           33           6          57
6 Month LIBOR   5.00000   13.59805    7.42743           34           6         118
6 Month LIBOR   5.00000   13.35692    7.35692           34           6         118
6 Month LIBOR   5.00000   12.70881    6.70881           34           6         118
6 Month LIBOR   5.00000   13.13342    6.95754           34           6         118
6 Month LIBOR   2.25000   11.63066    2.25000           19           6         103
6 Month LIBOR   5.00000   12.75000    5.00000           33           6         117

                                      S-179

                                            CURRENT   ORIGINAL   REMAINING    INITIAL   SUBSEQUENT
                                 CURRENT      NET      TERM TO    TERM TO    PERIODIC    PERIODIC
                  PRINCIPAL     MORTGAGE   MORTGAGE   MATURITY    MATURITY     RATE        RATE
    INDEX         BALANCE($)    RATE (%)   RATE (%)   (MONTHS)    (MONTHS)    CAP (%)     CAP (%)
-------------   -------------   --------   --------   --------   ---------   --------   ----------

6 Month LIBOR      363,160.00    7.50000    7.12500      360        356       3.00000     1.00000
6 Month LIBOR    2,455,550.00    6.65308    6.27808      360        353       6.00000     2.00000
1 Year LIBOR       358,543.35    7.12500    6.75000      360        354       3.00000     1.00000
1 Year LIBOR     3,960,876.29    6.60740    6.35740      360        359       5.00000     2.00000
1 Year LIBOR     3,240,666.98    6.84096    6.46596      360        356       5.00000     2.00000
1 Year LIBOR     2,410,105.18    6.27247    5.89747      360        351       6.00000     2.00000
1 Year LIBOR       599,171.45    7.87500    7.50000      360        358       6.00000     2.00000
1 Year LIBOR       183,934.86    6.37500    6.00000      360        355       6.00000     2.00000
1 Year LIBOR     1,732,860.91    5.96218    5.71218      360        355       5.00000     2.00000
1 Year LIBOR     1,737,525.87    6.07553    5.70053      360        354       5.00000     2.00000
1 Year LIBOR     5,417,076.98    6.16674    5.79174      360        350       6.00000     2.00000
1 Year LIBOR       380,000.00    8.37500    8.00000      360        358       6.00000     2.00000
1 Year LIBOR       815,053.40    5.85108    5.47608      360        351       6.00000     2.00000
1 Year LIBOR       122,400.00    6.87500    6.50000      360        354       6.00000     2.00000
1 Year LIBOR    25,099,256.28    6.69185    6.44185      360        358       5.00000     2.00000
1 Year LIBOR    11,362,066.40    6.50148    6.12648      360        358       5.00000     2.00000
1 Year LIBOR       928,600.00    6.84870    6.47370      360        358       5.00000     2.00000
1 Year LIBOR     6,680,794.85    6.93196    6.55696      360        357       6.00000     2.01216
1 Year LIBOR       528,000.00    8.37500    8.00000      360        359       6.00000     2.00000
1 Year LIBOR       462,599.22    6.31572    5.94072      360        352       6.00000     2.00000
6 Month LIBOR      408,402.84    7.09410    6.71910      360        351       5.00000     1.00000
6 Month LIBOR    5,733,719.74    7.93325    7.55825      360        356       6.00000     1.95708
6 Month LIBOR      400,219.53    5.87500    5.50000      360        351       6.00000     1.00000
6 Month LIBOR    3,056,858.88    7.70261    7.32761      360        357       6.00000     2.00000
6 Month LIBOR   14,527,561.95    6.97794    6.72794      360        358       5.00000     1.00000
6 Month LIBOR      304,000.00    6.87500    6.50000      360        358       5.00000     1.00000
6 Month LIBOR      726,500.00    8.06703    7.69203      360        357       5.00000     1.00000
6 Month LIBOR      421,188.80    7.98396    7.60896      360        358       5.00000     1.00000
6 Month LIBOR    1,664,684.00    7.68860    7.31360      360        358       5.00000     1.00000
6 Month LIBOR      244,000.00    7.50000    7.12500      360        357       5.00000     1.00000
6 Month LIBOR    9,060,690.00    7.32616    6.95116      360        357       6.00000     2.00000
6 Month LIBOR      400,000.00    6.62500    6.25000      360        359       3.00000     1.00000
6 Month LIBOR      186,346.60    6.87500    6.62500      360        355       5.00000     2.00000
6 Month LIBOR    2,275,418.77    6.43786    6.06286      360        355       5.00000     1.00000
6 Month LIBOR      636,300.00    6.75000    6.37500      360        359       5.00000     1.00000
6 Month LIBOR      456,000.00    7.37500    7.00000      360        354       5.00000     1.00000
6 Month LIBOR      397,698.87    6.50000    6.12500      360        349       5.00000     1.00000
6 Month LIBOR      493,993.18    6.45659    6.08159      360        349       5.00000     1.00000
6 Month LIBOR      841,700.00    6.37543    6.00043      360        357       5.00000     1.00000
6 Month LIBOR      172,800.00    6.12500    5.75000      360        358       5.00000     1.00000
6 Month LIBOR   21,780,968.38    7.18999    6.81499      360        357       6.00000     1.91974
6 Month LIBOR    2,105,264.54    7.20756    6.83256      360        359       6.00000     2.00000
6 Month LIBOR      568,000.00    6.87500    6.50000      360        358       6.00000     2.00000
6 Month LIBOR      283,958.00    8.69714    8.32214      360        358       6.00000     2.00000
6 Month LIBOR      300,000.00    6.75000    6.37500      360        353       6.00000     2.00000
6 Month LIBOR   19,241,656.13    7.26114    6.88614      360        357       6.00000     1.97634
6 Month LIBOR      245,450.00    6.50000    6.12500      360        358       6.00000     2.00000
1 Year LIBOR        67,281.79    8.25000    7.87500      360        355       6.00000     2.00000
1 Year LIBOR     1,475,000.00    7.60381    7.22881      360        358       6.00000     2.00000

                                                                RATE       REMAINING
                 GROSS     MAXIMUM    MINIMUM    MONTHS TO     RESET     INTEREST-ONLY
                 MARGIN   MORTGAGE   MORTGAGE    NEXT RATE   FREQUENCY       PERIOD
    INDEX         (%)     RATE (%)   RATE (%)   ADJUSTMENT    (MONTHS)      (MONTHS)
-------------   -------   --------   --------   ----------   ---------   -------------

6 Month LIBOR   2.25000   12.50000    2.25000       32            6           116
6 Month LIBOR   2.25000   12.65308    2.25000       29            6           113
1 Year LIBOR    2.50000   13.12500    2.50000       54           12           N/A
1 Year LIBOR    2.25000   11.60740    2.25000       59           12           N/A
1 Year LIBOR    2.26706   11.84096    2.26706       56           12           N/A
1 Year LIBOR    2.27620   12.27247    2.27620       51           12           N/A
1 Year LIBOR    2.25000   13.87500    2.25000       58           12           N/A
1 Year LIBOR    2.25000   12.37500    2.25000       55           12           N/A
1 Year LIBOR    2.25000   10.96218    2.25000       55           12            55
1 Year LIBOR    2.43175   11.43903    2.43175       54           12            54
1 Year LIBOR    2.25000   12.16674    2.25000       50           12            50
1 Year LIBOR    2.25000   14.37500    2.25000       58           12            58
1 Year LIBOR    2.45735   11.85108    2.45735       51           12            51
1 Year LIBOR    2.25000   12.87500    2.25000       54           12            54
1 Year LIBOR    2.25000   11.69185    2.25000       58           12           118
1 Year LIBOR    2.38670   11.50148    2.38670       58           12           118
1 Year LIBOR    2.86598   11.84870    2.86598       58           12           118
1 Year LIBOR    2.25000   12.93196    2.25000       57           12           117
1 Year LIBOR    2.25000   14.37500    2.25000       59           12           119
1 Year LIBOR    2.25000   12.31572    2.25000       52           12           112
6 Month LIBOR   2.37520   12.09410    2.37520       51            6           N/A
6 Month LIBOR   2.55256   13.93325    6.15550       56            6           N/A
6 Month LIBOR   2.75000   11.87500    2.75000       51            6           N/A
6 Month LIBOR   2.70414   13.70261    7.34467       57            6           N/A
6 Month LIBOR   2.25000   11.97794    2.25000       58            6            58
6 Month LIBOR   2.75000   12.87500    6.87500       58            6            58
6 Month LIBOR   2.75000   14.06703    8.06703       57            6            57
6 Month LIBOR   2.75000   13.98396    7.98396       58            6            58
6 Month LIBOR   2.75000   13.54346    7.68860       58            6            58
6 Month LIBOR   2.75000   13.50000    7.50000       57            6            57
6 Month LIBOR   2.25000   13.32616    2.25000       57            6            57
6 Month LIBOR   2.25000   12.62500    2.25000       59            6           119
6 Month LIBOR   2.25000   11.87500    2.25000       55            6           115
6 Month LIBOR   2.62245   11.43786    2.62245       55            6           115
6 Month LIBOR   2.25000   11.75000    2.25000       59            6           119
6 Month LIBOR   2.75000   12.37500    2.75000       54            6           114
6 Month LIBOR   2.25000   11.50000    2.25000       49            6           109
6 Month LIBOR   2.25000   11.45659    2.25000       49            6           109
6 Month LIBOR   2.37457   11.37543    2.37457       57            6           117
6 Month LIBOR   2.25000   11.12500    2.25000       58            6           118
6 Month LIBOR   2.62538   13.18999    3.97347       57            6           117
6 Month LIBOR   2.75301   13.20756    3.11883       59            6           119
6 Month LIBOR   2.25000   12.87500    2.25000       58            6           118
6 Month LIBOR   2.75000   14.69714    8.69714       58            6           118
6 Month LIBOR   2.25000   12.75000    2.25000       53            6           113
6 Month LIBOR   2.73528   13.26114    5.80162       57            6           117
6 Month LIBOR   2.25000   12.50000    2.25000       58            6           118
1 Year LIBOR    2.25000   14.25000    2.25000       79           12           N/A
1 Year LIBOR    2.25000   13.60381    2.25000       82           12            82

                                      S-180

                                           CURRENT   ORIGINAL   REMAINING    INITIAL   SUBSEQUENT
                                CURRENT      NET      TERM TO    TERM TO    PERIODIC    PERIODIC
                  PRINCIPAL    MORTGAGE   MORTGAGE   MATURITY    MATURITY     RATE        RATE
    INDEX        BALANCE($)    RATE (%)   RATE (%)   (MONTHS)    (MONTHS)    CAP (%)     CAP (%)
-------------   ------------   --------   --------   --------   ---------   --------   ----------

1 Year LIBOR      795,000.00    7.25000    6.87500      360        358       5.00000     2.00000
1 Year LIBOR      438,700.00    7.37500    7.00000      360        359       6.00000     2.00000
6 Month LIBOR   2,232,898.18    7.27683    6.90183      360        359       6.00000     2.00000
6 Month LIBOR     636,000.00    7.37500    7.00000      360        360       6.00000     2.00000
6 Month LIBOR   1,008,800.00    7.64066    7.26566      360        359       6.00000     2.00000
6 Month LIBOR     536,000.00    7.37500    7.00000      360        358       6.00000     2.00000
6 Month LIBOR   3,769,755.00    7.36804    6.99304      360        359       6.00000     2.00000
6 Month LIBOR     451,199.91    7.25000    6.87500      360        358       6.00000     2.00000
1 Month LIBOR     284,000.00    6.87500    6.50000      360        358       1.00000     1.00000
6 Month LIBOR   2,240,249.49    5.46537    5.09037      360        353       1.00000     1.00000
6 Month LIBOR     312,000.00    6.25000    5.87500      360        358       1.00000     1.00000
6 Month LIBOR     239,200.00    7.12500    6.75000      360        359       6.00000     2.00000

                                                                          REMAINING
                                                                          INTEREST-
                 GROSS     MAXIMUM    MINIMUM    MONTHS TO   RATE RESET      ONLY
                 MARGIN   MORTGAGE   MORTGAGE    NEXT RATE    FREQUENCY     PERIOD
    INDEX         (%)     RATE (%)   RATE (%)   ADJUSTMENT    (MONTHS)     (MONTHS)
-------------   -------   --------   --------   ----------   ----------   ---------

1 Year LIBOR    2.25000   12.25000    2.25000       82           12          118
1 Year LIBOR    2.25000   13.37500    2.25000       83           12          119
6 Month LIBOR   2.25000   13.27683    2.25000       83            6          N/A
6 Month LIBOR   2.25000   13.37500    2.25000       84            6          N/A
6 Month LIBOR   2.25000   13.64066    2.25000       83            6          119
6 Month LIBOR   2.25000   13.37500    2.25000       82            6          118
6 Month LIBOR   2.25000   13.36804    2.25000       83            6          119
6 Month LIBOR   2.25000   13.25000    2.25000       82            6          118
1 Month LIBOR   2.25000   12.87500    2.25000        1            1          118
6 Month LIBOR   2.84094   11.22207    2.84094        5            6          113
6 Month LIBOR   2.25000   12.25000    2.25000        4            6          118
6 Month LIBOR   2.25000   13.12500    2.25000        5            6          119

*    Balloon Loan with original amortization of 480 months.

          o    Loan Group 2 consists of 18 Mortgage Loans with the following characteristics:

                                            CURRENT   ORIGINAL   REMAINING    INITIAL   SUBSEQUENT
                                 CURRENT      NET      TERM TO    TERM TO    PERIODIC    PERIODIC
                  PRINCIPAL     MORTGAGE   MORTGAGE   MATURITY   MATURITY      RATE        RATE
    INDEX         BALANCE($)    RATE (%)   RATE (%)   (MONTHS)    (MONTHS)    CAP (%)     CAP (%)
-------------   -------------   --------   --------   --------   ---------   --------   ----------

1 Year LIBOR       318,313.94    6.50000    6.12500      360        349       5.00000     2.00000
1 Year LIBOR     2,191,256.10    6.76263    6.38763      360        358       6.00000     2.00000
1 Year LIBOR       892,000.00    6.62220    6.24720      360        358       5.00000     2.00000
1 Year LIBOR       880,000.00    6.37500    6.00000      360        358       5.00000     2.00000
1 Year LIBOR     1,832,000.00    6.51583    6.14083      360        357       6.00000     2.00000
1 Year LIBOR       558,400.00    6.87500    6.50000      360        359       6.00000     2.00000
1 Year LIBOR     1,003,000.00    6.24439    5.86939      360        359       6.00000     2.00000
6 Month LIBOR    1,205,964.41    6.87500    6.50000      360        358       5.00000     1.00000
6 Month LIBOR      948,585.99    6.55253    6.17753      360        358       6.00000     2.00000
6 Month LIBOR      798,618.57    6.75000    6.37500      360        358       6.00000     2.00000
6 Month LIBOR    1,109,058.66    6.83222    6.45722      360        359       6.00000     2.00000
6 Month LIBOR      667,500.00    6.00000    5.62500      360        359       6.00000     2.00000
6 Month LIBOR      530,000.00    5.50000    5.12500      360        357       5.00000     1.00000
6 Month LIBOR    7,722,080.19    6.73388    6.35888      360        359       6.00000     2.00000
6 Month LIBOR    7,810,286.00    6.72423    6.34923      360        358       6.00000     2.00000
6 Month LIBOR    1,357,312.00    6.69685    6.32185      360        358       6.00000     2.00000
6 Month LIBOR   11,443,570.00    6.72668    6.35168      360        359       6.00000     2.00000
6 Month LIBOR      456,000.00    6.62500    6.25000      360        358       6.00000     2.00000

                                                                          REMAINING
                                                                          INTEREST-
                 GROSS     MAXIMUM    MINIMUM    MONTHS TO   RATE RESET      ONLY
                 MARGIN   MORTGAGE   MORTGAGE    NEXT RATE    FREQUENCY     PERIOD
    INDEX         (%)     RATE (%)   RATE (%)   ADJUSTMENT    (MONTHS)     (MONTHS)
-------------   -------   --------   --------   ----------   ----------   ---------

1 Year LIBOR    2.25000   11.50000    2.25000       73           12          N/A
1 Year LIBOR    2.25000   12.76263    2.25000       82           12           82
1 Year LIBOR    2.25000   11.62220    2.25000       82           12          118
1 Year LIBOR    2.25000   11.37500    2.25000       82           12          118
1 Year LIBOR    2.25000   12.51583    2.25000       81           12          117
1 Year LIBOR    2.25000   12.87500    2.25000       83           12          119
1 Year LIBOR    2.25000   12.24439    2.25000       83           12          119
6 Month LIBOR   3.12500   11.87500    3.12500       82            6          N/A
6 Month LIBOR   2.25000   12.55253    2.25000       82            6          N/A
6 Month LIBOR   2.25000   12.75000    2.25000       82            6          N/A
6 Month LIBOR   2.25000   12.83222    2.25000       83            6          N/A
6 Month LIBOR   2.25000   12.00000    2.25000       83            6           83
6 Month LIBOR   2.25000   10.50000    2.25000       81            6          117
6 Month LIBOR   2.25000   12.73388    2.25000       83            6          119
6 Month LIBOR   2.25000   12.72423    2.25000       82            6          118
6 Month LIBOR   2.25000   12.69685    2.25000       82            6          118
6 Month LIBOR   2.25000   12.72668    2.36054       83            6          119
6 Month LIBOR   2.25000   12.62500    2.25000       82            6          118

                                      S-181

          o    Loan Group 3 consists of 19 Mortgage Loans with the following characteristics:

                                            CURRENT   ORIGINAL   REMAINING    INITIAL   SUBSEQUENT
                                 CURRENT      NET      TERM TO    TERM TO    PERIODIC    PERIODIC
                  PRINCIPAL     MORTGAGE   MORTGAGE   MATURITY    MATURITY     RATE        RATE
    INDEX         BALANCE($)    RATE (%)   RATE (%)   (MONTHS)    (MONTHS)    CAP (%)     CAP (%)
-------------   -------------   --------   --------   --------   ---------   --------   ----------

6 Month LIBOR      332,664.03    6.75000    6.37500      360        359*      5.95000     2.00000
6 Month LIBOR      423,414.65    6.87500    6.50000      360        358*      6.00000     2.00000
1 Year LIBOR       694,200.96    6.71843    6.34343      360        357       5.00000     2.00000
1 Year LIBOR     1,010,456.97    7.22476    6.84976      360        359       6.00000     2.00000
1 Year LIBOR     3,455,470.00    6.64747    6.27247      360        358       5.00000     2.00000
1 Year LIBOR       987,950.00    6.80718    6.43218      360        359       5.00000     2.00000
1 Year LIBOR       159,921.36    6.50000    6.12500      360        355       6.00000     2.00000
1 Year LIBOR       650,000.00    6.87500    6.50000      360        358       6.00000     2.00000
1 Year LIBOR     1,480,000.00    6.72297    6.34797      360        359       6.00000     2.00000
6 Month LIBOR    5,023,780.89    6.94437    6.56937      360        360       6.00000     2.00000
6 Month LIBOR    2,996,170.79    6.66682    6.29182      360        359       6.00000     2.00000
6 Month LIBOR      648,877.57    6.75000    6.37500      360        358       6.00000     2.00000
6 Month LIBOR   46,611,370.30    6.90129    6.52629      360        359       6.00000     2.00000
6 Month LIBOR   17,105,957.42    6.86305    6.48805      360        359       6.00000     2.00000
6 Month LIBOR    1,051,000.00    6.61323    6.23823      360        358       6.00000     2.00000
6 Month LIBOR    1,055,200.00    7.19323    6.81823      360        359       6.00000     2.00000
6 Month LIBOR      438,400.00    6.75000    6.37500      360        359       6.00000     2.00000
6 Month LIBOR   17,870,790.47    6.80286    6.42786      360        359       6.00000     2.00000
6 Month LIBOR    1,095,000.00    7.05377    6.67877      360        358       6.00000     2.00000

                                                                RATE       REMAINING
                 GROSS     MAXIMUM    MINIMUM    MONTHS TO     RESET     INTEREST-ONLY
                 MARGIN   MORTGAGE   MORTGAGE    NEXT RATE   FREQUENCY       PERIOD
    INDEX         (%)     RATE (%)   RATE (%)   ADJUSTMENT    (MONTHS)      (MONTHS)
-------------   -------   --------   --------   ----------   ---------   -------------

6 Month LIBOR   2.25000   12.75000    2.25000       119           6           N/A
6 Month LIBOR   2.25000   12.87500    2.25000       118           6           N/A
1 Year LIBOR    2.25000   11.71843    2.25000       117          12           N/A
1 Year LIBOR    2.75000   13.22476    4.59547       119          12           N/A
1 Year LIBOR    2.25000   11.64747    2.25000       118          12           118
1 Year LIBOR    2.25000   11.80718    2.25000       119          12           119
1 Year LIBOR    2.25000   12.50000    2.25000       115          12           115
1 Year LIBOR    2.25000   12.87500    2.25000       118          12           118
1 Year LIBOR    2.25000   12.72297    2.25000       119          12           119
6 Month LIBOR   2.25000   12.94437    2.25000       120           6           N/A
6 Month LIBOR   2.25000   12.66682    2.25000       119           6           N/A
6 Month LIBOR   2.25000   12.75000    2.25000       118           6           N/A
6 Month LIBOR   2.25000   12.90129    2.25000       119           6           119
6 Month LIBOR   2.25000   13.14329    2.25950       119           6           119
6 Month LIBOR   2.25000   12.61323    2.25000       118           6           118
6 Month LIBOR   2.52293   13.19323    2.52293       119           6           119
6 Month LIBOR   2.25000   12.75000    2.25000       119           6           119
6 Month LIBOR   2.25000   12.80286    2.25000       119           6           119
6 Month LIBOR   2.25000   13.05377    2.25000       118           6           118

*    Balloon Loan with original amortization of 480 months.

          o    Loan Group 4 consists of 1 Mortgage Loan with the following characteristics:

                                            CURRENT   ORIGINAL   REMAINING    INITIAL   SUBSEQUENT
                                 CURRENT      NET      TERM TO    TERM TO    PERIODIC    PERIODIC
                  PRINCIPAL     MORTGAGE   MORTGAGE   MATURITY    MATURITY     RATE        RATE
    INDEX         BALANCE($)    RATE (%)   RATE (%)   (MONTHS)    (MONTHS)    CAP (%)     CAP (%)
-------------   -------------   --------   --------   --------   ---------   --------   ----------

6 Month LIBOR   64,864,434.16    5.70151    5.45151      360        356       6.00000     2.00000

                                                                RATE       REMAINING
                 GROSS     MAXIMUM    MINIMUM    MONTHS TO     RESET     INTEREST-ONLY
                 MARGIN   MORTGAGE   MORTGAGE    NEXT RATE   FREQUENCY       PERIOD
    INDEX         (%)     RATE (%)   RATE (%)   ADJUSTMENT    (MONTHS)      (MONTHS)
-------------   -------   --------   --------   ----------   ---------   -------------

6 Month LIBOR   2.00000   11.70151    2.00000       32           6         32

                                      S-182

          o    Loan Group 5 consists of 1 Mortgage Loan with the following characteristics:

                                             CURRENT   ORIGINAL   REMAINING    INITIAL   SUBSEQUENT
                                  CURRENT      NET      TERM TO    TERM TO    PERIODIC    PERIODIC
                   PRINCIPAL     MORTGAGE   MORTGAGE   MATURITY    MATURITY     RATE        RATE
    INDEX         BALANCE($)     RATE (%)   RATE (%)   (MONTHS)    (MONTHS)    CAP (%)     CAP (%)
-------------   --------------   --------   --------   --------   ---------   --------   ----------

6 Month LIBOR   288,281,525.09    5.68980    5.43980      360        356       6.00000     2.00000

                                                                RATE       REMAINING
                 GROSS     MAXIMUM    MINIMUM    MONTHS TO     RESET     INTEREST-ONLY
                 MARGIN   MORTGAGE   MORTGAGE    NEXT RATE   FREQUENCY       PERIOD
    INDEX         (%)     RATE (%)   RATE (%)   ADJUSTMENT    (MONTHS)      (MONTHS)
-------------   -------   --------   --------   ----------   ---------   -------------

6 Month LIBOR   2.00000   11.68980    2.00000       56           6         56

          o    Loan Group 6 consists of 1 Mortgage Loan with the following characteristics:

                                             CURRENT   ORIGINAL   REMAINING    INITIAL   SUBSEQUENT
                                 CURRENT       NET      TERM TO    TERM TO    PERIODIC    PERIODIC
                  PRINCIPAL      MORTGAGE   MORTGAGE   MATURITY    MATURITY     RATE        RATE
    INDEX         BALANCE($)     RATE (%)   RATE (%)   (MONTHS)    (MONTHS)    CAP (%)     CAP (%)
-------------   -------------   ---------   --------   --------   ---------   --------   ----------

6 Month LIBOR   63,709,515.39    5.88665     5.63665      360        357       6.00000     2.00000

                                                                RATE       REMAINING
                 GROSS     MAXIMUM    MINIMUM    MONTHS TO     RESET     INTEREST-ONLY
                 MARGIN   MORTGAGE   MORTGAGE    NEXT RATE   FREQUENCY       PERIOD
    INDEX         (%)     RATE (%)   RATE (%)   ADJUSTMENT    (MONTHS)      (MONTHS)
-------------   -------   --------   --------   ----------   ---------   -------------

6 Month LIBOR   2.00000   11.88665    2.00000       81           6             81

                                      S-183

          o    the Mortgage Loans prepay at the specified percentages of CPR,

          o    no defaults in the payment by mortgagors of principal of and interest on the Mortgage Loans are experienced,

          o    scheduled payments on the Mortgage Loans in each Loan Group are received on the first day of each month commencing in the
               calendar month following the Closing Date and are computed before giving effect to prepayments received on the last day of the prior month,

          o    the scheduled monthly payment for each Mortgage Loan is
               calculated based on its principal balance, mortgage rate and remaining term to maturity (in the case of a balloon loan, the remaining amortization term to maturity), so that each Mortgage
               Loan will amortize in amounts sufficient to repay the remaining principal balance of such Mortgage Loan by its remaining term to maturity (in the case of a balloon loan, the remaining
               amortization term to maturity), in some cases following an interest only period, as indicated in the table above,

          o    prepayments are allocated as described in this prospectus
               supplement without giving effect to loss and delinquency tests,

          o    the initial Class Principal Balance of each Class of Certificates is as set forth on pages v and vi hereof,

          o    there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual Mortgage Loans and are received on the last day of each month, commencing in the calendar month of the Closing Date,

          o    distributions in respect of the Certificates are received in cash on the 25th day of each month commencing in the calendar month following the Closing Date,

          o    the Closing Date of the sale of the Certificates is May 31, 2006,

          o    none of the Depositor, the Seller nor any Originator is required to repurchase or substitute for any Mortgage Loan,

          o    the levels of the One-Month LIBOR, Six-Month LIBOR and One-Year
               LIBOR Indices remain constant at 5.08063%, 5.30875% and 5.40000%, respectively,

          o    except as otherwise specifically set forth in the decrement tables below, the Master Servicer does not exercise either of its respective options to repurchase the Group 1 Mortgage Loans, the
               Aggregate Group II Mortgage Loans or the Aggregate Group III
               Mortgage Loans as described under "--Auction and Optional
               Termination of the Group 1 Certificates and Optional Termination
               of the Aggregate Group II and Aggregate Group III Certificates,"
               and a successful auction of the Group 1 Mortgage Loans does not occur,

          o    no Class of Aggregate Group II Certificates or Aggregate Group
               III Certificates becomes a Restricted Class,

          o    the Mortgage Rate on each Adjustable-Rate Mortgage Loan will be adjusted on each interest adjustment date (as necessary) to a rate equal to the applicable Mortgage Index (as described above), plus the Gross Margin, subject to Maximum Mortgage Rates, Minimum
               Mortgage Rates and Periodic Rate Caps (as applicable),

          o    the Overcollateralization Target Amount is initially as specified in this prospectus supplement and thereafter decreases in
               accordance with the provisions in this prospectus supplement,

                                      S-184

          o    no Swap Termination Payments are paid or received by the Issuing
               Entity,

          o    scheduled monthly payments on each Mortgage Loan will be adjusted in the month immediately following the interest adjustment date
               (as necessary) for such Mortgage Loan to equal the fully
               amortizing payment described above, and

          o    the initial Class Principal Balance of each class of Class P
               Certificates is $0.

          Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this prospectus supplement with respect to the Mortgage Loans assumes a constant prepayment rate ("CPR"), which represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of mortgage loans. 0% CPR assumes no prepayments. No prepayment assumption purports to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the
Mortgage Loans. There is no assurance that prepayments of any of the Mortgage
Loans will occur at any constant prepayment rate.

          While it is assumed that each of the Mortgage Loans prepays at the specified percentages of CPR, this is not likely to be the case. Moreover, discrepancies may exist between the characteristics of the actual Mortgage Loans which will be delivered to or on behalf of the Trustee and characteristics of the mortgage loans used in preparing the tables.

DEPOSITOR'S OPTION TO PURCHASE BREACHED MORTGAGE LOANS

          Subject to the terms of the Pooling and Servicing Agreement, the
Depositor has the option, but is not obligated, to purchase from the Issuing
Entity any Breached Mortgage Loan at the Purchase Price; provided that the entity from which the Seller purchased the Mortgage Loan has both (a) agreed to purchase the Mortgage Loan from the Depositor and (b) has represented to the
Seller that it has the ability to purchase such Mortgage Loan from the
Depositor, as soon as is practicable thereafter at the Purchase Price.

          For the purposes of this section, the "PURCHASE PRICE" shall be 100%
of the unpaid principal balance of such Mortgage Loan, plus all related accrued and unpaid interest, and the amount of any unreimbursed Servicing Advances made by the Servicers or the Master Servicer related to the Mortgage Loan, and a
"BREACHED MORTGAGE LOAN" is a Mortgage Loan (a) (i) on which the first payment was not made or (ii) that has been delinquent one or two times in the six months following the Cut-off Date and (b) as to which the Seller obtained a representation or warranty that no condition set forth in (a)(i) or, for the same or other period time specified in such representation or warranty (a)(ii), exists.

AUCTION AND OPTIONAL TERMINATION OF THE GROUP 1 CERTIFICATES AND OPTIONAL
TERMINATION OF THE AGGREGATE GROUP II AND AGGREGATE GROUP III CERTIFICATES

          Auction and Optional Termination - Group 1 Certificates. On any
Distribution Date on or after the first Distribution Date on which the aggregate outstanding Stated Principal Balance of the Group 1 Mortgage Loans and any
related REO Property owned by the Issuing Entity as of the related Due Date is equal to or less than 10% of the aggregate Stated Principal Balance of the Group
1 Mortgage Loans as of the Cut-off Date (such Distribution Date and any subsequent Distribution Date, an "OPTIONAL TERMINATION DATE"), the Auction
Administrator shall solicit bids for the purchase of the Group 1 Mortgage Loans from at least three institutions that are regular purchasers and/or sellers in the secondary market of residential whole mortgage loans similar to the Group 1
Mortgage Loans. If the Auction Administrator receives at least three bids for the Group 1 Mortgage Loans, any related REO Property and any other property related to Loan Group 1 remaining in the assets of the Issuing Entity
(collectively, the "GROUP 1 ASSETS"), and one of those bids is at least equal to the Minimum Auction Price, the Auction Administrator shall sell the Group 1
Assets to the highest bidder (the "AUCTION PURCHASER") at the price offered by the Auction Purchaser (the "MORTGAGE LOAN AUCTION PRICE"). If the Auction
Administrator receives less than three bids, or does not receive any bid that is at least equal to the Minimum Auction Price, the Auction Administrator shall, subject to the Master Servicer's right to purchase the Group 1 Mortgage Loans described below, on each six-month

                                      S-185

anniversary of the initial Optional Termination Date for the Group 1 Mortgage
Loans, repeat these auction procedures until the Auction Administrator receives a bid that is at least equal to the Minimum Auction Price, at which time the
Auction Administrator shall sell the Group 1 Assets to the Auction Purchaser at that Mortgage Loan Auction Price; provided, however, that the Auction
Administrator shall not be required to repeat these auction procedures on any
Distribution Date for any six-month anniversary of the initial Optional
Termination Date unless the Auction Administrator reasonably believes that there is a reasonable likelihood of receiving a bid of at least the Minimum Auction
Price.

          The "MINIMUM AUCTION PRICE" with respect to any Distribution Date on which an auction is being held, will equal the sum of (a) 100% of the current aggregate principal balance of the Group 1 Mortgage Loans, plus accrued interest thereon, (b) the fair market value of any related REO Property in the assets of the Issuing Entity and all other property related to Loan Group 1 in the assets of the Issuing Entity being purchased, (c) any unreimbursed servicing advances related to the Group 1 Mortgage Loans, (d) any expenses incurred by the Auction
Administrator relating to the Auction process and (e) any Swap Termination
Payment owed to the Swap Counterparty.

          Commencing with the first Distribution Date following the first
Optional Termination Date for the Group 1 Mortgage Loans, if an auction is held but the Auction Administrator does not receive the Minimum Auction Price, then the Master Servicer will have the option, subject to the provisions of the
Pooling and Servicing Agreement, to purchase the Group 1 Assets for a price equal to the sum of (a) 100% of the aggregate Stated Principal Balance of the
Group 1 Mortgage Loans, plus accrued interest thereon, (b) the fair market value of any related REO Property, (c) any unreimbursed servicing advances related to the Group 1 Mortgage Loans and (d) any Swap Termination Payment owed to the Swap
Counterparty.

          Optional Termination - Aggregate Group II Certificates. On any
Distribution Date on or after the first Distribution Date on which the aggregate outstanding Stated Principal Balance of the Aggregate Group II Mortgage Loans
and any related REO Property owned by the Issuing Entity as of the related Due
Date is equal to or less than 1% of the aggregate Stated Principal Balance of the Aggregate Group II Mortgage Loans as of the Cut-off Date, the Master
Servicer will have the option to purchase the Aggregate Group II Mortgage Loans and any REO Properties and apply the proceeds to redeem the Aggregate Group II
Certificates at a price equal to 100% of the then aggregate outstanding Class
Principal Balance of the Aggregate Group II Certificates, plus accrued interest thereon through the end of the related Interest Accrual Period immediately preceding the related Distribution Date.

          Optional Termination - Aggregate Group III Certificates. On any
Distribution Date on or after the first Distribution Date on which the aggregate outstanding Stated Principal Balance of the Aggregate Group III Mortgage Loans
and any related REO Property owned by the Issuing Entity as of the related Due
Date is equal to or less than 1% of the aggregate Stated Principal Balance of the Aggregate Group III Mortgage Loans as of the Cut-off Date, the Master
Servicer will have the option to purchase the Aggregate Group III Mortgage Loans and any REO Properties and apply the proceeds to redeem the Aggregate Group III
Certificates at a price equal to 100% of the then aggregate outstanding Class
Principal Balance of the Aggregate Group III Certificates, plus accrued interest thereon through the end of the related Interest Accrual Period immediately preceding the related Distribution Date.

          In the event that the Master Servicer chooses to exercise any of the optional redemption rights described above or there is no successful auction of the Group 1 Mortgage Loans, the related Classes of Certificates will be retired and any funds or property remaining in the Assets of the Issuing Entity related to the Mortgage Loans so purchased by the Master Servicer will be liquidated. In the event that the Master Servicer chooses to exercise both of the optional redemption rights described above, the Issuing Entity will be dissolved.

VOTING RIGHTS

          Voting rights will be allocated among the classes of Certificates in proportion to their respective Class Principal Balances, and among Certificates of such class in proportion to their Percentage Interests. The Pooling and
Servicing Agreement does not allocate any voting rights to any class of Class P
Certificates. The Class OC Certificates will be allocated 1% of the voting rights.

                                      S-186

          The "PERCENTAGE INTEREST" of a Certificate will be a fraction, expressed as a percentage, the numerator of which is that Certificate's
Certificate Principal Balance, and the denominator of which is the applicable
Class Principal Balance.

AMENDMENT

          The Pooling and Servicing Agreement may be amended by the parties thereto, without the consent of any of the holders of certificates issued by the
Issuing Entity under the Pooling and Servicing Agreement:

          o    to cure any ambiguity;

          o    to conform the Pooling and Servicing Agreement to the prospectus and this prospectus supplement provided to investors in
               connection with the initial offering of the certificates;

          o    to correct, modify or supplement any provision in the Pooling and
               Servicing Agreement which may be inconsistent with any other provision in the Pooling and Servicing Agreement;

          o    to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which are not inconsistent with the provisions thereof; or

          o    to comply with any requirements imposed by the Internal Revenue
               Code;

provided that the amendment--other than an amendment for the purpose specified in the fourth bullet point above--will not, as evidenced by an opinion of counsel to that effect, adversely affect in any material respect the interests of any holder of certificates covered by the Pooling and Servicing Agreement.

          The Pooling and Servicing Agreement may also be amended by the
Depositor, the Master Servicer, the Securities Administrator and the Trustee,
with the consent of the holders of certificates affected thereby evidencing not less than 66 2/3% of the voting rights, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the certificateholders; provided, however, that no such amendment may:

          o    reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any certificate, without the consent of that certificateholder; or

          o    reduce the aforesaid percentages of certificateholders of which are required to consent to any such amendment.

          However, the Trustee will not consent to any amendment of the Pooling and Servicing Agreement unless it shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the Issuing Entity or cause the Issuing Entity to fail to qualify as a
REMIC at any time that the certificates are outstanding.

          Notwithstanding the foregoing, any amendment to Pooling and Servicing
Agreement shall require the prior written consent of the Swap Counterparty if such amendment materially and adversely affects the rights or interests of the
Swap Counterparty.

CERTAIN MATTERS REGARDING THE DEPOSITOR, THE MASTER SERVICER, THE SECURITIES
ADMINISTRATOR, THE SERVICERS, THE CUSTODIANS AND THE TRUSTEE

          The Pooling and Servicing Agreement provides that none of the
Depositor, the Master Servicer, the Securities Administrator or the Trustee, or
any of their respective directors, officers, employees or agents will be under any liability to the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Pooling and
Servicing Agreement, or for errors in judgment. The underlying servicing

                                      S-187

agreements as modified by the Assignment Agreements may provide that none of the
Servicers or any of their respective directors, officers, employees or agents will be under any liability to the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to those agreements, or for errors in judgment. The custody agreements may provide that neither the custodians nor any of their respective directors, officers, employees or agents will be under any liability to the certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to those agreements, or for errors in judgment. However, none of the
Depositor, the Servicers, the Master Servicer, the Securities Administrator, any
custodian or the Trustee will be protected against liability arising from any breach of representations or warranties made by it or from any liability which may be imposed by reason of their willful misfeasance, bad faith or negligence
(or gross negligence, to the extent specified by the related agreement) in the performance of its duties or by reason of its reckless disregard of obligations and duties under the related agreement.

          The Depositor, the Servicers, the Master Servicer, the Securities
Administrator, any custodian or the Trustee and their respective directors, officers, employees or agents will be indemnified by the Issuing Entity and held harmless against any loss, liability or expense incurred in connection with, among other things, the performance of their respective duties pursuant to the related agreement or the certificates, other than any loss, liability or expense incurred by reason of their willful misfeasance, bad faith or negligence (or gross negligence, to the extent specified by the related agreement) in the performance of their respective duties or by reason of any reckless disregard of their respective obligations and duties.

          None of the Depositor, the Servicers, the Master Servicer, the
Securities Administrator, any custodian nor the Trustee is obligated to appear in, prosecute or defend any legal action that is not incidental to their respective duties which may involve it in any expense or liability, provided that, in accordance with the related agreement. The Depositor, the Servicers, the Master Servicer, the Securities Administrator, any custodian or the Trustee, as applicable, may undertake any action any of them deem necessary or desirable in respect of their respective rights and duties, as set forth in the related agreement. In the event that the Depositor, the Servicers, the Master Servicer, the Securities Administrator, any custodian or the Trustee undertakes any such action, the legal expenses and costs of such action and any resulting liability will be expenses, costs and liabilities of the Issuing Entity, and the
Depositor, the Servicers, the Master Servicer, the Securities Administrator, any
custodian or the Trustee, as applicable, will be entitled to be reimbursed for such expenses, costs and liabilities out of the Assets of the Issuing Entity.

                   YIELD, PREPAYMENT AND WEIGHTED AVERAGE LIFE

GENERAL

          The effective yield to the holders of each Class of Certificates will be affected primarily by the following factors:

          o    The rate and timing of principal payments on the related Mortgage
               Loans, including prepayments, defaults and liquidations, and repurchases due to breaches of representations and warranties;

          o    The allocation of principal payments among the various Classes of
               Certificates in the related Aggregate Certificate Group;

          o    The rate and timing of realized losses and interest shortfalls on the related Mortgage Loans;

          o    The pass-through rate on that Class of Certificates;

          o    any delay between the end of the accrual period for that Class of
               Certificates and the related Distribution Date; and

          o    the purchase price paid for that Class of Certificates.

                                      S-188

          For additional considerations relating to the yields on the Offered
Certificates, see "Yield Considerations" in the accompanying prospectus.

PREPAYMENT CONSIDERATIONS AND RISKS

          The rate of principal payments on any Class of Certificates, the aggregate amount of distributions on that class and the yield to maturity of that class will be related to the rate and timing of payments of principal on the related Mortgage Loans. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans and by the rate of principal prepayments, including for this purpose prepayments resulting from refinancing, liquidations of the Mortgage Loans due to defaults, casualties, condemnations and repurchases by the related seller or the sponsor or purchases by the Master Servicer. Except as described in this prospectus supplement, the Mortgage Loans may be prepaid by the borrowers at any time without a prepayment charge. Any Mortgage Loans that provide for prepayment charges may demonstrate a lower rate of principal prepayments than Mortgage
Loans that do not provide for prepayment charges. The holders of the classes of
Class P Certificates are entitled to receive the prepayment charges received on the related Mortgage Loans and those amounts will not be available for distribution on the other Classes of Certificates. In addition, as described in
"Description of the Mortgage Loans," approximately 93.95% of the Mortgage Loans, by aggregate Stated Principal Balance of the Mortgage Loans owned by the Issuing
Entity as of the Cut-off Date, do not provide for any payments of principal for an extended period following their origination. These interest only loans may involve a greater degree of risk because, if the related borrower defaults, the outstanding principal balance of the Mortgage Loans will be higher than for amortizing Mortgage Loans. During their interest only periods, these interest only loans may be less likely to prepay as the interest only feature may reduce the perceived benefits of refinancing due to the smaller monthly payment.
However, as an interest only loan approaches the end of its interest only period, it may be more likely to be prepaid, even if market interest rates at the time are only slightly higher or lower than the interest rate on the interest only loans as the related borrowers seek to avoid increases in their respective monthly mortgage payment. The Mortgage Loans will be subject to the
"due-on-sale" provisions included therein. In addition, certain of the Group 1
Mortgage Loans and all of the Group 3 Mortgage Loans have Mortgage Rates which will not adjust for a period of up to ten years after origination.

          Prepayments, liquidations and purchases of the Mortgage Loans in a loan group will result in distributions on the related certificates of principal amounts which would otherwise be distributed over the remaining terms of these
Mortgage Loans. This includes any optional repurchase by the related seller of a defaulted Mortgage Loan and any optional purchase or auction of the remaining
Mortgage Loans in each of the Aggregate Loan Groups in connection with the dissolution of the Issuing Entity, in each case as described in this prospectus supplement. Since the rate of payment of principal of the Mortgage Loans held by the issuing entity will depend on future events and a variety of factors, no assurance can be given as to the rate of payment of principal of the Mortgage
Loans or the rate of principal prepayments. The extent to which the yield to maturity of a Class of Certificates may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the Mortgage Loans in that Loan
Group, in the case of the Senior Certificates, and in that Aggregate Loan Group, in the case of the Subordinated Certificates. Further, an investor should consider the risk that, if purchasing any certificate at a discount, a slower than anticipated rate of principal payments (including prepayments) on the related Mortgage Loans could result in an actual yield to the investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium, a faster than anticipated rate of principal payments on the related certificates could result in an actual yield to the investor that is lower than the anticipated yield. In addition, certain Classes of Certificates are structured to receive distributions before or after other Classes of
Certificates in the related Certificate Group or have specific principal payment windows. As a result, some Classes of Certificates, especially Senior
Certificates, may receive all or a disproportionately larger amount of principal on the related Mortgage Loans, while other Classes of Certificates, especially
Subordinated Certificates, may receive no or a disproportionately smaller amount of principal on the related Mortgage Loans for certain periods following the closing date.

          The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in borrowers' housing needs, job transfers, unemployment, borrowers' net equity in the mortgaged properties,

                                      S-189

servicing decisions, as well as the characteristics of the mortgage loans included in the mortgage pool. In general, if prevailing interest rates were to fall significantly below the mortgage rates on the Mortgage Loans, the Mortgage
Loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the mortgage rates on the Mortgage Loans.
Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the Mortgage Loans would generally be expected to decrease. No assurances can be given as to the rate of prepayments on the Mortgage Loans in stable or changing interest rate environments. With respect to mortgage loans that are balloon loans, those balloon loans involve a greater degree of risk than fully amortizing mortgage loans because typically the borrower must be able to refinance the loan or sell the property to make the balloon payment at maturity. The ability of the borrower to do this will depend on such factors as mortgage rates at the time of the sale or refinancing, the borrower's equity in the property, the relative strengths of the local housing market, the financial condition of the borrower and tax laws.

          The Mortgage Loans are adjustable rate mortgage loans which are subject to initial fixed rate periods of up to 10 years. Adjustable rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate mortgage loans at lower interest rates may encourage borrowers to refinance their adjustable rate mortgage loans to a lower fixed interest rate. Prepayments on adjustable rate mortgage loans that feature initial fixed rate periods may differ as they approach their respective first adjustment dates. No assurance can be given as to the level of prepayment that the adjustable rate mortgage loans will experience.

          As described in this prospectus supplement under "--Principal
Distributions on the Aggregate Group II Certificates and the Aggregate Group III
Certificates," the Senior Prepayment Percentage of all principal prepayments on the Aggregate Group II Mortgage Loans in the Aggregate Loan Group II will be initially distributed to the related Classes of Aggregate Group II Senior
Certificates then entitled to receive principal prepayment distributions and the
Senior Prepayment Percentage of all principal prepayments on the Aggregate Group
III Mortgage Loans in the Aggregate Loan Group III will be initially distributed to the related Classes of Aggregate Group III Senior Certificates then entitled to receive principal prepayment distributions. This may result in all (or a disproportionate percentage) of the principal prepayments being distributed to holders of the Classes of Senior Certificates in Aggregate Certificate Group II
and Aggregate Certificate Group III and none (or less than their pro rata share)
of the principal prepayments being distributed to holders of the Aggregate Group
II Subordinated Certificates or the Aggregate Group III Subordinated
Certificates, as applicable, during the periods of time described in the definition of each Senior Prepayment Percentage. In addition, because the step-down in each Senior Prepayment Percentage is dependent on the performance of all of the Aggregate Group II Mortgage Loans or all of the Aggregate Group
III Mortgage Loans rather than a particular Loan Group in that Aggregate Loan
Group, the poor performance of a Loan Group in Aggregate Loan Group II may prevent the Aggregate Group II Subordinated Certificates from receiving distributions of principal prepayments from any of the Aggregate Group II
Mortgage Loans and the poor performance of a Loan Group in Aggregate Loan Group
III may prevent the Aggregate Group III Subordinated Certificates from receiving distributions of principal prepayments from any of the Aggregate Group III
Mortgage Loans.

          The timing of changes in the rate of prepayments on the Mortgage Loans held by any issuing entity may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on an investor's yield to maturity.
The effect on an investor's yield as a result of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the offered certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

OVERCOLLATERALIZATION AND THE GROUP 1 CERTIFICATES

          To the extent that excess interest on the Group 1 Mortgage Loans and
Net Swap Receipts are used to make distributions of principal to create, maintain or restore the required level of overcollateralization, principal distributions will be made to the Group 1 Certificates in excess of the principal payments received. Net Monthly Excess Cashflow generally is a function of the excess of interest collected or advanced on the Group 1 Mortgage

                                      S-190

Loans over the amount required to pay interest on the Group 1 Certificates and expenses at the Expense Fee Rate, as well as Net Swap Payments to the Swap
Counterparty. The Group 1 Mortgage Loans with higher net mortgage rates will contribute more interest to the Net Monthly Excess Cashflow. The Group 1
Mortgage Loans with higher net mortgage rates may prepay faster than mortgage loans with relatively lower net interest rates in response to a given change in market interest rates. Any disproportionate prepayments of Mortgage Loans with higher net interest rates may adversely affect the amount of Net Monthly Excess
Cashflow available to make accelerated payments of principal of the Group 1
Certificates.

          Any Net Swap payment payable to the Swap Counterparty under the terms of the swap agreement will reduce amounts available for distribution to the
Group 1 Certificate and may reduce the Pass-Through Rates on the Group 1
Certificates. If the rate of prepayments on the Mortgage Loans is faster than anticipated, the scheduled notional amount on which payments due under the Group
1 swap agreement are calculated may exceed the aggregate Stated Principal
Balance of the Mortgage Loans, thereby increasing the relative proportion of interest collections on the Group 1 Loans that must be applied to make Net Swap
Payments to the Swap Counterparty. The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the Group
1 Certificates.

          This acceleration of principal distributions on the Group 1
Certificates may affect the yield thereon in a similar manner as a principal prepayment on the Group 1 Mortgage Loans as described above under "--Prepayment
Considerations and Risks."

INTEREST SHORTFALLS AND REALIZED LOSSES

          When a principal prepayment in full is made on a mortgage loan, the related mortgagor is charged interest only for the period from the due date of the preceding monthly payment up to the date of the principal prepayment, instead of for a full month. When a partial principal prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of the principal prepayment for the related prepayment period. In addition, the application of the Relief Act or similar state law to any mortgage loan will adversely affect, for an indeterminate period of time, the ability of the related servicer to collect full amounts of interest on the mortgage loan. See
"Legal Aspects of Mortgage Loans--Servicemembers' Civil Relief Act" in the
accompanying prospectus. Any interest shortfalls resulting from a principal prepayment in full or in part are required to be paid by the related Servicer and, in certain cases, the Master Servicer, but only to the extent that such amount does not exceed the aggregate of the related servicing fee and master servicing compensation payable in the related Due Period. Neither the Master
Servicer nor any Servicer is obligated to fund interest shortfalls resulting from the application of the Relief Act or any similar state law. See "Servicing of the Mortgage Loans--Servicing Compensation and Payment of Expenses; Master
Servicing Compensation; Administrative Fees" in this prospectus supplement and
"Legal Aspects of Mortgage Loans--Servicemembers' Civil Relief Act" in the
accompanying prospectus. Accordingly, the effect of (1) any principal prepayments on the Mortgage Loans, to the extent that any resulting interest shortfall due to such principal prepayments exceeds any compensating interest or
(2) any shortfalls resulting from the application of the Relief Act or similar state law, will be to reduce the aggregate amount of interest collected that is available for distribution to holders of the related Classes of Certificates and will be allocated as provided herein.

          The yields to maturity and the aggregate amount of distributions on the Certificates will be affected by the timing of mortgagor defaults on the related Mortgage Loans resulting in Realized Losses. The timing of Realized
Losses on the Mortgage Loans and the allocation of Realized Losses to the related Classes of Certificates could significantly affect the yield to an investor in those. In addition, Realized Losses on the Mortgage Loans may affect the market value of the related Classes of Certificates, even if these losses are not allocated to those Classes of Certificates. With respect to the Group 1
Certificates, if the amount of overcollateralization is been reduced to zero and there is a Realized Loss on a Group 1 Mortgage Loan or, with respect to the
Aggregate Group II Certificates and the Aggregate Group III Certificates, if
there is a Realized Loss on a related Mortgage Loan, the yield to maturity on the related Classes of Certificates then outstanding with the lowest payment priority will be extremely sensitive to these losses and the timing of those losses because the entire amount of any losses will be allocated to that Class of Certificates until its Class Principal Balance is reduced to zero.
Furthermore, because principal distributions are paid to some Classes of
Certificates in an Aggregate Certificate Group before other classes, holders

                                      S-191

of classes having a later priority of payment bear a greater risk of losses than holders of classes having an earlier priority for distribution of principal.

PASS-THROUGH RATES

          The yields to maturity on the Classes of Certificates will be affected by their respective Pass-Through Rates. The Group 1 Certificates may have their respective Pass-Through Rates limited by the Net WAC Cap. Thus, the yields to investors in the Group 1 Certificates will be sensitive to fluctuations in the level of one-month LIBOR and may be adversely affected by the application of the
Net WAC Cap, thereby limiting their pass-through rates. If on any Distribution
Date the application of the related Net WAC to a Class of Group 1 Certificates results in an interest payment lower than one-month LIBOR plus the related margin, the value of that Class of Certificates may be temporarily or permanently reduced.

          The rate of prepayment of the related Mortgage Loans may affect the
Pass-Through Rates on the Certificates. Prepayments of mortgage loans with mortgage rates may reduce or limit the Pass-Through Rate on the related Classes of Certificates. Mortgage loans with higher mortgage rates may prepay at faster rates than mortgage loans with relatively lower mortgage rates in response to a given change in market interest rates. Net Monthly Excess Cashflow generally is a function of the excess of interest collected or advanced on the Group 1
Mortgage Loans over the interest required to pay interest on the Group 1
Certificates and expenses related to the Group 1 Mortgage Loans, as well as Net
Swap Payments to the Swap Counterparty. The Group 1 Mortgage Loans with higher net interest rates will contribute more interest to the Net Monthly Excess
Cashflow. Any disproportionate prepayments of Group 1 Mortgage Loans with higher net interest rates may adversely affect the amount of Net Monthly Excess
Cashflow available to make accelerated payments of principal of the Group 1
Certificates. In addition, if prepayments on the Group 1 Mortgage Loans occur at a rate slower than anticipated, the Swap Agreement may not provide sufficient funds to cover the shortfalls for which it was intended.

          Investors in the certificates should be aware that all of the Mortgage
Loans may have adjustable interest rates. Although the mortgage rates on adjustable rate mortgage loans are subject to adjustment, those mortgage rates will generally adjust less frequently than the pass-through rates on the Group 1
Certificates and will adjust by reference to the applicable mortgage index.
Changes in one-month LIBOR may not correlate with changes in the applicable mortgage index and also may not correlate with prevailing interest rates. It is possible that an increased level of one-month LIBOR could occur simultaneously with a lower level of prevailing interest rates which would be expected to result in faster prepayments, thereby reducing the weighted average lives of the
Group 1 Certificates. The mortgage rate applicable to all or a portion of the adjustable rate mortgage loans and any adjustment date will be based on the mortgage index value most recently announced generally as of a date 45 days prior to that adjustment date. Thus, if the related mortgage index value with respect to an adjustable rate mortgage loan rises, the lag in time before the corresponding mortgage rate increases will, all other things being equal, slow the upward adjustment of any applicable net rate cap. In addition, certain of the adjustable rate mortgage loans may have mortgage rates that will not adjust for a substantial period of time after origination. In a rising interest rate environment, the Group 1 Certificates may receive interest at the related Net
WAC Cap for a protracted period of time. In addition, in this situation, investors in thee Group 1 Certificates should be aware that there may be little or no excess interest to cover losses and to create, maintain or restore overcollateralization.

          To the extent that a Class of Group 1 Certificates receives distributions of interest at a Pass-Through Rate equal to the related Net WAC
Cap, the difference between the related Net WAC Cap and plus the related margin will create a shortfall that will carry forward with interest thereon. This shortfall will only be payable from Net Monthly Excess Cashflow and Net Swap
Receipts, which may be limited. These shortfalls may remain unpaid on the optional termination date and final distribution date.

WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES

          The weighted average life of an Offered Certificate is determined by
(a) multiplying the amount of the net reduction, if any, of the Class Principal
Balance of the Certificate on each Distribution Date by the number of years from the date of issuance to the Distribution Date, (b) summing the results and (c)
dividing the sum by the aggregate amount of the net reductions in Class
Principal Balance of the certificate referred to in clause (a).

                                      S-192

          For a discussion of the factors which may influence the rate of payments (including prepayments) of the Mortgage Loans, see "--Prepayment
Considerations and Risks" above and "Yield Considerations" in the accompanying prospectus.

          In general, the weighted average lives of the Offered Certificates will be shortened if the level of prepayments of principal of the Mortgage Loans in the related Loan Group or Loan Groups increases. However, the weighted average lives of the Offered Certificates will depend upon a variety of other factors, including the timing of changes in such rate of principal payments, the priority sequence of distributions of principal of the related Classes of
Certificates and the distribution of the amount available for distribution of principal to the related Classes of Senior Certificates in accordance with the rules governing the priorities of payment among the Classes of Senior
Certificates set forth in this prospectus supplement. See "Description of the
Certificates--Principal Distributions on the Group 1 Certificates" and
"--Principal Distributions on the Aggregate Group II Certificates and the
Aggregate Group III Certificates" in this prospectus supplement.

          The interaction of the foregoing factors may have different effects on various Classes of Offered Certificates and the effects on any Class may vary at different times during the life of the Class. Accordingly, no assurance can be given as to the weighted average life of any Class of Offered Certificates.
Further, to the extent the prices of the Offered Certificates represent discounts or premiums to their respective original Class Principal Balances, variability in the weighted average lives of the Classes of Offered Certificates will result in variability in the related yields to maturity. For an example of how the weighted average lives of the Classes of Offered Certificates may be affected at various percentages of CPR, see the Decrement Tables under the next heading.

DECREMENT TABLES

          The following tables indicate the percentages of the initial Class
Principal Balances of the Classes of Offered Certificates that would be outstanding after each of the dates shown at various percentages of CPR and the corresponding weighted average lives of the Classes. The tables have been prepared on the basis of the structuring assumptions. It is not likely that the
Mortgage Loans in any Loan Group will have the precise characteristics described in this prospectus supplement or all of the Mortgage Loans in any Loan Group will prepay at the percentages of CPR specified in the tables or at any other constant rate. Moreover, the diverse remaining terms to maturity of the Mortgage
Loans could produce slower or faster principal distributions than indicated in the tables, which have been prepared using the specified percentages of CPR, even if the remaining term to maturity of the Mortgage Loans in any Loan Group is consistent with the remaining terms to maturity of the Mortgage Loans specified in the structuring assumptions.

                                      S-193

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCES OUTSTANDING

                                            CLASS 1-A-1                         CLASS 1-A-2
                                 ---------------------------------   ---------------------------------
                                         PERCENTAGE OF CPR                   PERCENTAGE OF CPR
                                 ---------------------------------   ---------------------------------
DISTRIBUTION DATE                  0%     15%    30%    45%    60%     0%     15%    30%    45%    60%
------------------------------   -----   ----   ----   ----   ----   -----   ----   ----   ----   ----

Initial.......................     100    100    100    100    100     100    100    100    100    100
May 2007......................     100     84     68     51     35     100     73     45     18      0
May 2008......................     100     70     45     25      9      99     49      7      0      0
May 2009......................     100     58     29     10      0      99     30      0      0      0
May 2010......................      99     48     22      8      0      99     13      0      0      0
May 2011......................      99     41     15      5      0      98      0      0      0      0
May 2012......................      99     34     11      3      0      98      0      0      0      0
May 2013......................      98     29      7      1      0      97      0      0      0      0
May 2014......................      98     25      5      1      0      96      0      0      0      0
May 2015......................      97     21      4      *      0      95      0      0      0      0
May 2016......................      96     17      3      0      0      93      0      0      0      0
May 2017......................      94     15      2      0      0      89      0      0      0      0
May 2018......................      91     12      1      0      0      85      0      0      0      0
May 2019......................      89     10      1      0      0      81      0      0      0      0
May 2020......................      86      8      *      0      0      76      0      0      0      0
May 2021......................      83      7      *      0      0      71      0      0      0      0
May 2022......................      79      6      0      0      0      65      0      0      0      0
May 2023......................      76      5      0      0      0      59      0      0      0      0
May 2024......................      72      4      0      0      0      53      0      0      0      0
May 2025......................      68      3      0      0      0      46      0      0      0      0
May 2026......................      63      2      0      0      0      38      0      0      0      0
May 2027......................      58      2      0      0      0      30      0      0      0      0
May 2028......................      53      1      0      0      0      21      0      0      0      0
May 2029......................      47      1      0      0      0      11      0      0      0      0
May 2030......................      41      1      0      0      0       1      0      0      0      0
May 2031......................      36      *      0      0      0       0      0      0      0      0
May 2032......................      29      *      0      0      0       0      0      0      0      0
May 2033......................      22      0      0      0      0       0      0      0      0      0
May 2034......................      15      0      0      0      0       0      0      0      0      0
May 2035......................       7      0      0      0      0       0      0      0      0      0
May 2036......................       0      0      0      0      0       0      0      0      0      0
Weighted Average Life to
   maturity (in years)**......   21.46   5.54   2.63   1.52   0.90   17.53   2.15   1.00   0.61   0.41
Weighted Average Life to
   first Optional
   Termination Date
   (in years)**...............   21.41   5.13   2.39   1.38   0.89   17.53   2.15   1.00   0.61   0.41

                                            CLASS 1-A-3                          CLASS 1-A-4
                                 ---------------------------------   ----------------------------------
                                         PERCENTAGE OF CPR                   PERCENTAGE OF CPR
                                 ---------------------------------   ----------------------------------
DISTRIBUTION DATE                  0%     15%    30%    45%    60%     0%     15%     30%    45%    60%
------------------------------   -----   ----   ----   ----   ----   -----   -----   ----   ----   ----

Initial.......................     100    100    100    100    100     100     100    100    100    100
May 2007......................     100    100    100    100     80     100     100    100    100    100
May 2008......................     100    100    100     41      0     100     100    100    100     68
May 2009......................     100    100     57      0      0     100     100    100     73      0
May 2010......................     100    100     31      0      0     100     100    100     61      0
May 2011......................     100    100      6      0      0     100     100    100     33      0
May 2012......................     100     77      0      0      0     100     100     77     18      0
May 2013......................     100     57      0      0      0     100     100     54      9      0
May 2014......................     100     40      0      0      0     100     100     37      4      0
May 2015......................     100     26      0      0      0     100     100     26      1      0
May 2016......................     100     14      0      0      0     100     100     18      0      0
May 2017......................     100      3      0      0      0     100     100     12      0      0
May 2018......................     100      0      0      0      0     100      87      7      0      0
May 2019......................     100      0      0      0      0     100      72      4      0      0
May 2020......................     100      0      0      0      0     100      59      2      0      0
May 2021......................     100      0      0      0      0     100      49      *      0      0
May 2022......................     100      0      0      0      0     100      40      0      0      0
May 2023......................     100      0      0      0      0     100      33      0      0      0
May 2024......................     100      0      0      0      0     100      26      0      0      0
May 2025......................     100      0      0      0      0     100      21      0      0      0
May 2026......................     100      0      0      0      0     100      17      0      0      0
May 2027......................     100      0      0      0      0     100      13      0      0      0
May 2028......................     100      0      0      0      0     100      10      0      0      0
May 2029......................     100      0      0      0      0     100       7      0      0      0
May 2030......................     100      0      0      0      0     100       4      0      0      0
May 2031......................      81      0      0      0      0     100       2      0      0      0
May 2032......................      58      0      0      0      0     100       1      0      0      0
May 2033......................      32      0      0      0      0     100       0      0      0      0
May 2034......................       4      0      0      0      0     100       0      0      0      0
May 2035......................       0      0      0      0      0      49       0      0      0      0
May 2036......................       0      0      0      0      0       0       0      0      0      0
Weighted Average Life to
   maturity (in years)**......   26.27   7.66   3.50   1.95   1.28   29.00   15.94   7.91   4.61   2.25
Weighted Average Life to
   first Optional
   Termination Date
   (in years)**...............   26.27   7.66   3.50   1.95   1.28   28.64   13.03   6.21   3.62   2.22

----------
*    Indicates greater than zero but less than 0.50%

**   Determined as specified under "Weighted Average Lives of the Offered
     Certificates" herein.

                                      S-194

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCES OUTSTANDING

                                             CLASS 1-A-5                         CLASS 1-M-1
                                 ----------------------------------   ---------------------------------
                                          PERCENTAGE OF CPR                   PERCENTAGE OF CPR
                                 ----------------------------------   ---------------------------------
DISTRIBUTION DATE                  0%     15%     30%    45%    60%     0%     15%    30%    45%    60%
------------------------------   -----   -----   ----   ----   ----   -----   ----   ----   ----   ----

Initial.......................     100     100    100    100    100     100    100    100    100    100
May 2007......................     100     100    100    100    100     100    100    100    100    100
May 2008......................     100     100    100    100     68     100    100    100    100    100
May 2009......................     100     100    100     73      0     100    100    100    100     78
May 2010......................     100     100    100     61      0     100    100     48     18     78
May 2011......................     100     100    100     33      0     100     88     33     10     53
May 2012......................     100     100     77     18      0     100     74     23      3      4
May 2013......................     100     100     54      9      0     100     63     16      0      0
May 2014......................     100     100     37      4      0     100     53     11      0      0
May 2015......................     100     100     26      1      0     100     45      8      0      0
May 2016......................     100     100     18      0      0     100     38      3      0      0
May 2017......................     100     100     12      0      0     100     32      0      0      0
May 2018......................     100      87      7      0      0     100     26      0      0      0
May 2019......................     100      72      4      0      0     100     22      0      0      0
May 2020......................     100      59      2      0      0     100     18      0      0      0
May 2021......................     100      49      *      0      0     100     15      0      0      0
May 2022......................     100      40      0      0      0     100     12      0      0      0
May 2023......................     100      33      0      0      0     100     10      0      0      0
May 2024......................     100      26      0      0      0     100      8      0      0      0
May 2025......................     100      21      0      0      0     100      6      0      0      0
May 2026......................     100      17      0      0      0     100      1      0      0      0
May 2027......................     100      13      0      0      0     100      0      0      0      0
May 2028......................     100      10      0      0      0     100      0      0      0      0
May 2029......................     100       7      0      0      0     100      0      0      0      0
May 2030......................     100       4      0      0      0      90      0      0      0      0
May 2031......................     100       2      0      0      0      77      0      0      0      0
May 2032......................     100       1      0      0      0      63      0      0      0      0
May 2033......................     100       0      0      0      0      48      0      0      0      0
May 2034......................     100       0      0      0      0      32      0      0      0      0
May 2035......................      49       0      0      0      0      15      0      0      0      0
May 2036......................       0       0      0      0      0       0      0      0      0      0
Weighted Average Life to
   maturity (in years)**......   29.00   15.94   7.91   4.61   2.25   26.78   9.64   4.85   3.92   4.78
Weighted Average Life to
   first Optional
   Termination Date
   (in years)**...............   28.64   13.03   6.21   3.62   2.22   26.67   8.91   4.44   3.69   2.57

                                            CLASS 1-M-2                         CLASS 1-M-3
                                 ---------------------------------   ---------------------------------
                                         PERCENTAGE OF CPR                   PERCENTAGE OF CPR
                                 ---------------------------------   ---------------------------------
DISTRIBUTION DATE                  0%     15%    30%    45%    60%     0%     15%    30%    45%    60%
------------------------------   -----   ----   ----   ----   ----   -----   ----   ----   ----   ----

Initial.......................     100    100    100    100    100     100    100    100    100    100
May 2007......................     100    100    100    100    100     100    100    100    100    100
May 2008......................     100    100    100    100    100     100    100    100    100    100
May 2009......................     100    100    100    100    100     100    100    100    100    100
May 2010......................     100    100     48     18     94     100    100     48     18      0
May 2011......................     100     88     33     10      0     100     88     33     10      0
May 2012......................     100     74     23      0      0     100     74     23      0      0
May 2013......................     100     63     16      0      0     100     63     16      0      0
May 2014......................     100     53     11      0      0     100     53     11      0      0
May 2015......................     100     45      8      0      0     100     45      2      0      0
May 2016......................     100     38      0      0      0     100     38      0      0      0
May 2017......................     100     32      0      0      0     100     32      0      0      0
May 2018......................     100     26      0      0      0     100     26      0      0      0
May 2019......................     100     22      0      0      0     100     22      0      0      0
May 2020......................     100     18      0      0      0     100     18      0      0      0
May 2021......................     100     15      0      0      0     100     15      0      0      0
May 2022......................     100     12      0      0      0     100     12      0      0      0
May 2023......................     100     10      0      0      0     100     10      0      0      0
May 2024......................     100      8      0      0      0     100      2      0      0      0
May 2025......................     100      2      0      0      0     100      0      0      0      0
May 2026......................     100      0      0      0      0     100      0      0      0      0
May 2027......................     100      0      0      0      0     100      0      0      0      0
May 2028......................     100      0      0      0      0     100      0      0      0      0
May 2029......................     100      0      0      0      0     100      0      0      0      0
May 2030......................      90      0      0      0      0      90      0      0      0      0
May 2031......................      77      0      0      0      0      77      0      0      0      0
May 2032......................      63      0      0      0      0      63      0      0      0      0
May 2033......................      48      0      0      0      0      48      0      0      0      0
May 2034......................      32      0      0      0      0      32      0      0      0      0
May 2035......................      15      0      0      0      0      15      0      0      0      0
May 2036......................       0      0      0      0      0       0      0      0      0      0
Weighted Average Life to
   maturity (in years)**......   26.77   9.58   4.79   3.79   4.32   26.76   9.51   4.74   3.69   3.86
Weighted Average Life to
   first Optional
   Termination Date
   (in years)**...............   26.67   8.91   4.41   3.57   2.57   26.67   8.91   4.41   3.50   2.57

----------
*    Indicates greater than zero but less than 0.50%

**   Determined as specified under "Weighted Average Lives of the Offered
     Certificates" herein.

                                      S-195

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCES OUTSTANDING

                                            CLASS 1-M-4                         CLASS 1-M-5
                                 ---------------------------------   ---------------------------------
                                         PERCENTAGE OF CPR                   PERCENTAGE OF CPR
                                 ---------------------------------   ---------------------------------
DISTRIBUTION DATE                  0%     15%    30%    45%    60%     0%     15%    30%    45%    60%
------------------------------   -----   ----   ----   ----   ----   -----   ----   ----   ----   ----

Initial.......................     100    100    100    100    100     100    100    100    100    100
May 2007......................     100    100    100    100    100     100    100    100    100    100
May 2008......................     100    100    100    100    100     100    100    100    100    100
May 2009......................     100    100    100    100    100     100    100    100    100    100
May 2010......................     100    100     48     18      0     100    100     48     18      0
May 2011......................     100     88     33      6      0     100     88     33      0      0
May 2012......................     100     74     23      0      0     100     74     23      0      0
May 2013......................     100     63     16      0      0     100     63     16      0      0
May 2014......................     100     53     11      0      0     100     53      2      0      0
May 2015......................     100     45      0      0      0     100     45      0      0      0
May 2016......................     100     38      0      0      0     100     38      0      0      0
May 2017......................     100     32      0      0      0     100     31      0      0      0
May 2018......................     100     26      0      0      0     100     26      0      0      0
May 2019......................     100     22      0      0      0     100     22      0      0      0
May 2020......................     100     18      0      0      0     100     18      0      0      0
May 2021......................     100     15      0      0      0     100     15      0      0      0
May 2022......................     100     12      0      0      0     100      7      0      0      0
May 2023......................     100      5      0      0      0     100      0      0      0      0
May 2024......................     100      0      0      0      0     100      0      0      0      0
May 2025......................     100      0      0      0      0     100      0      0      0      0
May 2026......................     100      0      0      0      0     100      0      0      0      0
May 2027......................     100      0      0      0      0     100      0      0      0      0
May 2028......................     100      0      0      0      0     100      0      0      0      0
May 2029......................     100      0      0      0      0     100      0      0      0      0
May 2030......................      90      0      0      0      0      90      0      0      0      0
May 2031......................      77      0      0      0      0      77      0      0      0      0
May 2032......................      63      0      0      0      0      63      0      0      0      0
May 2033......................      48      0      0      0      0      48      0      0      0      0
May 2034......................      32      0      0      0      0      32      0      0      0      0
May 2035......................      15      0      0      0      0      15      0      0      0      0
May 2036......................       0      0      0      0      0       0      0      0      0      0
Weighted Average Life to
    maturity (in years)**.....   26.75   9.43   4.69   3.62   3.63   26.74   9.33   4.62   3.52   3.46
Weighted Average Life to first
   Optional Termination Date
   (in years)**...............   26.67   8.91   4.41   3.45   2.57   26.67   8.91   4.39   3.40   2.57

                                            CLASS 1-M-6                         CLASS 1-B-1
                                 ---------------------------------   ---------------------------------
                                         PERCENTAGE OF CPR                   PERCENTAGE OF CPR
                                 ---------------------------------   ---------------------------------
DISTRIBUTION DATE                  0%     15%    30%    45%    60%     0%     15%    30%    45%    60%
------------------------------   -----   ----   ----   ----   ----   -----   ----   ----   ----   ----

Initial.......................    100     100    100    100    100     100    100    100    100    100
May 2007......................    100     100    100    100    100     100    100    100    100    100
May 2008......................    100     100    100    100    100     100    100    100    100    100
May 2009......................    100     100    100    100    100     100    100    100    100    100
May 2010......................    100     100     48     18      0     100    100     48     14      0
May 2011......................    100      88     33      0      0     100     88     33      0      0
May 2012......................    100      74     23      0      0     100     74     23      0      0
May 2013......................    100      63     16      0      0     100     63      2      0      0
May 2014......................    100      53      0      0      0     100     53      0      0      0
May 2015......................    100      45      0      0      0     100     45      0      0      0
May 2016......................    100      38      0      0      0     100     38      0      0      0
May 2017......................    100      32      0      0      0     100     32      0      0      0
May 2018......................    100      26      0      0      0     100     26      0      0      0
May 2019......................    100      22      0      0      0     100     22      0      0      0
May 2020......................    100      18      0      0      0     100     12      0      0      0
May 2021......................    100       9      0      0      0     100      0      0      0      0
May 2022......................    100       0      0      0      0     100      0      0      0      0
May 2023......................    100       0      0      0      0     100      0      0      0      0
May 2024......................    100       0      0      0      0     100      0      0      0      0
May 2025......................    100       0      0      0      0     100      0      0      0      0
May 2026......................    100       0      0      0      0     100      0      0      0      0
May 2027......................    100       0      0      0      0     100      0      0      0      0
May 2028......................    100       0      0      0      0     100      0      0      0      0
May 2029......................    100       0      0      0      0     100      0      0      0      0
May 2030......................     90       0      0      0      0      90      0      0      0      0
May 2031......................     77       0      0      0      0      77      0      0      0      0
May 2032......................     63       0      0      0      0      63      0      0      0      0
May 2033......................     48       0      0      0      0      48      0      0      0      0
May 2034......................     32       0      0      0      0      32      0      0      0      0
May 2035......................      9       0      0      0      0       0      0      0      0      0
May 2036......................      0       0      0      0      0       0      0      0      0      0
Weighted Average Life to
   maturity (in years)**......   26.73   9.21   4.54   3.48   3.35   26.70   9.05   4.46   3.38   3.24
Weighted Average Life to first
   Optional Termination Date
   (in years)**...............   26.67   8.91   4.38   3.39   2.57   26.67   8.91   4.38   3.34   2.57

----------
*    Indicates greater than zero but less than 0.50%

**   Determined as specified under "Weighted Average Lives of the Offered
     Certificates" herein.

                                      S-196

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCES OUTSTANDING

                                            CLASS 1-B-2                         CLASS 1-B-3
                                 ---------------------------------   ---------------------------------
                                         PERCENTAGE OF CPR                   PERCENTAGE OF CPR
                                 ---------------------------------   ---------------------------------
DISTRIBUTION DATE                  0%     15%    30%    45%    60%     0%     15%    30%    45%    60%
------------------------------   -----   ----   ----   ----   ----   -----   ----   ----   ----   ----

Initial.......................     100    100    100    100    100     100    100    100    100    100
May 2007......................     100    100    100    100    100     100    100    100    100    100
May 2008......................     100    100    100    100    100     100    100    100    100    100
May 2009......................     100    100    100    100    100     100    100    100    100    100
May 2010......................     100    100     48      0      0     100    100     48      0      0
May 2011......................     100     88     33      0      0     100     88     30      0      0
May 2012......................     100     74     23      0      0     100     75      0      0      0
May 2013......................     100     63      0      0      0     100     63      0      0      0
May 2014......................     100     53      0      0      0     100     53      0      0      0
May 2015......................     100     45      0      0      0     100     45      0      0      0
May 2016......................     100     38      0      0      0     100     38      0      0      0
May 2017......................     100     32      0      0      0     100     25      0      0      0
May 2018......................     100     26      0      0      0     100      8      0      0      0
May 2019......................     100     14      0      0      0     100      0      0      0      0
May 2020......................     100      0      0      0      0     100      0      0      0      0
May 2021......................     100      0      0      0      0     100      0      0      0      0
May 2022......................     100      0      0      0      0     100      0      0      0      0
May 2023......................     100      0      0      0      0     100      0      0      0      0
May 2024......................     100      0      0      0      0     100      0      0      0      0
May 2025......................     100      0      0      0      0     100      0      0      0      0
May 2026......................     100      0      0      0      0     100      0      0      0      0
May 2027......................     100      0      0      0      0     100      0      0      0      0
May 2028......................     100      0      0      0      0     100      0      0      0      0
May 2029......................     100      0      0      0      0     100      0      0      0      0
May 2030......................      90      0      0      0      0      90      0      0      0      0
May 2031......................      77      0      0      0      0      77      0      0      0      0
May 2032......................      63      0      0      0      0      63      0      0      0      0
May 2033......................      48      0      0      0      0      48      0      0      0      0
May 2034......................      32      0      0      0      0      27      0      0      0      0
May 2035......................       0      0      0      0      0       0      0      0      0      0
May 2036......................       0      0      0      0      0       0      0      0      0      0
Weighted Average Life to
   maturity (in years)**......   26.66   8.87   4.36   3.32   3.17   26.56   8.48   4.15   3.17   3.10
Weighted Average Life to first
   Optional Termination Date
   (in years)**...............   26.66   8.86   4.35   3.31   2.57   26.56   8.48   4.15   3.17   2.57

                                    CLASS 2-A-1 AND CLASS 2-A-2                  CLASS 3-A
                                 ---------------------------------   ---------------------------------
                                         PERCENTAGE OF CPR                   PERCENTAGE OF CPR
                                 ---------------------------------   ---------------------------------
DISTRIBUTION DATE                  0%     15%    25%    35%    50%     0%     15%    25%    35%    50%
------------------------------   -----   ----   ----   ----   ----   -----   ----   ----   ----   ----

Initial.......................     100    100    100    100    100     100    100    100    100    100
May 2007......................     100     84     73     62     46     100     84     73     62     46
May 2008......................     100     70     52     38     21     100     70     52     38     21
May 2009......................     100     58     38     23      9     100     58     38     23      9
May 2010......................      99     48     28     15      4     100     48     28     15      4
May 2011......................      99     40     21     10      2      99     40     21     10      2
May 2012......................      99     34     16      6      1      99     34     16      6      1
May 2013......................      99     29     12      4      1      99     29     12      4      1
May 2014......................      99     24      9      3      *      99     25      9      3      *
May 2015......................      98     21      7      2      *      99     21      7      2      *
May 2016......................      98     18      5      1      *      98     18      5      1      *
May 2017......................      96     15      4      1      *      96     15      4      1      *
May 2018......................      93     12      3      *      *      94     12      3      *      *
May 2019......................      91     10      2      *      *      91     10      2      *      *
May 2020......................      88      8      1      *      *      88      8      1      *      *
May 2021......................      85      7      1      *      *      85      7      1      *      *
May 2022......................      82      6      1      *      *      82      6      1      *      *
May 2023......................      78      4      1      *      *      79      5      1      *      *
May 2024......................      75      4      *      *      *      75      4      *      *      *
May 2025......................      71      3      *      *      *      71      3      *      *      *
May 2026......................      66      2      *      *      *      67      2      *      *      *
May 2027......................      62      2      *      *      *      62      2      *      *      *
May 2028......................      57      1      *      *      *      57      1      *      *      *
May 2029......................      51      1      *      *      *      52      1      *      *      *
May 2030......................      45      1      *      *      *      46      1      *      *      *
May 2031......................      39      1      *      *      *      39      1      *      *      *
May 2032......................      32      *      *      *      *      33      *      *      *      *
May 2033......................      25      *      *      *      *      25      *      *      *      *
May 2034......................      17      *      *      *      *      17      *      *      *      *
May 2035......................       8      *      *      *      0       9      *      *      *      *
May 2036......................       0      0      0      0      0       0      0      0      0      0
Weighted Average Life to
   maturity (in years)**......   22.03   5.53   3.23   2.14   1.31   22.14   5.54   3.24   2.14   1.31

----------
*    Indicates greater than zero but less than 0.50%

**   Determined as specified under "Weighted Average Lives of the Offered
     Certificates" herein.

                                      S-197

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCES OUTSTANDING

                                  AGGREGATE GROUP II SUBORDINATED
                                            CERTIFICATES                CLASS 4-A-1 AND CLASS 4-A-2
                                 ---------------------------------   ---------------------------------
                                         PERCENTAGE OF CPR                   PERCENTAGE OF CPR
                                 ---------------------------------   ---------------------------------
DISTRIBUTION DATE                  0%     15%    25%    35%    50%     0%     15%    25%    35%    50%
------------------------------   -----   ----   ----   ----   ----   -----   ----   ----   ----   ----

Initial.......................     100    100    100    100    100     100    100    100    100    100
May 2007......................     100    100    100    100    100     100     84     74     63     47
May 2008......................     100    100    100     93     73     100     71     54     39     22
May 2009......................     100    100     92     75     52     100     59     39     25     10
May 2010......................     100    100     69     49     26      98     49     29     16      5
May 2011......................      99     89     51     32     13      97     41     21     10      3
May 2012......................      99     76     39     20      6      96     34     16      6      1
May 2013......................      99     64     29     13      3      94     28     12      4      1
May 2014......................      99     54     22      9      2      92     24      9      3      *
May 2015......................      99     46     16      6      1      90     20      6      2      *
May 2016......................      98     39     12      4      *      89     16      5      1      *
May 2017......................      96     32      9      2      *      86     14      3      1      *
May 2018......................      94     27      6      1      *      84     11      2      *      *
May 2019......................      91     22      5      1      *      82      9      2      *      *
May 2020......................      88     18      3      1      *      79      8      1      *      *
May 2021......................      85     15      2      *      *      76      6      1      *      *
May 2022......................      82     12      2      *      *      73      5      1      *      *
May 2023......................      79     10      1      *      *      70      4      *      *      *
May 2024......................      75      8      1      *      *      67      3      *      *      *
May 2025......................      71      7      1      *      *      63      3      *      *      *
May 2026......................      67      5      *      *      *      59      2      *      *      *
May 2027......................      62      4      *      *      *      54      2      *      *      *
May 2028......................      57      3      *      *      *      50      1      *      *      *
May 2029......................      51      2      *      *      *      45      1      *      *      *
May 2030......................      46      2      *      *      *      39      1      *      *      *
May 2031......................      39      1      *      *      *      34      1      *      *      *
May 2032......................      32      1      *      *      *      27      *      *      *      *
May 2033......................      25      1      *      *      *      21      *      *      *      *
May 2034......................      17      *      *      *      0      13      *      *      *      *
May 2035......................       9      *      *      *      0       6      *      *      *      0
May 2036......................       0      0      0      0      0       0      0      0      0      0
Weighted Average Life
   (in years)**...............   22.11   9.93   6.13   4.58   3.26   20.36   5.48   3.27   2.20   1.37

                                    CLASS 5-A-1, CLASS 5-A-4 AND
                                            CLASS 5-A-5                         CLASS 5-A-2
                                 ---------------------------------   ---------------------------------
                                         PERCENTAGE OF CPR                   PERCENTAGE OF CPR
                                 ---------------------------------   ---------------------------------
DISTRIBUTION DATE                  0%     15%    25%    35%    50%     0%     15%    25%    35%    50%
------------------------------   -----   ----   ----   ----   ----   -----   ----   ----   ----   ----

Initial.......................     100    100    100    100    100     100    100    100    100    100
May 2007......................     100     84     74     63     47     100     80     66     53     32
May 2008......................     100     71     54     39     22     100     62     41     22      1
May 2009......................     100     59     39     25     10     100     48     22      4      0
May 2010......................     100     49     30     16      5     100     35     10      0      0
May 2011......................     100     42     22     10      3      99     25      *      0      0
May 2012......................      98     35     16      7      1      97     17      0      0      0
May 2013......................      96     29     12      4      1      95      9      0      0      0
May 2014......................      95     24      9      3      *      93      3      0      0      0
May 2015......................      93     20      7      2      *      91      0      0      0      0
May 2016......................      91     17      5      1      *      88      0      0      0      0
May 2017......................      89     14      3      1      *      86      0      0      0      0
May 2018......................      86     12      3      *      *      83      0      0      0      0
May 2019......................      84     10      2      *      *      79      0      0      0      0
May 2020......................      81      8      1      *      *      76      0      0      0      0
May 2021......................      78      6      1      *      *      72      0      0      0      0
May 2022......................      75      5      1      *      *      68      0      0      0      0
May 2023......................      72      4      1      *      *      64      0      0      0      0
May 2024......................      68      3      *      *      *      59      0      0      0      0
May 2025......................      64      3      *      *      *      55      0      0      0      0
May 2026......................      60      2      *      *      *      49      0      0      0      0
May 2027......................      56      2      *      *      *      44      0      0      0      0
May 2028......................      51      1      *      *      *      37      0      0      0      0
May 2029......................      46      1      *      *      *      31      0      0      0      0
May 2030......................      40      1      *      *      *      24      0      0      0      0
May 2031......................      34      1      *      *      *      16      0      0      0      0
May 2032......................      28      *      *      *      *       8      0      0      0      0
May 2033......................      21      *      *      *      *       0      0      0      0      0
May 2034......................      14      *      *      *      *       0      0      0      0      0
May 2035......................       6      *      *      *      0       0      0      0      0      0
May 2036......................       0      0      0      0      0       0      0      0      0      0
Weighted Average Life
   (in years)**...............   20.79   5.56   3.30   2.21   1.37   18.68   3.30   1.90   1.27   0.80

----------
*    Indicates greater than zero but less than 0.50%.

**   Determined as specified under "Weighted Average Lives of the Offered
     Certificates" herein.

                                      S-198

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCES OUTSTANDING

                                             CLASS 5-A-3                 CLASS 6-A-1 AND CLASS 6-A-2
                                 ----------------------------------   ---------------------------------
                                          PERCENTAGE OF CPR                   PERCENTAGE OF CPR
                                 ----------------------------------   ---------------------------------
DISTRIBUTION DATE                  0%     15%     25%    35%    50%     0%     15%    25%    35%    50%
------------------------------   -----   -----   ----   ----   ----   -----   ----   ----   ----   ----

Initial.......................     100     100    100    100    100     100    100    100    100    100
May 2007......................     100     100    100    100    100     100     84     74     63     47
May 2008......................     100     100    100    100    100     100     71     54     39     22
May 2009......................     100     100    100    100     47     100     59     39     25     10
May 2010......................     100     100    100     74     24     100     49     30     16      5
May 2011......................     100     100    100     48     12     100     42     22     10      3
May 2012......................     100     100     74     31      6     100     36     17      7      1
May 2013......................     100     100     55     20      3     100     30     12      4      1
May 2014......................     100     100     40     12      1      98     25      9      3      *
May 2015......................     100      93     30      8      1      96     21      7      2      *
May 2016......................     100      77     22      5      *      94     17      5      1      *
May 2017......................     100      64     16      3      *      92     14      4      1      *
May 2018......................     100      53     12      2      *      89     12      3      *      *
May 2019......................     100      44      9      1      *      87     10      2      *      *
May 2020......................     100      36      6      1      *      84      8      1      *      *
May 2021......................     100      29      4      1      *      81      7      1      *      *
May 2022......................     100      24      3      *      *      78      5      1      *      *
May 2023......................     100      20      2      *      *      74      4      1      *      *
May 2024......................     100      16      2      *      *      71      4      *      *      *
May 2025......................     100      13      1      *      *      67      3      *      *      *
May 2026......................     100      10      1      *      *      63      2      *      *      *
May 2027......................     100       8      1      *      *      58      2      *      *      *
May 2028......................     100       6      *      *      *      53      1      *      *      *
May 2029......................     100       5      *      *      *      48      1      *      *      *
May 2030......................     100       4      *      *      *      42      1      *      *      *
May 2031......................     100       3      *      *      *      36      1      *      *      *
May 2032......................     100       2      *      *      *      29      *      *      *      *
May 2033......................      96       1      *      *      *      22      *      *      *      *
May 2034......................      62       1      *      *      *      15      *      *      *      *
May 2035......................      26       *      *      *      *       7      *      *      *      *
May 2036......................       0       0      0      0      0       0      0      0      0      0
Weighted Average Life
   (in years)**...............   28.35   13.60   8.30   5.59   3.42   21.35   5.62   3.32   2.22   1.37

                                  AGGREGATE GROUP III SUBORDINATED
                                            CERTIFICATES                         CLASS A-R
                                 ---------------------------------   --------------------------------
                                         PERCENTAGE OF CPR                   PERCENTAGE OF CPR
                                 ---------------------------------   --------------------------------
DISTRIBUTION DATE                  0%     15%    25%    35%    50%    0%     15%    25%    35%    50%
------------------------------   -----   ----   ----   ----   ----   ----   ----   ----   ----   ----

Initial.......................     100    100    100    100    100    100    100    100    100    100
May 2007......................     100    100    100    100    100      0      0      0      0      0
May 2008......................     100    100    100     93     71      0      0      0      0      0
May 2009......................     100    100     92     75     50      0      0      0      0      0
May 2010......................     100    100     69     49     25      0      0      0      0      0
May 2011......................      99     89     51     32     13      0      0      0      0      0
May 2012......................      98     75     38     20      6      0      0      0      0      0
May 2013......................      97     63     28     13      3      0      0      0      0      0
May 2014......................      95     52     21      8      1      0      0      0      0      0
May 2015......................      93     44     15      5      1      0      0      0      0      0
May 2016......................      91     36     11      3      *      0      0      0      0      0
May 2017......................      89     30      8      2      *      0      0      0      0      0
May 2018......................      86     25      6      1      *      0      0      0      0      0
May 2019......................      84     21      4      1      *      0      0      0      0      0
May 2020......................      81     17      3      1      *      0      0      0      0      0
May 2021......................      78     14      2      *      *      0      0      0      0      0
May 2022......................      75     11      2      *      *      0      0      0      0      0
May 2023......................      72      9      1      *      *      0      0      0      0      0
May 2024......................      68      7      1      *      *      0      0      0      0      0
May 2025......................      65      6      1      *      *      0      0      0      0      0
May 2026......................      60      5      *      *      *      0      0      0      0      0
May 2027......................      56      4      *      *      *      0      0      0      0      0
May 2028......................      51      3      *      *      *      0      0      0      0      0
May 2029......................      46      2      *      *      *      0      0      0      0      0
May 2030......................      40      2      *      *      *      0      0      0      0      0
May 2031......................      34      1      *      *      *      0      0      0      0      0
May 2032......................      28      1      *      *      *      0      0      0      0      0
May 2033......................      21      1      *      *      *      0      0      0      0      0
May 2034......................      14      *      *      *      *      0      0      0      0      0
May 2035......................       6      *      *      *      *      0      0      0      0      0
May 2036......................       0      0      0      0      0      0      0      0      0      0
Weighted Average Life
   (in years)**...............   20.81   9.69   6.07   4.57   3.20   0.07   0.07   0.07   0.07   0.07

----------
*    Indicates greater than zero but less than 0.50%

**   Determined as specified under "Weighted Average Lives of the Offered
     Certificates" herein.

                                      S-199

HYPOTHETICAL AVAILABLE FUNDS AND SUPPLEMENTAL INTEREST RATE CAP TABLE FOR THE
GROUP 1 CERTIFICATES

          Assuming that (i) prepayments on the Group 1 Mortgage Loans occur at
30% CPR, (ii) no Realized Losses are experienced with respect to the Group 1
Mortgage Loans, (iii) commencing with the Distribution Date in June 2006, each
Mortgage Index and One-Month LIBOR remains constant at 20% and (iv) the Group 1
Certificates accrue interest on the basis of a 360 day year and the actual numbers of days that elapsed in the related interest accrual period, the following table indicates the per annum rate for each Class of Group 1
Certificates based upon the total amount of interest paid to such Classes of
Certificates, including all Interest Distribution Amounts, Interest Carry
Forward Amounts, Basis Risk Carry Forward Amounts (the "SUPPLEMENTAL INTEREST
RATE CAP") that would result for the indicated Distribution Dates under an assumed hypothetical scenario. It is highly unlikely, however, that prepayments on the Group 1 Mortgage Loans will occur at a constant rate of 30% CPR or at any other constant percentage. There is no assurance, therefore, of whether or to what extent the actual interest rates on the Group 1 Mortgage Loans on any
Distribution Date will conform to the corresponding rate set forth for that
Distribution Date in the following table.

                         SCHEDULE OF AVAILABLE FUNDS AND
              SUPPLEMENTAL INTEREST RATE CAP RATES (CASH CAP)(1)(2)

                      CLASS     CLASS     CLASS     CLASS     CLASS     CLASS     CLASS
                      1-A-1     1-A-2     1-A-3     1-A-4     1-A-5     1-M-1     1-M-2
DISTRIBUTION DATES   CAP (%)   CAP (%)   CAP (%)   CAP (%)   CAP (%)   CAP (%)   CAP (%)
------------------   -------   -------   -------   -------   -------   -------   -------

June 25, 2006         20.16     20.07     20.16     20.25     20.29     20.29     20.31
July 25, 2006         20.16     20.07     20.16     20.25     20.29     20.29     20.31
August 25, 2006       20.16     20.07     20.16     20.25     20.29     20.29     20.31
September 25, 2006    20.16     20.07     20.16     20.25     20.29     20.29     20.31
October 25, 2006      20.04     20.04     20.04     20.04     20.04     19.96     19.96
November 25, 2006     19.72     19.72     19.72     19.72     19.72     19.64     19.64
December 25, 2006     19.53     19.53     19.53     19.53     19.53     19.44     19.44
January 25, 2007      19.20     19.20     19.20     19.20     19.20     19.11     19.11
February 25, 2007     18.94     18.94     18.94     18.94     18.94     18.85     18.85
March 25, 2007        18.94     18.94     18.94     18.94     18.94     18.84     18.84
April 25, 2007        18.44     18.44     18.44     18.44     18.44     18.34     18.34
May 25, 2007          18.29     18.29     18.29     18.29     18.29     18.19     18.19
June 25, 2007         17.97     17.97     17.97     17.97     17.97     17.87     17.87
July 25, 2007         17.83     17.83     17.83     17.83     17.83     17.72     17.72
August 25, 2007       17.51     17.51     17.51     17.51     17.51     17.40     17.40
September 25, 2007    17.28     17.28     17.28     17.28     17.28     17.17     17.17
October 25, 2007      17.16     17.16     17.16     17.16     17.16     17.04     17.04
November 25, 2007     16.86     16.86     16.86     16.86     16.86     16.73     16.73
December 25, 2007     16.75     16.75     16.75     16.75     16.75     16.62     16.62
January 25, 2008      16.41     16.41     16.41     16.41     16.41     16.27     16.27
February 25, 2008     16.16     16.16     16.16     16.16     16.16     16.02     16.02
March 25, 2008        16.19     16.19     16.19     16.19     16.19     16.03     16.03
April 25, 2008        15.58     15.58     15.58     15.58     15.58     15.43     15.43
May 25, 2008          15.48     15.48     15.48     15.48     15.48     15.32     15.32
June 25, 2008         15.17     15.17     15.17     15.17     15.17     15.01     15.01
July 25, 2008         15.17     15.17     15.17     15.17     15.17     15.00     15.00
August 25, 2008       14.79     14.79     14.79     14.79     14.79     14.62     14.62
September 25, 2008    14.63       N/A     14.63     14.63     14.63     14.45     14.45
October 25, 2008      14.65       N/A     14.65     14.65     14.65     14.45     14.45
November 25, 2008     14.33       N/A     14.33     14.33     14.33     14.14     14.14
December 25, 2008     14.33       N/A     14.33     14.33     14.33     14.12     14.12
January 25, 2009      13.95       N/A     13.95     13.95     13.95     13.74     13.74
February 25, 2009     13.75       N/A     13.75     13.75     13.75     13.53     13.53
March 25, 2009        14.09       N/A     14.09     14.09     14.09     13.84     13.84
April 25, 2009        13.01       N/A     13.01     13.01     13.01     12.77     12.77
May 25, 2009          13.07       N/A     13.07     13.07     13.07     12.81     12.81
June 25, 2009         27.27       N/A     27.27     27.27     27.27     12.50     12.50
July 25, 2009         13.91       N/A     13.91     13.91     13.91     12.86     12.86
August 25, 2009       13.66       N/A     13.66     13.66     13.66     12.67     12.67
September 25, 2009    13.55       N/A     13.55     13.55     13.55     12.58     12.58
October 25, 2009      13.80       N/A     13.80     13.80     13.80     12.80     12.80
November 25, 2009     13.49       N/A     13.49     13.49     13.49     12.52     12.52
December 25, 2009     13.61       N/A     13.61     13.61     13.61     12.61     12.61
January 25, 2010      13.29       N/A     13.29     13.29     13.29     12.32     12.32
February 25, 2010     13.19       N/A     13.19     13.19     13.19     12.22     12.22
March 25, 2010        13.82       N/A     13.82     13.82     13.82     12.75     12.75
April 25, 2010        13.15       N/A     13.15     13.15     13.15     12.17     12.17
May 25, 2010          13.28       N/A     13.28     13.28     13.28     12.28     12.28
June 25, 2010         12.95       N/A     12.95     12.95     12.95     11.98     11.98
July 25, 2010         13.08       N/A     13.08     13.08     13.08     12.08     12.08
August 25, 2010       12.77       N/A     12.77     12.77     12.77     11.79     11.79
September 25, 2010    12.68       N/A     12.68     12.68     12.68     11.70     11.70

                                      S-200

                         SCHEDULE OF AVAILABLE FUNDS AND
              SUPPLEMENTAL INTEREST RATE CAP RATES (CASH CAP)(1)(2)

                      CLASS     CLASS     CLASS     CLASS     CLASS     CLASS     CLASS
                      1-A-1     1-A-2     1-A-3     1-A-4     1-A-5     1-M-1     1-M-2
DISTRIBUTION DATES   CAP (%)   CAP (%)   CAP (%)   CAP (%)   CAP (%)   CAP (%)   CAP (%)
------------------   -------   -------   -------   -------   -------   -------   -------

October 25, 2010      12.85      N/A      12.85     12.85     12.85     11.84     11.84
November 25, 2010     12.52      N/A      12.52     12.52     12.52     11.54     11.54
December 25, 2010     12.66      N/A      12.66     12.66     12.66     11.65     11.65
January 25, 2011      12.33      N/A      12.33     12.33     12.33     11.34     11.34
February 25, 2011     12.28      N/A      12.28     12.28     12.28     11.29     11.29
March 25, 2011        13.45      N/A      13.45     13.45     13.45     12.32     12.32
April 25, 2011        12.38      N/A      12.38     12.38     12.38     11.81     11.81
May 25, 2011          12.14      N/A      12.14     12.14     12.14     11.87     11.87
June 25, 2011         11.38      N/A      11.38     11.38     11.38     11.11     11.11
July 25, 2011         11.77      N/A      11.77     11.77     11.77     11.48     11.48
August 25, 2011       11.40      N/A      11.40     11.40     11.40     11.11     11.11
September 25, 2011    11.41      N/A      11.41     11.41     11.41     11.12     11.12
October 25, 2011      11.81      N/A        N/A     11.81     11.81     11.50     11.50
November 25, 2011     11.44      N/A        N/A     11.44     11.44     11.13     11.13
December 25, 2011     11.84      N/A        N/A     11.84     11.84     11.50     11.50
January 25, 2012      11.47      N/A        N/A     11.47     11.47     11.13     11.13
February 25, 2012     11.48      N/A        N/A     11.48     11.48     11.13     11.13
March 25, 2012        12.28      N/A        N/A     12.28     12.28     11.90     11.90
April 25, 2012        11.50      N/A        N/A     11.50     11.50     11.13     11.13
May 25, 2012          11.90      N/A        N/A     11.90     11.90     11.50     11.50
June 25, 2012         11.52      N/A        N/A     11.52     11.52     11.13     11.13
July 25, 2012         11.92      N/A        N/A     11.92     11.92     11.50     11.50
August 25, 2012       11.55      N/A        N/A     11.55     11.55     11.13     11.13
September 25, 2012    11.56      N/A        N/A     11.56     11.56     11.13     11.13
October 25, 2012      11.96      N/A        N/A     11.96     11.96     11.50     11.50
November 25, 2012     11.59      N/A        N/A     11.59     11.59     11.13     11.13
December 25, 2012     11.99      N/A        N/A     11.99     11.99     11.51     11.51
January 25, 2013      11.62      N/A        N/A     11.62     11.62     11.14     11.14
February 25, 2013     11.63      N/A        N/A     11.63     11.63     11.14     11.14
March 25, 2013        12.90      N/A        N/A     12.90     12.90     12.33     12.33
April 25, 2013        11.75      N/A        N/A     11.75     11.75     11.22     11.22
May 25, 2013          12.36      N/A        N/A     12.36     12.36     11.78     11.78
June 25, 2013         11.99      N/A        N/A     11.99     11.99     11.42     11.42
July 25, 2013         12.41      N/A        N/A     12.41     12.41     11.80     11.80
August 25, 2013       12.03      N/A        N/A     12.03     12.03     11.42     11.42
September 25, 2013    12.04      N/A        N/A     12.04     12.04     11.42     11.42
October 25, 2013      12.47      N/A        N/A     12.47     12.47     11.80     11.80
November 25, 2013     12.08      N/A        N/A     12.08     12.08     11.42     11.42
December 25, 2013     12.51      N/A        N/A     12.51     12.51     11.80     11.80
January 25, 2014      12.13      N/A        N/A     12.13     12.13     11.42     11.42
February 25, 2014     12.15      N/A        N/A     12.15     12.15     11.42     11.42
March 25, 2014        13.47      N/A        N/A     13.47     13.47     12.64     12.64
April 25, 2014        12.19      N/A        N/A     12.19     12.19     11.42     11.42
May 25, 2014          12.62      N/A        N/A     12.62     12.62     11.80     11.80
June 25, 2014         12.24      N/A        N/A     12.24     12.24     11.42     11.42
July 25, 2014         12.67      N/A        N/A     12.67     12.67     11.80     11.80
August 25, 2014       12.29      N/A        N/A     12.29     12.29     11.42     11.42
September 25, 2014    12.32      N/A        N/A     12.32     12.32     11.42     11.42
October 25, 2014      12.76      N/A        N/A     12.76     12.76     11.80     11.80
November 25, 2014     12.37      N/A        N/A     12.37     12.37     11.42     11.42
December 25, 2014     12.82      N/A        N/A     12.82     12.82     11.80     11.80
January 25, 2015      12.43      N/A        N/A     12.43     12.43     11.42     11.42
February 25, 2015     12.46      N/A        N/A     12.46     12.46     11.42     11.42
March 25, 2015        13.83      N/A        N/A     13.83     13.83     12.64     12.64
April 25, 2015        12.53      N/A        N/A     12.53     12.53     11.42     11.42
May 25, 2015          12.98      N/A        N/A     12.98     12.98     11.80     11.80
June 25, 2015         12.60      N/A        N/A     12.60     12.60     11.42     11.42
July 25, 2015         13.05      N/A        N/A     13.05     13.05     11.80     11.80
August 25, 2015       12.67      N/A        N/A     12.67     12.67     11.42     11.42
September 25, 2015    12.71      N/A        N/A     12.71     12.71     11.42     11.42
October 25, 2015      13.17      N/A        N/A     13.17     13.17     11.80     11.80
November 25, 2015     12.79      N/A        N/A     12.79     12.79     11.42     11.42
December 25, 2015     13.26      N/A        N/A     13.26     13.26     11.80     11.80
January 25, 2016      12.87      N/A        N/A     12.87     12.87     11.42     11.42
February 25, 2016     12.92      N/A        N/A     12.92     12.92     11.42     11.42
March 25, 2016        13.85      N/A        N/A     13.85     13.85     12.21     12.21
April 25, 2016        13.11      N/A        N/A     13.11     13.11     11.51       N/A
May 25, 2016          14.17      N/A        N/A     14.17     14.17     12.39       N/A
June 25, 2016         13.76      N/A        N/A     13.76     13.76     11.99       N/A
July 25, 2016         14.28      N/A        N/A     14.28     14.28     12.39       N/A
August 25, 2016       13.87      N/A        N/A     13.87     13.87     11.99       N/A
September 25, 2016    13.93      N/A        N/A     13.93     13.93     11.99       N/A
October 25, 2016      14.46      N/A        N/A     14.46     14.46       N/A       N/A
November 25, 2016     14.07      N/A        N/A     14.07     14.07       N/A       N/A
December 25, 2016     14.62      N/A        N/A     14.62     14.62       N/A       N/A
January 25, 2017      14.23      N/A        N/A     14.23     14.23       N/A       N/A
February 25, 2017     14.31      N/A        N/A     14.31     14.31       N/A       N/A

                                      S-201

                         SCHEDULE OF AVAILABLE FUNDS AND
              SUPPLEMENTAL INTEREST RATE CAP RATES (CASH CAP)(1)(2)

                      CLASS     CLASS     CLASS     CLASS     CLASS     CLASS     CLASS
                      1-A-1     1-A-2     1-A-3     1-A-4     1-A-5     1-M-1     1-M-2
DISTRIBUTION DATES   CAP (%)   CAP (%)   CAP (%)   CAP (%)   CAP (%)   CAP (%)   CAP (%)
------------------   -------   -------   -------   -------   -------   -------   -------

March 25, 2017         15.94     N/A       N/A       15.94     15.94     N/A       N/A
April 25, 2017         14.49     N/A       N/A       14.49     14.49     N/A       N/A
May 25, 2017           15.07     N/A       N/A       15.07     15.07     N/A       N/A
June 25, 2017          14.68     N/A       N/A       14.68     14.68     N/A       N/A
July 25, 2017          15.28     N/A       N/A       15.28     15.28     N/A       N/A
August 25, 2017        14.90     N/A       N/A       14.90     14.90     N/A       N/A
September 25, 2017     15.01     N/A       N/A       15.01     15.01     N/A       N/A
October 25, 2017       15.63     N/A       N/A       15.63     15.63     N/A       N/A
November 25, 2017      15.25     N/A       N/A       15.25     15.25     N/A       N/A
December 25, 2017      15.90     N/A       N/A       15.90     15.90     N/A       N/A
January 25, 2018       15.52     N/A       N/A       15.52     15.52     N/A       N/A
February 25, 2018      15.67     N/A       N/A       15.67     15.67     N/A       N/A
March 25, 2018         17.52     N/A       N/A       17.52     17.52     N/A       N/A
April 25, 2018         15.98     N/A       N/A       15.98     15.98     N/A       N/A
May 25, 2018           16.69     N/A       N/A       16.69     16.69     N/A       N/A
June 25, 2018          16.33     N/A       N/A       16.33     16.33     N/A       N/A
July 25, 2018          17.07     N/A       N/A       17.07     17.07     N/A       N/A
August 25, 2018        16.72     N/A       N/A       16.72     16.72     N/A       N/A
September 25, 2018     16.93     N/A       N/A       16.93     16.93     N/A       N/A
October 25, 2018       17.72     N/A       N/A       17.72     17.72     N/A       N/A
November 25, 2018      17.39     N/A       N/A       17.39     17.39     N/A       N/A
December 25, 2018      18.22     N/A       N/A       18.22     18.22     N/A       N/A
January 25, 2019       17.90     N/A       N/A       17.90     17.90     N/A       N/A
February 25, 2019      18.19     N/A       N/A       18.19     18.19     N/A       N/A
March 25, 2019         20.47     N/A       N/A       20.47     20.47     N/A       N/A
April 25, 2019         18.81     N/A       N/A       18.81     18.81     N/A       N/A
May 25, 2019           19.79     N/A       N/A       19.79     19.79     N/A       N/A
June 25, 2019          19.52     N/A       N/A       19.52     19.52     N/A       N/A
July 25, 2019          20.59     N/A       N/A       20.59     20.59     N/A       N/A
August 25, 2019        20.35     N/A       N/A       20.35     20.35     N/A       N/A
September 25, 2019     20.81     N/A       N/A       20.81     20.81     N/A       N/A
October 25, 2019       22.01     N/A       N/A       22.01     22.01     N/A       N/A
November 25, 2019      21.84     N/A       N/A       21.84     21.84     N/A       N/A
December 25, 2019      23.18     N/A       N/A       23.18     23.18     N/A       N/A
January 25, 2020       23.07     N/A       N/A       23.07     23.07     N/A       N/A
February 25, 2020      23.76     N/A       N/A       23.76     23.76     N/A       N/A
March 25, 2020         26.22     N/A       N/A       26.22     26.22     N/A       N/A
April 25, 2020         25.38     N/A       N/A       25.38     25.38     N/A       N/A
May 25, 2020           27.19     N/A       N/A       27.19     27.19     N/A       N/A
June 25, 2020          27.35     N/A       N/A       27.35     27.35     N/A       N/A
July 25, 2020          29.47     N/A       N/A       29.47     29.47     N/A       N/A
August 25, 2020        29.83     N/A       N/A       29.83     29.83     N/A       N/A
September 25, 2020     31.32     N/A       N/A       31.32     31.32     N/A       N/A
October 25, 2020       34.12     N/A       N/A       34.12     34.12     N/A       N/A
November 25, 2020      34.98     N/A       N/A       34.98     34.98     N/A       N/A
December 25, 2020      38.51     N/A       N/A       38.51     38.51     N/A       N/A
January 25, 2021       39.96     N/A       N/A       39.96     39.96     N/A       N/A
February 25, 2021      43.19     N/A       N/A       43.19     43.19     N/A       N/A
March 25, 2021         52.17     N/A       N/A       52.17     52.17     N/A       N/A
April 25, 2021         52.01     N/A       N/A       52.01     52.01     N/A       N/A
May 25, 2021           60.19     N/A       N/A       60.19     60.19     N/A       N/A
June 25, 2021          66.50     N/A       N/A       66.50     66.50     N/A       N/A
July 25, 2021          80.48     N/A       N/A       80.48     80.48     N/A       N/A
August 25, 2021        94.61     N/A       N/A       94.61     94.61     N/A       N/A
September 25, 2021    121.60     N/A       N/A      121.60    121.60     N/A       N/A
October 25, 2021      178.14     N/A       N/A      178.14    178.14     N/A       N/A
November 25, 2021     303.25     N/A       N/A      303.25    303.25     N/A       N/A
December 25, 2021         (3)    N/A       N/A          (3)       (3)    N/A       N/A

----------
(1)  Annualized interest rate based on total interest paid to the applicable class of certificates including Accrued Certificate Interest, Unpaid
     Interest Amounts and Basis Risk Carry Forward Amounts divided by the current Class Principal Balance.

(2)  Assumes 30% CPR, no losses, commencing in June 2006, each Mortgage Index and One-Month LIBOR is 20% and that the optional clean-up call is not exercised and no successful auction occurs.

(3)  For the Interest Accrual Period related to this Distribution Date, the
     Supplemental Interest Rate Cap Rate would exceed 3,000%.

                                      S-202

                         SCHEDULE OF AVAILABLE FUNDS AND
              SUPPLEMENTAL INTEREST RATE CAP RATES (CASH CAP)(1)(2)

                      CLASS     CLASS     CLASS     CLASS     CLASS     CLASS     CLASS
                      1-M-3     1-M-4     1-M-5     1-M-6     1-B-1     1-B-2     1-B-3
DISTRIBUTION DATES   CAP (%)   CAP (%)   CAP (%)   CAP (%)   CAP (%)   CAP (%)   CAP (%)
------------------   -------   -------   -------   -------   -------   -------   -------

June 25, 2006         20.33     20.35     20.38     20.46     20.85     21.05     21.87
July 25, 2006         20.33     20.35     20.38     20.46     20.85     21.05     21.87
August 25, 2006       20.33     20.35     20.38     20.46     20.85     21.05     21.87
September 25, 2006    20.33     20.35     20.38     20.46     20.85     21.05     21.87
October 25, 2006      19.96     19.96     19.96     19.96     19.96     19.96     19.96
November 25, 2006     19.64     19.64     19.64     19.64     19.64     19.64     19.64
December 25, 2006     19.44     19.44     19.44     19.44     19.44     19.44     19.44
January 25, 2007      19.11     19.11     19.11     19.11     19.11     19.11     19.11
February 25, 2007     18.85     18.85     18.85     18.85     18.85     18.85     18.85
March 25, 2007        18.84     18.84     18.84     18.84     18.84     18.84     18.84
April 25, 2007        18.34     18.34     18.34     18.34     18.34     18.34     18.34
May 25, 2007          18.19     18.19     18.19     18.19     18.19     18.19     18.19
June 25, 2007         17.87     17.87     17.87     17.87     17.87     17.87     17.87
July 25, 2007         17.72     17.72     17.72     17.72     17.72     17.72     17.72
August 25, 2007       17.40     17.40     17.40     17.40     17.40     17.40     17.40
September 25, 2007    17.17     17.17     17.17     17.17     17.17     17.17     17.17
October 25, 2007      17.04     17.04     17.04     17.04     17.04     17.04     17.04
November 25, 2007     16.73     16.73     16.73     16.73     16.73     16.73     16.73
December 25, 2007     16.62     16.62     16.62     16.62     16.62     16.62     16.62
January 25, 2008      16.27     16.27     16.27     16.27     16.27     16.27     16.27
February 25, 2008     16.02     16.02     16.02     16.02     16.02     16.02     16.02
March 25, 2008        16.03     16.03     16.03     16.03     16.03     16.03     16.03
April 25, 2008        15.43     15.43     15.43     15.43     15.43     15.43     15.43
May 25, 2008          15.32     15.32     15.32     15.32     15.32     15.32     15.32
June 25, 2008         15.01     15.01     15.01     15.01     15.01     15.01     15.01
July 25, 2008         15.00     15.00     15.00     15.00     15.00     15.00     15.00
August 25, 2008       14.62     14.62     14.62     14.62     14.62     14.62     14.62
September 25, 2008    14.45     14.45     14.45     14.45     14.45     14.45     14.45
October 25, 2008      14.45     14.45     14.45     14.45     14.45     14.45     14.45
November 25, 2008     14.14     14.14     14.14     14.14     14.14     14.14     14.14
December 25, 2008     14.12     14.12     14.12     14.12     14.12     14.12     14.12
January 25, 2009      13.74     13.74     13.74     13.74     13.74     13.74     13.74
February 25, 2009     13.53     13.53     13.53     13.53     13.53     13.53     13.53
March 25, 2009        13.84     13.84     13.84     13.84     13.84     13.84     13.84
April 25, 2009        12.77     12.77     12.77     12.77     12.77     12.77     12.77
May 25, 2009          12.81     12.81     12.81     12.81     12.81     12.81     12.81
June 25, 2009         12.50     12.50     12.50     12.50     12.50     12.50     12.50
July 25, 2009         12.86     12.86     12.86     12.86     12.86     12.86     12.86
August 25, 2009       12.67     12.67     12.67     12.67     12.67     12.67     12.67
September 25, 2009    12.58     12.58     12.58     12.58     12.58     12.58     12.58
October 25, 2009      12.80     12.80     12.80     12.80     12.80     12.80     12.80
November 25, 2009     12.52     12.52     12.52     12.52     12.52     12.52     12.52
December 25, 2009     12.61     12.61     12.61     12.61     12.61     12.61     12.61
January 25, 2010      12.32     12.32     12.32     12.32     12.32     12.32     12.32
February 25, 2010     12.22     12.22     12.22     12.22     12.22     12.22     12.22
March 25, 2010        12.75     12.75     12.75     12.75     12.75     12.75     12.75
April 25, 2010        12.17     12.17     12.17     12.17     12.17     12.17     12.17
May 25, 2010          12.28     12.28     12.28     12.28     12.28     12.28     12.28
June 25, 2010         11.98     11.98     11.98     11.98     11.98     11.98     11.98
July 25, 2010         12.08     12.08     12.08     12.08     12.08     12.08     12.08
August 25, 2010       11.79     11.79     11.79     11.79     11.79     11.79     11.79
September 25, 2010    11.70     11.70     11.70     11.70     11.70     11.70     11.70
October 25, 2010      11.84     11.84     11.84     11.84     11.84     11.84     11.84
November 25, 2010     11.54     11.54     11.54     11.54     11.54     11.54     11.54
December 25, 2010     11.65     11.65     11.65     11.65     11.65     11.65     11.65
January 25, 2011      11.34     11.34     11.34     11.34     11.34     11.34     11.34
February 25, 2011     11.29     11.29     11.29     11.29     11.29     11.29     11.29
March 25, 2011        12.32     12.32     12.32     12.32     12.32     12.32     12.32
April 25, 2011        11.81     11.81     11.81     11.81     11.81     11.81     11.81
May 25, 2011          11.87     11.87     11.87     11.87     11.87     11.87     11.87
June 25, 2011         11.11     11.11     11.11     11.11     11.11     11.11     11.11
July 25, 2011         11.48     11.48     11.48     11.48     11.48     11.48     11.48
August 25, 2011       11.11     11.11     11.11     11.11     11.11     11.11     11.11
September 25, 2011    11.12     11.12     11.12     11.12     11.12     11.12     11.12
October 25, 2011      11.50     11.50     11.50     11.50     11.50     11.50     11.50
November 25, 2011     11.13     11.13     11.13     11.13     11.13     11.13     11.13
December 25, 2011     11.50     11.50     11.50     11.50     11.50     11.50     11.50
January 25, 2012      11.13     11.13     11.13     11.13     11.13     11.13     11.13
February 25, 2012     11.13     11.13     11.13     11.13     11.13     11.13     11.13
March 25, 2012        11.90     11.90     11.90     11.90     11.90     11.90     11.90
April 25, 2012        11.13     11.13     11.13     11.13     11.13     11.13     11.13
May 25, 2012          11.50     11.50     11.50     11.50     11.50     11.50     11.50
June 25, 2012         11.13     11.13     11.13     11.13     11.13     11.13       N/A
July 25, 2012         11.50     11.50     11.50     11.50     11.50     11.50       N/A
August 25, 2012       11.13     11.13     11.13     11.13     11.13     11.13       N/A
September 25, 2012    11.13     11.13     11.13     11.13     11.13     11.13       N/A
October 25, 2012      11.50     11.50     11.50     11.50     11.50     11.50       N/A
November 25, 2012     11.13     11.13     11.13     11.13     11.13     11.13       N/A

                                      S-203

                         SCHEDULE OF AVAILABLE FUNDS AND
              SUPPLEMENTAL INTEREST RATE CAP RATES (CASH CAP)(1)(2)

                      CLASS     CLASS     CLASS     CLASS     CLASS     CLASS     CLASS
                      1-M-3     1-M-4     1-M-5     1-M-6     1-B-1     1-B-2     1-B-3
DISTRIBUTION DATES   CAP (%)   CAP (%)   CAP (%)   CAP (%)   CAP (%)   CAP (%)   CAP (%)
------------------   -------   -------   -------   -------   -------   -------   -------

December 25, 2012     11.51     11.51     11.51     11.51     11.51     11.51      N/A
January 25, 2013      11.14     11.14     11.14     11.14     11.14       N/A      N/A
February 25, 2013     11.14     11.14     11.14     11.14     11.14       N/A      N/A
March 25, 2013        12.33     12.33     12.33     12.33     12.33       N/A      N/A
April 25, 2013        11.22     11.22     11.22     11.22     11.22       N/A      N/A
May 25, 2013          11.78     11.78     11.78     11.78     11.78       N/A      N/A
June 25, 2013         11.42     11.42     11.42     11.42     11.42       N/A      N/A
July 25, 2013         11.80     11.80     11.80     11.80       N/A       N/A      N/A
August 25, 2013       11.42     11.42     11.42     11.42       N/A       N/A      N/A
September 25, 2013    11.42     11.42     11.42     11.42       N/A       N/A      N/A
October 25, 2013      11.80     11.80     11.80     11.80       N/A       N/A      N/A
November 25, 2013     11.42     11.42     11.42     11.42       N/A       N/A      N/A
December 25, 2013     11.80     11.80     11.80     11.80       N/A       N/A      N/A
January 25, 2014      11.42     11.42     11.42     11.42       N/A       N/A      N/A
February 25, 2014     11.42     11.42     11.42       N/A       N/A       N/A      N/A
March 25, 2014        12.64     12.64     12.64       N/A       N/A       N/A      N/A
April 25, 2014        11.42     11.42     11.42       N/A       N/A       N/A      N/A
May 25, 2014          11.80     11.80     11.80       N/A       N/A       N/A      N/A
June 25, 2014         11.42     11.42     11.42       N/A       N/A       N/A      N/A
July 25, 2014         11.80     11.80     11.80       N/A       N/A       N/A      N/A
August 25, 2014       11.42     11.42       N/A       N/A       N/A       N/A      N/A
September 25, 2014    11.42     11.42       N/A       N/A       N/A       N/A      N/A
October 25, 2014      11.80     11.80       N/A       N/A       N/A       N/A      N/A
November 25, 2014     11.42     11.42       N/A       N/A       N/A       N/A      N/A
December 25, 2014     11.80     11.80       N/A       N/A       N/A       N/A      N/A
January 25, 2015      11.42     11.42       N/A       N/A       N/A       N/A      N/A
February 25, 2015     11.42       N/A       N/A       N/A       N/A       N/A      N/A
March 25, 2015        12.64       N/A       N/A       N/A       N/A       N/A      N/A
April 25, 2015        11.42       N/A       N/A       N/A       N/A       N/A      N/A
May 25, 2015          11.80       N/A       N/A       N/A       N/A       N/A      N/A
June 25, 2015         11.42       N/A       N/A       N/A       N/A       N/A      N/A
July 25, 2015         11.80       N/A       N/A       N/A       N/A       N/A      N/A

----------
(1)  Annualized interest rate based on total interest paid to the applicable class of certificates including Accrued Certificate Interest, Unpaid
     Interest Amounts and Basis Risk Carry Forward Amounts divided by the current Class Principal Balance.

(2)  Assumes 30% CPR, no losses, commencing in June 2006, each Mortgage Index and One-Month LIBOR is 20% and that the optional clean-up call is not exercised and no successful auction occurs.

THE SUBORDINATED CERTIFICATES

          The weighted average life of, and the yield to maturity on, each Class of Subordinated Certificates in an Aggregate Subordinated Certificate Group, in
increasing order of their numerical Class designation, will be progressively more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the Mortgage Loans in the related Aggregate Loan Group. In particular, the rate and timing of mortgagor defaults and the severity of ensuing losses on the Mortgage Loans may be affected by the characteristics of the Mortgage Loans included in the related Aggregate Loan Group as described under "Description of the Mortgage Loans" in this prospectus supplement. If the actual rate and severity of losses on the Mortgage Loans in an Aggregate Loan
Group is higher than those assumed by a holder of a related Subordinated
Certificate, the actual yield to maturity of the Certificate may be lower than the yield expected by the holder based on the holder's assumptions. The timing of losses on the related Mortgage Loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of such Mortgage Loans are consistent with an investor's expectations. In general, the earlier a loss on a Mortgage Loan occurs, the greater the effect on the yield to maturity of a Class of Certificates related to that Mortgage Loan.
Realized Losses on the Mortgage Loans in an Aggregate Loan Group will reduce the
Class Principal Balance of the Class of Subordinated Certificates in the related
Aggregate Certificate Group to the extent of any losses allocated to it (as described under "Description of the Certificates--Subordination and Allocation
of Losses on the Group 1 Certificates" and "--Allocation of Losses on the
Aggregate Group II Certificates and the Aggregate Group III Certificates" in
this prospectus supplement), without the receipt of cash attributable to the reduction. In addition, shortfalls in cash available for distributions from the
Mortgage Loans in an Loan Group on the related Subordinated Certificates will result in a reduction in the Class Principal Balance of the Class of
Subordinated Certificates in that Aggregate Certificate Group then outstanding with the highest numerical Class designation if and to the extent that the aggregate of the Class Principal Balances of all Classes of Certificates,
following all distributions and the allocation of Realized Losses on the
Mortgage Loans in that Aggregate Loan Group on a Distribution Date, exceeds the aggregate Stated Principal Balance of the Mortgage Loans in the related

                                      S-204

Aggregate Loan Group as of the Due Date occurring in the month of the
Distribution Date. This result may be more likely with respect to the Aggregate
Group II Subordinated Certificates and the Aggregate Group III Subordinated
Certificates due to the multiple Loan Group structure and the provisions requiring Transfer Payments and interest thereon prior to distributions to the related Aggregate Subordinated Certificate Group. As a result of the reductions, less interest will accrue on the Class of Subordinated Certificates than otherwise would be the case. The yield to maturity of the Subordinated
Certificates will also be affected by the disproportionate allocation of principal prepayments to the Senior Certificates in the related Aggregate
Certificate Group, Net Interest Shortfalls and other cash shortfalls in
Available Funds. See "Description of the Certificates--Subordination and
Allocation of Losses on the Group 1 Certificates" and "--Allocation of Losses on
the Aggregate Group II Certificates and the Aggregate Group III Certificates" in
this prospectus supplement.

          If on any Distribution Date, the Applicable Credit Support Percentage
for any Class of Subordinated Certificates, other than the Class of Subordinated
Certificates in an Aggregate Subordinated Certificate Group then outstanding with the highest priority of distribution, is less than its Original Applicable
Credit Support Percentage, all partial principal prepayments and principal prepayments in full on the Mortgage Loans in the related Aggregate Loan Group available for distribution on the Subordinated Certificates in that Aggregate
Subordinated Certificate Group will be allocated solely to that Class and all other Classes of Subordinated Certificates in that Aggregate Subordinated
Certificate Group with lower numerical Class designations, thereby accelerating their amortization relative to that of the Restricted Classes and reducing the weighted average lives of the related Classes of Subordinated Certificates receiving the distributions. Accelerating the amortization of the Classes of
Subordinated Certificates with lower numerical Class designations in an
Aggregate Subordinated Certificate Group relative to the other Classes of
Subordinated Certificates in that Aggregate Subordinated Certificate Group is intended to preserve the availability of the subordination provided by the other
Classes.

                                 USE OF PROCEEDS

          The net proceeds from the sale of the Offered Certificates will be applied by the Depositor to pay for the acquisition of the Mortgage Loans from the Seller. See "Use of Proceeds" in the accompanying prospectus and "Method of
Distribution" in this prospectus supplement.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

          For federal income tax purposes, the Issuing Entity (exclusive of the
Additional Collateral, the Swap Agreement and the assets held in the Swap
Account) will consist of one or more REMICs in a tiered structure. The highest
REMIC will be referred to as the "Master REMIC", and each REMIC below the Master
REMIC (if any) will be referred to as an "underlying REMIC". Each underlying
REMIC (if any) will issue multiple classes of uncertificated, regular interests
(the "underlying REMIC Regular Interests") that will be held by another REMIC above it in a tiered structure. The assets of the lowest underlying REMIC (or the Master REMIC if there is no underlying REMIC) will consist of the Mortgage
Loans and any other assets designated in the Pooling and Servicing Agreement.
The Master REMIC will issue the Certificates (excluding the Class A-R
Certificates, the "REGULAR CERTIFICATES"). The Regular Certificates will be designated as the regular interests in the Master REMIC. The Class A-R
Certificates will represent the beneficial ownership of the residual interest in each underlying REMIC (if any) and the residual interest in the Master REMIC.
Aggregate distributions on the underlying REMIC Regular Interests held by the
Master REMIC (if any) will equal the aggregate distributions on the Regular
Certificates issued by the Master REMIC.

          The Regular Interest component of the LIBOR Certificates and the other classes of Regular Certificates will be treated as debt instruments issued by the Master REMIC for federal income tax purposes. In addition, each class of
LIBOR Certificates will represent a beneficial interest in the right to receive payments of Net WAC Shortfalls.

          Upon the issuance of the Certificates, Sidley Austin LLP ("TAX
COUNSEL"), will deliver its opinion concluding, assuming compliance with the
Pooling and Servicing Agreement, for federal income tax purposes, that

                                      S-205

each REMIC created under the Pooling and Servicing Agreement will qualify as a
REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986,
as amended (the "CODE"), and that the Regular Certificates will represent regular interests in a REMIC. Moreover, Tax Counsel will deliver an opinion concluding that any rights of the holders of the LIBOR Certificates to receive
Net WAC Shortfalls will represent, for federal income tax purposes, contractual rights coupled with regular interests within the meaning of Treasury regulations
Section 1.860G 2(i). The term "CAP CONTRACT" refers to the rights of the holders of the LIBOR Certificates to receive payments of Net WAC Shortfalls calculated without regard to any impact of Net Swap Payments on the definition of Net WAC
Cap.

TAXATION OF REGULAR CERTIFICATES

          The following discussion assumes that the rights of the holders of the
LIBOR Certificates under the Cap Contract will be treated as rights and obligations under a notional principal contract rather than as a partnership for federal income tax purposes. If these rights were treated as representing the beneficial interests in an entity taxable as a partnership for federal income tax purposes, then there could be different tax timing consequences to such certificateholders and different withholding tax consequences on payments of Net
WAC Shortfalls to holders of the LIBOR Certificates who are non U.S. Persons.
Prospective investors in the LIBOR Certificates should consult their tax advisors regarding their appropriate tax treatment.

          A holder of a LIBOR Certificate must allocate the purchase price for such Certificate between two components--the REMIC Regular Interest component and the Cap Contract component. The Cap Contract component should further be viewed as deemed obligations of the Swap Counterparty and the certificateholders of the Class OC Certificates. For information reporting purposes, it will be assumed in accordance with the Pooling and Servicing Agreement that, with respect to any LIBOR Certificate, the Cap Contract component will have an insubstantial value relative to the value of the Regular Interest component. The
IRS could, however, argue that the Cap Contract component has a greater value, and if that argument were to be sustained, the Regular Interest component of the
LIBOR Certificates could be viewed as having been issued with either an additional amount of original issue discount ("OID") (which could cause the total amount of discount to exceed a statutorily defined de minimis amount) or with less premium (which would reduce the amount of premium available to be used as an offset against interest income). See "Federal Income Tax
Consequences--REMICs-Taxation of Owners of REMIC Regular Certificates--Original
Issue Discount and Premium" in the accompanying prospectus.

          Upon the sale, exchange, or other disposition of a LIBOR Certificate, the holder must allocate the amount realized between the two components of the certificate (that is, the Regular Interest component and the Cap Contract component) based on the relative fair market values of those components at the time of sale. Assuming that these certificates are held as "capital assets"
within the meaning of section 1221 of the Code, gain or loss on the disposition of an interest in the Cap Contract component should be capital gain or loss, and, gain or loss on the disposition of the Regular Interest component should, subject to the limitation described below, be capital gain or loss. Gain attributable to the Regular Interest component of such a certificate will be treated as ordinary income, however, to the extent such gain does not exceed the excess, if any, of:

          (1) the amount that would have been includable in the holder's gross income with respect to the Regular Interest component had income thereon accrued at a rate equal to 110% of the applicable federal rate as defined in section
1274(d) of the Code determined as of the date of purchase of the certificate over

          (2) the amount actually included in such holder's income.

          As stated above, a portion of the purchase price paid by a holder to acquire a LIBOR Certificate will be attributable to the Cap Contract component of such certificate. The portion of the overall purchase price attributable to the Cap Contract component must be amortized over the life of such certificate, taking into account the declining balance of the related Regular Interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate Cap
Contract. Under the level yield constant interest method, the price paid for an interest rate cap agreement is amortized over the life of the cap as

                                      S-206

though it were the principal amount of a loan bearing interest at a reasonable rate. Holders are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the
Cap Contract component of such a certificate.

          Any payments received by a holder of a LIBOR Certificate of Net WAC
Shortfalls will be treated as periodic payments on an interest rate cap agreement. To the extent the sum of such periodic payments for any year exceeds that year's amortized price of the Cap Contract component, such excess is ordinary income to a holder of a LIBOR Certificate. If for any year the amount of that year's amortized price exceeds the sum of the periodic payments, such excess is allowable as an ordinary deduction to a holder of a LIBOR Certificate.
In the case of an individual, such deduction will be (i) an "item of preference"
for purposes of the "alternative minimum tax" imposed by section 55 of the Code,
(ii) subject to the 2% floor imposed on miscellaneous itemized deductions under section 67 of the Code and (iii) may be subject to the overall limitation on itemized deductions imposed under section 68 of the Code.

          In addition, any amounts payable on a Regular Interest component of a
LIBOR Certificate in excess of the amount of payments on the LIBOR Certificates to which it relates as a result of certain Swap Termination Payments or otherwise will be treated as having been received by the beneficial owners of such Certificates and then paid by such owners to the Supplemental Interest
Trust pursuant to the Swap Agreement. Such excess may be treated as a payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner's net income or net deduction with respect to the Cap Contract for such taxable year. Although not clear, net income or a net deduction with respect to the Cap Contract should be treated as ordinary income or as an ordinary deduction subject to the limitations outlined above. Alternatively, such payments by beneficial owners of the LIBOR Certificates may be treated as a guarantee of the obligation of the holder of the Class OC certificates to make payments under the interest rate swap agreement.

          Income on the Regular Interest component of the LIBOR Certificates and the other classes of Regular Certificates must be reported under an accrual method of accounting. Under the accrual method of accounting, interest income may be required to be included in a holder's gross income in advance of the holder's actual receipt of that interest income.

          Certain Classes of Offered Certificates may be treated for federal income tax purposes as having been issued with an amount of Original Issue
Discount ("OID"). For purposes of determining the amount and rate of accrual of
OID and market discount, the Issuing Entity intends to assume that there will be prepayments on the Mortgage Loans at a rate equal to 30% CPR, in the case of the
Group 1 Mortgage Loans, 25% CPR, in the case of the Aggregate Group II Mortgage
Loans, and 25% CPR, in the case of the Aggregate Group III Mortgage Loans (in each case, the "PREPAYMENT ASSUMPTION"). No representation is made that the mortgage loans will prepay at the foregoing rate or any other rate. Although the tax treatment of the Regular Certificates is uncertain, in accordance with the
Pooling and Servicing Agreement the Securities Administrator will treat interest payments in respect of the Regular Certificates as "qualified stated interest"
within the meaning of the Code. See "Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original
Issue Discount and Premium" in the accompanying prospectus. If the holders of any Regular Certificates are treated as holding their certificates at a premium, the holders are encouraged to consult their tax advisors regarding the election to amortize bond premium and the method to be employed. See "Federal Income Tax
Consequences--REMICs-Taxation of Owners of REMIC Regular Certificates--Premium"
in the accompanying prospectus.

          Computing accruals of OID in the manner described in the accompanying prospectus may (depending on the actual rate of prepayments during the accrual period) result in the accrual of negative amounts of OID on the certificates issued with OID in an accrual period. Holders will be entitled to offset negative accruals of OID only against future OID accrual on their certificates.
Although unclear, a holder of a Notional Amount Certificate may be entitled to deduct a loss to the extent that its remaining basis exceeds the maximum amount of future payments to which the Certificateholder would be entitled if there were no further prepayments of the Mortgage Loans. As described more fully under
"Federal Income Tax Consequences" in the accompanying prospectus, the offered certificates will represent "real estate assets" under Section 856(c)(5)(B) of the Internal Revenue Code of 1986, as amended (the "Code") and qualifying assets under Section 7701(a)(19)(C) of the Code in the same (or greater) proportion that the Assets of the Issuing Entity will be so treated, and income on the
Regular Interest component of

                                      S-207

the LIBOR Certificates and the other classes of offered certificates will represent "interest on obligations secured by mortgages on real property or on interests in real property" under Section 856(c)(3)(B) of the Code in the same
(or greater) proportion that the income on the Assets of the Issuing Entity will be so treated. The Regular Interest component of the LIBOR Certificates and the other classes of Regular Certificates will represent qualified mortgages under
Section 860G(a) (3) of the Code if acquired by a REMIC within the prescribed time periods of the Code. The Cap Contract component of a LIBOR Certificate will not, however, qualify as an asset described in Section 7701(a)(19)(C) of the
Code, as a real estate asset under Section 856(c)(5)(B) of the Code, or a qualified mortgage under Section 860G(a)(3) of the Code.

THE CLASS A-R CERTIFICATES

          The holders of the Class A-R Certificates must include the taxable income of each underlying REMIC (if any) and the Master REMIC in their federal taxable income. The resulting tax liability of the holders may exceed cash distributions to them during certain periods. All or a portion of the taxable income from a Class A-R Certificate recognized by a holder may be treated as
"excess inclusion" income, which, with limited exceptions, cannot be reduced by deductions (including net operating losses) and in all cases, is subject to U.S.
federal income tax. See "Federal Income Tax Consequences--Tax Related
Restrictions on Transfers of REMIC Residual Certificates" in the accompanying prospectus.

          In computing alternative minimum taxable income, the special rule providing that taxable income cannot be less than the sum of the taxpayer's excess inclusions for the year does not apply. However, a taxpayer's alternative minimum taxable income cannot be less than the sum of the taxpayer's excess inclusions for the year. In addition, the amount of any alternative minimum tax net operating loss is determined without regard to any excess inclusions.

          Purchasers of a Class A-R Certificate (that is, one of the Class A-R
Certificates) are encouraged to consider carefully the tax consequences of an investment in Class A-R Certificates discussed in the accompanying prospectus and consult their tax advisors with respect to those consequences. See "Federal
Income Tax Consequences --REMICs--Taxation of Owners of REMIC Residual
Certificates" in the accompanying prospectus. Specifically, prospective holders of Class A-R Certificates should consult their tax advisors regarding whether, at the time of acquisition, a Class A-R Certificate will be treated as a
"noneconomic" residual interest, as a "tax avoidance potential" residual interest or as both. Among other things, holders of noneconomic Class A-R
Certificates should be aware of REMIC regulations that may affect their ability to transfer their Class A-R Certificates. See "Federal Income Tax
Consequences--Tax Related Restrictions on Transfers of REMIC Residual
Certificates," "--REMICs--Taxation of Owners of REMIC Residual
Certificates--Market-to-Market Rules" and "--Excess Inclusions" and "Federal
Income Tax Consequences--Residual Certificate Payments--Non-U.S. Persons" in the
accompanying prospectus.

          Additionally, for information regarding certain transactions prohibited to REMICs and the treatment of Realized Losses, see "Federal Income
Tax Consequences --Prohibited Transactions and Other Taxes" and "Federal Income
Tax Consequences --REMICs --Taxation of Owners of REMIC Regular Certificates
--Effects of Defaults and Delinquencies" in the accompanying prospectus.

                                   OTHER TAXES

          No representations are made regarding the tax consequences of the purchase, ownership or disposition of the certificates under any state, local or foreign tax law. All investors are encouraged to consult their own advisors regarding the federal, state, local or foreign tax consequences of purchasing, owning or disposing of the certificates.

                                  ERISA MATTERS

          The Employee Retirement Income Security Act of 1974, as amended
("ERISA"), and Section 4975 of the Code impose requirements on certain employee benefit plans--and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds

                                      S-208

and separate accounts in which plans, accounts or arrangements are invested
(together, "PLANS"), and on persons who are fiduciaries with respect to these
Plans.

          ERISA prohibits "parties in interest" with respect to a Plan from engaging in certain transactions involving the Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction.
Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving Plans described under that section; ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not covered under
Section 4975 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire any of the Offered Certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of such certificates. See "ERISA Considerations" in the accompanying prospectus.

          Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA's requirements. Accordingly, assets of those plans may be invested in the Offered Certificates without regard to the ERISA considerations described in this prospectus supplement and in the accompanying prospectus, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under
Sections 401(a) and 501(a) of the Code may be subject to the prohibited transaction rules set forth in Section 503 of the Code.

          Investments by Plans that are subject to ERISA are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary which decides to invest the assets of a Plan in the Offered Certificates should consider, among other factors, the extreme sensitivity of the investment to the rate of principal payments (including prepayments) on the Mortgage Loans.

          The U.S. Department of Labor has granted to the Underwriter an administrative exemption (the "EXEMPTION"), which exempts from the application of the prohibited transaction rules transactions relating to:

o    the acquisition, holding and sale by Plans of certain securities issued by a trust with respect to which the Underwriter or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate, and

o    the servicing, operation and management of such trusts,

provided that the general conditions and certain other requirements set forth in the Exemption are satisfied.

          Among the conditions which must be satisfied for the Exemption to apply:

o    The acquisition of the Offered Certificates by a Plan is on terms
     (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party.

o    The Offered Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the four highest generic rating categories from a rating agency identified in the exemption, such as S&P,
     Fitch or Moody's.

o    The Trustee is not an affiliate of any other member of the "RESTRICTED
     GROUP" (defined below in the second following paragraph), other than an
     Underwriter.

o    The sum of all payments made to and retained by the Underwriter in connection with the distribution of the Offered Certificates represents not more than reasonable compensation for underwriting the Offered
     Certificates; the sum of all payments made to and retained by the Seller and the Depositor pursuant to the assignment of the trust assets to the
     Issuing Entity represents not more than the fair market value of such assets; the sum of all payments made to and retained by any Servicer represents not more than reasonable

                                      S-209

     compensation for the Servicer's services under the related Purchaser and
     Servicing Agreement and reimbursements of such person's reasonable expenses in connection therewith.

o    The Plan investing in the Offered Certificates is an "accredited investor"
     as defined in Rule 501(a)(1) of Regulation D of the SEC under the
     Securities Act of 1933.

          The Issuing Entity must also meet each of the requirements listed below:

o    The Mortgage Pool must consist solely of assets of the type that have been included in other investment pools.

o    Certificates representing beneficial ownership in such other investment pools must have been rated in one of the four highest generic rating categories by a rating agency for at least one year prior to the Plan's acquisition of Offered Certificates.

o    Certificates evidencing beneficial ownership in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Offered Certificates.

          Moreover, the Exemption provides relief from certain
self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire an interest in a trust holding receivables as to which the fiduciary (or its affiliate) is an obligor provided, among other requirements, that:

o    in the case of an acquisition in connection with the initial issuance of
     Certificates, at least 50% of each Class of Certificates in which Plans have invested and at least 50% of the aggregate interests in the Assets of the Issuing Entity are acquired by persons independent of the restricted group;

o    such fiduciary (or its affiliate) is an obligor with respect to not more than 5% of the fair market value of the obligations held by the Issuing
     Entity;

o    the Plan's investment in Offered Certificates of any class does not exceed
     25% of all of the Certificates of that class outstanding at the time of the acquisition; and

o    immediately after the acquisition, no more than 25% of the assets of any
     Plan with respect to which such person is a fiduciary are invested in securities representing indebtedness of one or more issuers containing assets sold or serviced by the same entity.

This relief does not apply to Plans sponsored by members of the "restricted group" consisting of the Seller, the Depositor, the Master Servicer, any
Servicer, the Trustee, each underwriter, any obligor with respect to Mortgage
Loans included in the Assets of the Issuing Entity constituting more than 5% of the aggregate unamortized principal balance of the Assets of the Issuing Entity, a provider of credit enhancement to the Issuing Entity, a counterparty to an eligible swap agreement held by the Issuing Entity or any affiliate of one of these parties.

          It is expected that the Exemption will apply to the acquisition and holding by Plans of the Offered Certificates (except for the Class A-R
Certificate) and that except as provided below with respect to the Swap
Agreement, all conditions of the Exemption other than those within the control of the investors will be met.

          The Swap Agreement does not meet all of the requirements for an
"eligible swap" under the Exemption and has not been included in the trust, and consequently an interest in the Swap Agreement is not eligible for the exemptive relief available under the Exemption. For ERISA purposes, an interest in a class of Group 1 Certificates should represent beneficial interest in two assets, (i)
the right to receive payments with respect to the applicable class without taking into account payments made or received with respect to the Swap Agreement and (ii) the right to proceeds of the Swap Agreement. A Plan's purchase and holding of a Group 1 Certificate could constitute or otherwise result in a prohibited transaction under ERISA and Section 4975 of the Code unless an exemption is available.

                                      S-210

          Accordingly, as long as the Swap Agreement and the Supplement Interest
Trust are in effect, no Plan or other person using the plan assets may acquire or hold any interest in a Group 1 Certificate unless, in addition to satisfying the requirements of the Exemption, such acquisition or holding is eligible for the exemptive relief available under Department of Labor Prohibited Transaction
Class Exemption ("PTCE") 84-14 (for transactions by independent "qualified professional asset managers"), PTCE 91-38 (for transactions by bank collective investment funds), PTCE 90-1 (for transactions by insurance company pooled separate accounts), PTCE 95-60 (for transactions by insurance company general accounts) or PTCE 96-23 (for transactions effected by "in-house asset manager")
or a similar exemption (collectively, the "INVESTOR-BASED EXEMPTIONS"). It should be noted, however, that even if the conditions specified in one or more of the Investor-Based Exemptions are met, the scope of relief provided by the
Investor-Based Exemptions may not necessarily cover all acts that might be construed as prohibited transactions. Plan fiduciaries should consult their legal counsel concerning these issues. As long as the Swap Agreement and the
Supplemental Interest Trust are in effect, each beneficial owner of a Group 1
Certificate, or any interest in a Group 1 Certificate, will be deemed to have represented that either (i) it is not a Plan or person using Plan assets, or
(ii) the acquisition and holding of the Group 1 Certificate are eligible for the exemptive relief available under at least one of the Investor-Based Exemptions.

          The rating of a class of Offered Certificates may change. If a class of Offered Certificates no longer has a rating of at least "BBB-" from at least one rating agency, Certificates of that class will no longer be eligible for relief under the Exemption (although a Plan that had purchased the Certificate when it had an investment-grade rating would not be required by the Exemption to dispose of it). However, insurance company general accounts investing assets of
Plans may be eligible to purchase such Offered Certificates pursuant to Sections
I and III of PTCE 95-60.

          BECAUSE THE CHARACTERISTICS OF THE CLASS A-R CERTIFICATE MAY NOT MEET
THE REQUIREMENTS OF THE EXEMPTION DISCUSSED ABOVE OR ANY OTHER ISSUED EXEMPTION
UNDER ERISA INCLUDING PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 83-1, THE
PURCHASE AND HOLDING OF THE CLASS A-R CERTIFICATE BY A PLAN, INCLUDING
INDIVIDUAL RETIREMENT ACCOUNTS AND OTHER PLANS SUBJECT TO SECTION 4975 OF THE
CODE, MAY RESULT IN PROHIBITED TRANSACTIONS AND THE IMPOSITION OF EXCISE TAXES
OR CIVIL PENALTIES. CONSEQUENTLY, THE ACQUISITION AND TRANSFER OF THE CLASS A-R
CERTIFICATE WILL NOT BE REGISTERED BY THE SECURITIES ADMINISTRATOR UNLESS THE
SECURITIES ADMINISTRATOR ON BEHALF OF THE TRUSTEE RECEIVES:

               o    a representation from the transferee of the Class A-R
                    Certificate to the effect that the transferee is not an
                    employee benefit plan subject to Section 406 of ERISA or a plan or arrangement subject to Section 4975 of the Code, or a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement to effect such transfer;

               o    a representation that the transferee is an insurance company which is purchasing the Class A-R Certificate with funds
                    contained in an "insurance company general account" (as such term is defined in Section V(e) of PTCE 95-60) and that the purchase and holding of the Class A-R Certificate are
                    eligible for exemptive relief under Sections I and III of
                    PTCE 95-60; or

               o    an opinion of counsel satisfactory to the Securities
                    Administrator and the certificate registrar to the effect
                    that the proposed transfer will not (i) constitute or result in a non-exempt prohibited transaction under ERISA or
                    Section 4975 of the Code or (ii) subject the certificate
                    registrar, the Trustee, the Depositor, the Master Servicer, any Servicer, or the Securities Administrator to any
                    obligation in addition to those undertaken by them in the
                    Pooling and Servicing Agreement.

          Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of the Exemption, described above, and PTCE 83-1, described in the accompanying prospectus, and the potential consequences in their specific circumstances prior to making an investment in the Offered Certificates. Assets of a Plan or individual retirement account should not be invested in the Group 1 Certificates unless it is clear that the assets of the trust fund will not be plan assets or unless it is clear that the Exemption and, as long as the Swap Agreement and Supplemental
Interest Trust are in effect, one or more of the

                                      S-211

Investor-Based Exemptions will apply and exempt all potential prohibited transactions Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the
Plan's investment portfolio.

          The sale of Offered Certificates to a Plan is in no respect a representation by the Issuing Entity or the Underwriter of the certificates that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                             METHOD OF DISTRIBUTION

          Subject to the terms and conditions set forth in the Underwriting
Agreement between the Depositor and Morgan Stanley & Co. Incorporated (the
"UNDERWRITER"), the Depositor has agreed to sell the Offered Certificates to the
Underwriter, and the Underwriter has agreed to purchase from the Depositor the
Offered Certificates. Distribution of the Offered Certificates will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In connection with the sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

          The Underwriter intends to make a secondary market in the Offered
Certificates, but has no obligation to do so. There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue or that it will provide Certificateholders with a sufficient level of liquidity of investment. The Offered Certificates will not be listed on any national securities exchange.

          The Depositor has agreed to indemnify the Underwriter against, or make contributions to the Underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

          The Underwriter is an affiliate of the Depositor, the Seller, the
Sponsor, MSCC and the Swap Counterparty.

                                  LEGAL MATTERS

          The validity of the Certificates will be passed upon for the Depositor by Sidley Austin LLP, New York, New York. Certain tax matters will be passed upon for the Depositor by Sidley Austin LLP. Sidley Austin LLP will act as counsel for the Underwriter.

                                     RATINGS

          It is a condition of the issuance of the Certificates that they receive the respective ratings set forth on pages v and vi of this prospectus supplement by Standard & Poor's Ratings Services, a division of The McGraw-Hill
Companies, Inc. ("S&P"), and by Moody's Investors Service, Inc. ("MOODY'S" and,
together with S&P, the "RATING AGENCIES").

          The ratings assigned to mortgage pass-through certificates address the likelihood of the receipt of all payments on the Mortgage Loans by the related
Certificateholders under the agreements pursuant to which such certificates are issued. The ratings do not address Prepayment Interest Shortfalls, Basis Risk
Shortfalls or Relief Act Interest Shortfalls. The rating assigned to the Class
A-R Certificates only addresses the return of its Class Principal Balance. The ratings of the Group 1 Certificates do not address the likelihood that any Net
WAC Shortfall will be paid to certificateholders. Such ratings take into consideration the credit quality of the related Mortgage Pool, including any credit support providers, structural and legal aspects associated with such certificates, and the extent to which the payment stream on the Mortgage Pool is adequate to make the payments required by such certificates. Ratings on such certificates do not, however, constitute a statement regarding frequency of prepayments of the Mortgage Loans.

                                      S-212

          The ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies.

          The Depositor has not requested a rating of the Offered Certificates by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Offered
Certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Offered
Certificates could be lower than the respective ratings assigned by the Rating
Agencies.

          The Depositor has requested that S&P and Moody's maintain ongoing surveillance of the ratings assigned to the offered certificates in accordance with their respective policies, but we cannot assure you that either S&P or
Moody's will continue their surveillance of the ratings assigned to the offered certificates.

                                      S-213

                          INDEX OF CERTAIN DEFINITIONS

10/1 Mortgage Loan...................................                       S-42
10/6 Month Mortgage Loan.............................                       S-42
2/6 Month Mortgage Loan..............................                       S-42
3/1 Mortgage Loan....................................                       S-42
3/6 Month Mortgage Loan..............................                       S-42
5/1 Mortgage Loan....................................                       S-42
5/6 Month Mortgage Loan..............................                       S-42
7/1 Mortgage Loan....................................                       S-42
7/6 Month Mortgage Loan..............................                       S-42
Additional Collateral................................                       S-40
Additional Collateral Mortgage Loans.................                       S-40
Adjustable-Rate Mortgage Loans.......................                       S-39
Adjustment Date......................................                       S-41
Aggregate Certificate Group..........................                      S-124
Aggregate Cut-off Date Loan Group Balance............                 S-38, S-39

Aggregate Group II Subordinated Certificates.........               S-122, S-123
Aggregate Group III Certificates.....................                      S-123
Aggregate Group III Senior Certificate Group.........                      S-123
Aggregate Group III Senior Certificates..............                      S-123
Aggregate Group III Subordinated Certificates........               S-122, S-123
aggregate loan group.................................                        S-9
aggregate loan group II..............................                        S-9
aggregate loan group III.............................                        S-9
Aggregate Subordinated Percentage....................               S-164, S-166
American Home Serviced Mortgage Loan............ ....                      S-109
American Home Servicing..............................                       S-41
Applicable Credit Support Percentage.................               S-166, S-168
Assets of the Issuing Entity........................                        S-39
Assignment Agreements................................                       S-40
Auction Purchaser....................................                      S-185
Available Distribution Amount........................                      S-134
Available Funds......................................                      S-154
Bankruptcy Loss Coverage Amount......................               S-173, S-174
Bankruptcy Losses....................................                      S-169
Basic Principal Distribution Amount..................                      S-135
Basis Risk Carry Forward Amount......................                      S-135
book-entry certificates..............................                      S-126
Breached Mortgage Loan...............................                      S-185
Business Day.........................................                      S-126
Cap Contract.........................................                      S-206
Certificateholder....................................                      S-126
Class 1-A Certificates...............................                      S-123
Class 1-A Interest Distribution Amount...............                      S-136
Class 1-A Principal Distribution Amount..............                      S-136
Class 1-B Certificates...............................                      S-123
Class 1-B-1 Principal Distribution Amount............                      S-138
Class 1-B-2 Principal Distribution Amount............                      S-139
Class 1-B-3 Principal Distribution Amount............                      S-139
Class 1-M Certificates...............................                      S-123
Class 1-M Senior Certificates........................                      S-123
Class 1-M-1 Principal Distribution Amount............                      S-136
Class 1-M-2 Principal Distribution Amount............                      S-136
Class 1-M-3 Principal Distribution Amount............                      S-137
Class 1-M-4 Principal Distribution Amount............                      S-137
Class 1-M-5 Principal Distribution Amount............                      S-137
Class 1-M-6 Principal Distribution Amount............                      S-138
Class B Certificates.................................                      S-124
Class P Certificates.................................                      S-122
Class P-1 Distribution Amount........................                      S-140
Class P-2 Distribution Amount........................                      S-161
Class Principal Balance..............................                      S-124
Class Subordination Percentage.......................               S-167, S-168
Closing Date.........................................                      S-120
Code.................................................                      S-206
Compensating Interest................................                       S-32
CPR..................................................                      S-185
Custodial Account....................................                      S-129
Custodian............................................                      S-120
Custodians...........................................                      S-120
Cut-off Date.........................................                      .S-38
Debt Service Reduction...............................               S-140, S-172
Defaulted Swap Termination Payment...................               S-140, S-151
Defective Mortgage Loan.......................... ...                       S-93
Deficient Valuation..................................               S-140, S-172
Deleted Mortgage Loan................................                       S-94
Depositor............................................                       S-93
Determination Date...................................                      S-112
Distribution Account.................................                      S-130
Distribution Date....................................                      S-126
Downgrade Terminating Event..........................                      S-151
DTC..................................................                   S-126, 1
Due Date.............................................         S-41, S-134, S-161
Due Period...........................................                      S-134
Effective Loan-to-Value Ratio........................                       S-43
ERISA................................................                      S-208
excess interest......................................                       S-32
Excess Losses........................................                      S-169
Excess Subordinated Amount...........................                      S-140
Exemption............................................                      S-209
Expense Fee Rate.....................................                      S-111
Extra Principal Distribution Amount..................                      S-140
Fraud Loss Coverage Amount...........................               S-173, S-174
Fraud Losses.........................................                      S-169
Global Securities....................................                          1
GMAC.................................................                S-41, S-103

                                      S-214

GMAC Serviced Mortgage Loan..........................                      S-109
GMACM................................................                      S-103
Gross Margin.........................................                       S-42
Group 1 Assets.......................................                      S-185
Group 1 Certificates.................................                      S-123
Group 1 Mortgage Loans...............................                       S-39
Group 1 Principal Distribution Amount................                      S-140
Group 1 Principal Remittance Amount..................                      S-140
Group 1 Senior Certificates..........................                      S-123
Group 1 Subordinated Certificates....................               S-121, S-123
Group 1-A Sequential Trigger Event.............. ....                      S-147
Group 2 Certificates.................................                      S-123
Group 2 Mortgage Loans...............................                       S-39
Group 3 Certificates.................................                      S-123
Group 3 Mortgage Loans...............................                       S-39
Group 4 Certificates.................................                      S-123
Group 4 Mortgage Loans...............................                       S-39
Group 5 Certificates.................................                      S-123
Group 5 Mortgage Loans...............................                       S-39
Group 6 Certificates.................................                      S-123
Group 6 Mortgage Loans...............................                       S-39
Hemisphere...........................................                       S-41
Hemisphere Serviced Mortgage Loan....................                      S-109
Initial Periodic Rate Cap............................                       S-42
Interest Accrual Period..............................               S-141, S-155
Interest Carry Forward Amount........................                      S-141
interest distribution amount.........................                      S-155
Interest Distribution Amount.........................                      S-141
Interest Only Loans..................................                       S-41
Interest Remittance Amount...........................                      S-141
Investor-Based Exemptions............................                      S-211
Issuing Entity.......................................                       S-38
Last Scheduled Distribution Date.....................                      S-178
LIBOR................................................                      S-129
LIBOR Business Day...................................                      S-129
LIBOR Certificates...................................                      S-124
Limited Purpose Surety Bond..........................                       S-40
Liquidated Loan......................................                      S-141
Liquidated Mortgage Loan.............................                      S-169
Liquidation Proceeds.................................                      S-141
Loan Group...........................................                       S-38
loan group 1.........................................                        S-9
Loan Group 1.........................................                       S-38
loan group 2.........................................                        S-9
Loan Group 2.........................................                       S-38
loan group 3.........................................                        S-9
Loan Group 3.........................................                       S-38
loan group 4.........................................                        S-9
Loan Group 4.........................................                       S-38
loan group 5.........................................                        S-9
Loan Group 5.........................................                       S-38
loan group 6.........................................                        S-9
Loan Group 6.........................................                       S-38
Loan Group Principal Balance.........................                      S-162
Loan-to-Value Ratio..................................                       S-43
Long-Term Rating.....................................                      S-152
Master Servicer......................................                 S-41, S-93
Master Servicer Default..............................                      S-113
Maximum Mortgage Rate................................                       S-42
Minimum Auction Price................................                      S-186
Minimum Mortgage Rate................................                       S-42
Monthly Advance......................................                      S-112
Moody's..............................................                      S-212
Mortgage.............................................                       S-93
Mortgage File........................................                       S-93
Mortgage Loan Auction Price..........................                      S-185
Mortgage Loan Purchase Agreement.....................                       S-40
Mortgage Loans.......................................                       S-38
Mortgage Note........................................                       S-93
Mortgage Pool........................................                       S-38
Mortgage Rate........................................                       S-41
Mortgaged Property...................................                       S-38
MSCC.................................................                 S-39, S-96

MSMC......................... .......................   S-39, S-95, S-115, S-118
MSMC Mortgage Loans..................................                       S-40
Net Interest Shortfall...............................                      S-155
Net Monthly Excess Cashflow..........................                      S-141
Net Mortgage Rate....................................               S-111, S-141
net prepayment interest shortfalls...................                      S-112
net swap payment.....................................                       S-17
Net Swap Payment.....................................                      S-150
net swap receipt.....................................                       S-17
Net Swap Receipt.....................................                      S-150
Net WAC Cap..........................................            vi, S-27, S-141
Offered Certificates.................................                      S-124
OID..................................................               S-206, S-207

Original Applicable Credit Support Percentage........               S-166, S-168
original subordinate principal balance...............               S-164, S-165
Originator...........................................                       S-39
Other Mortgage Loans.................................                       S-40
overcollateralization................................                       S-32
Overcollateralization Increase Amount................                      S-142
Overcollateralization Target Amount..................                      S-142
Overcollateralized Amount............................                      S-142
Overcollateralized Group.............................               S-158, S-159
Pass-Through Rate....................................                      S-142
Percentage Interest..................................                      S-187
Plans................................................                      S-209
Pool Principal Balance...............................                      S-162
Pooling and Servicing Agreement......................                       S-93
Prepayment Assumption................................                      S-207
Prepayment Interest Shortfall........................                      S-142

                                      S-215

Prepayment Period....................................               S-134, S-161
Principal Amount.....................................                      S-157
Privately Offered Certificates.......................                      S-122
Prospectus Directive.................................                         iv
PTCE.................................................                      S-211
Purchase Price.......................................                      S-185
Rating Agencies......................................                      S-212
Realized Loss........................................               S-142, S-169
Record Date..........................................                      S-126
Reference Bank Rate..................................                      S-129
Reg AB...............................................                      S-113
Regular Certificates.................................                      S-205
Relevant Implementation Date.........................                        iii
Relevant Member State................................                        iii
Relief Act Interest Shortfall........................                      S-142
Relief Act Reduction.................................                      S-156
Replacement Mortgage Loan............................                       S-94
Replacement Swap Counterparty Payment................                      S-142
Required Swap Counterparty Rating....................                      S-152
ResCap...............................................                      S-103
Residual Certificates................................                      S-124
Restricted Classes...................................               S-166, S-168
restricted group.....................................                      S-209
S&P..................................................                      S-212
Securities Administrator.............................                       S-93
Seller...............................................                       S-93
Senior Certificate Group.............................                      S-124
Senior Certificates..................................                      S-121
Senior Credit Support Depletion Date.................                      S-170
Senior Defaulted Swap Termination Payment............                      S-143
Senior Enhancement Percentage........................                      S-143
Senior Percentage....................................                      S-162
Senior Prepayment Percentage.........................               S-163, S-164
Senior Principal Distribution Amount.................                      S-161
Senior Termination Date..............................               S-164, S-166
Servicer Remittance Date.............................               S-107, S-111
Servicing Fee Rate...................................                      S-109
Significance Estimate................................                      S-152
Significance Percentage..............................                      S-152
Six-Month LIBOR Index................................                       S-42
Special Hazard Loss Coverage Amount..................               S-173, S-174
Special Hazard Losses................................                      S-169
Sponsor..............................................                       S-95
Sponsor Servicing Rights Mortgage Loans..............                      S-102
Stated Principal Balance.............................               S-143, S-162
Stepdown Date........................................                      S-143
structuring assumptions..............................                      S-178
Subordinated Certificates............................               S-121, S-124
Subordinated Interest Distribution Amount............                      S-143
Subordinated Percentage..............................                      S-162
Subordinated Portion.................................                      S-158
Subordinated Prepayment Percentage...................               S-164, S-166
Subordinated Principal Distribution Amount...........               S-167, S-168
Subsequent Periodic Rate Cap.........................                       S-42
Subsequent Recoveries................................               S-143, S-172

Supplemental Interest Trust..........................               S-148, S-150
Swap Account.........................................                      S-148
Swap Agreement.......................................                      S-150
Swap Counterparty....................................               S-150, S-153
Swap Payment Allocation..............................                      S-144
Swap Payment Rate....................................                      S-144
Swap Termination Date................................                      S-150
Swap Termination Payment.............................                      S-150
Tax Counsel..........................................                      S-205
Telerate Screen Page 3750............................                      S-129
Three Month Rolling Average..........................                      S-144
Transfer Payment.....................................               S-158, S-160
Transfer Payment Made................................               S-159, S-160
Transfer Payment Received............................               S-159, S-160
Trigger Event........................................                      S-143
Trustee..............................................                       S-93
Two Times Test.......................................               S-164, S-166
U.S. Person.........................................                           3
Undercollateralized Group............................               S-158, S-159
underlying mortgage loan purchase agreement..........                       S-40
underlying servicing agreement.......................                       S-40
Underwriter..........................................                      S-212
Unpaid Interest Shortfall Amount.....................                      S-144
Unpaid Realized Loss Amount..........................                      S-144
Wachovia.............................................                S-39, S-104
Wachovia Mortgage Loans..............................                       S-40
Weighted Average Net Mortgage Rate...................                      S-111
Wells Fargo..........................................          S-41, S-93, S-119

                                      S-216

                                     ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

          Except in certain limited circumstances, the Offered Certificates will be offered globally (the "Global Securities") and will be available only in book-entry form. Investors in the Global Securities may hold Such Global
Securities through any of The Depository Trust Company ("DTC"), Clearstream or
Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

          Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

          Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

          Secondary cross-market trading between Clearstream or Euroclear and
DTC Participants holding Certificates will be effected on a
delivery-against-payment basis through the respective Depositaries of
Clearstream and Euroclear (in such capacity) and as DTC Participants.

          Non-U.S. holders (as described below) of Global Securities will be
Subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

          All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global
Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and
Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as
DTC Participants.

          Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global Security and no "lock-up" or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

          Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

          Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

          Trading between DTC Participants. Secondary market trading between DTC
Participants will be settled using the procedures applicable to prior mortgage loan asset-backed certificates issues in same-day funds.

          Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

                                       I-1

          Trading between DTC Seller and Clearstream or Euroclear purchaser.
When Global Securities are to be transferred from the account of a DTC
Participant to the account of a Clearstream Participant or a Euroclear
Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective
Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period, and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant's or Euroclear Participant's
account. The Securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date
(i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

          Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

          As an alternative, if Clearstream or Euroclear has extended at line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Participants or Euroclear
Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Participant's or Euroclear Participant's particular cost of funds.

          Since the settlement is taking place during New York business hours,
DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream
Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC
Participants.

          Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due
to time zone differences in their favor, Clearstream Participants and Euroclear
Participants may employ their customary procedures for transactions in which
Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or
Euroclear Participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last Coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the
Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's
account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date
(i.e., the trade

                                       I-2

fails), receipt of the cash proceeds in the Clearstream Participant's or
Euroclear Participant's account would instead be valued as of the actual settlement date.

          Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream
Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

               1.   borrowing through Clearstream or Euroclear for one day
                    (until the purchase side of the day trade is reflected in
                    their Clearstream or Euroclear accounts) in accordance with the clearing System's Customary procedures;

               2.   borrowing the Global Securities in the U.S. from a DTC
                    Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be
                    reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

               3.   staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC
                    Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear
                    Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

          A beneficial owner of Global Securities holding Securities through
Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between Such beneficial owner and the
U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

          Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of
Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign
Status of Beneficial Owner for United States Tax Withholding). Non-U.S. Persons
that are Certificate Owners residing in a country that has a tax treaty with the
United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial
Owner for United States Tax Withholding). If the information shown on Form
W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

          Exemption for non-U.S. Persons with effectively connected income (Form
W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S.
branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for
Exemption from Withholding on Income Effectively Connected with the Conduct of a
Trade or Business in the United States).

          Exemptions for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification),

          U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of
a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date such form is signed.

          The term "U.S. Person" means (i) a citizen or resident of the United
States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of
Columbia (unless, in the case of a

                                       I-3

partnership, Treasury regulations provide otherwise) or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a Court within the United States is able to exercise primary Supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on October 20,
1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be a U.S. Person. This
Summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                       I-4

                                    ANNEX II
              SWAP AGREEMENT SCHEDULE FOR THE GROUP 1 CERTIFICATES

                                    NOTIONAL
DISTRIbUTION DATES                BALANCE ($)    MULTIPLIER
------------------------------   -------------   ----------

June 25, 2006.................   22,389,359.19      10.00
July 25, 2006.................   21,282,043.13      10.00
August 25, 2006...............   20,228,645.70      10.00
September 25, 2006............   19,226,542.06      10.00
October 25, 2006..............   18,273,235.10      10.00
November 25, 2006.............   17,366,349.25      10.00
December 25, 2006.............   16,503,624.57      10.00
January 25, 2007..............   15,682,911.13      10.00
February 25, 2007.............   14,902,163.63      10.00
March 25, 2007................   14,159,436.34      10.00
April 25, 2007................   13,452,878.21      10.00
May 25, 2007..................   12,780,728.31      10.00
June 25, 2007.................   12,141,311.44      10.00
July 25, 2007.................   11,533,033.90      10.00
August 25, 2007...............   10,954,379.61      10.00
September 25, 2007............   10,403,906.26      10.00
October 25, 2007..............    9,880,241.77      10.00
November 25, 2007.............    9,382,080.81      10.00
December 25, 2007.............    8,908,181.64      10.00
January 25, 2008..............    8,416,212.40      10.00
February 25, 2008.............    7,944,189.87      10.00
March 25, 2008................    7,528,369.31      10.00
April 25, 2008................    6,969,606.52      10.00
May 25, 2008..................    6,562,572.77      10.00
June 25, 2008.................    6,220,316.57      10.00
July 25, 2008.................    5,900,426.10      10.00
August 25, 2008...............    5,532,893.67      10.00
September 25, 2008............    5,246,478.67      10.00
October 25, 2008..............    4,963,360.56      10.00
November 25, 2008.............    4,643,801.07      10.00
December 25, 2008.............    4,400,685.72      10.00
January 25, 2009..............    4,120,519.21      10.00
February 25, 2009.............    3,866,437.38      10.00
March 25, 2009................    3,611,556.02      10.00
April 25, 2009................    3,083,219.30      10.00
May 25, 2009..................    2,901,454.45      10.00
June 25, 2009.................    2,741,149.07      10.00
July 25, 2009.................    2,776,617.58      10.00
August 25, 2009...............    2,689,518.48      10.00
September 25, 2009............    2,558,446.71      10.00
October 25, 2009..............    2,433,760.38      10.00
November 25, 2009.............    2,315,148.60      10.00
December 25, 2009.............    2,202,315.56      10.00
January 25, 2010..............    2,094,979.78      10.00
February 25, 2010.............    1,988,992.09      10.00
March 25, 2010................    1,888,121.21      10.00
April 25, 2010................    1,792,165.04      10.00
May 25, 2010..................    1,700,884.20      10.00
June 25, 2010.................    1,614,050.95      10.00
July 25, 2010.................    1,524,060.76      10.00
August 25, 2010...............    1,403,153.79      10.00
September 25, 2010............    1,300,333.64      10.00
October 25, 2010..............    1,233,037.45      10.00
November 25, 2010.............    1,166,983.87      10.00
December 25, 2010.............    1,082,734.78      10.00
January 25, 2011..............      999,212.37      10.00
February 25, 2011.............      894,325.90      10.00
March 25, 2011................      449,579.15      10.00
April 25, 2011................      239,430.98      10.00
May 25, 2011..................      102,018.32      10.00
June 25, 2011 and thereafter..            0.00       0.00

                                      II-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

PROSPECTUS

                          MORGAN STANLEY CAPITAL I INC.
                                    DEPOSITOR

                       MORTGAGE PASS-THROUGH CERTIFICATES
                (ISSUABLE IN SERIES BY SEPARATE ISSUING ENTITIES)

                                   ----------

      Morgan Stanley Capital I Inc. will offer one or more series of certificates, which represent beneficial ownership interests in the related trust. The assets of each trust will primarily be:

      o   conventional, fixed or adjustable interest rate mortgage loans secured by first liens or junior liens, or first and junior liens on one- to four-family residential properties, including mortgage participations;

      o   mortgage pass-through certificates and mortgage-backed securities;

      o   direct obligations of the United States or other governmental agencies; or

      o   any combination of the above.

      The certificates of any series will not be obligations of Morgan Stanley
Capital I Inc. or any of its affiliates, and neither the certificates of any series nor the underlying mortgage loans are insured or guaranteed by any governmental agency.

                                   ----------

             Investing in any series of certificates involves risks.
           See "Risk Factors" beginning on page 6 of this prospectus.

                                   ----------

      The Securities and Exchange Commission and state securities regulators have not approved or disapproved the certificates or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                   ----------

                                 MORGAN STANLEY

                  The date of this prospectus is March 14, 2006

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
              PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

      The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the
SEC is effective. This prospectus is not an offer to sell securities and it is not soliciting an offer to buy securities in any state where the offer or sale is not permitted.

      Information about the certificates being offered to you is contained in two separate documents that progressively provide more detail:

          o   this prospectus, which provides general information, some of which may not apply to a particular series of certificates; and

          o   the accompanying prospectus supplement, which describes the specific terms of your series of certificates.

      You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the prospectus supplement. This prospectus and the accompanying prospectus supplement include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus and the prospectus supplement identify the pages where these sections are located.

      Morgan Stanley Capital I Inc.'s principal executive office is located at
1585 Broadway, New York, New York 10036, and Morgan Stanley Capital I Inc.'s
telephone number is (212) 761-4000.

                                        2

                                                                           PAGE
                                                                           ----

                                        i

                                       ii

INCORPORATION OF INFORMATION BY REFERENCE.................................. 125
GLOSSARY OF TERMS.......................................................... 126

                                       iii

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                              SUMMARY OF PROSPECTUS

      This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF A SERIES OF CERTIFICATES,
READ THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT CAREFULLY.

                               RELEVANT PARTIES FOR EACH SERIES OF CERTIFICATES

Issuing Entity............................  Each series of certificates will be issued by a separate trust.
                                            Each trust will be formed pursuant to a pooling and servicing agreement among Morgan Stanley Capital I Inc., one or more servicers and a trustee.

Depositor.................................  Morgan Stanley Capital I Inc. a wholly-owned subsidiary of
                                            Morgan Stanley.

Sponsor and Seller........................  Unless otherwise specified in the related prospectus supplement,
                                            Morgan Stanley Mortgage Capital Inc., a New York corporation, will be the sponsor and a seller into the each trust. Morgan
                                            Stanley Mortgage Capital Inc. is an affiliate of the depositor and its address is 1585 Broadway, New York, New York 10020.
                                            See "The Sponsor" in this Prospectus.

Master Servicer...........................  The servicer or servicers for substantially all the mortgage loans for each series of certificates, which servicer(s) may be affiliates of Morgan Stanley Capital I Inc., will be named in the related prospectus supplement.

Trustee...................................  The trustee for each series of certificates will be named in the related prospectus supplement.

                                              THE MORTGAGE ASSETS

General...................................  Each trust will own the related mortgage loan, including mortgage participations, or mortgage-backed securities or both or, if specified in the applicable prospectus supplement, direct obligations of the United States or other governmental agencies.
                                            You should refer to the applicable prospectus supplement for the precise characteristics or expected characteristics of the mortgage loans and mortgage-backed securities included in each trust fund.

Mortgage Loans............................  The mortgage loans in each trust will be conventional, fixed or adjustable interest rate mortgage loans, or mortgage
                                            participations, secured by first liens or junior liens or first and junior liens on one- to four-family residential properties or shares issued by cooperative housing corporations. Unless otherwise provided in the related prospectus supplement, all mortgage loans will have individual principal balances at
                                            origination of not less than $25,000 and original terms to maturity of not more than 40 years. All mortgage loans will have been originated by persons other than Morgan Stanley Capital I
                                            Inc.

Mortgage-Backed Securities................  The mortgage-backed securities in each trust will be mortgage pass-through certificates or other mortgage-backed securities evidencing interests in or secured by conventional, fixed or adjustable rate mortgage loans secured by first liens or junior liens or first and junior

                                        1

                                            liens on one- to four-family residential properties or shares issued by cooperative housing corporations.

Government Securities.....................  Each trust may own, in addition to the mortgage loans and mortgage-backed securities, direct obligations of the United
                                            States or other governmental agencies which provide for payment of interest or principal or both.

                                                 OTHER ASSETS

Other Assets..............................  If so specified in the applicable prospectus supplement, the trust fund may include the following agreements and other
                                            similar agreements:

                                            o     guaranteed investment contracts;

                                            o     interest rate swap or exchange agreements;

                                            o     interest rate cap, collar or floor contracts;

                                            o     currency exchange contracts; or

                                            o     other interest rate or currency agreements.

                                              CREDIT ENHANCEMENT

Subordination.............................  A series of certificates may include one or more classes of senior certificates and one or more classes of subordinate certificates. The rights of the holders of subordinate
                                            certificates of a series to receive distributions will be
                                            subordinated to such rights of the holders of the senior
                                            certificates of the same series to the extent and in the manner specified in the applicable prospectus supplement.

                                            Subordination is intended to enhance the likelihood of the timely receipt by the senior certificateholders of their
                                            proportionate shares of scheduled monthly principal and interest payments on the related mortgage loans and to protect them from losses. This protection will be effected by:

                                            o     the preferential right of the senior certificateholders to receive, prior to any distribution being made in respect
                                                  of the related subordinate certificates on each
                                                  distribution date, current distributions on the related
                                                  mortgage loans and mortgage-backed securities of principal and interest due them on each distribution date out of the funds available for distributions on such date;

                                            o     the right of such holders to receive future distributions
                                                  on the mortgage loans and mortgage-backed securities that
                                                  would otherwise have been payable to the holders of
                                                  subordinate certificates;

                                            o     the prior allocation to the subordinate certificates of
                                                  all or a portion of losses realized on the underlying
                                                  mortgage loans and mortgage-backed securities; or

                                            o     any combination of the above.

                                        2

Other Types of Credit Enhancement.........  If so specified in the applicable prospectus supplement, the certificates of any series, or any one or more classes of a series may be entitled to the benefits of the following types of credit enhancement:

                                            o     limited guarantee

                                            o     financial guaranty insurance policy

                                            o     surety bond

                                            o     letter of credit

                                            o     mortgage pool insurance policy

                                            o     reserve fund

                                            o     cross-support

                                            Any credit support will be described in the applicable
                                            prospectus supplement.

                                            DISTRIBUTIONS ON CERTIFICATES

General...................................  Each series of certificates will consist of one or more classes of certificates that will be entitled, to the extent of funds available, to one of the following:

                                            o     principal and interest payments in respect of the related
                                                  mortgage loans and mortgage-backed securities;

                                            o     principal distributions, with no interest distribution;

                                            o     interest distributions, with no principal distributions;

                                            o     sequential or concurrent distributions of principal;

                                            o     senior or subordinate distributions of interest or
                                                  principal or both;

                                            o     distributions of interest after an interest accrual
                                                  period; or

                                            o     such other distributions as are described in the
                                                  applicable prospectus supplement.

Interest Distributions....................  With respect to each series of certificates, other than classes of certificates which may be entitled to disproportionately low, nominal or no interest distributions, interest on the related mortgage loans and mortgage-backed securities at the weighted average of their mortgage rates--net of servicing fees and other amounts as described in this prospectus or in the applicable prospectus supplement, will be passed through to holders of the related classes of certificates in accordance with the
                                            particular terms of each such class of certificates. The terms of each class of certificates will be described in the related prospectus supplement.

                                            Except as otherwise specified in the applicable prospectus supplement, interest on each class of certificates of each series will accrue at the fixed, floating or weighted average pass-through rate for each class

                                        3

                                            indicated in the applicable prospectus supplement on their outstanding principal balance or notional amount.

Principal.................................  With respect to a series of certificates, principal payments including prepayments on the related mortgage loans and
                                            mortgage-backed securities will be passed through to holders of the related certificates or otherwise applied in accordance with the related pooling and servicing agreement on each distribution date. Distributions in reduction of certificate balance will be allocated among the classes of certificates of a series in the manner specified in the applicable prospectus supplement.

Distribution Dates........................  The dates upon which distributions on each series of certificates will be made will be specified in the related prospectus supplement.

Advances..................................  Unless otherwise provided in the related prospectus supplement, in the event that a payment on a mortgage loan is delinquent, the master servicer will be obligated to make advances that the master servicer determines are recoverable. The master servicer will be reimbursed for advances as described in this prospectus and in the related prospectus supplement. The prospectus
                                            supplement for any series of certificates relating to a trust that includes mortgage-backed securities will describe any corresponding advancing obligation of any person in connection with such mortgage-backed securities.

                              ADDITIONAL ASPECTS OF EACH SERIES OF CERTIFICATES

Termination...............................  If so specified in the prospectus supplement with respect to a series of certificates, all, but not less than all, of the mortgage loans and mortgage-backed securities in the related trust fund and any property acquired with respect to such
                                            mortgage loans may be purchased by the party as is specified in the applicable prospectus supplement. Any such purchase must be made in the manner and at the price specified in such prospectus supplement. If so provided in the related prospectus supplement with respect to a series, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount or on and after a date specified in the related prospectus supplement, the party specified in the related prospectus supplement will solicit bids for the purchase of all of the trust's assets, or of a sufficient portion of such assets to retire such class or classes, or purchase such assets at a price set forth in the related prospectus supplement. In addition, if so provided in the related prospectus supplement, certain classes of certificates may be purchased subject to similar conditions.

Forms of Certificates.....................  The certificates will be issued either:

                                            o     in book-entry form through the facilities of The
                                                  Depository Trust Company; or

                                            o     in fully registered, certificated form.

                                            If you own book-entry certificates, you will not receive
                                            physical certificates representing your ownership interest in such book-entry certificates, except under extraordinary
                                            circumstances. Instead, The Depository Trust Company will effect payments and transfers by means of its electronic recordkeeping services, acting through participating

                                        4

                                            organizations. This may result in delays in your receipt of distributions and may restrict your ability to pledge your securities. Your rights with respect to book-entry certificates may generally only be exercised through The Depository Trust
                                            Company and its participating organizations.

Tax Status of Certificates................  The treatment of the certificates for federal income tax purposes will depend on:

                                            o     whether a "real estate mortgage investment conduit"
                                                  election is made with respect to a series of certificates;
                                                  and

                                            o     if a "real estate mortgage investment conduit" election is made, whether the certificates are regular interests or
                                                  residual interests.

                                            If a "real estate mortgage investment conduit" election is not made, the certificates will be treated as interests in a grantor trust.

ERISA Considerations......................  If you are a fiduciary of any employee benefit plan subject to the fiduciary responsibility provisions of the Employee
                                            Retirement Income Security Act of 1974, as amended, also known as ERISA, you should carefully review with your own legal
                                            advisors whether the purchase or holding of certificates could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Internal Revenue Code.

Legal Investment..........................  The applicable prospectus supplement will specify whether the class or classes of certificates offered will constitute
                                            "mortgage related securities" for purposes of the Secondary
                                            Mortgage Market Enhancement Act of 1984, as amended. If your investment authority is subject to legal restrictions, you should consult your own legal advisors to determine whether and to what extent such certificates constitute legal investments for you.

Rating....................................  Certificates of any series will not be offered pursuant to this prospectus and a prospectus supplement unless each offered class of certificates offered is rated in one of the four highest rating categories by at least one nationally recognized
                                            statistical rating organization.

                                            o     A security rating is not a recommendation to buy, sell or
                                                  hold the certificates of any series and is subject to
                                                  revision or withdrawal at any time by the assigning rating agency.

                                            o     Ratings do not address the effect of prepayments on the
                                                  yield you may anticipate when you purchase your
                                                  certificates.

                                        5

                                  RISK FACTORS

      You should consider, among other things, the following factors in connection with the purchase of certificates. The risks and uncertainties described below, together with those in the related prospectus supplement under
"Risk Factors," summarize the material risks relating to your certificates.

LACK OF A SECONDARY MARKET MAY
  MAKE IT DIFFICULT FOR YOU TO RESELL
  YOUR CERTIFICATES                         The liquidity of your certificates may be limited. You should consider that:

                                            o     a secondary market for the certificates of any series may
                                                  not develop, or if it does, it may not provide you with
                                                  liquidity of investment, or it may not continue for the
                                                  life of the certificates of any series;

                                            o     the prospectus supplement for any series of certificates
                                                  may indicate that an underwriter intends to establish a
                                                  secondary market in such certificates, but no underwriter
                                                  will be obligated to do so; and

                                            o     unless specified in the applicable prospectus supplement,
                                                  the certificates will not be listed on any securities
                                                  exchange.

                                            Certain classes of certificates may not constitute "mortgage related securities" for purposes of the Secondary Mortgage
                                            Market Enhancement Act of 1984, as amended. Accordingly, many institutions that lack the legal authority to invest in
                                            securities that do not constitute "mortgage related securities"
                                            will not be able to invest in such securities, thereby limiting the market for those securities. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, then you may be subject to restrictions on investment in the
                                            certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the certificates.
                                            We refer you to "Legal Investment" for additional information.

THE TRUST FUND'S ASSETS MAY BE
  INSUFFICIENT TO PAY YOUR CERTIFICATES
  IN FULL                                   Except for any related insurance policies and any reserve fund or credit enhancement described in the applicable prospectus supplement, the sole source of payment on your certificates will be proceeds from the assets included in the trust fund for each series of certificates and any form of credit enhancement
                                            specified in the related prospectus supplement. You will not have any claim against, or security interest in, the trust fund for any other series. In addition, in general, there is no recourse to Morgan Stanley Capital I Inc. or any other entity, and neither the certificates nor the underlying mortgage loans are guaranteed or insured by any governmental agency or
                                            instrumentality or any other entity. Therefore, if the trust fund's assets are insufficient to pay you your expected return, in most situations you will not receive payment from any other source. Exceptions include:

                                            o     loan repurchase obligations in connection with a breach of certain of the representations and warranties; and

                                        6

                                            o     advances on delinquent loans, to the extent the master
                                                  servicer deems the advance will be recoverable.

                                            Because some of the representations and warranties with respect to the mortgage loans and mortgage-backed securities may have been made or assigned in connection with transfers of the
                                            mortgage loans and mortgage-backed securities prior to the closing date, the rights of the trustee and the
                                            certificateholders with respect to those representations or warranties will be limited to their rights as assignees. Unless the related prospectus supplement so specifies, neither Morgan
                                            Stanley Capital I Inc., the master servicer nor any affiliate thereof will have any obligation with respect to representations or warranties made by any other entity. There may be accounts, as described in the related prospectus supplement maintained as credit support. The amounts in these accounts may be withdrawn amounts and will not be available for the future payment of principal or interest on the certificates. If a series of
                                            certificates consists of one or more classes of subordinate certificates, the amount of any losses or shortfalls in
                                            collections of assets on any distribution date will be borne first by one or more classes of the subordinate certificates, as described in the related prospectus supplement.

                                            Thereafter, those losses or shortfalls will be borne by the remaining classes of certificates, in the priority and manner and subject to the limitations specified in the related
                                            prospectus supplement.

CREDIT ENHANCEMENT IS LIMITED IN
  AMOUNT AND COVERAGE                       With respect to each series of certificates, credit enhancement may be provided to cover losses on the underlying mortgage loans and mortgage-backed securities up to specified amounts.

                                            Regardless of the form of credit enhancement provided:

                                            o     the amount of coverage will be limited in amount and in
                                                  most cases will be subject to periodic reduction in
                                                  accordance with a schedule or formula;

                                            o     the amount of coverage may provide only very limited
                                                  coverage as to certain types of losses such as hazard
                                                  losses, bankruptcy losses and fraud losses, and may
                                                  provide no coverage as to certain other types of losses;
                                                  and

                                            o     all or a portion of the credit enhancement for any series
                                                  of certificates will generally be permitted to be reduced, terminated or substituted for, if each applicable rating
                                                  agency indicates that the then-current ratings will not be adversely affected.

                                            In the event losses exceed the amount of coverage provided by any credit enhancement or losses of a type not covered by any credit enhancement occur, such losses will be borne by the holders of the related certificates. The rating of any series of certificates by any applicable rating agency may be lowered following the initial issuance thereof as a result of the
                                            downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related mortgage loans in excess of the levels contemplated by such rating agency at the time of its initial rating analysis.

                                        7

                                            None of Morgan Stanley Capital I Inc., any servicer, or any of their affiliates, will have any obligation to replace or
                                            supplement any credit enhancement, or to take any other action to maintain any rating of any class of certificates.

CHANGES IN CONDITIONS IN THE REAL
  ESTATE MARKET WILL AFFECT MORTGAGE
  LOAN PERFORMANCE                          An investment in securities such as the certificates, which generally represent interests in pools of residential mortgage loans, may be affected by a decline in real estate values and changes in the borrower's financial condition. There is no assurance that the values of the mortgaged properties securing the mortgage loans underlying any series of certificates have remained or will remain at their levels on the dates of
                                            origination of the related mortgage loans.

                                            If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the mortgage loans contained in a particular trust fund and any secondary financing on the mortgaged properties, become equal to or greater than the value of the mortgaged properties, delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry and those experienced in the servicer's or other servicers' servicing portfolios.

                                            To the extent that losses on mortgage loans underlying a series are not covered by credit enhancement, holders of certificates of the series will bear all risk of loss resulting from default by borrowers. Such loss may also be greater than anticipated as a result of a decline in real estate values.

GEOGRAPHIC CONCENTRATION MAY
  INCREASE RATES OF LOSS AND
  DELINQUENCY                               In addition to risk factors related to the residential real estate market generally, certain geographic regions of the
                                            United States from time to time will experience weaker regional economic conditions and housing markets or be directly or
                                            indirectly affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots.
                                            Mortgage assets in such areas will experience higher rates of loss and delinquency than on mortgage loans generally. Although mortgaged properties located in certain identified flood zones will be required to be covered, to the maximum extent available, by flood insurance, no mortgaged properties will otherwise be required to be insured against earthquake damage or any other loss not covered by standard hazard insurance policies.

                                            The ability of borrowers to make payments on the mortgage assets may also be affected by factors which do not necessarily affect property values, such as adverse economic conditions generally, in particular geographic areas or industries, or affecting particular segments of the borrowing community--such as borrowers relying on commission income and self-employed borrowers. Such occurrences may accordingly affect the actual rates of
                                            delinquencies, foreclosure and losses with respect to any trust fund.

                                        8

THE RATE OF PREPAYMENT ON MORTGAGE
  ASSETS MAY ADVERSELY AFFECT AVERAGE
  LIVES AND YIELDS ON CERTIFICATES          The yield of the certificates of each series will depend in part on the rate of principal payment on the mortgage loans and mortgage-backed securities, including prepayments, liquidations due to defaults and mortgage loan repurchases. Such yield may be adversely affected, depending upon whether a particular
                                            certificate is purchased at a premium or a discount, by a higher or lower than anticipated rate of prepayments on the related mortgage loans and mortgage-backed securities, in particular:

                                            The yield on classes of certificates entitling their holders primarily or exclusively to payments of interest or primarily or exclusively to payments of principal will be extremely sensitive to the rate of prepayments on the related mortgage loans and mortgage-backed securities; and the yield on certain classes of certificates may be relatively more sensitive to the rate of prepayment of specified mortgage loans and mortgage-backed securities than other classes of certificates.

                                            The rate of prepayments on mortgage loans is influenced by a number of factors, including:

                                            o     prevailing mortgage market interest rates;

                                            o     local and national economic conditions;

                                            o     homeowner mobility; and

                                            o     the ability of the borrower to obtain refinancing.

                                            In addition, your yield may be adversely affected by interest shortfalls which may result from the timing of the receipt of prepayments or liquidations to the extent that such interest shortfalls are not covered by aggregate fees payable to the servicer or other mechanisms specified in the applicable
                                            prospectus supplement. Your yield will be also adversely
                                            affected to the extent that losses on the mortgage loans and mortgage-backed securities in the related trust fund are
                                            allocated to your certificates and may be adversely affected to the extent of unadvanced delinquencies on the mortgage loans and mortgage-backed securities in the related trust fund. Classes of certificates identified in the applicable prospectus supplement as subordinate certificates are more likely to be affected by delinquencies and losses than other classes of certificates.

CERTIFICATES MAY NOT BE APPROPRIATE
  FOR INDIVIDUAL INVESTORS                  The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand the prepayment, credit, liquidity and market risks associated with that class because:

                                            o       The amounts you receive on your certificates will
                                            depend on the amount of the payments borrowers make on the related mortgage loans. Because we cannot predict the rate at which borrowers will repay their loans, you may receive
                                            distributions on your certificates in amounts that are larger or smaller than you expect. In addition, the life of your
                                            certificates may be longer or shorter than anticipated. Because of this, we cannot guarantee that you will receive distributions at any specific future date or in any specific amount.

                                        9

                                            o       The yield to maturity on your certificates will depend
                                            primarily on the purchase price of your certificates and the rate of principal payments and realized losses on the mortgage loans in the related aggregate loan group.

                                            o       Rapid prepayment rates on the mortgage loans are likely
                                            to coincide with periods of low prevailing interest rates.
                                            During these periods, the yield at which you may be able to reinvest amounts received as payments on your certificates may be lower than the yield on your certificates. Conversely, slow prepayment rates on the mortgage loans are likely to coincide with periods of high interest rates. During these periods, the amount of payments available to you for reinvestment at high rates may be relatively low.

RATINGS ON CERTIFICATES REFLECT
  LIMITED ASSESSMENTS                       Any rating assigned by a rating agency to a class of
                                            certificates will reflect such rating agency's assessment solely of the likelihood that holders of certificates of such class will receive payments to which they are entitled under the related pooling and servicing agreement. A rating will not constitute an assessment of the likelihood that principal
                                            prepayments, including those caused by defaults, on the related mortgage loans and mortgage-backed securities will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the series of certificates. A rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a certificate at a significant premium might fail to recoup its initial investment under certain prepayment
                                            scenarios. Each prospectus supplement will identify any payment to which holders of certificates of the related series are entitled that is not covered by the applicable rating.

                                            The amount, type and nature of credit support, if any,
                                            established with respect to a series of certificates will be determined on the basis of criteria established by each rating agency. These criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group.
                                            The historical data supporting any such actuarial analysis may not accurately reflect future experience or accurately predict the actual delinquency, foreclosure or loss experience of the mortgage loans and mortgage-backed securities included in any trust fund.

RATINGS DO NOT GUARANTY VALUE               If one or more rating agencies downgrade certificates of a series, your certificate will decrease in value. Because none of
                                            Morgan Stanley Capital I Inc., the seller, the master servicer, the trustee or any affiliate has any obligation to maintain a rating of a class of certificates, you will have no recourse if your certificate decreases in value.

                                            Each rating agency rating the certificates of any series may change or withdraw its initial ratings at any time in the future if, in its judgment, circumstances warrant a change. If your certificates have the benefit of a surety bond, such as a note or certificate insurance policy, the ratings of the certificates will depend primarily on the creditworthiness of the insurer as the provider of the bond or policy relating to the
                                            certificates. In that event, any reduction in the insurer's financial strength and claims-paying ability ratings could result in a reduction of the ratings on the certificates. In all cases, no person is obligated to maintain the ratings at their initial levels. If a rating agency qualifies, reduces or

                                       10

                                            withdraws its rating on one or more classes of the certificates, the liquidity and market value of the affected certificates is likely to be reduced.

PAYMENTS IN FULL OF A BALLOON LOAN
  DEPEND ON THE BORROWER'S ABILITY TO
  REFINANCE THE BALLOON LOAN OR SELL
  THE MORTGAGED PROPERTY                    Certain of the mortgage loans may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments, i.e., balloon payments, at their stated
                                            maturity. Mortgage loans with balloon payments involve a greater degree of risk because the ability of a borrower to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related
                                            mortgaged property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including:

                                            o     the level of available mortgage interest rates at the time of sale or refinancing;

                                            o     the borrower's equity in the related mortgaged property;

                                            o     the financial condition of the mortgagor;

                                            o     tax laws;

                                            o     prevailing general economic conditions; and

                                            o     the availability of credit for single family real
                                                  properties generally.

MORTGAGE LOANS SECURED BY JUNIOR
  LIENS MAY ONLY BE SATISFIED AFTER
  THE RELATED FIRST LIEN MORTGAGE
  HAS BEEN SATISFIED                        Certain of the mortgage loans may be secured by junior liens and the related first liens may not be included in the trust fund.
                                            The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be
                                            received in connection with a foreclosure of the related first lien to satisfy fully both the first lien and the mortgage loan.
                                            In the event that a holder of the first lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest,
                                            prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the first lien. The claims of the holder of the first lien will be satisfied in full out of
                                            proceeds of the liquidation of the mortgage loan, if such
                                            proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. In the event that such proceeds from a foreclosure or similar sale of the related mortgaged property were insufficient to satisfy both loans in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of the certificates, would bear the risk of delay in distributions while a deficiency judgment against the borrower was being obtained and the risk of loss if the deficiency judgment were not realized upon.

                                       11

OBLIGORS MAY DEFAULT IN PAYMENT
  OF MORTGAGE LOANS                         If so specified in the related prospectus supplement, in order to maximize recoveries on defaulted mortgage loans, a servicer or a subservicer will be permitted within prescribed parameters to extend and modify mortgage loans that are in default or as to which a payment default is imminent, including in particular with respect to balloon payments. While any such entity
                                            generally will be required to determine that any such extension or modification is reasonably likely to produce a greater
                                            recovery on a present value basis than liquidation, such
                                            extensions or modifications may not increase the present value of receipts from or proceeds of mortgage loans.

THE HOLDERS OF SUBORDINATE
  CERTIFICATES WILL BEAR A GREATER
  RISK OF PAYMENT DELAYS AND LOSSES         The weighted average lives of, and the yields to maturity on, subordinate certificates will be progressively more sensitive to the rate and timing of borrower defaults and the severity of ensuing losses on the loans. If the actual rate and severity of losses on the loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the loans are consistent with an investor's
                                            expectations. In general, the earlier a loss occurs, the
                                            greater the effect on an investor's yield to maturity. If so specified in the related prospectus supplement, realized losses on the loans, to the extent they exceed the amount of any
                                            overcollateralization following distributions of principal on the related distribution date, will reduce the aggregate
                                            principal balance of the subordinate certificates in inverse order of severity. Once a realized loss is allocated to
                                            security, no principal or interest will be distributable with respect to such written down amount, except to such extent and in such priority as may be specified in the related prospectus supplement in the event of any subsequent recoveries received on liquidated loans after they are liquidated.

                                            In addition, to the extent subordinate certificates are issued in the multiple classes, as described in the related prospectus supplement, the yield of such classes may be particularly
                                            sensitive to changes in the rates of prepayments of the loans.
                                            Distributions of principal will be made to the holders of such certificates according to the priorities described in the
                                            related prospectus supplement and the yield to maturity on such classes of certificates will be sensitive to the rates of
                                            prepayment on the loans experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the loans (and the timing of those losses), to the extent such losses are not covered by excess interest, overcollateralization, more
                                            subordinate certificates or other credit enhancement.
                                            Furthermore, as described in the related prospectus supplement, the timing of receipt of principal and interest by such
                                            certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

MORTGAGE LOAN ACCELERATION CLAUSES
  MAY NOT BE ENFORCEABLE                    Mortgages may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the mortgage loan if the borrower sells, transfers or conveys the related mortgaged property or its interest in the

                                       12

                                            mortgaged property. Mortgages may also include a
                                            debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default of the
                                            borrower. Such clauses are generally enforceable subject to certain exceptions. The courts of all states will enforce
                                            clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration
                                            unconscionable.

THERE ARE RESTRICTIONS ON INVESTORS
  SUBJECT TO ERISA                          Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations which govern such plans,
                                            prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the certificates of any series. In particular, investors that are insurance
                                            companies should consult with their counsel with respect to the
                                            United States Supreme Court case, John Hancock Mutual Life
                                            Insurance Co. v. Harris Trust & Savings Bank.

IF YOUR CERTIFICATES ARE INTEREST ONLY
  CERTIFICATES, THE RETURN ON YOUR
  INVESTMENT WILL BE ESPECIALLY
  SENSITIVE TO PREPAYMENTS ON THE
  LOANS                                     An investment in interest only certificates is especially
                                            sensitive to prepayments on the loans held by the related trust because payments on interest only certificates depend entirely on the interest payments received on the loans. When borrowers prepay their loans, no further interest payments are made on such loans, and therefore no further amounts from such loans are available to make payments on the interest only certificates.
                                            If borrowers prepay their loans at a particularly high rate, investors in interest only certificates may not recover their initial investments.

PREPAYMENTS ON THE LOANS COULD LEAD
  TO SHORTFALLS IN THE DISTRIBUTION OF
  INTEREST ON YOUR CERTIFICATES             When a voluntary principal prepayment is made by the borrower on a loan (excluding any payments made upon liquidation of any loan), the borrower is generally charged interest only up to the date of the prepayment, instead of for a full month. However, principal prepayments will only be passed through to the holders of the certificates on the distribution date that follows the prepayment period in which the prepayment was received by the applicable servicer. If and to the extent described in the related prospectus supplement, the applicable servicer will be obligated, without any right of reimbursement, for the amount of shortfalls in interest collections that are attributable to the difference between the interest paid by a borrower in connection with those principal prepayments and thirty (or such other number as may be specified in the related prospectus supplement)
                                            days' interest on the prepaid loans, but only to the extent those shortfalls do not exceed all or the specified percentage set forth in the prospectus supplement of the servicing fees for that distribution date payable to that servicer.

                                            For trusts to which this obligation of the servicer is
                                            applicable, if the servicer fails to make such payments or the resulting shortfall exceeds the applicable portion of the
                                            servicing fees payable to that servicer for

                                       13

                                            the month, there will be fewer funds available for the
                                            distribution of interest on the certificates. In addition, no such payments from any servicer will be available to cover prepayment interest shortfalls resulting from involuntary
                                            prepayments such as liquidation of a defaulted loan. Such
                                            shortfalls of interest, if they result in the inability of the trust to pay the full amount of the current interest on the certificates, will result in a reduction the yield on your certificates.

IF THE TRUST INCLUDES A PRE-FUNDING
  ACCOUNT AND IF THE FUNDS ON DEPOSIT
  IN THE PRE-FUNDING ACCOUNT ARE NOT
  USED TO PURCHASE ADDITIONAL LOANS,
  THOSE FUNDS WILL BE DISTRIBUTED AS A
  PAYMENT OF PRINCIPAL, WHICH MAY
  ADVERSELY AFFECT THE YIELD ON THE
  AFFECTED CERTIFICATES                     If, as described in the related prospectus supplement, the trust includes a pre-funding account and if all of the money
                                            originally deposited in the pre-funding account has not been used by the end of the pre-funding period as described in the related prospectus supplement, the remaining amount will be applied as a payment of principal on the following distribution date to the holders of the certificates in the manner described in the prospectus supplement. If the amount of cash is
                                            substantial, the affected certificates will receive a
                                            significant unexpected early payment of principal. These
                                            payments could adversely affect your yield, particularly if you purchased the affected certificates at a premium.

                                            Any purchase of additional loans by the trust using funds on deposit in the pre-funding account will be subject to the
                                            following conditions, among others:

                                            o     each additional loan must satisfy specified statistical
                                                  criteria and representations and warranties; and

                                            o     additional loans will not be selected in a manner that is
                                                  believed to be adverse to the interests of the holders of
                                                  the certificates.

                                            The ability of the related seller to acquire subsequent loans meeting the requirements for inclusion in the loan pool may be affected as a result of a variety of social and economic
                                            factors. Economic factors include interest rates, unemployment levels, the rate of inflation and consumer perception of
                                            economic conditions generally. However, we cannot assure you as to whether or to what extent economic or social factors will affect the seller's ability to acquire additional loans and therefore the ability of the trust to fully utilize the amount deposited into the pre-funding account.

YOUR INVESTMENT WILL BE SUBJECT TO
  COUNTERPARTY RISK IF PAYMENTS ON
  YOUR CERTIFICATES ARE DEPENDANT TO
  ANY DEGREE ON PAYMENT ON CASH
  FLOW AGREEMENTS                           The assets of the trust may, if specified in the related
                                            prospectus supplement, include agreements, such as interest rate swaps, caps, floors or other similar agreements which will require the provider of such instrument to make payments to the trust under the circumstances described in the prospectus
                                            supplement. If payments on one or more classes of the
                                            certificates of the related series depend in part on payments to be received under such a cash flow agreement, the ability

                                       14

                                            of the trust to make payments on the applicable classes will be subject to the credit risk of the provider of the cash flow agreement. The related prospectus supplement will describe any mechanism, such as the payment of "breakage fees," which may exist to facilitate replacement of a cash flow agreement upon the default or credit impairment of the provider of the
                                            agreement. However, there can be no assurance that any such mechanism will be successful in enabling the related trust to obtain a replacement cash flow agreement in the event the credit of its provider becomes impaired, and the yield on the affected classes of certificates could be adversely affected as a result.

THE INTEREST RATES OF THE CERTIFICATES
  WITH ADJUSTABLE INTEREST RATES MAY
  BE LIMITED BY THE EFFECT OF INTEREST
  RATES ON THE LOANS AND OTHER
  FACTORS                                   The certificates may accrue interest at interest rates based on an index plus a specified margin as specified in the related prospectus supplement, but are subject to certain limitations.
                                            Those limitations on the interest rates for such certificates may, in part, be based on the weighted average of the interest rates on the loans net of certain fees and expenses of the trust.

                                            A variety of factors, in addition to those described in the next
                                            Risk Factor, could limit the interest rates and adversely affect the yield to maturity on such certificates. Some of these
                                            factors are described below:

                                            o     The interest rates on fixed-rate loans will not adjust,
                                                  and the interest rates on adjustable-rate loans may be
                                                  based on a variety of indexes, as specified in the related prospectus supplement. Adjustable-rate loans generally
                                                  have periodic, minimum and maximum limitations on
                                                  adjustments to their interest rates, and, as discussed in
                                                  the next Risk Factor, most adjustable-rate loans will not
                                                  have the first adjustment to their interest rates for some period of time after the origination of those loans. As a
                                                  result of the limit on the interest rates for the
                                                  certificates bearing an adjustable interest rate, these
                                                  certificates may accrue less interest than they would
                                                  accrue if their interest rates were based solely on the
                                                  applicable index plus the specified margins.

                                            o     The index for the loans may change at different times and
                                                  in different amounts than the index for the certificates.
                                                  As a result, it is possible that interest rates on certain of the adjustable-rate loans may decline while the
                                                  interest rates on such certificates are stable or rising.
                                                  It is also possible that the interest rates on certain of
                                                  the adjustable-rate loans and the interest rates for such
                                                  certificates may decline or increase during the same
                                                  period, but that the interest rates on such certificates
                                                  may decline more slowly or increase more rapidly.

                                            o     If prepayments, defaults and liquidations occur more
                                                  rapidly on the loans with relatively higher interest rates than on the loans with relatively lower interest rates,
                                                  the interest rates on the certificates with adjustable
                                                  interest rates that are subject to cap based on weighted
                                                  average net-mortgage rates are more likely to be limited.

                                       15

                                            o     To the extent specified in the related prospectus
                                                  supplement, if the interest rates on certificates with
                                                  adjustable interest rates are limited for any distribution date due to a cap based on the weighted average net
                                                  interest rates of the loans or any particular groups, the
                                                  resulting interest shortfalls may be recovered by the
                                                  holders of these certificates on the same distribution
                                                  date or on future distribution dates on a subordinated
                                                  basis to the extent that on that distribution date or
                                                  future distribution dates there are available funds
                                                  remaining after certain other distributions on the
                                                  certificates and the payment of certain fees and expenses
                                                  of the trust. These shortfalls suffered by such
                                                  certificates may, to the extent specified in the related
                                                  prospectus supplement, also be covered by amounts payable
                                                  under an interest rate cap or other similar agreement
                                                  relating to such certificates. However, we cannot assure
                                                  you that these funds, if available, will be sufficient to
                                                  fully cover these shortfalls.

IF THE CREDIT ENHANCEMENT FOR YOUR
  CERTIFICATES IS PROVIDED IN WHOLE OR
  IN PART BY OVERCOLLATERALIZATION, THE
  INTEREST GENERATED BY THE LOANS MAY
  BE INSUFFICIENT TO MAINTAIN THE
  REQUIRED LEVEL OF
  OVERCOLLATERALIZATION                     For certificates credit enhanced by overcollateralization, the weighted average of the net interest rates on the loans is expected to be higher than the weighted average of the interest rates on the certificates. In such cases, the loans are
                                            expected to generate more interest than is needed to pay
                                            interest owed on the certificates and to pay certain fees and expenses of the trust. Any remaining interest generated by the loans will then be used to absorb losses that occur on the loans. After these financial obligations of the trust are
                                            covered, the available excess interest generated by the loans will be used to maintain overcollateralization at the required level determined as provided in the related agreement. We
                                            cannot assure you, however, that enough excess interest will be generated to absorb losses or to maintain the required level of overcollateralization. The factors described below, as well as the factors described in the previous Risk Factor, will affect the amount of excess interest that the loans will generate:

                                            o     Every time a loan is prepaid in full, excess interest may
                                                  be reduced because the loan will no longer be outstanding
                                                  and generating interest or, in the case of a partial
                                                  prepayment, the loan will be generating less interest.

                                            o     Every time a loan is liquidated or written off, excess
                                                  interest may be reduced because those loans will no longer be outstanding and generating interest.

                                            o     If the rates of delinquencies, defaults or losses on the
                                                  loans turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for
                                                  any shortfalls in cash available to make required
                                                  distributions on the certificates.

                                            o     To the extent the mortgage pool includes adjustable-rate
                                                  loans, such loans may have interest rates that adjust
                                                  based on an index that is different from the index used to determine the interest rates on the certificates that bear adjustable rates of interest, and any fixed-rate loans
                                                  have interest rates that do not adjust. In addition,

                                       16

                                                  the first adjustment of the interest rates for any
                                                  adjustable rate loans may not occur for a significant
                                                  period after the date of origination. As a result, the
                                                  interest rates on any adjustable rate certificates may
                                                  increase relative to the weighted average of the interest
                                                  rates on the loans, or the interest rate on any adjustable rate certificates may remain constant as the weighted
                                                  average of the interest rates on the loans declines. In
                                                  either case, this would require that more of the interest
                                                  generated by the loans be applied to cover interest on the certificates.

                                            o     If prepayments, defaults and liquidations occur more
                                                  rapidly on the loans with relatively higher interest rates that on the loans with relatively lower interest rates,
                                                  the amount of excess interest generated by the loans will
                                                  be less than would otherwise be the case.

                                            o     Investors in certificates, and particularly subordinate
                                                  certificates, should consider the risk that the
                                                  overcollateralization may not be sufficient to protect
                                                  your certificates from losses.

THE VALUE OF YOUR CERTIFICATES MAY BE
  ADVERSELY AFFECTED BY LOSSES ON THE
  LOANS EVEN IF LOSSES ARE NOT
  ALLOCATED TO YOUR CERTIFICATES            If the rate of default and the amount of losses on the loans is higher than you expect, then your yield may be lower than you expect. Liquidations of defaulted loans, whether or not
                                            realized losses are incurred upon the liquidations, are likely to result in an earlier return of principal to senior
                                            certificates and are likely to influence the yield on such certificates in a manner similar to the manner in which
                                            principal prepayments on the loans would influence the yield on such certificates. You may be particularly affected if credit enhancement is provided in the form of overcollateralization as described in the applicable prospectus supplement. Such
                                            overcollateralization provisions are intended to result in an accelerated rate of principal distributions to holders of the certificates then entitled to principal distributions at any time that the overcollateralization provided by the loan pool falls below the required level. An earlier return of principal to the holders of the certificates as a result of the
                                            overcollateralization provisions will influence the yield on the certificates in a manner similar to the manner in which
                                            principal prepayments on the loans will influence the yield on the certificates.

                                            The value of your certificates may be reduced if the rate of default or the amount of losses is higher than expected. If the performance of loans is substantially worse than assumed by the rating agencies, the ratings of any class of the certificates may be lowered or withdrawn in the future. This may reduce the value of those certificates. No one will be required to
                                            supplement any credit enhancement or to take any other action to maintain any rating of the certificates.

NEWLY ORIGINATED LOANS MAY BE MORE
  LIKELY TO DEFAULT, WHICH MAY CAUSE
  LOSSES ON THE CERTIFICATES                Defaults on loans tend to occur at higher rates during the early years of the loans. The loans described in the related
                                            prospectus supplement may primarily have been originated within the 12 months prior to their sale to the trust. In any such case, the trust may experience higher rates of default than if the loans had been outstanding for a longer period of time.

                                       17

DECLINING PROPERTY VALUES AND DELAYS
  AND EXPENSES INHERENT IN
  FORECLOSURE PROCEDURES COULD DELAY
  DISTRIBUTIONS TO YOU OR RESULT IN
  LOSSES                                    Delays Due to Liquidation Procedures. Substantial delays may occur before defaulted loans are liquidated and the proceeds forwarded to investors. Property foreclosure actions are
                                            regulated by state statutes and rules and, like many lawsuits, are characterized by significant delays and expenses if defenses or counterclaims are made. As a result, foreclosure actions can sometimes take several years to complete and property proceeds may not cover the defaulted loan amount. Expenses incurred in the course of liquidating defaulted loans will be applied to reduce the foreclosure proceeds available to investors. Also, some states prohibit a mortgage lender from obtaining a judgment against the borrower for amounts not covered by property
                                            proceeds if the property is sold outside of a judicial
                                            proceeding. As a result, you may experience delays in receipt of moneys or reductions in payable to you.

                                            There is no assurance that the value of the trust assets for any series of certificates at any time will equal or exceed the principal amount of the outstanding certificates of the series.
                                            If trust assets have to be sold because of an event of default or otherwise, providers of services to the trust (including the trustee, the master servicer and the credit enhancer, if any)
                                            generally will be entitled to receive the proceeds of the sale to the extent of their unpaid fees and other amounts due them before any proceeds are paid to certificateholders. As a
                                            result, you may not receive the full amount of interest and principal due on your certificate.

                                            Decline in Property Values May Increase Loan Losses. Your
                                            investment may be adversely affected by declines in property values. If the outstanding balance of a loan or contract and any secondary financing on the underlying property is greater than the value of the property, there is an increased risk of delinquency, foreclosure and loss. A decline in property values could extinguish the value of a junior mortgagee's interest in a property and, thus, reduce proceeds payable to the
                                            certificateholders.

                                            We refer you to "Material Legal Aspects of the
                                            Loans--Anti-Deficiency Legislation and other Limitations on
                                            Lenders" for additional information.

THE TRUST MAY CONTAIN LOANS SECURED
  BY JUNIOR LIENS; THESE LOANS ARE
  MORE LIKELY THAN LOANS SECURED BY
  SENIOR LIENS TO EXPERIENCE LOSSES         The trust may contain loans that are in a junior lien position.
                                            Mortgages or deeds of trust securing junior loans will be
                                            satisfied after the claims of the senior mortgage holders and the foreclosure costs are satisfied. In addition, a junior mortgage lender may only foreclose in a manner that is
                                            consistent with the rights of the senior mortgage lender. As a result, the junior mortgage lender generally must either pay the related senior mortgage lender in full at or before the
                                            foreclosure sale or agree to make the regular payments on the senior mortgage. Since the trust will not have any source of funds to satisfy any senior mortgage or to continue making payments on that mortgage, the trust's ability as a practical matter to foreclose on any junior mortgage will be limited. In addition, since foreclosure proceeds first retire any senior liens, the foreclosure proceeds may not be sufficient to pay all amounts owed to you.

                                       18

THE LOANS WILL BE UNDERWRITTEN USING
  VARYING STANDARDS, AND LESS
  STRINGENT UNDERWRITING STANDARDS
  AND THE RESULTANT POTENTIAL FOR
  DELINQUENCIES ON THE LOANS COULD
  LEAD TO LOSSES ON YOUR CERTIFICATES       The trust may contain loans that were made, in part, to
                                            borrowers who, for one reason or another, are not able, or do not wish, to obtain financing from traditional sources. These loans may be considered to be of a riskier nature than loans made by traditional sources of financing, so that the holders of the certificates may be deemed to be at greater risk than if the loans were made to other types of borrowers. In this event, the underwriting standards used in the origination of the loans held by the trust will generally be less stringent than those of
                                            Fannie Mae or Freddie Mac with respect to a borrower's credit history and in certain other respects. Borrowers on the loans may have an impaired or unsubstantiated credit history. As a result of this less stringent approach to underwriting, the loans purchased by the trust for your series of certificates may experience higher rates of delinquencies, defaults and
                                            foreclosures than loans underwritten in a manner which is more similar to the Fannie Mae and Freddie Mac guidelines.

SOME TYPES OF LOANS MAY BE MORE
  PRONE TO DEFAULTS AND THE TRUST MAY
  CONTAIN LARGE CONCENTRATIONS OF
  THESE LOANS                               Because your certificates represent an interest in the loans held by the related trust, your investment may be affected by a decline in real estate values and changes in individual
                                            borrowers' financial conditions. You should be aware that the value of the mortgaged properties may decline. If the
                                            outstanding balance of a loan and any secondary financing on the underlying property is greater than the value of the property, there is an increased risk of delinquency, foreclosure and losses. If the residential real estate market experiences an overall decline in property values, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the lending industry. To the extent your
                                            certificates are not covered by credit enhancements, you will bear all of the risks resulting from defaults by borrowers.

                                            In addition, certain types of loans which have higher than average rates of default may be included in the trust that issues your certificates. The following types of loans may be included:

                                            o     loans that are subject to "negative amortization." The
                                                  principal balances of such loans may be increased to
                                                  amounts greater than the value of the underlying property.
                                                  This increases the likelihood of default;

                                            o     loans that for a specified period after origination
                                                  require the borrower to only make interest payments.
                                                  During the interest-only period there will be no scheduled reduction in the principal balance of these loans and at
                                                  the end of the period the scheduled monthly payment on
                                                  these loans will increase. This increases the likelihood
                                                  of default and the potential severity of loss associated
                                                  with the default;

                                            o     loans that do not fully amortize over their terms to
                                                  maturity, which are sometimes referred to as balloon
                                                  loans. Such loans require a large payment at their stated
                                                  maturity. These loans

                                       19

                                                  involve a greater degree of risk because the ability of a
                                                  borrower to make this final payment typically depends on
                                                  the ability to refinance the loan or sell the related
                                                  mortgaged property;

                                            o     loans that provide for escalating or variable interest
                                                  payments by the borrower. The borrower may have qualified
                                                  for such loans based on an income level sufficient to make the initial payments only. As the payments increase, the
                                                  likelihood of default will increase; and

                                            o     loans that are concentrated in certain regions, states or
                                                  zip code areas of the United States. Such geographic units may experience weak economic conditions and housing
                                                  markets. This may cause higher rates of loss and
                                                  delinquency.

                                            We refer you to "The Trust Fund - The Loans" for additional information. The related prospectus supplement will disclose the extent to which any of these or other types of special risk loans are present in the pool applicable to your certificates.

INCREASED USE OF NEW MORTGAGE LOAN
  PRODUCTS BY BORROWERS MAY RESULT
  IN DECLINE IN REAL ESTATE
  VALUES GENERALLY                          In recent years, borrowers have increasingly financed their homes with new mortgage loan products, which in many cases have allowed them to purchase homes that they might otherwise have been unable to afford. Many of these new products feature low monthly payments during the initial years of the loan that can increase (in some cases, significantly) over the loan term.
                                            There is little historical data with respect to these new
                                            mortgage loan products. Consequently, as borrowers face
                                            potentially higher monthly payments for the remaining terms of their loans, it is possible that, combined with other economic conditions such as increasing interest rates and deterioration of home values, borrower delinquencies and defaults could exceed anticipated levels. In that event, the certificates, and your investment in the certificates, may not perform as you
                                            anticipate.

GEOGRAPHIC CONCENTRATION OF THE
   LOANS MAY INCREASE THE RISK
   OF LOSS                                  The loans underlying a series of certificates may be
                                            concentrated in certain regions, states or zip codes. This concentration may present risks of losses on the related
                                            certificates that are greater than those generally present for similar asset-backed securities without such concentration.
                                            Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets than the nation generally and this weakness may result in losses on the related loans being higher than those in the nation generally. In addition, particular areas may be directly or indirectly affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions, riots, industrial accidents or terrorism. Loans in areas
                                            adversely affected by these factors will experience higher rates of loss and delinquency than loans generally. The related
                                            prospectus supplement will contain information regarding the geographic concentration of the loans.

                                       20

THE LOANS MAY BE SUBJECT TO NEGATIVE
  AMORTIZATION, WHICH MAY AFFECT
  YOUR YIELD AND RESULT IN INCREASED
  DELINQUENCIES AND LOSSES                  The trust may include mortgage loans that are negative
                                            amortization loans. Generally, the interest rates on negative amortization loans adjust monthly but their monthly payments and amortization schedules adjust based on a different schedule
                                            (e.g., annually). In addition, in many cases, the amount by which a monthly payment may be adjusted on an adjustment date may be limited and may not be sufficient to amortize fully the unpaid principal balance of a mortgage loan over its remaining term to maturity. In addition, the initial interest rates on negative amortization loans may be lower than the sum of the indices applicable at origination and the related margins.
                                            During a period of rising interest rates, as well as prior to the applicable adjustment to the monthly payment, the amount of interest accruing on the principal balance of these mortgage loans may exceed the amount of the minimum monthly payment. As a result, a portion of the accrued interest on negatively
                                            amortizing loans may become deferred interest, which will be added to their principal balances and will also bear interest at the applicable interest rates. The amount of any deferred
                                            interest accrued on a mortgage loan during a due period will reduce the amount of interest available to be distributed on the related certificates on the related distribution date.

                                            If the interest rates on negative amortization loans decrease prior to an adjustment in the monthly payment, a larger portion of the monthly payment will be applied to the unpaid principal balance of the mortgage loan, which may cause the related
                                            classes of certificates to amortize more quickly. Conversely, if the interest rates on negative amortization loans increase prior to an adjustment in the monthly payment, a smaller portion of the monthly payment will be applied to the unpaid principal balance of the mortgage loan, which may cause the related
                                            classes of certificates to amortize more slowly.

                                            In addition, as the principal balance of a negative amortization loan will increase by the amount of deferred interest allocated to such loan, the increasing principal balance of a negative amortization loan may approach or exceed the value of the
                                            related mortgaged property, thus increasing the likelihood of defaults as well as the amount of any loss experienced with respect to any such negative amortization that is required to be liquidated. Furthermore, each negative amortization loan will generally provide for the payment of any remaining unamortized principal balance (due to the addition of deferred interest, if any, to the principal balance of the loan) in a single payment at the maturity of such loan. Because the related mortgagors may be required to make a larger single payment upon maturity, it is possible that the default risk associated with negative
                                            amortization loans is greater than associated with fully
                                            amortizing mortgage loans.

SOME OF THE LOANS MAY HAVE AN INITIAL
  INTEREST-ONLY PERIOD, WHICH MAY
  RESULT IN INCREASED DELINQUENCIES
  AND LOSSES                                To the extent specified in the related prospectus supplement, certain loans may be interest-only until for a period of months or years after the date of origination. During this period, the payment made by the related borrower will be less than it would be if the principal of the loan was required to amortize. In addition, the loan principal balance will not be reduced because there will be no scheduled monthly payments of

                                       21

                                            principal during this period. As a result, no principal
                                            payments will be made on the certificates with respect to these loans during their interest-only period unless there is a
                                            principal prepayment.

                                            After the initial interest-only period, the scheduled monthly payment on these loans will increase, which may result in
                                            increased delinquencies by the related borrowers. In addition, losses may be greater on these loans as a result of there being no principal amortization during the early years of these
                                            loans. Although the amount of principal included in each
                                            scheduled monthly payment for a traditional loan is relatively small during the first few years after the origination of a loan, in the aggregate, the amount can be significant. Any resulting delinquencies and losses, to the extent not covered by available credit enhancement, will be allocated to the
                                            certificates in reverse order of seniority.

                                            Loans with an initial interest-only period are relatively new in the mortgage marketplace. The performance of these loans may be significantly different from loans that amortize from
                                            origination. In particular, the failure by the related borrower to build equity in the property may affect the delinquency, loss and prepayment experience with respect to these loans.

THE COLLATERAL SECURING COOPERATIVE
  LOANS MAY BE MORE LIKELY TO
  DIMINISH IN VALUE                         Certain of the mortgage loans may be cooperative loans. A
                                            cooperative (1) owns all the real property that comprises the project, including the land and the apartment building comprised of separate dwelling units and common areas or (2) leases the land generally by a long term ground lease and owns the
                                            apartment building. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the property and/or underlying land, as is generally the case, the cooperative, as project mortgagor, is also
                                            responsible for meeting these mortgage obligations. Ordinarily, the cooperative incurs a blanket mortgage in connection with the construction or purchase of the cooperative's apartment
                                            building. The interest of the occupants under proprietary
                                            leases or occupancy agreements to which the cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate
                                            proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a
                                            significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans.

                                       22

IF CONSUMER PROTECTION LAWS ARE
  VIOLATED IN THE ORIGINATION OR
  SERVICING OF THE LOANS, LOSSES ON
  YOUR INVESTMENT COULD RESULT              There has been an increased focus by state and federal banking regulatory agencies, state attorneys general offices, the
                                            Federal Trade Commission, the U.S. Department of Justice, the
                                            U.S. Department of Housing and Urban Development and state and local governmental authorities on certain lending practices by some companies in the subprime industry, sometimes referred to as "predatory lending" practices. Sanctions have been imposed by state, local and federal governmental agencies for practices including, but not limited to, charging borrowers excessive fees, imposing higher interest rates than the borrower's credit risk warrants and failing to adequately disclose the material terms of loans to the borrowers.

                                            Applicable state and local laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of the originators. In addition, other state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the
                                            origination, servicing and collection of the loans.

                                            The loans are also subject to federal laws, including:

                                            o     the Federal Truth in Lending Act and Regulation Z
                                                  promulgated under that Act, which require certain
                                                  disclosures to the borrowers regarding the terms of the
                                                  loans;

                                            o     the Equal Credit Opportunity Act and Regulation B
                                                  promulgated under that Act, which prohibit discrimination
                                                  on the basis of age, race, color, sex, religion, marital
                                                  status, national origin, receipt of public assistance or
                                                  the exercise of any right under the Consumer Credit
                                                  Protection Act, in the extension of credit; and

                                            o     the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit
                                                  experience.

                                            Violations of certain provisions of these federal, state and local laws may limit the ability of the servicers to collect all or part of the principal of, or interest on, the loans and in addition could subject the trust to damages and administrative enforcement (including disgorgement of prior interest and fees paid). In particular, an originator's failure to comply with certain requirements of these federal, state or local laws could subject the trust (and other assignees of the loans) to monetary penalties, and result in the obligors' rescinding the loans against either the trust or subsequent holders of the loans.

                                            The loan seller, and other responsible parties making
                                            representations with respect to the mortgage loans, will
                                            represent that each mortgage loan sold by it is in compliance with applicable federal, state and local laws and regulations.
                                            In addition, such party will represent that none of the mortgage loans sold by it are covered by the Home Ownership and Equity
                                            Protection Act of 1994 or are classified as a "high cost home,"
                                            "threshold," "covered," "high risk home," "predatory," or similar loan under any other applicable federal, state or local law. In the event of a breach of any such representations, such party will be obligated to cure

                                       23

                                            such breach or repurchase or replace the affected mortgage loan, in the manner and to the extent described in the related
                                            prospectus supplement.

HIGH LOAN-TO-VALUE RATIOS INCREASE
  RISK OF LOSS                              Loans with higher loan-to-value ratios may present a greater risk of loss than loans with loan-to-value ratios of 80.00% or below. The related prospectus supplement will identify the extent to which loans in the trust have high loan-to-value ratios. Additionally, the determination of the value of a
                                            mortgaged property used in the calculation of the loan-to-value ratios or combined loan-to-value ratios of the loans may differ from the appraised value of such mortgaged properties or the actual value of such mortgaged properties.

HIGH BALANCE MORTGAGE LOANS MAY
  POSE SPECIAL RISKS                        The prospectus supplement for a series of certificates will specify the stated principal balances of the mortgage loans in that trust fund as of the cut-off date. Certain of these
                                            mortgage loans may have principal balances greater than
                                            $500,000. You should consider the risk that the loss and
                                            delinquency experience on these high balance mortgage loans may have a disproportionate effect on the related loan group and the pool of mortgage loans as a whole.

LOSSES COULD RESULT IF VIOLATIONS OF
  ENVIRONMENTAL LAWS OCCURRED
  AFFECTING THE MORTGAGED PROPERTIES        Under the laws of some states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, a lien to assure cleanup has
                                            priority over the lien of an existing mortgage. In addition, the trust issuing your certificates, because it is a mortgage holder, may be held responsible for the costs associated with the clean up of hazardous substances released at a property.
                                            Those costs could result in a loss to the certificateholders.

                                            We refer you to "Material Legal Aspects of the
                                            Loans--Environmental Risks" for additional information.

DELAY IN RECEIPT OF LIQUIDATION
  PROCEEDS; LIQUIDATION PROCEEDS MAY
  BE LESS THAN THE LOAN BALANCE             Substantial delays could be encountered in connection with the liquidation of delinquent loans. Further, reimbursement of advances made on a loan, liquidation expenses such as legal fees, real estate taxes, hazard insurance and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable on the certificates. If a mortgaged property fails to provide adequate security for the loan, you will incur a loss on your investment if the credit enhancements are
                                            insufficient to cover the loss.

THE BANKRUPTCY OF THE DEPOSITOR OR A
  SELLER MAY DELAY OR REDUCE
  COLLECTIONS ON LOANS                      Neither the United States Bankruptcy Code nor similar applicable state insolvency laws prohibit the depositor or any seller, including the sponsor of each securitization, from filing a voluntary application for bankruptcy relief under applicable law. However, the transactions contemplated by the related prospectus will be structured so that

                                            o     the voluntary or involuntary application for bankruptcy
                                                  relief by the depositor is unlikely,

                                       24

                                            o     in the event of a bankruptcy filing by the depositor, the
                                                  loans backing your series of certificates should be
                                                  treated by the bankruptcy court as property of the related trust and not as part of the bankrupt estate of the
                                                  depositor, and

                                            o     a bankruptcy filing by a seller which is an affiliate of
                                                  the depositor from whom the depositor acquires the loans
                                                  should not result in consolidation of the assets and
                                                  liabilities of the depositor with those of such seller.

                                            These steps include the creation of the depositor as a separate, limited purpose subsidiary, the certificate of incorporation of which contains limitations on the nature of the depositor's business, restrictions on the ability of the depositor to
                                            commence voluntary or involuntary cases or proceedings under insolvency laws without the prior unanimous affirmative vote of all its directors and the structuring of each transfer of loans from the depositor to the related trust as a sale rather than a pledge. However, there can be no assurance that the activities of the depositor would not result in a court concluding that the assets and liabilities of the depositor should be consolidated with those of such a seller, or that the transfer of loans to the trust would in fact be treated by a court as a sale.

                                            The trust assets will be acquired by the depositor from the sponsor, that in turn will acquire the trust assets, either directly or through affiliates, from originators. Each seller
                                            (which may include the sponsor) will transfer its related loans to the depositor and the depositor will transfer the loans to the related trust. If a seller were to become a debtor in a bankruptcy case, a creditor or trustee, or the debtor itself, may take the position that the transfer of the loans by the seller should be characterized as a pledge of the related loans to secure a borrowing of such debtor, with the result that the depositor or the trust is deemed to be a creditor of such
                                            seller, secured by a pledge of the applicable loans.

                                            An attempt to recharacterize the loan transfers related to your series of certificates, if successful, could result in delays in payments of collections on the loans or reductions in the amount of such payments which could result in losses on the
                                            certificates, or in a trustee in bankruptcy electing to
                                            accelerate payment by liquidating the loans. Even if such an attempt were unsuccessful, delays in payments on the loans and resulting delays or losses on the certificates could result.

THE LOAN SELLER OR OTHER RESPONSIBLE
  PARTIES MAY NOT BE ABLE TO
  REPURCHASE DEFECTIVE LOANS                Each loan seller or another responsible party identified in the prospectus supplement will make various representations and warranties related to the loans. If any such loan seller or responsible party fails to cure a material breach of its
                                            representations and warranties with respect to any loan in a timely manner, then it would be required to repurchase or, if so specified in the related prospectus supplement, substitute for the defective loan. It is possible that any such loan seller or responsible party may not be capable of repurchasing or
                                            substituting any defective loans, for financial or other
                                            reasons. The inability of any such party to repurchase or
                                            substitute for defective loans would likely cause the loans to experience higher rates of delinquencies, defaults and losses.
                                            As a result, shortfalls in the distributions due on the
                                            certificates could occur.

                                       25

EXTERNAL EVENTS MAY INCREASE THE RISK
  OF LOSS ON THE LOANS                      In response to previously executed and threatened terrorist attacks in the United States and foreign countries, the United
                                            States has initiated military operations and has placed a
                                            substantial number of armed forces reservists and members of the
                                            National Guard on active duty status. It is possible that the number of reservists and members of the National Guard placed on active duty status in the near future may increase. To the extent that a member of the military, or a member of the armed forces reserves or National Guard who is called to active duty is a borrower of a loan in the trust, the interest rate
                                            limitation of the Servicemembers Civil Relief Act, and any comparable state law, will apply. Generally, substantially all of the loans in the trust for a series of certificates are expected to have interest rates which exceed such limitation, if applicable. This may result in interest shortfalls on the
                                            loans, which may result in shortfalls of interest on your
                                            certificates.

FAILURE OF SERVICERS AND/OR MASTER
  SERVICER TO PERFORM MAY ADVERSELY
  AFFECT DISTRIBUTIONS ON CERTIFICATES      The amount and timing of distributions on the certificates in a series generally will be dependent on the related servicers performing their respective servicing obligations and on the master servicer performing its master servicing obligations in an adequate and timely manner. See "Servicing of the Mortgage
                                            Loans--Servicing and Collection Procedures" in this free writing prospectus. If a servicer or the master servicer fails to
                                            perform its respective servicing or master servicing
                                            obligations, this failure may result in the termination of that servicer or master servicer. That termination, with its
                                            corresponding transfer of daily collection activities, will likely increase the rates of delinquencies, defaults and losses on the related mortgage loans. As a result, shortfalls in the distributions due on your certificates could occur.

THE SERVICING FEE MAY BE INSUFFICIENT
  TO ENGAGE REPLACEMENT SERVICERS
  OR MASTER SERVICER                        The prospectus supplement will specify the servicing fee and master servicing fee payable by the related trust. In the event it becomes necessary to replace a servicer or master servicer, no assurance can be made that the servicing fee or master
                                            servicing fee, as applicable, will be sufficient to attract replacement servicers or a replacement master servicer to accept an appointment for the related trust. In addition, to the
                                            extent the loans of any series have amortized significantly at the time that a replacement servicer or a replacement master servicer is sought, the aggregate fee that would be payable to any such replacement may not be sufficient to attract a
                                            replacement to accept an appointment for the trust.

DRUG, RICO AND MONEY LAUNDERING
  VIOLATIONS COULD LEAD TO PROPERTY
  FORFEITURES                               Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt
                                            Organizations Act, the Bank Secrecy Act, the anti-money
                                            laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

                                       26

                                            In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or
                                            improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, did not know or was reasonably without cause to believe that the
                                            property was subject to forfeiture. However, there is no
                                            assurance that such a defense would be successful.

RIGHTS OF BENEFICIAL OWNERS MAY BE
  LIMITED BY BOOK-ENTRY SYSTEM              If you are a purchaser of a book-entry certificate, your
                                            ownership of that certificate will be registered electronically with DTC. The lack of physical certificates could:

                                            o       result in payment delays on your certificates because
                                            the securities administrator will be sending distributions on the certificates to DTC instead of directly to you;

                                            o       make it difficult for you to pledge your certificates
                                            if physical certificates are required by the party demanding the pledge; and

                                            o       hinder your ability to resell your certificates because
                                            some investors may be unwilling to buy certificates that are not in physical form. See "Description of the
                                            Certificates--Book-Entry Certificates" in this free writing prospectus.

RISKS RELATED TO THE CLASS A-R
  CERTIFICATES                              If you purchase the Class A-R Certificates of a series, as holder you must include the taxable income or loss of each REMIC created by the related trust in determining its federal taxable income. It is not anticipated that the residual
                                            certificateholders will receive distributions from the trust. As such, prospective investors are cautioned that the residual certificateholders' REMIC taxable income and the tax liability associated therewith may be substantial during certain periods, in which event the holders of those certificates must have sufficient sources of funds to pay such tax liability.
                                            Furthermore, it is anticipated that all or a substantial portion of the taxable income of the REMICs includible by the holders of the residual certificates will be treated as "excess inclusion"
                                            income. As such, the holder will (i) be unable to use net
                                            operating losses to offset such income, (ii) treat such income as "unrelated business taxable income" (if applicable), and
                                            (iii) if such holder is a foreign person, be subject to 30%
                                            withholding tax to certain non-U.S. investors, with no exemption or treaty reduction.

                                            Under the provisions of the Internal Revenue Code relating to
                                            REMICs, it is likely that the residual certificates will be considered to be a "non-economic residual interest."  As such, a transfer of those certificates would be disregarded if it had a significant purpose to impede the assessment or collection of tax. Accordingly, the transferee affidavit used for transfers of the residual certificates will require each transferee to affirm that it (i) historically has paid its debts as they have come due and intends to do so in the future, (ii) understands that it may incur tax liabilities with respect to the residual
                                            certificate in excess of cash flows generated by it, (iii)
                                            intends to pay taxes associated with holding such residual certificates as such taxes become due, (iv) will not cause the income from the residual certificates to be attributable to a foreign permanent establishment or fixed base, within the
                                            meaning of an

                                       27

                                            applicable income tax treaty, of the transferee or any other person and (v) will not transfer the residual certificates to any person or entity that does not provide a similar affidavit.
                                            Each transferor must certify in writing to the securities
                                            administrator that, as of the date of transfer, it had no
                                            knowledge or reason to know that the affirmations made by the transferee pursuant to the preceding sentence were false. Under the regulations, any transfer of the Class A-R Certificate will be disregarded for federal tax purposes if a significant purpose of the transfer was to enable the seller to impede the
                                            assessment or collection of tax. A significant purpose to impede the assessment or collection of tax exists if the seller, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of each REMIC created by the trust fund. Notwithstanding the above, a transfer will be respected if
                                            (a) the transferor has performed reasonable investigations of the transferee and has no knowledge or no reason to know that a transferee intended to impede the assessment or collection of taxes, (b) the transfer is not made to a foreign permanent establishment or fixed base of a U.S. taxpayer (an "Offshore
                                            Location"), (c) the transferee represents that it will not cause income from the Class A-R Certificate to be attributable to an
                                            Offshore Location and (d) one of the two tests set forth in
                                            Treasury regulations issued on July 19, 2002 is satisfied. See
                                            "Material Federal Income Tax Consequences--The Class A-R
                                            Certificates" and "ERISA Matters" in this free writing
                                            prospectus and "Federal Income Tax Consequences--REMICs-Taxation
                                            of Owners of REMIC Residual Certificates," and "Federal Income
                                            Tax Consequences--Tax-Related Restrictions on Transfers of REMIC
                                            Residual Certificates" in the prospectus.

                                            An individual, trust or estate that holds a Class A-R
                                            Certificate (whether the residual certificate is held directly or indirectly through certain pass-through entities) also would have additional gross income with respect to, but may be subject to limitations or disallowance of deductions for servicing fees on the mortgage loans and other administrative expenses properly allocable to such residual certificate in computing such
                                            holder's regular tax liability, and may not be able to deduct such fees or expenses at all in computing such holder's
                                            alternative minimum tax liability. As a result, the Class A-R
                                            Certificates generally are not suitable investments for
                                            individuals or for partnerships, estates or S corporations with individuals as partners, beneficiaries or shareholders. The pooling and servicing agreement will require that any such gross income and such fees and expenses will be allocable to holders of the Class A-R Certificates in proportion to their respective ownership interests. See "Federal Income Tax
                                            Consequences--REMICS-Taxation of Owners of REMIC Residual
                                            Certificates" in the prospectus. Furthermore, the federal
                                            income tax consequences of any consideration paid to a
                                            transferee on a transfer of a Class A-R Certificate are unclear.
                                            Any transferee of a Class A-R Certificate receiving such
                                            consideration should consult its tax advisors.

                                            Due to the special tax treatment of residual interests, the effective after-tax return of the Class A-R Certificates may be significantly lower than would be the case if the Class A-R
                                            Certificates were taxed as debt instruments and could be
                                            negative.

                                       28

                         DESCRIPTION OF THE TRUST FUNDS

      Capitalized terms are defined in the "Glossary of Terms" beginning on page
126.

ASSETS

      The primary assets of each trust fund will include:

          o   single family mortgage loans, including mortgage participations;

          o   pass-through certificates or other mortgage-backed securities evidencing interests in or secured by one or more mortgage loans or mortgage participations;

          o   direct obligations of the United States or other governmental agencies which are not subject to redemption prior to maturity at the option of the issuer and are:

              o   interest-bearing securities;

              o   non-interest-bearing securities;

              o   originally interest-bearing securities from which coupons
                  representing the right to payment of interest have been
                  removed;

              o   interest-bearing securities from which the right to payment of principal has been removed; or

          o   a combination of mortgage loans, mortgage-backed securities and government securities.

      The mortgage loans and mortgage-backed securities will not be guaranteed or insured by Morgan Stanley Capital I Inc. or any of its affiliates or, unless otherwise provided in the prospectus supplement, by any governmental agency or instrumentality or by any other person. Each asset will be selected by Morgan
Stanley Capital I Inc. for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder thereof, which may be an affiliate of Morgan Stanley Capital I Inc. and, with respect to mortgage loans and mortgage-backed securities, which prior holder may or may not be the originator of the mortgage loans or the issuer of the mortgage-backed securities. The trust fund assets will be acquired by the depositor, either directly or through affiliates, from the sponsor. The sellers may be affiliates of the sponsor, may be an affiliate of the depositor and may have acquired the mortgage loans from other sellers. If so specified in the related prospectus supplement, the sponsor or other sellers may be originators of some or all of the loans.

      The certificates will be entitled to payment from the assets of the related trust fund. If so specified in the related prospectus supplement, the certificates will also be entitled to payments in respect of the assets of another trust fund or trust funds established by Morgan Stanley Capital I Inc.
If specified in the related prospectus supplement, the assets of a trust fund will consist of certificates representing beneficial ownership interests in another trust fund that contains the assets.

MORTGAGE LOANS

      General

      To the extent specified in the related prospectus supplement, the mortgage loans will be secured by:

          o   liens on mortgaged properties consisting of one- to four-family residential properties or security interests in shares issued by private cooperative housing corporations; or

                                       29

          o   liens on mortgaged properties located in any one of the fifty states, the District of Columbia or the Commonwealth of Puerto
              Rico, or, if so specified in the related prospectus supplement, mortgaged properties may be located elsewhere.

To the extent specified in the related prospectus supplement, the mortgage loans will be secured by first liens or junior liens, or both, mortgages or deeds of trust or other similar security instruments creating a first or junior lien on mortgaged property. The mortgaged properties may include apartments owned by cooperatives. The mortgaged properties may include leasehold interests in properties, the title to which is held by third party lessors. To the extent specified in the related prospectus supplement, the term of any such leasehold shall exceed the term of the related mortgage note by at least five years. Each mortgage loan will have been originated by a person other than Morgan Stanley
Capital I Inc. The related prospectus supplement will indicate if any originator is an affiliate of Morgan Stanley Capital I Inc. The mortgage loans will be evidenced by promissory notes secured by mortgages or deeds of trust creating a lien on the mortgaged properties.

      Mortgage Loan Information in Prospectus Supplements

      Each prospectus supplement will contain information, as of the date of that prospectus supplement and to the extent then applicable and specifically known to Morgan Stanley Capital I Inc., with respect to the mortgage loans, including:

          o   the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans as of the applicable cut-off date;

          o   the type of property securing the mortgage loans;

          o   the weighted average, by principal balance, of the original and remaining terms to maturity of the mortgage loans;

          o   the earliest and latest origination date and maturity date of the mortgage loans;

          o   the weighted average, by principal balance, of the loan-to-value ratios at origination of the mortgage loans;

          o   the mortgage rates or range of mortgage rates and the weighted average mortgage rate borne by the mortgage loans;

          o   the states or, if applicable, countries in which most of the mortgaged properties are located;

          o   information with respect to the prepayment provisions, if any, of the mortgage loans;

          o   any interest retained by a seller;

          o   with respect to mortgage loans with adjustable mortgage rates, the index, the frequency of the adjustment dates, the highest, lowest and weighted average note margin and pass-through margin, and the maximum mortgage rate or monthly payment variation at the time of any adjustment thereof and over the life of the loan and the frequency of monthly payment adjustments; and

          o   information regarding the payment characteristics of the mortgage loans, including without limitation balloon payment and other amortization provisions.

      If specific information respecting the mortgage loans is not known to
Morgan Stanley Capital I Inc. at the time certificates are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of the related certificates at or before the initial issuance thereof and will be filed as part of a Current Report on
Form 8-K with the Securities and Exchange Commission within fifteen days after the initial issuance.

                                       30

      Payment Provisions of the Mortgage Loans

      Unless otherwise specified in the related prospectus supplement, all of the mortgage loans will:

          o   have individual principal balances at origination of not less than
              $25,000;

          o   have original terms to maturity of not more than 40 years; and

          o   provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at another interval as is specified in the related prospectus supplement.

      Each mortgage loan may provide for no accrual of interest or for accrual of interest at a Mortgage Rate. Each mortgage loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of specified events.
Each mortgage loan may also provide for negative amortization or accelerated amortization, in each case as described in the related prospectus supplement.
Each mortgage loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related prospectus supplement. Each mortgage loan may contain prohibitions on prepayment or require payment of a premium or a yield maintenance penalty in connection with a prepayment, in each case as described in the related prospectus supplement.

      In the event that holders of any class or classes of offered certificates will be entitled to all or a portion of any prepayment premiums collected in respect of mortgage loans, the related prospectus supplement will specify the method or methods by which these amounts will be allocated.

MORTGAGE-BACKED SECURITIES

      Any mortgage-backed security will have been issued pursuant to a pooling and servicing agreement, a trust agreement, an indenture or similar agreement. A seller or servicer or both of the underlying mortgage loans or underlying mortgage-backed securities will have entered into an agreement with a trustee or a custodian or with the original purchaser of the interest in the underlying mortgage loans or mortgage-backed securities evidenced by the mortgage-backed securities.

      Distributions of any principal or interest, as applicable, will be made on mortgage-backed securities on the dates specified in the related prospectus supplement. The mortgage-backed securities may be issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. Any principal or interest distributions will be made on the mortgage-backed securities by the related trustee or servicer. The issuer of the mortgage-backed securities or a servicer or other person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the mortgage-backed securities after a certain date or under other circumstances specified in the related prospectus supplement. In any securitization where private mortgage-backed securities are included in a trust fund, the offering of the private mortgage-backed securities will be registered if required in accordance with Rule 190(b) under the Securities Act of 1933.

      Enhancement in the form of reserve funds, subordination or other forms of credit support similar to that described for the certificates under "Description of Credit Support" may be provided with respect to the mortgage-backed securities. The type, characteristics and amount of the credit support, if any, will be a function of certain characteristics of the mortgage loans or underlying mortgage-backed securities evidenced by or securing the mortgage-backed securities and other factors. The type, characteristics and amount of the credit support generally will have been established for the mortgage-backed securities on the basis of requirements of any rating agency that may have assigned a rating to the mortgage-backed securities or the initial purchasers of the mortgage-backed securities.

      The prospectus supplement for a series of certificates evidencing interests in mortgage assets that include mortgage-backed securities will specify, to the extent available:

          o   the aggregate approximate initial and outstanding principal amount or notional amount, as applicable, and type of the mortgage-backed securities to be included in the trust fund;

                                       31

          o   the original and remaining term to stated maturity of the
              mortgage-backed securities, if applicable;

          o   whether the mortgage-backed securities are entitled only to interest payments, only to principal payments or to both;

          o   the pass-through or bond rate of the mortgage-backed securities or formula for determining the rates, if any;

          o   the applicable payment provisions for the mortgage-backed
              securities, including, but not limited to, any priorities, payment schedules and subordination features;

          o   the issuing entity, any master servicer, any servicer affiliated with the applicable sponsor, any servicer that services at least
              10% of the mortgage loans underlying the related certificates, any other material servicer that is responsible for performing an aspect of the servicing on which the certificates would be materially dependent and trustee, as applicable;

          o   certain characteristics of the credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the related underlying mortgage loans, the underlying mortgage-backed securities or directly to such mortgage-backed securities;

          o   the terms on which the related underlying mortgage loans or underlying mortgage-backed securities for such mortgage-backed securities or the mortgage-backed securities may, or are required to, be purchased prior to their maturity;

          o   the terms on which mortgage loans or underlying mortgage-backed securities may be substituted for those originally underlying the mortgage-backed securities;

          o   the applicable servicing fees;

          o   the type of information in respect of the underlying mortgage loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements" above, and the type of information in respect of the underlying mortgage-backed securities described in this paragraph;

          o   the characteristics of any cash flow agreements that are included as part of the trust fund evidenced or secured by the
              mortgage-backed securities; and

          o   whether the mortgage-backed securities are in certificated form, book-entry form or held through a depository such as The
              Depository Trust Company or the Participants Trust Company.

GOVERNMENT SECURITIES

      The prospectus supplement for a series of certificates evidencing interests in assets of a trust fund that include government securities will specify, to the extent available:

          o   the aggregate approximate initial and outstanding principal amounts or notional amounts, as applicable, and types of the government securities to be included in the trust fund;

          o   the original and remaining terms to stated maturity of the government securities;

          o   whether the government securities are entitled only to interest payments, only to principal payments or to both;

          o   the interest rates of the government securities or the formula to determine the rates, if any;

                                       32

          o   the applicable payment provisions for the government securities;
              and

          o   to what extent, if any, the obligation evidenced thereby is backed by the full faith and credit of the United States.

      Government securities will consist of securities guaranteed by the
Government National Mortgage Association, Federal National Mortgage Association
or Federal Home Loan Mortgage Corporation.

ACCOUNTS

      Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in such prospectus supplement deposit all payments and collections received or advanced with respect to the assets and other assets in the trust fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held in the account may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related prospectus supplement. See "Description of the
Agreements--Certificate Account and Other Collection Accounts."

CREDIT SUPPORT

      If so provided in the related prospectus supplement, partial or full protection against defaults and losses on the assets in the related trust fund may be provided to one or more classes of certificates in the related series:

          o   in the form of subordination of one or more other classes of certificates in the series; or

          o   by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee reserve fund or a combination thereof.

      The amount and types of coverage, the identification of the entity providing the coverage, if applicable, and related information with respect to each type of credit support, if any, will be described in the prospectus supplement for a series of certificates. See "Risk Factors--Credit Enhancement is Limited in Amount and Coverage" and "Description of Credit Support."

CASH FLOW AGREEMENTS AND DERIVATIVES

      If so provided in the related prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The trust fund may also include other agreements, such as:

          o   interest rate exchange agreements,

          o   interest rate cap, floor or collar agreements,

          o   currency swap agreements and currency exchange agreements,

          o   interest rate swap agreements,

          o   other interest rate or currency agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the assets or on one or more classes of certificates. The
              principal terms of any guaranteed investment contract or other agreement, including, without limitation, provisions relating to the timing, manner and amount of payments and provisions relating to termination, will be described in the prospectus supplement for the related series, or

          o   a combination of the foregoing.

                                       33

              In addition, the related prospectus supplement will provide information with respect to the obligor under any cash flow agreement.

                                       34

                                 USE OF PROCEEDS

      The net proceeds to be received from the sale of the certificates will be applied by Morgan Stanley Capital I Inc. to the purchase of assets and to pay for certain expenses incurred in connection with the purchase of assets and sale of certificates. Morgan Stanley Capital I Inc. expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of assets acquired by Morgan
Stanley Capital I Inc., prevailing interest rates, availability of funds and general market conditions.

                              YIELD CONSIDERATIONS

GENERAL

      The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate, the receipt and timing of receipt of distributions on the certificate and the weighted average life of the assets in the related trust fund, which may be affected by prepayments, defaults, liquidations or repurchases. See "Risk Factors."

PASS-THROUGH RATE

      Certificates of any class within a series may have fixed, variable or adjustable pass-through rates, which may or may not be based upon the interest rates borne by the assets in the related trust fund. The prospectus supplement with respect to any series of certificates will specify:

          o   the pass-through rate for each class of certificates or, in the case of a variable or adjustable pass-through rate, the method of determining the pass-through rate;

          o   the effect, if any, of the prepayment of any mortgage loan or mortgage-backed security on the pass-through rate of one or more classes of certificates; and

          o   whether the distributions of interest on the certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a cash flow agreement.

      The effective yield to maturity to each holder of certificates entitled to payments of interest will be below that otherwise produced by the applicable pass-through rate and purchase price of the certificate because, while interest may accrue on each asset during a certain period, the distribution of interest will be made on a day which may be several days, weeks or months following the period of accrual.

TIMING OF PAYMENT OF INTEREST

      Each payment of interest on the certificates or addition to the certificate balance of a class of accrual certificates on a distribution date will include interest accrued during the interest accrual period for such distribution date. As indicated in this prospectus under "--Pass-Through Rate"
above, if the interest accrual period ends on a date other than a distribution date for the related series, the yield realized by the holders of the certificates may be lower than the yield that would result if the interest accrual period ended on that distribution date. In addition, if so specified in the related prospectus supplement, interest accrued for an interest accrual period for one or more classes of certificates may be calculated on the assumption that:

          o   distributions of principal,

          o   additions to the certificate balance of accrual certificates, and

          o   allocations of losses on the assets.

                                       35

may be made on the first day of the interest accrual period for a distribution date and not on that distribution date. This method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during an interest accrual period. The interest accrual period for any class of offered certificates will be described in the related prospectus supplement.

PAYMENTS OF PRINCIPAL; PREPAYMENTS

      The yield to maturity on the certificates will be affected by the rate of principal payments on the assets, including principal prepayments on mortgage loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations. The rate at which principal prepayments occur on the mortgage loans will be affected by a variety of factors, including, without limitation, the terms of the mortgage loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the mortgage rates on the mortgage loans comprising or underlying the assets in a particular trust fund, the mortgage loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by the mortgage loans. In this regard, it should be noted that assets may consist of mortgage loans with different mortgage rates and the stated pass-through or pay-through interest rate of mortgage-backed securities may be a number of percentage points higher or lower than certain of the underlying mortgage loans. The rate of principal payments on some or all of the classes of certificates of a series:

          o   will correspond to the rate of principal payments on the assets in the related trust fund;

          o   is likely to be affected by the existence of lock-out periods and prepayment premium provisions of the mortgage loans underlying or comprising the assets; and

          o   is likely to be affected to the extent the servicer of any mortgage loan is able to enforce the lockout period and prepayment premium provisions.

Mortgage loans with a lock-out period or a prepayment premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical mortgage loans without these provisions, with shorter lock-out periods or with lower prepayment premiums.

      If the purchaser of a certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the prospectus supplement for a series of certificates, the effect on yield on one or more classes of the certificates of the series of prepayments of the assets in the related trust fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to these classes.

      When a full prepayment is made on a mortgage loan, the borrower is charged interest on the principal amount of the mortgage loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment. To the extent specified in the related prospectus supplement, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of certificates entitled to payments of interest because interest on the principal amount of any mortgage loan so prepaid will be paid only to the date of prepayment rather than for a full month. To the extent specified in the related prospectus supplement, a partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related mortgage loan as of the due date in the month in which the partial prepayment is received. As a result, to the extent set forth in the related prospectus supplement, the effect of a partial prepayment on a mortgage loan will be to reduce the amount of interest passed through to holders of certificates in the month following the receipt of the partial prepayment by an amount equal to one month's interest at the applicable pass-through rate on the prepaid amount.

      The timing of changes in the rate of principal payments on the mortgage loans and mortgage-backed securities may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the mortgage loans

                                       36

and mortgage-backed securities and distributed on a certificate, the greater the effect on the investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease or increase in the rate of principal payments.

PREPAYMENTS, MATURITY AND WEIGHTED AVERAGE LIFE

      The rates at which principal payments are received on the assets included in or comprising a trust fund and the rate at which payments are made from any credit support or cash flow agreement for the related series of certificates may affect the ultimate maturity and the weighted average life of each class of a series. Prepayments on the mortgage loans comprising or underlying the mortgage loans and mortgage-backed securities in a particular trust fund will generally accelerate the rate at which principal is paid on some or all of the classes of the certificates of the related series.

      If so provided in the prospectus supplement for a series of certificates, one or more classes of certificates may have a final scheduled distribution date, which is the date on or prior to which the certificate balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to that series set forth in the related prospectus supplement.

      Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of the security will be repaid to the investor. The weighted average life of a class of certificates of a series will be influenced by the rate at which principal on the mortgage loans comprising or underlying the mortgage loans and mortgage-backed securities is paid to that class. The principal may be in the form of scheduled amortization or prepayments which include prepayments, in whole or in part, and liquidations due to default.

      In addition, the weighted average life of the certificates may be affected by the varying maturities of the mortgage loans comprising or underlying the mortgage-backed securities. If any mortgage loans comprising or underlying the assets in a particular trust fund have actual terms to maturity of less than those assumed in calculating final scheduled distribution dates for the classes of certificates of the related series, one or more classes of certificates may be fully paid prior to their respective final scheduled distribution dates, even in the absence of prepayments. Accordingly, the prepayment experience of the assets will, to some extent, be a function of the mix of mortgage rates and maturities of the mortgage loans comprising or underlying the assets. See
"Description of the Trust Funds."

      Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate prepayment model--also known as CPR--or the Standard Prepayment Assumption prepayment model--also known as SPA, each as described below. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of the loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A Prepayment Assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

      Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the mortgage loans underlying or comprising the mortgage loans and mortgage-backed securities.

      In general, if interest rates fall below the mortgage rates on fixed-rate mortgage loans, the rate of prepayment would be expected to increase.

      The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of the series and the percentage of the initial certificate balance of each class that would be outstanding on specified distribution dates. The information in these tables will be based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the mortgage loans comprising or underlying the related assets are made at rates corresponding to various percentages of CPR, SPA or at other rates specified in the prospectus supplement. These tables and

                                       37

assumptions are intended to illustrate the sensitivity of weighted average life of the certificates to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the certificates. It is unlikely that prepayment of any mortgage loans comprising or underlying the mortgage loans and mortgage-backed securities for any series will conform to any particular level of CPR, SPA or any other rate specified in the related prospectus supplement.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

      Type of Mortgage Asset

      If so specified in the related prospectus supplement, a number of mortgage loans may have balloon payments due at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a risk that mortgage loans having balloon payments may default at maturity. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the servicer may, to the extent and under the circumstances set forth in the related prospectus supplement, be permitted to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan will tend to extend the weighted average life of the certificates, thereby lengthening the period of time elapsed from the date of issuance of a certificate until it is retired.

      With respect to certain mortgage loans, including adjustable rate loans, the mortgage rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the applicable underwriting standards, the borrower under each mortgage loan generally will be qualified on the basis of the mortgage rate in effect at origination. The repayment of any mortgage loan may thus be dependent on the ability of the borrower to make larger level monthly payments following the adjustment of the mortgage rate.

      In addition, certain mortgage loans may be subject to temporary buydown plans pursuant to which the monthly payments made by the borrower during the early years of the mortgage loan will be less than the scheduled monthly payments thereon. The periodic increase in the amount paid by the borrower of a buydown mortgage loan during or at the end of the applicable buydown period may create a greater financial burden for the borrower, who might not have otherwise qualified for a mortgage, and may accordingly increase the risk of default with respect to the related mortgage loan.

      The mortgage rates on adjustable rate loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial mortgage rates are generally lower than the sum of the applicable index at origination and the related margin over the index at which interest accrues), the amount of interest accruing on the principal balance of the mortgage loans may exceed the amount of the minimum scheduled monthly payment thereon. As a result, a portion of the accrued interest on negatively amortizing mortgage loans may be added to the principal balance thereof and will bear interest at the applicable mortgage rate. The addition of any Deferred Interest to the principal balance of any related class or classes of certificates will lengthen the weighted average life thereof and may adversely affect yield to holders thereof, depending upon the price at which those certificates were purchased.

      In addition, with respect to an adjustable rate loan subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on that mortgage loan would exceed the amount of scheduled principal and accrued interest on the principal balance of that mortgage loan. Since the excess will be applied to reduce the principal balance of the related class or classes of certificates, the weighted average life of those certificates will be reduced and may adversely affect yield to holders thereof, depending upon the price at which those certificates were purchased.

      Defaults

      The rate of defaults on the mortgage loans will also affect the rate and timing of principal payments on the assets and thus the yield on the certificates. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. The rate of default on mortgage loans which are refinance or limited documentation mortgage loans, and on mortgage loans with high loan-to-value ratios, may be higher than for other types of mortgage

                                       38

loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

      Foreclosures

      The number of foreclosures and the principal amount of the mortgage loans comprising or underlying the mortgage loans and mortgage-backed securities that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average life of the mortgage loans comprising or underlying the mortgage loans and mortgage-backed securities and that of the related series of certificates.

      Refinancing

      At the request of a borrower, the servicer or a subservicer may allow the refinancing of a mortgage loan in any trust fund by accepting prepayments on that loan and permitting a new loan secured by a mortgage on the same property.
In the event of a refinancing, the new loan would not be included in the related trust fund and, therefore, the refinancing would have the same effect as a prepayment in full of the related mortgage loan. The master servicer or a subservicer may, from time to time, implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. In addition, subservicers may encourage the refinancing of mortgage loans, including defaulted mortgage loans, that would permit creditworthy borrowers to assume the outstanding indebtedness of those mortgage loans.

      Due-on-Sale Clauses

      Acceleration of mortgage payments as a result of transfers of underlying mortgaged property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant prospectus supplement. A number of the mortgage loans comprising or underlying the assets may include "due-on-sale" clauses that allow the holder of the mortgage loans to demand payment in full of the remaining principal balance of the mortgage loans upon sale, transfer or conveyance of the related mortgaged property. With respect to any mortgage loans, unless otherwise provided in the related prospectus supplement, the servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying mortgaged property and it is entitled to do so under applicable law. However, the servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. See "Legal Aspects of
Mortgage Loans--Due-on-Sale Clauses" and "Description of the
Agreements--Due-on-Sale Provisions."

                                  THE DEPOSITOR

      Morgan Stanley Capital I Inc., the depositor, is a direct wholly-owned subsidiary of Morgan Stanley and was incorporated in the State of Delaware on
January 28, 1985. The principal executive offices of Morgan Stanley Capital I
Inc. are located at 1585 Broadway, New York, New York 10036. Its telephone number is (212) 761-4000.

      Morgan Stanley Capital I Inc. does not have, nor is it expected in the future to have, any significant assets.

      The depositor has been engaged since its incorporation in the securitization of loans and other asset types included within the description of the trust fund assets in this prospectus. The depositor is engaged in the business of acting as depositor of trusts that issue series of certificates that represent interests in, the assets of the trust. The depositor acquires assets specifically for inclusion in a securitization from the sellers in privately negotiated transactions.

      The certificate of incorporation of the depositor limits its activities to those necessary or convenient to carry out its securitization activities. The depositor will have limited obligations with respect to a series of certificates. The

                                       39

depositor will obtain representations and warranties from the sponsor or other sellers or originators regarding the loans or other trust fund assets. The depositor will also assign to the trustee for the related series the depositor's rights with respect to those representations and warranties. In addition, after the issuance of a series of certificates, the depositor may have limited obligations with respect to that series which may include making filings necessary to maintain the perfected status of a trustee's securities interest or lien on the related assets, appointing a successor master servicer, securities administrator or other transaction participant that resigns or is otherwise removed and preparation of reports filed under the Exchange Act.

      Neither the depositor nor any of the depositor's affiliates will insure or guarantee distributions on the certificates of any series.

                                   THE SPONSOR

      The prospectus supplement for each series of certificates will identify the sponsor for the related series.

                             STATIC POOL INFORMATION

      The prospectus supplement for each series of certificates will identify where you can obtain static pool information concerning the Sponsor's prior residential mortgage loan securitizations of prime and alt-a mortgage loans secured by first- [or second-] lien mortgages or deeds of trust in residential real properties.

                                 ISSUING ENTITY

      The issuing entity for each series of certificates will be a trust formed for the purpose of issuing that series of certificates. The trust will be a common law trust and will be more fully described in the related prospectus supplement.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

      The certificates of each series, including any class of certificates not offered by this prospectus, will represent the entire beneficial ownership interest in the trust fund created pursuant to the related Agreement. Each series of certificates will consist of one or more classes of certificates that may:

          o   provide for the accrual of interest thereon based on fixed, variable or adjustable rates;

          o   be senior or subordinate to one or more other classes of
              certificates in respect of distributions on the certificates;

          o   be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;

          o   be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;

          o   provide for distributions of accrued interest thereon commencing only following the occurrence of events, such as the retirement of one or more other classes of certificates of the series;

          o   provide for payments of principal sequentially, based on specified payment schedules, from only a portion of the assets in the trust fund or based on specified calculations, to the extent of
              available funds, in each case as described in the related
              prospectus supplement;

                                       40

          o   provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a stripped principal certificate component and a stripped interest certificate
              component; or

          o   do all or any combination of the above.

      If so specified in the related prospectus supplement, distributions on one or more classes of a series of certificates may be limited to collections from a designated portion of the mortgage loans in the related mortgage pool. Any of the foregoing may be included in the certificates being offered to you.

      Each class of offered certificates of a series will be issued in minimum denominations corresponding to the certificate balances or, in case of stripped interest certificates, notional amounts or percentage interests specified in the related prospectus supplement. The transfer of any offered certificates may be registered and these certificates may be exchanged without the payment of any service charge payable in connection with the registration of transfer or exchange. However, Morgan Stanley Capital I Inc. or the trustee or any agent thereof may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of certificates of a series may be issued in definitive form or in book-entry form, as provided in the related prospectus supplement. See "Risk Factors--Book-Entry Certificates May Experience
Decreased Liquidity and Payment Delay" and "Description of the
Certificates--Book-Entry Registration and Definitive Certificates." Definitive
certificates will be exchangeable for other certificates of the same class and series of a like aggregate certificate balance, notional amount or percentage interest but of different authorized denominations. See "Risk Factors--Lack of a
Secondary Market May Make it Difficult for You to Resell Your Certificates" and
"--The Trust Fund's Assets May be Insufficient to Pay Your Certificates in
Full."

CATEGORIES OF CLASSES OF CERTIFICATES

      The certificates of any series may be comprised of one or more classes.
Classes of certificates, in general, fall into different categories. The following chart identifies and generally describes the more typical categories.
The prospectus supplement for a series of certificates may identify the classes which comprise that series by reference to the following categories.

CATEGORIES OF CLASSES                                        DEFINITION

Principal Types

Accretion Directed........................  A class that receives principal payments from the accreted interest from specified accrual classes. An accretion directed class also may receive principal payments from principal paid on the underlying
                                            Mortgage Assets or other assets of the trust fund for the related series.

Companion Class ..........................  A class that receives principal payments on any distribution date only if scheduled payments have been made on specified planned principal classes, targeted principal classes or scheduled principal classes.

Component Certificates....................  A class consisting of "components."  The components of a class of component certificates may have different principal and interest payment characteristics but together constitute a single class. Each component of a class of component certificates may be identified as falling into one or more of the categories in this chart.

Non-Accelerated Senior or NAS.............  A class that, for the period of time specified in the related prospectus supplement, generally will not receive (in other words, is locked out of) (1) principal prepayments on the underlying Mortgage
                                            Assets that are allocated disproportionately to the senior certificates because of the shifting interest structure of the certificates in the trust and/or (2) scheduled principal payments on the underlying Mortgage Assets, as

                                       41

                                            specified in the related prospectus supplement. During the lock-out period, the portion of the principal distributions on the underlying
                                            Mortgage Assets that the NAS class is locked out of will be distributed to the other classes of senior certificates.

Notional Amount Certificates..............  A class having no principal balance and bearing interest on the related notional amount. The notional amount is used for purposes of the determination of interest distributions.

Planned Principal Class or PACs...........  A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming two constant prepayment rates for the underlying Mortgage Assets. These two rates are the endpoints for the "structuring range" for the planned principal class. The planned principal classes in any series of certificates may be subdivided into different categories (e.g., primary planned principal classes, secondary planned principal classes and so forth) having different effective structuring ranges and different principal payment priorities. The structuring range for the secondary planned principal class of a series of certificates will be narrower than that for the primary planned principal class of the series.

Scheduled Principal Class.................  A class that is designed to receive principal payments using a predetermined principal balance schedule but is not designated as a planned principal class or targeted principal class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying Mortgage Assets. These two rates are the endpoints for the "structuring range" for the scheduled principal class.

Sequential Pay............................  Classes that receive principal payments in a prescribed sequence, that do not have predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first distribution date on which they receive principal until they are retired. A single class that receives principal payments before or after all other classes in the same series of certificates may be identified as a sequential pay class.

Strip.....................................  A class that receives a constant proportion, or "strip," of the principal payments on the underlying Mortgage Assets or other assets of the trust fund.

Super Senior..............................  A class that will not bear its proportionate share of realized losses
                                            (other than excess losses) as its share is directed to another class, referred to as the "support class" until the class certificate balance of the support class is reduced to zero.

Support Class.............................  A class that absorbs the realized losses other than excess losses that would otherwise be allocated to a Super Senior class after the related classes of subordinated certificates are no longer outstanding.

Targeted Principal Class or TACs..........  A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming a single constant prepayment rate for the underlying Mortgage Assets.

Interest Types

Fixed Rate................................  A class with an interest rate that is fixed throughout the life of the class.

                                       42

Floating Rate.............................  A class with an interest rate that resets periodically based upon a designated index and that varies directly with changes in the index.

Inverse Floating Rate.....................  A class with an interest rate that resets periodically based upon a designated index and that varies inversely with changes in the index.

Variable Rate.............................  A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the mortgage rates borne by the underlying mortgage loans).

Interest Only.............................  A class that receives some or all of the interest payments made on the underlying Mortgage Assets or other assets of the trust fund and little or no principal. Interest only classes have either a nominal principal balance or a notional amount. A nominal principal balance represents actual principal that will be paid on the class. It is referred to as nominal since it is extremely small compared to other classes. A notional amount is the amount used as a reference to calculate the amount of interest due on an interest only class that is not entitled to any distributions of principal.

Principal Only............................  A class that does not bear interest and is entitled to receive only distributions of principal.

Partial Accrual...........................  A class that accretes a portion of the amount of accrued interest on it, which amount will be added to the principal balance of the class on each applicable distribution date, with the remainder of the accrued interest to be distributed currently as interest on the class. The accretion may continue until a specified event has occurred or until the partial accrual class is retired.

Accrual...................................  A class that accretes the amount of accrued interest otherwise distributable on the class, which amount will be added as principal to the principal balance of the class on each applicable distribution date. The accretion may continue until some specified event has occurred or until the accrual class is retired.

INDICES APPLICABLE TO FLOATING RATE AND INVERSE FLOATING RATE CLASSES

      The indices applicable to floating rate and inverse floating rate classes will be LIBOR, COFI, the Treasury Index, the Prime Rate, in each case calculated as described in this prospectus or any other index described in the related prospectus supplement.

LIBOR

      On the date specified in the related prospectus supplement for any class of certificates the interest rate of which is determined by reference to an index designated as LIBOR, the calculation agent designated in the prospectus supplement will determine LIBOR for the related interest accrual period. On that determination date, the calculation agent will determine the quotations, as of
11:00 a.m., London time, offered by the principal London office of each of the designated reference banks meeting the criteria set forth below, for making one-month United States dollar deposits in the London Interbank market. The calculation agent will determine those quotations by reference to the Reuters
Screen LIBO Page, as defined in the International Swap Dealers Association, Inc.
Code of Standard Wording, Assumptions and Provisions for Swaps, 1986 Edition, or
to the Telerate Screen Page 3750. In lieu of relying on the quotations for those reference banks that appear at that time on the Reuters Screen LIBO Page or on the Telerate Screen Page 3750, the calculation agent may request each of the reference banks to provide offered quotations at that time.

                                       43

     LIBOR will be established as follows:

          (1)   If on any LIBOR determination date two or more reference banks provide offered quotations, LIBOR for the next interest accrual period shall be the arithmetic mean of the offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/32%).

          (2)   If on any LIBOR determination date only one or none of the reference banks provides offered quotations, LIBOR for the next interest accrual period shall be whichever is the higher of

          o   LIBOR as determined on the previous LIBOR determination date or

          o   the reserve interest rate.

      The reserve rate is the rate per annum which the calculation agent determines to be either (a) the arithmetic mean, rounded upwards if necessary to the nearest whole multiple of 1/32%, of the one-month United States dollar lending rates that New York City banks selected by the calculation agent are quoting, on the relevant LIBOR determination date, to the principal London offices of at least two of the reference banks to which quotations are, in the opinion of the calculation agent, being so made, or (b) in the event that the calculation agent can determine no arithmetic mean, the lowest one-month United
States dollar lending rate which New York City banks selected by the calculation agent are quoting on the LIBOR determination date to leading European banks.

          (3)   If on any LIBOR determination date for a class specified in the related prospectus supplement, the calculation agent is required but is unable to determine the reserve interest rate in the manner provided in paragraph (2)
above, LIBOR for the next interest accrual period shall be LIBOR as determined on the preceding LIBOR determination date, or, in the case of the first LIBOR determination date, LIBOR shall be deemed to be the per annum rate specified as such in the related prospectus supplement.

      Each reference bank shall be a leading bank engaged in transactions in
Eurodollar deposits in the international Eurocurrency market; shall not control, be controlled by, or be under common control with the calculation agent; and
shall have an established place of business in London. If any reference bank should be unwilling or unable to act or if appointment of any reference bank is terminated, another leading bank meeting the criteria specified above will be appointed.

      The establishment of LIBOR on each LIBOR determination date by the calculation agent and its calculation of the rate of interest for the applicable classes for the related interest accrual period shall, in the absence of manifest error, be final and binding.

COFI

      On the date specified in the related prospectus supplement for any class of certificates the interest rate of which is determined by reference to an index designated as COFI, the calculation agent designated in the prospectus supplement will ascertain the Eleventh District Cost of Funds Index for the related interest accrual period. The Eleventh District Cost of Funds Index is designed to represent the monthly weighted average cost of funds for savings institutions in Arizona, California and Nevada that are member institutions of the Eleventh Federal Home Loan Bank District. The Eleventh District Cost of
Funds Index for a particular month reflects the interest costs paid on all types of funds held by Eleventh District member institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the Federal Home Loan Bank of San Francisco, or FHLBSF, to
neutralize the effect of events such as member institutions leaving the Eleventh
District or acquiring institutions outside the Eleventh District. The Eleventh
District Cost of Funds Index is weighted to reflect the relative amount of each type of funds held at the end of the relevant month. The major components of funds of Eleventh District member institutions are:

          o   savings deposits,

                                       44

          o   time deposits,

          o   FHLBSF advances,

          o   repurchase agreements, and

          o   all other borrowings.

      Because the component funds represent a variety of maturities whose costs may react in different ways to changing conditions, the Eleventh District Cost of Funds Index does not necessarily reflect current market rates.

      A number of factors affect the performance of the Eleventh District Cost of Funds Index, which may cause it to move in a manner different from indices tied to specific interest rates, such as United States Treasury bills or LIBOR.
Because the liabilities upon which the Eleventh District Cost of Funds Index is based were issued at various times under various market conditions and with various maturities, the Eleventh District Cost of Funds Index may not
necessarily reflect the prevailing market interest rates on new liabilities with similar maturities. Moreover, as stated above, the Eleventh District Cost of
Funds Index is designed to represent the average cost of funds for Eleventh
District savings institutions for the month prior to the month in which it is due to be published. Additionally, the Eleventh District Cost of Funds Index may
not necessarily move in the same direction as market interest rates at all times, since, as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, the Eleventh District Cost of Funds Index is influenced by the differential between the prior and the new rates on those deposits or borrowings. In addition, movements of the Eleventh District Cost of
Funds Index, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLBSF in the method used to calculate the Eleventh District Cost of Funds Index.

      The FHLBSF publishes the Eleventh District Cost of Funds Index in its monthly Information Bulletin. Any individual may request regular receipt by mail of Information Bulletins by writing the Federal Home Loan Bank of San Francisco,
P.O. Box 7948, 600 California Street, San Francisco, California 94120, or by
calling (415) 616-1000. In addition, the Eleventh District Cost of Funds Index may also be obtained by calling the FHLBSF at (415) 616-2600.

      The FHLBSF has stated in its Information Bulletin that the Eleventh
District Cost of Funds Index for a month "will be announced on or near the last working day" of the following month and also has stated that it "cannot guarantee the announcement" of the index on an exact date. On the tenth day, or any other day of the month specified in the related prospectus supplement, COFI for each class of COFI certificates for the interest accrual period commencing in that month shall be the most recently published Eleventh District Cost of
Funds Index, unless the most recently published index relates to a month prior to the third preceding month. If the most recently published Eleventh District
Cost of Funds Index relates to a month prior to the third preceding month, COFI for the current interest accrual period and for each succeeding interest accrual period will, except as described in the next to last sentence of this paragraph, be based on the National Cost of Funds Index published by the OTS. Information on the National Cost of Funds Index may be obtained by writing the OTS at 1700 G
Street, N.W., Washington, D.C. 20552 or calling (202) 906-6677, and the current
National Cost of Funds Index may be obtained by calling (202) 906-6988. If COFI is based on the National Cost of Funds Index it will be based on the most recently published index, unless the most recently published index, as of the tenth or other designated day of the month in which an interest accrual period commences, relates to a month prior to the fourth preceding month. In that case, the index applicable to each class of COFI certificates, for that interest accrual period and each succeeding interest accrual period will be based on
LIBOR, as determined by the calculation agent in accordance with the agreement relating to the related series of certificates. A change of index from the
Eleventh District Cost of Funds Index to an alternative index will result in a change in the index level, and, particularly if LIBOR is the alternative index, could increase its volatility.

      The establishment of COFI by the calculation agent and its calculation of the rates of interest for the applicable classes for the related interest accrual period shall, in the absence of manifest error, be final and binding.

                                       45

TREASURY INDEX

      On the date specified in the related prospectus supplement for any class of certificates the interest rate of which is determined by reference to an index denominated as a Treasury Index, the calculation agent designated in the prospectus supplement will ascertain the Treasury Index for Treasury securities of the maturity and for the period, or, if applicable, date, specified in the prospectus supplement. As described in the related prospectus supplement, the
Treasury Index for any period means the average of the yield for each business day during the period specified in the related prospectus supplement, and for any date means the yield for that date, expressed as a per annum percentage rate, on

      (1) U.S. Treasury securities adjusted to the "constant maturity" specified in that prospectus supplement or

      (2) if no "constant maturity" is so specified, U.S. Treasury securities trading on the secondary market having the maturity specified in that prospectus supplement, in each case as published by the Federal Reserve Board in its
Statistical Release No. H.15(519). Statistical Release No. H.15(519) is
published on Monday or Tuesday of each week and may be obtained by writing or calling the Publications Department at the Board of Governors of the Federal
Reserve System, 21st and C Streets, Washington, D.C. 20551, (202) 452-3244. If
the calculation agent has not yet received Statistical Release No. H.15(519) for that week, then it will use the Statistical Release from the immediately preceding week.

      Yields on U.S. Treasury securities at "constant maturity" are derived from the U.S. Treasury's daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading
U.S. government securities dealers to the Federal Reserve Bank of New York. This method provides a yield for a given maturity even if no security with that exact maturity is outstanding. In the event that the Treasury Index is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the agreement relating to the particular series of certificates. The calculation agent's determination of the Treasury Index, and its calculation of the rates of interest for the applicable classes for the related interest accrual period, shall, in the absence of manifest error, be final and binding.

PRIME RATE

      On the date specified in the related prospectus supplement for any class of certificates the interest rate of which is determined by reference to an index denominated as the Prime Rate, the calculation agent designated in the prospectus supplement will ascertain the Prime Rate for the related interest accrual period. As described in the related prospectus supplement, the Prime
Rate for an interest accrual period will be the "Prime Rate" as published in the
"Money Rates" section of The Wall Street Journal, or if not so published, the
"Prime Rate" as published in a newspaper of general circulation selected by the calculation agent in its sole discretion, on the related determination date. If a prime rate range is given, then the average of the range will be used. In the event that the Prime Rate is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the agreement relating to the particular series of certificates. The calculation agent's determination of the Prime Rate and its calculation of the rates of interest for the related interest accrual period shall in the absence of manifest error, be final and binding.

DISTRIBUTIONS

      Distributions on the certificates of each series will be made by or on behalf of the trustee on each distribution date as specified in the related prospectus supplement from the Available Distribution Amount for the series and the distribution date. Except as otherwise specified in the related prospectus supplement, distributions other than the final distribution will be made to the persons in whose names the certificates are registered on the Record Date, and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in the class or by random selection, as described in the related prospectus supplement or otherwise established by the related trustee. Payments will be made either:

                                       46

          o   by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate wire transfer facilities, if the certificateholder has so notified the trustee or other person required to make the payments no later than the date specified in the related prospectus supplement and, if so provided in the related prospectus supplement, holds certificates in the requisite amount specified in the related prospectus supplement, or

          o   by check mailed to the address of the person entitled thereto as it appears on the certificate register;

provided, however, that the final distribution in retirement of the certificates whether definitive certificates or book-entry certificates, will be made only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of the final distribution.

AVAILABLE DISTRIBUTION AMOUNT

      All distributions on the certificates of each series on each distribution date will be made from the Available Distribution Amount, in accordance with the terms described in the related prospectus supplement.

      The entire Available Distribution Amount will be distributed among the related certificates, including any certificates not offered hereby, on each distribution date, and accordingly will be released from the trust fund and will not be available for any future distributions.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

      Each class of certificates, other than classes of Stripped Principal
Certificates that have no pass-through rate, may have a different pass-through rate, which will be a fixed, variable or adjustable rate at which interest will accrue on the class or a component thereof. The related prospectus supplement will specify the pass-through rate for each class or component or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate. If so specified in the related prospectus supplement, interest on the certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

      Distributions of interest in respect of the certificates of any class will be made on each distribution date--other than any class of accrual certificates, which will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances specified in the related prospectus supplement, and any class of Stripped Principal Certificates that are not entitled to any distributions of interest--based on the accrued certificate interest for the class and the distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to the class on the distribution date. Prior to the time interest is distributable on any class of accrual certificates, the amount of accrued certificate interest otherwise distributable on the class will be added to the certificate balance thereof on each distribution date. Unless otherwise provided in the prospectus supplement, accrued certificate interest on stripped interest certificates will be equal to interest accrued for a specified period on the outstanding certificate balance of the stripped interest certificates immediately prior to the distribution date, at the applicable pass-through rate, reduced as described below. To the extent specified in the prospectus supplement, accrued certificate interest on stripped interest certificates will be equal to interest accrued for a specified period on the outstanding notional amount of the stripped interest certificates immediately prior to each distribution date, at the applicable pass-through rate, reduced as described below in the next paragraph.

      The method of determining the notional amount for any class of stripped interest certificates will be described in the related prospectus supplement.
Reference to notional amount is solely for convenience in certain calculations and does not represent the right to receive any distributions of principal.
Unless otherwise provided in the related prospectus supplement, the accrued certificate interest on a series of certificates will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in the accrual period on the mortgage loans comprising or underlying the mortgage loans and mortgage-backed securities in the trust fund for the series. The particular manner in which these shortfalls are to be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of accrued certificate interest that is otherwise distributable on, or, in the case of accrual certificates, that may otherwise

                                       47

be added to the certificate balance of, a class of offered certificates may be reduced as a result of any other contingencies, including:

          o   delinquencies,

          o   losses, and

          o   Deferred Interest

on or in respect of the mortgage loans comprising or underlying the mortgage loans and mortgage-backed securities in the related trust fund. To the extent specified in the related prospectus supplement, any reduction in the amount of accrued certificate interest otherwise distributable on a class of certificates by reason of the allocation to the class of a portion of any Deferred Interest on the mortgage loans comprising or underlying the mortgage loans and mortgage-backed securities in the related trust fund will result in a corresponding increase in the certificate balance of the class. See "Risk
Factors--The Rate of Prepayment on Mortgage Assets May Adversely Affect Average
Lives and Yields on Certificates" and "Yield Considerations."

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

      The certificates of each series, other than certain classes of stripped interest certificates, will have a certificate balance. The certificate balance will equal the maximum principal amount that the holder will be entitled to receive out of future cash flow on the assets in the trust fund. The outstanding certificate balance of a certificate will be reduced to the extent of distributions of principal and, if and to the extent so provided in the related prospectus supplement, by the amount of losses incurred in respect of the related assets. The outstanding certificate balance may be increased in respect of Deferred Interest on the related mortgage loans to the extent provided in the related prospectus supplement. The outstanding certificate balance may be increased, in the case of accrual certificates prior to the distribution date on which distributions of interest are required to commence, by any related accrued certificate interest. Unless otherwise provided in the related prospectus supplement, the initial aggregate certificate balance of all classes of certificates of a series will not be greater than the outstanding aggregate principal balance of the related assets as of the applicable cut-off date. The initial aggregate certificate balance of a series and each class thereof will be specified in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, distributions of principal will be made on each distribution date to the class or classes of certificates entitled to the distributions of principal in accordance with the provisions described in the prospectus supplement until the certificate balance of that class has been reduced to zero. Stripped Interest Certificates with no certificate balance are not entitled to any distributions of principal.

COMPONENTS

      To the extent specified in the related prospectus supplement, distribution on a class of certificates may be based on a combination of two or more different components as described under "--General" above. The descriptions set forth under "--Distributions of Interest on the Certificates" and
"--Distributions of Principal of the Certificates" above also relate to components of a class of certificates. In this case, references to certificate balance and pass-through rate refer to the principal balance, if any, of any component and the pass-through rate, if any, on any component, respectively.

DISTRIBUTIONS ON THE CERTIFICATES OF PREPAYMENT PREMIUMS

      If so provided in the related prospectus supplement, prepayment premiums that are collected on the mortgage loans and mortgage-backed securities in the related trust fund will be distributed on each distribution date to the class or classes of certificates entitled thereto in accordance with the provisions described in the prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

      If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, on any distribution date in respect of which losses or shortfalls in collections on the mortgage loans and mortgage-backed securities have been incurred, the amount of losses or shortfalls will be borne first by a

                                       48

class of subordinate certificates in the priority and manner and subject to the limitations specified in the prospectus supplement. See "Description of Credit
Support" for a description of the types of protection that may be included in a trust fund against losses and shortfalls on mortgage loans and mortgage-backed securities comprising the trust fund.

ADVANCES IN RESPECT OF DELINQUENCIES

      With respect to any series of certificates evidencing an interest in a trust fund, unless otherwise provided in the related prospectus supplement, the master servicer or another entity described in the prospectus supplement will be required as part of its servicing responsibilities to advance on or before each distribution date its own funds or funds held in the certificate account that are not included in the Available Distribution Amount for the distribution date, in an amount equal to the aggregate of payments of principal other than any balloon payments, and interest, net of related servicing fees and retained interest loans and mortgage-backed securities, that were due on the mortgage loans in the trust fund during the related Due Period and were delinquent on the related Determination Date. The advances will be made subject to the master servicer's or another entity's good faith determination that the advances will be reimbursable from Related Proceeds. In the case of a series of certificates that includes one or more classes of subordinate certificates and if so provided in the related prospectus supplement, the master servicer's or another entity's advance obligation may be limited only to the portion of the delinquencies necessary to make the required distributions on one or more classes of senior certificates. The advance obligation may be subject to the master servicer's or another entity's good faith determination that the advances will be reimbursable not only from Related Proceeds but also from collections on other assets otherwise distributable on one or more classes of subordinate certificates. See
"Description of Credit Support."

      Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates. Advances do not guaranty or insure against losses. Unless otherwise provided in the related prospectus supplement, advances of the master servicer's or another entity's funds will be reimbursable only out of Related Proceeds and, if so provided in the prospectus supplement, out of any amounts otherwise distributable on one or more classes of subordinate certificates of the series.
However, advances will be reimbursable from amounts in the certificate account prior to distributions being made on the certificates, to the extent that the master servicer or another entity shall determine in good faith that the advance is a nonrecoverable advance. If advances have been made by the master servicer from excess funds in the certificate account, the master servicer is required to replace the funds in the certificate account on any future distribution date to the extent that funds in the certificate account on the distribution date are less than payments required to be made to certificateholders on that date. If so specified in the related prospectus supplement, the obligations of the master servicer or another entity to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any surety bond, will be set forth in the related prospectus supplement.

      If and to the extent so provided in the related prospectus supplement, the master servicer or another entity will be entitled to receive interest at the rate specified in the related prospectus supplement on its outstanding advances and will be entitled to pay itself interest periodically from general collections on the assets prior to any payment to certificateholders or as otherwise provided in the related Agreement and described in the prospectus supplement.

      The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes mortgage-backed securities will describe any corresponding advancing obligation of any person in connection with such mortgage-backed securities.

REPORTS TO CERTIFICATEHOLDERS

      Unless otherwise provided in the prospectus supplement, with each distribution to holders of any class of certificates of a series, the servicer or the trustee, as provided in the related prospectus supplement, will forward or cause to be forwarded to each holder, to Morgan Stanley Capital I Inc. and to the other parties as may be specified in the related Agreement, a statement setting forth, in each case to the extent applicable and available:

      (1)  the amount of the distribution to holders of certificates of that class applied to reduce the certificate balance thereof;

                                       49

      (2) the amount of the distribution to holders of certificates of that class allocable to accrued certificate interest, including any shortfalls in the payment of interest due on the certificates or any interest that is accrued but is not then payable or has been carried forward because of any cap on the amount of interest that is currently payable;

      (3) the amount of the distribution allocable to prepayment premiums;

      (4) the amount of related servicing compensation received by a servicer and, if payable directly out of the related trust fund, by any subservicer and any other customary information as that servicer or trustee deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

      (5) the aggregate amount of advances included in that distribution, and the aggregate amount of unreimbursed advances at the close of business on that distribution date;

      (6) the aggregate principal balance of the assets at the close of business on that distribution date;

      (7) the number and aggregate principal balance of mortgage loans in respect of which:

          o   one scheduled payment is delinquent;

          o   two scheduled payments are delinquent;

          o   three or more scheduled payments are delinquent; and

          o   foreclosure proceedings have been commenced;

      (8) with respect to any mortgage loan liquidated during the related Due
Period:

          o   the portion of liquidation proceeds payable or reimbursable to the servicer or any other entity in respect of such mortgage loan; and

          o   the amount of any loss to certificateholders;

      (9) with respect to each REO property relating to a mortgage loan and included in the trust fund as of the end of the related Due Period:

          o   the loan number of the related mortgage loan; and

          o   the date of acquisition;

      (10) with respect to each REO property relating to a mortgage loan and included in the trust fund as of the end of the related Due Period:

          o   the book value;

          o   the principal balance of the related mortgage loan immediately following the distribution date, calculated as if the mortgage loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement;

          o   the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof; and

          o   if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

      (11) with respect to any REO property sold during the related Due Period:

                                       50

          o   the aggregate amount of sale proceeds;

          o   the portion of sales proceeds payable or reimbursable to the servicer in respect of the REO property or the related mortgage loan; and

          o   the amount of any loss to certificateholders in respect of the related mortgage loan;

      (12) the aggregate certificate balance or notional amount, as the case may be, of each class of certificates including any class of certificates not offered hereby at the close of business on the distribution date, separately identifying any reduction in the certificate balance due to the allocation of any loss and increase in the certificate balance of a class of accrual certificates in the event that accrued certificate interest has been added to the balance;

      (13) the aggregate amount of principal prepayments made during the related
Due Period;

      (14) the amount deposited in the reserve fund, if any, on the distribution date;

      (15) the amount remaining in the reserve fund, if any, as of the close of business on the distribution date;

      (16) the aggregate unpaid accrued certificate interest, if any, on each class of certificates at the close of business on the distribution date;

      (17) in the case of certificates with a variable pass-through rate, the pass-through rate applicable to the distribution date, and, if available, the immediately succeeding distribution date, as calculated in accordance with the method specified in the related prospectus supplement;

      (18) in the case of certificates with an adjustable pass-through rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable pass-through rate applicable to the distribution date and the immediately succeeding distribution date as calculated in accordance with the method specified in the related prospectus supplement;

      (19) as to any series which includes credit support, the amount of coverage of each instrument of credit support included therein as of the close of business on the distribution date; and

      (20) the aggregate amount of payments by the borrowers of:

          o   default interest;

          o   late charges; and

          o   assumption and modification fees collected during the related Due
              Period.

      In the case of information furnished pursuant to subclauses (1)-(4) above, the amounts shall be expressed as a dollar amount per minimum denomination of certificates or for another specified portion thereof. In addition, in the case of information furnished pursuant to subclauses (1), (2), (12), (16) and (17)
above, the amounts shall also be provided with respect to each component, if any, of a class of certificates. The servicer or the trustee, as specified in the related prospectus supplement, will forward or cause to be forwarded to each holder, to Morgan Stanley Capital I Inc. and to any other parties as may be specified in the Agreement, a copy of any statements or reports received by the servicer or the trustee, as applicable, with respect to any mortgage-backed securities. The prospectus supplement for each series of offered certificates will describe any additional information to be included in reports to the holders of certificates.

      Within a reasonable period of time after the end of each calendar year, the servicer or the trustee, as provided in the related prospectus supplement, shall furnish to each person who at any time during the calendar year was a holder of a certificate a statement containing the information set forth in subclauses (1)-(4) above, aggregated for the calendar year or the applicable portion of the calendar year during which the person was a certificateholder.
This obligation of the servicer or the trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the servicer or the trustee pursuant to any requirements of the
Internal

                                       51

Revenue Code as are from time to time in force. See "Description of the
Certificates--Book-Entry Registration and Definitive Certificates."

TERMINATION

      The obligations created by the related Agreement for each series of certificates will terminate upon the payment to certificateholders of that series of all amounts held in the certificate account or by the servicer, if any, or the trustee and required to be paid to them pursuant to the Agreement following the earlier of:

          o   the final payment or other liquidation of the last asset subject thereto or the disposition of all property acquired upon
              foreclosure of any mortgage loan subject thereto; and

          o   the purchase of all of the assets of the trust fund by the party entitled to effect the termination, under the circumstances and in the manner set forth in the related prospectus supplement.

      In no event, however, will the trust fund created by the Agreement continue beyond the date specified in the related prospectus supplement. Written notice of termination of the Agreement will be given to each certificateholder, and the final distribution will be made only upon presentation and surrender of the certificates at the location to be specified in the notice of termination.

      If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the assets in the related trust fund by the party specified in the related prospectus supplement, under the circumstances and in the manner set forth in the related prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, the party specified in the related prospectus supplement will solicit bids for the purchase of all assets of the trust fund, or of a sufficient portion of the assets to retire the class or classes or purchase the class or classes at a price set forth in the related prospectus supplement, in each case, under the circumstances and in the manner set forth in the related prospectus supplement.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

      As described in the related prospectus supplement, if not issued in fully registered form, each class of certificates will be registered as book-entry certificates. Persons acquiring beneficial ownership interests in the certificates--the certificate owners--will hold their certificates through The
Depository Trust Company in the United States, or, if provided in the related prospectus supplement, Clearstream Banking (formerly Cedelbank) or Euroclear
Bank S.A./N.V., as operator of the Euroclear System in Europe, or indirectly through organizations that are Participants in these systems. The Depository
Trust Company is referred to as "DTC." Clearstream Banking, societe anonyme is referred to as "Clearstream." The Euroclear System is referred to as
"Euroclear."

      The book-entry certificates will be issued in one or more certificates which equal the aggregate principal balance of the certificates and will initially be registered in the name of Cede & Co., the nominee of DTC or one of the relevant depositories. If the aggregate principal amount of any book-entry certificate exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers'
securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold those positions in customers'
securities accounts in the depositaries' names on the books of DTC. Citibank,
N.A., will act as depositary for Clearstream and The Chase Manhattan Bank will act as depositary for Euroclear. Except as described in this prospectus, no person acquiring a book-entry certificate will be entitled to receive a physical certificate representing that certificate. Unless and until definitive certificates are issued, it is anticipated that the only certificateholders of the certificates will be Cede & Co., as nominee of DTC or one of the relevant depositories. Certificate owners are only permitted to exercise their rights indirectly through participants and DTC.

      Purchases of book-entry certificates under the DTC system must be made by or through Participants, which will receive a credit for the book-entry certificates on DTC's records. The ownership interest of each certificateholder is in turn to be recorded on the Participants' or Securities Intermediaries'
records. The Securities Intermediary's

                                       52

ownership of a book-entry certificate will be recorded on the records of DTC or of a participating firm that acts as agent for the Securities Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Securities Intermediary is not a Participant and on the records of
Clearstream or Euroclear, as appropriate. certificateholders will not receive written confirmation from DTC of their purchase, but certificateholders are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Participant or indirect participant through which the certificateholder entered into the transaction. Transfers of ownership interests in the book-entry certificates are to be accomplished by entries made on the books of Participants and indirect participants acting on behalf of certificateholders. certificateholders will not receive certificates representing their ownership interests in the book-entry certificates, except in the event that use of the book-entry system for the book-entry certificates is discontinued.

      To facilitate subsequent transfers, all book-entry certificates deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of book-entry certificates with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual certificateholders of the book-entry certificates; DTC's records reflect only the identity of the Participants to whose accounts such book-entry certificates are credited, which may or may not be the certificateholders. The Participants and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

      Conveyance of notices and other communications by DTC to Participants, by
Participants to indirect participants, and by Participants and indirect participants to certificateholders will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the book-entry certificates. Under its usual procedures,
DTC mails an omnibus proxy to the issuing entity as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those Participants to whose accounts the book-entry certificates are credited on the record date (identified in a listing attached to the omnibus proxy).

      Distributions on the book-entry certificates will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of
DTC. DTC's practice is to credit Participants' accounts, upon DTC's receipt of funds and corresponding detail information from the issuer or agent on the payable date in accordance with their respective holdings shown on DTC's records. Payments by Participants to certificateholders will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, agent, or issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of issuer or agent, disbursement of such payments to Participants shall be the responsibility of DTC, and disbursement of such payments to the certificateholders shall be the responsibility of Participants and indirect participants.

      Because of time zone differences, credits of certificates received in
Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Credits or any transactions in certificates settled during the processing will be reported to the relevant
Euroclear or Clearstream Participants on that business day. Cash received in
Clearstream or Euroclear as a result of sales of certificates by or through a
Clearstream Participant or Euroclear Participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

     Transfers between participants will occur in accordance with the DTC rules.
Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream
Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary, each of which is a participating member of DTC. However, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in

                                       53

accordance with its rules and procedures and within its established deadlines.
The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving certificates in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC.
Clearstream Participants and Euroclear Participants may not deliver instructions directly to the relevant depositaries for Clearstream or Euroclear.

      DTC is a limited-purpose trust company organized under the New York
Banking Law, a "banking organization" within the meaning of the New York Banking
Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency"
registered pursuant to the provisions of Section 17A of the Securities Exchange
Act of 1934. DTC holds securities that its Participants deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Participants and Members of the National Securities Clearing Corporation, Government
Securities Clearing Corporation, MBS Clearing Corporation, and Emerging Markets
Clearing Corporation, as well as by the New York Stock Exchange, Inc., the
American Stock Exchange LLC, and the National Association of Securities Dealers,
Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly.
The rules applicable to DTC and its Participants and indirect participants are on file with the Securities and Exchange Commission.

      Clearstream is a duly licensed bank organized as a "societe anonyme", limited company, under the laws of Luxembourg. Clearstream holds securities for its Participant organizations and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thus eliminating the need for physical movement of certificates. Transactions may be settled in
Clearstream in any of 37 currencies, including United States dollars.
Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.
Clearstream interfaces with domestic markets in several countries. As a licensed bank, Clearstream is regulated by the Luxembourg Monetary Institute. Clearstream
Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

      Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels.

      Belgium office of Euroclear Bank, as Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by Euroclear Bank, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the Belgian cooperative. The Belgian cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

      The Euroclear Operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and Participants of certain other securities intermediaries through electronic book-entry changes in accounts of such
Participants or other securities intermediaries. Non-Participants of Euroclear may hold and transfer book-entry interests in the offered certificates through accounts with a direct Participant of Euroclear or

                                       54

any other securities intermediary that holds a book-entry interest in the offered certificates through one or more securities intermediaries standing between such other securities intermediary and the Euroclear Operator.

      Securities clearance accounts and cash accounts for Euroclear participants with Euroclear Bank are governed by the Terms and Conditions Governing Use of
Euroclear and the related Operating Procedures of the Euroclear system and applicable Belgian law. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

      Under a book-entry format, beneficial owners of the book-entry certificates may experience some delay in their receipt of payments, since payments will be forwarded by the trustee to Cede & Co., as nominee of DTC.
Distributions with respect to certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences--Tax Treatment of
Foreign Investors" and "--Tax Consequences to Holders of the Notes--Backup
Withholding." Because DTC can only act on behalf of Securities Intermediaries, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in the depository system, may be limited due to the lack of physical certificates for book-entry certificates.

      Monthly and annual reports on the trust fund will be provided to Cede &
Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the Securities Intermediaries to whose DTC accounts the book-entry certificates of those beneficial owners are credited.

      DTC has advised the depositor that, unless and until definitive certificates are issued, DTC will take any action permitted to be taken by the holders of the book-entry certificates under the applicable agreement only at the direction of one or more Securities Intermediaries to whose DTC accounts the book-entry certificates are credited, to the extent that actions are taken on behalf of Securities Intermediaries whose holdings include those book-entry certificates. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a certificateholder under the agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its and DTC's relevant rules and procedures. DTC may take actions, at the direction of the related participants, with respect to some certificates which conflict with actions taken with respect to other certificates.

      Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of that event and the availability through DTC of definitive certificates. Upon surrender by DTC of the global certificate or certificates representing the book-entry certificates and instructions for re-registration, the trustee will issue definitive certificates and then will recognize the holders of the definitive certificates as certificateholders under the applicable agreement.

      Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of
DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform those procedures and those procedures may be discontinued at any time.

      None of the master servicer, the depositor or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry certificates held by
Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

                                       55

                          DESCRIPTION OF THE AGREEMENTS

      The certificates will be offered pursuant to a pooling and servicing agreement or a trust agreement.

          o   A pooling and servicing agreement will be used where the trust fund includes mortgage loans. The parties to a pooling and servicing agreement will be Morgan Stanley Capital I Inc., a trustee and a master servicer appointed as of the date of the pooling and servicing agreement. If a master servicer is not appointed, a servicer, with, generally, the same obligations as described in this prospectus with respect to the master servicer, unless otherwise specified in the prospectus supplement, will be appointed. This servicer will service all or a significant number of mortgage loans directly without a subservicer. References in this prospectus to master servicer and its rights and obligations, to the extent set forth in the related prospectus supplement, shall be deemed to also be references to any servicer servicing mortgage loans directly.

          o   A trust agreement will be used where the trust fund does not include mortgage loans. The parties to a trust agreement will be
          Morgan Stanley Capital I Inc. and a trustee. A manager or
          administrator may be appointed pursuant to the trust agreement for any trust fund to administer the trust fund.

      The provisions of each Agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. Any trust agreement will generally conform to the form of pooling and servicing agreement filed herewith, but will not contain provisions with respect to the servicing and maintenance of mortgage loans. The following summaries describe some of the provisions that may appear in each Agreement. The prospectus supplement for a series of certificates will describe any provision of the Agreement relating to a series that materially differs from the description thereof contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the
Agreement for each trust fund and the description of the provisions in the related prospectus supplement. Morgan Stanley Capital I Inc. will provide a copy of the Agreement, without exhibits, relating to any series of certificates without charge upon written request of a holder of a certificate of a series addressed to Morgan Stanley Capital I Inc., c/o Morgan Stanley & Co.
Incorporated, 1585 Broadway, New York, New York 10036. Attention: Mortgage
Securities.

ASSIGNMENT OF ASSETS; REPURCHASES

      At the time of issuance of any series of certificates, Morgan Stanley
Capital I Inc. will assign or cause to be assigned to the designated trustee the assets to be included in the related trust fund, together with all principal and interest to be received on or with respect to the assets after the cut-off date, other than principal and interest due on or before the cut-off date and other than any retained interest. The depositor will have acquired the trust assets directly or through one or more entities, from one or more sellers identified in the prospectus supplement, one of which shall be identified as the sponsor of the securitization The trustee will, concurrently with the assignment, deliver the certificates to Morgan Stanley Capital I Inc. in exchange for the assets and the other assets comprising the trust fund for the series. Each mortgage loan and mortgaged-backed security will be identified in a schedule appearing as an exhibit to the related Agreement. Unless otherwise provided in the related prospectus supplement, the schedule will include detailed information:

          o   in respect of each mortgage loan included in the related trust fund, including without limitation, the address of the related mortgaged property and type of the property, the mortgage rate and, if applicable, the applicable index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Value and loan-to-value ratio as of the date indicated and payment and prepayment provisions, if applicable; and

          o   in respect of each mortgage-backed security included in the related trust fund, including without limitation, the related issuer, servicer and trustee, the pass-through or bond rate or formula for determining the rate, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.

                                       56

      With respect to each mortgage loan, Morgan Stanley Capital I Inc. will deliver or cause to be delivered to the trustee or to the custodian, loan documents, which to the extent specified in the related prospectus supplement will include:

          o   the original mortgage note endorsed, without recourse, in blank or to the order of the trustee,

          o   the original mortgage or a certified copy with evidence of recording, and

          o   an assignment of the mortgage to the trustee in recordable form.

Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if Morgan Stanley Capital
I Inc. delivers to the trustee or the custodian a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to these mortgage loans, the trustee or its nominee may not be able to enforce the mortgage note against the related borrower. To the extent specified in the related prospectus supplement, the asset seller will be required to agree to repurchase, or substitute for, this type of mortgage loan that is subsequently in default if the enforcement thereof or of the related mortgage is materially adversely affected by the absence of the original mortgage note.

      Unless otherwise provided in the related prospectus supplement, the related Agreement will require Morgan Stanley Capital I Inc. or another party specified in the related prospectus supplement to promptly cause each assignment of mortgage to be recorded in the appropriate public office for real property records. However, recordation of the assignment of mortgage is not required in the State of California or in other states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the related mortgage loan against the claim of any subsequent transferee or any successor to or creditor of Morgan Stanley Capital I Inc., the master servicer, the relevant asset seller or any other prior holder of the mortgage loan.

      The trustee or a custodian will review the mortgage loan documents within a specified period of days after receipt thereof, and the trustee or a custodian will hold the documents in trust for the benefit of the certificateholders.
Unless otherwise specified in the related prospectus supplement, if any of these documents are found to be missing or defective in any material respect, the trustee or custodian shall immediately notify the master servicer and Morgan
Stanley Capital I Inc., and the master servicer shall immediately notify the relevant asset seller. If the asset seller cannot cure the omission or defect within a specified number of days after receipt of notice, then unless otherwise specified in the related prospectus supplement, the asset seller will be obligated, within a specified number of days of receipt of notice, to repurchase the related mortgage loan from the trustee at the Purchase Price or substitute for the mortgage loan. There can be no assurance that an asset seller will fulfill this repurchase or substitution obligation, and neither the master servicer nor Morgan Stanley Capital I Inc. will be obligated to repurchase or substitute the mortgage loan if the asset seller defaults on its obligation. To the extent specified in the related prospectus supplement, this repurchase or substitution obligation constitutes the sole remedy available to the certificateholders or the trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related prospectus supplement, in lieu of curing any omission or defect in the asset or repurchasing or substituting for the asset, the asset seller may agree to cover any losses suffered by the trust fund as a result of this type of breach or defect.

      With respect to each government security or mortgage-backed security in certificated form, Morgan Stanley Capital I Inc. will deliver or cause to be delivered to the trustee or the custodian the original certificate or other definitive evidence of the government security or mortgage-backed security, as applicable, together with bond power or other instruments, certifications or documents required to transfer fully the government security or mortgage-backed security, as applicable, to the trustee for the benefit of the certificateholders. With respect to each government security or mortgage-backed security in uncertificated or book-entry form or held through a "clearing corporation" within the meaning of the Uniform Commercial Code, Morgan Stanley
Capital I Inc. and the trustee will cause the government security or mortgage-backed security to be registered directly or on the books of the clearing corporation or of a financial intermediary in the name of the trustee for the benefit of the certificateholders. Unless otherwise provided in the related prospectus supplement, the related Agreement will require that either
Morgan Stanley Capital I Inc. or the trustee promptly cause any mortgage-backed securities and government securities in certificated form not registered in the name of the trustee to be re-registered, with the applicable persons, in the name of the trustee.

                                       57

REPRESENTATIONS AND WARRANTIES; REPURCHASES

      Unless otherwise provided in the related prospectus supplement, Morgan
Stanley Capital I Inc. will, with respect to each mortgage loan, make or assign certain representations and warranties, as of a specified date covering, by way of example, the following types of matters:

          o   the accuracy of the information set forth for the mortgage loan on the schedule of assets appearing as an exhibit to the related
          Agreement;

          o   the existence of title insurance insuring the lien priority of the mortgage loan;

          o   the authority of the warrantying party to sell the mortgage loan;

          o   the payment status of the mortgage loan and the status of payments of taxes, assessments and other charges affecting the related mortgaged property;

          o   the existence of customary provisions in the related mortgage note and mortgage to permit realization against the mortgaged property of the benefit of the security of the mortgage; and

          o   the existence of hazard and extended perils insurance coverage on the mortgaged property.

      Any warrantying party, if other than Morgan Stanley Capital I Inc. or the sponsor, shall be an asset seller or an affiliate thereof or another person acceptable to Morgan Stanley Capital I Inc. and shall be identified in the related prospectus supplement.

      Representations and warranties made in respect of a mortgage loan may have been made as of a date prior to the applicable cut-off date. A substantial period of time may have elapsed between the date on which the representations are made and the date of initial issuance of the related series of certificates evidencing an interest in the mortgage loan. Unless otherwise specified in the related prospectus supplement, in the event of a breach of any representation or warranty, the warrantying party will be obligated to reimburse the trust fund for losses caused by the breach or either cure the breach or repurchase or replace the affected mortgage loan as described in the next paragraph. Since the representations and warranties may not address events that may occur following the date as of which they were made, the warrantying party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of such a representation and warranty only if the relevant event that causes such breach occurs prior to the date on which they were made. The warrantying party would have no obligations if the relevant event that causes the breach occurs after that date.

      Unless otherwise provided in the related prospectus supplement, each
Agreement will provide that the master servicer or trustee or both, will be required to notify promptly the relevant warrantying party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the value of the mortgage loan or the interests in the mortgage loan of the certificateholders. If the warrantying party cannot cure the breach within a specified period following the date on which the party was notified of the breach, then:

          o   the warrantying party will be obligated to repurchase the mortgage loan from the trustee within a specified period from the date on which the warrantying party was notified of the breach, at the Purchase
          Price; or

          o   if so provided in the prospectus supplement for a series, the warrantying party will have the option, within a specified period after initial issuance of such series of certificates, to cause the mortgage loan to be removed from the trust fund and substitute in its place one or more other mortgage loans, in accordance with the standards described in the related prospectus supplement; or

          o   if so provided in the prospectus supplement for a series, the warrantying party will have the option to reimburse the trust fund or the certificateholders for any losses caused by the breach.

                                       58

      Unless otherwise provided in the related prospectus supplement, this reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of certificates or the trustee for a breach of representation by a warrantying party.

      Neither Morgan Stanley Capital I Inc. except to the extent that it is the warrantying party, nor the master servicer will be obligated to purchase or substitute for a mortgage loan if a warrantying party defaults on its obligation to do so, and no assurance can be given that warrantying parties will carry out their obligations with respect to mortgage loans.

      Unless otherwise provided in the related prospectus supplement the warrantying party will, with respect to a trust fund that includes government securities or mortgage-backed securities, make or assign certain representations or warranties, as of a specified date, with respect to the government securities or mortgage-backed securities, covering:

          o   the accuracy of the information set forth therefor on the schedule of assets appearing as an exhibit to the related Agreement; and

          o   the authority of the warrantying party to sell the assets.

      The related prospectus supplement will describe the remedies for a breach thereof.

      A master servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any representation of the master servicer which materially and adversely affects the interests of the certificateholders and which continues unremedied for thirty days after the giving of written notice of the breach to the master servicer by the trustee or
Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital
I Inc. and the trustee by the holders of certificates evidencing not less than
25% of the voting rights unless otherwise provided in the related prospectus supplement, will constitute an Event of Default under the Agreement. See
"--Events of Default" and "--Rights Upon Event of Default" below.

CERTIFICATE ACCOUNT AND OTHER COLLECTION ACCOUNTS

      General

      The master servicer or the trustee or both will, as to each trust fund, establish and maintain or cause to be established and maintained the certificate account, which must be either an account or accounts:

          o   the deposits in which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the Federal Deposit
          Insurance Corporation, to the limits established by the Federal
          Deposit Insurance Corporation, and the uninsured deposits in which are otherwise secured such that the certificateholders have a claim with respect to the funds in the certificate account or a perfected first priority security interest against any collateral securing the funds that is superior to the claims of any other depositors or general creditors of the institution with which the certificate account is maintained; or

          o   otherwise maintained with a bank or trust company, and in a manner, satisfactory to the rating agency or agencies rating any class of certificates of the series.

The collateral eligible to secure amounts in the certificate account is limited to Permitted Investments. A certificate account may be maintained as an interest bearing or a non-interest bearing account and the funds held in the account may be invested pending each succeeding distribution date in short-term Permitted
Investments. Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in the certificate account will be paid to a master servicer or its designee as additional servicing compensation. The certificate account may be maintained with an institution that is an affiliate of the master servicer, if applicable, provided that the institution meets the standards imposed by the rating agency or agencies. If permitted by the rating agency or agencies and so specified in the related prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the master servicer or serviced or master serviced by it on behalf of others.

                                       59

      Deposits

      A master servicer or the trustee will deposit or cause to be deposited in the certificate account for one or more trust funds on a daily basis, unless otherwise provided in the related Agreement, the following payments and collections received, or advances made, by the master servicer or the trustee or on its behalf subsequent to the cut-off date, other than payments due on or before the cut-off date, and exclusive of any amounts representing a retained interest:

      (1)   all payments on account of principal, including principal
prepayments, on the assets;

      (2)   all payments on account of interest on the assets, including any default interest collected, in each case net of any portion thereof retained by a master servicer or a subservicer as its servicing compensation and net of any retained interest;

      (3)   all proceeds of the hazard insurance policies to be maintained in respect of each mortgaged property securing a mortgage loan in the trust fund, to the extent the proceeds are not applied to the restoration of the property or released to the borrower in accordance with the normal servicing procedures of a master servicer or the related subservicer, subject to the terms and conditions of the related mortgage and mortgage note, insurance proceeds and all liquidation proceeds, together with the net proceeds on a monthly basis with respect to any mortgaged properties acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise;

      (4)   any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "Description of Credit Support";

      (5)   any advances made as described under "Description of the
Certificates--Advances in Respect of Delinquencies";

      (6)   any amounts paid under any cash flow agreement, as described under
"Description of the Trust Funds--Cash Flow Agreements";

      (7)   all proceeds of any asset or, with respect to a mortgage loan, property acquired in respect thereof purchased by Morgan Stanley Capital I Inc., any asset seller or any other specified person as described above under
"--Assignment of Assets; Repurchases" and "--Representations and Warranties;
Repurchases," all proceeds of any defaulted mortgage loan purchased as described under "--Realization Upon Defaulted Mortgage loans," and all proceeds of any asset purchased as described above under "Description of the
Certificates--Termination";

      (8)   any amounts paid by a master servicer to cover certain interest shortfalls arising out of the prepayment of mortgage loans in the trust fund as described under "Description of the Agreements--Retained Interest; Servicing
Compensation and Payment of Expenses";

      (9)   to the extent that any item does not constitute additional servicing compensation to a master servicer, any payments on account of modification or assumption fees, late payment charges or prepayment premiums on the mortgage loans and mortgage-backed securities;

      (10)  all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies";

      (11)  any amount required to be deposited by a master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

      (12)  any other amounts required to be deposited in the certificate account as provided in the related Agreement and described in the related prospectus supplement.

                                       60

      Withdrawals

      A master servicer or the trustee may, from time to time, unless otherwise provided in the related Agreement and described in the related prospectus supplement, make withdrawals from the certificate account for each trust fund for any of the following purposes:

      (1)   to make distributions to the certificateholders on each distribution date;

      (2)    to reimburse a master servicer for unreimbursed amounts advanced as described under "Description of the Certificates--Advances in Respect of
Delinquencies," the reimbursement to be made out of amounts received which were identified and applied by the master servicer as late collections of interest, net of related servicing fees and retained interest, on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to those mortgage loans;

      (3)   to reimburse a master servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to mortgage loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent liquidation proceeds and insurance proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which the fees were earned or the expenses were incurred or out of amounts drawn under any form of credit support with respect to such mortgage loans and properties;

      (4)   to reimburse a master servicer for any advances described in clause
(2) above and any servicing expenses described in clause (3) above which, in the master servicer's good faith judgment, will not be recoverable from the amounts described in clauses (2) and (3), respectively, the reimbursement to be made from amounts collected on other assets or, if and to the extent so provided by the related Agreement and described in the related prospectus supplement, just from that portion of amounts collected on other assets that is otherwise distributable on one or more classes of subordinate certificates, if any, remain outstanding, and otherwise any outstanding class of certificates, of the related series;

      (5)   if and to the extent described in the related prospectus supplement, to pay a master servicer interest accrued on the advances described in clause
(2) above and the servicing expenses described in clause (3) above while these remain outstanding and unreimbursed;

      (6)   to reimburse a master servicer, Morgan Stanley Capital I Inc., or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Matters Regarding a Master Servicer and the
Depositor";

      (7)   if and to the extent described in the related prospectus supplement, to pay or to transfer to a separate account for purposes of escrowing for the payment of the trustee's fees;

      (8)   to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described below under
"--Matters Regarding the Trustee";

      (9)   unless otherwise provided in the related prospectus supplement, to pay a master servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the certificate account;

      (10)  to pay the person entitled thereto any amounts deposited in the certificate account that were identified and applied by the master servicer as recoveries of retained interest;

      (11)  to pay for costs reasonably incurred in connection with the proper management and maintenance of any mortgaged property acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise, these payments to be made out of income received on this type of property;

      (12)  if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described below under "Federal Income Tax Consequences--REMICs--Prohibited
Transactions and Other Taxes";

                                       61

      (13)  to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect thereof in connection with the liquidation of the defaulted mortgage loan or property;

      (14)  to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of certificateholders;

      (15)  to pay for the costs of recording the related Agreement if recordation materially and beneficially affects the interests of certificateholders, provided that the payment shall not constitute a waiver with respect to the obligation of the warrantying party to remedy any breach of representation or warranty under the Agreement;

      (16)  to pay the person entitled thereto any amounts deposited in the certificate account in error, including amounts received on any asset after its removal from the trust fund whether by reason of purchase or substitution as contemplated by "--Assignment of Assets; Repurchases" and "--Representations and
Warranties; Repurchases" or otherwise;

      (17)  to make any other withdrawals permitted by the related Agreement and described in the related prospectus supplement; and

      (18)  to clear and terminate the certificate account at the termination of the trust fund.

      Other Collection Accounts

      Notwithstanding the foregoing, if so specified in the related prospectus supplement, the Agreement for any series of certificates may provide for the establishment and maintenance of a separate collection account into which the master servicer or any related subservicer will deposit on a daily basis the amounts described under "--Deposits" above for one or more series of certificates. Any amounts on deposit in any collection account will be withdrawn from the collection account and deposited into the appropriate certificate account by a time specified in the related prospectus supplement. To the extent specified in the related prospectus supplement, any amounts which could be withdrawn from the certificate account as described under "--Withdrawals" above, may also be withdrawn from any collection account. The prospectus supplement will set forth any restrictions with respect to any collection account, including investment restrictions and any restrictions with respect to financial institutions with which any collection account may be maintained.

PRE-FUNDING ACCOUNT

      If so provided in the related prospectus supplement, a funding period will be established for the related series of securities and the master servicer will establish and maintain a pre-funding account. Any pre-funding account for a trust fund will be maintained in the name of the related trustee, and will be the account into which the depositor or the seller will deposit cash from the proceeds of the issuance of the related securities in an amount equal to the pre-funded amount on the related closing date. The pre-funded amount will not exceed 25% of the initial aggregate principal amount of the certificates and/or notes of the related series. Any funding period for a trust fund will begin on the related closing date and will end on the date specified in the related prospectus supplement, which in no event will be later than the date that is one year after the related closing date.

      The pre-funding account will be designed solely to hold funds to be applied by the related trustee during the funding period to pay to the depositor or the seller the purchase price for loans deposited into the trust fund subsequent to the related closing date. The purchase of these subsequent loans will be the sole use for which amounts on deposit in the pre-funding account may be used during the funding period. Monies on deposit in the pre-funding account will not be available to cover losses on or in respect of the related loans.
Each subsequent loan that is purchased by the related trustee will be required to be underwritten in accordance with the eligibility criteria set forth in the related agreement and in the related prospectus supplement. The eligibility criteria will be determined in consultation with the applicable rating agency or rating agencies prior to the issuance of the related series of securities and are designed to ensure that if subsequent loans were included as part of the initial loans, the credit quality of the assets would be consistent with the initial rating or ratings of the securities of that series. The depositor or the seller will certify to the trustee that all conditions precedent to the transfer of the subsequent loans to the trust fund, including, among other things, the satisfaction of the related eligibility criteria, have been satisfied. It is a

                                       62

condition precedent to the transfer of any subsequent loans to the trust fund that the applicable rating agency or rating agencies, after receiving prior notice of the proposed transfer of the subsequent loans to the trust fund, will not have advised the depositor, the seller or the related trustee that the conveyance of the subsequent loans to the trust fund will result in a qualification, modification or withdrawal of their current rating of any securities of that series. Upon the purchase by the trustee of a subsequent loan, that subsequent loan will be included in the related trust fund assets.
Monies on deposit in the pre-funding account may be invested in permitted investments under the circumstances and in the manner described in the related agreement. Earnings on investment of funds in the pre-funding account will be deposited into the related security account or any other trust account as is specified in the related prospectus supplement or released to the depositor, the seller or the master servicer or any other party and in the manner specified in the related prospectus supplement. Losses on the investment of funds in the pre-funding account will be charged against the funds on deposit in the pre-funding account unless otherwise specified in the related prospectus supplement.

      For any series of securities for which a pre-funding account is established, the amount deposited in the pre-funding account on the closing date of the series will equal the depositor's estimate of the principal amount of loans it expects the related seller to convey for deposit into the trust fund during the funding period. However, there will be no assurance that the seller will in fact be able to convey that amount of loans for deposit into the trust fund prior to the date set for the funding period to end. Any amounts remaining in the pre-funding account at the end of the funding period will be distributed to the related securityholders in the manner and priority specified in the related prospectus supplement, as a prepayment of principal of the related securities. Therefore, any inability of the seller to convey a sufficient principal amount of loans and the resulting prepayment of principal could cause the overall rate of prepayments on the related securities to be higher than you may have anticipated when you made your investment decision. See "Yield and
Prepayment Considerations."

      The depositor will include information regarding the additional subsequent loans in a Current Report on Form 8-K, to be filed after the end of the funding period, to the extent that the information, individually or in the aggregate, is material.

      In addition, if so provided in the related prospectus supplement, the master servicer will establish and maintain, in the name of the trustee on behalf of the related securityholders, a capitalized account into which the depositor will deposit cash from the proceeds of the issuance of the related securities in an amount necessary to cover shortfalls in interest on the related series of securities that may arise as a result of a portion of the assets of the trust fund not being invested in loans and the utilization of the pre-funding account as described above. The capitalized interest account shall be maintained with the trustee for the related series of securities and is designed solely to cover the above-mentioned interest shortfalls. Monies on deposit in the capitalized interest account will not be available to cover losses on or in respect of the related loans. Amounts on deposit in the capitalized interest account will be distributed to securityholders on the distribution dates occurring in the funding period to cover any shortfalls in interest on the related series of securities as described in the related prospectus supplement. Monies on deposit in the capitalized interest account may be invested in permitted investments under the circumstances and in the manner described in the related agreement. Earnings on and investment of funds in the capitalized interest account will be deposited into the related security account or any other trust account as specified in the related prospectus supplement or released to the depositor or the master servicer or any other party and in the manner specified in the related prospectus supplement. Losses on the investment of funds in the capitalized interest account will be charged against the funds on deposit in the capitalized interest account unless otherwise specified in the related prospectus supplement. To the extent that the entire amount on deposit in the capitalized interest account has not been applied to cover shortfalls in interest on the related series of securities by the end of the funding period, any amounts remaining in the capitalized interest account will be paid to the depositor or the seller as specified in the related prospectus supplement.

COLLECTION AND OTHER SERVICING PROCEDURES

      The master servicer, directly or through subservicers, is required to make reasonable efforts to collect all scheduled payments under the mortgage loans and will follow or cause to be followed the collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans and held for its own account, provided the procedures are consistent with the
Servicing Standard. In connection therewith, the master servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late mortgage loan payment.

                                       63

      Each master servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining hazard insurance policies as described in this prospectus and in any related prospectus supplement, and filing and settling claims thereunder; maintaining escrow or impoundment accounts of borrowers for payment of taxes, insurance and other items required to be paid by any borrower pursuant to the mortgage loan;
processing assumptions or substitutions in those cases where the master servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies; supervising foreclosures; inspecting and managing mortgaged properties under certain circumstances; and maintaining accounting records relating to the mortgage loans. To the extent specified in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See "Description of Credit Support."

      The master servicer may agree to modify, waive or amend any term of any mortgage loan in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not:

          o   affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan; or

          o   in its judgment, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon.

      The master servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a mortgage loan if, unless otherwise provided in the related prospectus supplement:

          o   in its judgment, a material default on the mortgage loan has occurred or a payment default is imminent; and

          o   in its judgment, that modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan on a present value basis than would liquidation.

      The master servicer is required to notify the trustee in the event of any modification, waiver or amendment of any mortgage loan.

SUBSERVICERS

      A master servicer may delegate its servicing obligations in respect of the mortgage loans to a subservicer, but the master servicer will remain obligated under the related Agreement. Each sub-servicing agreement must be consistent with the terms of the related Agreement and must provide that, if for any reason the master servicer for the related series of certificates is no longer acting in the capacity, the trustee or any successor master servicer may assume the master servicer's rights and obligations under a subservicing agreement.

      Unless otherwise provided in the related prospectus supplement, the master servicer will be solely liable for all fees owed by it to any subservicer, irrespective of whether the master servicer's compensation pursuant to the related Agreement is sufficient to pay those fees. However, a subservicer may be entitled to a retained interest in certain mortgage loans. Each subservicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under an
Agreement. See "--Retained Interest; Servicing Compensation and Payment of
Expenses."

REALIZATION UPON DEFAULTED MORTGAGE LOANS

      A borrower's failure to make required payments may reflect inadequate income or the diversion of that income from the service of payments due under the mortgage loan, and may call into question the borrower's ability to make timely payment of taxes and to pay for necessary maintenance of the related mortgaged property. Unless otherwise provided in the related prospectus supplement, the master servicer is required to:

          o   monitor any mortgage loan which is in default;

          o   contact the borrower concerning the default;

                                       64

          o   evaluate whether the causes of the default can be cured over a reasonable period without significant impairment of the value of the mortgaged property;

          o   initiate corrective action in cooperation with the borrower if cure is likely;

          o   inspect the mortgaged property; and

          o   take any other actions as are consistent with the Servicing
          Standard.

      A significant period of time may elapse before the master servicer is able to assess the success of the corrective action or the need for additional initiatives.

      The time within which the master servicer makes the initial determination of appropriate action, evaluates the success of corrective action, develops additional initiatives, institutes foreclosure proceedings and actually forecloses or takes a deed to a mortgaged property in lieu of foreclosure on behalf of the certificateholders, may vary considerably depending on the particular mortgage loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. Under federal bankruptcy law, the master servicer in certain cases may not be permitted to accelerate a mortgage loan or to foreclose on a mortgaged property for a considerable period of time.
See "Legal Aspects of Mortgage Loans."

      Any Agreement relating to a trust fund that includes mortgage loans may grant to the master servicer or the holder or holders of certain classes of certificates, or both, a right of first refusal to purchase from the trust fund at a predetermined purchase price any mortgage loan as to which a specified number of scheduled payments thereunder are delinquent. Any such right granted to the holder of an offered certificate will be described in the related prospectus supplement. The related prospectus supplement will also describe any such right granted to any person if the predetermined purchase price is less than the Purchase Price described under "--Representations and Warranties;
Repurchases."

      If so specified in the related prospectus supplement, the master servicer may offer to sell any defaulted mortgage loan described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect thereto, if and when the master servicer determines, consistent with the Servicing Standard, that this sale would produce a greater recovery on a present value basis than would liquidation through foreclosure or similar proceeding. The related Agreement will provide that any sale of this type be made in a commercially reasonable manner for a specified period and that the master servicer accept the highest cash bid received from any person including itself, an affiliate of the master servicer or any certificateholder that constitutes a fair price for the defaulted mortgage loan. In the absence of any bid determined in accordance with the related Agreement to be fair, the master servicer shall proceed with respect to the defaulted mortgage loan as described in the paragraphs below. Any bid in an amount at least equal to the
Purchase Price described under "--Representations and Warranties; Repurchases"
will in all cases be deemed fair.

      If a default on a mortgage loan has occurred or, in the master servicer's judgment is imminent, and the action is consistent with the Servicing Standard, the master servicer, on behalf of the trustee, may at any time:

          o   institute foreclosure proceedings;

          o   exercise any power of sale contained in any mortgage;

          o   obtain a deed in lieu of foreclosure; or

          o   otherwise acquire title to a mortgaged property securing the mortgage loan.

      Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the master servicer, on behalf of the trust fund, will be required to sell the mortgaged property by the close of the third calendar year following the year of acquisition, unless:

                                       65

          o   the Internal Revenue Service grants an extension of time to sell the property; or

          o   the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Internal Revenue Code at any time that any certificate is outstanding.

      Subject to the foregoing, the master servicer will be required to:

          o   solicit bids for any mortgaged property so acquired by the trust fund as will be reasonably likely to realize a fair price for the property; and

          o   accept the first and, if multiple bids are contemporaneously received, the highest cash bid received from any person that constitutes a fair price.

      The limitations imposed by the related Agreement and the REMIC provisions of the Internal Revenue Code, if a REMIC election has been made with respect to the related trust fund, on the ownership and management of any mortgaged property acquired on behalf of the trust fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Legal
Aspects of Mortgage Loans--Foreclosure."

      If recovery on a defaulted mortgage loan under any related instrument of credit support is not available, the master servicer nevertheless will be obligated to follow or cause to be followed normal practices and procedures as it deems necessary or advisable to realize upon the defaulted mortgage loan. If the proceeds of any liquidation of the property securing the defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued thereon at the mortgage rate plus the aggregate amount of expenses incurred by the master servicer in connection with such proceedings and which are reimbursable under the Agreement, the trust fund will realize a loss in the amount of that difference. The master servicer will be entitled to withdraw or cause to be withdrawn from the certificate account out of the liquidation proceeds recovered on any defaulted mortgage loan, prior to the distribution of the liquidation proceeds to certificateholders, amounts representing its normal servicing compensation on the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

      If any property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related instrument of credit support, if any, the master servicer is not required to expend its own funds to restore the damaged property unless it determines:

          o   that the restoration will increase the proceeds to
          certificateholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses; and

          o   that the expenses will be recoverable by it from related insurance proceeds or liquidation proceeds.

      As servicer of the mortgage loans, a master servicer, on behalf of itself, the trustee and the certificateholders, will present claims to the obligor under each instrument of credit support, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted mortgage loans.

      If a master servicer or its designee recovers payments under any instrument of credit support with respect to any defaulted mortgage loan, the master servicer will be entitled to withdraw or cause to be withdrawn from the certificate account out of those proceeds, prior to distribution thereof to certificateholders, amounts representing its normal servicing compensation on the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan. See "--Hazard Insurance Policies" and "Description of Credit Support."

HAZARD INSURANCE POLICIES

      To the extent specified in the related prospectus supplement, each
Agreement for a trust fund that includes mortgage loans will require the master servicer to cause the borrower on each mortgage loan to maintain a hazard

                                       66

insurance policy providing for the coverage required under the related mortgage or, if any mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, then the coverage that is consistent with the Servicing Standard. To the extent specified in the related prospectus supplement, the coverage will be in general in an amount equal to the lesser of the principal balance owing on the mortgage loan and the amount necessary to fully compensate for any damage or loss to the improvements on the mortgaged property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information in this regard is furnished by borrowers. All amounts collected by the master servicer under any policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures, subject to the terms and conditions of the related mortgage and mortgage note will be deposited in the certificate account. The
Agreement will provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the master servicer's maintaining a blanket policy insuring against hazard losses on the mortgage loans. If the blanket policy contains a deductible clause, the master servicer will be required to deposit in the certificate account all sums that would have been deposited in the certificate account but for that clause.

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.
Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most of these policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mud flows, wet or dry rot, vermin, domestic animals and certain other kinds of uninsured risks.

      The hazard insurance policies covering the mortgaged properties securing the mortgage loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90% of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the co-insurance clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of:

          o   the replacement cost of the improvements less physical
          depreciation; and

          o   the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

      Each Agreement for a trust fund that includes mortgage loans will require the master servicer to cause the borrower on each mortgage loan to maintain all other insurance coverage with respect to the related mortgaged property as is consistent with the terms of the related mortgage and the Servicing Standard, which insurance may typically include flood insurance if the related mortgaged property was located at the time of origination in a federally designated flood area.

      Any cost incurred by the master servicer in maintaining any insurance policy will be added to the amount owing under the mortgage loan where the terms of the mortgage loan so permit; provided, however, that the addition of this cost will not be taken into account for purposes of calculating the distribution to be made to certificateholders. These costs may be recovered by the master servicer or subservicer, as the case may be, from the collection account, with interest thereon, as provided by the Agreement.

      Under the terms of the mortgage loans, borrowers will generally be required to present claims to insurers under hazard insurance policies maintained on the related mortgaged properties. The master servicer, on behalf of the trustee and certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on mortgaged properties securing the mortgage loans. However, the ability of

                                       67

the master servicer to present or cause to be presented these claims is dependent upon the extent to which information in this regard is furnished to the master servicer by borrowers.

FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

      To the extent specified in the related prospectus supplement, each
Agreement will require that the master servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage which may provide blanket coverage or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the master servicer. The related Agreement will allow the master servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the master servicer so long as criteria set forth in the
Agreement are met.

DUE-ON-SALE PROVISIONS

      Some of the mortgage loans may contain clauses requiring the consent of the lender to any sale or other transfer of the related mortgaged property, or due-on-sale clauses entitling the lender to accelerate payment of the mortgage loan upon any sale, transfer or conveyance of the related mortgaged property.
Unless otherwise provided in the related prospectus supplement, the master servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying mortgaged property and it is entitled to do so under applicable law; provided, however, that the master servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. To the extent specified in the related prospectus supplement, any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. See "Legal Aspects of
Mortgage Loans--Due-on-Sale Clauses."

RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

      The prospectus supplement for a series of certificates will specify whether there will be any retained interest in the assets, and, if so, the initial owner thereof. If so, the retained interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement.

      To the extent specified in the related prospectus supplement, the master servicer's and a subservicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a portion of the interest payment on each asset. Since any retained interest and a master servicer's primary compensation are percentages of the principal balance of each asset, these amounts will decrease in accordance with the amortization of the assets. The prospectus supplement with respect to a series of certificates evidencing interests in a trust fund that includes mortgage loans may provide that, as additional compensation, the master servicer or the subservicers may retain all or a portion of assumption fees, modification fees, late payment charges or prepayment premiums collected from borrowers and any interest or other income which may be earned on funds held in the certificate account or any account established by a subservicer pursuant to the Agreement.

      The master servicer may, to the extent provided in the related prospectus supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the assets, including, without limitation, payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to certificateholders, and payment of any other expenses described in the related prospectus supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the mortgage loans and, to the extent so provided in the related prospectus supplement, interest thereon at the rate specified in the related prospectus supplement may be borne by the trust fund.

      If and to the extent provided in the related prospectus supplement, the master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any Due Period to certain interest shortfalls resulting from the voluntary prepayment of any mortgage loans in the related trust fund during that period prior to their respective due dates therein.

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EVIDENCE AS TO COMPLIANCE

      The master servicer will be required to deliver to the depositor and the trustee by not later than March 15th of each year, starting in the year following the year of issuance of the related series of securities, an officer's certificate stating that:

          o   a review of the activities of the master servicer during the preceding calendar year and of performance under the pooling and servicing agreement has been made under such officer's supervision;
          and

          o   to the best of such officer's knowledge, based on such review, the master servicer has fulfilled all of its obligations under the pooling and servicing agreement for such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status of such default, including the steps being taken by the master servicer to remedy such default.

      In addition, on or prior to March 15th of each year, commencing with the year following the year of issuance of the related series of securities , the master servicer will be required to deliver to the depositor an Assessment of
Compliance that contains the following:

          o   a statement of the master servicer's responsibility for assessing compliance with the servicing criteria applicable to it;

          o   a statement that the master servicer used the criteria in Item
          1122(d) of Regulation AB (17 CFR 229.1122) to assess compliance with the applicable servicing criteria;

          o   the master servicer's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identified by the master servicer; and

          o   a statement that a registered public accounting firm has issued an attestation report on the master servicer's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

      The master servicer will also be required to simultaneously deliver an attestation report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the master servicer's assessment of compliance with the applicable servicing criteria.

      In addition, the related prospectus supplement will identify each other party performing a servicing function that will be required to provide either or both of the above evidences of compliance. You will be able to obtain copies of these statements and reports without charge upon written request to the trustee at the address provided in the prospectus supplement.

MATTERS REGARDING A MASTER SERVICER AND THE DEPOSITOR

      For each series of certificates, the servicing of the related loans may be provided, as specified in the prospectus supplement, either by the master servicer directly, by one or more servicers under supervision by the master servicer, or by a single servicer that is a party to the applicable agreement for the series and services the loans directly or through one or more subservicers. The master servicer, if any, or a servicer for substantially all the mortgage loans under each Agreement will be named in the related prospectus supplement. The entity serving as master servicer or as servicer may be an affiliate of Morgan Stanley Capital I Inc. and may have other normal business relationships with Morgan Stanley Capital I Inc. or Morgan Stanley Capital I
Inc.'s affiliates. Reference to the master servicer shall be deemed to be to the servicer of substantially all of the mortgage loans, if applicable. In general, descriptions of the rights and obligations of a master servicer in this prospectus will also be applicable to any servicer.

                                       69

      If the master servicer services the loans through servicers, the master servicer may or may not, as specified in the prospectus supplement, be ultimately responsible for the performance of all servicing activities, including those performed by the servicers, notwithstanding its delegation of certain responsibilities to the servicers.

      To the extent specified in the related prospectus supplement, the related
Agreement will provide that the master servicer may resign from its obligations and duties thereunder only upon a determination that its duties under the
Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it;
provided that the other activities of the master servicer causing the conflict were carried on by the master servicer at the date of the Agreement. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the Agreement.

      To the extent specified in the related prospectus supplement, each
Agreement will further provide that neither any master servicer, Morgan Stanley
Capital I Inc. nor any director, officer, employee, or agent of a master servicer or Morgan Stanley Capital I Inc. will be under any liability to the related trust fund or certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement;
provided, however, that neither a master servicer, Morgan Stanley Capital I Inc.
nor any director, officer, employee or agent of a master servicer or Morgan
Stanley Capital I Inc. will be protected against any breach of a representation, warranty or covenant made in the Agreement, or against any liability specifically imposed thereby, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Unless otherwise described in the related prospectus supplement, each Agreement will further provide that any master servicer, Morgan Stanley Capital I Inc. and any director, officer, employee or agent of a master servicer or Morgan Stanley Capital I Inc. will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense:

          o   specifically imposed by the Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a master servicer, the prosecution of an
              enforcement action in respect of any specific mortgage loan or mortgage loans, except as any loss, liability or expense shall be otherwise reimbursable pursuant to the Agreement;

          o   incurred in connection with any breach of a representation, warranty or covenant made in the Agreement;

          o   incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of its obligations or duties;

          o   incurred in connection with any violation of any state or federal securities law; or

          o   imposed by any taxing authority if the loss, liability or expense is not specifically reimbursable pursuant to the terms of the related Agreement.

      In addition, each Agreement will provide that neither any master servicer nor Morgan Stanley Capital I Inc. will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The master servicer or Morgan Stanley Capital I Inc.
may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder.
In this event, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the certificateholders, and the master servicer or Morgan Stanley Capital I Inc., as the case may be, will be entitled to be reimbursed therefor and to charge the certificate account.

      In general, the only obligations of the depositor with respect to a series of certificates will be to obtain representations and warranties from the sponsor, the sellers and/or the originators regarding the assets to the depositor for inclusion in the related trust fund. The depositor will also establish the trust fund for each series of certificates and will assign to the trustee for the related series the assets to be included in the related trust fund and the depositor's

                                       70

rights with respect to those representations and warranties. The only ongoing responsibilities of the depositor with respect to any series of certificates will be, if necessary, to assure that it has fully transferred to the trust fund its rights in the assets of the trust fund. The depositor will have no ongoing servicing, administrative or enforcement obligations with respect to any trust fund.

      Any person into which the master servicer or Morgan Stanley Capital I Inc.
may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer or Morgan Stanley Capital I Inc. is a party, or any person succeeding to the business of the master servicer or Morgan
Stanley Capital I Inc., will be the successor of the master servicer or Morgan
Stanley Capital I Inc., as the case may be, under the related Agreement.

EVENTS OF DEFAULT

      Unless otherwise provided in the related prospectus supplement for a trust fund that includes mortgage loans, Events of Default under the related Agreement will include:

          o   any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders, any required payment;

          o   any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement which continues unremedied for thirty days after written notice of the failure has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the voting rights;

          o   any breach of a representation or warranty made by the master servicer under the Agreement which materially and adversely affects the interests of certificateholders and which continues unremedied for thirty days after written notice of that breach has been given to the master servicer by the trustee or Morgan Stanley
              Capital I Inc., or to the master servicer, Morgan Stanley Capital
              I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the voting rights; and

          o   certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

      Material variations to the foregoing Events of Default--other than to shorten cure periods or eliminate notice requirements--will be specified in the related prospectus supplement. Unless otherwise described in the related prospectus supplement, the trustee shall, not later than the later of 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and five days after certain officers of the trustee become aware of the occurrence of such an event, transmit by mail to Morgan Stanley Capital I Inc. and all certificateholders of the applicable series notice of the occurrence, unless the default shall have been cured or waived.

RIGHTS UPON EVENT OF DEFAULT

      So long as an Event of Default under an Agreement remains unremedied,
Morgan Stanley Capital I Inc. or the trustee may, and at the direction of holders of certificates evidencing not less than 51% of the voting rights, the trustee shall, terminate all of the rights and obligations of the master servicer under the Agreement and in and to the mortgage loans, other than as a certificateholder or as the owner of any retained interest, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the Agreement, except that if the trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, or if the related prospectus supplement so specifies, then the trustee will not be obligated to make the advances, and will be entitled to similar compensation arrangements. Unless otherwise described in the related prospectus supplement, in the event that the trustee is unwilling or unable so to act, it may or, at the written request of the holders of certificates entitled to at least 51% of the voting rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the rating agency with a net worth at the time of

                                       71

appointment of at least $15,000,000 to act as successor to the master servicer under the Agreement. Pending appointment, the trustee is obligated to act in the capacity of master servicer. The trustee and any successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the Agreement.

      Unless otherwise described in the related prospectus supplement, the holders of certificates representing at least 66(2)/3% of the voting rights allocated to the respective classes of certificates affected by any Event of
Default will be entitled to waive that Event of Default; provided, however, that an Event of Default involving a failure to distribute a required payment to certificateholders described in the first bullet point under "--Events of
Default" may be waived only by all of the certificateholders. Upon any waiver of an Event of Default, the Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

      No certificateholder will have the right under any Agreement to institute any proceeding with respect thereto unless the holder previously has given to the trustee written notice of default and unless the holders of certificates evidencing not less than 25% of the voting rights have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for sixty days has neglected or refused to institute any proceeding. The trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of certificates covered by the Agreement, unless the certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

      Each Agreement may be amended by the parties thereto, without the consent of any of the holders of certificates covered by the Agreement:

          o   to cure any ambiguity;

          o   to conform the Agreement to this Prospectus and the prospectus supplement provided to investors in connection with the initial offering of the related certificates

          o   to correct, modify or supplement any provision in the Agreement which may be inconsistent with any other provision in the
              Agreement;

          o   to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof; or

          o   to comply with any requirements imposed by the Internal Revenue
              Code;

provided that the amendment--other than an amendment for the purpose specified in the fourth bullet point above--will not, as evidenced by an opinion of counsel to that effect, adversely affect in any material respect the interests of any holder of certificates covered by the Agreement.

      To the extent specified in the related prospectus supplement, each
Agreement may also be amended by Morgan Stanley Capital I Inc., the master servicer, if any, and the trustee, with the consent of the holders of certificates affected thereby evidencing not less than 51% of the voting rights, for any purpose; provided, however, that to the extent specified in the related prospectus supplement, no such amendment may:

          o   reduce in any manner the amount of or delay the timing of, payments received or advanced on mortgage loans which are required to be distributed on any certificate without the consent of the holder of that certificate;

                                       72

          o   adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in (1), without the consent of the holders of all certificates of that class; or

          o   modify the provisions of the Agreement described in this paragraph without the consent of the holders of all certificates covered by the Agreement then outstanding.

      However, with respect to any series of certificates as to which a REMIC election is to be made, the trustee will not consent to any amendment of the
Agreement unless it shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund to fail to qualify as a REMIC at any time that the related certificates are outstanding.

THE TRUSTEE

      The trustee under each Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company serving as trustee may have a banking relationship with Morgan Stanley Capital I Inc. and its affiliates and with any master servicer and its affiliates.

DUTIES OF THE TRUSTEE

      The trustee will make no representations as to the validity or sufficiency of any Agreement, the certificates or any asset or related document and is not accountable for the use or application by or on behalf of any master servicer of any funds paid to the master servicer or its designee in respect of the certificates or the assets, or deposited into or withdrawn from the certificate account or any other account by or on behalf of the master servicer. If no Event of Default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the related Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine the documents and to determine whether they conform to the requirements of the Agreement.

MATTERS REGARDING THE TRUSTEE

      Unless otherwise described in the related prospectus supplement, the trustee and any director, officer, employee or agent of the trustee shall be entitled to indemnification out of the certificate account for any loss, liability or expense, including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement, incurred in connection with the trustee's:

          o   enforcing its rights and remedies and protecting the interests, and enforcing the rights and remedies, of the certificateholders during the continuance of an Event of Default;

          o   defending or prosecuting any legal action in respect of the related Agreement or series of certificates;

          o   being the lender of record with respect to the mortgage loans in a trust fund and the owner of record with respect to any mortgaged property acquired in respect thereof for the benefit of
              certificateholders; or

          o   acting or refraining from acting in good faith at the direction of the holders of the related series of certificates entitled to not less than 25% or a higher percentage as is specified in the related Agreement with respect to any particular matter of the voting rights for the series; provided, however, that the
              indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties under the related Agreement, or by reason of its reckless disregard of the obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the related Agreement.

                                       73

RESIGNATION AND REMOVAL OF THE TRUSTEE

      The trustee may at any time resign from its obligations and duties under an Agreement by giving written notice thereof to Morgan Stanley Capital I Inc., the master servicer, if any, and all certificateholders. Upon receiving the notice of resignation, Morgan Stanley Capital I Inc. is required promptly to appoint a successor trustee acceptable to the master servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

      If at any time the trustee shall cease to be eligible to continue as trustee under the related Agreement, or if at any time the trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the trustee or of its property shall be appointed, or any public officer shall take charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then Morgan Stanley
Capital I Inc. may remove the trustee and appoint a successor trustee acceptable to the master servicer, if any. Holders of the certificates of any series entitled to at least 51% of the voting rights for that series may at any time remove the trustee without cause and appoint a successor trustee.

      Any resignation or removal of the trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

      For any series of certificates, credit support may be provided with respect to one or more classes thereof or the related assets. Credit support may be in the form of the subordination of one or more classes of certificates, letters of credit, insurance policies, guarantees, the establishment of one or more reserve funds and/or spread accounts, or any combination of the foregoing.
In addition, derivatives in the form of interest rate swap agreements, interest rate caps, floors and collars, currency swap agreements, currency exchange agreements or any combination of the foregoing may be used by the related trust fund to alter the payment characteristics of the loans or other trust fund assets. Credit support and derivatives will not provide protection against all risks of loss or interest rate or currency movements, as applicable, and will not guarantee repayment of the entire principal balance of the securities and interest on those securities. If losses or other shortfalls occur which exceed the amount covered by credit support or such derivatives or which are not covered by the credit enhancement or such derivatives, securityholders will bear their allocable share of any deficiencies.

      Unless otherwise provided in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee repayment of the entire certificate balance of the certificates and interest thereon. If losses or shortfalls occur that exceed the amount covered by credit support or that are not covered by credit support, certificateholders will bear their allocable share of deficiencies.

      If credit support is provided with respect to one or more classes of certificates of a series, or the related assets, the related prospectus supplement will include a description of:

          o   the nature and amount of coverage under the credit support;

          o   any conditions to payment thereunder not otherwise described in this prospectus;

          o   the conditions, if any, under which the amount of coverage under the credit support may be reduced and under which the credit support may be terminated or replaced;

          o   the material provisions relating to such credit support; and

          o   information regarding the obligor under any instrument of credit support, including:

                                       74

          o   a brief description of its principal business activities;

          o   its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

          o   if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business; and

          o   its total assets, and its stockholders or policyholders surplus, if applicable, as of the date specified in the prospectus
              supplement.

      See "Risk Factors--Credit Enhancement is Limited in Amount and Coverage."

SUBORDINATE CERTIFICATES

      If so specified in the related prospectus supplement, one or more classes of certificates of a series may be subordinate certificates. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate certificates to receive distributions of principal and interest from the certificate account on any distribution date will be subordinated to the rights of the holders of senior certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of or may be limited to certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the amount of subordination of a class or classes of subordinate certificates in a series, the circumstances in which the subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

CROSS-SUPPORT PROVISIONS

      If the assets for a series are divided into separate groups, each supporting a separate class or classes of certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage loans and mortgage-backed securities prior to distributions on subordinate certificates evidencing interests in a different group of mortgage loans and mortgage-backed securities within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying these provisions.

INSURANCE OR GUARANTEES FOR THE MORTGAGE LOANS

      If so provided in the prospectus supplement for a series of certificates, the mortgage loans in the related trust fund will be covered for various default risks by insurance policies or guarantees. A copy of any material instrument for a series will be filed with the Securities and Exchange Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the certificates of the related series.

LETTER OF CREDIT

      If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or more letters of credit, issued by the letter of credit bank. Under a letter of credit, the letter of credit bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans and mortgage-backed securities on the related cut-off date or of the initial aggregate certificate balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of any letter of credit for a series will be filed with the Securities and Exchange
Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the certificates of the related series.

                                       75

INSURANCE POLICIES AND SURETY BONDS

      If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. The instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. A copy of any instrument for a series will be filed with the Securities and Exchange Commission as an exhibit to a Current
Report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

RESERVE FUNDS

      If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in the prospectus supplement. The reserve funds for a series may also be funded over time by depositing in the reserve funds a specified amount of the distributions received on the related assets as specified in the related prospectus supplement.

      Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent described in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the certificates. If so specified in the related prospectus supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each distribution date amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement and will not be available for further application to the certificates.

      Moneys deposited in any reserve funds will be invested in Permitted
Investments, except as otherwise specified in the related prospectus supplement.
Unless otherwise described in the related prospectus supplement, any reinvestment income or other gain from these investments will be credited to the related reserve fund for the series, and any loss resulting from these investments will be charged to the reserve fund. However, the income may be payable to any related master servicer or another service provider as additional compensation. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise described in the related prospectus supplement.

      Additional information concerning any reserve fund will be set forth in the related prospectus supplement, including the initial balance of the reserve fund, the balance required to be maintained in the reserve fund, the manner in which the required balance will decrease over time, the manner of funding the reserve fund, the purposes for which funds in the reserve fund may be applied to make distributions to certificateholders and use of investment earnings from the reserve fund, if any.

DERIVATIVE PRODUCTS

      If specified in the related prospectus supplement, a trust fund may acquire the benefit of derivative products consisting of the agreements described under "Description of the Trust Funds-Cash Flow Agreements and
Derivatives". For any series that includes derivative products, the particular derivatives may provide support only to certain specified classes of securities and will be subject to limitations and conditions, all of which will be described in the prospectus supplement.

CREDIT SUPPORT FOR MORTGAGE-BACKED SECURITIES

      If so provided in the prospectus supplement for a series of certificates, the mortgage-backed securities in the related trust fund or the mortgage loans underlying the mortgage-backed securities may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify as to each form of credit support the information indicated above under "Description of Credit Support--General" to the extent the information is material and available.

                                       76

                         LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of certain legal aspects of loans secured by single-family residential properties. The legal aspects are governed primarily by applicable state law, which laws may differ substantially. As such, the summaries do not purport to:

          o   be complete;

          o   reflect the laws of any particular state; or

          o   encompass the laws of all states in which the security for the mortgage loans is situated.

The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans. See "Description of the
Trust Funds--Assets."

GENERAL

      All of the mortgage loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property. The instrument granting a security interest may be a mortgage, deed of trust, security deed or deed to secure debt, depending upon the prevailing practice and law in the state in which the mortgaged property is located. Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property. The priority of the mortgage will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to the instrument as well as the order of recordation of the instrument in the appropriate public recording office.
However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

      A mortgage either creates a lien against or constitutes a conveyance of real property between two parties:

          o   a mortgagor--the borrower and usually the owner of the subject property, and

          o   a mortgagee--the lender.

      In contrast, a deed of trust is a three-party instrument, among:

          o   a trustor--the equivalent of a borrower,

          o   a trustee to whom the mortgaged property is conveyed, and

          o   a beneficiary--the lender--for whose benefit the conveyance is made.

      Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties.

      By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the time that the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. If a borrower under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The lender's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by

                                       77

the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws including, without limitation, the
Soldiers' and Sailors' Civil Relief Act of 1940 and, in some cases, in deed of trust transactions, the directions of the beneficiary.

INTEREST IN REAL PROPERTY

      The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements.
However, the mortgage or other instrument may encumber other interests in real property such as:

          o   a tenant's interest in a lease of land or improvements, or both,
              and

          o   the leasehold estate created by the lease.

A mortgage or other instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating the interest to protect the lender against termination of the interest before the note secured by the mortgage, deed of trust, security deed or deed to secure debt is paid. To the extent specified in the prospectus supplement, Morgan
Stanley Capital I Inc. or the asset seller will make certain representations and warranties in the Agreement with respect to any mortgage loans that are secured by an interest in a leasehold estate. The representations and warranties, if applicable, will be set forth in the prospectus supplement.

COOPERATIVE LOANS

      If specified in the prospectus supplement relating to a series of offered certificates, the mortgage loans may also consist of cooperative apartment loans secured by security interests in shares issued by a cooperative and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. This type of lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

      Each cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative, as property borrower, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the cooperative's apartment building or obtaining of capital by the cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the cooperative is unable to meet the payment obligations:

          o   arising under a blanket mortgage, the lender holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements, or

          o   arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all
              subordinate proprietary leases and occupancy agreements.

      Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the cooperative to refinance a mortgage and its consequent inability to make the final payment could lead to foreclosure by the lender. Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the cooperatives' interest in the property and termination of all proprietary leases and occupancy agreement. In either event, a foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any

                                       78

collateral held by the lender that financed the purchase by an individual tenant stockholder of cooperative shares or, in the case of the mortgage loans, the collateral securing the cooperative loans.

      The cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary lease or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See "--Foreclosure--Cooperative
Loans" below.

FORECLOSURE

      General

      Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

      Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

      Judicial Foreclosure

      A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. The sales are made in accordance with procedures that vary from state to state.

      Equitable Limitations on Enforceability of Certain Provisions

      United States courts have traditionally imposed general equitable principles to limit the remedies available to a lender in connection with foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of mortgage defaults, to the extent that the effect is perceived as harsh or unfair. Relying on these principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the borrower failed to maintain the mortgaged property adequately or the borrower executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual

                                       79

circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

      Non-Judicial Foreclosure/Power of Sale

      Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the borrower under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to the sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears, without acceleration, plus the expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

      Public Sale

      A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of the property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will become obligated to pay taxes, obtain casualty insurance and to make the repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.
Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure or bankruptcy proceedings. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

      A junior lender may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale clause" contained in a senior mortgage, the junior lender may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those mortgage loans, if any, that are junior mortgage loans, if the lender purchases the property the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

      The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any

                                       80

proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the borrower. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by these holders.

      REO Properties

      If title to any mortgaged property is acquired by the trustee on behalf of the certificateholders, the master servicer or any related subservicer, on behalf of the certificateholders, will be required to sell the mortgaged property by the close of the third calendar year following the year of acquisition, unless:

          o   the Internal Revenue Service grants an REO extension or

          o   it obtains an opinion of counsel generally to the effect that the holding of the property beyond the close of the third calendar year after its acquisition will not result in the imposition of a tax on the trust fund or cause any REMIC created pursuant to the
              Agreement to fail to qualify as a REMIC under the Internal Revenue
              Code.

Subject to the foregoing, the master servicer or any related subservicer will generally be required to solicit bids for any mortgaged property so acquired in a manner as will be reasonably likely to realize a fair price for the property.
The master servicer or any related subservicer may retain an independent contractor to operate and manage any REO property; however, the retention of an independent contractor will not relieve the master servicer or any related subservicer of its obligations with respect to the REO property.

      In general, the master servicer or any related subservicer or an independent contractor employed by the master servicer or any related subservicer at the expense of the trust fund will be obligated to operate and manage any mortgaged property acquired as REO property in a manner that would, to the extent commercially feasible, maximize the trust fund's net after-tax proceeds from the property. After the master servicer or any related subservicer reviews the operation of the property and consults with the trustee to determine the trust fund's federal income tax reporting position with respect to the income it is anticipated that the trust fund would derive from the property, the master servicer or any related subservicer could determine, particularly in the case of an REO property that is a hospitality or residential health care facility, that it would not be commercially feasible to manage and operate the property in a manner that would avoid the imposition of an REO Tax. To the extent that income the trust fund receives from an REO property is subject to a tax on (i) "net income from foreclosure property" that income would be subject to federal income tax at the highest marginal corporate tax rate--currently 35%
or (ii) "prohibited transactions," that income would be subject to federal income tax at a 100% rate. The determination as to whether income from an REO property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO property.
Generally, income from an REO property that is directly operated by the master servicer or any related subservicer would be apportioned and classified as
"service" or "non-service" income. The "service" portion of the income could be subject to federal income tax either at the highest marginal corporate tax rate or at the 100% rate on "prohibited transactions," and the "non-service" portion of the income could be subject to federal income tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate applicable to "prohibited transactions." Any REO Tax imposed on the trust fund's income from an REO property would reduce the amount available for distribution to certificateholders.

      Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial
REO properties by REMICs. See "Federal Income Tax Consequences" in this prospectus and "Federal Income Tax Consequences" in the prospectus supplement.

      Rights of Redemption

      The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those

                                       81

having an interest which is subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of the action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

      The equity of redemption is a common-law or non-statutory right which exists prior to completion of the foreclosure, is not waivable by the borrower, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

      Under the REMIC provisions currently in effect, property acquired by foreclosure generally must not be held beyond the close of the third calendar year following the year of acquisition. Unless otherwise provided in the related prospectus supplement, with respect to a series of certificates for which an election is made to qualify the trust fund or a part thereof as a REMIC, the
Agreement will permit foreclosed property to be held beyond the close of the third calendar year following the year of acquisition if the Internal Revenue
Service grants an extension of time within which to sell the property or independent counsel renders an opinion to the effect that holding the property for such additional period is permissible under the REMIC provisions.

      Cooperative Loans

      The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and by-laws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics'
liens against the cooperative apartment building incurred by the tenant-stockholder. The proprietary lease or occupancy agreement generally permit the cooperative to terminate the lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder under the proprietary lease or occupancy agreement which will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

      The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

      Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

      In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial
Code and the security agreement relating to those shares. Article 9 of the
Uniform Commercial Code requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a
"commercially reasonable" manner will depend on the facts in each case. In

                                       82

determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure.
Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

      Article 9 of the Uniform Commercial Code provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus.
Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

      In the case of foreclosure on a building which was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building was so converted.

JUNIOR MORTGAGES

      Some of the mortgage loans may be secured by junior mortgages or deeds of trust, which are subordinate to first mortgages or deeds of trust held by other lenders. The rights of the trust fund as the holder of a junior deed of trust or a junior mortgage are subordinate in lien and in payment to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior lender or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the borrower, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior lender's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See "--Foreclosure" in this prospectus.

      Furthermore, because the terms of the junior mortgage or deed of trust are subordinate to the terms of the first mortgage or deed of trust, in the event of a conflict between the terms of the first mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the first mortgage or deed of trust will generally govern. Upon a failure of the borrower or trustor to perform any of its obligations, the senior lender or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the lender or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a first lender expends these sums, such sums will generally have priority over all sums due under the junior mortgage.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Statutes in some states limit the right of a beneficiary under a deed of trust or a lender under a mortgage to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on a personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

      In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or

                                       83

affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition.
Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

      Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified.
These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter
11 or Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

      Certain tax liens arising under the Internal Revenue Code of 1986, as amended, may in certain circumstances provide priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws.
These laws include the federal Truth-in-Lending Act, Real Estate Settlement
Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair
Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases this liability may affect assignees of the mortgage loans.

      Generally, Article 9 of the Uniform Commercial Code governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement.
Some courts have interpreted section 9-504 of the Uniform Commercial Code to prohibit a deficiency award unless the creditor establishes that the sale of the collateral which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement, was conducted in a commercially reasonable manner.

ENVIRONMENTAL LEGISLATION

      Certain states impose a statutory lien for associated costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. Such a lien will generally have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens including the lien of a mortgage. In addition, under federal environmental legislation and under state law in a number of states, a secured party that takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale or becomes involved in the operation or management of a property so as to be deemed an "owner" or "operator" of the property may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a lender
(such as a trust fund) secured by residential real property. In the event that title to a mortgaged property securing a mortgage loan in a trust fund was acquired by the trust fund and cleanup costs were incurred in respect of the mortgaged property, the holders of the related series of certificates might realize a loss if such costs were required to be paid by the trust fund.

DUE-ON-SALE CLAUSES

      Unless the related prospectus supplement indicates otherwise, the mortgage loans will contain due-on-sale clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the borrower sells, transfers or conveys the related mortgaged property. The enforceability of "due-on-sale"
clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to certain loans the Garn-St Germain Depository Institutions Act of
1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions.
Due-on-sale clauses

                                       84

contained in mortgage loans originated by federal savings and loan associations of federal savings banks are fully enforceable pursuant to regulations of the
United States Federal Home Loan Bank Board, as succeeded by the Office of Thrift
Supervision, which preempt state law restrictions on the enforcement of these clauses. Similarly, "due-on-sale" clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Comptroller of the Currency and the National Credit Union
Administration, respectively.

      The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the act (including federal savings and loan associations and federal savings banks) may not exercise a "due-on-sale" clause, notwithstanding the fact that a transfer of the property may have occurred.
These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance.
Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. The inability to enforce a "due-on-sale" clause may result in a mortgage that bears an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may affect the average life of the mortgage loans and the number of mortgage loans which may extend to maturity.

PREPAYMENT CHARGES

      Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans secured by liens encumbering owner-occupied residential properties, if the loans are paid prior to maturity. Since many of the mortgaged properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the mortgage loans. The absence of a restraint on prepayment, particularly with respect to fixed rate mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirement of the loans.

SUBORDINATE FINANCING

      Where a borrower encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risks including:

          o   the borrower may have difficulty servicing and repaying multiple loans;

          o   if the junior loan permits recourse to the borrower--as junior loans often do--and the senior loan does not, a borrower may be more likely to repay sums due on the junior loan than those on the senior loan;

          o   acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened;

          o   if the borrower defaults on the senior loan or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

          o   the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

APPLICABILITY OF USURY LAWS

      Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980, enacted in March 1980, provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The
Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest

                                       85

rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where
Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by
Title V. Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges.

      Morgan Stanley Capital I Inc. has been advised by counsel that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption.
Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of mortgage loans, any such limitation under the state's usury law would not apply to the mortgage loans.

      In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of the state action will be eligible for inclusion in a trust fund unless the mortgage loan provides:

          o   the interest rate, discount points and charges as are permitted in that state; or

          o   that the terms of the loan shall be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

      Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

ALTERNATIVE MORTGAGE INSTRUMENTS

      Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders have historically been subject to a variety of restrictions. The restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the
Garn-St Germain Act. Title VIII of the Garn-St Germain Act provides that, notwithstanding any state law to the contrary:

          o   state-chartered banks may originate alternative mortgage
              instruments in accordance with regulations promulgated by the
              Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks;

          o   state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the
              National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions; and

          o   all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home
              Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations.

      Title VIII of the Garn-St Germain Act provides that any state may reject applicability of the provisions of Title VIII of the Garn-St Germain Act by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of the provisions. Certain states have taken this type of action.

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SERVICEMEMBERS' CIVIL RELIEF ACT

      Under the terms of the Servicemembers' Civil Relief Act (formerly known as the Soldiers' and Sailors' Civil Relief Act of 1940), as amended, a borrower who enters military service after the origination of a mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Servicemembers' Civil Relief Act, as amended, applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves,
Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Servicemembers' Civil Relief Act, as amended, applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the
Servicemembers' Civil Relief Act, as amended. Application of the Servicemembers'
Civil Relief Act, as amended, would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Servicemembers' Civil Relief Act, as amended, would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, to the extent specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Soldiers'
and Sailors' Civil Relief Act of 1940, as amended, imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that an affected mortgage loan goes into default, there may be delays and losses occasioned thereby.

FORFEITURE FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

      Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of
America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations
Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United
States may seize the property even before a conviction occurs.

      In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

                                       87

                         FEDERAL INCOME TAX CONSEQUENCES

      The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates is based on the advice of Sidley Austin LLP or Latham & Watkins LLP or
Cadwalader, Wickersham & Taft LLP, counsel to Morgan Stanley Capital I Inc. This summary is based on laws, regulations, including the REMIC Regulations promulgated by the Treasury Department, rulings and decisions now in effect or, with respect to regulations, proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in certificates applicable to all categories of investors, some of which, for example, banks and insurance companies, may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of certificates.

GENERAL

      The federal income tax consequences to certificateholders will vary depending on whether an election is made to treat the trust fund relating to a particular series of certificates as a REMIC under the Internal Revenue Code.
The prospectus supplement for each series of certificates will specify whether one or more REMIC elections will be made.

GRANTOR TRUST FUNDS

      If a REMIC election is not made, Sidley Austin LLP or Cadwalader,
Wickersham & Taft LLP or Latham & Watkins LLP will deliver its opinion that the trust fund will not be classified as a publicly traded partnership, a taxable mortgage pool or an association taxable as a corporation and that the trust fund will be classified as a grantor trust under subpart E, Part I of subchapter J of
Chapter 1 of Subtitle A of the Internal Revenue Code. In this case, owners of certificates will be treated for federal income tax purposes as owners of a portion of the trust fund's assets as described in this section of the prospectus.

A. SINGLE CLASS OF GRANTOR TRUST CERTIFICATES

      Characterization. The trust fund may be created with one class of grantor trust certificates. In this case, each grantor trust certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust fund represented by the grantor trust certificates and will be considered the equitable owner of a pro rata undivided interest in each of the mortgage loans and mortgage-backed securities in the pool. Any amounts received by a grantor trust certificateholder in lieu of amounts due with respect to any mortgage loan and mortgage-backed security because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

      Each grantor trust certificateholder will be required to report on its federal income tax return in accordance with the grantor trust certificateholder's method of accounting its pro rata share of the entire income from the mortgage loans in the trust fund represented by grantor trust certificates, including interest, original issue discount, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the master servicer. Under Internal Revenue Code Sections
162 or 212, each grantor trust certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the master servicer, provided that the amounts are reasonable compensation for services rendered to the trust fund. Grantor trust certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses as itemized deductions only to the extent these expenses plus all other
Internal Revenue Code Section 212 expenses exceed two percent of its adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount under Internal Revenue Code Section 68(b)--which amount will be adjusted for inflation--will be reduced by the lesser of:

          o   3% of the excess of adjusted gross income over the applicable amount and

          o   80% of the amount of itemized deductions otherwise allowable for such taxable year.

                                       88

      This limitation will be phased out beginning in 2006 and eliminated after
2009.

      In general, a grantor trust certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the master servicer or, with respect to original issue discount or certain other income items for which the certificateholder has made an election, as the amounts are accrued by the trust fund on a constant interest basis, and will be entitled to claim its pro rata share of deductions, subject to the foregoing limitations, when the amounts are paid or the certificateholder would otherwise be entitled to claim the deductions had it held the mortgage loans and mortgage-backed securities directly. A grantor trust certificateholder using an accrual method of accounting must take into account its pro rata share of income as payment becomes due or is paid to the master servicer, whichever is earlier, and may deduct its pro rata share of expense items, subject to the foregoing limitations, when the amounts are paid or the certificateholder otherwise would be entitled to claim the deductions had it held the mortgage loans and mortgage-backed securities directly. If the servicing fees paid to the master servicer are deemed to exceed reasonable servicing compensation, the amount of the excess could be considered as an ownership interest retained by the master servicer or any person to whom the master servicer assigned for value all or a portion of the servicing fees in a portion of the interest payments on the mortgage loans and mortgage-backed securities. The mortgage loans and mortgage-backed securities would then be subject to the "coupon stripping" rules of the Internal Revenue Code discussed below under "--Stripped Bonds and
Coupons."

      Unless otherwise described in the related prospectus supplement or otherwise provided below in this section of the prospectus, as to each series of certificates, counsel to Morgan Stanley Capital I Inc. will have advised Morgan
Stanley Capital I Inc. that:

          o   a grantor trust certificate owned by a "domestic building and loan association" within the meaning of Internal Revenue Code Section
              7701(a)(19) representing principal and interest payments on mortgage loans and mortgage-backed securities will be considered to represent "loans secured by an interest in real property which is ... residential property" within the meaning of Internal
              Revenue Code Section 7701(a)(19)(C)(v), to the extent that the mortgage loans and mortgage-backed securities represented by that grantor trust certificate are of a type described in that Internal
              Revenue Code section;

          o   a grantor trust certificate owned by a real estate investment trust representing an interest in mortgage loans and
              mortgage-backed securities will be considered to represent "real estate assets" within the meaning of Internal Revenue Code Section
              856(c)(5)(B), and interest income on the mortgage loans and mortgage-backed securities will be considered "interest on obligations secured by mortgages on real property" within the meaning of Internal Revenue Code Section 856(c)(3)(B), to the
              extent that the mortgage loans and mortgage-backed securities represented by that grantor trust certificate are of a type described in that Internal Revenue Code section; and

          o   a grantor trust certificate owned by a REMIC will represent
              "obligation[s] which [are] principally secured by an interest in real property" within the meaning of Internal Revenue Code Section
              860G(a)(3).

      Stripped Bonds and Coupons. Certain trust funds may consist of government securities that constitute "stripped bonds" or "stripped coupons" as those terms are defined in Internal Revenue Code Section 1286, and, as a result, these assets would be subject to the stripped bond provisions of the Internal Revenue
Code. Under these rules, these government securities are treated as having original issue discount based on the purchase price and the stated redemption price at maturity of each security. As such, grantor trust certificateholders would be required to include in income their pro rata share of the original issue discount on each government security recognized in any given year on an economic accrual basis even if the grantor trust certificateholder is a cash method taxpayer. Accordingly, the sum of the income includible to the grantor trust certificateholder in any taxable year may exceed amounts actually received during such year.

      Buydown Loans. The assets constituting certain trust funds may include buydown loans. The characterization of any investment in buydown loans will depend upon the precise terms of the related buydown agreement, but to the extent that buydown loans are secured in part by a bank account or other personal property, they may not be treated in their entirety as assets described in the foregoing sections of the Internal Revenue Code. There are no directly

                                       89

applicable precedents with respect to the federal income tax treatment or the characterization of investments in buydown loans. Accordingly, grantor trust certificateholders should consult their own tax advisors with respect to the characterization of investments in grantor trust certificates representing an interest in a trust fund that includes buydown loans.

      Premium. The price paid for a grantor trust certificate by a holder will be allocated to the holder's undivided interest in each mortgage loan and mortgage-backed security based on each asset's relative fair market value, so that the holder's undivided interest in each asset will have its own tax basis.
A grantor trust certificateholder that acquires an interest in mortgage loans and mortgage-backed securities at a premium may elect to amortize the premium under a constant interest method, provided that the underlying mortgage loans with respect to the mortgage loans and mortgage-backed securities were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such grantor trust certificate. The basis for the grantor trust certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable
Prepayment Assumption should be used in computing amortization of premium allowable under Internal Revenue Code Section 171. A certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter.

      If a premium is not subject to amortization using a reasonable Prepayment
Assumption, the holder of a grantor trust certificate acquired at a premium should recognize a loss if a mortgage loan or an underlying mortgage loan with respect to an asset prepays in full, equal to the difference between the portion of the prepaid principal amount of such mortgage loan or underlying mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan or underlying mortgage loan. If a reasonable Prepayment Assumption is used to amortize the premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments. The
Internal Revenue Service has issued Amortizable Bond Premium Regulations. The
Amortizable Bond Premium Regulations specifically do not apply to prepayable debt instruments or any pool of debt instruments the yield on which may be affected by prepayments, such as the trust fund, which are subject to Internal
Revenue Code Section 1272(a)(6). Absent further guidance from the Internal
Revenue Service and unless otherwise described in the related prospectus supplement, the trustee will account for amortizable bond premium in the manner described above. Prospective purchasers should consult their tax advisors regarding amortizable bond premium and the Amortizable Bond Premium Regulations.

      Original Issue Discount. The Internal Revenue Service has stated in published rulings that, in circumstances similar to those described in this prospectus, the OID Regulations will be applicable to a grantor trust certificateholder's interest in those mortgage loans and mortgage-backed securities meeting the conditions necessary for these sections to apply. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers other than individuals originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such original issue discount could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Internal Revenue Code provisions or are not for services provided by the lender. Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Multiple Classes of Grantor Trust Certificates--Accrual of Original Issue Discount" below.

      Market Discount. A grantor trust certificateholder that acquires an undivided interest in mortgage loans and mortgage-backed securities may be subject to the market discount rules of Internal Revenue Code Sections 1276 through 1278 to the extent an undivided interest in the asset is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of the mortgage loan or mortgage-backed security allocable to the holder's undivided interest over the holder's tax basis in such interest. Market discount with respect to a grantor trust certificate will be considered to be zero if the amount allocable to the grantor trust certificate is less than 0.25% of the grantor trust certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations

                                       90

implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under
Internal Revenue Code Sections 1276 through 1278.

      The Internal Revenue Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

      The Internal Revenue Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a grantor trust certificate is issued with original issue discount, the amount of market discount that accrues during any accrual period would be equal to the product of

          o   the total remaining market discount and

          o   a fraction, the numerator of which is the original issue discount accruing during the period and the denominator of which is the total remaining original issue discount at the beginning of the accrual period.

      For grantor trust certificates issued without original issue discount, the amount of market discount that accrues during a period is equal to the product of

          o   the total remaining market discount and

          o   a fraction, the numerator of which is the amount of stated
              interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period.

      For purposes of calculating market discount under any of the above methods in the case of instruments, such as the grantor trust certificates, that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of original issue discount will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a grantor trust certificate purchased at a discount or premium in the secondary market.

      A holder who acquired a grantor trust certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the grantor trust certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such Deferred
Interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

      Election to Treat All Interest as Original Issue Discount. The OID
Regulations permit a certificateholder to elect to accrue all interest, discount
(including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If this election were to be made with respect to a grantor trust certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt

                                       91

instruments having amortizable bond premium that such certificateholder owns or acquires. See "--Single Class of Grantor Trust Certificates--Premium" above in this prospectus. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable without the consent of the Internal Revenue Service.

      Anti-abuse Rule. The Internal Revenue Service can apply or depart from the rules contained in the OID Regulations as necessary or appropriate to achieve a reasonable result where a principal purpose in structuring a mortgage loan, mortgage-backed security or grantor trust certificate or the effect of applying the otherwise applicable rules is to achieve a result that is unreasonable in light of the purposes of the applicable statutes, which generally are intended to achieve the clear reflection of income for both issuers and holders of debt instruments.

B. MULTIPLE CLASSES OF GRANTOR TRUST CERTIFICATES

      1. Stripped Bonds and Stripped Coupons

      Pursuant to Internal Revenue Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Internal Revenue Code Sections 1271 through 1288, Internal Revenue Code
Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created.

      Excess Servicing will be Treated Under the Stripped Bond Rules. If the excess servicing fee is less than 100 basis points, i.e., 1% interest on the mortgage asset principal balance, or the certificates are initially sold with a de minimis discount, assuming no prepayment assumption is required, any non-de minimis discount arising from a subsequent transfer of the certificates should be treated as market discount. The Internal Revenue Service appears to require that reasonable servicing fees be calculated on a mortgage asset by mortgage asset basis, which could result in some mortgage loans and mortgage-backed securities being treated as having more than 100 basis points of interest stripped off. See "--Multiple Classes of Grantor Trust Certificates--Stripped
Bonds and Stripped Coupons" in this prospectus.

      Although not entirely clear, a Stripped Bond Certificate generally should be treated as an interest in mortgage loans and mortgage-backed securities issued on the day the certificate is purchased for purposes of calculating any original issue discount. Generally, if the discount on a mortgage loan or mortgage-backed security is larger than a de minimis amount, as calculated for purposes of the original issue discount rules, a purchaser of such a certificate will be required to accrue the discount under the original issue discount rules of the Internal Revenue Code. See "--Single Class of Grantor Trust
Certificates--Original Issue Discount" in this prospectus. However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the mortgage loans and mortgage-backed securities as market discount rather than original issue discount if either

          o   the amount of original issue discount with respect to the mortgage loans and mortgage-backed securities is treated as zero under the original issue discount de minimis rule when the certificate was stripped or

          o   no more than 100 basis points, including any amount of servicing fees in excess of reasonable servicing fees, is stripped off of the trust fund's mortgage loans and mortgage-backed securities.

      Pursuant to Revenue Procedure 91-49, issued on August 8, 1991, purchasers of Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the Internal
Revenue Service to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

      The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Internal Revenue Code could be read literally to require that original issue discount computations be made for each payment from each mortgage loan or mortgage-backed security. Unless otherwise described in the related prospectus supplement, all payments from a mortgage loan or mortgage-backed security underlying a Stripped Coupon Certificate will be treated as a single installment obligation subject to the original issue discount rules of the
Internal Revenue Code, in which

                                       92

case, all payments from the mortgage loan or mortgage-backed security would be included in the stated redemption price at maturity for the mortgage loan and mortgage-backed security purposes of calculating income on the certificate under the original issue discount rules of the Internal Revenue Code.

      It is unclear under what circumstances, if any, the prepayment of mortgage loans and mortgage-backed securities will give rise to a loss to the holder of a
Stripped Bond Certificate purchased at a premium or a Stripped Coupon
Certificate. If the certificate is treated as a single instrument rather than an interest in discrete mortgage loans and the effect of prepayments is taken into account in computing yield with respect to the grantor trust certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate faster than the assumed prepayment rate.
However, if the certificate is treated as an interest in discrete mortgage loans or mortgage-backed securities, or if no Prepayment Assumption is used, then when a mortgage loan or mortgage-backed security is prepaid, the holder of the certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the certificate that is allocable to the mortgage loan or mortgage-backed security.

      In light of the application of Internal Revenue Code Section 1286, a beneficial owner of a Stripped Bond Certificate generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own Prepayment Assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to this Stripped Bond Certificate, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these securities. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a Stripped Bond
Certificate generally will be different than that reported to holders and the
Internal Revenue Service.

      Holders of Stripped Bond Certificates and Stripped Coupon Certificates are
urged to consult with their own tax advisors regarding the proper treatment of these certificates for federal income tax purposes.

      Treatment of Certain Owners. Several Internal Revenue Code sections provide beneficial treatment to certain taxpayers that invest in mortgage loans and mortgage-backed securities of the type that make up the trust fund. With respect to these Internal Revenue Code sections, no specific legal authority exists regarding whether the character of the grantor trust certificates, for federal income tax purposes, will be the same as that of the underlying mortgage loans and mortgage-backed securities. While Internal Revenue Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the
Internal Revenue Code provisions addressing original issue discount, it is not clear whether such characterization would apply with regard to these other
Internal Revenue Code sections. Although the issue is not free from doubt, each class of grantor trust certificates, unless otherwise described in the related prospectus supplement, should be considered to represent "real estate assets"
within the meaning of Internal Revenue Code Section 856(c)(5)(B) and "loans ...
secured by, an interest in real property which is ... residential real property"
within the meaning of Internal Revenue Code Section 7701(a)(19)(C)(v), and
interest income attributable to grantor trust certificates should be considered to represent "interest on obligations secured by mortgages on real property"
within the meaning of Internal Revenue Code Section 856(c)(3)(B), provided that in each case the underlying mortgage loans and mortgage-backed securities and interest on such mortgage loans and mortgage-backed securities qualify for such treatment. Prospective purchasers to which such characterization of an investment in certificates is material should consult their own tax advisors regarding the characterization of the grantor trust certificates and the income therefrom. Unless otherwise specified in the related prospectus supplement, grantor trust certificates will be "obligation[s]...which [are] principally secured by an interest in real property" within the meaning of Code Section
860G(a)(3)(A).

      2. Grantor Trust Certificates Representing Interests in Loans Other Than
Adjustable Rate Loans

      The original issue discount rules of Internal Revenue Code Sections 1271 through 1275 will be applicable to a certificateholder's interest in those mortgage loans and mortgage-backed securities as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers--other than individuals--originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently

                                       93

deductible by the borrower under applicable Internal Revenue Code provisions, or under certain circumstances, by the presence of "teaser" rates on the mortgage loans and mortgage-backed securities. Original issue discount on each grantor trust certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of original issue discount required to be included in an owner's income in any taxable year with respect to a grantor trust certificate representing an interest in mortgage loans and mortgage-backed securities other than adjustable rate loans likely will be computed as described below under "--Accrual of Original Issue Discount." The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986. The holder of a certificate should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities.

      Under the Internal Revenue Code, the mortgage loans and mortgage-backed securities underlying the grantor trust certificate will be treated as having been issued on the date they were originated with an amount of original issue discount equal to the excess of such asset's stated redemption price at maturity over its issue price. The issue price of a mortgage loan or mortgage-backed security is generally the amount lent to the borrower, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a mortgage loan or mortgage-backed security is the sum of all payments to be made on these assets other than payments that are treated as qualified stated interest payments. The accrual of this original issue discount, as described below under "--Accrual of Original Issue Discount," will, unless otherwise described in the related prospectus supplement, utilize the Prepayment
Assumption on the issue date of such grantor trust certificate, and will take into account events that occur during the calculation period. The Prepayment
Assumption will be determined in the manner prescribed by regulations that have not yet been issued.

      In the absence of such regulations, the Prepayment Assumption used will be the prepayment assumption that is used in determining the offering price of such certificate. No representation is made that any certificate will prepay at the
Prepayment Assumption or at any other rate.

      Accrual of Original Issue Discount. Generally, the owner of a grantor trust certificate must include in gross income the sum of the "daily portions,"
as defined below in this section, of the original issue discount on the grantor trust certificate for each day on which it owns the certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of original issue discount with respect to each component generally will be determined as set forth under the OID
Regulations. A calculation will be made by the master servicer or such other entity specified in the related prospectus supplement of the portion of original issue discount that accrues during each successive monthly accrual period, or shorter period from the date of original issue, that ends on the day in the calendar year corresponding to each of the distribution dates on the grantor trust certificates, or the day prior to each such date. This will be done, in the case of each full month accrual period, by

          o   adding (1) the present value at the end of the accrual
              period--determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment
              Assumption--of all remaining payments to be received under the
              Prepayment Assumption on the respective component and (2) any payments included in the stated redemption price at maturity received during such accrual period, and

          o   subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period.

      The adjusted issue price of a grantor trust certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a grantor trust certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of original issue discount allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The original issue discount accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

                                       94

      Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans and mortgage-backed securities acquired by a certificateholder are purchased at a price equal to the then unpaid principal amount of the asset, no original issue discount attributable to the difference between the issue price and the original principal amount of the asset--i.e., points--will be includible by the holder. Other original issue discount on the mortgage loans and mortgage-backed securities--e.g., that arising from a
"teaser" rate--would still need to be accrued.

      3. Grantor Trust Certificates Representing Interests in Adjustable Rate
Loans

      The OID Regulations do not address the treatment of instruments, such as the grantor trust certificates, which represent interests in adjustable rate loans. Additionally, the Internal Revenue Service has not issued guidance under the Internal Revenue Code's coupon stripping rules with respect to such instruments. In the absence of any authority, the master servicer will report
Stripped ARM Obligations to holders in a manner it believes is consistent with the rules described above under the heading "--Grantor Trust Certificates
Representing Interests in Loans Other Than Adjustable Rate Loans" and with the
OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of Deferred Interest to the principal balance of an adjustable rate loan may require the inclusion of the amount in the income of the grantor trust certificateholder when the amount accrues. Furthermore, the addition of Deferred Interest to the grantor trust certificate's principal balance will result in additional income, including possibly original issue discount income, to the grantor trust certificateholder over the remaining life of such grantor trust certificates.

      Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such certificates.

C. SALE OR EXCHANGE OF A GRANTOR TRUST CERTIFICATE

      Sale or exchange of a grantor trust certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the grantor trust certificate. Such adjusted basis generally will equal the seller's purchase price for the grantor trust certificate, increased by the original issue discount included in the seller's gross income with respect to the grantor trust certificate, and reduced by principal payments on the grantor trust certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a grantor trust certificate is a "capital asset" within the meaning of Internal
Revenue Code Section 1221, except to the extent described above with respect to the market discount, and will generally be long-term capital gain if the grantor trust certificate has been owned for more than one year.

      Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held twelve months or less are generally subject to ordinary income tax rates. The use of capital losses is limited.

      It is possible that capital gain realized by holders of one or more classes of grantor trust certificates could be considered gain realized upon the disposition of property that was part of a "conversion transaction." A sale of a grantor trust certificate will be part of a conversion transaction if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and:

          o   the holder entered the contract to sell the grantor trust
              certificate substantially contemporaneously with acquiring the grantor trust certificate;

          o   the grantor trust certificate is part of a straddle;

          o   the grantor trust certificate is marketed or sold as producing capital gain; or

                                       95

          o   other transactions to be specified in Treasury regulations that have not yet been issued.

If the sale or other disposition of a grantor trust certificate is part of a conversion transaction, all or any portion of the gain realized upon the sale or other disposition would be treated as ordinary income instead of capital gain.

      Grantor trust certificates will be "evidences of indebtedness" within the meaning of Internal Revenue Code Section 582(c)(1), so that gain or loss recognized from the sale of a grantor trust certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

D. NON-U.S. PERSONS

      Generally, to the extent that a grantor trust certificate evidences ownership in underlying mortgage loans and mortgage-backed securities that were issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Internal Revenue Code Section 1441 or
1442 to

          o   an owner that is not a U.S. Person or

          o   a grantor trust certificate holder holding on behalf of an owner that is not a U.S. Person

will be subject to federal income tax, collected by withholding, at a rate of
30% or such lower rate as may be provided for interest by an applicable tax treaty, unless such income is effectively connected with a U.S. trade or business of such owner or beneficial owner.

      Accrued original issue discount recognized by the owner on the sale or exchange of such a grantor trust certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a grantor trust certificate evidences ownership in mortgage loans and mortgage-backed securities issued after July 18, 1984, by natural persons if such grantor trust certificateholder complies with certain identification requirements, including delivery of a statement, signed by the grantor trust certificateholder under penalties of perjury, certifying that the grantor trust certificateholder is not a U.S. Person and providing the name and address of the grantor trust certificateholder. To the extent payments to grantor trust certificateholders that are not U.S. Persons are payments of
"contingent interest" on the underlying mortgage loans and mortgage-backed securities, or such grantor trust certificateholder is ineligible for the exemption described in the preceding sentence, the 30% withholding tax will apply unless such withholding taxes are reduced or eliminated by an applicable tax treaty and such holder meets the eligibility and certification requirements necessary to obtain the benefits of such treaty. Additional restrictions apply to mortgage loans and mortgage-backed securities of where the borrower is not a natural person in order to qualify for the exemption from withholding. If capital gain derived from the sale, retirement or other disposition of a grantor trust certificate is effectively connected with a U.S. trade or business of a grantor trust certificateholder that is not a U.S. Person, the certificateholder will be taxed on the net gain under the graduated U.S. federal income tax rates applicable to U.S. Persons and, with respect to grantor trust certificates held by or on behalf of corporations, also may be subject to branch profits tax. In addition, if the trust fund acquires a United States real property interest through foreclosure, deed in lieu of foreclosure or otherwise on a mortgage loan or mortgage-backed security secured by such an interest, which for this purpose includes real property located in the United States and the Virgin Islands, a grantor trust certificateholder that is not a U.S. Person will potentially be subject to federal income tax on any gain attributable to such real property interest that is allocable to such holder. Non-U.S. Persons should consult their tax advisors regarding the application to them of the foregoing rules.

E. INFORMATION REPORTING AND BACKUP WITHHOLDING

      The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a certificateholder at any time during the year, such information as may be deemed necessary or desirable to assist certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold such certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the
Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding at a rate of 28% (increasing to 31% after 2010) may be required with

                                       96

respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a grantor trust certificate to, or through, a broker, the broker must withhold at the above rate of the entire purchase price, unless either

          o   the broker determines that the seller is a corporation or other exempt recipient, or

          o   the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Person, certifies that the seller is a Non-U.S. Person, and other conditions are met.

      Such a sale must also be reported by the broker to the Internal Revenue
Service, unless either

          o   the broker determines that the seller is an exempt recipient or

          o   the seller certifies its non-U.S. Person status and other
              conditions are met.

      Certification of the registered owner's non-U.S. Person status normally would be made on Internal Revenue Service Form W-8BEN under penalties of perjury, although in some cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax liability.

      Final regulations have been issued by the Treasury Department, which provide for a new series of certification forms and modify reliance standards for withholding, backup withholding and information reporting. Prospective investors are urged to consult their own tax advisors regarding these regulations.

      On January 23, 2006, the IRS issued final regulations effective January 1,
2007, affecting the information reporting obligations of trustees of
"widely-held mortgage trusts" (that is, any grantor trust in which any interests are held by "middlemen", and whose assets are mortgages or regular interests in a REMIC, amounts received thereon and reasonably required reserve funds) and of
"middlemen" (a term that includes, among other things, a custodian of a person's account, a nominee and a broker holding an interest for a customer in a street name).

      Under the final regulations, the trustee would be required to report to the IRS with respect to each beneficial owner of a grantor trust fractional interest certificate who is not an "exempt recipient" (a term that includes corporations, trusts, securities dealers, middlemen and certain other non-individuals) and do not hold such certificates through a middleman, the gross income of the trust and, if any trust assets were disposed of, the portion of the gross proceeds relating to the trust assets that are allocable to such beneficial owner. The same requirements would be imposed on middlemen holding on behalf of beneficial owners of grantor trust fractional interest certificates.

      The final regulations will also require that the trustee make available information regarding interest income and information necessary to compute any original issue discount to (i) exempt recipients (including middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the final regulations and (ii) beneficial owners of grantor trust fractional interest certificates who do not hold such certificates through a middleman. The information must be provided to parties specified in part (i) by the later of thirty days after the end of the first quarter for which the information was requested or two weeks after the receipt of the request. The information must be provided to parties specified in part (ii) at a time no later than March 15 of the following tax year.

REMICS

      The trust fund relating to a series of certificates may elect to be treated as one or more REMICs. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "--Taxation of Owners of REMIC Residual
Certificates" and "--Prohibited Transactions and Other Taxes" below), if a trust fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Internal Revenue Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "--Taxation of Owners of REMIC Residual Certificates," the Internal
Revenue Code provides that a trust fund will not be treated as a REMIC for the year and thereafter. In that event, the entity may be taxable as a

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separate corporation, and the REMIC Certificates may not be accorded the status or given the tax treatment described below in this section. While the Internal
Revenue Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of the status of a trust fund as a REMIC, no such regulations have been issued. Any relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each trust fund that elects REMIC status, Sidley Austin LLP or Cadwalader, Wickersham & Taft LLP or Latham &
Watkins LLP will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related
Agreement, the trust fund will qualify as one or more REMICs, and the related certificates will be considered to be REMIC Regular Certificates or a sole class of REMIC Residual Certificates. The related prospectus supplement for each series of certificates will indicate whether the trust fund will make one or more REMIC elections and whether a class of certificates will be treated as a regular or residual interest in a REMIC.

      In general, with respect to each series of certificates for which a REMIC election is made:

          o   certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in
              Internal Revenue Code Section 7701(a)(19)(C);

          o   certificates held by a real estate investment trust will
              constitute "real estate assets" within the meaning of Internal
              Revenue Code Section 856(c)(5)(B); and

          o   interest on certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Internal Revenue Code
              Section 856(c)(3)(B).

      If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Internal Revenue Code sections, the certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets.

      In some instances the mortgage loans and mortgage-backed securities may not be treated entirely as assets described in the foregoing sections. See, in this regard, the discussion of buydown loans contained in "--Single Class of
Grantor Trust Certificates" above. REMIC Certificates held by a real estate investment trust will not constitute "Government Securities" within the meaning of Internal Revenue Code Section 856(c)(5)(B), and REMIC Certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of Internal Revenue Code Section 851(b)(4)(A)(ii). REMIC
Certificates held by certain financial institutions will constitute "evidences of indebtedness" within the meaning of Internal Revenue Code Section 582(c)(1).

      A "qualified mortgage" for REMIC purposes includes any obligation, including certificates of participation in such an obligation, that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC. The REMIC Regulations provide that manufactured housing or mobile homes, not including recreational vehicles, campers or similar vehicles, that are "single family residences" under Internal Revenue Code
Section 25(e)(10) will qualify as real property without regard to state law classifications. Under Internal Revenue Code Section 25(e)(10), a single family residence includes any manufactured home that has a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and that is of a kind customarily used at a fixed location.

      Tiered REMIC Structures. For certain series of certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. Upon the issuance of any such series of certificates, Sidley Austin LLP or Cadwalader, Wickersham & Taft LLP
or Latham & Watkins LLP, counsel to Morgan Stanley Capital I Inc., will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary
REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the
Master REMIC and the Subsidiary REMIC or REMICs, respectively, will be considered REMIC Regular Certificates or REMIC Residual Certificates in the
related REMIC within the meaning of the REMIC Provisions.

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      Other than the residual interest in a Subsidiary REMIC, only REMIC
Certificates issued by the Master REMIC will be offered hereunder. The
Subsidiary REMIC or REMICs and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be:

          o   "real estate assets" within the meaning of Internal Revenue Code
              Section 856(c)(5)(B);

          o   "loans secured by an interest in real property" under Internal
              Revenue Code Section 7701(a)(19)(C); and

          o   whether the income on such certificates is interest described in
              Internal Revenue Code Section 856(c)(3)(B).

A. TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

      General. Except as otherwise stated in this discussion, REMIC Regular
Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets.
Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

      Original Issue Discount and Premium. The REMIC Regular Certificates may be
issued with original issue discount. Generally, the original issue discount, if any, will equal the difference between the "stated redemption price at maturity"
of a REMIC Regular Certificate and its "issue price." Holders of any class of certificates issued with original issue discount will be required to include such original issue discount in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID
Regulations and in part on the provisions of the Tax Reform Act of 1986. The
REMIC Regular Certificateholders should be aware, however, that the OID
Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.

      Rules governing original issue discount are set forth in Internal Revenue
Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of original issue discount be calculated based on the
Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of the discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Internal Revenue Code, the Prepayment
Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The legislative history provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the Prepayment Assumption that is used in determining the initial offering price of such REMIC Regular Certificates. The prospectus supplement for each series of REMIC Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of original issue discount. No representation is made that the REMIC Regular
Certificates will prepay at the Prepayment Assumption or at any other rate.

      In general, each REMIC Regular Certificate will be treated as a single installment obligation issued with an amount of original issue discount equal to the excess of its "stated redemption price at maturity" over its "issue price."
The issue price of a REMIC Regular Certificate is the first price at which a substantial amount of REMIC Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of REMIC Regular
Certificates is sold for cash on or prior to the closing date, the issue price for that class will be treated as the fair market value of that class on the closing date. The issue price of a REMIC Regular Certificate also includes the amount paid by an initial certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate. The stated
redemption price at maturity of a REMIC Regular Certificate includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of interest if the distributions constitute "qualified stated interest." Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate, provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on REMIC Regular
Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest

                                       99

payments, and the stated redemption price at maturity of the REMIC Regular
Certificates includes all distributions of interest as well as principal thereon.

      Where the interval between the issue date and the first distribution date on a REMIC Regular Certificate is longer than the interval between subsequent distribution dates, the greater of any original issue discount, disregarding the rate in the first period, and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the certificate exceeds its issue price for purposes of the de minimis rule described below in this section. The OID Regulations suggest that all interest on a long first period REMIC Regular Certificate that is issued with non-de minimis original issue discount, as determined under the foregoing rule, will be treated as original issue discount. Where the interval between the issue date and the first distribution date on a REMIC Regular Certificate is shorter than the interval between subsequent distribution dates, interest due on the first distribution date in excess of the amount that accrued during the first period would be added to the certificate's stated redemption price at maturity. REMIC
Regular Certificateholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a REMIC Regular
Certificate.

      Under the de minimis rule, original issue discount on a REMIC Regular
Certificate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the REMIC Regular
Certificate multiplied by the weighted average maturity of the REMIC Regular
Certificate. For this purpose, the weighted average maturity of the REMIC
Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years, i.e., rounding down partial years, from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated
redemption price at maturity of the REMIC Regular Certificate. Although currently unclear, it appears that the schedule of the distributions should be determined in accordance with the Prepayment Assumption. The Prepayment
Assumption with respect to a series of REMIC Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and the income will be capital gain if the REMIC Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis original issue discount as well as market discount under a constant interest method.

      The prospectus supplement with respect to a trust fund may provide for
Super-Premium Certificates. The income tax treatment of such REMIC Regular
Certificates is not entirely certain. For information reporting purposes, the trust fund intends to take the position that the stated redemption price at maturity of such REMIC Regular Certificates is the sum of all payments to be made on such REMIC Regular Certificates determined under the Prepayment
Assumption, with the result that such REMIC Regular Certificates would be issued with original issue discount. The calculation of income in this manner could result in negative original issue discount, which delays future accruals of original issue discount rather than being immediately deductible, when prepayments on the mortgage loans and mortgage-backed securities exceed those estimated under the Prepayment Assumption. The Internal Revenue Service might contend, however, that certain contingent payment rules contained in final regulations issued on June 11, 1996, with respect to original issue discount, should apply to such certificates. Although such rules are not applicable to instruments governed by Internal Revenue Code Section 1272(a)(6), they represent the only guidance regarding the current views of the Internal Revenue Service with respect to contingent payment instruments. These regulations, if applicable, generally would require holders of Regular Interest Certificates to take the payments considered contingent interest payments into income on a yield to maturity basis in accordance with a schedule of projected payments provided by Morgan Stanley Capital I Inc. and to make annual adjustments to income to account for the difference between actual payments received and projected payment amounts accrued. In the alternative, the Internal Revenue Service could assert that the stated redemption price at maturity of such REMIC Regular
Certificates (other than interest only REMIC Regular Certificates) should be limited to their principal amount, subject to the discussion below under
"--Accrued Interest Certificates," so that such REMIC Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If such a position were to prevail, the rules described below under "--Taxation of
Owners of REMIC Regular Certificates--Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super-Premium Certificate.
It is possible that a holder of a Super-Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such Super-Premium Certificate.

                                       100

      Under the REMIC Regulations, if the issue price of a REMIC Regular
Certificate, other than a REMIC Regular Certificate based on a notional amount, does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such REMIC Regular Certificate generally should not be treated as a Super-Premium Certificate and the rules described below under "--Premium" should apply. However, it is possible that holders of REMIC Regular Certificates issued at a premium, even if the premium is less than 25% of such certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Internal Revenue Code
Section 171 is made to amortize such premium. Generally, a REMIC Regular
Certificateholder must include in gross income the "daily portions," as determined below, of the original issue discount that accrues on a REMIC Regular
Certificate for each day a certificateholder holds the REMIC Regular
Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, a calculation will be made of the portion of the original issue discount that accrues during each successive period--an "accrual period"--that ends on the day in the calendar year corresponding to a distribution date, or if distribution dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month and begins on the day after the end of the immediately preceding accrual period or on the issue date in the case of the first accrual period. This will be done, in the case of each full accrual period, by:

          o   adding (1) the present value at the end of the accrual
              period--determined by using as a discount factor the original yield to maturity of the REMIC Regular Certificates as calculated under the Prepayment Assumption--of all remaining payments to be received on the REMIC Regular Certificates under the Prepayment
              Assumption and (2) any payments included in the stated redemption price at maturity received during such accrual period, and

          o   subtracting from that total the adjusted issue price of the REMIC
              Regular Certificates at the beginning of such accrual period.

      The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a
REMIC Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of original issue discount allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The original issue discount accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the accrual period. The calculation of original issue discount under the method described above will cause the accrual of original issue discount to either increase or decrease--but never below zero--in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the "daily portions" of original issue discount may be determined according to an appropriate allocation under any reasonable method.

      A subsequent purchaser of a REMIC Regular Certificate issued with original issue discount who purchases the REMIC Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of original issue discount on that REMIC Regular Certificate. In computing the daily portions of original issue discount for such a purchaser, as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity, however, the daily portion is reduced by the amount that would be the daily portion for such day, computed in accordance with the rules set forth above, multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that REMIC
Regular Certificate exceeds the following amount:

          o   the sum of the issue price plus the aggregate amount of original issue discount that would have been includible in the gross income of an original REMIC Regular Certificateholder, who purchased the
              REMIC Regular Certificate at its issue price, less

          o   any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that REMIC Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption.

                                       101

      A holder who pays an acquisition premium instead may elect to accrue original issue discount by treating the purchase as a purchase at original issue.

      The Treasury Department proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on REMIC Regular
Certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the right of REMIC Regular Certificateholders to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, REMIC Regular Certificateholders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC Regular Certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC
Regular Certificate issued after the date the final regulations are published in the Federal Register.

      Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may
provide for interest based on a qualifying variable rate. Under the original issue discount rules, interest based on a variable rate will constitute qualified stated interest and not contingent interest if, generally:

          o   the interest is unconditionally payable at least annually;

          o   the issue price of the debt instrument does not exceed the total noncontingent principal payments; and

          o   interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more
              "qualified floating rates," one "qualified inverse floating rate,"
              or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on the REMIC Regular Certificate.

      The amount of original issue discount with respect to a REMIC Regular
Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount and Premium" by assuming generally that the index used for the variable rate will remain fixed throughout the term of the certificate at the rate applicable on the date they are issued.
Appropriate adjustments are made for the actual variable rate.

      Although unclear at present, Morgan Stanley Capital I Inc. intends to treat interest on a REMIC Regular Certificate that is a weighted average of the net interest rates on mortgage loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the
REMIC Regular Certificates will be deemed to be the index in effect through the life of the REMIC Regular Certificates. It is possible, however, that the
Internal Revenue Service may treat some or all of the interest on REMIC Regular
Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. No guidance is currently available as to how original issue discount would be determined for debt instruments subject to Internal Revenue Code Section 1272(a)(6) that provide for contingent interest. The treatment of REMIC Regular Certificates as contingent payments debt instruments may affect the timing of income accruals on the REMIC
Regular Certificates.

      Election to Treat All Interest as Original Issue Discount. The OID
Regulations permit a certificateholder to elect to accrue all interest, discount
(including de minimis market discount or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See
"--Premium" in this prospectus. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable without the consent of the Internal Revenue Service.

      Market Discount. A purchaser of a REMIC Regular Certificate may also be subject to the market discount provisions of Internal Revenue Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount"
equals the excess, if any, of (1) the REMIC Regular Certificate's stated
principal amount or, in the

                                       102

case of a REMIC Regular Certificate with original issue discount, the adjusted issue price, determined for this purpose as if the purchaser had purchased such
REMIC Regular Certificate from an original holder, over (2) the price for such
REMIC Regular Certificate paid by the purchaser. A certificateholder that purchases a REMIC Regular Certificate at a market discount will recognize income upon receipt of each distribution representing amounts included in such certificate's stated redemption price at maturity. In particular, under Internal
Revenue Code Section 1276 such a holder generally will be required to allocate each such distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. Market discount with respect to a REMIC Regular
Certificate will be considered to be zero if the amount allocable to the REMIC
Regular Certificate is less than 0.25% of the REMIC Regular Certificate's stated
redemption price at maturity multiplied by the REMIC Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a REMIC Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the REMIC Regular Certificate, and gain equal to the allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Internal Revenue Code Sections 1276 through 1278.

      The Internal Revenue Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

      The Internal Revenue Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury, rules described in the legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest method rate or according to one of the following methods. For REMIC Regular Certificates issued with original issue discount, the amount of market discount that accrues during a period is equal to the product of

      1)  the total remaining market discount and

      2)  a fraction, the numerator of which is the original issue discount accruing during the period and the denominator of which is the total remaining original issue discount at the beginning of the period.

      For REMIC Regular Certificates issued without original issue discount, the amount of market discount that accrues during a period is equal to the product of

      1)  the total remaining market discount and

      2)  a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period.

      For purposes of calculating market discount under any of the above methods in the case of instruments (such as the REMIC Regular Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of original issue discount will apply.

      A holder who acquired a REMIC Regular Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such Deferred Interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in

                                       103

income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

      Premium. A purchaser of a REMIC Regular Certificate that purchases the
REMIC Regular Certificate at a cost, not including accrued qualified stated
interest greater than its remaining stated redemption price at maturity will be considered to have purchased the REMIC Regular Certificate at a premium and may elect to amortize the premium under a constant yield method. A certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the REMIC Regular Certificate for this purpose. However, the legislative history states that the same rules that apply to accrual of market discount, which rules require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such certificates have original issue discount, will also apply in amortizing bond premium under
Internal Revenue Code Section 171. The Internal Revenue Code provides that amortizable bond premium will be allocated among the interest payments on such
REMIC Regular Certificates and will be applied as an offset against the interest payment. The Amortizable Bond Premium Regulations do not apply to prepayable securities described in Internal Revenue Code Section 1272(a)(6), such as the
REMIC Regular Certificates. Certificateholders should consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

      Deferred Interest. Certain classes of REMIC Regular Certificates may provide for the accrual of Deferred Interest with respect to one or more adjustable rate loans. Any Deferred Interest that accrues with respect to a class of REMIC Regular Certificates will constitute income to the holders of such certificates prior to the time distributions of cash with respect to such
Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such certificates will constitute qualified stated
interest or whether all or a portion of the interest payable on such certificates must be included in the stated redemption price at maturity of the certificates and accounted for as original issue discount, which could accelerate such inclusion. Interest on REMIC Regular Certificates must in any event be accounted for under an accrual method by the holders of such certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such
REMIC Regular Certificates.

      Effects of Defaults and Delinquencies. Certain series of certificates may contain one or more classes of subordinate certificates, and in the event there are defaults or delinquencies on the mortgage loans and mortgage-backed securities, amounts that would otherwise be distributed on the subordinate certificates may instead be distributed on the senior certificates. Subordinate certificateholders nevertheless will be required to report income with respect to such certificates under an accrual method without giving effect to delays and reductions in distributions on such subordinate certificates attributable to defaults and delinquencies on the mortgage loans and mortgage-backed securities, except to the extent that it can be established that those amounts are uncollectible. As a result, the amount of income reported by a subordinate certificateholder in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss, or will be allowed to report a lesser amount of income, to the extent that the aggregate amount of distributions on the subordinate certificate is reduced as a result of defaults and delinquencies on the mortgage loans and mortgage-backed securities. Timing and characterization of such losses is discussed in "--Treatment of Realized Losses" below.

      Sale, Exchange or Redemption. If a REMIC Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the REMIC Regular Certificate.
Such adjusted basis generally will equal the cost of the REMIC Regular
Certificate to the seller, increased by any original issue discount and market discount included in the seller's gross income with respect to the REMIC Regular
Certificate, and reduced, but not below zero, by payments included in the stated
redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a REMIC Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder's adjusted basis in the REMIC Regular
Certificate. A REMIC Regular Certificateholder who receives a final payment that is less than the holder's adjusted basis in the

                                       104

REMIC Regular Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "--Market Discount" above, any such gain or loss will be capital gain or loss, provided that the REMIC Regular
Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Internal Revenue Code Section 1221.

      Such capital gain or loss will generally be long-term capital gain or loss if the REMIC Regular Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held less than twelve months are generally subject to ordinary income tax rates. The use of capital losses is limited.

      Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of

          o   the amount that would have been includible in the holder's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in Internal
              Revenue Code Section 1274(d) determined as of the date of purchase of such REMIC Regular Certificate, over

          o   the amount actually includible in such holder's income.

      Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income if the
REMIC Regular Certificate is held as part of a "conversion transaction" as defined in Internal Revenue Code Section 1258(c), up to the amount of interest that would have accrued on the REMIC Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Internal Revenue Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, or if the REMIC Regular Certificate is held as part of a straddle. A sale of a REMIC Regular Certificate will be part of a "conversion transaction" if substantially all of the holder's expected return is attributable to the time value of the holder's net investment; the holder entered the contract to sell the REMIC Regular Certificate substantially contemporaneously with acquiring the REMIC Regular Certificate; the REMIC
Regular Certificate is part of a straddle; the REMIC Regular Certificate is marketed or sold as producing capital gains; or other transactions to be specified in Treasury regulations that have not yet been issued. Potential investors should consult their tax advisors with respect to tax consequences of ownership and disposition of an investment in REMIC Regular Certificates in their particular circumstances.

      The certificates will be "evidences of indebtedness" within the meaning of
Internal Revenue Code Section 582(c)(1), so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or a thrift institution to which this section applies will be ordinary income or loss.

      The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

      Accrued Interest Certificates. Payment Lag Certificates may provide for payments of interest based on a period that corresponds to the interval between distribution dates but that ends prior to each such distribution date. The period between the closing date for Payment Lag Certificates and their first distribution date may or may not exceed the interval. Purchasers of Payment Lag
Certificates for which the period between the closing date and the first distribution date does not exceed the interval could pay upon purchase of the
REMIC Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the distribution date were interest accrued from distribution date to distribution date. If a portion of the initial purchase price of a REMIC Regular Certificate is allocable to pre-issuance accrued interest and the REMIC Regular Certificate provides for a payment of stated interest on the first payment date and the first payment date is within one year of the issue date that equals or exceeds the amount of the pre-issuance accrued interest, then the REMIC Regular Certificate's issue price may be

                                       105

computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the REMIC Regular Certificate.
However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag
Certificate, the trust fund intends to include accrued interest in the issue price and report interest payments made on the first distribution date as interest to the extent such payments represent interest for the number of days that the certificateholder has held the Payment Lag Certificate during the first accrual period.

      Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

      Non-Interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the
REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those REMIC Regular Certificateholders that are
"pass-through interest holders." Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Regular Certificates. See "Pass-Through of
Non-Interest Expenses of the REMIC" under "Taxation of Owners of REMIC Residual
Certificates" below.

      Effects of Defaults, Delinquencies and Losses. Certain series of certificates may contain one or more classes of subordinate certificates, and in the event there are defaults or delinquencies on the mortgage loans, amounts that would otherwise be distributed on the subordinate certificates may instead be distributed on the senior certificates. Subordinate certificateholders nevertheless will be required to report income with respect to such certificates under an accrual method without giving effect to delays and reductions in distributions on the subordinate certificates attributable to defaults and delinquencies on the mortgage loans, except to the extent that it can be established that the amounts are uncollectible. As a result, the amount of income reported by a subordinate certificateholder in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the subordinate certificate is reduced as a result of defaults and delinquencies on the mortgage loans.

      Treatment of Realized Losses. Although not entirely clear, it appears that holders of REMIC Regular Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such certificates becoming wholly or partially worthless, and that, in general, holders of certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such certificates becoming wholly worthless.
Potential investors and holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such certificates, including any loss resulting from the failure to recover previously accrued interest or discount income.
Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. These taxpayers are advised to consult their tax advisors regarding the treatment of losses on certificates.

      Non-U.S. Persons. Generally, payments of interest on the REMIC Regular
Certificates, including any payment with respect to accrued original issue discount, to a REMIC Regular Certificateholder who is not a U.S. Person and is
not engaged in a trade or business within the United States will not be subject to federal withholding tax if:

          o   the REMIC Regular Certificateholder does not actually or
              constructively own 10 percent or more of the combined voting power of all classes of equity in the issuer;

          o   the REMIC Regular Certificateholder is not a controlled foreign corporation, within the meaning of Internal Revenue Code Section
              957, related to the issuer; and

          o   the REMIC Regular Certificateholder complies with identification requirements, including delivery of a statement, signed by the
              REMIC Regular Certificateholder under penalties of perjury, certifying that the REMIC Regular Certificateholder is a foreign person and providing the name and address of the REMIC Regular
              Certificateholder.

                                       106

      If a REMIC Regular Certificateholder is not exempt from withholding, distributions of interest to the holder, including distributions in respect of accrued original issue discount, may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty. If the interest on a REMIC
Regular Certificate is effectively connected with the conduct by a holder that is a non-U.S. Person of a trade or business in the United States, then the holder will not be subject to the 30% withholding tax on gross income therefrom but will be subject to U.S. income tax at regular graduated rates on its net income and, if such holder is a corporation, may be subject to U.S. branch profits tax as well.

      Further, a REMIC Regular Certificate will not be included in the estate of a non-resident alien individual and will not be subject to United States estate taxes. This exclusion may not apply if the non-resident alien individual actually or constructively owns 10% or more of the residual interest in the related REMIC. Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

      REMIC Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Residual Certificates, and
REMIC Residual Certificateholders and persons related to REMIC Residual
Certificateholders should not acquire any REMIC Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so. In addition, the Internal Revenue Service may assert that non-U.S.
Persons that own directly or indirectly, a greater than 10% interest in any borrower, and foreign corporations that are "controlled foreign corporations" as to the United States of which such a borrower is a "United States shareholder"
within the meaning of Internal Revenue Code Section 951(b), are subject to
United States withholding tax on interest distributed to them to the extent of interest concurrently paid by the related borrower.

      Information Reporting and Backup Withholding. The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a REMIC Regular Certificateholder at any time during that year, the information as may be deemed necessary or desirable to assist REMIC Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold the REMIC Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding at a rate of 30% for 2003, 29% for 2004-05 and 28% for 2006-2010 may
be required with respect to any payments with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a REMIC Regular Certificate to, or through, a broker, the broker must withhold at the backup withholding rate on the entire purchase price, unless either:

          o   the broker determines that the seller is a corporation or other exempt recipient, or

          o   the seller provides, in the required manner, identifying
              information and, in the case of a non-U.S. Person, certifies that such seller is a non-U.S. Person, and other conditions are met.

      A sale of a REMIC Regular Certificate to, or through, a broker must also be reported by the broker to the Internal Revenue Service, unless either:

          o   the broker determines that the seller is an exempt recipient, or

          o   the seller certifies its non-U.S. Person status and other
              conditions are met.

      Certification of the registered owner's non-U.S. Person status normally would be made on Internal Revenue Service Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

      Final regulations have been issued by the Treasury Department, which provide for a new series of certification forms and modify reliance standards for withholding, backup withholding and information reporting. Prospective investors are urged to consult their own tax advisors regarding these regulations.

                                       107

B. TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

      Allocation of the Income of the REMIC to the REMIC Residual Certificates.
The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See
"--Prohibited Transactions and Other Taxes" below. Instead, each original holder of a REMIC Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which the holder owns any REMIC Residual
Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the
REMIC for each day will be based on the portion of the outstanding REMIC
Residual Certificates that the holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of REMIC Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from REMIC Residual
Certificates will be portfolio income for purposes of the taxation of taxpayers subject to the limitations on the deductibility of passive losses. As residual interests, the REMIC Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the REMIC Residual
Certificates were treated for federal income tax purposes as direct ownership interests in the certificates or as debt instruments issued by the REMIC.

      A REMIC Residual Certificateholder may be required to include taxable income from the REMIC Residual Certificate in excess of the cash distributed.
For example, a structure where principal distributions are made serially on regular interests, that is, a fast-pay, slow-pay structure, may generate such a mismatching of income and cash distributions that is, phantom income. This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying mortgage loans and mortgage-backed securities and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a REMIC Residual Certificate to a
REMIC Residual Certificateholder or cause the REMIC Residual Certificate to have negative value. Investors should consult their own tax advisors concerning the federal income tax treatment of a REMIC Residual Certificate and the impact of the tax treatment on the after-tax yield of a REMIC Residual Certificate.

      A subsequent REMIC Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that the REMIC Residual Certificateholder owns the REMIC Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original REMIC
Residual Certificateholder, as described above. The legislative history indicates that certain adjustments may be appropriate to reduce or increase the income of a subsequent holder of a REMIC Residual Certificate that purchased the
REMIC Residual Certificate at a price greater than or less than the adjusted basis the REMIC Residual Certificate would have in the hands of an original
REMIC Residual Certificateholder. See "--Sale or Exchange of REMIC Residual
Certificates" below. It is not clear, however, whether the adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC
Regulations do not provide for any such adjustments.

      Taxable Income of the REMIC Attributable to Residual Interests. The
taxable income of the REMIC will reflect a netting of:

          o   the income from the mortgage loans and mortgage-backed securities and the REMIC's other assets, and

          o   the deductions allowed to the REMIC for interest and original issue discount on the REMIC Regular Certificates and, except as described above under "--Taxation of Owners of REMIC Regular
              Certificates--Non-Interest Expenses of the REMIC," other expenses.

      REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

          o   the limitations on deductibility of investment interest expense and expenses for the production of income do not apply,

          o   all bad loans will be deductible as business bad debts, and

                                       108

          o   the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

      The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates. Note that the timing of cancellation of indebtedness income recognized by REMIC Residual
Certificateholders resulting from defaults and delinquencies on mortgage loans and mortgage-backed securities may differ from the time of the actual loss on the assets. The REMIC's deductions include interest and original issue discount expense on the REMIC Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC and realized losses on the mortgage loans. The requirement that REMIC Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no certificates of any class of the related series outstanding.

      For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC Residual Certificates, or, if a
class of certificates is not sold initially, its fair market value. The aggregate basis will be allocated among the mortgage loans and mortgage-backed securities and other assets of the REMIC in proportion to their respective fair market value. A mortgage loan or mortgage-backed security will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein is less than or greater than its principal balance, respectively. Any such discount, whether market discount or original issue discount, will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to the income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular
Certificates. The REMIC may elect under Internal Revenue Code Section 171 to amortize any premium on the mortgage loans and mortgage-backed securities.
Premium on any mortgage loan or mortgage-backed security to which the election applies would be amortized under a constant yield method. It is not clear whether the yield of a mortgage loan or mortgage-backed security would be calculated for this purpose based on scheduled payments or taking account of the
Prepayment Assumption. Additionally, such an election would not apply to the yield with respect to any underlying mortgage loan originated on or before
September 27, 1985. Instead, premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the
REMIC as those payments become due.

      The REMIC will be allowed a deduction for interest and original issue discount on the REMIC Regular Certificates. The amount and method of accrual of original issue discount will be calculated for this purpose in the same manner as described above with respect to REMIC Regular Certificates except that the
0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

      A REMIC Residual Certificateholder will not be permitted to amortize the cost of the REMIC Residual Certificate as an offset to its share of the REMIC's taxable income. However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the REMIC Residual Certificates will be added to the issue price of the REMIC Regular Certificates in determining the
REMIC's initial basis in its assets. See "--Sale or Exchange of REMIC Residual
Certificates" below. For a discussion of possible adjustments to income of a subsequent holder of a REMIC Residual Certificate to reflect any difference between the actual cost of the REMIC Residual Certificate to the holder and the adjusted basis the REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder, see "--Allocation of the Income of
the REMIC to the REMIC Residual Certificates" above.

      Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. The net loss would be allocated among the REMIC Residual Certificateholders in the same manner as the
REMIC's taxable income. The net loss allocable to any REMIC Residual Certificate will not be deductible by the holder to the extent that the net loss exceeds the holder's adjusted basis in the REMIC Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by the
REMIC Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of REMIC Residual
Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Internal Revenue
Code.

                                       109

      Mark-to-Market Rules. Prospective purchasers of a REMIC Residual
Certificate should be aware that the Internal Revenue Service finalized
Mark-to-Market Regulations which provide that a REMIC Residual Certificate cannot be marked to market.

      Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the
REMIC Residual Certificates. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the REMIC Regular Certificateholders and the REMIC Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each certificateholder on that day. In general terms, a single class REMIC is one that either:

          o   would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC, treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes, or

          o   is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise stated in the applicable prospectus supplement, the expenses of the REMIC will be allocated to holders of the related REMIC
              Residual Certificates in their entirety and not to holders of the related REMIC Regular Certificates.

      In the case of individuals or trusts, estates or other persons that compute their income in the same manner as individuals who own an interest in a
REMIC Regular Certificate or a REMIC Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries, e.g., a partnership, an S corporation or a grantor trust, such expenses will be deductible under Internal
Revenue Code Section 67 only to the extent that such expenses, plus other miscellaneous itemized deductions of the individual, exceed 2% of such individual's adjusted gross income. In addition, Internal Revenue Code Section
68 provides that the applicable amount will be reduced by the lesser of:

          o   3% of the excess of the individual's adjusted gross income over the applicable amount, or

          o   80% of the amount of itemized deductions otherwise allowable for the taxable year.

      This limitation will be phased out beginning in 2006 and eliminated after
2009.

      The amount of additional taxable income recognized by REMIC Residual
Certificateholders who are subject to the limitations of either Internal Revenue
Code Section 67 or Internal Revenue Code Section 68 may be substantial. Further, holders other than corporations subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holders'
alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the Internal Revenue Service such holder's allocable share, if any, of the REMIC's non-interest expenses. The term
"pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. REMIC Residual Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Residual Certificates.

      Excess Inclusions. A portion of the income on a REMIC Residual Certificate referred to in the Internal Revenue Code as an excess inclusion , for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion:

          o   may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a REMIC Residual
              Certificateholder;

          o   will be treated as unrelated business taxable income within the meaning of Internal Revenue Code Section 512 if the REMIC Residual
              Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income, as discussed under "--Tax-Exempt Investors" below; and

                                       110

          o   is not eligible for any reduction in the rate of withholding tax in the case of a REMIC Residual Certificateholder that is a foreign investor, as discussed under "--Residual Certificate
              Payments--Non-U.S. Persons" below.

      Except as discussed in the following paragraph, with respect to any REMIC
Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (1) the income of such REMIC Residual Certificateholder for that calendar quarter from its REMIC Residual Certificate over (2) the sum of the daily accruals for all days during the calendar quarter on which the
REMIC Residual Certificateholder holds a REMIC Residual Certificate. For this purpose, the daily accruals with respect to a REMIC Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the adjusted issue price of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the Federal long-term rate in effect at the time the REMIC Residual Certificate is issued. For this purpose, the adjusted issue price of a REMIC Residual Certificate at the beginning of any calendar quarter equals the issue price of the REMIC Residual
Certificate, increased by the amount of daily accruals for all prior quarters, and decreased--but not below zero--by the aggregate amount of payments made on the REMIC Residual Certificate before the beginning of the quarter. The "federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the
Internal Revenue Service.

      In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC
Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Internal Revenue Code
Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by the shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by the shareholder. Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

      The Internal Revenue Code provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for the residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. Third, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. The effect of this last statutory amendment is to prevent the use of nonrefundable tax credits to reduce a taxpayer's income tax below its tentative minimum tax computed only on excess inclusions.

      Payments. Any distribution made on a REMIC Residual Certificate to a REMIC
Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate. To the extent a distribution exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC
Residual Certificate.

      Sale or Exchange of REMIC Residual Certificates. If a REMIC Residual
Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the REMIC Residual Certificate except that the recognition of loss may be limited under the "wash sale" rules described in the second following paragraph. A holder's adjusted basis in a REMIC Residual
Certificate generally equals the cost of the REMIC Residual Certificate to the
REMIC Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of the REMIC Residual Certificateholder with respect to the REMIC Residual Certificate, and decreased--but not below zero--by the net losses that have been allowed as deductions to the REMIC Residual
Certificateholder with respect to the REMIC Residual Certificate and by the distributions received thereon by the REMIC Residual Certificateholder. In general, the gain or loss will be capital gain or loss provided the REMIC
Residual Certificate is held as a capital asset. However, REMIC Residual
Certificates will be "evidences of indebtedness" within the meaning of Internal
Revenue Code Section 582(c)(1), so that gain or loss recognized from sale of a
REMIC Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss.

      The capital gain or loss will generally be long-term capital gain or loss if the REMIC Residual Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held twelve months or less are generally subject to ordinary income tax rates. The use of capital losses is limited. In addition, a transfer of a REMIC Residual Certificate that is a

                                       111

"noneconomic residual interest" may be subject to different rules. See "Tax
Related Restrictions on Transfers of REMIC Residual Certificates--Noneconomic
Residual Certificates" below.

      Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another
REMIC or similar interest in a "taxable mortgage pool," as defined in Internal
Revenue Code Section 7701(i), during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the
"wash sale" rules of Internal Revenue Code Section 1091. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but, instead, will increase such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

      A REMIC Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of such a residual interest as zero rather than such negative amount for purposes of determining the related REMIC's basis in its assets. Regulations have been issued addressing the federal income tax treatment of "inducement fees" received by transferees of non-economic residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees must be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the related REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the related REMIC, determined based on actual distributions projected as remaining to be made on such interests under the related prepayment assumption. If the holder of a non economic residual interest sells or otherwise disposes of the non economic residual interest, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. Prospective purchasers of the REMIC Residual Certificates should consult with their tax advisors regarding these regulations.

PROHIBITED TRANSACTIONS AND OTHER TAXES

      The Internal Revenue Code imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to certain specified exceptions, a prohibited transaction means:

          o   the disposition of a mortgage loan or mortgage-backed security;
              the receipt of income from a source other than a mortgage loan or mortgage-backed security or certain other permitted investments;

          o   the receipt of compensation for services; or

          o   gain from the disposition of an asset purchased with the payments on the mortgage loans and mortgage-backed securities for temporary investment pending distribution on the certificates.

      It is not anticipated that the trust fund for any series of certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

      In addition, certain contributions to a trust fund as to which an election has been made to treat the trust fund as a REMIC made after the day on which the trust fund issues all of its interests could result in the imposition of the
Contributions Tax. No trust fund for any series of certificates will accept contributions that would subject it to such tax.

      In addition, a trust fund as to which an election has been made to treat the trust fund as a REMIC may also be subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by reference to the rules applicable to real estate investment trusts. Net income from foreclosure property generally means income from foreclosure property other than qualifying income for a real estate investment trust.

      Where any Prohibited Transactions Tax, Contributions Tax, tax on net
income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any series of certificates arises out of or results from:

                                       112

          o   a breach of the related servicer's, trustee's or depositor's obligations, as the case may be, under the related Agreement for such series, such tax will be borne by such servicer, trustee or depositor, as the case may be, out of its own funds; or

          o   Morgan Stanley Capital I Inc.'s obligation to repurchase a mortgage loan,

such tax will be borne by Morgan Stanley Capital I Inc.

      In the event that the servicer, trustee or depositor, as the case may be, fails to pay or is not required to pay any Prohibited Transactions Tax,
Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax, the tax will be payable out of the trust fund for the series and will result in a reduction in amounts available to be distributed to the certificateholders of the series.

LIQUIDATION AND TERMINATION

      If the REMIC adopts a plan of complete liquidation, within the meaning of
Internal Revenue Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets other than cash within a 90-day period beginning on such date, the REMIC will not be subject to any Prohibited
Transaction Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash, other than the amounts retained to meet claims, to holders of Regular and REMIC Residual Certificates within the 90-day period.

      The REMIC will terminate shortly following the retirement of the REMIC
Regular Certificates. If a REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate exceeds the amount of cash distributed to such
REMIC Residual Certificateholder in final liquidation of its interest, then it would appear that the REMIC Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

ADMINISTRATIVE MATTERS

      Solely for the purpose of the administrative provisions of the Internal
Revenue Code, the REMIC generally will be treated as a partnership and the REMIC
Residual Certificateholders will be treated as the partners. In general, the holder of the largest percentage interest of a class of REMIC Residual
Certificates will be the "tax matters person" of the related REMIC for purposes of representing REMIC Residual Certificateholders in connection with an Internal
Revenue Service proceeding. However, the duties of the tax matters person will be delegated to the Trustee under the applicable Agreement.

      Certain tax information will be furnished quarterly to each REMIC Residual
Certificateholder who held a REMIC Residual Certificate on any day in the previous calendar quarter.

      Each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the REMIC
Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The Internal Revenue Service may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Internal Revenue Code
Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

TAX-EXEMPT INVESTORS

      Any REMIC Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Internal Revenue Code Section 512 will be subject to such tax on that portion of the distributions received on a
REMIC Residual Certificate that is considered an excess inclusion. See
"--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above.

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RESIDUAL CERTIFICATE PAYMENTS--NON-U.S. PERSONS

      Amounts paid to REMIC Residual Certificateholders who are not U.S. Persons
(see "--Taxation of Owners of REMIC Regular Certificates--Non-U.S. Persons"
above) are treated as interest for purposes of the 30% or lower treaty rate,
United States withholding tax. Amounts distributed to holders of REMIC Residual
Certificates should qualify as "portfolio interest," subject to the conditions described in "--Taxation of Owners of REMIC Regular Certificates" above, but only to the extent that the underlying mortgage loans were originated after July
18, 1984. Furthermore, the rate of withholding on any income on a REMIC Residual
Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See "--Taxation of Owners of REMIC Residual
Certificates--Excess Inclusions" above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed, or when the REMIC Residual Certificate is disposed of, under rules similar to those for withholding upon disposition of debt instruments that have original issue discount. The Internal Revenue Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax, for example, where the REMIC Residual
Certificates do not have significant value. See "--Taxation of Owners of REMIC
Residual Certificates--Excess Inclusions" above. If the amounts paid to REMIC
Residual Certificateholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30% or lower treaty rate withholding will not apply. Instead, the amounts paid to such
non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of REMIC Residual
Certificates, see "--Tax Related Restrictions on Transfers of REMIC Residual
Certificates" below.

      REMIC Regular Certificateholders and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual
Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

TAX RELATED RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES

      Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in the entity are not held by "disqualified organizations." Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of (A) an amount, as determined under the REMIC Regulations, equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer and (B) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent, including a broker or other middleman, for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization"
means:

          (A) the United States, any State, possession or political subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental agency),

          (B) any organization, other than certain farmers cooperatives, generally exempt from federal income taxes unless such
              organization is subject to the tax on "unrelated business taxable income," and

          (C) a rural electric or telephone cooperative.

      A tax is imposed on a "pass-through entity" holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity, provided that all partners of an "electing large partnership as defined in
Section 775 of the Code, are deemed to be disqualified organizations. The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations.
The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for

                                       114

the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false.
For this purpose, a "pass-through entity" means:

          o   a regulated investment company, real estate investment trust or common trust fund,

          o   a partnership, trust or estate and

          o   certain cooperatives.

      Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity.
Electing large partnerships--generally, non-service partnerships with 100 or more members electing to be subject to simplified Internal Revenue Service reporting provisions under Internal Revenue Code sections 771 through 777--will be taxable on excess inclusion income as if all partners were disqualified organizations.

      In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the master servicer. The master servicer will grant consent to a proposed transfer only if it receives the following:

          o   an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the REMIC
              Residual Certificate as a nominee or agent for a disqualified organization and

          o   a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual
              Certificate.

      Noneconomic REMIC Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual
Certificate to a U.S. Person, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A
Noneconomic REMIC Residual Certificate is any REMIC Residual Certificate,
including a REMIC Residual Certificate with a positive value at issuance, unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents,

          o   the present value of the expected future distributions on the
              REMIC Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and

          o   the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount
              sufficient to satisfy the accrued taxes.

      A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if:

      (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor determined that the transferee had historically paid its debts as they came due and found no significant evidence that the transferee would not continue to pay its debts as they come due in the future;

      (2) the transferee represents to the transferor that (i) it understands that, as the holder of the REMIC Residual Certificate, the transferee may incur tax liabilities in excess of cash flows generated by the interest, (ii) that the transferee intends to pay taxes associated with holding the residual interest as they came due and (iii) that the transferee will not cause income with respect to the REMIC Residual Certificate to be attributable to a foreign

                                       115

permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such transferee or any other person; and

      (3) the transfer is not a direct or indirect transfer to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, and either:

          (i) the present value of the anticipated tax liabilities associated with holding the REMIC Residual Certificate does not exceed the sum of:

              (a)  the present value of any consideration given to the
          transferee to acquire the REMIC Residual Certificate;

              (b)  the present value of the expected future distributions on the
          REMIC Residual Certificate; and

              (c)  the present value of the anticipated tax savings associated with the holding the REMIC Residual Certificate as the REMIC generates losses. For purposes of the computations under this "minimum transfer price" alternative, the transferee is assumed to pay tax at the highest rate of tax specified in Internal Revenue Code Section
          11(b)(1) (currently 35%) or, in certain circumstances the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in
          Internal Revenue Code Section 1274(d) for the month of such transfer and the compounding period used by the transferee; or

          (ii) (a) at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the year of transfer, the transferee's gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million;

              (b)  the transferee is an eligible corporation (as defined in
          Treasury regulation section I.860E-1(c)(6)(i)) that makes a written agreement that any subsequent transfer of the interest will be to another eligible corporation in a transaction which will also satisfy clauses (1) and (2) above and this clause 3(ii); and

              (c)  the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with the residual interest will not be paid. For purposes of clause 3(ii)(c), if the amount of consideration paid in respect of the residual interest is so low that under any set of reasonable assumptions a reasonable person would conclude that the taxes associated with holding the residual interest will not be paid, then the transferor is deemed to know that the transferee cannot or will not pay the taxes associated with the residual interest.

      If a transfer of a Noneconomic REMIC Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the REMIC Residual
Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

      Foreign Investors. The REMIC Regulations provide that the transfer of a
REMIC Residual Certificate that has a tax avoidance potential to a foreign person will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless the transferee's income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United Sates trade or business. A REMIC Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the REMIC Residual Certificate to a
U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The pooling and servicing agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be transferred, directly or indirectly, to a
non-U.S. Person unless the person provides the trustee with a duly completed
Internal Revenue Service Form W-8ECI or applicable successor form adopted by the
Internal Revenue Service for such purposes and the trustee consents to the transfer in writing.

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      Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in REMIC Residual Certificates are advised to consult their own tax advisors with respect to transfers of the REMIC Residual
Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

REPORTABLE TRANSACTIONS

      Any holder of an offered certificate that reports any item or items of income, gain, expense, or loss in respect of an offered certificate for tax purposes in an amount that differs from the amount reported for book purposes by more than $10 million, on a gross basis, in any taxable year may be subject to certain disclosure requirements for "reportable transactions." Prospective investors should consult their tax advisers concerning any possible tax return disclosure obligation with respect to the offered certificates.

                            STATE TAX CONSIDERATIONS

      In addition to the federal income tax consequences described in "Federal
Income Tax Consequences," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the offered certificates. State or local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

GENERAL

      The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Internal Revenue Code Section 4975 impose certain restrictions on Plans and on persons who are parties in interest or disqualified persons with respect to the Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Internal Revenue Code Section 410(d)), are not subject to the restrictions of ERISA. However, these plans may be subject to other applicable federal, state or local law that is similar to the provisions of ERISA or the Code. Moreover, any governmental or church plan that is not subject to ERISA but is qualified under Internal Revenue Code Section
401(a) and exempt from taxation under Internal Revenue Code Section 501(a) is subject to the prohibited transaction rules set forth in Internal Revenue Code
Section 503.

      Investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

PROHIBITED TRANSACTIONS

      General

      Section 406 of ERISA prohibits parties in interest with respect to a Plan from engaging in certain transactions involving the Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction.
Internal Revenue Code Section 4975 imposes excise taxes (or, in some cases, a civil penalty may be assessed pursuant to Section 502(i) of ERISA) on parties in interest that engage in non-exempt prohibited transactions.

      The United States Department of Labor has issued a final regulation (29
C.F.R. Section 2510.3-101) containing rules for determining what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity investment" will be deemed for purposes of ERISA to be assets of the Plan unless an exception applies.

      Under the terms of the regulation, the trust may be deemed to hold plan assets by reason of a Plan's investment in a certificate; such plan assets would include an undivided interest in the mortgage loans and any other assets held

                                       117

by the trust. In this event, the asset seller, the master servicer, the trustee, any insurer of the mortgage loans and mortgage-backed securities and other persons, in providing services with respect to the assets of the trust, may be parties in interest, subject to the fiduciary responsibility provisions of Title
I of ERISA, including the prohibited transaction provisions of Section 406 of
ERISA (and of Internal Revenue Code Section 4975), with respect to transactions involving the plan assets unless such transactions are subject to a statutory, regulatory or administrative exemption.

      The regulations contain a de minimis safe-harbor rule that exempts the assets of any entity from plan assets status as long as the aggregate equity investment in such entity by plans is not significant. For this purpose, equity participation in the entity will be significant if immediately after any acquisition of any equity interest in the entity, "benefit plan investors" in the aggregate, own 25% or more of the value of any class of equity interest, excluding from the calculation the value of equity interest held by persons who have discretionary authority or control with access to the assets of the entity or held by affiliates of such persons. "Benefit Plan Investors" include both
Plans and employee benefit plans not subject to ERISA (e.g., governmental and foreign plans). To fit within the safe harbor, the 25% limitation must be met with respect to each class of certificates, regardless of the portion of total equity value represented by such class, on an ongoing basis.

      Availability of Underwriter's Exemption for Certificates

      The United States Department of Labor has granted to Morgan Stanley & Co.
Incorporated Prohibited Transaction Exemption ("PTE") 90-24, Exemption
Application No. D-8019, 55 Fed. Reg. 20548 (1990) as amended by PTE 97-34,
Exemption Application Nos. D-10245 and D-10246, 55 Fed. Reg. 39021 (1997), by
PTE 2000-58, Exemption Application No. D-10829, 65 Fed. Reg. 67765 (2000) and by
PTE 2002-41, Exemption Application No. D-11077, 67 Fed. Reg. 54487 (2002) (the
"Exemption"), which, as amended, exempts from the application of the prohibited transaction rules transactions relating to:

          o   the acquisition, sale and holding by Plans of certain securities, including certificates, representing an undivided interest in certain asset-backed pass-through entities, including trusts, with respect to which Morgan Stanley & Co. Incorporated or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and

          o   the servicing, operation and management of those asset-backed pass-through trusts,

provided that the general conditions and certain other conditions set forth in the Exemption are satisfied.

      The Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the certificates or a transaction in connection with the servicing, operation and management of the trust may be eligible for exemptive relief thereunder:

          (1)   The acquisition of the certificates by a Plan is on terms
      (including the price for such certificates) that are at least as favorable to the investing Plan as they would be in an arm s-length transaction with an unrelated party;

          (2)   The certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories (or four highest, if the investment pool contains only certain types of assets, such as fully-secured mortgage loans) from any of the following rating agencies: Fitch, Inc., Moody's Investors Service,
      Inc. and Standard & Poor's Ratings Services;

          (3)   The trustee is a substantial financial institution and is not an affiliate of any member of the Restricted Group (as defined below) other than an underwriter;

          (4)   The sum of all payments made to and retained by the underwriter in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting such certificates; the sum of all payments made to and retained by the asset seller pursuant to the sale of the mortgage loans to the trust represents not more than the fair market value of such mortgage loans; the sum of all payments made to and retained by each servicer represents not more than reasonable compensation for such servicer's services under the pooling and servicing agreement and reimbursement of such servicer's reasonable expenses in connection therewith;

                                       118

          (5)   The Plan investing in the certificates is an "accredited
      investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended; and

          (6)   Unless the investment pool contains only certain types of
      assets, such as fully secured mortgage loans, the rights and interests evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust.

      The trust fund must also meet the following requirements:

          (i)   the corpus of the trust fund must consist solely of assets of a type that have been included in other investment pools;

          (ii)  certificates evidencing interests in such other investment pools must have been rated in one of the three highest (four highest, if the trust contains only certain types of assets) rating categories of a rating agency for at least one year prior to the Plan's acquisition of the securities; and

          (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the securities.

      The Exemption provides exemptive relief to certain mortgage-backed and asset-backed securities transactions that use pre-funding accounts and that otherwise meet the requirements of the Exemption. Mortgage loans or other secured receivables supporting payments to certificateholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the certificates being offered by the trust may be transferred to the trust within a 90-day or three-month pre-funding period following the closing date, instead of being required to be either identified or transferred on or before the closing date. The relief is available when the following conditions are met:

          (1) The ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered (the
      "pre-funding limit") must not exceed twenty-five percent (25%).

          (2) All receivables transferred after the closing date (the
      "additional obligations") must meet the same terms and conditions for eligibility as the original receivables used to create the trust, which terms and conditions have been approved by a rating agency.

          (3) The transfer of such additional obligations to the trust during the pre-funding period must not result in the certificates to be covered by the Exemption receiving a lower credit rating from a rating agency upon termination of the pre-funding period than the rating that was obtained at the time of the initial issuance of the certificates by the trust.

          (4) Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for all of the receivables in the trust at the end of the pre-funding period must not be more than 100 basis points lower than the average interest rate for the receivables transferred to the trust on the closing date.

          (5) In order to insure that the characteristics of the additional obligations are substantially similar to the original receivables which were transferred to the trust fund:

                (i)   the characteristics of the additional obligations must be
              monitored by an insurer or other credit support provider that is independent of Morgan Stanley Capital I Inc.; or

                (ii)  an independent accountant retained by Morgan Stanley
              Capital I Inc. must provide Morgan Stanley Capital I Inc. with a letter (with copies provided to each rating agency rating the certificates, the related underwriter and the related trustee)
              stating whether or not the characteristics of the additional obligations conform to the characteristics described in the related prospectus or prospectus supplement or pooling and servicing agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the receivables transferred to the trust as of the closing date.

                                       119

          (6)   The pre-funding period must end no later than three months or 90 days after the closing date or earlier if the pre-funding account falls below the minimum level specified in the pooling and servicing agreement or an Event of Default occurs.

          (7)   Amounts transferred to any pre-funding account or capitalized interest account, or both, used in connection with the pre-funding may be invested only in certain permitted investments.

          (8)   The related prospectus or prospectus supplement must describe:

                  (i)   any pre-funding account or capitalized interest account,
              or both, used in connection with a pre-funding account;

                  (ii)  the duration of the pre-funding period;

                  (iii) the percentage or dollar amount, or both, of the
              pre-funding limit for the trust; and

                  (iv)  that the amounts remaining in the pre-funding account at the end of the pre-funding period will be remitted to
              certificateholders as repayments of principal.

          (9) The related pooling and servicing agreement must describe the permitted investments for the pre-funding account or capitalized interest account, or both, and, if not disclosed in the related prospectus or prospectus supplement, the terms and conditions for eligibility of additional obligations.

      Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when any person who has discretionary authority or renders investment advice with respect to the investment of plan assets causes a Plan to acquire certificates in a trust holding receivables on which that person or an affiliate is an obligor, provided that, among other requirements:

          o   the person or its affiliate is an obligor with respect to no more than five percent of the fair market value of the obligations or receivables contained in the trust;

          o   no member of the Restricted Group (as defined below) is the "plan sponsor" (as defined in Section 3(16)(B) of ERISA) of the Plan;

          o   in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which Plans have invested and at least fifty percent of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group;

          o   a Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and

          o   immediately after the acquisition, no more than twenty-five percent of the assets of any Plan with respect to which the person has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

      This exemptive relief does not apply to Plans sponsored by the asset seller, Morgan Stanley Capital I Inc., Morgan Stanley & Co. Incorporated and the
other underwriters set forth in the related prospectus supplement, the trustee, the master servicer, any pool insurer, any obligor with respect to obligations included in the trust fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust fund, any swap counterparty of a permitted swap or notional principal contract included in the trust, or any affiliate of any of such parties (the "Restricted Group").

      Before purchasing a certificate, a fiduciary of a Plan should itself confirm (a) that the certificates constitute "securities" for purposes of the
Exemption and (b) that the specific and general conditions set forth in the
Exemption and the other requirements set forth in the Exemption would be satisfied. The prospectus supplement for each series of certificates will specify whether there is a "pre-funding period" and whether such additional conditions will be satisfied. Each purchaser that is a Plan or that is investing on behalf of or with plan assets of a Plan in reliance on the

                                       120

Exemption will be deemed to represent that it qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act. In
addition, the rating of a certificate may change. If a class of certificates no longer has a rating of at least BBB- or its equivalent, then certificates of that class will no longer be eligible for relief under the Exemption (although a
Plan that had purchased the certificates when they had a permitted rating would not be required by the Exemption to dispose of them). If none of S&P, Moody's or
Fitch rate the applicable class of certificates in one of the four highest generic rating categories at the time of such purchase, each transferee will be deemed to represent that either (a) it is not purchasing the securities with plan assets of a Plan, or (b) it is an insurance company using the assets of its general account (within the meaning of PTE 95-60) to effect such purchase and is eligible for exemptive release under and satisfies all of the conditions set forth in Section I and III of PTE 95-60.

REVIEW BY PLAN FIDUCIARIES

      Any Plan fiduciary considering whether to purchase any certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Internal Revenue Code and of the Plan Assets Regulation to such investment.
Among other things, before purchasing any certificates, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions. In particular, in connection with a contemplated purchase of certificates representing a beneficial ownership interest in a pool of single family residential first mortgage loans, such Plan fiduciary should consider the availability of the Exemption or Prohibited
Transaction Class Exemption 83-1 ("PTCE 83-1") for certain transactions involving mortgage pool investment trusts. PTCE 83-1 does not apply to pools containing loans secured by shares issued by a cooperative association. The prospectus supplement with respect to a series of certificates may contain additional information regarding the application of any other exemption with respect to the certificates offered thereby.

                                LEGAL INVESTMENT

      If so specified in the prospectus supplement, certain classes of
Certificates will constitute "mortgage related securities" for purposes of the
Secondary Mortgage Market Enhancement Act of 1984, as amended. Generally, the only classes of Certificates which will qualify as "mortgage related securities"
will be those that (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a Trust Fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those
Certificates not qualifying as "mortgage related securities" for purposes of
SMMEA ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such
Certificates, may be subject to significant interpretive uncertainties.
Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

      Those classes of Certificates qualifying as "mortgage related securities"
will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities, including depository institutions, insurance companies, trustees, and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

      Under SMMEA, a number of states enacted legislation, on or prior to the
October 3, 1991 cut-off for those enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, Certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a
Trust Fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures,

                                       121

states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of
Certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in
Certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

      SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell, or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss. 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has
amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12
C.F.R. ss. 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. ss. 1.2(m) to include certain "residential mortgage-related securities." As so defined,
"residential mortgage-related security" means, in relevant part, "mortgage related security" within the meaning of SMMEA. The National Credit Union
Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities,"
other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. ss. 703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the
NCUA's "investment pilot program" under 12 C.F.R. ss. 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions"
may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. ss. 742.4(b)(2). The Office of Thrift Supervision (the
"OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of
Interest Rate Risk, Investment Securities, and Derivatives Activities," and
Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities,"
which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the Certificates.

      All depository institutions considering an investment in the Certificates should review the "Supervisory Policy Statement on Investment Securities and
End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal
Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit
Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks
(including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

      Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any Certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of
SMMEA).

      The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not
"interest-bearing" or "income-paying," and, with regard to any Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

      Except as to the status of certain classes of the Certificates as
"mortgage related securities," no representations are made as to the proper characterization of the Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Certificates) may adversely affect the liquidity of the
Certificates.

                                       122

      Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Certificates constitute legal investments or are subject to investment, capital, or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                              PLAN OF DISTRIBUTION

      The offered certificates offered hereby and by the supplements to this prospectus will be offered in series. The distribution of the certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, the offered certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Morgan Stanley & Co. Incorporated acting as underwriter with other underwriters, if any, named therein. In such event, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any offered certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to Morgan Stanley Capital
I Inc. In connection with the sale of offered certificates, underwriters may receive compensation from Morgan Stanley Capital I Inc. or from purchasers of offered certificates in the form of discounts, concessions or commissions. The prospectus supplement will describe any such compensation paid by Morgan Stanley
Capital I Inc.

      As to any offering of securities, in addition to the plan of distribution as described in the prospectus supplement and this prospectus, the distribution of any class of the offered securities may be effected through one or more resecuritization transactions, in accordance with Rule 190(b) under the
Securities Act of 1933.

      Alternatively, the prospectus supplement may specify that offered certificates will be distributed by Morgan Stanley & Co. Incorporated acting as agent or in some cases as principal with respect to offered certificates that it has previously purchased or agreed to purchase. If Morgan Stanley & Co.
Incorporated acts as agent in the sale of offered certificates, Morgan Stanley &
Co. Incorporated will receive a selling commission with respect to the offered certificates, depending on market conditions, expressed as a percentage of the aggregate certificate balance or notional amount of the offered certificates as of the cut-off date. The exact percentage for each series of certificates will be disclosed in the related prospectus supplement. To the extent that Morgan
Stanley & Co. Incorporated elects to purchase offered certificates as principal,
Morgan Stanley & Co. Incorporated may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between Morgan Stanley Capital I Inc. and purchasers of offered certificates of such series.

      Morgan Stanley Capital I Inc. will indemnify Morgan Stanley & Co.
Incorporated and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments
Morgan Stanley & Co. Incorporated and any underwriters may be required to make in respect thereof.

      In the ordinary course of business, Morgan Stanley & Co. Incorporated and
Morgan Stanley Capital I Inc. may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of
Morgan Stanley Capital I Inc.'s mortgage loans pending the sale of such mortgage loans or interests in the mortgage loans, including the certificates.

      Offered certificates will be sold primarily to institutional investors.
Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

      If specified in the prospectus supplement relating to certificates of a particular series offered hereby, Morgan Stanley Capital I Inc., any affiliate thereof or any other person or persons specified in the prospectus supplement may purchase some or all of the certificates of any series from Morgan Stanley &
Co. Incorporated and any other underwriters thereof. This purchaser may thereafter from time to time offer and sell, pursuant to this prospectus and the related prospectus supplement, some or all of the certificates so purchased, directly, through one or more

                                       123

underwriters to be designated at the time of the offering of the certificates, through dealers acting as agent or principal or in such other manner as may be specified in the related prospectus supplement. The offering may be restricted in the manner specified in the prospectus supplement. The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Any underwriters and dealers participating in the purchaser's offering of the certificates may receive compensation in the form of underwriting discounts or commissions from such purchaser and such dealers may receive commissions from the investors purchasing the certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of the certificates may be deemed to be an "underwriter" within the meaning of the Securities Act, and any commissions and discounts received by such dealer and any profit on the resale or such certificates by such dealer might be deemed to be underwriting discounts and commissions under the
Securities Act.

      All or part of any class of certificates may be reacquired by Morgan
Stanley Capital I Inc. or acquired by an affiliate of Morgan Stanley Capital I
Inc. in a secondary market transaction or from an affiliate, including Morgan
Stanley & Co. Incorporated. Such certificates may then be included in a trust fund, the beneficial ownership of which will be evidenced by one or more classes of mortgage-backed certificates, including subsequent series of certificates offered pursuant to this prospectus and a prospectus supplement.

      As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered hereby.
Any non-investment-grade class may be initially retained by Morgan Stanley
Capital I Inc., and may be sold by Morgan Stanley Capital I Inc. at any time in private transactions.

                                  LEGAL MATTERS

      Certain legal matters in connection with the certificates, including certain federal income tax consequences, will be passed upon for Morgan Stanley
Capital I Inc. by Cadwalader, Wickersham & Taft LLP, Sidley Austin LLP or Latham
& Watkins LLP.

                              FINANCIAL INFORMATION

      A new trust fund will be formed with respect to each series of certificates and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                     RATING

      It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a rating agency.

      Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any, ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                       124

                    INCORPORATION OF INFORMATION BY REFERENCE

      The SEC allows Morgan Stanley Capital I Inc. to "incorporate by reference"
information it files with the SEC, which means that Morgan Stanley Capital I
Inc. can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that Morgan Stanley Capital I Inc. files later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information rather than on any different information included in this prospectus or the accompanying prospectus supplement.

      Morgan Stanley Capital I Inc., as depositor, will file, or cause to be filed, with the Commission, the periodic reports and the Agreement with respect to each trust fund required under the Exchange Act and the rules and regulations of the Commission.

      All documents and reports filed, or caused to be filed, by Morgan Stanley
Capital I Inc. with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of an offering of certificates are incorporated in this prospectus by reference. Each person to whom this prospectus is delivered may obtain, without charge, from Morgan
Stanley Capital I Inc. a copy of any documents or reports relating to the certificates being offered. (Exhibits to those documents may only be obtained if they are specifically incorporated by reference in those documents.) Requests for this information should be directed in writing to Morgan Stanley Capital I
Inc., c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York
10036, Attention: Steven S. Stern, or by telephone at (212) 761-4000. Morgan
Stanley Capital I Inc. has determined that its financial statements are not material to the offering of any certificates.

      Morgan Stanley Capital I Inc. filed a registration statement relating to the certificates with the Securities and Exchange Commission. This prospectus is part of the registration statement, but the registration statement includes additional information. For further information regarding the documents referred to in this prospectus and the accompanying prospectus supplement, you should refer to the registration statement and the exhibits thereto. The registration statement and exhibits and the periodic reports and the Agreement can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Room, 100 Fifth Street,
N.W., Washington, D.C. 20549 or be accessed at the internet site
http://www.sec.gov maintained by the Commission. Additional information regarding the Public Reference Room can be obtained by calling the Commission at
1-800-SEC-0330.

                                       125

                                GLOSSARY OF TERMS

      The certificates will be issued pursuant to the Agreement. The following
Glossary of Terms is not complete. You should also refer to the prospectus supplement and the Agreement for additional or more complete definitions. If you send a written request to the trustee at its corporate office, the trustee will provide to you without charge a copy of the Agreement (without exhibits and schedules).

      Unless the context requires otherwise, the definitions contained in this
Glossary of Terms apply only to this series of certificates.

      "Agreement" means the pooling and servicing agreement or the trust agreement, as applicable.

      "Amortizable Bond Premium Regulations" means final regulations issued by the Internal Revenue Service which deal with the amortizable bond premium.

      "Available Distribution Amount" means for each distribution date, the sum of the following amounts:

      o   the total amount of all cash on deposit in the related certificate account as of the corresponding Determination Date, exclusive of:

          o   all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period;

          o   unless the related prospectus supplement provides otherwise, all prepayments, together with related payments of the interest thereon and related prepayment premiums, liquidation proceeds, insurance proceeds and other unscheduled recoveries received subsequent to the related Due Period; and

          o   all amounts in the certificate account that are due or
              reimbursable to Morgan Stanley Capital I Inc., the trustee, an asset seller, a subservicer, the master servicer or any other entity as specified in the related prospectus supplement or that are payable in respect of certain expenses of the related trust fund;

      o   if the related prospectus supplement so provides, interest or investment income on amounts on deposit in the certificate account, including any net amounts paid under any cash flow agreements;

      o   all advances made by a servicer or any other entity as specified in the related prospectus supplement with respect to the distribution date;

      o   if and to the extent the related prospectus supplement so provides, amounts paid by a servicer or any other entity as specified in the related prospectus supplement with respect to interest shortfalls resulting from prepayments during the related prepayment period; and

      o   unless the related prospectus supplement provides otherwise, to the extent not on deposit in the related certificate account as of the corresponding Determination Date, any amounts collected under, from or in respect of any credit support with respect to the distribution date.

      "Contributions Tax" means a tax on the trust fund equal to 100% of the value of the contributed property.

      "Deferred Interest" means interest deferred by reason of negative amortization.

      "Determination Date" means the close of business on the date specified in the related prospectus supplement.

      "Due Period" means the period which will commence on the second day of the month in which the immediately preceding distribution date occurs, or the day after the cut-off date in the case of the first Due Period, and will end on the first day of the month of the related distribution date.

                                       126

      "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

      "Events of Default" means, with respect to the master servicer under the pooling and servicing agreement, any one of the following events:

      o   any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders, any required payment.

      o   any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the pooling and servicing agreement which continues unremedied for thirty days after written notice of such failure has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc., and the trustee by the holders of certificates evidencing not less than 25% of the voting rights;

      o   any breach of a representation or warranty made by the master servicer under the pooling and servicing agreement which materially and adversely affects the interests of certificateholders and which continues unremedied for thirty days after written notice of such breach has been given to the master servicer by the trustee or Morgan
          Stanley Capital I Inc., or to the master servicer, Morgan Stanley
          Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the voting rights; and

      o   certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

      "FHLMC" means the Federal Home Loan Mortgage Corporation.

      "Mark-to-Market Regulations" means the finalized Internal Revenue Service regulations which provide that a REMIC Residual Certificate acquired after
January 3, 1995 cannot be marked to market.

      "Mortgage Rate" means the interest rate for a mortgage loan which provides for no accrual of interest or for accrual of interest thereon at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed mortgage rate, or from a fixed to an adjustable mortgage rate, from time to time pursuant to an election or as otherwise specified on the related mortgage note, in each case as described in the related prospectus supplement.

      "OID Regulations" means the special rules of the Internal Revenue Code relating to original issue discount (currently Internal Revenue Code Sections
1271 through 1273 and 1275) and the related Treasury regulations.

      "Payment Lag Certificates" means certain of the REMIC Regular
Certificates.

      "Permitted Investments" means United States government securities and other investment grade obligations specified in the Agreement.

      "Plans" means employee benefit plans subject to ERISA and certain other similar plans and arrangements, including but not limited to individual retirement accounts and annuities.

      "Prepayment Assumption" means the original yield to maturity of the grantor trust certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the grantor trust certificates.

      "Prohibited Transaction Tax" means the tax the Internal Revenue Code imposes on REMICs equal to 100% of the net income derived from prohibited transactions.

      "Purchase Price" means, with respect to any mortgage loan and to the extent set forth in the related prospectus supplement, the amount that is equal to the sum of the unpaid principal balance, plus unpaid accrued interest at the mortgage rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to the master servicer.

                                       127

      "Record Date" means the last business day of the month immediately preceding the month in which the distribution date for a class of certificates occurs.

      "Related Proceeds" means related recoveries on the mortgage loans, including amounts received under any form of credit support, for which advances were made.

      "REMIC Certificates" means a certificate issued by a trust fund relating to a series of certificates where an election is made to treat the trust fund as a REMIC.

      "REMIC Provisions" means provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Internal Revenue Code of 1986,
as amended from time to time, and related provisions, and regulations (including any proposed regulations) and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

      "REMIC Regular Certificates" means REMIC Certificates issued by the trust fund that qualify as REMIC Certificates and are considered to be regular interests.

      "REMIC Regular Certificateholders" means holders of REMIC and Regular
Certificates.

      "REMIC Regulations" means the REMIC Regulations promulgated by the
Treasury Department.

      "REMIC Residual Certificate" means the sole class of residual interests in the REMIC.

      "REMIC Residual Certificateholders" means holders of the REMIC Regular
Certificates.

      "REO Tax" means a tax on net income from foreclosure property, within the meaning of Internal Revenue Code Section 857(b)(4)(B).

      "Restricted Group" means the underwriter, the asset seller, the trustee, the master servicer, any insurer of the mortgage loans and mortgage-backed securities, any borrower whose obligations under one or more mortgage loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the trust, any swap counterparty of a permitted swap or notional principal contract included in the trust, or any of their respective affiliates.

      "RICO" means the Racketeer Influenced and Corrupt Organizations statute.

      "Servicing Standard" means:

      o   the standard for servicing the servicer must follow as defined by the terms of the related pooling and servicing agreement and any related hazard, business interruption, rental interruption or general liability insurance policy or instrument of credit support included in the related trust fund as described in this prospectus under
          "Description of Credit Support" and in the prospectus supplement;

      o   applicable law; and

      o   the general servicing standard specified in the related prospectus supplement or, if no such standard is so specified, its normal servicing practices.

      "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as
amended.

      "Stripped ARM Obligations" means original issue discount on grantor trust certificates attributable to adjustable rate loans.

      "Stripped Bond Certificates" means a class of grantor trust certificates that represents the right to principal and interest, or principal only, on all or a portion of the mortgage loans and mortgage-backed securities, if a trust fund is created with two classes of grantor trust certificates.

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      "Stripped Coupon Certificates" means a class of grantor trust certificates that represents the right to some or all of the interest on a portion of the mortgage loans and mortgage-backed securities, if a trust fund is created with two classes of grantor trust certificates.

      "Stripped Interest Certificates" means certificates which are entitled to interest distributions with disproportionately low, nominal or no principal distributions.

      "Stripped Principal Certificates" means certificates which are entitled to principal distributions with disproportionately low, or no interest distributions.

      "Super-Premium Certificates" means certain REMIC Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances.

      "Title V" means Title V of the depository Institutions Deregulation and
Monetary Control Act of 1980.

      "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof (other than a partnership that is not treated as a U.S. Person under any applicable Treasury regulations), an estate the income of which from sources outside the United States is included in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust. In addition, certain trusts treated as U.S. Persons before August 20, 1996 may elect to continue to be so treated to the extent provided in regulations.

      "Value" means:

      o   with respect to any mortgaged property other than a mortgaged property securing a refinance loan, generally the lesser of

          o   the appraised value determined in an appraisal obtained by the originator at origination of that loan, and

          o   the sales price for that property; and

      o   with respect to any refinance loan, unless otherwise specified in the related prospectus supplement, the appraised value determined in an appraisal obtained at the time of origination of the refinance loan.

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